SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FIRST ADVANTAGE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of First Advantage Corporation, a Delaware corporation, to be held at the Renaissance Vinoy Resort, located at 501 Fifth Avenue NE, St. Petersburg, Florida 33701, on September 13, 2005 at 9:00 a.m. Eastern Time. Details of the business to be conducted at the meeting are given in the attached notice of annual meeting and proxy statement.

At the annual meeting, we will ask you to vote to approve the amended and restated master transfer agreement, dated as of June 22, 2005, which we have entered into with our controlling stockholder, The First American Corporation, and certain of its subsidiaries and related agreements which we will enter into with First American and/or its subsidiaries in connection with the closing of the transactions contemplated by the master transfer agreement (which are described in the attached proxy statement), and the transactions contemplated by the master transfer agreement and related agreements, including the following:

•	The contribution by a subsidiary of First American of First American’s credit information business to First Advantage in exchange for the initial issuance of 29,073,170 shares of our Class B common stock in accordance with the master transfer agreement, and the agreements contemplated by the master transfer agreement. First American’s credit information business is a leading provider of credit reports and other credit information to lenders and other users in the mortgage, automotive, consumer and sub-prime credit businesses throughout the United States. As part of the transaction, we will be required to issue additional shares of our Class B common shares to a subsidiary of First American under an earn-out provision if DealerTrack Holdings, Inc. consummates an initial public offering within 24 months after the contribution, and the minority interest in DealerTrack we will acquire as part of the transaction is worth more than $50 million;

•	The repayment in full of the principal amount of $20 million of indebtedness that we owe to First American with 975,610 shares of our Class B common stock;

•	The amended and restated services agreement between First Advantage and First American, under which First American and its affiliates, which currently provide key services to First Advantage and its affiliates, will continue to provide those services on the same terms and for limited periods and will provide additional key services, including acting as the exclusive resellers of First Advantage’s credit information and related products to mortgage lenders and others in the mortgage industry, for limited periods;

•	Entering into an outsourcing agreement between First Advantage and a subsidiary of First American, under which First Advantage will manage and provide credit reports and related products and services to customers of RELS, LLC, a joint venture which is currently operated by First American; and

•	An amendment to our certificate of incorporation in order to provide us with sufficient authorized Class A common stock and Class B common stock to issue the above shares and for other general corporate purposes after the transaction.

If the transactions are approved, First American will control approximately 98% of the voting power of First Advantage, and approximately 85% of the total outstanding shares of First Advantage’s capital stock. As of the date of this proxy statement, First American controls approximately 95% of the voting power of First Advantage, and approximately 67% of the total outstanding shares of First Advantage’s capital stock.

Because First American is our controlling stockholder, our board of directors formed a special committee to evaluate the proposed transactions with First American. The special committee determined that the proposed transactions with First American are fair to, and in the best interests of, First Advantage and our stockholders

(other than First American and its affiliates, Donald Robert and our management), unanimously approved the proposed transactions with First American and unanimously recommended that our board of directors approve the proposed transactions. After receiving the special committee’s unanimous recommendation, our full board of directors approved the proposed transactions with First American. Our board of directors recommends that you vote “FOR” the proposal to approve the master transfer agreement and the related agreements and the transactions contemplated thereby, including the initial issuance of a total of 30,048,780 Class B common shares to a subsidiary of First American and the possible future issuance of additional shares to this subsidiary in connection with the DealerTrack earn-out. Our board of directors also recommends that you vote “FOR” the proposal to approve the amendment to our certificate of incorporation to increase our authorized shares.

At the annual meeting, you will also be asked to vote on the election of our board of directors and to approve an amendment to our incentive compensation plan to increase the number of shares available for grant under the plan and certain other amendments to the plan. Our board of directors recommends that you vote “FOR” election of the nominees for director named in the proxy statement and that you vote “FOR” approval of the amendments to the incentive compensation plan.

We hope that you are able to attend the annual meeting. It is important that you vote your shares whether or not you are able to attend in person. We urge you to read the accompanying proxy statement and vote on the matters presented by filling in the appropriate boxes on the enclosed proxy card and returning it promptly. If you attend the meeting and prefer to vote in person, you may do so even if you have returned your proxy card. You may also revoke a proxy at any time before it is exercised.

Thank you for your cooperation and your support and interest in First Advantage Corporation.

John Long

Chief Executive Officer and President

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FIRST ADVANTAGE CORPORATION

One Progress Plaza

Suite 2400

St. Petersburg, Florida 33701

NOTICE OF ANNUAL MEETING

To be Held on September 13, 2005

The annual meeting of stockholders of First Advantage Corporation, a Delaware corporation, will be held at the Renaissance Vinoy Resort, located at 501 Fifth Avenue NE, St. Petersburg, Florida 33701, on September 13, 2005 at 9:00 a.m. Eastern Time, and at any adjournments thereof, for the following purposes:

1.	To consider and vote on approval of the amended and restated master transfer agreement, dated as of June 22, 2005, among The First American Corporation, First American Real Estate Information Services, Inc., First American Real Estate Solutions, LLC, FADV Holdings LLC and First Advantage Corporation and related agreements which First Advantage will enter into with The First American Corporation and/or its subsidiaries in connection with the closing of the transactions contemplated by the master transfer agreement, and the transactions contemplated by the master transfer agreement and related agreements, including the following:

•	the contribution by FADV Holdings LLC, a newly formed subsidiary of The First American Corporation, of the assets and companies comprising The First American Corporation’s credit information group, including its minority ownership interest in DealerTrack Holdings, Inc., to First Advantage or a wholly-owned subsidiary of First Advantage;

•	the issuance of 29,073,170 shares of our Class B common stock to FADV Holdings LLC in exchange for its contribution of the assets and companies comprising The First American Corporation’s credit information group, including its minority ownership interest in DealerTrack Holdings, Inc., to First Advantage or a wholly-owned subsidiary of First Advantage;

•	the payment in full of the principal amount of $20 million under the promissory note that we originally issued to The First American Corporation by the issuance of 975,610 shares of Class B common stock to FADV Holdings LLC;

•	the potential issuance of an additional number of our shares of Class B common stock to FADV Holdings LLC in the future if DealerTrack Holdings, Inc. consummates an initial public offering of its stock before the second anniversary of the closing and the value of our minority interest in DealerTrack exceeds $50 million;

•	an amended and restated services agreement between First Advantage and First American; and

•	an outsourcing agreement between First Advantage and a subsidiary of First American.

2.	To consider and vote on the approval of the adoption of an amendment to our certificate of incorporation to increase the number of authorized shares of Class A common stock from 75,000,000 to 125,000,000 and to increase the number of authorized shares of Class B common stock from 25,000,000 to 75,000,000;

3.	To elect our board of directors to serve until our annual meeting of stockholders to be held in 2006, or such later time as their successors may be elected and are qualified;

4.	To consider and vote on the approval of the adoption of an amendment to the First Advantage Corporation 2003 Incentive Compensation Plan to increase the number of shares available for grant by 4,000,000 shares to a total of 7,000,000 shares, as well as other amendments to the plan described in this proxy statement; and

5.	To transact such other business as may properly come before the meeting.

Our board of directors has fixed the close of business on August 9, 2005 as the record date for determining the holders of our Class A and Class B common stock entitled to notice of the meeting, as well as for determining the holders of our Class A and Class B common stock entitled to vote at the meeting.

On or about August 11, 2005 we began sending this notice of annual meeting, the attached proxy statement, and the enclosed proxy card to all holders of record of our Class A and Class B common stock entitled to receive such materials and vote.

All stockholders are invited to attend the annual meeting in person. All stockholders also are respectfully urged to execute and return the enclosed proxy card as promptly as possible. Stockholders who execute a proxy card may nevertheless attend the annual meeting, revoke their proxy and vote their shares in person. Please read the accompanying proxy statement and proxy card for information on the annual meeting and voting.

By Order Of The Board Of Directors

Ken Chin Secretary
St. Petersburg, Florida
August 11, 2005

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Please refer to the section entitled “Certain Terms and Phrases” under the “Summary” section of this proxy statement beginning on page S-2 for the definition of certain terms and phrases that we use in these questions and answers and in other portions of this proxy statement.

Q:	What are First Advantage stockholders being asked to approve at the annual meeting?

A:	The First Advantage stockholders are being asked to consider and vote on four proposals.

Proposal Number One. First Advantage stockholders are being asked to approve the amended and restated master transfer agreement, dated as of June 22, 2005, which we have entered into with First American and certain of its subsidiaries and related agreements which we will enter into with First American and/or its subsidiaries in connection with the closing of the transactions contemplated by the master transfer agreement (which are described in this proxy statement), and the transactions contemplated by the master transfer agreement and related agreements, including the following:

•	the contribution to First Advantage or its wholly-owned subsidiary of the assets and companies comprising the CIG Business, the DealerTrack Interest, Bar None and the XRES Business in exchange for 29,073,170 shares of Class B common stock to Newco;

•	the issuance of additional shares of our Class B common stock to Newco in the future if DealerTrack consummates an initial public offering of its stock before the second anniversary of the closing and the value of the DealerTrack Interest exceeds $50 million;

•	the payment in full of the principal amount of $20 million under the promissory note that we originally issued to First American, in exchange for 975,610 shares of our Class B common stock;

•	an amended and restated services agreement between First Advantage and First American; and

•	an outsourcing agreement between First Advantage and a subsidiary of First American.

We refer to this proposal as the “First American Transaction proposal”.

Proposal Number Two. First Advantage stockholders are being asked to approve an amendment to First Advantage’s certificate of incorporation to increase the number of authorized shares of Class A common stock to 125,000,000 and to increase the number of authorized shares of Class B common stock to 75,000,000. We refer to this proposal as the “certificate amendment proposal”.

Proposal Number Three. First Advantage stockholders will consider and elect our board of directors, to serve until the next annual meeting. We refer to this proposal as the “board election proposal”.

Proposal Number Four. First Advantage stockholders are being asked to approve an amendment to the First Advantage Corporation 2003 Incentive Compensation Plan to increase the number of shares of Class A common stock available for grant under the plan to 7,000,000, as well as other amendments to the plan. We refer to this proposal as the “incentive plan amendment proposal”.

We will also transact any other business that may properly be presented at the annual meeting.

Q:	What is the voting requirement?

A:	The voting requirement is different for each proposal.

First American Transaction Proposal. The favorable vote of the holders of a majority of the shares of our Class A common stock (without giving effect to any shares held by First American or its affiliates, Donald Robert, or our management) represented at the annual meeting in person or by proxy and the favorable vote of the holders of a majority of the shares of our

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common stock (giving effect to all shareholdings) present in person or by proxy at the annual meeting is required for the approval of the First American Transaction proposal. Donald Robert is one of our directors and is the chief executive officer of Experian Group, an affiliate of Experian, which owns a 20% interest in FARES.

Certificate Amendment Proposal. Under the master transfer agreement, the favorable vote of the holders of a majority of the outstanding shares of our Class A common stock (without giving effect to any shares held by First American or its affiliates, Donald Robert, or our management) represented at the annual meeting in person or by proxy and the favorable vote of the holders of a majority of the outstanding shares of our common stock (giving effect to all shareholdings) present in person or by proxy is required for approval of the certificate amendment proposal. In addition, under Delaware law, the holders of each class of our common stock are required to vote separately on the proposal to amend our certificate of incorporation to increase the number of authorized shares of the Class A common stock and Class B common stock. Accordingly, under Delaware law, in order to approve this proposal, it must also be approved by the holders of a majority of the outstanding shares of each class. The certificate amendment will not be filed with the Delaware Secretary of State and become effective if the First American Transaction proposal is not approved by the stockholders.

Board Election Proposal. The holders of the shares of our Class A and Class B common stock will vote together as a single class on this proposal. You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the director nominees. In the election of directors, the persons receiving the highest number of “FOR” votes will be elected.

Incentive Plan Amendment Proposal. The holders of the shares of our Class A and Class B common stock will vote together as a single class on this proposal. The favorable vote of the holders of a majority of the shares of common stock represented at the annual meeting in person or by proxy is required for the adoption of the amendment to the incentive compensation plan.

Q:	Did First Advantage take any special steps in considering the First American Transaction?

A:	Yes. Because First American is our controlling stockholder and several of our board members have a current or past relationship with First American, our board created a special committee of board members to evaluate the First American Transaction, the master transfer agreement and related agreements and the issuance of Class B common shares to Newco. The special committee engaged Morgan Stanley as its financial advisor. The special committee determined that the First American Transaction is fair to, and in the best interests of, First Advantage and its stockholders (other than First American and its affiliates, Donald Robert and our management) and unanimously approved the First American Transaction. The special committee unanimously recommended to the full First Advantage board of directors that it approve the First American Transaction. After receiving this recommendation, the full board of First Advantage approved the First American Transaction.

Q:	What factors did the special committee consider in evaluating the First American Transaction?

A:	In evaluating the First American Transaction, the members of the special committee considered a number of factors and risks relating to the transactions described in this proxy statement (as further described in “Reasons of the Special Committee for the First American Transaction” beginning on page 22) including:

•	the potential benefits of combining the CIG Business and the related businesses with First Advantage;

•	potential cross-selling opportunities in various markets;

•	the purchase price and other terms of the master transfer agreement and related agreements;

•	the potential increase in First Advantage’s financial flexibility and its ability to access capital markets;

•	the strength of the senior management team of the CIG Business;

•	the potential increase in First Advantage’s ability to implement its acquisition strategy;

•	the addition of the Poway, CA facility, which includes a data collection center;

•	Morgan Stanley’s opinion;

•	First Advantage’s due diligence review; and

•	the requirement that the First American Transaction be approved by the holders of the majority of the shares of Class A common stock held by stockholders that did not have a potential interest in the First American Transaction.

The risks that the special committee considered (as further described in “Reasons of the Special Committee for the First American Transaction” beginning on page 22), include:

•	the potential adverse effect on First Advantage if the transaction is not completed;

•	the potential conflicts of interest that the management of First American and First Advantage may have in the transaction (as further described in “Interests of Certain Persons in the First American Transaction” beginning on page 31);

•	First American’s control of First Advantage’s capital stock and voting power after the completion of the transaction;

•	that the potential benefits of the transaction may not be realized in a timely fashion, if at all;

•	the relationship between First American and First Advantage after the completion of the transaction, including First Advantage’s dependency on First American for services provided under the amended and restated services agreement;

•	risks related to the outsourcing agreement described under “First American Transaction Documents—Outsourcing Agreement” beginning page 66;

•	the potential impact on the CIG Business and the related businesses of recent high profile events involving data theft;

•	the sensitivity of the CIG Business to the levels of and changes in interest rates;

•	the risk that key employees of the CIG Business might not remain with First Advantage following completion of the transaction;

•	that First American is providing only limited assurances in the transaction documents as to the DealerTrack Interest, the XRES Business and Bar None and that First Advantage will be subject to the provisions of the acquisition agreements that were negotiated by First American with third parties with respect to its recent acquisition of the XRES Business and Bar None;

•	that First Advantage is assuming contingent liabilities and payment obligations associated with portions of the CIG Business; and

•	other risks described in “Risk Factors” beginning on page 1.

Q:	Does the First Advantage board have a recommendation on voting on the First American Transaction?

A:	Yes. The board of directors, after receiving the unanimous recommendation of the special committee, unanimously approved the First American Transaction and determined that the First American Transaction is fair to, and in the best interests of, First Advantage and our stockholders. The board also unanimously approved the certificate amendment proposal and recommends that you vote “FOR” approval of the First American Transaction proposal and the certificate amendment proposal.

Q:	Is the certificate amendment proposal subject to approval by stockholders other than First American and other interested stockholders?

A:

Yes. First American has indicated that it will vote its shares of Class B common stock on the certificate amendment proposal, but approval of the certificate amendment proposal will also require the approval under the master transfer agreement of the holders of a majority of the outstanding shares of our Class A common stock (without giving effect to any shares held by First American or its affiliates, Donald Robert, or our management) represented at the annual meeting in person or by proxy and under Delaware law of the holders of a majority of the outstanding shares of the Class A common stock, voting as a separate class. First American does not own any shares of our Class A common stock.

Q:	Have any stockholders of First Advantage indicated how they will vote their shares in connection with the First American Transaction proposal?

A:	Pequot Private Equity Fund II, L.P., which held approximately 28% of our Class A common stock outstanding as of the Record Date, has indicated that it intends to vote all of its shares of Class A common stock in favor of the First American Transaction proposal. Mr. Lawrence D. Lenihan, Jr., a member of the special committee, is the managing general partner and co-head of this company. In addition, First American has indicated that it intends to vote all of the shares of our Class B common stock controlled by it in favor of the First American Transaction.

Q:	What shares can I vote?

A:	You may vote all shares owned by you as of the Record Date. This includes all shares you hold directly as the record holder and all shares you hold indirectly as the beneficial owner.

Q:	How many votes will I have?

A:	Holders of our Class A common stock will have one vote for each share held of record on the Record Date. The holder of our Class B common stock will have ten votes for each share held of record on the Record Date. Cumulative voting is not permitted. First American currently owns 100% of our outstanding Class B common stock, and therefore controls approximately 95% of our total voting power as of the Record Date.

Q:	What is the CIG Business?

A:	The CIG Business is First American’s credit information group, which includes a credit reporting business that provides credit information to users in the mortgage, automotive, consumer and sub-prime credit businesses throughout the United States.

Q:	What other assets will First Advantage acquire as part of the First American Transaction?

A:	As part of the First American Transaction, we will acquire a minority ownership interest in DealerTrack, which provides software and services that connect credit originators with funding sources, all of the outstanding stock of Bar None, which provides automobile dealerships with credit-based lead generation services, and the XRES Business, which offers merged credit reports and related services for mortgage and real estate transactions.

Q:	What shares of our common stock will Newco receive as a result of the First American Transaction?

A:	Newco will receive the following in connection with the First American Transaction:

•	In exchange for the transfer of the CIG Business, the DealerTrack Interest, Bar None and the XRES Business, First Advantage will issue an aggregate of 29,073,170 shares of Class B common stock to Newco.

•	In addition, First Advantage will issue 975,610 shares of Class B common stock to Newco as payment in full of the principal amount of $20 million under the promissory note originally issued to First American, which will be contributed to Newco prior to closing.

•	Finally, if DealerTrack publicly offers its stock within two years after the completion of the First American Transaction and the value of the DealerTrack Interest exceeds $50 million, then First Advantage will be required to issue additional shares of Class B common stock to Newco.

Q:	What will other First Advantage stockholders receive as a result of the First American Transaction?

A:

The First Advantage stockholders (other than First American, indirectly through its subsidiary, Newco) will not receive any new shares of First Advantage stock or any distribution and will continue to hold their existing shares of First Advantage common stock. Assuming approval is given, immediately after the consummation of the First American Transaction, on a pro forma basis approximately 15% of the common stock of First Advantage will be owned by current First Advantage stockholders (other than First American and its subsidiaries) and approximately 85% of the common stock of First Advantage will be controlled by First American, and First American will control approximately 98% of the voting power in First Advantage.

Q:	If the First American Transaction proposal and certificate amendment proposal are approved, are there any other conditions to completion of the First American Transaction?

A:	Yes. The transaction is subject to the other conditions of closing, described in “Master Transfer Agreement—Conditions Precedent to Closing” beginning on page 38, all of which we currently expect to be satisfied.

Q:	When will the First American Transaction be completed?

A:	If the First Advantage stockholders approve the First American Transaction proposal and the certificate amendment proposal, we expect to complete the First American Transaction as soon as possible after the satisfaction or waiver of the other conditions to the First American Transaction. Assuming we receive stockholder approval, we currently anticipate that the First American Transaction will be completed during the third quarter of 2005.

Q:	After the First American Transaction closes, will First Advantage be required to issue any other shares to Newco in connection with the First American Transaction?

A:	First Advantage will be required to issue additional shares of Class B common stock to Newco if DealerTrack completes an initial public offering of its stock within two years after the closing of the First American Transaction and the value of the DealerTrack Interest exceeds $50 million. We refer to this potential issuance as the “DealerTrack Earn-Out”. The exact number of shares of Class B common stock to be issued, if any, will be determined at the time the DealerTrack Earn-Out is paid. See “DealerTrack Earn-Out” beginning on page 15.

Q:	Are there risks associated with the First American Transaction?

A:	Yes. See “Risk Factors” beginning on page 1, “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 6 and “Reasons of the Special Committee for the First American Transaction” beginning on page 22.

Q:	Who will serve as the executive officers of First Advantage after completion of the First American Transaction?

A:	First Advantage’s executive management team will be bolstered by the addition of the management of the CIG Business. In particular, Anand Nallathambi, the current president of the CIG Business, will become the president of First Advantage.

Q:	What is First Advantage’s 2003 Incentive Compensation Plan?

A:	First Advantage’s 2003 Incentive Compensation Plan was adopted to enable First Advantage to grant incentive awards to its and its affiliates non-employee directors, officers, employees and consultants whose substantial contributions are essential to the continued growth and success of our business. First Advantage believes that these awards strengthen the commitment of its and its affiliates, non-employee directors, officers, employees and consultants and help attract and retain competent and dedicated individuals whose efforts will result in our long-term growth and profitability. The plan provides that we may grant awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance shares and cash-based awards.

Q:	Why is First Advantage increasing the number of shares available for grant under the 2003 Incentive Compensation Plan?

A:	We established the First Advantage 2003 Incentive Compensation Plan to provide

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additional incentives to non-employee directors, officers, key employees and consultants of us and our affiliates whose substantial contributions are essential to our continued growth and success. We intend for awards granted to these individuals under the plan to strengthen their commitment to us and to align their interests with the interests of our stockholders. The plan also assists us and our affiliates in attracting and retaining competent and dedicated individuals whose efforts will result in our long-term growth and profitability. We believe the purposes of plan are being achieved and desire to increase the number of shares available for grant under the plan so that we can continue in the future to provide these incentives to appropriate non-employee directors, officers, key employees and consultants of us and our affiliates. The increase in the number of available shares also reflects the fact that, after the completion of the First American Transaction, we will be a much larger company with significantly more employees with the addition of the employees of the CIG Business.

Q:	Has First American indicated how it will vote its shares in connection with the board election proposal and the incentive plan amendment proposal?

A:	First American has indicated that it intends to vote all of the shares of our Class B common stock controlled by it in favor of the nominees named in the board election proposal and the incentive plan amendment proposal.

Q:	Who is generally entitled to vote at the meeting?

A:	Generally, holders of record of our Class A common stock and our Class B common stock at the close of business on August 9, 2005 (the “Record Date”) are eligible to vote at the annual meeting. On the Record Date, there were approximately 7,867,102 shares of Class A common stock outstanding and 16,027,286 shares of Class B common stock outstanding.

Q:	What is the difference between record ownership and beneficial ownership?

A:	Most stockholders own their shares through a stockbroker or other nominee rather than directly in their own names. There are some differences in how to vote, depending on how you hold your shares.

•	You are the record owner of shares if those shares are registered directly in your name with our transfer agent. The transfer agent for our Class A common stock is Wells Fargo Shareowner Services. First Advantage acts as its own transfer agent for our Class B common stock. As the record holder of shares, you may vote such shares in person at the annual meeting or grant your voting proxy directly by completing the enclosed proxy card.

•	You are the beneficial owner of shares if you hold those shares in “street name” through a stockbroker, bank, trustee or other nominee, including shares held on your behalf in the First Advantage Corporation 401(k) Savings Plan. If you are a beneficial owner, these proxy materials are being sent to you through your stockbroker or other nominee together with a voting instruction card. In order to vote, you must complete the voting instruction card provided by your stockbroker or other nominee to direct the record holder how to vote your shares or obtain a valid proxy from the stockbroker or other nominee who is the record owner of your shares giving you authority to vote your shares in person at the meeting.

Q:	How do I vote?

A:	You can vote on matters that come before the meeting in two ways:

•	You can attend the annual meeting and vote in person; or

•	You can vote by filling out, signing and returning the proxy card or voting instruction card.

If you wish to vote at the annual meeting and you are a beneficial owner of your shares, you must have a legal proxy in your favor executed by the stockbroker or other nominee who is the record owner.

Whether or not you plan to attend the annual meeting in person, please fill in and sign the enclosed proxy card or instruction card and return it promptly.

Q:	Can I revoke my proxy?

A:	Yes. If you are the record holder of your shares, you may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the annual meeting. There are three ways to revoke your proxy:

•	You may send in another proxy card with a later date;

•	You may notify the secretary of our company in writing before the annual meeting that you have revoked your proxy; or

•	You may vote in person at the annual meeting.

Q:	What is the quorum requirement for the annual meeting?

A:	A quorum of stockholders is necessary to hold a valid meeting. A majority of the outstanding shares of Class A and Class B common stock on the Record Date taken as a whole, present in person or represented by proxy at the beginning of the annual meeting, constitutes a quorum. If you have returned a properly signed proxy card, you will be considered present at the meeting and counted in determining the presence of a quorum. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees and as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be treated as shares that are present for purposes of determining the presence of a quorum. Shares held by First American and its affiliates, officers and directors and our management and interested directors will be counted in order to determine whether we have a quorum for the annual meeting. Because First American owns more than half of our outstanding common stock and is expected to be present or represented by proxy at the meeting, we anticipate that a quorum will be present.

Q:	How will my proxy be voted?

A:	Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted thereon. If you sign and return the proxy card but do not make specific choices, the proxy holders named in the proxy card will vote your shares “FOR” the First American Transaction proposal, the certificate amendment proposal, the election of all nominees for director recommended by the board and listed on the proxy card and the incentive plan amendment proposal. John Long and Julie Waters, our chief executive officer and general counsel, respectively, have agreed to act as proxy holders. Any undirected shares that you hold in the First Advantage Corporation 401(k) Savings Plan will be voted in the same proportion as those shares that have been directed by other participants in the plan.

SUMMARY

The following is a brief summary of the terms of the First American Transaction and the other proposals to be voted on at the meeting. This summary is qualified in its entirety by the more detailed information appearing elsewhere in or incorporated by reference into this proxy statement. Initially capitalized terms not otherwise defined in this summary have the meanings assigned to them elsewhere in this proxy statement.

The Parties

First Advantage Corporation

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

(727) 214-3411

First Advantage Corporation, a Delaware corporation (NASDAQ: FADV), provides best-in-class single-source solutions for global risk mitigation and enterprise and consumer screening needs. Incorporating state-of-the-art technology, proprietary systems and data resources, First Advantage is a leading provider of employment background screening, drug-free workplace programs and other occupational health testing, employee assistance programs, corporate tax and incentive services, resident screening, motor vehicle records services, transportation business credit services, investigative services, computer forensics and electronic discovery services, supply chain security and consumer location services. First Advantage ranks among the top three companies in all of its major business lines based on revenue. First Advantage is headquartered in St. Petersburg, Fla., and has more than 2,400 employees in offices throughout the United States and abroad.

The First American Corporation

1 First American Way

Santa Ana, California 92707

(714) 800-3000

The First American Corporation, a California corporation (NYSE: FAF), is a Fortune 500 company that traces its history to 1889. As the nation’s largest data provider, the company and its affiliates supply businesses and consumers with information resources in connection with major economic events of people’s lives, such as getting a job; renting an apartment; buying a car, house, boat or airplane; securing a mortgage; opening or buying a business; and planning for retirement. The First American family of companies, many of which command leading market share positions in their respective industries, operate within six primary business segments including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information, Credit Information and Screening Information (which is operated by First Advantage). With revenues of $6.72 billion in 2004, First American has 31,000 employees in approximately 2,000 offices throughout the United States and abroad.

First American Real Estate Information Services, Inc.

1 First American Way

Santa Ana, California 92707

(714) 800-3000

First American Real Estate Information Services, Inc., a California corporation (“FAREISI”), is a wholly owned subsidiary of First American.

First American Real Estate Solutions LLC

1 First American Way

Santa Ana, California 92707

(714) 800-3000

First American Real Estate Solutions LLC, a California limited liability company (“FARES”), is a joint venture between First American and Experian Information Solutions, Inc. (“Experian”), in which FAREISI owns an 80% equity interest and Experian owns a 20% equity interest.

FADV Holdings LLC

FADV Holdings LLC, a Delaware limited liability company, is a newly formed company owned by First American, FARES and FAREISI and is referred to in this proxy statement as Newco. Newco was formed in connection with the First American Transaction. Before the closing of the First American Transaction, First American, FARES and FARESI will contribute all of the companies and assets that comprise the CIG Business, as well as the DealerTrack Interest, Bar None and the XRES Business and the $20 million promissory note, to Newco.

Certain Terms and Phrases

We use the following terms in describing the First American Transaction.

•	“Bar None” refers to Bar None, Inc., a company that was recently acquired by First American that is also being conveyed to us as part of the First American Transaction.

•	“CIG Business” refers to the credit information group of First American and its subsidiaries.

•	“DealerTrack” refers to DealerTrack Holdings, Inc.

•	“DealerTrack Earn-Out” refers to the additional shares of our Class B common stock that we will be required to issue if DealerTrack completes an initial public offering within two years of the closing of the First American Transaction and the value of the DealerTrack Interest exceeds $50 million.

•	“DealerTrack Interest” refers to the minority interest in DealerTrack that will be conveyed to us as part of the First American Transaction.

•	“Experian” refers to Experian Information Solutions, Inc., which owns 20% of FARES.

•	“FAREISI” and “FARES” refer to First American Real Estate Information Services, Inc. and First American Real Estate Solutions LLC, respectively, two companies that are subsidiaries of First American.

•	“FARES contribution agreement” refers to the contribution agreement that we will enter into with FARES and Newco which contains the terms and provisions applicable to the conveyance of the portion of the CIG Business currently owned by FARES as well as the XRES Business to us at the closing of the First American Transaction.

•	“First Advantage”, “us”, “our” and “we” refer to our company, First Advantage Corporation.

•	“First American” refers to The First American Corporation, which is our controlling stockholder.

•	“First American contribution agreement” refers to the contribution agreement that we will enter into with First American, FAREISI and Newco which contains the terms and provisions applicable to the conveyance of the portion of the CIG Business currently owned by First American and FAREISI, as well the DealerTrack Interest and Bar None, to us at the closing of the First American Transaction.

•	“master transfer agreement” refers to the amended and restated master transfer agreement dated as of June 22, 2005 which we have entered into with First American, FAREISI, FARES and Newco and which sets forth the basic terms and provisions of the First American Transaction.

•	“Morgan Stanley” refers to Morgan Stanley & Co. Incorporated, the financial advisor to the special committee of our board formed in connection with the First American Transaction.

•	“Newco” refers to FADV Holdings LLC, a newly-formed limited liability company that is an indirect subsidiary of First American.

•	“related agreements” refers to the First American contribution agreement, the FARES contribution agreement and the other agreements that we will enter into with First American, FAREISI, FARES, Newco and/or their affiliates in order to consummate the First American Transaction.

•	“RELS” refers to RELS, LLC, which is a joint venture operated by First American.

•	“XRES Business” refers to the certain businesses related to the assets that the CIG Business recently purchased from Experian and its affiliate. The XRES Business will also be conveyed to us as part of the First American Transaction.

Overview of First American Transaction

First Advantage has agreed to buy First American’s CIG Business and related businesses under the terms of the master transfer agreement. First Advantage has agreed to pay for the CIG Business and related businesses with shares of its Class B common stock. When First Advantage completes its acquisition of the CIG Business and related businesses, First Advantage and First American will also enter into related agreements as described below.

The CIG Business

The CIG Business consists of First American’s mortgage, automotive, consumer and sub-prime credit information business. This business provides reports derived from credit reports obtained from one or more of the three United States credit bureaus. As part of the First American Transaction, we will also obtain a minority ownership interest in DealerTrack, which provides software and services that connect credit originators with funding sources, all the stock of Bar None, which provides automobile dealerships with credit-based lead generation services, and the XRES Business, which offers merged credit reports and related services for mortgage and real estate transactions. See “Information About the CIG Business” beginning on page 11.

The following diagram illustrates the companies and assets that currently comprise the CIG Business and the related businesses being contributed to First Advantage. As further described in “Master Transfer Agreement” beginning on page 33, prior to the closing of the First American Transaction, First American, FAREISI and FARES each will contribute to Newco all of the companies and assets that they own that comprise the CIG Business and the related businesses to Newco. At the closing of the First American Transaction, Newco will contribute all of the assets and companies that comprise the CIG Business and the related businesses to First Advantage or its wholly-owned subsidiary.

Structure of the First American Transaction

The First American Transaction consists of several related transactions in accordance with the terms of the master transfer agreement and related agreements. The following transactions will occur on or immediately prior to the closing date of the First American Transaction:

•	Prior to the closing of the First American Transaction, First American, FAREISI and FARES will contribute the CIG Business, the DealerTrack Interest, Bar None and the XRES Business to Newco. First American will also transfer to Newco the $20 million promissory note that First Advantage issued to First American in April 2004.

•

Pursuant to the terms of the contribution agreements, Newco will then contribute the CIG Business, the DealerTrack Interest, Bar None and the XRES Business to First Advantage or its wholly-owned subsidiary. In exchange, First Advantage will issue to Newco an aggregate of 29,073,170 shares of First Advantage Class B common stock, and First Advantage will assume substantially all of the liabilities associated with the CIG Business and related businesses. In particular, First Advantage will assume First American’s obligations under its agreement to purchase Bar None, which includes a possible maximum earn-out payment of $9 million to former stockholders of Bar None during the three year period following the completion of First American’s purchase of Bar None if Bar None achieves agreed financial targets during the three year period. See “Other Transaction Documents—The First American Contribution Agreement” beginning on page 44 and “Other Transaction Documents—The FARES Contribution Agreement” beginning on page 56.

•	Concurrently with the contributions above, First Advantage will repay in full the principal amount of $20 million under the promissory note held by Newco by delivering to Newco 975,610 shares of Class B common stock. See “Other Transaction Documents— The First American Contribution Agreement” beginning on page 44.

•	First Advantage will enter into several related agreements with First American and/or its affiliates, including the following:

•	First Advantage and First American will enter into an amended and restated services agreement, under which First American and its affiliates, which currently provides key services to First Advantage and its affiliates, will continue to provide those services on the same terms and for limited periods and will provide additional key services, including acting as the exclusive resellers of First Advantage’s credit information and related products to mortgage lenders and others in the mortgage industry, for limited periods;

•	First Advantage and FARES will enter into an outsourcing agreement, under which First Advantage will manage and provide credit reports and related products and services to customers of RELS, LLC, a joint venture which is currently operated by First American;

•	First Advantage will execute a $45 million subordinated note in favor of First American, under which First Advantage may borrow, repay and reborrow from First American for a period of up to 90 days after the note is executed for working capital for the CIG Business; and

•	First Advantage will enter into a five year lease with First American for the CIG Business’s facilities located in Poway, California, which includes a data center facility used by the CIG Business.

Following the closing date of the First American Transaction, First Advantage will be required to issue additional shares of its Class B common stock to Newco if DealerTrack completes an initial public offering within two years and the value of the DealerTrack Interest exceeds $50 million.

For a description of these and the other related documents, see “Other Transaction Documents” beginning on page 44.

The following diagram illustrates the First American Transaction in general terms and is not comprehensive. For a more complete description of the First American Transaction, see “Master Transfer Agreement” beginning on page 33 and “Other Transaction Documents” beginning on page 44.

See “Structure of the First American Transaction” beginning on page 14.

DealerTrack Earn-Out Payment

First Advantage will be obligated to issue additional shares of Class B common stock to Newco if DealerTrack completes an initial public offering of its stock on or prior to the second anniversary of the closing of the First American Transaction and the value of the DealerTrack Interest exceeds $50 million. If DealerTrack completes an IPO within 180 days after the closing of the First American Transaction, the number of shares to be issued will be equal to the quotient of (x) 50% of the amount by which the value of the DealerTrack Interest exceeds $50 million (based on the average closing price per share of DealerTrack’s stock over the 60 business day period beginning on the fifth business day after its initial public offering), divided by (y) $20.50. If the DealerTrack IPO occurs after the 180-day period following the closing of the First American Transaction (but prior to the second anniversary thereof), the number of additional Class B common shares we must issue to Newco will be equal to the quotient of (x) 50% of the amount by which the DealerTrack Interest exceeds $50 million (based on the average closing price per share of DealerTrack’s stock over the 60 business day period beginning on the fifth business day after its initial public offering), divided by (y) the average closing price per share of First Advantage’s Class A common stock during the 30 trading day period ending on the third trading day prior to the date of DealerTrack’s IPO, except that the minimum price per share will be $20.50.

See “Other Transaction Documents—The First American Contribution Agreement” beginning on page 44.

First Advantage cannot determine the maximum number of Class B shares that may be issued to Newco in connection with the DealerTrack Earn-Out because the final number of shares to be issued to Newco will depend on a number of factors, which cannot be ascertained at this time, including:

•	whether DealerTrack completes an initial public offering within two years after the closing of the First American Transaction;

•	assuming DealerTrack completes an initial public offering of its common stock within that period, whether the offering is completed during the first 180 days following the First American Transaction closing or during the following 18 month period; and

•	the average trading price of the DealerTrack common stock for the applicable period following completion of the DealerTrack IPO and the average closing price of First Advantage’s Class A common stock during the applicable period, if the IPO is completed after the 180-day period but before the second anniversary of the closing, which will be used to determine the number of shares to be issued.

We have included a table of examples to illustrate how the number of Class B shares to be issued to Newco in the DealerTrack Earn-Out will be calculated in the discussion of the “DealerTrack Earn-Out” beginning on page 15.

Appointment of Special Committee to Consider the First American Transaction

First American currently holds approximately 67% of First Advantage’s economic ownership and approximately 95% of the voting power of First Advantage. In order to avoid any potential conflicts of interest between First American and First Advantage, our board of directors appointed a special committee consisting of five directors who are not employed by or affiliated with First American or First Advantage, other than as directors of First Advantage or Class A stockholders, to evaluate the First American Transaction and make a recommendation to the full board of directors whether to proceed with the First American Transaction. The special committee independently selected and retained legal and financial advisors to assist it. We discuss the special committee in greater detail under the heading “Background of the First American Transaction” beginning on page 17.

Actions of Special Committee With Respect to the First American Transaction

The special committee has determined that the First American Transaction is fair to, and in the best interests of, First Advantage and its stockholders (other than First American and its affiliates, officers and directors, as to which the special committee made no determination) and has unanimously approved the First American Transaction. The special committee unanimously recommended to the full First Advantage board of directors that it recommend the First American Transaction. See “Actions of Special Committee With Respect to the First American Transaction” beginning on page 24.

Reasons of the Special Committee for the First American Transaction

In evaluating and approving the First American Transaction, the members of the special committee relied upon their knowledge of the business, financial condition and prospects of First Advantage, the knowledge of senior management of First Advantage regarding the business, financial condition and prospects of First Advantage and the CIG Business, and the advice of the special committee’s financial and legal advisors. In particular, the special committee considered the factors and risks described under “Reasons of the Special Committee for the First American Transaction” beginning on page 22.

Opinion of Special Committee’s Financial Advisor

Morgan Stanley, financial advisor to the special committee of our board of directors, delivered to the special committee its oral opinion, subsequently confirmed in writing on May 23, 2005, that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the consideration to be paid by First Advantage pursuant to the master transfer agreement and related agreements was fair to First Advantage from a financial point of view. The full text of Morgan Stanley’s written opinion is attached as Annex H. We encourage you to read it carefully in its entirety. Morgan Stanley’s opinion is directed to the special committee of our board of directors and it does not address the prices at which our common stock may trade prior to or after the proposed contribution nor does the opinion constitute a recommendation to any stockholder as to how to vote or as to any other action that a stockholder should take relating to the First American Transaction. See “Fairness Opinion of Financial Advisor to First Advantage’s Special Committee” beginning on page 25.

Recommendation of First Advantage’s Full Board of Directors with Respect to the First American Transaction

Our board of directors, after receiving the unanimous recommendation of the special committee, determined that the First American Transaction is fair to, and in the best interests of, First Advantage and its stockholders (other than First American and its affiliates, Donald Robert and our management, as to which the board made no determination), unanimously approved the First American Transaction and recommends that you vote “FOR” approval of the First American Transaction. See “Recommendation of First Advantage’s Full Board of Directors with Respect to the First American Transaction” beginning on page 24.

First American Transaction Documents

The terms and conditions of the First American Transaction are set forth in the master transfer agreement, which was executed on May 25, 2005 and amended and restated on June 22, 2005, and related agreements, described below, which will be entered into at the time of the closing of the First American Transaction, if approved.

Master Transfer Agreement

First Advantage, First American, FAREISI, FARES and Newco have entered into an amended and restated master transfer agreement dated as of June 22, 2005, which sets forth the terms and conditions of the First American Transaction. Among other things, the master transfer agreement sets forth representations and warranties of the parties to the agreement as to enforceability of the agreement and related matters, restricts the operations of the CIG Business, Bar None and the XRES Business (but not DealerTrack or RELS) prior to closing, sets forth covenants and agreements relating to consummation of the transaction, contains conditions of closing and provides for termination of the agreement under certain circumstances. You are urged to read the section entitled “The Master Transfer Agreement” beginning on page 33 and the copy of the master transfer agreement attached as Annex A.

First American Contribution Agreement

At the closing of the First American Transaction, First Advantage, First American, FAREISI and Newco will enter into a contribution agreement substantially in the form attached as Annex B (referred to as the “First American contribution agreement”), which sets forth additional terms and conditions on which Newco will transfer to First Advantage or its wholly-owned subsidiary the portion of the CIG Business contributed to Newco by First American and FAREISI as well as the DealerTrack Interest and Bar None. The First American contribution agreement sets forth the number of shares of our Class B common stock that will be issued to Newco in exchange for those assets and as payment in full of the principal amount of $20 million under the promissory note originally issued by First Advantage to First American in April 2004, which will be transferred to Newco prior to closing.

In addition, the First American contribution agreement sets forth the terms under which First Advantage will issue additional shares of Class B common stock to Newco if the payment of the DealerTrack Earn-Out is required by the contribution agreement.

The First American contribution agreement also sets forth representations and warranties of parties to the agreement, covenants and agreements relating to consummation of the transaction, and indemnification provisions. You are urged to read the section entitled “First American Contribution Agreement” beginning on page 44 and the copy of the form of the First American contribution agreement attached hereto as Annex B.

FARES Contribution Agreement

At the closing of the First American Transaction, First Advantage, FARES and Newco will enter into a contribution agreement substantially in the form attached as Annex C (which is referred to as the “FARES contribution agreement”), which sets forth additional terms and conditions on which Newco will transfer to First Advantage or a wholly-owned subsidiary the portion of the CIG Business contributed to it by FARES, which consists of the CREDCO Division and the XRES Business. The FARES contribution agreement sets forth the number of shares of Class B common stock that will be issued to Newco in exchange for that portion of the CIG Business and the XRES Business and the assumption of certain liabilities associated with such assets by First Advantage. The FARES contribution agreement also sets forth representations and warranties of parties to the agreement, covenants and agreements relating to consummation of the transaction, and indemnification provisions. You are urged to read the section entitled “FARES Contribution Agreement” beginning on page 56 and the copy of the form of the FARES contribution agreement attached hereto as Annex C.

Amended and Restated Services Agreement

At the closing of the First American Transaction, First Advantage and First American will enter into an amended and restated services agreement substantially in the form attached as Annex D (which is referred to as the “amended and restated services agreement”), which amends and restates the services agreement previously entered into and amended by the parties. Under the amended and restated services agreement, First American and First Advantage agree to continue to provide business services to each other and their respective affiliates on the same terms. First Advantage also appoints First American and its affiliates as the exclusive resellers of First Advantage’s credit information and related products to mortgage lenders and others in the mortgage industry. The amended and restated services agreement sets forth the rates that will be paid for the services, as well as provisions with respect to treatment of employees. The term of the amended and restated services agreement will commence on the date the agreement is executed (which is expected to be the closing date of the First American Transaction) and terminate with respect to the applicable services as follows: (i) as to the First American business services (which include benefits costs, human resources systems, payroll system, and other general business services), two years from the effective date; (ii) as to the First Advantage mortgage services (which include the appointment of First American and its affiliates as the exclusive resellers of First Advantage’s credit products in the mortgage industry), two years from the effective date and then for additional successive two-year terms unless First American terminates with 60 days prior written notice to First Advantage; and (iii) as to all other services, one year from the effective date and then for successive 180-day periods unless either First American or First Advantage advises the other in writing no later than 30 days prior to the end of the current term that such services will not be extended. First Advantage is dependent on First American for a number of key services provided under the amended and restated services agreement, including the sale by First American of certain services of the CIG Business and related businesses to mortgage customers. First American’s interests with respect to such sales may differ from First Advantage’s interests. You are urged to read the section entitled “Amended and Restated Services Agreement” beginning on page 61 and the copy of the form of the amended and restated services agreement attached hereto as Annex D. See also the description of certain risks associated with the amended and restated services agreement under “Risk Factors” beginning on page 1 and the potential risks associated with the services agreement considered by the special committee under “Reasons of the Special Committee for the First American Transaction” beginning on page 22.

Subordinated Promissory Note

At the closing of the First American Transaction, First Advantage will execute a $45 million unsecured subordinated promissory note in favor of First American substantially in the form attached as Annex E (which is referred to as the “promissory note”). First Advantage may borrow, repay and reborrow under the promissory note for up to and including 90 days following the date of the promissory note is executed (referred to as the “draw period”). The promissory note matures on the 135th day from and after the date it is executed and bears interest at the rate payable under First Advantage’s line of credit with Bank of America, N.A. plus 0.5% per annum. Proceeds of the note may only be used for working capital of the CIG Business. The promissory note contains customary default provisions. The promissory note will be subject to a subordination agreement between First American and Bank of America, which will be entered into at the same time as the promissory note. You are urged to read the section entitled “Subordinated Promissory Note” beginning on page 65 and the copy of the form of the promissory note attached hereto as Annex E.

Outsourcing Agreement

At the closing of the First American Transaction, FARES and First Advantage will enter into an outsourcing agreement substantially in the form attached as Annex F (which is referred to as the “outsourcing agreement”). Under the outsourcing agreement, First Advantage agrees, and agrees to cause its affiliates, to manage and provide credit reports and related products and services to customers of RELS as required under existing service agreements with RELS until these service agreements terminate, RELS dissolves or ceases to exist, or FARES or one of its affiliates is no longer a member of RELS, whichever occurs first. The outsourcing agreement provides that FARES will pay to First Advantage all amounts paid to FARES pursuant to the terms of the three existing service agreements for services provided under these agreements by First Advantage after the effective date of the outsourcing agreement. In addition, FARES will pay to First Advantage an amount equal to FARES’s percentage of the pre-tax income of RELS derived from the sale of credit reports and related products and services by RELS. First Advantage expects to receive a significant amount of revenue under the outsourcing agreement. These revenues are dependent on the performance of RELS, which will continue to be managed and controlled by First American after the closing of the First American Transaction. In addition, the commercial arrangements under which RELS provides services and derives revenues are based on agreements with RELS’ single customer, which is the other member of RELS, whose interests may be different from and/or adverse to First Advantage, and these underlying arrangements are terminable with little or no notice. You are urged to read the section entitled “Outsourcing Agreement” beginning on page 66 and the copy of the form of outsourcing agreement attached hereto as Annex F. See also the description of certain risks associated with the outsourcing agreement under “Risk Factors” beginning on page 1 and the potential risks associated with the outsourcing agreement considered by the special committee under “Reasons of the Special Committee for the First American Transaction” beginning on page 22.

Poway Lease Agreement

At the closing of the First American Transaction, First Advantage and First American will enter into a lease agreement substantially in the form attached as Annex G (which is referred to as the “Poway lease agreement”), pursuant to which First Advantage will lease from First American certain land, buildings and a parking structure in Poway, California, which is near San Diego. The Poway lease agreement has a five year term, with a one-time option to renew for five years, and monthly rent of approximately $169,000. You are urged to read the section entitled “Poway Lease Agreement” beginning on page 68 and the copy of the form of the Poway lease agreement attached hereto as Annex G.

Other Related Transaction Agreements

At the closing of the First American Transaction, other related agreements will be entered into, including:

•	a sublease agreement between eAppraiseIT, as sub-lessee, and First Advantage or its wholly-owned subsidiary, as sub-lessor, of a portion of the Poway, California office space;

•	a sublease agreement between Interactive Division, as sub-lessee, and First Advantage or its wholly-owned subsidiary, as sub-lessor, of a portion of the Poway, California office space; and

•	an equipment sublease agreement between FARES, as sub-lessor, and a subsidiary of First Advantage, as sub-lessee, as required by a master lease agreement among FARES, General Electric Capital Corporation and the other parties thereto dated as of December 28, 2000, under which the subsidiary of First Advantage will sublease certain equipment from FARES.

Interests of Certain Persons in the First American Transaction

Certain of our officers, directors and stockholders have interests in the First American Transaction that differ from the interests of our stockholders generally, including the following:

•	First American currently holds approximately 67% of the outstanding capital stock of First Advantage and approximately 95% of our voting power.

•	First Advantage and First American are parties to an amended and restated services agreement, which will be amended and restated in connection with the First American Transactions.

•	First American is First Advantage’s primary subordinated lender.

•	First American has guaranteed First Advantage’s repayment obligation under a $45 million unsecured credit facility.

•	Several members of First Advantage’s board of directors are also current or former directors or senior officers of First American, and several members of First Advantage’s management were formerly employed by First American.

•	First American has guaranteed earn-out payments to former shareholders of Bar None and would be subrogated to the former Bar None shareholders if First Advantage does not make earn-out payments as and when required under the Bar None agreement.

•	Donald Robert, a member of First Advantage’s board of directors and compensation committee, is also chief executive officer of Experian Group, an affiliate of Experian.

•	Experian owns a 20% interest in FARES, which, in turn, owns a minority interest in Newco. Upon consummation of the First American Transaction, Experian will indirectly own approximately 6.5% of First Advantage’s capital stock by virtue of these ownership interests. First Advantage will enter into an agreement with Experian at the completion of the First American Transaction which will require First Advantage to register under certain circumstances any shares of First Advantage’s common stock that Experian may in the future acquire by virtue of its minority ownership of FARES.

Because of these interests and for other reasons, First Advantage’s board of directors formed a special committee of five members to evaluate the First American Transaction. See “Interests of Certain Persons in the First American Transaction” beginning on page 31.

The Certificate Amendment Proposal

First Advantage must amend its current certificate of incorporation to increase the number of authorized shares of Class B common stock in order to have enough authorized shares to issue to Newco in connection with the First American Transaction. In addition, because each share of Class B common stock is convertible into one share of Class A common stock, First Advantage is also required to increase the authorized shares of Class A common stock in the event a conversion were to occur, and First Advantage also desires to have additional shares available after the First American Transaction for general corporate purposes. First Advantage will not file the amendment to the certificate with the Secretary of State of the State of Delaware unless and until the First

American Transaction proposal is approved by the required vote of the stockholders. First Advantage intends to file the amendment as soon as practicable following approval of the First American Transaction proposal and the certificate amendment proposal by the stockholders. See “Proposal Number Two—Approval of the Certificate Amendment Proposal” beginning on page 94. In the event that the number of shares required to be issued in connection with the DealerTrack Earn-Out exceeds the authorized Class B shares, First Advantage may be required to amend its certificate of incorporation to increase further its authorized common stock.

First American has indicated that it intends to vote all the shares of Class B common stock controlled by it in favor of the certificate amendment proposal.

Recommendation of First Advantage’s Special Committee and Full Board of Directors With Respect to the Certificate Amendment Proposal

The special committee unanimously approved the certificate amendment proposal and unanimously recommended to the full First Advantage board of directors that it recommend the certificate amendment proposal. Our board of directors, after receiving the unanimous recommendation of the special committee, unanimously approved the certificate amendment proposal and recommends that you vote “FOR” approval of the certificate amendment proposal.

Other Proposals for First Advantage Stockholders

First Advantage stockholders are also being asked to consider two other proposals:

•	the Board election proposal, which is a proposal to elect First Advantage’s board of directors; and

•	the incentive compensation plan amendment proposal, which is a proposal to approve the amendment of First Advantage’s 2003 Incentive Compensation Plan to increase the number of shares of Class A common stock available for issuance under the plan from 3,000,000 to 7,000,000, as well as other amendments to the plan.

First American has indicated that it intends to vote all of the shares of our Class B common stock controlled by it in favor of the nominees named in the board election proposal and the incentive plan amendment proposal.

We will also consider any other business that may properly come before the meeting.

Recommendations of First Advantage’s Board of Directors With Respect to Other Proposals to be Voted on By First Advantage Stockholders

First Advantage’s board of directors unanimously recommends that you vote “FOR” the nominees for director named in this proxy statement and “FOR” the proposal to approve the incentive compensation plan amendments.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF THE CIG BUSINESS

This selected financial information has been derived from the audited combined financial statements and accompanying notes of the CIG Business for the three-year period ended December 31, 2004, the unaudited combined financial statements of the CIG Business for the two-year period ended December 31, 2001 and for the three months ended March 31, 2005 and 2004. This information is only a summary and should be read in conjunction with the audited and unaudited financial statements and accompanying notes included in this proxy statement.

	Three months ended: March 31,		Twelve months ended: December 31,
	2005	2004	2004	2003	2002	2001	2000
Income Statement Data:
Service revenue	$66,345,000	$62,452,000	$242,812,000	$244,806,000	$208,521,000	$188,547,000	$144,858,000
Other income	1,612,000	2,143,000	7,392,000	9,060,000	9,654,000	5,192,000	1,533,000

Total revenue	67,957,000	64,595,000	250,204,000	253,866,000	218,175,000	193,739,000	146,391,000
Cost of service revenue	23,499,000	22,200,000	85,573,000	81,970,000	66,581,000	64,741,000	53,397,000

Gross margin	44,458,000	42,395,000	164,631,000	171,896,000	151,594,000	128,998,000	92,994,000
Operating expenses	26,142,000	27,032,000	111,818,000	118,471,000	106,871,000	98,367,000	74,784,000

Income from operations	18,316,000	15,363,000	52,813,000	53,425,000	44,723,000	30,631,000	18,210,000
Other income (expense)	458,000	(121,000)	2,064,000	13,132,000	11,000	28,000	48,000

Income before income taxes	18,774,000	15,242,000	54,877,000	66,557,000	44,734,000	30,659,000	18,258,000
Provision for income taxes	7,815,000	6,266,000	22,477,000	31,023,000	18,340,000	13,712,000	7,668,000

Net income	$10,959,000	$8,976,000	$32,400,000	$35,534,000	$26,394,000	$16,947,000	$10,590,000

Balance Sheet Data:
Total assets	$195,699,000	$183,279,000	$171,912,000	$182,786,000	$167,093,000	$171,145,000	$91,913,000
Long-term debt	$456,000	$912,000	$570,000	$1,026,000	$—	$—	$17,000
Stockholders’ equity	$155,143,000	$135,437,000	$129,747,000	$129,660,000	$129,816,000	$138,947,000	$78,350,000

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited combined financial information has been prepared to give effect to the acquisition of the CIG Business by First Advantage. The acquisition of the CIG Business by First Advantage is a transaction between businesses under the common control of First American. In acquisitions of businesses under common control, the acquiring company generally records acquired assets and liabilities at historical cost. Historical income statements of the acquirer are restated to include operations of the acquired business at historical cost assuming the acquisition was completed at the beginning of the respective period. The unaudited combined financial information for the five years ended December 21, 2004 and the three months ended March 31, 2005 and 2004 include the historical results of operations for First Advantage and the historical operating results for the CIG Business.

The unaudited pro forma combined financial information is presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of First Advantage that would have been reported had the First American Transaction occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of First Advantage at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits or cost savings that may be realized through the combination of First Advantage and the CIG Business. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations of the CIG Business included in this proxy statement and the historical financial condition and results of operations and related notes of First Advantage incorporated by reference in this proxy statement.

	Three months ended: March 31,		Twelve months ended: December 31,
	2005	2004	2004	2003	2002	2001	2000
Income Statement Data:
Service revenue	$126,493,000	$108,411,000	$464,750,000	$379,716,000	$281,561,000	$234,379,000	$180,088,000
Other income	1,612,000	2,143,000	7,392,000	9,060,000	9,654,000	5,192,000	1,533,000
Reimbursed government fee revenue	12,216,000	11,474,000	44,599,000	31,585,000	27,885,000	3,350,000	3,352,000

Total revenue	140,321,000	122,028,000	516,741,000	420,361,000	319,100,000	242,921,000	184,973,000

Cost of service revenue	37,833,000	36,181,000	146,457,000	120,124,000	84,115,000	76,021,000	61,173,000
Government fees paid	12,216,000	11,474,000	44,599,000	31,585,000	27,885,000	3,335,000	3,352,000

Total cost of service	50,049,000	47,655,000	191,056,000	151,709,000	112,000,000	79,356,000	64,525,000
Gross margin	90,272,000	74,373,000	325,685,000	268,652,000	207,100,000	163,565,000	120,448,000

Operating expenses	65,351,000	57,688,000	252,192,000	208,526,000	157,876,000	133,375,000	101,640,000
Impairment loss	—	—	—	1,739,000	—	—	—

Income from operations	24,921,000	16,685,000	73,493,000	58,387,000	49,224,000	30,190,000	18,808,000

Other (expense) income	(590,000)	(341,000)	(173,000)	13,019,000	(159,000)	(154,000)	(233,000)

Income before income taxes	24,331,000	16,344,000	73,320,000	71,406,000	49,065,000	30,036,000	18,575,000
Provision for income taxes	10,145,000	6,729,000	30,239,000	33,069,000	19,969,000	13,653,000	7,934,000

Net income	$14,186,000	$9,615,000	$43,081,000	$38,337,000	$29,096,000	$16,383,000	$10,641,000

Per Share Information:
Net income
Basic	$0.28	$0.20	$0.87	$0.80	N/A	N/A	N/A

Diluted	$0.28	$0.20	$0.86	$0.80	N/A	N/A	N/A

Weighted average shares
Basic	51,098,973	48,960,100	49,711,384	48,065,731	N/A	N/A	N/A
Diluted	51,379,983	49,151,010	50,035,519	48,202,464	N/A	N/A	N/A
Balance Sheet Data:
Total assets	$636,297,000	$501,218,000	$603,265,000	$466,686,000	$332,348,000	$234,959,000	$120,358,000
Long-term debt	$92,494,000	$27,460,000	$86,480,000	$14,499,000	$651,000	$1,159,000	$2,278,000
Stockholders’ equity	$446,391,000	$386,206,000	$416,515,000	$369,996,000	$275,718,000	$192,021,000	$96,842,000

RISK FACTORS

The First American Transaction involves a number of risks. In addition to the other information included and incorporated by reference in this proxy statement, including the matters addressed in the “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 6, you should carefully consider the following risks before deciding how to cast your vote on the First American Transaction proposal and the certificate amendment proposal. In addition, you should read and consider the other risks associated with First Advantage, which can be found in First Advantage’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the SEC and is incorporated by reference into this proxy statement. You should also read and consider the other information in this proxy statement and the documents incorporated by reference into this proxy statement. Additional risks and uncertainties not presently known to First Advantage or that are not currently believed to be important also may adversely affect the First American Transaction.

Risks Related to the First American Transaction

The integration of the CIG Business and related businesses following the First American Transaction will be difficult and may result in a failure to realize some or all of the anticipated potential benefits in a timely manner.

The integration of the CIG Business and related businesses into the operations of First Advantage and its subsidiaries involves the integration of several businesses that previously operated within First American. We cannot assure you that First Advantage will be able to integrate the operations of the CIG Business and related businesses without encountering difficulties. Any difficulty in integrating the operations of the CIG Business and related businesses successfully could have a material adverse effect on the business, financial condition, results of operations or prospects of First Advantage, and could lead to a failure to realize or delay in realizing the anticipated benefits of the First American Transaction. Moreover, First Advantage’s management will be required to dedicate substantial time and effort to the integration of the CIG Business and related businesses. During the integration process, these efforts could divert management’s focus and resources from other strategic opportunities and operational matters.

We may not realize the expected benefits from the First American Transaction.

We anticipate that First Advantage will realize certain benefits as a result of the First American Transaction, including allowing us to enter new vertical markets with cross-sell potential, raise additional capital, increase debt capacity, complete larger acquisitions and realize cost synergies. However, we cannot predict with certainty whether or when these benefits will occur or be achieved. Realization of any benefits could be affected by a number of factors beyond our control, including general economic conditions, increased operating costs due to unrelated factors, the response of our competitors to the First American Transaction, regulatory developments, inability to realize cost synergies and increase in competition.

We will incur significant costs relating to the First American Transaction that could have a material adverse effect on our operating results.

We anticipate that First Advantage will incur costs in excess of $3.5 million in connection with the First American Transaction and the integration of the CIG Business and related businesses into our existing operations. These expenses may have a material adverse effect on our operating results in the period in which they are recorded. We cannot assure you that any of the benefits that we expect to realize as a result of the First American Transaction will offset these expenses.

We will be entering into a new line of business with which our management may not be familiar and which may require substantial management resources.

After the First American Transaction, our range of products and services, scope of operations, competitors and suppliers will be significantly different from those in place before the First American Transaction.

Accordingly, after the First American Transaction, our results of operations and prospects, as well as the market price for our Class A common stock, may be affected by factors that are different from those that have historically affected us, including the impact of general economic conditions in the mortgage business, interest rates, and the fact that when the United States’ economy is weak, the demand for the products associated with the CIG Business and related businesses historically decreases. Our management may not be able to manage these differences and risks effectively. In addition, we will be succeeding to numerous contracts and arrangements in market segments and with counterparties with which we are not familiar. Effective management of these contracts and arrangements in new markets may require substantial time and resources. If we are not able to effectively manage these challenges, our results of operations and/or the market price of our Class A common stock may be materially adversely affected.

Failure to complete the First American Transaction could adversely impact the market price for our Class A common stock as well as our business and operating results.

If the First American Transaction is not completed for any reason, the market price of our Class A common stock may decline to the extent that the market price reflects positive market assumptions concerning the First American Transaction and the related benefits that could be realized. We could also be subject to additional risks if the First American Transaction is not completed, including the impact of costs associated with the transaction, such as legal, accounting, filing, financial advisory and printing costs which must be paid regardless of whether the First American Transaction is completed and potential disruption of our business and the distraction of our management and workforce.

The historical financial information of the CIG Business and the pro forma combined financial information may not reflect the results of the CIG Business if it had been operated independently of First American and, accordingly, may not be a reliable indicator of historical or future results.

The CIG Business is currently integrated within First American and its operations. Consequently, the financial information regarding the CIG Business included in this proxy statement has been derived from the consolidated financial statements and accounting records of First American and reflects assumptions and allocations made by management of First American and the CIG Business. The historical financial position, results of operations and cash flows of the CIG Business presented in this proxy statement, as well as the pro forma combined information for the CIG Business and First Advantage, may be different from those that would have resulted had the CIG Business been operated independently and the historical financial information for the CIG Business and on a pro forma combined basis may not be reliable indicators of future results.

As a result of the First American Transaction, the current holders of our Class A common stock will be diluted by the issuance of additional shares of Class B common stock to Newco.

As of the date of this proxy statement, the holders of our Class A common stock (other than First American) own approximately 33% of our outstanding common stock and approximately 5% of the voting power of First Advantage. Immediately following completion of the First American Transaction (but without taking into account the DealerTrack Earn-Out), the current holders of First Advantage’s Class A common stock will own, on a pro forma basis, approximately 15% of our outstanding common stock and approximately 2% of the voting power of First Advantage. The closing of the First American Transaction therefore will result in substantial additional dilution of the ownership percentage of the holders of our Class A common stock and will result in First American controlling, directly or indirectly, on a pro forma basis approximately 85% of our issued and outstanding capital stock and approximately 98% of the voting power of First Advantage.

The DealerTrack Earn-Out, if triggered, will result in further dilution of our Class A common stock.

If DealerTrack consummates an initial public offering within two years after the closing of the First American Transaction and the value of the DealerTrack Interest exceeds $50 million, the DealerTrack Earn-Out will be triggered and we will be required to issue additional shares of Class B common stock to Newco. This will result in a further dilution of the percentage of our outstanding common stock owned by stockholders other than First American and its subsidiaries. We cannot ascertain at this time how many shares we will have to issue if the DealerTrack Earn-Out is triggered and there is no cap on the number of shares we may be required to issue.

The number of shares of Class B common stock to be issued in connection with the First American Transaction is not subject to adjustment if the per share price of our Class A common stock is greater than $20.50 per share, which could result in First Advantage paying a higher value for the CIG Business and related businesses than anticipated at the time the First American Transaction was first announced.

The First American and FARES contribution agreements require First Advantage to issue at closing a fixed number of shares of Class B common stock to Newco in exchange for the assets of the CIG Business, the DealerTrack Interest, Bar None and the XRES Business. The number of shares to be issued was negotiated on an arms length basis and is based on a fixed price per share of $20.50. The number of shares of our Class B common stock to be issued to Newco will not be adjusted upwards or downwards based upon changes in the market price for our Class A common stock or other factors. Because each share of Class B common stock is convertible into one share of Class A common stock, if the price of our Class A common stock increases, then we could be issuing to Newco shares of Class B common stock with a value that is greater than the aggregate value that was used at the time the First American Transaction was first announced. (On the other hand, if the price of our Class A common stock decreases, then we could be issuing to Newco shares of Class B common stock with a value that is less than the aggregate value that was used at the time the First American Transaction was first announced.) Neither First Advantage nor First American and its subsidiaries have the right to terminate the master transfer agreement solely because of changes in the market price of our Class A common stock. As a result, we cannot assure you of the actual aggregate value of shares of Class B common stock we will issue to Newco at the closing of the First American Transaction or whether the aggregate value will be greater or less than the valuation assumed at the time the First American Transaction was first announced.

Some of the directors and officers of First Advantage may have interests in the First American Transaction that are different from, and in addition to, the interests of the holders of our Class A common stock (other than First American and its affiliates)

In considering the recommendation of First Advantage’s board of directors to vote to approve the First American Transaction and the amendment to First Advantage’s certificate of incorporation, First Advantage stockholders should be aware of potential conflicts of interest of, and of the benefits available to, some of First Advantage’s stockholders, directors and officers. These stockholders, directors and officers may have interests in the First American Transaction that are different from, or in addition to, the interests of First Advantage stockholders as a result of the First American Transaction. You should read “Interests of Certain Persons in the First American Transaction” beginning on page 31 for a more complete description of these potential interests and benefits.

After the consummation of the First American Transaction, First Advantage will be dependent on First American for additional key services.

Currently, First Advantage is dependent upon First American for a number of key services, described in “Certain Relationships and Related Transactions” beginning on page 117. After the consummation of the First American Transaction, First Advantage will be dependent on First American for additional key services, including First American and its affiliates being the exclusive resellers of credit reports and related services compiled by the CIG Business to the mortgage market. First American has agreed to provide these services for only a limited period of time, and there is no guarantee that First American will continue to provide these services to First Advantage following the expiration of the term of the applicable service under the amended and restated services agreement, or continue the price or other terms on which First American might be willing to do so. In addition, since the sale of CIG Business reports and services in the mortgage industry will be made exclusively by First American, the sale of these reports and services will be in accordance with the terms of the amended and restated services agreement, and there can be no assurances as to the future amount of such sales or level of services beyond the term or in excess of the levels required under the amended and restated services agreement.

After the consummation of the First American Transaction, First Advantage expects to receive a significant amount of revenue under an outsourcing agreement with First American.

The revenues that may in the future be received under the outsourcing agreement with First American described under “Other Transaction Documents—Outsourcing Agreement” beginning on page 66 are dependent upon the performance of RELS, an entity that after the transaction will continue to be managed and controlled by First American, and thus are beyond the control of First Advantage. The commercial arrangements under which RELS provides services and it derives revenues are based on agreements with RELS’ single customer, which is the other member of RELS, whose interests may be different from and/or adverse to First Advantage. These underlying arrangements are terminable with little or no notice. Accordingly, there can be no assurances as to revenues, if any, that may in the future be received by First Advantage under the outsourcing agreement. The loss of such revenues could be material to First Advantage.

Risks Related to the CIG Business

The CIG Business and First Advantage, respectively, may be adversely effected by recent high-profile events involving data theft at a number of information services companies.

Several information services companies that are competitors of the CIG Business and First Advantage have recently been involved in high-profile events involving data theft. These incidents or similar data theft incidents in the future could impact the CIG Business and First Advantage. Given the differences between First Advantage and the CIG Business, the nature and magnitude of this impact could be materially different on First Advantage and the CIG Business and the risk of these events to First Advantage may be increased after completion of the First American Transaction because of its ownership of the CIG Business. In particular, these events could result in increased legal and regulatory scrutiny of the industry in general and specific information services companies in particular and changes in federal, state and local laws and regulations in the United States designed to protect the public from the misuse of personal information in the marketplace. Changes in the laws and adverse publicity or potential litigation concerning the commercial use of such information may affect the CIG Business’ and First Advantage’s operations and could result in substantial regulatory compliance expense, litigation expense and a loss of revenue.

A substantial portion of the CIG Business is related to the level of borrowing activity in the United States, and the levels of these activities have historically been sensitive to changes in interest rates.

Demand for a substantial portion of the CIG Business’ products generally decreases as the number of lending transactions in which the CIG Business’ products are purchased decreases. Management of the CIG Business has found that the number of lending transactions in which the CIG Business’ products are purchased decreases when:

•	interest rates are high;

•	supply of funds for borrowing are limited; and

•	the United States economy is weak.

First Advantage believes that this trend could continue when these factors occur.

Key employees of the CIG Business and/or First Advantage might not remain with First Advantage following completion of the First American Transaction.

First Advantage is entering into the First American Transaction for a number of reasons, including the addition of the CIG Business’ management team to First Advantage. In particular, Mr. Anand Nallathambi will become First Advantage’s president following the closing of the transaction. First Advantage, however, is not entering into employment or other retention agreements with any of the members of the CIG Business’ management. Accordingly, we cannot assure you that Mr. Nallathambi or other key employees of the CIG Business will remain with First Advantage after completion of the transaction or for a significant period of time following completion of the transaction. If key CIG Business employees are not retained by First Advantage, we may experience substantial disruption in the CIG Business and the loss of key management personnel or other key employees may adversely affect our ability to manage our overall operations and successfully implement our business strategy.

Essential suppliers to the CIG Business also compete with certain operations of the CIG Business; this competition may put the CIG Business at a competitive disadvantage.

A substantial proportion of the revenue of the CIG Business is derived from the resale to end users of credit reports provided exclusively by the three repositories of credit information in the United States. In certain transactions, such as those involving the resale of residential property, end users require the CIG Business to provide a credit report derived from merged information supplied by all three repositories. These repositories also sell credit reports directly to end users. There can be no assurance that a credit repository will not attempt to gain a competitive advantage over the CIG Business by increasing the price it charges the CIG Business for credit reports or by selling credit reports to end users at a lower price than the CIG Business can offer. Such practices may make the credit report products of the CIG Business less profitable or less attractive to end-users and, thus, may have a material adverse effect on the results of operations or financial condition of the CIG Business.

We may be subject to increased regulation regarding the use of personal information.

The CIG Business is highly regulated, as described in “Information about the CIG Business - Governmental Regulation” beginning on page 13. Although we have been informed that compliance with existing federal, state and local laws and regulations has not had a material adverse effect on the CIG Business’ results of operations or financial condition to date, compliance with federal, state and local laws and regulations in the United States that relate to the operation of the CIG Business may affect First Advantage’s operations and could result in substantial regulatory compliance expense, litigation expense and a loss of revenue.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements.” These forward-looking statements are based on estimates and assumptions made by management of First Advantage, and take into account only the information available at the time the forward-looking statements are made. Although we believe our estimates and assumptions are and will be reasonable, forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to differ materially from those suggested in the forward-looking statements. Forward-looking statements include the information concerning future financial performance, anticipated benefits of the First American Transaction, business strategy, projected plans and objectives of First Advantage, prospective products, sales and marketing efforts, costs and expenses, liquidity, cost savings and the other forward-looking statements contained in this proxy statement, including:

•	the expected closing date of the First American Transaction;

•	pro forma financial data for First Advantage and the CIG Business;

•	information concerning the anticipated benefits of the proposed First American Transaction;

•	the matters described under “Risk Factors” beginning on page 1;

•	the effect of the First American Transaction on First Advantage’s financial flexibility and its ability to access capital markets;

•	the expected increase in First Advantage’s ability to implement its acquisition strategy or pursue larger acquisition targets after the First American Transaction;

•	statements about the expected competitive position and profitability of First Advantage and the CIG Business after closing of the transaction; and

•	estimates of the market capitalization and valuation of First Advantage and projected financial results of First Advantage and the CIG Business.

Forward-looking statements are subject to numerous risks and uncertainties. The following are some important factors that could cause First Advantage’s actual results to differ materially from those in forward-looking statements:

•	general volatility of the capital markets and the market price of First Advantage Class A common stock;

•	First Advantage’s ability to successfully raise capital;

•	First Advantage’s ability to identify and complete acquisitions and successfully integrate businesses it acquires (including the CIG Business);

•	changes in applicable government regulations;

•	the degree and nature of First Advantage’s competition;

•	an increase in First Advantage’s expenses;

•	continued consolidation among First Advantage’s competitors and customers;

•	technological changes may be more difficult or expensive than anticipated; and

•	other factors described in the section entitled “Risk Factors” beginning on page 1.

First Advantage’s actual results, performance or achievement could differ materially from those expressed in, or implied by, forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of First Advantage. The forward-looking statements speak only as of the date they are made. First Advantage does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

ANNUAL MEETING OF FIRST ADVANTAGE STOCKHOLDERS

We are furnishing this proxy statement to First Advantage stockholders as part of the solicitation of proxies by our board of directors for use at the annual meeting of stockholders. On or about August 11, 2005 we began sending the attached notice of annual meeting, this proxy statement, and the enclosed proxy card to all holders of record of our Class A and Class B common stock entitled to receive such materials and vote.

Date, Time and Place

The annual meeting will be held at the Renaissance Vinoy Resort, located at 501 Fifth Avenue, St. Petersburg, Florida 33701, on September 13, 2005 at 9:00 a.m. Eastern Time, and at any adjournments thereof.

Purposes of Annual Meeting

At the annual meeting, you will be asked to consider and vote upon the following proposals:

1. To consider and vote on approval of the amended and restated master transfer agreement, dated as of June 22, 2005, among The First American Corporation, First American Real Estate Information Services, Inc., First American Real Estate Solutions, LLC, FADV Holdings LLC and First Advantage Corporation and related agreements which First Advantage will enter into with The First American Corporation and/or its subsidiaries in connection with the closing of the transactions contemplated by the master transfer agreement, and the transactions contemplated by the master transfer agreement and related agreements, including the following:

•	the contribution by FADV Holdings LLC, a newly formed subsidiary of The First American Corporation, of the assets and companies comprising The First American Corporation’s credit information group, including its minority ownership interest in DealerTrack Holdings, Inc. to First Advantage or a wholly-owned subsidiary of First Advantage;

•	the issuance of 29,073,170 shares of our Class B common stock to FADV Holdings LLC in exchange for its contribution of the assets and companies comprising The First American Corporation’s credit information group, including its minority ownership interest in DealerTrack Holdings, Inc. to First Advantage or a wholly-owned subsidiary of First Advantage;

•	the payment in full of the principal amount of $20 million under the promissory note that we originally issued to The First American Corporation by the issuance of 975,610 shares of Class B common stock to FADV Holdings LLC;

•	the potential issuance of an additional number of our shares of Class B common stock to FADV Holdings LLC in the future if DealerTrack Holdings, Inc. consummates an initial public offering of its stock before the second anniversary of the closing and the value of our minority interest exceeds $50 million;

•	an amended and restated services agreement between First Advantage and First American; and

•	an outsourcing agreement between First Advantage and a subsidiary of First American.

2. To consider and vote on the approval of the adoption of an amendment to our certificate of incorporation to increase the number of authorized shares of Class A common stock from 75,000,000 to 125,000,000 and to increase the number of authorized shares of Class B common stock from 25,000,000 to 75,000,000;

3. To elect our board of directors to serve until our annual meeting of stockholders to be held in 2006, or such later time as their successors may be elected and are qualified;

4. To consider and vote on the approval of the adoption of an amendment to the First Advantage Corporation 2003 Incentive Compensation Plan to increase the number of shares available for grant by 4,000,000 shares to a total of 7,000,000 shares, as well as other amendments to the plan described in this proxy statement; and

5. To transact such other business as may properly come before the meeting.

Record Date and Stock Entitled to Vote

Our board of directors has fixed the close of business on August 9, 2005 as the record date for determining the holders of our Class A and Class B common stock entitled to notice of the meeting, as well as for determining the holders of our Class A and Class B common stock entitled to vote at the meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. A majority of the outstanding shares of Class A and Class B common stock on the Record Date taken as a whole, present in person or represented by proxy at the beginning of the annual meeting, constitutes a quorum. If you have returned a properly signed proxy card, you will be considered present at the meeting and counted in determining the presence of a quorum. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees and to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be treated as shares that are present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not otherwise affect the voting, except with respect to the certificate amendment proposal, which requires a majority of the outstanding shares of Class A common stock and Class B common stock (such that an abstention or broken non-vote will have the same effect as a vote against the proposal). Shares held by First American and its affiliates, officers and directors and our management and interested directors will be counted in determining the presence of a quorum.

Because First American owns more than half of our outstanding common stock and is expected to be present or represented by proxy at the annual meeting, we anticipate that a quorum will be present. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

The voting requirement is different for each proposal.

•	First American Transaction Proposal. The favorable vote of the holders of a majority of the shares of our Class A common stock (without giving effect to any shares held by First American or its affiliates, Donald Robert, or our management) represented at the annual meeting in person or by proxy and the favorable vote of the holders of a majority of our shares of common stock (giving effect to all shareholdings) present in person or by proxy is required for the adoption of this proposal.

•	Certificate Amendment Proposal. Under the master transfer agreement, the favorable vote of the holders of a majority of the outstanding shares of our Class A common stock (without giving effect to any shares held by First American or its affiliates, Donald Robert, or our management) represented at the annual meeting in person or by proxy and the favorable vote of the holders of a majority of the outstanding shares of our common stock (giving effect to all shareholdings) present in person or by proxy is required for approval of the certificate amendment proposal. In addition, under Delaware law, the holders of each class of our common stock are required to vote separately on the proposal to amend our certificate of incorporation to increase the number of authorized shares of the Class A common stock and Class B common stock. Accordingly, under Delaware law, the favorable vote of the holders of a majority of the outstanding shares of each class is required for the adoption of this proposal.

•	Board Election Proposal. Directors are elected by a plurality vote of shares present at the annual meeting, meaning that the nominee with the most affirmative votes for a particular seat is elected for that seat. If you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee.

•	Incentive Plan Amendment Proposal. The holders of the shares of our Class A and Class B common stock will vote together as a single class on this proposal. The favorable vote of the holders of a majority of the shares of common stock represented at the annual meeting in person or by proxy is required for the adoption of the amendment to the incentive compensation plan.

Voting, Revocation and Solicitation of Proxies

You can vote on matters that come before the meeting in two ways:

•	You can attend the annual meeting and vote in person; or

•	You can vote by filling out, signing and returning the proxy card or voting instruction card.

All shares of First Advantage’s common stock represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by First Advantage’s stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the First American Transaction proposal, the certificate amendment proposal and the incentive plan amendment proposal and for the director nominees named in this proxy statement.

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy from the record holder of the shares authorizing you to vote at the annual meeting.

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of First Advantage at our principal executive office, One Progress Plaza, Suite 2400, St. Petersburg, Florida, 33701, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy. Revoking a proxy and failing to subsequently vote in person or by a later proxy will result in a non-vote.

First Advantage will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. First Advantage may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by contact in person, by telephone, via e-mail or by facsimile by directors, officers or other regular employees of First Advantage. No additional compensation will be paid to directors, officers or other regular employees for such services.

Whether or not you plan to attend the annual meeting in person, we urge you to fill in and sign the enclosed proxy card or instruction card and return it promptly.

Abstentions and Broker Non-Votes

Shares of First Advantage common stock held by persons attending the annual meeting but not voting, and shares of First Advantage common stock for which First Advantage has received proxies but with respect to which holders of those shares have abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting.

Shares represented by proxies that reflect a broker “non-vote” will be counted for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

Adjournments or Postponements

First Advantage does not expect that any matter other than the proposals presented in this proxy statement will be brought before the annual meeting. However, if other matters are properly presented at the annual meeting or any adjournment or postponement of the annual meeting, but we did not receive notice of the proposal a reasonable time before we mail this proxy statement, we will exercise discretionary authority (granted under SEC rules) to vote proxies we receive with respect to such proposals. Under the laws of the State of Delaware, no business may be raised at the annual meeting unless proper notice to the First Advantage stockholders has been given. For further information, see “General Information—Stockholder Proposals” beginning on page 133.

Adjournments may be made for the purpose of reconvening the stockholders meeting to permit a vote to be taken to approve the proposals described in this proxy statement, but not for the purpose of soliciting additional proxies. An adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the annual meeting, whether or not a quorum exists, without further notice other than by an announcement made at the annual meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder entitled to vote at the meeting.

PROPOSAL NUMBER ONE

APPROVAL OF THE FIRST AMERICAN TRANSACTION, INCLUDING

ISSUANCE OF SHARES IN CONNECTION THEREWITH

General

The board of directors of First Advantage, based on the recommendation of the special committee and the opinion of the financial advisor to the special committee described below, has unanimously approved the First American Transaction, including the issuance of shares of Class B common stock of First Advantage to Newco in connection therewith and the master transfer agreement and related agreements.

Vote Required

First Advantage is submitting the First American Transaction for approval of the stockholders in accordance with First Advantage’s listing agreement with Nasdaq National Market System, which, among other things, generally requires stockholder approval of a transaction or series of transactions which involve the acquisition of assets or stock of another company in which any First Advantage director, officer or substantial stockholder directly or indirectly has a 5% or greater interest in the stock or assets to be acquired or in which the consideration to be paid in the transaction and the present or potential issuance of shares could result in an increase in outstanding common shares of voting power of 5% of more. In addition, approval of the First American Transaction, including the issuance of our Class B common shares and approval of the master transfer and related agreements, by our stockholders is a condition to closing under the master transfer agreement.

The affirmative vote of the holders of a majority of the shares of our Class A common stock (without giving effect to any shares of common stock held by First American and its affiliates, Donald Robert or our management) and the affirmative vote of the holders of a majority of our shares of common stock (giving effect to all shareholdings) present in person or by proxy is necessary to approve the First American Transaction.

Pequot Private Equity Fund II, L.P., the largest Class A common stockholder, which owns approximately 28% of our Class A common stock, has indicated that it will vote all of the shares of Class A common stock that it owns in favor of approval of the First American Transaction. Mr. Lawrence D. Lenihan, Jr., a member of the special committee, is the managing general partner and co-head of this company.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE FIRST AMERICAN TRANSACTION.

INFORMATION ABOUT THE CIG BUSINESS

The CIG Business

The CIG Business, which comprises the credit information segment of First American, operates through four primary businesses: First American CREDCO, currently a division of FARES (“First American CREDCO”), First American Membership Services (“Membership Services”), Teletrack and First American Credit Management Solutions (“CMSI”).

First American CREDCO helps thousands of mortgage lenders, automotive dealers and other companies in the United States assess the credit risk of individuals through the provision of credit reports and related products and services. First American CREDCO resells credit information purchased from the three United States repositories of credit information, Equifax, Experian and Trans Union. This credit information is packaged by First American CREDCO into single bureau reports and merged credit reports. Single bureau reports involve the receipt, formatting and delivery of credit information from the databases of one of the repositories. First American CREDCO’s merged credit reports require additional steps, in particular the receipt of credit information from at least two of the three repositories and the merging and duplication elimination of the information received. First American CREDCO’s reports also may include other information, such as fraud and OFAC alerts as well as FICO credit scores. First American CREDCO is the largest reseller of credit reports in the United States and the largest provider of merged credit reports to the mortgage and automotive finance industries. First American CREDCO accounted for approximately 78% of the CIG Business’s revenue in 2004.

Membership Services provides credit reports and credit monitoring services directly to consumers through its retail and other marketing partners. In addition, Membership Services provides and manages third party products and administrative services to these partners, which include major financial institutions and retail websites. Membership Services accounted for approximately 9% of the CIG Business’s revenue in 2004.

We believe that Teletrack is the largest provider of credit information on sub-prime consumers in the United States based upon the number of reports issued. Drawing on its proprietary databases of credit and other information culled from merchants which cater to sub-prime consumers and the public record, Teletrack assembles and delivers credit reports to a variety of businesses, including pay-day loan and check-advance stores, sub-prime consumer finance companies, rent-to-own retailers, sub-prime credit card issuers and similar types of creditors. Teletrack accounted for approximately 8% of the CIG Business’s revenue in 2004.

CMSI provides software and services which allow customers to automate the credit decision process, including data entry, credit report retrieval, application of credit scoring models, application of lending policies, booking of loans and related administrative functions. CMSI’s products also permit lenders to monitor their lending practices to ensure compliance with internal and regulatory requirements. CMSI’s customers include major financial institutions, student loan lenders and other lending institutions. CMSI accounted for approximately 5% of the CIG Business’s revenue in 2004.

Cyclicality/Seasonality

The demand for First American CREDCO’s products is sensitive to changes in interest rates. Generally when interest rates increase consumer borrowing decreases, resulting in reduced demand for credit reports and related products. In addition, demand for mortgage and automotive credit reports tends to decline slightly toward year-end, when historically mortgage and automotive financing transactions have decreased. CMSI and Membership Services have historically experienced little seasonal variance in their businesses.

Historical Growth

The CIG Business grew out of First American’s acquisition in 1994 of California Credit Data, Inc. and Prime Credit Reports, Inc., which it combined with its Metropolitan Credit Reporting Services, Inc. and Metropolitan Property Reporting Services, Inc. subsidiaries. The following year, First American significantly expanded its credit operations with the acquisition of CREDCO, Inc. In 1998, First American contributed the companies then constituting its credit information business to FARES, a joint venture with Experian. These companies were later merged with FARES, with the credit operations continuing to function as a division of the joint venture.

In 1999, First American acquired Teletrack and in 2001 purchased Credit Management Solutions, Inc., a publicly traded corporation which was subsequently renamed First American Credit Management Solutions, Inc. In that transaction, First American also acquired a subsidiary corporation, Credit Online, Inc., a provider of software and services which connects credit originators, such as automobile dealers, with funding sources. In early 2003, First American sold Credit Online to DealerTrack in a stock for stock transaction. In 2000, First American formed Membership Services.

In March 2005, the CIG Business purchased the XRES Business. Two months later, the CIG Business increased the services it offers to the automobile industry through the acquisition of Bar None, which provides automobile dealerships with credit-based lead generation services, with an emphasis on identifying credit impaired consumers in need of automobile financing. These two businesses are also being contributed to First Advantage as part of the First American Transaction.

Governmental Regulation

Generally, the products and services offered by the CIG Business do not require governmental approvals; however, the CIG Business’s (including XRES Business’s and Bar None’s) credit report related products and services are subject to various federal and state regulations. For example, the Fair Credit Reporting Act, the Fair and Accurate Credit Transactions Act, the Graham-Leach-Bliley Act and similar federal and state laws regulate the disclosure and use of the personal information that may be included in these products and services.

Employees

The CIG Business employs approximately 800 people.

Organizational Structure of the CIG Business and Related Businesses Prior to the First American Transaction

The following diagram illustrates the companies and assets that currently comprise the CIG Business and the related businesses being contributed to First Advantage. As further described in “Master Transfer Agreement” beginning on page 33, prior to the closing of the First American Transaction, First American, FAREISI and FARES each will contribute to Newco all of the companies and assets that they own that comprise the CIG Business and the related businesses (together with associated liabilities). At the closing of the First American Transaction, Newco will contribute all of the assets and companies that it owns that comprise the CIG Business and the related businesses (together with associated liabilities) to First Advantage or its wholly-owned subsidiary.

STRUCTURE OF THE FIRST AMERICAN TRANSACTION

The master transfer agreement and related agreements provide for the following actions to occur at the closing of the First American Transaction:

•	Newco will contribute the CIG Business, the DealerTrack Interest, Bar None and the XRES Business to First Advantage or its wholly-owned subsidiary in exchange for an aggregate of 29,073,170 shares of First Advantage’s Class B common stock, and First Advantage will assume substantially all the liabilities associated therewith. In particular, First Advantage will assume First American’s obligations under its agreement for the purchase of Bar None, which includes a possible maximum payment of $9 million to former stockholders of Bar None during the three year period following the completion of First American’s purchase of Bar None if Bar None achieves agreed upon financial targets during the three year period following the closing; and

•	Concurrently with the contributions described above, First Advantage will pay in full the principal amount of $20 million under the promissory note that we originally issued to First American in April 2004 by issuing 975,610 shares of our Class B common stock to Newco.

As a result of the contributions, the CIG Business, the DealerTrack Interest, Bar None and the XRES Business will become part of the business and operations of First Advantage or its wholly-owned subsidiary. At the time of the closing, the companies comprising the CIG Business (other than the CREDCO Division) and their respective subsidiaries are required to have cash and cash equivalents of $1.95 million or more and the CREDCO Division is required to have cash or cash equivalents of $3.05 million or more.

The following diagram illustrates the First American Transaction in general terms and is not comprehensive. For a more complete description of the First American Transaction, see “Master Transfer Agreement” beginning on page 33 and “Other Transaction Documents” beginning on page 44.

In connection with the closing of the First American Transaction, First Advantage and First American will enter into several agreements that relate to the transfer of the CIG Business and the related businesses to First Advantage, including:

•	An amended and restated services agreement, under which First American and its affiliates, which currently provides key services to First Advantage and its affiliates, will continue to provide those services on the same terms and for limited periods and will provide additional key services, including acting as the exclusive resellers of First Advantage’s credit information and related products to mortgage lenders and others in the mortgage industry, for limited periods. See “Other Transaction Documents—Amended and Restated Services Agreement” beginning on page 61.

•	A $45 million unsecured subordinated promissory note, under which First Advantage can borrow, repay and reborrow from First American from time to time for 90 days after the closing for working capital for the CIG Business, with a maturity date of 135 days after the date it is executed. See “Other Transaction Documents—Subordinated Promissory Note” beginning on page 65.

•	An outsourcing agreement, pursuant to which First Advantage will manage and provide credit reports and related products and services to customers of RELS with respect to three existing service agreements until these service agreements terminate, RELS dissolves or ceases to exist, or FARES or one of its affiliates is no longer a member of RELS, whichever occurs first. See “Other Transaction Documents—Outsourcing Agreement” beginning on page 66.

•	An office lease agreement between First American Title Insurance Company, as landlord, and First Advantage, as tenant, of certain buildings and property located in Poway, California. See “Other Transaction Documents—Poway Lease Agreement” beginning on page 68.

•	A sublease agreement between eAppraiseIT, as sub-lessee, and First Advantage, as sub-lessor, of a portion of the Poway, California office space. See “Other Related Transaction Agreements” beginning on page 69.

•	A sublease agreement between Interactive Division, as a sub-lessee, and First Advantage, as sub-lessor, of a portion of the Poway, California office space. See “Other Related Transaction Agreements” beginning on page 69.

•	An equipment sublease agreement to be entered into by and between FARES, as sub-lessor, and First Advantage or its wholly-owned subsidiary, as sub-lessee under a sublease required under a master lease agreement among FARES, General Electric Capital Corporation and the other parties thereto, dated as of December 28, 2000, under which a First Advantage subsidiary will sublease certain equipment from FARES. See “Other Related Transaction Agreements” beginning on page 69.

DealerTrack Earn-Out

First Advantage will be obligated to issue additional shares of Class B common stock to Newco in the future if DealerTrack consummates an initial public offering of its stock on or prior to the second anniversary of the closing of the First American Transaction and the value of the DealerTrack Interest exceeds $50 million. If DealerTrack completes an IPO within 180 days of the closing of the First American Transaction, the number of shares to be issued will be equal to the quotient of (x) 50% of the amount by which the value of the DealerTrack Interest exceeds $50 million (based on the average closing price per share of DealerTrack’s stock over the 60 business day period beginning on the fifth business day after the completion of its initial public offering), divided by (y) $20.50. If the DealerTrack IPO occurs after the 180-day period following the closing of the First American Transaction (but prior to the second anniversary thereof), the number of additional Class B common shares we must issue to Newco will be equal to the quotient of (x) 50% of the amount by which the DealerTrack Interest exceeds $50 million (based on the average closing price per share of DealerTrack’s stock over the 60 business day period beginning on the fifth business day after its initial public offering), divided by (y) the average closing price per share of First Advantage’s Class A common stock during the 30 trading day period ending on the third trading day prior to the date of DealerTrack’s IPO, except that the minimum price per share will be $20.50.

See “Other Transaction Documents—First American Contribution Agreement” beginning on page 44.

First Advantage cannot determine the maximum number of Class B shares that may be issued to Newco in connection with the DealerTrack Earn-Out because the final number of shares to be issued to Newco will depend on a number of factors, which cannot be ascertained at this time including:

•	whether DealerTrack completes an initial public offering within two years after the closing of the First American Transaction;

•	assuming DealerTrack completes an initial public offering of its common stock within that period, whether the offering is completed during the first 180 days following the First American Transaction closing or during the following 18 month period;

•	the average trading price of the DealerTrack common stock for the applicable period following completion of the DealerTrack IPO and the average closing price of First Advantage’s Class A common stock during the applicable period, if the IPO is completed after the 180-day period but before the second anniversary of the closing, which will be used to determine the number of shares to be issued.

The following table includes examples of the calculation of the number of Class B common shares that may be issued in connection with the DealerTrack Earn-Out assuming that DealerTrack completes an IPO after the 180-day period following the closing of the First American Transaction but prior to the second anniversary thereof. If DealerTrack completes an IPO during the initial 180 day period, the first line of the table below illustrates the number of shares that would be issued, because in that case the denominator in the formula is always $20.50.

Example of Number of First Advantage Shares Issued Pursuant to DealerTrack Earn-Out

(IPO After Initial 180-Day Period)

	Value of DealerTrack Interest (in millions)
	50.0	70.0	90.0	110.0	130.0	150.0
20.50*	0.00	487,805	975,610	1,463,415	1,951,220	2,439,024
20.75	0.00	481,928	963,855	1,445,783	1,927,711	2,409,639
21.00	0.00	476,190	952,381	1,428,571	1,904,762	2,380,952
21.25	0.00	470,588	941,176	1,411,765	1,882,353	2,352,941
21.50	0.00	465,116	930,233	1,395,349	1,860,465	2,325,581
21.75	0.00	459,770	919,540	1,379,310	1,839,080	2,298,851
22.00	0.00	454,545	909,091	1,363,636	1,818,182	2,272,727
22.25	0.00	449,438	898,876	1,348,315	1,797,753	2,247,191
22.50	0.00	444,444	888,889	1,333,333	1,777,778	2,222,222
22.75	0.00	439,560	879,121	1,318,681	1,758,242	2,197,802
23.00	0.00	434,783	869,565	1,304,348	1,739,130	2,173,913
23.25	0.00	430,108	860,215	1,290,323	1,720,430	2,150,538
23.50	0.00	425,532	851,064	1,276,596	1,702,128	2,127,660
23.75	0.00	421,053	842,105	1,263,158	1,684,211	2,105,263
24.00	0.00	416,667	833,333	1,250,000	1,666,667	2,083,333
24.25	0.00	412,371	824,742	1,237,113	1,649,485	2,061,856
24.50	0.00	408,163	816,327	1,224,490	1,632,653	2,040,816
24.75	0.00	404,040	808,081	1,212,121	1,616,162	2,020,202
25.00	0.00	400,000	800,000	1,200,000	1,600,000	2,000,000

*	As noted above, the price of one share of First Advantage’s Class B common stock used to calculate the number of shares may not be less than $20.50.

There is no limit on the maximum number of Class B common shares that may be issued to First American in connection with the DealerTrack Earn-Out. Accordingly, First Advantage may be required to seek additional

Value of First Advantage Stock

stockholder approval to amend the certificate of incorporation in the event that First Advantage does not have a sufficient number of authorized shares under its certificate of incorporation.

Background of the First American Transaction

In November 2004, Parker S. Kennedy, the Chairman and Chief Executive Officer of First American and the Chairman of First Advantage, and John Long, the Chief Executive Officer of First Advantage, discussed strategic alternatives for First Advantage, including the possible contribution to First Advantage of certain credit information businesses owned by First American. In late December 2004, these discussions narrowed, focusing in particular on the contribution of the CIG Business to First Advantage.

On January 7, 2005, Mr. Kennedy, Mr. Long, Anand Nallathambi, the president of the CIG Business, and representatives from Lehman Brothers discussed in a telephone conference near term strategic goals of First American and First Advantage and in particular the potential transfer of First American’s credit information businesses to First Advantage. Following this call, First American retained Lehman Brothers to assist it in determining the value of the CIG Business and in structuring a potential transaction. In the weeks that followed, Mr. Kennedy discussed the proposed transaction with Lawrence D. Lenihan, Jr., a member of First Advantage’s board of directors and a representative of Pequot Private Equity Fund II, L.P., a large stockholder of First Advantage. During this time Mr. Kennedy also discussed the transaction with Donald Robert, a member of First Advantage’s board of directors and chief executive officer of Experian Group, an affiliate of Experian. Mr. Kennedy discussed with Mr. Robert the necessity of obtaining Experian’s consent to the proposed transaction. This consent is required under Experian’s and First American’s joint venture agreement relating to FARES, the owner of a portion of the assets of the CIG Business.

On January 20, 2005, Mr. Nallathambi, Mr. Long and representatives of Lehman Brothers met at First American’s offices to discuss the potential transaction and to begin determining a range of values for the CIG Business.

On January 25, 2005, the board of directors of First American held a special meeting at which Mr. Kennedy advised the members of a possible transaction involving the contribution of the CIG Business to First Advantage.

On January 26, 2005, First Advantage’s board gathered informally, and John Long, the Chief Executive Officer of First Advantage, described First American’s interest in contributing the CIG Business to First Advantage. At a regularly scheduled board meeting the following day, Mr. Long and other members of management, including Mr. Kennedy, the chairman of First Advantage’s board and chief executive officer of First American, described the potential transaction in additional detail. After a discussion concerning the potential benefits and risks that the potential transaction could entail, First Advantage’s board designated a special committee consisting of Barry Connelly, Lawrence D. Lenihan, Jr., Donald Nickelson, Adelaide Sink and David Walker to evaluate the proposed contribution of the CIG Business by First American and to make a recommendation to First Advantage’s full board as to whether to approve the transactions with First American.

The special committee met later in the day on January 27, 2005. At this meeting, the members of the special committee discussed the appropriate process to follow and appointed Donald Nickelson and David Walker as co-chairmen. The special committee met four times over the next twelve days to further define its review process and select legal and financial advisors. The special committee engaged Davis Polk & Wardwell as its outside legal advisor on February 4, 2005, and promptly thereafter engaged Morgan Stanley & Co. Incorporated as its outside financial advisor. At these meetings, counsel to the special committee discussed with the members of the special committee their fiduciary duties, the role of the special committee and other legal matters, and the special committee instructed its counsel to reach agreement with management of First Advantage and First American on a mutually acceptable process. In addition, at the direction of the special committee, Morgan Stanley commenced its due diligence process.

On January 31, 2005, Mr. Kennedy, Mr. Nallathambi, Thomas Klemens and Kenneth DeGiorgio, chief financial officer and general counsel, respectively, of First American, and representatives of Lehman Brothers met to discuss Lehman Brothers’ recommendations with respect to the value of the CIG Business and the structure of the transaction.

On several occasions between January 31, 2005 and February 7, 2005, Mr. Kennedy and Mr. Long discussed possible terms for a potential transaction, including the value of the individual businesses comprising the CIG Business and the value of the First Advantage stock to be issued in consideration for the contribution of the CIG Business. Mr. Kennedy and Mr. Long also discussed the future management of the combined operations of First Advantage and the CIG Business and its strategic direction.

On February 2, 2005, Mr. Nickelson and Mr. Walker conducted due diligence on behalf of the special committee at the Poway, CA headquarters of the CIG Business, including presentations by and discussions with senior management of CIG Business. This was followed by a due diligence investigation by Mr. Lenihan at the same facility on February 3, 2005.

On February 4, 2005, First American and First Advantage entered into a confidentiality agreement.

On February 7, 2005, the board of directors of First American met again. At the February 7 meeting, representatives from Lehman Brothers made a presentation in which they discussed proposed terms and the strategic rationale for the transaction. The First American board of directors authorized management to pursue the transaction and formed a committee of three of its members for the purpose of advising First American management.

Following several conversations between the parties, on February 9, 2005, Julie Waters, First Advantage’s general counsel, representatives of Reed Smith LLP, outside counsel to First Advantage, Mr. DeGiorgio, representatives of White & Case LLP, First American’s outside counsel, and representatives of Davis Polk & Wardwell, counsel to the special committee, discussed the respective roles of First Advantage, First American and the special committee with regard to the proposed transaction. They agreed that in addition to closing conditions, any transaction would be subject to approval by the special committee and to approval by the holders of a majority of First Advantage’s Class A common stock, excluding shares held by First American and its affiliates, officers and directors or by management and interested directors of First Advantage. They also agreed on a due diligence review process that would include, among other things, business, financial, accounting and legal matters. Ms. Waters and representatives of Davis Polk subsequently agreed that management of First Advantage, under the oversight of the special committee, would take the lead role in negotiating the transaction with First American.

Between February 7, 2005 and February 10, 2005, Mr. Kennedy and Mr. Long continued to discuss different methods to value the CIG Business and the First Advantage Class B common stock. In addition, First American delivered to First Advantage a draft letter of intent setting forth the terms discussed between Mr. Long and Mr. Kennedy and First American’s proposal with respect to outstanding matters. In particular, the letter of intent provided that First American and certain of its affiliates would contribute to First Advantage the CIG Business, including certain businesses related thereto which were in the process of being acquired by First American, and would convert $20 million of outstanding indebtedness to equity. In exchange, the letter of intent provided that First Advantage would issue to First American and its affiliates 29,513,035 shares of its Class B common stock for the CIG Business, Class B common stock valued at $20.33 per share to satisfy the outstanding indebtedness and in payment for the companies pending acquisition and one half of the contingent value of the DealerTrack Interest, a minority equity investment in an unaffiliated third party held by the CIG Business.

After a series of discussions with First American, on February 11, 2005, Mr. Long called Mr. Nickelson, co-chairman of the special committee, and indicated that the economic terms reflected in the letter of intent were inadequate for First Advantage. Following this conversation, Mr. Long informed First American that the terms outlined in the letter of intent were unacceptable, and the parties agreed to re-evaluate their interest in pursuing a transaction. Later that day the special committee met with its legal advisor to discuss the letter of intent and these developments, and the special committee instructed its financial and legal advisors to cease working on the transaction.

Discussions between Mr. Long and Mr. Kennedy continued between February 11, 2005 and February 24, 2005, at which time the First American board of directors met and discussed the progress being made on the transaction, the benefits of the transaction to First Advantage and First American, in its capacity as First Advantage’s largest stockholder, and the value that Mr. Nallathambi would bring to First Advantage’s management team.

At a regularly scheduled meeting of First Advantage’s board on February 17, 2005, Mr. Long informed the members of the special committee that he believed discussions regarding the acquisition should be reopened. The members of the special committee consented under the standstill agreement between First American and First Advantage to further discussions between First Advantage and First American regarding the transaction in order to allow management to present a proposed transaction to the special committee. Over the course of the next week, management of First Advantage and First American discussed revised terms for a potential transaction. Also during this period, as part of its due diligence review, the special committee’s financial advisor met several times with management of First Advantage and with management of the CIG Business, including a due diligence visit to the Poway, CA headquarters of the CIG Business.

On February 24, 2005, the special committee discussed with its financial and legal advisors the status of the ongoing negotiations regarding the proposed transaction and the ongoing due diligence reviews being conducted by management, the special committee, and Morgan Stanley with respect to certain diligence, including financial and business diligence. The special committee met again on March 3, 2005 with its financial and legal advisors and discussed the ongoing due diligence.

On March 7, 2005, counsel to First American delivered draft documentation for the proposed transaction to First Advantage and First Advantage delivered a due diligence request list to First American. On March 8 and 9, Mr. Connelly and Ms. Sink of the special committee conducted a due diligence visit to the headquarters of the CIG Business in Poway, CA. During this visit, Mr. Connelly and Ms. Sink attended management presentations and interviewed the senior management of the CIG Business. On March 9, counsel to the special committee described to management of First Advantage the scope of the due diligence review that the special committee expected management to undertake and report on to the special committee prior to any special committee decision regarding the proposed transaction. On March 10, 2005, First Advantage provided drafts of the transaction documents to the special committee and over the next several days counsel to the special committee discussed the drafts with First Advantage’s general counsel and on March 15, 2004 First Advantage delivered revised drafts to First American.

On March 16, 2005, the special committee met with its financial and legal advisors and with management of First Advantage. Management of First Advantage described the proposed terms of the transaction, the financial, operational and strategic rationale for the transaction, and the status of the ongoing negotiations with First American. After management of First Advantage left the meeting, representatives of Morgan Stanley, the financial advisor to the special committee, discussed their ongoing review of certain diligence, which included financial and business diligence and then discussed various financial and business issues including valuation. Mr. Connelly and Ms. Sink then reported on their due diligence visit to Poway. The representatives of Morgan Stanley then left the meeting and the special committee’s counsel discussed with the members of the special committee their fiduciary duties and other legal matters. Following this meeting, Mr. Nickelson telephoned Mr. Donald Robert and requested that Mr. Robert ensure that arrangements would be put in place to retain certain senior managers in the event a transaction were consummated.

Commencing on March 18, 2005, representatives of First Advantage conducted due diligence at the CIG Business headquarters in Poway. Management’s due diligence continued until the initial signing of the agreements for the transaction in May.

During this period, discussions between Mr. Kennedy and Mr. Long continued with respect to the value of the CIG Business and First Advantage’s Class B common shares to be issued in the proposed transaction. After several discussions between Mr. Kennedy and Mr. Long, the companies agreed to value the CIG Business (without including the XRES Business or Bar None or the DealerTrack Interest) at $550 million and to value each share of Class B common stock to be issued to First American in connection with the proposed transactions at $20.50.

On March 21 and 22, 2005, First American and First Advantage, with the input of the special committee, negotiated the final terms of the non-binding letter of intent, including that the transaction would be subject to approval by the special committee and to approval by the holders of a majority of the shares of Class A common stock of First Advantage, other than First American and its affiliates, officers and directors and other than management and interested directors of First Advantage. The special committee met with its legal advisor in the morning on March 22 to review and discuss the draft letter of intent and related press release and directed management of First Advantage to make certain changes. On March 25, 2005, First American and First Advantage signed a non-binding letter of intent. The executed letter of intent provided that First American would contribute the CIG Business and the DealerTrack Interest to First Advantage in exchange for 26,829,268 shares of its Class B common stock plus an additional number of shares, valued at $20.50 per share, equal to half of the contingent value of the DealerTrack Interest. First Advantage would also issue 975,610 shares to First American in satisfaction of $20 million of outstanding indebtedness to First American and approximately 2,243,900 shares for companies pending acquisition by First American that would be contributed in the transaction. Following the execution of the non-binding letter of intent, in the afternoon of March 22, First American and First Advantage jointly announced the execution of the non-binding letter of intent and held a conference call with investors and the financial community to discuss the proposed transactions.

Following the announcement of the non-binding letter of intent, the special committee, its financial advisor and management of First Advantage continued their due diligence review of the CIG Business. On March 31, 2005, First American completed its acquisition of the assets of the XRES Business. On April 1, 2005, the special committee met with its legal advisor and discussed, among other things, the status of due diligence and negotiations regarding definitive agreements for the transactions. Counsel to First American delivered revised draft agreements for the transaction on April 4, 2005, and the special committee met with its legal and financial advisors on April 11, 2005, and discussed the proposed transaction, the ongoing due diligence review and the revised documentation. The special committee directed its counsel to advise management of First Advantage that the current draft agreements were not acceptable and to discuss with management various improvements to the economic and other terms.

Following these discussions, on April 22, 2005, First Advantage delivered revised drafts of the transaction documents to First American. Over the course of the next several weeks, Ms. Waters, First Advantage’s general counsel, had numerous conversations with counsel to the special committee concerning the draft documentation, and management of First Advantage continued to negotiate the documentation with First American and its counsel.

On April 29, 2005, management of First Advantage began providing due diligence reports to the special committee and its financial and legal advisors. Management discussed these reports with the special committee’s financial and legal advisors and reported on follow-up inquiries.

On May 6, 2005, representatives of First Advantage’s management, the management of the CIG Business, the special committee’s financial and legal advisors, and First American’s financial advisor held a conference call during which the participants discussed, among other things, the status of the definitive documentation for the transaction and due diligence matters, including the preliminary April results for each of First Advantage and the CIG Business. Following this call, the special committee’s legal advisor and First Advantage’s general counsel discussed in detail the preliminary results of First Advantage’s ongoing due diligence review and agreed upon additional matters to be reviewed. Later that day, First American delivered revised drafts of the transaction agreements to First Advantage and to counsel to the special committee.

On May 12, the special committee held a telephonic meeting with its financial and legal advisors. At this meeting, the special committee and its advisors reviewed the ongoing due diligence and the draft transaction documents. After discussion, the special committee directed its counsel to advise management of First Advantage and management of First American that the draft agreements were not acceptable and to request further changes. Over the course of the next several days, Ms. Waters, Mr. DeGiorgio, First American’s outside counsel and counsel to the special committee negotiated the documents for the transaction. Throughout these negotiations, counsel to the special committee consulted with and took direction from the co-chairmen of the special committee.

In the morning on May 17, 2005, the special committee met with its counsel at the St. Petersburg, FL offices of First Advantage and discussed the draft transaction agreements and the status of the negotiations. After this discussion, a meeting of the full board of directors of First Advantage was convened with certain directors who were not members of the special committee participating by telephone. Also in attendance were representatives of management of First Advantage and of the CIG Business, as well as counsel to the special committee. Management of First Advantage discussed the business and prospects of the CIG Business and presented the results of its due diligence review, including with respect to accounting, benefits, tax, regulatory, real estate, environmental, intellectual property, litigation, insurance and contracting matters. Management of the CIG Business then offered its view as to the business and prospects of the CIG Business. In addition, terms of the proposed transaction, including with respect to the RELS joint venture outsourcing arrangement, were discussed. Throughout the meeting, the members of the special committee and their counsel asked questions of management of each of First Advantage and the CIG Business. A general discussion followed, including a discussion of the potential benefits and risks involved in the proposed transaction.

The meeting of the First Advantage board was adjourned, the management teams were excused, and a meeting of the special committee was reconvened with the legal and financial advisors to the special committee present. After discussion, the special committee invited Mr. John Lamson, First Advantage’s chief financial officer, to further discuss the proposed services agreement between First American and First Advantage and the proposed outsourcing agreement relating to the RELS joint venture. After a discussion of these arrangements, Mr. Lamson was excused. After further discussion, the special committee invited Messrs. Long and Lamson and Ms. Waters to join the meeting. The special committee discussed the terms of the transaction agreements with Messrs. Long and Lamson and Ms. Waters, and directed management and counsel to the special committee to seek certain changes. Management and counsel to the special committee then left the meeting to continue negotiations on the transaction documents, and the special committee’s financial advisor began to discuss with the special committee its review of certain diligence, which included financial and business diligence and certain financial and business issues, including valuation regarding the proposed transaction. Counsel to the special committee rejoined the meeting and, after further discussion, Morgan Stanley rendered an oral opinion as to the fairness to First Advantage from a financial point of view of the consideration to be paid in the transaction. Following further discussion, Morgan Stanley was excused from the meeting.

After more discussion, counsel to the special committee was excused from the meeting to confer with management of First Advantage, and later returned and updated the committee on the results of the most recent negotiations concerning the transaction documents. After further discussion, the members of the special committee unanimously determined, in consultation with its independent legal and financial advisors, that it is advisable and in the best interests of First Advantage and its stockholders (other than First American, its affiliates, officers and directors) to effect the First American Transaction pursuant to the terms of the master transfer agreement and the related agreements and resolved to recommend them to the full board of First Advantage, subject in each case, to the finalization of the definitive agreements in form satisfactory to the special committee.

The meeting of the First Advantage board was reconvened and, after discussion and subject to the finalization of the definitive agreements, the special committee recommended the transaction to the board. After further discussion, the board unanimously approved the contribution of the CIG Business and related transactions and determined that such transactions were fair to, and in the best interests of, First Advantage and its stockholders (other than First American and its affiliates, Donald Robert or First Advantage’s management, as to which the board did not make a determination), subject in each case to finalization of the definitive agreements.

On May 18, 2005, the First American board of directors met. Representatives of Lehman Brothers made a presentation regarding the transaction and advised that in their opinion the transaction was fair from a financial point of view to First American. After discussion, the First American board of directors unanimously approved the transaction.

Over the next week, management of and counsel to First American, management of First Advantage, and counsel to the special committee finalized the definitive documentation for the transaction, with counsel to the special committee regularly updating and consulting with the co-chairmen of the special committee. On May 23, 2005, Morgan Stanley delivered its written opinion to the special committee of the board of directors of First Advantage with respect to the First American Transaction that as of such date and, based on and subject to the assumptions, limitations and qualifications stated therein, the consideration to be paid by First Advantage pursuant to the master transfer agreement and the related agreements was fair from a financial point of view to First Advantage. The full board of directors of First Advantage unanimously approved the First American Transaction and determined that the First American Transaction is fair to, and in the best interests of, First Advantage and its stockholders (other than First American and its affiliates, Donald Robert or First Advantage’s management, as to which the board did not make a determination). On May 25, 2005, First Advantage and First American executed the master transfer agreement and publicly announced the execution of the definitive agreements.

On June 22, 2005, the special committee met to consider the revisions to and impact of the terms of the amended and restated master transfer agreement and related agreements. After discussions, the special committee approved these revised documents and resolved to recommend them to the full board of First Advantage. The master transfer agreement was amended and restated based on the advice of First American’s tax advisors to make certain structural changes to the First American Transaction for tax planning purposes and to account for the acquisition by First American of all of the shares of common stock of Bar None.

The special committee met again on June 28, 2005 and unanimously re-affirmed its prior approval of the master transfer agreement and related agreements and unanimously approved the certificate amendment proposal.

Reasons of the Special Committee for the First American Transaction

The special committee has determined that the terms of the First American Transaction are fair to, and in the best interests of, First Advantage and its stockholders (other than First American and its affiliates, Donald Robert or First Advantage’s management, as to which the special committee did not make a determination). In approving the First American Transaction, the members of the special committee relied upon their knowledge of the business, financial condition and prospects of First Advantage, the knowledge of senior management of First Advantage regarding the business, financial condition and prospects of First Advantage and the CIG Business and related businesses, and the advice of the special committee’s financial and legal advisors. In particular, the special committee considered a number of factors, including the following:

•	the acquisition of the CIG Business and related businesses would create a leading business information and services provider with a unique combination of data ownership, access and distribution and having an anticipated initial market capitalization of over $1 billion and pro forma 2005 annual revenues of approximately $600 million and would enhance First Advantage’s competitive position by providing it with additional operating scale, a broader scope of services, expanded geographic reach and increased financial strength;

•	the purchase price for the acquisition of the CIG Business and related businesses and the other material terms of the transactions, including the amended and restated services agreement, the outsourcing agreement, and the terms of the transaction documents, including the representations, warranties, indemnities and closing conditions in those agreements;

•	management’s belief that the transaction will provide cross-selling opportunities in the mortgage/home equity credit, automotive finance and direct-to-consumer credit markets;

•	management’s belief that the transaction would increase First Advantage’s financial flexibility and its ability to access capital markets;

•	the strength of the senior management team of the CIG Business, including the anticipated appointment of Mr. Anand Nallathambi as the president of First Advantage;

•	management’s belief that the transaction would increase First Advantage’s ability to successfully implement its acquisition strategy, including the flexibility to pursue larger acquisition targets;

•	the addition of the CIG Business’s data center located in Poway, California which was expected to eliminate the need for First Advantage to establish a facility elsewhere;

•	the oral opinion of Morgan Stanley, subsequently confirmed in writing on May 23, 2005, that as of the date of such opinion and based on and subject to the assumptions, limitations and qualifications stated therein, the consideration to be paid by First Advantage pursuant to the master transfer agreement and the related agreements was fair, from a financial point of view, to First Advantage as more fully described in “Fairness Opinion of Financial Advisor to First Advantage’s Special Committee” beginning on page 25;

•	the due diligence review of the CIG Business conducted by management of First Advantage, the members of the special committee, and (with respect to certain diligence, including financial and business diligence) the special committee’s financial advisor; and

•	that, in addition to approval by the holders of a majority of First Advantage’s common stock, the transaction is subject to the approval of the holders of a majority of First Advantage’s Class A common stock, other than First American, its affiliates, Donald Robert or First Advantage’s management.

The special committee also considered potential risks associated with the First American Transaction, including:

•	the possibility that the First American Transaction may not be consummated and the potential adverse effect on First Advantage’s business, operations and financial condition should it not be possible to consummate the transaction in a timely manner, if at all;

•	that management of First Advantage and First American, which negotiated (under the oversight of the special committee in the case of First Advantage) the terms of the First American Transaction, have interests that may differ from the interests of the other holders of the Class A common stock of First Advantage, and that the terms of such agreements may not be as advantageous to First Advantage as could have been achieved in negotiations with unrelated third parties;

•	that after consummation of the First American Transaction, First American and its subsidiaries would control on a pro forma basis approximately 85% of the outstanding common stock of First Advantage and approximately 98% of the voting power of First Advantage, and that the standstill agreement between First American and First Advantage expires not later than June 5, 2007;

•	the risk that the potential benefits of the acquisition of the CIG Business and related businesses may not be realized in a timely fashion, if at all;

•	that after the consummation of the First American Transaction, First Advantage will be dependent on First American for additional key services, including the sale by First American of certain services of the CIG Business and related businesses to customers of First American as part of a bundled package of services provided by First American and that First American has agreed to provide these services for only a limited period of time and that First American’s interests with respect to such sales may differ from First Advantage’s interests;

•	that after the consummation of the First American Transaction, First Advantage expects to receive a significant amount of revenue under the outsourcing agreement with First American, and that (i) the revenues received under such agreement are dependent upon the performance of RELS, which is a joint venture that First American will continue to operate on a day-to-day basis, (ii) the commercial arrangements under which the joint venture provides services and derives its revenues are agreements that are terminable with little or no advance notice and (iii) the interests of RELS and its members may be different from, and adverse to, those of First Advantage, which adverse interest will be enhanced by the fact that First American has in effect assigned to First Advantage a substantial portion of the economic benefits and burdens that First American could derive from this relationship;

•	the impact on the CIG Business (including related businesses) and First Advantage, respectively, of recent high-profile events involving data theft at a number of information services companies, including the prospect that such events could have different impacts on the companies, and the possibility of increased legal and regulatory scrutiny of the industry in general and specific companies in particular;

•	that a substantial portion of the CIG Business is related to the level of mortgage origination and refinancing activity in the United States, and that the levels of these activities have historically been sensitive to the level of and changes in interest rates and that a decrease in these activities resulting from the interest rate environment could have material impact on First Advantage’s revenues;

•	the risk that, notwithstanding the efforts of management to retain them, key employees of the CIG Business and/or First Advantage might not remain with First Advantage following completion of the transactions;

•	that First American is providing only limited assurances in the transaction documents as to the DealerTrack Interest and the business and financial condition of the XRES Business and Bar None and, with respect to the XRES Business and Bar None, First Advantage will be subject to the benefits and burdens of the acquisition agreements that were negotiated by First American with third parties;

•	that First Advantage is assuming contingent liabilities associated with the CIG Business and related businesses, including in particular the obligation to potentially issue more shares of Class B stock pursuant to the Dealer-Track Earn-Out and the cash payment of earn-out under the Bar None acquisition agreement; and

•	the other risks associated with the First American Transaction and with the CIG Business and related businesses described in “Risk Factors” beginning on page 1.

In addition, the special committee considered the interests of certain of First Advantage’s directors and executive officers described under “Interests of Certain Persons in the First American Transaction” beginning on page 31.

Due to the variety of factors and the quality and amount of information considered, the special committee did not find it practicable to and did not make specific assessments of, quantify or assign relative weights to the specific factors considered in reaching its determination to approve the First American Transaction. Instead, the special committee made its determinations after consideration of all factors taken together. In addition, individual members of the special committee may have given different weight to different factors.

Actions of Special Committee With Respect to the First American Transaction

The special committee determined that the First American Transaction is fair to, and in the best interests of, First Advantage and its stockholders (other than First American and its affiliates, officers and directors, as to which the special committee made no determination) and unanimously approved the First American Transaction. The special committee recommended to the full First Advantage board of directors that it approve the First American Transaction and recommend the First American Transaction to the stockholders.

Recommendation of First Advantage’s Full Board of Directors with Respect to the First American Transaction

First Advantage’s board of directors, after receiving the unanimous recommendation of the special committee, determined that the First American Transaction is fair to, and in the best interests of, First Advantage and its stockholders (other than First American and its affiliates, Donald Robert or First Advantage’s management, as to which the board made no determination), unanimously approved the First American Transaction, and recommends that you vote “FOR” approval of the First American Transaction proposal.

Fairness Opinion of Financial Advisor to First Advantage’s Special Committee

Pursuant to an engagement letter, on February 17, 2005, the special committee of the board of directors of First Advantage engaged Morgan Stanley to act as its financial advisor in connection with the First American Transaction. Morgan Stanley is a global financial services firm engaged in the securities, investment management and credit services businesses, and regularly provides financial advisory services in connection with mergers and acquisitions. The special committee selected Morgan Stanley to act as its financial advisor and to render an opinion to the special committee regarding the fairness of the First American Transaction because of Morgan Stanley’s expertise, reputation and familiarity with First Advantage and its businesses. On May 17, 2005, Morgan Stanley rendered to the special committee of the board of directors of First Advantage its oral opinion, which was subsequently confirmed in writing on, May 23, 2005, that as of such date and based on and subject to the assumptions, limitations and qualifications stated therein, the consideration to be paid by First Advantage pursuant to the master transfer agreement and the related agreements was fair from a financial point of view to First Advantage.

This summary of the Morgan Stanley opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion attached as Annex H to this proxy statement. You are encouraged to read the opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations of the review undertaken by Morgan Stanley in rendering its opinion, including the fact that Morgan Stanley relied upon the accuracy and completeness of certain information provided to it for the purposes of its evaluation.

Morgan Stanley’s advisory services and opinion were provided for the information and assistance of the special committee of the board of directors of First Advantage in connection with its consideration of the First American Transaction. Morgan Stanley’s opinion is not intended to be and does not constitute a recommendation to any stockholder of First Advantage as to how such stockholder should vote in connection with the First American Transaction proposal. Morgan Stanley was not involved in structuring, planning or negotiating the First American Transaction. Morgan Stanley did not express an opinion as to the likelihood that First Advantage’s Class A common stock will trade at or above certain levels or the prices at which First American’s common stock and the First Advantage Class A common stock will actually trade at any time, or the future value of the First Advantage Class B common stock. The opinion did not address whether an initial public offering of DealerTrack Interest will be consummated at any time, the terms of such offering or the value of such stock or whether a market for such securities will exist.

In arriving at its opinion, Morgan Stanley did the following:

•	reviewed certain publicly available financial information and other information of First American and First Advantage;

•	reviewed unaudited consolidated financial statements of the companies comprising the CIG Business and DealerTrack Interest (which are referred to as the “unaudited financial statements”) and certain other internal financial information and other financial and operating data concerning the companies comprising the CIG Business and DealerTrack Interest prepared by the management of such companies;

•	discussed the unaudited financial statements and certain other matters with First American’s auditors, PriceWaterhouseCoopers, LLC (“PWC”);

•	reviewed certain financial projections prepared by the management of the companies comprising the CIG Business and DealerTrack Interest;

•	discussed the past and current operations and financial condition and the prospects of the companies comprising the CIG Business and DealerTrack Interest with senior executives of First American, the companies comprising the CIG Business and DealerTrack Interest and First Advantage;

•	reviewed certain internal financial statements and other financial operating data concerning First Advantage prepared by the management of First Advantage;

•	reviewed First Advantage’s 2005 business plan;

•	reviewed certain publicly available estimates of the future financial performance of First Advantage and discussed such estimates with management of First Advantage;

•	reviewed legal due diligence reports on the companies comprising the CIG Business and DealerTrack Interest prepared by First Advantage;

•	discussed certain strategic, financial and operational benefits anticipated from the First American Transaction with the management of First Advantage and the management of the companies comprising the CIG Business and DealerTrack Interest;

•	discussed the strategic rationale for the transaction with senior executives of First Advantage;

•	discussed the past and current operations and financial condition and the prospects of First Advantage with senior executives of First Advantage, and reviewed the pro forma impact of the transaction on First Advantage’s earnings per share and financial ratios;

•	reviewed the reported prices and trading activity for First American common stock and First Advantage’s class A common stock;

•	compared the financial performance of the companies comprising the CIG Business and DealerTrack Interest with that of certain other publicly-traded companies comparable with the companies comprising the CIG Business and DealerTrack Interest and their securities;

•	reviewed the master transfer agreement and the related agreements and certain related documents; and

•	performed such other analyses and considered such other factors as it deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by First American, the companies comprising the CIG Business and DealerTrack Interest and First Advantage for the purposes of its opinion. With respect to the financial projections and First Advantage’s 2005 business plan, including information relating to certain strategic and the financial and operational benefits anticipated from the First American Transaction, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the managements of First Advantage and the companies comprising the CIG Business and the DealerTrack Interest. Neither First Advantage nor the special committee imposed any limitations on the scope of Morgan Stanley’s investigation.

With the special committee’s consent, Morgan Stanley assumed for purposes of its analysis that First Advantage may be required to make the DealerTrack Earn-Out payment and an earnout payment relating to Bar None, which was one of the businesses that First American had agreed to acquire at the time the Morgan Stanley opinion was delivered. Morgan Stanley expressed no opinion as to the likelihood that the DealerTrack Interest or Bar None will achieve any of the milestones upon which the earnout payments are conditioned. Morgan Stanley also assumed for the purpose of its analysis and with the special committee’s consent that Bar None will be among the businesses that will be transferred to First Advantage pursuant to the First American Transaction as of closing and therefore, the consideration to be paid by First Advantage pursuant to the master transfer agreement and related agreements includes First Advantage’s Class B common stock to be issued by First Advantage for the transfer of Bar None.

In addition, Morgan Stanley assumed that the First American Transaction will be consummated in accordance with the terms set forth in the master transfer agreement and related agreements without any waiver, amendment or delay of any terms or conditions. Morgan Stanley also assumed that the terms and provisions of the standstill agreement, dated as of June 5, 2003, between First American and First Advantage, will remain in full force and effect in accordance with their terms, without modification, after consummation of the First American Transaction. Upon advice of management of First Advantage, Morgan Stanley also assumed that the financial terms of the amended and restated services agreement and the outsourcing agreement relating to, among other things, the agreement with respect to RELS will be consistent with those reflected in the historic and projected financial information described in Morgan Stanley’s opinion.

Because audited financial statements for the companies comprising the CIG Business and the DealerTrack Interest on a consolidated basis were not available at the time Morgan Stanley issued its opinion, for the purpose of its analysis, Morgan Stanley assumed that the unaudited financial statements used in preparing the opinion will not differ materially from audited consolidated financial statements of the companies comprising the CIG Business and the DealerTrack Interest.

Morgan Stanley is not a legal, tax or regulatory expert and relied upon, without independent verification, the assessment of First Advantage and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the companies comprising the CIG Business and the DealerTrack Interest, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley has also relied without independent investigation on the assessment by the executives of First Advantage regarding the strategic rationale for the acquisition of the companies comprising the CIG Business and the DealerTrack Interest. Morgan Stanley expressed no opinion as to the relative fairness of any portion of the consideration to be paid by First Advantage pursuant to the master transfer agreement and related agreements with respect to any of the individual companies comprising the CIG Business and the DealerTrack Interest or any of the assets to be transferred to First Advantage pursuant to the First American Transaction. Morgan Stanley also did not express an opinion as to the relative fairness of the allocation or structure of the DealerTrack Earn-Out payment or earnout payment associated with the acquisition of Bar None. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion, may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion for the special committee of the board of directors of First Advantage. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

For the purposes of the following analyses, Morgan Stanley assumed that First Advantage may be required to make a DealerTrack Earnout (as defined in the Transaction Documents) payment relating to the DealerTrack Preferred Stock to be transferred to First Advantage pursuant to the transaction and an earnout payment relating to Bar None as described in the Transaction Documents, however, Morgan Stanley did not make any specific assumptions about the likelihood that the DealerTrack Interest or Bar None will achieve any of the other milestones upon which these earn out payments are conditioned.

Comparable Company Analysis

Morgan Stanley compared certain financial information of the CIG Business and First Advantage, respectively, with publicly available consensus earnings estimates for other companies that shared similar business characteristics with the CIG Business and First Advantage, respectively. The companies used in this comparison included the following companies:

•	Acxiom Corporation;

•	ChoicePoint Inc.;

•	The Dun & Bradstreet Corporation;

•	Equifax Inc.;

•	Fair Isaac Corporation;

•	First Advantage Corporation;

•	Fiserv, Inc; and

•	TALX Corporation.

For purposes of this analysis, Morgan Stanley analyzed the ratio of price to estimated earnings for calendar year 2006 (based on publicly available estimates) for each of these companies for comparison purposes. Based on this analysis, Morgan Stanley selected a representative range of multiples of 14x - 16x for the comparable companies and applied this range to the relevant statistics for the CIG Business and First Advantage, which were provided by the respective management. From this analysis and based on the CIG Business’ price to estimated 2006 earnings of $34.9 million, Morgan Stanley estimated the implied equity value range for the CIG Business (excluding the DealerTrack Interest) as of May 15, 2005 to be $488 million to $558 million. From this analysis and based on First Advantage’s price to estimated 2006 earnings per share of $1.14, Morgan Stanley estimated the implied per share value range for First Advantage as of May 15, 2005 to be $18.25 to $22.82. Morgan Stanley noted that the total and per share consideration for the CIG Business (excluding the DealerTrack Interest) were $500 million and $20.50, respectively.

No company utilized in the comparable company analysis is identical to the CIG Business or First Advantage. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the CIG Business and First Advantage, such as the impact of competition on the CIG Business, the businesses of First Advantage and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the CIG Business or First Advantage or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Sum-of-the-Parts Analysis

Morgan Stanley computed a range of equity values for the CIG Business based on a pre-tax sum-of-the-parts analysis. Each of the businesses that comprise the CIG Business (CREDCO, Teletrack, CMSI and Membership Services) and DealerTrack Interest were valued using the discounted cash flow methodology in order to arrive at a range of equity values for the sum-of-the-parts analysis. Morgan Stanley relied on the financial projections for each of the businesses that comprise the CIG Business and the DealerTrack Interest provided by the managements of the CIG Business and DealerTrack. In arriving at the estimated aggregate value, defined as market capitalization plus total debt less cash and cash equivalents, for each of the businesses that comprise the CIG Business and the DealerTrack Interest, Morgan Stanley calculated a terminal value as of December 31, 2010, by applying a range of aggregate value divided by EBITDA (defined as earnings before interest, taxes, depreciation and amortization) terminal multiples. The unlevered free cash flows from calendar year 2005 through 2010 and the terminal value were then discounted to present values. The range of aggregate values for CREDCO, Teletrack, CMSI, Membership Services and the DealerTrack Interest (assuming a 20.9% ownership interest) were combined to produce a range of aggregate values for the CIG Business. Morgan Stanley assumed the net debt balance for the CIG Business and the DealerTrack Interest was zero in order to arrive at a range of equity values for the sum-of-the-parts analysis.

The following table summarizes Morgan Stanley’s analysis:

Implied Equity Value Range ($MM)
Subtotal for the CIG Business (excluding the XRES Business and Bar None)	$475 - $565MM
Sum-of-the-Parts Value of the CIG Business (excluding the XRES Business and Bar None) and DealerTrack Interest	$530 - $641MM
Sum-of-the-Parts Value of the CIG Business, DealerTrack Interest, XRES Business and the then Pending Bar None Acquisition	$575 - $700MM

Morgan Stanley noted that the consideration was $500 million for the CIG Business (excluding the XRES Business, Bar None and the DealerTrack Interest), $550 million for the CIG Business (excluding the XRES Business and Bar None) and the DealerTrack Interest, and $596 million for the CIG Business (including the XRES Business) and DealerTrack Interest, and the then pending Bar None acquisition.

Discounted Cash Flow Analysis

Morgan Stanley computed a range of equity values for the CIG Business and for First Advantage based on discounted cash flow analyses. Morgan Stanley relied on financial projections for the CIG Business and for First Advantage provided by the management of the CIG Business and First Advantage. In arriving at estimated aggregate values for the CIG Business and First Advantage, Morgan Stanley calculated a terminal value as of December 31, 2010, by applying a range of aggregate value divided by EBITDA terminal multiples ranging from 7.0x to 9.0x for the CIG Business and 8.0x to 10.0x for First Advantage. The unlevered free cash flows from calendar year 2005 through 2010 and the terminal value were then discounted to present values using a range of discount rates of 10% to 12%. Morgan Stanley assumed the net debt balance for the CIG Business to be zero in order to arrive at a range of equity values for the CIG Business.

The following table summarizes Morgan Stanley’s analysis:

Implied Equity Value Range ($MM)
CIG Business	$460 - $596MM
DealerTrack Interest Consideration	$50 - $50MM
Total CIG Business and DealerTrack Interest	$510 - $646MM

Morgan Stanley noted that the consideration was $500 million for the CIG Business and $550 million for the CIG Business and the DealerTrack Interest.

Morgan Stanley assumed the net debt balance and total shares outstanding for First Advantage to be $103.3 million and 23.9 million shares, respectively, in order to arrive at an implied range of per share values of $16.89 to $23.06 per share for First Advantage. Morgan Stanley noted that the per share consideration was $20.50.

First Advantage Historical Class A Common Stock Performance

Morgan Stanley performed an historical share price analysis to provide the special committee to the board of directors with background information and perspective with respect to the historical share prices of First Advantage Class A common stock. Morgan Stanley reviewed the historical 52-week low and 52-week high intraday prices of First Advantage’s Class A common stock. The tables below show Morgan Stanley’s findings:

Share Price(1) ($)
52-week Low	$14.30
52-week High	$22.75
May 13, 2005	$20.70

(1)	Represents unweighted average and split-adjusted prices

Morgan Stanley noted that the per share consideration was $20.50.

Present Value of Analyst Targets for First Advantage

Morgan Stanley performed a discounted price target analysis to arrive at a range of present values per share for First Advantage. Specifically, Morgan Stanley considered the range of publicly available equity research analysts’ price targets for First Advantage and calculated the present value of such targets based on a 12-month period and assuming a 10% estimated cost of equity. This analysis resulted in a range of implied values of $20.00 to $20.91 per share for First Advantage Class A common stock. Morgan Stanley noted that the per share consideration was $20.50.

Relative Contribution Analysis

Morgan Stanley compared the CIG Business’ (including the DealerTrack Interest) and First Advantage’s respective percentage ownership of the combined company to the CIG Business’ (including the DealerTrack Interest) and First Advantage’s respective percentage contribution (and the implied ownership based on such contribution) to the combined company using revenues, EBITDA, earnings before interest and taxes (“EBIT”), and net income based on the respective managements’ estimates.

Morgan Stanley noted that the implied pro forma ownership of the combined company represented by the shares of First Advantage being issued in exchange for the CIG Business and the DealerTrack Interest (based on each of the operating metrics noted above) ranged from 38% to 59%. Based on the value of the shares being issued in exchange for the CIG Business and the DealerTrack Interest, Morgan Stanley noted that the implied ownership of the combined company represented by such shares was approximately 47%.

The public market trading price targets published by the equity research analysts do not necessarily reflect current market trading prices for First Advantage Class A common stock and these estimates are subject to uncertainties, including the future financial performance of First Advantage and future financial market conditions.

Pro Forma Analysis

Morgan Stanley reviewed the pro forma impact of the First American Transaction on First Advantage’s projected earnings per share for the calendar years 2005 and 2006. Morgan Stanley relied on financial projections for the CIG Business (including the DealerTrack Interest) and for First Advantage provided by the management of the CIG Business and First Advantage, respectively. For the analyses that included the XRES Business and the then pending Bar None acquisition, Morgan Stanley relied on projections provided by First American and reviewed by the management of First Advantage. Morgan Stanley performed full year pro forma analyses both including and excluding the $46 million consideration for XRES Business and the then pending Bar None acquisition as well as the amortization expenses associated with each of these acquisitions and the synergies for Bar None. For both analyses, Morgan Stanley included the $20 million debt-for-equity exchange consideration as well as the amortization expenses associated with the acquisition of the CIG Business and the DealerTrack Interest. For the purpose of these analyses, Morgan Stanley assumed the transaction was completed as of January 1, 2005, and therefore the pro forma earnings utilized for these analyses included a full year of earnings for the CIG Business for both 2005 and 2006. Morgan Stanley observed that the transaction, excluding XRES Business and the then pending Bar None acquisition, would result in an accretion in earnings per share for 2005 and 2006 of 19.9% and 4.6%, respectively, and, including XRES Business and the then pending Bar None acquisition, would result in an accretion in earnings per share for 2005 and 2006 of 17.1% and 3.5%, respectively.

In connection with the review of the First American Transaction by the special committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of First Advantage.

Morgan Stanley’s opinion and its presentation to the special committee was one of many factors taken into consideration by the special committee in deciding to approve the First American Transaction. Consequently, Morgan Stanley’s opinion as described above should not be viewed as solely determinative of the opinion of the special committee with respect to the consideration or of whether the special committee would have been willing to agree to a different consideration for the First American Transaction.

As compensation for its services in connection with the First American Transaction, First Advantage paid a fee of $1.75 million to Morgan Stanley when it delivered its opinion to the special committee. In addition, First Advantage has agreed to pay Morgan Stanley for reasonable out-of-pocket expenses incurred in connection with the First American Transaction and to indemnify Morgan Stanley for certain liabilities, including certain liabilities under the federal securities laws, related to and arising out of Morgan Stanley’s engagement. The special committee has the authority, if it determines in its sole discretion that Morgan Stanley’s efforts on the First American Transaction warrant additional compensation, to pay Morgan Stanley an additional fee of up to $500,000 at closing.

In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may trade in any currency or commodity that may be involved in this transaction, and may actively trade the debt and equity securities of First American and First Advantage for its own account and for the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Persons in the First American Transaction

First American and its affiliates, officers, directors and some of our management have interests in the First American Transaction that differ from the interests of our stockholders generally and which may present them with potential or actual conflicts of interests in the First American Transaction.

First Advantage began operations in June 2003, when it acquired First American’s screening technology division and a company called US Search. As consideration for the acquisition of First American’s screening technology division, First Advantage issued 100% of its outstanding Class B common stock to First American. This resulted in First American holding approximately 80% of the outstanding capital stock of First Advantage and approximately 97% of the voting power of First Advantage.

First American currently holds approximately 67% of the outstanding capital stock of First Advantage and approximately 95% of its voting power. Consequently, First American has the right to control the outcome of any matter submitted for the vote or consent of First Advantage’s stockholders, unless a separate class vote is required under Delaware law or, as is the case with the First American Transaction, First American’s shares will not be counted pursuant to an agreement with First American. First American has the voting power to control the election of our board of directors and is able to approve certain amendments of our certificate of incorporation or bylaws. First American also may be able to cause changes in the business of First Advantage without seeking the approval of any other party. These changes may not be beneficial to us or in the best interest of our other stockholders. For example, First American has the power to prevent, delay or cause a change in control and could take other actions that might be favorable to First American, but not necessarily to other stockholders. Similarly, subject to restrictions contained in the standstill agreement (described in further detail in “Description of First Advantage Common Stock—Standstill Agreement” beginning on page 91), First American has the voting power to exercise a controlling influence over our business and affairs and has the ability to make decisions concerning such things as:

•	mergers or other business combinations;

•	purchases or sales of assets;

•	offerings of securities;

•	indebtedness that we may incur; and

•	payments of any dividends.

First Advantage and First American are also parties to a services agreement, which will be amended and restated in connection with the First American Transaction. See “Other Transaction Documents—Amended and Restated Services Agreement” beginning on page 61.

First American is also First Advantage’s primary subordinated lender. Currently, First Advantage owes an aggregate principal amount of $45 million to First American under several promissory notes. Twenty million dollars of this debt will be converted into 975,610 shares of Class B shares in connection with the First American Transaction. First American has also guaranteed First Advantage’s repayment obligation under a $45 million unsecured credit facility.

Parker S. Kennedy and J. David Chatham, who are members of First Advantage’s board of directors, are also directors or officers of First American. In addition, several members of First Advantage’s management were formerly employed by First American (including John Long, our Chief Executive Officer, John Lamson, our Chief Financial Officer, and Akshaya Mehta, our Chief Operating Officer) and own First American common stock. From time to time, Mr. Long receives compensation from First American. Mr. Long also serves as a director of First American Title Insurance Company, First American’s title insurance subsidiary and lessor under the Poway lease agreement.

Experian owns a 20% equity interest in FARES. As part of the First American Transaction, FARES will be contributing the portion of the CIG Business that it owns to Newco in exchange for an ownership interest in Newco. Newco will receive a total of 30,048,780 shares of Class B common stock in consideration of the First American Transaction and repayment of the principal amount of the $20 million promissory note (without taking into account the DealerTrack Earn-Out). As a result of the First American Transaction, Experian will indirectly own approximately 6.5% of our capital stock (without taking into account the DealerTrack Earn-Out) by virtue of its ownership interest in FARES and FARES’s ownership interest in Newco. Mr. Donald Robert, a member of First Advantage’s board of directors, is the chief executive officer of Experian Group, an affiliate of Experian. First Advantage will enter into an agreement with Experian at the completion of the First American Transaction which will require First Advantage to register under certain circumstances any shares of First Advantage common stock that Experian may in the future acquire by virtue of its minority ownership of FARES.

Pursuant to the terms of First Advantage’s certificate of incorporation, upon the transfer of any share of Class B common stock to a “person” (as defined in the certificate of incorporation) that at the time of such transfer is neither First American nor an “affiliate” (as defined in the certificate of incorporation) of First American, the share will automatically be converted into one fully paid and nonassessable share of Class A common stock. Experian does not meet the definition of affiliate. Accordingly, if Experian were to receive any shares of Class B common stock by virtue of its indirect ownership interest in Newco, the shares would automatically be converted in shares of Class A common stock. Experian required as a condition to its approval of the transaction as an equityholder of FARES, that as a condition to the closing of the First American Transaction, First Advantage execute and deliver to Experian a registration rights agreement for resale of any shares of Class A common stock it may receive upon a distribution by FARES of the shares of Class B common stock it receives from Newco. It is contemplated that First Advantage will enter into a registration rights agreement with Experian relating to these shares.

In addition, in connection with the First American Transaction, First American and First Advantage propose to enter into several agreements relating to the operation of the CIG Business after the completion of the transaction or in general, each as described in “Other Transaction Documents” beginning on page 44. The ongoing agreements between First American and First Advantage include:

•	the amended and restated services agreement;

•	the outsourcing agreement;

•	the Poway lease agreement;

•	subleases related to two offices and certain equipment; and

•	the subordinated promissory note.

In order to avoid any potential conflict of interest between First American, its officers, directors and our management, on one hand, and First Advantage, on the other hand, the First Advantage board formed a special committee to represent the interests of our stockholders other than First American and its affiliates, Donald Robert and our management. The members of the special committee discussed with counsel to the special committee the factors bearing on independence of the special committee members, including that Mr. Lenihan is a senior managing director of Pequot Capital Management, Inc. and managing general partner and co-head of the Pequot venture funds and the Pequot Private Equity Funds, and has been recommended as a director nominee by Pequot Private Equity Fund II, L.P., which owns approximately 28% of First Advantage’s Class A common stock and that affiliates of Pequot have business relationships with First Advantage (as further described in “Certain Relationships and Related Transactions” beginning on page 117), and determined that each member of the special committee was independent for the purposes of evaluating the transaction. In this regard, the special committee noted that Mr. Lenihan is considered an independent director under applicable NASDAQ corporate governance rules and that Mr. Lenihan consulted with Pequot’s counsel regarding his status.

The members of the special committee will be compensated for their service on the special committee, with each individual receiving a committee fee of $10,000 (or, in the case of each of Messrs. Nickelson and Walker, as co-chairmen, $15,000) plus a $1,000 meeting fee for each committee meeting, as well as reimbursement of out-of-pocket expenses. In addition, the Company’s by-laws provide each director of the Company (including each member of the special committee) with certain indemnification rights and the Company has entered into an indemnity agreement with each member of the Company’s board of directors, including each member of the special committee.

Use of Proceeds of the First American Transaction

The proceeds from the First American Transaction are the assets and companies that comprise the CIG Business, as well as the DealerTrack Interest, Bar None and the XRES Business. A portion of these assets include a minimum of $5 million of cash. First Advantage currently intends to use this cash and any amounts drawn under the unsecured subordinated promissory note for working capital for the CIG Business and other general corporate purposes related to the CIG Business following the closing.

Regulatory Approvals

Neither First American nor First Advantage is required to comply with any federal or state regulatory requirements, and no federal or state approval must be obtained, in connection with the completion of the First American Transaction.

Tax and Accounting Treatment

Neither First Advantage nor any stockholder will recognize any gain or loss as a result of the First American Transaction or the issuance of the shares of Class B common stock to Newco in accordance with the master transfer agreement and related agreements. First Advantage’s tax basis in the CIG Business, the DealerTrack Interest, Bar None and XRES Business will be equal to Newco’s tax basis in these assets immediately prior to the transfer of these assets to First Advantage.

No Appraisal Rights

First Advantage stockholders do not have and will not be entitled to exercise appraisal rights under the General Corporation Law of the State of Delaware in connection with the First American Transaction or issuance of shares of Class B common stock to Newco in connection therewith.

Master Transfer Agreement

The following summary describes certain provisions of the master transfer agreement among First American, FAREISI, FARES, Newco and First Advantage, as it was amended and restated on June 22, 2005,

which is included as Annex A to this proxy statement. The provisions of the master transfer agreement are extensive and not easily summarized. This summary may not contain all of the information about the master transfer agreement that is important to you. We encourage you to read the master transfer agreement carefully in its entirety.

The master transfer agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about First Advantage. This information may be found elsewhere in this proxy statement and in the other public filings that First Advantage makes with the SEC. The master transfer agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the master transfer agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the master transfer agreement, which subsequent information may or may not be fully reflected in First Advantage’s public disclosures.

Terms of Transfer of the CIG Business. The master transfer agreement outlines the general terms of the First American Transaction, includes general representations, warranties and covenants by the parties, includes each party’s obligations prior to the closing of the First American Transaction, sets forth each party’s conditions to closing and provides for each party’s right to terminate the agreement prior to the closing. For purposes of the master transfer agreement, First American, FAREISI, FARES and Newco are referred to as “contributors”.

Representations of First American, Other Contributors and First Advantage. The master transfer agreement contains representations and warranties by the parties relating to, among other things:

•	valid existence and good standing in its jurisdiction of formation;

•	power and authority to carry on their respective businesses;

•	requisite organizational power and authority to execute and deliver the master transfer agreement and to perform their respective obligations under the master transfer agreement;

•	due execution and enforceability of the master transfer agreement, with certain exceptions relating to bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors;

•	absence of pending, known or threatened litigation or similar proceeding against or affecting them that would reasonably be expected to have a material adverse effect including any material delay on their ability to perform the master transfer agreement or related agreements;

•	absence of any judgment, order or decree against them that would reasonably be expected to have a material adverse effect on their ability to perform the master transfer agreement or related agreements;

•	absence of any violation of organizational documents, statute, ordinance, rule, regulation or decree of any court or any governmental entity; and

•	required filings with, or permits, consent or approval of or notice to any governmental entity in connection with the First American Transaction.

First Advantage also makes additional representations and warranties relating to, among other things:

•	due qualification and/or license to conduct its business;

•	good standing in each jurisdiction in which qualification is necessary, except where failure to do so would not have a material adverse effect on First Advantage;

•	absence of restrictions which would reasonably be expected to have a material adverse effect on the ability of First Advantage to perform its obligations under the master transfer agreement or related agreements; and

•	absence of breach of, conflict with, default under, increase in obligations or loss of rights, or creation of any encumbrance upon any of the properties or assets of First Advantage under any of the terms and conditions of any contract to which First Advantage is a party or by which First Advantage’s or its properties or assets may be bound as a result of the First American Transaction.

First American, FAREISI, FARES and Newco also make additional representations and warranties relating to:

•	assuming the receipt of third party consents in connection with the contribution of the CIG Business, Bar None and the DealerTrack Interest to First Advantage under the related agreements, the absence of restrictions which would reasonably be expected to have a material adverse effect on their ability to perform the master transfer agreement or related agreements;

•	assuming the receipt of third party consents, the absence of breach of, conflict with, default under, increase in obligations or loss of rights, or create any encumbrance upon any of the properties or assets of CIG Business under any of the terms and conditions of any contract to which they or any of their affiliates is a party and which relates to the CIG Business or their or any of their affiliates’ properties or assets that are part of the CIG Business may be bound as a result of the First American Transaction;

•	absence of any required consent or approval of, or notice to any shareholder or member other than certain notices or consents contemplated under the master transfer agreement;

•	ownership of Newco prior to the closing;

•	absence of any business conducted by Newco other than to receive the CIG Business, Bar None, the XRES Business, the DealerTrack Interest and the $20 million promissory note as contemplated by the amended and restated master transfer agreement and to contribute the CIG Business, Bar None, the XRES Business and the DealerTrack Interest to First Advantage or its wholly-owned subsidiary pursuant to the master transfer agreement and the related agreements;

•	absence of indebtedness or other liabilities by Newco other than the obligations under and as contemplated by the master transfer agreement and the related agreements, and indebtedness and other liabilities of the CIG Business, Bar None, the XRES Business, the DealerTrack Interest and the $20 million promissory note during the period from its contribution to Newco from First American, FAREISI and FARES to its contribution by Newco to First Advantage or a wholly-owed subsidiary pursuant to the terms of the master transfer agreement and related agreements; and

•	absence of change or modification of any of the assets or liabilities related to the CIG Business, Bar None, the XRES Business, the DealerTrack Interest and the $20 million promissory note during the period from its contribution to Newco from First American, FAREISI and FARES to its contribution by Newco to First Advantage or a wholly-owed subsidiary pursuant to the terms of the related agreements, during the time period from its receipt of the contribution.

The representations and warranties contained in the master transfer agreement are made as of the closing (unless made as of a specified date) of the First American Transaction.

Conduct of CIG Business Prior to Closing. Until the completion of the First American Transaction, First American, FAREISI, FARES and Newco have agreed to cause the CIG Business to be conducted only in the ordinary course. Except as expressly contemplated by the master transfer agreement or the related agreements, during the period from the date of the master transfer agreement to the closing date, First American, FAREISI, FARES and Newco each agree to use commercially reasonably efforts to preserve its business organizations, to keep available the services of its key officers, and to substantially maintain current relationships with material licensors, suppliers, distributors, customers and other third party business relationships (subject to the limitations set forth below).

In addition, except as approved in writing by the chief executive officer, chief operating officer or chief financial officer of First Advantage or expressly permitted by the terms of the master transfer agreement or related agreements, until the completion of the First American Transaction, First American, FAREISI, FARES and Newco have each agreed not to do the following with respect to the CIG Business nor to allow the CIG Business to do the following:

•	increase its indebtedness,

•	cancel or waive any claim or right of substantial value,

•	sell, lease or otherwise dispose of any material asset or property used by the CIG Business other than in the ordinary course,

•	enter into any contract that is reasonably expected to generate annual revenue in excess of $1 million, or amend any contract that generated annual revenue in excess of $1 million for the twelve-month period ended April 30, 2005,

•	liquidate or dissolve,

•	change its capital structure,

•	enter into or amend any contract other than on arms-length terms with an affiliate of First American, FAREISI, FARES or Newco, including any director or officer of First American, FAREISI, FARES or Newco or any of its affiliates or any “associates” or members of the “immediate family” (as the terms are respectively defined in Rule 12b-2 and Rule 16a-1 promulgated under the Exchange Act) of any director or officer, other than Experian and its affiliates, and

•	write off as uncollectible any notes or accounts receivable of the CIG Business, except write-offs in the ordinary course.

Further, First American, FAREISI, FARES and Newco each agreed except as contemplated by the master transfer agreement or the related agreements to cause Bar None and the XRES Business to be conducted only according to the ordinary course.

First American, FAREISI, FARES and Newco or their affiliates are not required to:

•	take any action or refrain from taking any action that could cause a breach of any representation or warranty made by First American, FAREISI, FARES and Newco in the master transfer agreement or in any of the related agreements,

•	repay any loan agreement or contract for borrowed money in whole or in part, except as expressly required by its terms,

•	amend any contract to increase the amount payable under the contract or otherwise to be more burdensome to First American, FAREISI, FARES or Newco or their affiliates,

•	make any cash payment, provide any guaranty or relinquish any property or contractual right, or

•	be required to commit to any divestiture transaction, agree to sell or hold separate or agree to license to competitors of First American, FAREISI, FARES or Newco or their affiliates, before or after the closing date, any of First American’s, FAREISI’s, FARES’s or Newco’s or their affiliates’ businesses, product lines, properties or assets (other than the CIG Business pursuant to the master transfer agreement and the related agreements), or agree to any changes or restrictions in the operation of the businesses, product lines, properties or assets.

Certain Other Covenants. Prior to closing, First Advantage has access to the books and records of the CIG Business and Bar None, and First American has access to the books and records of First Advantage. The master transfer agreement also contains provisions relating to confidentiality following termination of the master transfer agreement. The parties agreed to cooperate and use their respective commercially reasonable efforts to make all filings necessary under applicable laws and regulations to consummate the First American Transaction, including commercially reasonable efforts to obtain, prior to the closing date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities that are necessary for consummation of the First American Transaction.

First Advantage agreed to prepare and file with the SEC a preliminary proxy statement and proxy and a final proxy statement and proxy and to use commercially reasonable efforts to cause the final proxy statement to be mailed to its stockholders as promptly as reasonably practicable.

First Advantage agreed that it has, or before the closing date will have, authorized the issuance and sale pursuant to the contribution agreements of 29,073,170 shares of Class B common stock, plus an additional number of shares of its Class B common stock sufficient to (i) pay the DealerTrack Earn-Out (as described under “Other Transaction Documents—First American Contribution Agreement” beginning on page 44) in full, (ii) repay in full the amounts owing under the $20 million promissory note, dated as of April 27, 2004, made by First Advantage in favor of First American, which will be assigned to Newco prior to closing. First Advantage also agreed that it has, or before the closing date will have, taken all action required under applicable federal and state laws in connection with the issuance of shares of Class B common stock in connection with the transaction.

Prior to closing, First Advantage agreed to, in accordance with applicable law:

•	mail a copy of the final proxy statement to each of its stockholders;

•	promptly and duly call, give notice of, convene and hold a special or annual meeting of its stockholders for the purpose of voting on the master transfer agreement and the related agreements, the amendment to its certificate of incorporation and the First American Transaction, and First Advantage agreed that the master transfer agreement, the related agreements, the amendment to its certificate of incorporation and the First American Transaction will be submitted for approval at the stockholders meeting; and

•	use its commercially reasonable efforts to obtain the stockholder approvals required by the terms of the master transfer agreement, but nothing in the master transfer agreement will require any member of the board of directors of First Advantage to take any action inconsistent with his or her fiduciary duties under Delaware law.

Each party also agreed:

•	that each party may elect to provide the others with notice of any development causing a breach or potential breach of any of its representations and warranties in the master transfer agreement or any related agreement to which it is a party, or if the schedules to any related agreement deliverable by the party are not true and accurate in all material respects; and

•	that each party shall provide notice to the others if it obtains knowledge that the representations and warranties of the other party or parties, as the case may be, in the master transfer agreement or the related agreements to which it is a party are not true and accurate in all material respects, or the schedules to any related agreement deliverable by the other party or parties, as the case may be, are not true and accurate in all material respects.

Notwithstanding the requirements described above, unless a party has the right to terminate the master transfer agreement pursuant to the termination provisions described below, if notice of a material breach of a representation or warranty is given, the notice will be deemed to have amended the disclosure schedules delivered by the party, to have qualified its representations and warranties in the relevant sections of the applicable agreement and to have cured any misrepresentation or breach of warranty that otherwise might have existed under that agreement by reason of the development disclosed in the amended disclosure schedule.

Each of First American, FAREISI, FARES and Newco agreed that it will, and it will cause its affiliates to, use commercially reasonable efforts, subject to certain exceptions, to obtain the written consent of any other party necessary to the assignment of any contract or undertaking constituting a part of the CIG Business and Bar None. To the extent that any such contract or undertaking requiring consent is transferred or assigned pursuant to the terms of the related agreements without consent, First American, FAREISI, FARES and Newco will, and will cause their subsidiaries and Bar None to, cooperate with First Advantage in any lawful arrangement designed to provide First Advantage the benefits of the contract or undertaking, with certain specified exceptions.

First Advantage will as promptly as practicable, but in any event within 180 calendar days following the date of delivery of a written request by First American, cause any of its subsidiaries to change its corporate name or the name under which it does business to remove “First American”. First Advantage also agreed that it will, and will cause its subsidiaries to, as promptly as practicable, but in any event within 180 calendar days following the date of delivery of a written request by First American, discontinue the use of “First American” and all logos, names, trademarks, service marks, trade names or any derivatives thereof, and to remove or obliterate them from all signs, packaging stock, letterhead, labels, websites and other materials used or produced by First Advantage or its subsidiaries and affiliates, except as otherwise permitted by First American, FAREISI, FARES and Newco.

Following the closing date, First Advantage will perform the obligations of First American, FAREISI, FARES and their respective affiliates (including the CREDCO Division) with respect to providing credit reports and related products and services. These services will be performed through the following agreements as they exist on the date of the master transfer agreement, which are referred to as “portal agreements”:

•	the services agreement, dated as of February 1, 2001, by and between Ellie Mae, Inc. and First American, as amended; and

•	the retained portal agreements (as described Under “Other Transaction Documents—FARES Contribution Agreement—Transactions under the FARES Contribution Agreement” beginning on page 56).

First Advantage agreed to fulfill the obligations under the portal agreements in the same or better manner and with the same or better quality as First American, FAREISI, FARES and their respective affiliates (including the CREDCO Division) were fulfilling their respective obligations prior to the closing date. First Advantage’s obligations with respect to each portal agreement pursuant to master transfer agreement will expire upon the expiration of the term of the relevant portal agreement. To the extent First American, FAREISI, FARES or one of their respective affiliates receives payment for services rendered by First Advantage, First American, FAREISI or FARES will, or will cause their affiliates to, pay the amount over to First Advantage within five business days of receiving the payment.

First American agreed to contribute $1.5 million of cash to Bar None by no later than July 21, 2005 (which contribution has been made). First American agreed not to permit Bar None to pay any cash dividends or other distributions to stockholders prior to closing. On or prior to closing, First American will assume the obligations of Bar None under the promissory note, dated May 25, 2005, in the original principal amount of $1 million made by Bar None in favor of Francis A. Tarkenton.

Conditions Precedent to Closing. The obligations of each of the parties to consummate the First American Transaction is subject to the satisfaction or waiver by each party (including, in the case of First Advantage, the special committee) on or before the closing of the following conditions:

•	No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental entity which prohibits or restrains the consummation of the First American Transaction and which is in effect on the closing date.

•

No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or other governmental entity which prohibits the consummation of the First American Transaction; all governmental and other consents and approvals necessary to permit the consummation of the First American Transaction shall have been received; and any waiting period (and any extension thereof) in connection with the foregoing shall have expired or been terminated.

•	As of the closing date, no action or proceedings shall have been threatened or instituted before a court or other governmental entity or by any public authority challenging the legality of the First American Transaction, or restraining or prohibiting the consummation of the First American Transaction.

•	The stockholders meeting of First Advantage shall have occurred and (i) the master transfer agreement, the related agreements and the First American Transaction shall have been duly approved by a majority of shares of Class A common stock (calculated without giving effect to beneficial holdings of common stock by First American, its affiliates (including directors and officers of First American and its affiliates), Donald Robert, and any member of management of First Advantage) present in person or represented by proxy at the stockholders meeting, and a majority of shares of common stock present in person or represented by proxy at the stockholders meeting, and (ii) the certificate amendment shall have been duly approved by stockholders holding a majority of outstanding shares of Class A common stock (calculated without giving effect to beneficial holdings of common stock by First American, its affiliates (including directors and officers of First American and its affiliates), Donald Robert, and any member of management of First Advantage) and by a majority of outstanding shares of common stock or such other vote as may be required under applicable law and First Advantage’s certificate of incorporation and bylaws, and the stockholders meeting and such stockholder approvals shall have been obtained in accordance with applicable law and First Advantage’s certificate of incorporation and bylaws.

•	The certificate of amendment shall have been filed with the Delaware Secretary of State and all proceedings necessary in order to do so shall have been taken by First Advantage and its directors and stockholders.

•	In addition to the approval of the First Advantage’s board of directors required under Delaware law, a committee of independent directors appointed by First Advantage’s board of directors meeting the independence requirements of the applicable Nasdaq Marketplace Rules shall have, at a meeting duly called and held in accordance with First Advantage’s certificate of incorporation and bylaws, acting with a quorum throughout, (i) approved the master transfer agreement, the related agreements and the First American Transaction for purposes of the applicable Nasdaq Marketplace Rules, (ii) determined that the First American Transaction, taken as a whole, is fair to and in the best interests of the stockholders of First Advantage, and (iii) resolved to recommend that the board of directors of First Advantage approve the master transfer agreement, the related agreements and the First American Transaction, including the adoption and filing of the certificate of amendment. In addition, the board of directors of First Advantage shall have resolved to approve and recommend to the stockholders of First Advantage, the master transfer agreement, the related agreements and the First American Transaction, including the adoption and filing of the certificate of amendment.

•	First American’s board of directors shall have approved of the master transfer agreement, the First American Transaction and each related agreement.

•	The promissory note in the original principal amount of $20 million, dated as of April 27, 2004, made by First Advantage in favor of First American, which will be contributed to Newco prior to closing, shall have been delivered to First Advantage and marked “Cancelled.”

•	Experian shall have provided FARES with written consent to FARES’ participation in the First American Transaction in form and substance reasonably satisfactory to First American and First Advantage (which consent has been provided).

In addition, the obligations of First Advantage to consummate the transaction are subject to the satisfaction or waiver by First Advantage (including the special committee) on or before the closing of the following conditions:

•	The representations and warranties of each of First American, FAREISI, FARES and Newco contained in the master transfer agreement and in the related agreements to which it is a party shall be true and accurate in all material respects, in each case as of the date of the master transfer agreement or such related agreement, as applicable, and as of the closing date (except to the extent a representation or warranty speaks specifically as of another date, in which case such representation and warranty shall be true and accurate in all material respects as of such date, or as expressly provided for in the master transfer agreement or a related agreement), and an officer of each of First American, FAREISI, FARES and Newco shall have delivered to First Advantage a certificate dated the closing date to this effect.

•	All of the agreements of each of First American, FAREISI, FARES and Newco to be performed at or prior to the closing pursuant to the master transfer agreement and the related agreements to which it is a party shall have been duly performed in all material respects, and an officer of each of First American, FAREISI, FARES and Newco shall have delivered to First Advantage a certificate dated the closing date to such effect.

•	First American, FAREISI, FARES and Newco each shall have delivered, or caused to be delivered to First Advantage, copies of organizational documents and operating documents, including by-laws, of subsidiaries included in the CIG Business, Bar None and DealerTrack, which shall be certified as being correct and true as of closing by the secretary or assistant secretary of First American, FAREISI, FARES and Newco, as applicable, and the secretary of state or other appropriate official of the jurisdiction of formation and each shall provide a certificate of good standing dated as of not more than ten days from closing from the jurisdiction of formation or organization for those companies it owns that are part of the CIG Business, Bar None and DealerTrack.

•	As of the closing date there shall have been no material adverse effect on the CIG Business, and there shall not have occurred any change or development that would be reasonably likely to have a material adverse effect on the CIG Business.

•	First American, FAREISI, FARES and Newco shall have delivered or caused to have been delivered to First Advantage the certificates evidencing all of the issued and outstanding shares of common stock of North America CREDCO, Inc. (“NA CREDCO”), CMSI Credit Services, Inc. (“CMSI”), Teletrack, Inc. (“Teletrack”), First American Membership Services, Inc. (“Membership Services”), First American Credco of Puerto Rico, Inc. (“PR CREDCO”) and Bar None and all of the issued and outstanding membership interests of CIG Investments, LLC (“CIG”), properly endorsed in blank for transfer or accompanied by duly executed stock powers or, if any of the foregoing interests are not certificated, First American, FAREISI, FARES and Newco shall have caused the transfers thereof to have been duly recorded on the books and records of the applicable issuer.

•	Bank of America, N.A. shall have provided to First Advantage a written consent to the First American Transaction.

•	Each third party with a contract relating to the CIG Business as identified on schedules to the master transfer agreement shall have provided to First Advantage a written consent to the assignment of the applicable contract to First Advantage as contemplated by the First American Transaction if assignment is required by the terms of the applicable contract.

•	As of the closing date, all corporate proceedings of First American, FAREISI, FARES and Newco to be taken in connection with the First American Transaction and all documents incident thereto shall be reasonably satisfactory in form and substance to First Advantage, and First Advantage shall have received copies of all such documents and other evidences as it may reasonably request in order to establish the consummation of the First American Transaction and the taking of all corporate proceedings in connection therewith.

•	Each of the related agreements shall have been duly executed and delivered by the parties thereto (other than First Advantage).

•	First American, FAREISI, FARES and Newco shall have delivered or caused to have been delivered to First Advantage the original corporate record books and stock or membership interest record books of the companies that comprise the CIG Business and Bar None, and the certificates evidencing the DealerTrack Interest and the outstanding capital stock or equity interests, as applicable, held by each of the companies that owns one or more subsidiaries, including all of the issued and outstanding shares of common stock of First Canadian CREDCO (“FC CREDCO”), all of the issued and outstanding shares of common stock of Credit Services, all of the issued and outstanding shares of Teletrack Canada, Inc. (“Teletrack Canada”), and all of the outstanding membership interests of CreditReportPlus (“CreditReport+”).

•	First American, FAREISI, FARES and Newco shall have delivered to First Advantage the resignation letters of all members of the boards of directors and management committees of the companies that comprise the CIG Business and Bar None and/or any officer of such companies as First Advantage shall have requested at or prior to the closing, together with an acknowledgment that they have no prior or present claim against any of the companies that comprise the CIG Business or Bar None, as applicable for which they served in connection with acting as directors and/or officers.

•	The special committee shall have been advised in writing by its financial advisor, Morgan Stanley, that in such advisor’s opinion, as of May 23, 2005, the consideration to be paid by First Advantage pursuant to the master transfer agreement and related agreements was fair to First Advantage from a financial point of view (which has been received).

•	First American shall have delivered, or caused to be have been delivered, to First Advantage the audited and unaudited financial statements of the CIG Business required to be included in First Advantage’s filings with the SEC, including the preliminary proxy statement, and other unaudited financial statements will be consistent in all material respects with the financial statements considered as a whole (which has been received).

The obligations of each of First American, FAREISI, FARES and Newco to consummate the First American Transaction are subject to the satisfaction or waiver on or before the closing of the following conditions:

•	The representations and warranties of First Advantage contained in the master transfer agreement and in the related agreements to which it is a party shall be true and accurate in all material respects, in each case as of the date of the master transfer agreement or such related agreement, as applicable, and as of the closing date (except to the extent a representation or warranty speaks specifically as of another date, in which case such representation and warranty shall be true and accurate in all material respects as of such date, or as expressly provided for in the master transfer agreement or a related agreement), and an officer of First Advantage shall have delivered to First American, FAREISI, FARES and Newco a certificate dated the closing date to such effect.

•	All of the agreements of First Advantage to be performed at or prior to the closing pursuant to the master transfer agreement and the related agreements to which First Advantage is a party shall have been duly performed in all material respects, and an officer of First Advantage shall have delivered to First American, FAREISI, FARES and Newco a certificate dated the closing date to such effect.

•	First Advantage shall have delivered, or caused to be delivered, to First American, FAREISI, FARES and Newco a copy of its organizational documents, which shall be certified as being correct and true as of closing by the secretary of state of Delaware, and a copy of its by-laws, which shall be certified as accurate by its secretary or assistant secretary, and a certificate of good standing from the state of Delaware dated within ten days prior to closing.

•	As of the closing date, there shall have been no material adverse effect on First Advantage, and there shall not have occurred any change or development that would be reasonably likely to have a material adverse effect on First Advantage.

•	First Advantage shall have delivered or caused to be delivered to Newco a total of 30,048,780 shares of Class B common stock.

•	First Advantage shall have timely delivered to the Nasdaq National Market the notice required by the applicable Nasdaq Marketplace Rule.

•	As of the closing date, all corporate proceedings of First Advantage to be taken in connection with the First American Transaction and all documents incident thereto shall be reasonably satisfactory in form and substance to First American, FAREISI, FARES and Newco, and each shall have received copies of all such documents and other evidences as they may reasonably request in order to establish the consummation of the First American Transaction and the taking of all corporate proceedings in connection therewith.

•	The related agreements to which First Advantage is a party shall have been duly executed and delivered by the parties thereto (other than First American, FAREISI, FARES and Newco).

•	First Advantage shall have delivered to First American, FAREISI, FARES and Newco a written waiver of First Advantage’s rights under the standstill agreement, dated as of June 5, 2003, between First American and First Advantage, with respect to the First American Transaction, and First Advantage shall have delivered to First American, FAREISI, FARES and Newco the written approval of the First American Transaction by a majority of the disinterested directors (as defined in the standstill agreement).

•	First American will have been advised in writing by its financial advisor, Lehman Brothers, that in such advisor’s opinion, as of May 25, 2005, the price to be received for contribution of the CIG Business and the DealerTrack Interest under the related agreements is fair to First American, FAREISI, FARES and Newco from a financial point of view (which has been received).

Termination. The master transfer agreement may be terminated in whole, but not in part, as follows:

•	At any time by mutual written agreement of the parties.

•	By First Advantage by written notice to First American:

•	if the conditions precedent of all of the parties and the conditions precedent of First Advantage have not been complied with or performed on or prior to October 19, 2005 (or such later date as the parties may have agreed to in writing) in any material respect and First Advantage has not materially breached any of its representations, warranties, covenants or agreements contained in the master transfer agreement;

•	prior to closing, if First Advantage reasonably determines that the developments set forth in any notice delivered pursuant to the provisions of the master transfer agreement relating to notice of certain events together with any other notice or notices delivered pursuant to the provisions of the master transfer agreement relating to notice of certain events will result in a material breach of any representation or warranty of First American or FAREISI contained in the First American contribution agreement;

•	prior to closing, if First Advantage reasonably determines that the developments set forth in any notice delivered pursuant to the provisions of the master transfer agreement relating to notice of certain events together with any other notice or notices delivered pursuant to the provisions of the master transfer agreement relating to notice of certain events will result in a material breach of any representation or warranty of FARES contained in the FARES contribution agreement; or

•	if, as a condition to receiving the approval of the First American Transaction by any governmental entity, First Advantage or any of its subsidiaries or affiliates will be required to, or required to agree in whole and not in part to:

•	divest, sell or hold separate or agree to license to its competitors, before or after the closing date, any of the businesses, product lines, properties or assets of First Advantage, its subsidiaries or affiliates, the CIG Business or Bar None’s business,

•	make any material changes or accept material restrictions in the operation of such businesses, product lines, properties or assets, or

•	make any changes or accept any restrictions in any of such businesses, product lines, properties or assets of First Advantage, its subsidiaries or affiliates or the CIG Business or Bar None’s business, or to the master transfer agreement, the related agreements or the First American Transaction.

•	By First American by written notice to First Advantage:

•	if the conditions precedent of all of the parties and the conditions precedent of First American, FAREISI, FARES and Newco have not been complied with or performed on or prior to October 19, 2005 (or such later date as the parties may have agreed to in writing) in any material respect and First American, FAREISI, FARES and Newco have not materially breached any of their respective representations, warranties, covenants or agreements contained in the master transfer agreement; or

•	prior to closing, if First American reasonably determines that the developments set forth in any notice delivered pursuant to provisions of the master transfer agreement relating to notice of certain events together with any other notice or notices delivered pursuant to the master transfer agreement relating to notice of certain events will result in a material breach of any representation or warranty of First Advantage contained in the First American contribution agreement or the FARES contribution agreement.

•	By First American or First Advantage, by written notice to the other, if:

•	the board of directors of First Advantage or the special committee withdraws or adversely modifies its approval or recommendation of the First American Transaction;

•	a court or other governmental entity issues a final, non-appealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the First American Transaction;

•	at the First Advantage stockholders meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of First Advantage in favor of the master transfer agreement, the related agreements and the First American Transaction, including approval of the certificate of amendment, have not been obtained;

•	Morgan Stanley withdraws its opinion delivered in connection with the master transfer agreement or otherwise notifies the board of directors of First Advantage that it may no longer rely on such opinion; or

•	Lehman Brothers withdraws its opinion delivered in connection with the master transfer agreement or otherwise notifies the board of directors of First American that it may no longer rely on such opinion.

In the event that the master transfer agreement is terminated, all further obligations of the parties under the master transfer agreement (other than certain confidentiality and expense provisions, which will continue in full force and effect) will terminate without further liability or obligation of any party to any other party under the master transfer agreement; however, no party will be released from liability under the master transfer agreement if the master transfer agreement is terminated and the First American Transaction is abandoned by reason of willful failure of such party to have performed its obligations under the master transfer agreement, and any knowing misrepresentation made by such party of any matter set forth in the master transfer agreement.

Expenses, Amendments, Waiver and Other Miscellaneous Provisions. Each party will bear its own costs incurred as a result of the First American Transaction, including payments to third parties, if any, to obtain their consent to the transfer contemplated by the First American Transaction and professional fees and related costs and expenses (including fees, costs and expenses of accountants, attorneys, benefits specialists, investment banks, financial advisors, tax advisors and appraisers) incurred by it in connection with the preparation, execution and delivery of the master transfer agreement and the related agreements and the First American Transaction.

The master transfer agreement may only be amended by a written agreement signed by the parties and consented to by the special committee, provided that non-substantive changes to exhibits to the master transfer agreement may be made without the consent of the special committee.

At any time prior to the closing, the parties may extend the time for performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties of the other parties contained in the master transfer agreement or in any document delivered pursuant to it, and waive compliance with any of the agreements or conditions of the other parties contained in the master transfer agreement; provided that, except as otherwise permitted in the master transfer agreement, any extension or waiver will require the consent of the special committee to be effective. No extension or waiver will be valid unless and to the extent set forth in a written instrument signed by such party.

In addition, First Advantage gave its consent to First American’s contribution to Newco of the promissory note dated as of April 27, 2004, made by First Advantage in favor of First American.

OTHER TRANSACTION DOCUMENTS

First American Contribution Agreement

The following summary describes certain provisions of the First American contribution agreement, the form of which is included as Annex B to this proxy statement. The provisions of the First American contribution agreement are extensive and not easily summarized. This summary may not contain all of the information about the First American contribution agreement that is important to you. We encourage you to read the First American contribution agreement carefully in its entirety.

The First American contribution agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about First Advantage. This information may be found elsewhere in this proxy statement and in the other public filings that First American makes with the SEC. The First American contribution agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the First American contribution agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. Moreover, the information concerning the subject matter of the representations and warranties may change after the date of the First American contribution agreement, which subsequent information may or may not be fully reflected in First Advantage’s public disclosures.

Transactions Under the First American Contribution Agreement. Under the First American contribution agreement, Newco will, and First American and FAREISI agree to cause Newco to, contribute to First Advantage or its wholly-owned subsidiary all of the issued and outstanding shares of common stock or membership interests of the companies that it will acquire from First American and FAREISI and that comprise a portion of the CIG Business, as well as the DealerTrack Interest and Bar None. In consideration for this contribution, on the closing date, First Advantage will deliver an aggregate of 11,756,097 shares of its Class B common stock to Newco and deliver a certificate in its name representing such shares of Class B common stock of First Advantage. For purposes of the First American contribution agreement, First American, FAREISI and Newco are referred to as “contributors”.

The First American contribution agreement also provides that, as repayment in full of the principal amount of $20 million owed pursuant to the terms of the promissory note, dated as of April 27, 2004, made by First Advantage in favor of First American and assigned to Newco, First Advantage will deliver to Newco 975,610 shares of its Class B common stock.

In addition, First Advantage will deliver to Newco an additional number of shares of Class B common stock if DealerTrack or its successor consummates an initial public offering of its capital stock on or prior to the second anniversary of the closing of the First American Transaction equal to one half of the value of the DealerTrack Interest in excess of $50 million. The actual number of our Class B shares to be issued in respect of the DealerTrack Earn-Out, if any, is determined as follows:

•	If the initial public offering occurs on or prior to the date that is 180 calendar days from and including the closing date, the additional number of shares of Class B common stock will be equal to the quotient resulting from dividing (A) the product of (1) 0.50 and (2) the DealerTrack Excess Value (as described below) (if greater than zero), by (B) $20.50.

•	If the initial public offering occurs after 180 calendar days from and including the closing date, but on or prior to the second anniversary of the closing date, the additional number of shares of Class B common stock will be equal to the quotient resulting from dividing (A) the product of (1) 0.50 and (2) the DealerTrack Excess Value (if greater than zero), by (B) the average closing price per share of our Class A common stock, rounded to the fourth decimal place, as reported on the Nasdaq National Market for the 30 trading days ending on the third trading day prior to the date of the pricing of DealerTrack’s capital stock in its initial public offering; provided, however, that if such average closing price is less than $20.50 per share, then the average closing price per share of the Class A common stock for calculation of this section will be deemed to equal $20.50 per share.

The additional shares must be delivered by First Advantage to Newco within 180 days of the triggering event. The DealerTrack Excess Value means the amount, if any, by which the value of the DealerTrack Interest exceeds $50 million, calculated using the average closing price per share of the publicly listed DealerTrack capital stock, rounded to the fourth decimal place, as reported on the exchange or quotation system then listing such shares, for the 60 business day period beginning on the fifth business day from and after the closing of the initial public offering by DealerTrack or its successor.

As of the closing, the aggregate amount of cash and cash equivalents of the CIG Business of the companies being conveyed to First Advantage under the First American contribution agreement and their respective subsidiaries must be $1.95 million or more.

Representations and Warranties. The First American contribution agreement contains representations and warranties by First American and FAREISI relating to, among other things:

•	valid existence and good standing in its jurisdiction of formation;

•	power and authority to carry on their respective businesses;

•	power and authority of Newco to carry on its business;

•	requisite organizational power and authority of First American, FAREISI and Newco to execute, deliver and perform their obligations under the First American contribution agreement;

•	due execution and enforceability of the First American contribution agreement, with certain exceptions relating to bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors;

•	nature and purpose of the acquisition of the Class B common stock to be issued in connection with the transaction;

•	acknowledgment by First American, FAREISI and Newco that the Class B common stock to be acquired under the First American contribution agreement must be held indefinitely, unless it is registered or exempt from registration under the Securities Act;

•	Newco as an Accredited Investor;

•	assuming the receipt of third party consents in connection with transactions contemplated by the First American contribution agreement, the absence of restrictions which would, individually or in the aggregate, reasonably be expected to have a material adverse effect (including any material delay) on the ability of First American, FAREISI and Newco to perform its respective obligations under the First American contribution agreement;

•	absence of pending, known or threatened litigation or similar proceeding against or affecting First American, FAREISI or Newco that would, individually or in the aggregate, reasonably be expected to have a material adverse effect (including any material delay) on the ability of First American, FAREISI or Newco to perform their obligations under the First American contribution agreement;

•	absence of any judgment, order or decree against First American, FAREISI or Newco that would, individually or in the aggregate, reasonably be expected to have a material adverse effect (including any material delay) on the ability of First American, FAREISI or Newco to perform their obligations under the First American contribution agreement;

•	ownership of Newco prior to the closing;

•	absence of any business conducted by Newco other than to receive the CIG Business, Bar None, the XRES Business, the DealerTrack Interest and the $20 million promissory note as contemplated by the amended and restated master transfer agreement and to contribute the CIG Business, Bar None, the XRES Business and the DealerTrack Interest to First Advantage or its wholly-owned subsidiary pursuant to the First American contribution agreement and the related agreements;

•	absence of indebtedness or other liabilities by Newco other than the obligations under and as contemplated by the First American contribution agreement and the related agreements;

•	during the period from receipt from First American and FAREISI to its contribution to First Advantage or a wholly-owed subsidiary pursuant to the terms of the First American contribution agreement and related agreements, Newco’s absence of indebtedness and other liabilities of the CIG Business, Bar None, the XRES Business, the DealerTrack Interest and the $20 million promissory note; and

•	during the period from receipt from First American and FAREISI to its contribution to First Advantage or a wholly-owed subsidiary pursuant to the terms of the First American contribution agreement and the related agreements, the absence of change or modification by Newco of any of the assets or liabilities related to the CIG Business, Bar None, the XRES Business, the DealerTrack Interest and the $20 million promissory note.

In addition, the First American contribution agreement contains representations and warranties made jointly and severally by First American and FAREISI regarding the companies that comprise the portion of the CIG Business and their subsidiaries contributed by First American and FAREISI to Newco and then to First Advantage relating to, among other things:

•	ownership of each company in each direct or indirect subsidiary of such company;

•	valid existence and good standing of each company and each direct or indirect subsidiary of such company in their jurisdictions of formation;

•	power and authority of each company and its subsidiaries to carry on its business;

•	absence of any violations of organizational documents by any company or its subsidiaries;

•	good standing in each jurisdiction in which qualification is necessary, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business;

•	ownership of capital stock of, or other equity, ownership, proprietary or voting interest in any person by any company;

•	capitalization of each company;

•	entities beneficially owned by Newco;

•	financial statements of the CIG Business, prepared in accordance with GAAP, which fairly present in all material respects, subject to certain exceptions, the financial position of each of the Companies on a combined basis with the other businesses constituting the CIG Business, and the results of operations of each of the companies on a combined basis with the other businesses constituting the CIG Business;

•	conduct of the CIG Business in the ordinary course, and absence of any incurrence, assumption of guarantee by the companies or their subsidiaries of any indebtedness other than in the ordinary course;

•	absence of any undisclosed material records, systems, controls, data or information recorded or otherwise held by the companies or their subsidiaries by any means not under the exclusive ownership and direct control of a company or an affiliate;

•	good, valid and marketable title to all of the property and assets (real and personal, tangible and intangible) of the companies and their subsidiaries;

•	title to property and assets of the companies and their subsidiaries is free and clear of all liens, subject to certain permitted encumbrances;

•	all tangible personal property, real property and assets owned or leased by the companies, together with the contributed assets, as described beginning on page 56, the tangible personal property, real property and assets subject to the related agreements, and the tangible personal property, real property and assets used by First American and its affiliates to provide services to First Advantage and its affiliates under the related agreements, constitute all of the tangible personal property, real property and assets necessary for the conduct of the CIG Business as conducted in the ordinary course in all material respects;

•	absence of fee interest in any real property held by any of the companies or their subsidiaries;

•	real and personal property leases of the companies and their subsidiaries with annual rent payments of $100,000 or more, are in full force and effect; all rents and additional rents due by a company or its subsidiaries for such leases have been paid (other than any pass through expenses not yet invoiced); the lessee has been in peaceable possession since the beginning of the original term of the lease and is not in default and the lessor has not granted any waivers, indulgences or postponements of the lessee’s obligations under any of the leases, and the absence of defaults or events which would become a default if certain additional events occurred, except where the defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business;

•	material contracts of the companies and their subsidiaries that are known by First American, FAREISI and Newco are in full force and effect;

•

assuming the receipt of third party consents in connection with the transactions contemplated by the First American contribution agreement, the absence of defaults, or events that would become defaults if certain additional events occurred, by any company or, to the knowledge of First American, FAREISI or Newco, any other party to a contract, with respect to any term or provision of a contract, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business;

•	absence of any violations in any material respect by the companies or their subsidiaries of any of the material terms or conditions of any of their contracts or agreements where the other party is a customer that accounts for a certain percentage of the total sales of the CIG Business and all of the material covenants to be performed by any other party to such contract have been fully performed in all material respects to the knowledge of First American, FAREISI and Newco;

•	assuming the receipt of third party consents in connection with the transactions contemplated by the First American contribution agreement, absence of undisclosed restrictive documents applicable to the companies or their subsidiaries that would materially restrict the ability of the CIG Business to acquire property or conduct business, or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business or prevent or materially delay the consummation of the transactions contemplated by the First American contribution agreement;

•	absence of undisclosed pending, known or threatened litigation, similar proceeding or judgment, order or decree applicable to the companies or their subsidiaries or any of their properties or rights that would, individually or in the aggregate, be reasonably expected to have a material adverse effect on the CIG Business;

•	taxes, including the timely filing of all material tax returns, statements, forms and reports that accurately reflect in all material respects all liability for taxes of the companies and their subsidiaries for the periods covered; timely payment or adequate disclosure on the books and records of the companies and their subsidiaries of all material taxes due with respect to the income, assets or operations of the companies and their subsidiaries for certain taxable periods; and the collection or withholding and timely payment of all material taxes required to be collected or withheld by any company or its subsidiaries in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

•	intellectual properties of the companies and their subsidiaries, duly registered in, filed in or issued by the appropriate office, and the full force and effect of each registration, filing and issuance;

•	absence of any undisclosed licenses or agreements with the companies or their subsidiaries as a party, whether as licensor, licensee or otherwise, with respect to any of the intellectual properties of the companies and their subsidiaries, with certain exceptions;

•	absence of any notice of any material default under a license for intellectual property used in the business of any company or their subsidiaries that remains uncured, and assuming the receipt of third party consents in connection with the assignment of such licenses to First Advantage, the execution, delivery or performance of First American’s, FAREISI’s or Newco’s obligations under the First American contribution agreement will not result in a material default;

•	licenses for intellectual property used in the business are legal, valid and binding obligations of the companies and their subsidiaries that are parties to such licenses and, to the knowledge of the companies, each of the other parties to such licenses and is enforceable by such company in accordance with the terms of each license;

•	company intellectual property is owned by or licensed to be used by the companies or their subsidiaries, free and clear of any encumbrances, without obligation to pay royalties or other fees and neither the companies’ nor their subsidiaries’ use violates, infringes, misappropriates or misuses any intellectual property rights of any third party;

•	no company intellectual property has been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees have been paid;

•	exclusive rights held by the companies and their subsidiaries to file, prosecute and maintain all applications and registrations with respect to the intellectual property that is owned by any companies or their subsidiaries;

•	absence of any undisclosed written notices or claims from third parties challenging the right of any company or their subsidiaries to use any of the company intellectual property;

•	disclosure of intellectual property necessary to operate the CIG Business in the way it is presently operated, with certain exceptions;

•	absence of any undisclosed written claims still pending of a violation, infringement, misuse, or misappropriation by any third party (including any employee or former employee of any company or its subsidiaries) of the third party’s rights to, or in connection with any intellectual property;

•	absence of any undisclosed agreements by any company or its subsidiaries to indemnify any other person against any charge of infringement of any intellectual property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course;

•	absence of undisclosed pending, known or threatened litigation, or similar proceeding, involving a violation, infringement, misuse or misappropriation by any company or its subsidiaries of intellectual property owned by any third party, or involving the invalidity of any patent or registration of a copyright, trademark, service mark, domain name or trade name included in the company intellectual property, and no valid basis for such a claim exists to the knowledge of First American, FAREISI or Newco;

•	absence of undisclosed interferences or other contested proceedings, pending or, to the knowledge of the companies, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental authority (foreign or domestic) relating to any pending application with respect to the company intellectual property owned by the company;

•	valid written assignments secured by a company or its subsidiary from all consultants and employees who helped to create company intellectual property that is not already owned by either a company or its subsidiary by operation of law;

•	confidentiality of all trade secrets, know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes; the absence of any use, disclosure or appropriation by a third party of such confidential information unless pursuant to the terms of a written agreement and the absence of any breach of an agreement of non-disclosure or confidentiality by the companies or their subsidiaries;

•	material computer software programs used or held for use by the companies and their subsidiaries operate and run in a commercially reasonable business manner, conform in all material respects to the specifications provided and, with respect to each of the computer software programs that are owned by a company or its subsidiary, the applications can be compiled from their associated source code without undue burden;

•	accessibility of the companies’ and their subsidiaries’ Internet sites to Internet users on substantially a twenty-four hours per day, seven days per week basis, excluding maintenance periods;

•	compliance with laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business, including compliance with any privacy, data protection, publicity, advertising or similar federal, state or local law of any kind in the United States or any other nation by the companies and their subsidiaries, and absence of any written notice of such violation received by any of the companies or their subsidiaries, and absence of any facts that would give rise to such a violation to the knowledge of First American, FAREISI, Newco or any company, except where such violation would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business;

•	governmental licenses, permits, franchises, approvals, and other authorizations held by the companies and their subsidiaries, and registrations and filings, necessary to own, lease and operate its properties and to enable it to carry on its respective business as presently conducted, have been obtained or made, except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business, and all governmental licenses held by any company or its subsidiaries are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business, and no governmental license is the subject of a proceeding for suspension or revocation or similar proceedings;

•	absence of any demands or requests by any jurisdiction that any company or its subsidiary qualify or become licensed as a foreign corporation;

•	compliance with all applicable laws, domestic or foreign, respecting employment and employment matters by each of the companies and their subsidiaries, including compliance with unfair labor practice laws, except in each case as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business;

•	absence of any collective bargaining or labor union agreements applicable to any employees of the companies or their subsidiaries and absence of any current negotiations involving collective bargaining or labor union agreements by the companies or their subsidiaries;

•	absence of any pending, known, or threatened unfair labor practice complaints against any company or its subsidiaries before the National Labor Relations Board;

•	absence of any pending, known, or threatened labor strikes, disputes, slowdowns or stoppages against or involving any company or subsidiary;

•	absence of any grievances that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business;

•	absence of any material labor difficulties experienced by the companies or their subsidiaries over a certain period of time;

•	absence of any “layoffs” or “plant closings” during a certain period of time with respect to any company or its subsidiaries;

•	assuming the receipt of consents from third parties in connection with the transactions contemplated by the First American contribution agreement, the execution and delivery of the First American contribution agreement and the consummation of the transactions contemplated by that agreement will not violate the organizational documents of either First American, FAREISI, Newco or any company or its subsidiaries;

•	assuming the receipt of consents from third parties in connection with the transactions contemplated by the First American contribution agreement, the execution and delivery of the First American contribution agreement and the consummation of the transactions contemplated by that agreement will not violate any statutes, ordinances, rules, regulations, orders or decrees of any court or governmental body or other applicable authority; require any filings, permits, consents, approvals or notices other than those required by certain laws or regulations; or result in a violation or breach of, conflict with, constitute a default under or result in any liens, security interests, charges or encumbrances upon any of the properties or assets of First American, FAREISI, Newco, or any company or its subsidiaries under the terms, conditions or provisions of certain instruments or obligations to which First American, FAREISI, Newco, or any company or its subsidiaries is a party or by which any of their properties or assets are bound, for each, other than those which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business;

•	no broker’s and finder’s fees applicable to the companies or their subsidiaries;

•	copies of documents of the companies and their subsidiaries;

•	absence of affiliate transactions subject to certain exceptions and exclusions;

•	absence of undisclosed liabilities of the companies and their subsidiaries, to the actual knowledge of First American, FAREISI or Newco, other than liabilities incurred in the ordinary course, liabilities disclosed on any exhibit or schedule to the First American contribution agreement or the related documents, liabilities provided for in the financial statements, or other undisclosed liabilities which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the CIG Business;

•	to the actual knowledge of First American, FAREISI or Newco, the information disclosed in the First American contribution agreement with respect to the companies does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained in the First American contribution agreement, in light of the circumstances under which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the CIG Business; and

•	certain representations and warranties with respect to Bar None.

First American and FAREISI also jointly and severally make representations and warranties relating to ownership of the DealerTrack Interest that the record owner of the DealerTrack Interest owns the interest free and clear of all encumbrances and has not entered into any agreements or commitments for the sale of any part of the DealerTrack Interest or otherwise conveyed or encumbered its interest. The representations and warranties with respect to the companies that comprise the CIG Business described elsewhere in the First American contribution agreement do not relate to the DealerTrack Interest. Other than the representations and warranties that specifically relate to Bar None, the representations and warranties with respect to the companies that comprise the CIG Business described elsewhere in the First American contribution agreement do not relate to Bar None.

First Advantage also makes certain representations and warranties relating to, among other things:

•	valid existence and good standing of First Advantage in its jurisdiction of formation;

•	power and authority to carry on its business;

•	good standing in each jurisdiction in which qualification is necessary, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on First Advantage;

•	requisite organizational power and authority to execute and deliver the First American contribution agreement and to perform its obligations under the First American contribution agreement;

•	capitalization of First Advantage as of May 4, 2005 and due authorization and valid issuance of all capital stock of First Advantage after the date of the First American contribution agreement, and due authorization and valid issuance of shares of Class B common stock to Newco under the First American contribution agreement in compliance with applicable securities laws and First Advantage’s organizational documents, free and clear of all encumbrances, with certain exceptions, and not subject to any preemptive rights or rights of first refusal. However, no representation or warranty is being made to the authorization and issuance with respect to this proxy statement’s compliance with the Exchange Act or regulations promulgated under the Exchange Act;

•	compliance of SEC reports filed by First Advantage in all material respects with the applicable requirements of the Securities Acts and related rules and regulations, court interpretations, and rules of the Nasdaq National Market and the absence of untrue statements of fact or omitted statements of fact required or necessary to make the statements not misleading to a certain extent, other than facts that did not or would not, individually or in the aggregate, reasonably be expected to have, a material adverse effect on First Advantage;

•	compliance of consolidated financial statements of First Advantage and its subsidiaries included in the SEC reports as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC, prepared in accordance with GAAP, with certain exceptions, which fairly present in all material respects, subject to certain exceptions, the consolidated financial position of First Advantage and its subsidiaries, and no executive officer of First Advantage has failed to make the required certifications under the Sarbanes-Oxley Act of 2002, with certain exceptions, and no enforcement action has been initiated against First Advantage by the SEC relating to any company SEC Reports;

•	absence of undisclosed restrictive documents that would materially restrict the ability of First Advantage or any of its subsidiaries to acquire any property or conduct business, or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on First Advantage;

•	absence of any undisclosed pending, known, or threatened litigation, similar proceeding, or judgment, order or decree against First Advantage or its subsidiaries that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on First Advantage;

•	compliance with applicable laws in all material respects, except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on First Advantage, including compliance with any privacy, data protection, publicity, advertising or similar federal, state or local law of any kind in the United States or any other nation, and absence of any written notice of any such violation received by First Advantage or its subsidiaries, and absence of any facts that would give rise to any such violation to the knowledge of First Advantage or its subsidiaries, except where such violation would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on First Advantage;

•	absence of any violation of the organizational documents of either First Advantage or any of its subsidiaries for the execution and delivery of the First American contribution agreement and the consummation of the transactions contemplated by that agreement;

•	the execution and delivery of the First American contribution agreement and the consummation of the transactions contemplated by that agreement will not violate any statutes, ordinances, rules, regulations, orders or decrees of any court or governmental bodies or other applicable authority; require any filings, permits, consents or approvals or notices other than those required by certain laws or regulations; or result in a violation or breach of, conflict with, constitute a default under or result in any liens, security interests, charges or encumbrances upon any of the properties or assets of First Advantage or any of its subsidiaries under the terms, conditions or provisions of certain instruments or obligations to which either First Advantage or any of its subsidiaries is a party or by which any of their properties or assets are bound, for each, other than those which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on First Advantage;

•	no broker’s and finder’s fees applicable to First Advantage or any of its subsidiaries;

•	copies of documents of First Advantage;

•	board of directors and special committee approval relating to the First American contribution agreement and the transactions contemplated by that agreement;

•	absence of undisclosed liabilities of First Advantage other than liabilities incurred in the ordinary course, liabilities disclosed on any exhibit or schedule to the First American contribution agreement or the related documents, liabilities provided for in First Advantage’s financial statements, or other undisclosed liabilities which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on First Advantage; and

•

to the actual knowledge of First Advantage, the information disclosed in the First American contribution agreement with respect to First Advantage does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained in that agreement, in light of the circumstances under which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on First Advantage.

The representations and warranties in the First American contribution agreement are made as of the closing (unless made as of a specified date) of the First American Transaction.

Covenants. The First American contribution agreement contains certain covenants, including the following:

•	First American and FAREISI will be jointly and severally responsible for paying bonuses to employees of the companies for that portion of the 2005 calendar year occurring on and prior to the closing date. First Advantage will be responsible for paying bonuses to employees of the companies for that portion of the 2005 calendar year occurring after the closing date, and for all periods thereafter.

•	Prior to the closing, First American, FAREISI and Newco are entitled to cause the companies to transfer to the stockholders of the companies all of the companies’ cash and cash equivalent balances in excess of $1.95 million.

•	First American, FAREISI and Newco, as applicable, will assign or cause its affiliates to assign its or their rights under the following agreements, which are each referred to “acquisition agreements”, if permitted to do so by the terms of the applicable acquisition agreement:

•	each of the agreements by which First American, FAREISI and Newco, as applicable, or its affiliates acquired the companies and their respective subsidiaries from any third parties, whether by merger, purchase of equity securities, purchase of assets or otherwise,

•	the agreement and plan of merger dated as of May 20, 2005 among First American, Bar None, Delaware Bay Merger Corp. and James Crouse, and

•	the agreement pursuant to which First American, FAREISI and Newco, as applicable, or their affiliates acquired the DealerTrack Interest.

•	For each of the acquisition agreements, First Advantage will assume all of First American’s, FAREISI’s and Newco’s obligations under any acquisition agreement that is assigned (including any earn-out payments required by the terms of the applicable acquisition agreement) but excluding in each case First American’s, FAREISI’s or Newco’s obligations relating to breach of any representation or warranty made by it or its affiliates in the acquisition agreements and any covenant of First American, FAREISI or Newco or their affiliates in the acquisition agreements required by its terms to be performed prior to closing.

•	Each of First American, FAREISI and Newco agree that it will use commercially reasonable efforts to obtain the written consent of any other necessary party to the assignment of any acquisition agreement; provided, however, that, in order to obtain any consent, no contributor nor its affiliates are required to:

•	repay any loan agreement or contract for borrowed money except as currently required by its terms, in whole or in part,

•	amend any contract to increase the amount payable under the contract or otherwise to be more burdensome to First American, FAREISI and Newco, as applicable, or its affiliates,

•	make any cash payment, provide any guaranty or relinquish any property or contractual rights, or

•	commit to any divestiture transaction, agree to sell or hold separate or agree to license to competitors of First American, FAREISI and Newco, as applicable, or its affiliates, before or after the closing date, any of a contributor’s or its affiliates’ businesses, product lines, properties or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets.

•	If the terms of any acquisition agreement require the written consent of a necessary party in order to assign the acquisition agreement and a party does not grant its consent, or if any acquisition agreement may not be transferred or assigned pursuant to its terms, then the following provisions will apply:

•	First American, FAREISI and Newco will not be required to assign, and the First American contribution agreement will not be deemed to constitute an assignment of, that acquisition agreement and First Advantage shall assume no direct obligations or liabilities under any such acquisition agreement until such consent is obtained;

•	First American, FAREISI, or Newco, as applicable, will cooperate with First Advantage following the closing date in any reasonable arrangement designed to provide First Advantage with the rights and benefits under the applicable acquisition agreement, including enforcement for the benefit of First Advantage and at First Advantage’s expense of any and all rights of the applicable contributor or its affiliates against any other party arising out of any breach or cancellation of such acquisition agreement by such other party, if requested by First Advantage, acting as an agent on behalf of First Advantage or as First Advantage shall otherwise reasonably require;

•	First Advantage will bear the contributor’s reasonable out-of-pocket expenses as its agent and will indemnify First American, FAREISI, or Newco, as applicable, and its affiliates for actions taken or not taken as its agent; provided, that First Advantage will cooperate with the applicable contributor following the closing date in any reasonable arrangement designed to require First Advantage to assume, be responsible for and otherwise meet the burdens and obligations under any such acquisition agreement (excluding the contributor’s obligations in respect to any breach of representation or warranty made by it or its affiliates in the applicable acquisition agreement and any breach of covenant of it or its affiliates in the applicable acquisition agreement required by its terms to be performed prior to closing); and

•	in the event that First American, FAREISI, or Newco, as applicable, or any of its affiliates collects indemnification or other amounts under, or reduces or offsets against any payment obligations to third parties arising from or relating to any such acquisition agreement, including offsets or reductions against promissory notes to third parties, which promissory notes reflect payment obligations of the applicable contributor or any of its affiliates pursuant to such acquisition agreement, the applicable contributor will, and will cause its affiliates to, pay an amount of cash equal to the indemnification, other amount, reduction or offset to First Advantage within five business days of the date on which the applicable contributor or its affiliate collects the indemnification or other amount or recognizes such reduction or offset; provided that from and after the closing, in the event that the applicable contributor or any of its affiliates is required to pay any earn-out amounts to third parties arising from or relating to any such acquisition agreement, First Advantage will, and will cause its affiliates to, pay an amount of cash equal to the earn-out amounts to the applicable contributor within five business days of the date on which First American or its affiliate is required to pay the earn-out amounts.

Indemnification. The representations and warranties of the First American contribution agreement are made as of closing unless another date is specified and survive for eighteen months following the closing date. However, certain representations by First American and FAREISI relating to binding effect, the business and operations of Newco, capitalization, broker’s and finder’s fees and ownership of the DealerTrack Interest, and certain representations by First Advantage relating to binding effect, capitalization and broker’s and finder’s fees will survive for five years after the closing date. In addition, the representations and warranties by the contributors relating to taxes will survive until 30 days after the expiration of the applicable statute of limitations.

First American and FAREISI will, jointly and severally, indemnify and hold First Advantage and its subsidiaries and affiliates (including, after the closing, each company and its subsidiaries that comprise part of the CIG Business contributed to First Advantage under the First American contribution agreement) and each of their respective directors, officers, members, managers, stockholders, employees and agents and any successors thereto harmless from and against any and all losses suffered, incurred or paid, directly or indirectly, as a result of or arising out of:

•	the failure of any representation or warranty in the First American contribution agreement made by First American, FAREISI or Newco to be true and correct in all respects as of the closing date (unless a representation or warranty speaks as of a specific date, in which case as of the date specified); and

•	any breach or nonperformance of any covenants or agreements made by First American, FAREISI or Newco in or pursuant to the First American contribution agreement or the provision of the master transfer agreement relating to operation of the CIG Business and related businesses during the period between signing of the master transfer agreement and closing of the First American Transaction.

The sole recourse and remedy of each indemnified party for any inaccuracy in any representation or warranty or alleged representation or warranty by or on behalf of the contributors contained in or made pursuant to the First American contribution agreement will be under the provisions of and to the extent provided for in the indemnification provisions.

First American and FAREISI are not required to indemnify and hold the indemnified parties harmless for losses relating to breaches of representations and warranties by First American and FAREISI as of closing until the aggregate amount due in respect of such losses exceeds $1.95 million, and then First American and FAREISI are required to indemnify and hold harmless for losses in excess of this amount. The maximum aggregate amount of losses payable by First American and FAREISI relating to such breaches of representations and warranties is capped at $39 million. However, the foregoing limitations will not apply to losses that arise from (i) a breach of any of the representations and warranties relating to binding effect, the business and operations of Newco, capitalization, broker’s and finder’s fees and ownership of the DealerTrack Interest, or (ii) the intentional breach or misrepresentation of any of the representations or warranties by First American or FAREISI where First Advantage can prove it was caused by the actions or inactions of certain individuals, with respect to which the maximum aggregate limitation for the losses in (i) and (ii) is $214.5 million.

First Advantage will indemnify and hold First American and FAREISI and its affiliates and each of their respective directors, officers, members, managers, stockholders, employees and agents and any successors thereto harmless from any and all losses suffered, incurred or paid, directly or indirectly, as a result of or arising out of:

•	the failure of any representation or warranty in the First American contribution agreement made by First Advantage to be true and correct in all respects as of the closing date (unless a representation or warranty speaks as of a specific date, in which case as of the date specified); and

•	any breach or nonperformance of any covenants or agreements made by First Advantage in or pursuant to the First American contribution agreement.

The sole recourse and remedy of each indemnified party for any inaccuracy in any representation or warranty or alleged representation or warranty by or on behalf of First Advantage contained in or made pursuant to the First American contribution agreement will be under the provisions of and to the extent provided for in the indemnification provisions.

First Advantage is not required to indemnify and hold the indemnified parties harmless for losses relating to breaches of representations and warranties by First Advantage as of closing until the aggregate amount due in respect of such losses exceeds $1.95 million, and thereafter First Advantage is required to indemnify and hold harmless for losses in excess of this amount. The maximum aggregate amount of losses payable by First Advantage relating to such breaches of representations and warranties is capped at $39 million. However, the foregoing limitations will not apply to losses that arise from (i) a breach of any of the representations and warranties relating to the binding effect, capitalization and broker’s and finder’s fees, or (ii) the intentional breach or misrepresentation of any of the representations or warranties by First Advantage where the contributors can prove it was caused by the actions or inactions of certain individuals, with respect to which the maximum aggregate limitation for the losses in (i) and (ii) is $214.5 million.

The respective obligations of each parties to indemnify and hold harmless pursuant to the indemnification provisions will survive the consummation of the transactions contemplated by the First American contribution agreement for the time periods described above, except for claims for indemnification asserted prior to the end of such periods, which claims will survive until final resolution thereof.

The First American contribution agreement also contains certain procedures with respect to indemnification, which include submission of a certificate containing certain specific information, objections to the indemnification that is being sought, notice and submitting claims with insurance carriers. No indemnifying party will be required to indemnify for any special, consequential, punitive or indirect damages.

Miscellaneous. Provisions relating to expenses, amendments, extensions and waivers are the same as those contained in the master transfer agreement described above. Except as provided in the First American contribution agreement, First American and FAREISI do not make any representation or warranty with respect to Bar None or the effect of First American’s acquisition of Bar None on the companies comprising the CIG Business and Bar None will be transferred to First Advantage on an “as is where is” basis.

FARES Contribution Agreement

The following summary describes certain provisions of the FARES contribution agreement, the form of which is included as Annex C to this proxy statement. The provisions of the FARES contribution agreement are extensive and not easily summarized. This summary may not contain all of the information about the FARES contribution agreement that is important to you. We encourage you to read the FARES contribution agreement carefully in its entirety.

The FARES contribution agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about First Advantage. This information may be found elsewhere in this proxy statement and in the other public filings that First Advantage makes with the SEC. The FARES contribution agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the FARES contribution agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. Moreover, the information concerning the subject matter of the representations and warranties may change after the date of the FARES contribution agreement, which subsequent information may or may not be fully reflected in First Advantage’s public disclosures.

Transactions under the FARES Contribution Agreement. Under the FARES contribution agreement, Newco will, and FARES will cause Newco to, contribute to First Advantage or its wholly-owned subsidiary all of FARES’s, Newco’s and their affiliates’ right title and interest in and to the assets (personal, tangible and intangible) used exclusively in, or which relate exclusively to, the CREDCO Division, including without limitation those assets set forth below, free and clear of any encumbrances (other than permitted liens and assumed liabilities), which are refered to as the “contributed assets”. For purposes of the FARES contribution agreement, FARES and Newco are referred to as “contributors”.

•	all assets owned by the CREDCO Division and reflected on the balance sheet of the CREDCO Division (other than certain excluded assets);

•	certificates representing all of the issued and outstanding shares of common stock of PR CREDCO;

•	all documents, files, forms, processes, policies or procedures of FARES and Newco relating solely to the CREDCO Division;

•	all tangible personal property of FARES and Newco used solely in the CREDCO Division;

•	all of the CREDCO Division’s and PR CREDCO’s books and records (except those expressly excluded), sales data, customer lists, all other information relating to customers, suppliers’ names and contact information, mailing lists, files, documents, correspondence, lists, advertising and promotional materials, studies, reports, and other printed or written materials relating solely to the CREDCO Division;

•	all of FARES’s and Newco’s rights and interests under contracts to which FARES or Newco is a party that relate exclusively to the CREDCO Division, which are referred to as the “assumed contracts”;

•	all licenses and other permits, consents and certificates of any regulatory, administrative or other governmental entity issued to or held by FARES for use solely in the CREDCO Division that are transferable;

•	all claims, warranties, guarantees, refunds, causes of action, choses in action, rights of recovery, rights of set off, insurance proceeds and rights of recoupment (excluding any such item relating to the payment of taxes) relating solely to the CREDCO Division (other than certain excluded assets) or the contributed assets;

•	cash and cash equivalents in the amount of $3.05 million;

•	all accounts receivable of FARES and Newco derived exclusively from the business activity of the CREDCO Division;

•	all of the trademarks identified on the applicable schedule to the FARES contribution agreement; and

•	all of the purchased assets acquired by FARES pursuant to the XRES asset purchase agreement dated as of March 30, 2005, among FARES, Experian Affiliate Acquisition LLC and Experian (which is referred to as the “XRES asset purchase agreement”) and, to the extent assignable, the rights and obligations of FARES under the XRES asset purchase agreement and the agreements related thereto (except FARES’s obligation in respect of any representation or warranty made by FARES or its affiliates in the XRES asset purchase agreement or any covenant by FARES or its affiliates in the XRES asset purchase agreement required by its terms to be performed prior to closing).

All assets of FARES and Newco other than the contributed assets listed above are excluded assets and will not be sold, assigned, conveyed, transferred or contributed to First Advantage, including:

•	all cash and cash equivalents (except for $3.05 million as described above);

•	the articles of organization, operating agreement, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, membership interest transfer books, blank membership interest certificates, and other documents relating to the organization, maintenance, and existence of FARES and Newco as limited liability companies or FARES’s and Newco’s businesses and assets other than related to the CREDCO Division;

•	all rights of FARES and Newco under the FARES contribution agreement and the related agreements to which it is a party;

•	all rights of FARES and Newco under the Service Agreements with RELS and its subsidiaries (as defined on page 66);

•	except as required by the master transfer agreement, all rights of FARES and Newco under the services agreement, dated as of February 1, 2001, between Ellie Mae, Inc. and First American, as amended; and

•	except as required by the master transfer agreement, all rights of FARES and Newco under certain portal agreements under which First American and/or its affiliates other than First Advantage derive certain benefits from (which are referred to as the “retained portal agreements”).

In consideration for the contribution of the contributed assets to First Advantage or its wholly-owned subsidiary, in addition to assuming the assumed liabilities, First Advantage will deliver to Newco on the closing date, a certificate in its name representing 17,317,073 shares of its Class B common stock.

In addition to the payment to Newco of the consideration described above, and as additional consideration for the contributed assets, from and after the closing, First Advantage will assume and become responsible for, or will cause its wholly-owned subsidiary to assume and become responsible for, the assumed liabilities, which will include all liabilities and obligations of FARES, Newco and their affiliates relating to the CREDCO Division, and all liabilities and obligations of FARES, Newco and their affiliates arising out of or related to the contributed assets, and the assumed liabilities under the XRES asset purchase agreement.

Except for assumed liabilities and subject to the terms and conditions of the FARES contribution agreement, neither First Advantage nor any of its Subsidiaries will assume any liabilities, obligations or commitments of FARES and Newco, including the following, which will be retained by FARES or Newco, as applicable:

•	all liabilities and obligations of FARES and Newco under the FARES contribution agreement and the related agreements to which it is a party;

•	all liabilities and obligations of the FARES and Newco for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of the FARES contribution agreement and the related agreements to which it is a party or its consummation of the transactions contemplated by the FARES contribution agreement and the related agreements (including attorneys’ and accountants’ fees and fees of investment banks or brokers);

•	all liabilities and obligations in respect of any of the excluded assets (including under any contracts, commitments or understandings related the excluded assets);

•	all liabilities and obligations of FARES and Newco, if any, under the Service Agreements with RELS and its subsidiaries;

•	except as required by the master transfer agreement, all liabilities and obligations of FARES and Newco under the services agreement, dated as of February 1, 2001, between Ellie Mae, Inc. and First American, as amended;

•	all obligations of FARES in respect of any breach of a representation or warranty made by FARES, or FARES’s affiliate in the XRES asset purchase agreement and any breach of any covenant by FARES or its affiliate in the XRES asset purchase agreement required by its terms to be performed prior to closing;

•	except as required by the master transfer agreement, all liabilities and obligations of FARES and Newco under the retained portal agreements; and

•	except as required by the sublease agreement among General Electric Capital Corporation, FARES and First Advantage to be entered into in connection with the First American Transaction, all liabilities and obligations of FARES and Newco under the master lease financing agreement dated as of December 28, 2001 between General Electric Capital Corporation and the parties named therein as lessees with respect to equipment subject to a sublease (referred to as the “master lease”).

Representations and Warranties. FARES makes representations and warranties relating to FARES, Newco and the CREDCO Division of substantially the same nature as those made by each of the contributors in the First American contribution agreement and also makes representations and warranties relating to the XRES Business and the amount of rent paid by FARES pursuant to the lease agreement between First American Title Insurance Company and First Advantage relating to buildings located in Poway, California. In addition, First Advantage makes the same representations and warranties to FARES as those made to the contributors in the First American contribution agreement. The representations and warranties contained in the FARES contribution agreement are made as of the closing (unless made as of a specified date) of the First American Transaction.

Covenants. The FARES contribution agreement contains certain covenants, including the following:

•	FARES will be responsible for paying bonuses to employees of the CREDCO Division for that portion of the 2005 calendar year occurring on and prior to the closing date. First Advantage will be responsible for paying bonuses to employees of the CREDCO Division for that portion of the 2005 calendar year occurring after the closing date, and for all periods after the closing date.

•	From and after the closing date, in the event FARES is not permitted to assign to Newco or First Advantage, or Newco is not permitted to assign to First Advantage, any agreement by which FARES acquired any contributed assets and FARES collects indemnification or other amounts under, or reduces or offsets against any payment obligations to third parties arising under such agreements, then FARES or its affiliates will pay an amount of cash equal to the indemnification, amount, reduction or offset to First Advantage within five business days, and in the event FARES pays any earn-out amounts to third parties arising from or relating to these agreements, then First Advantage will or will cause its affiliates to pay an amount of cash equal to any earn-out amount to FARES within five business days.

•	To the extent that the assignment by FARES to Newco or First Advantage, or by Newco to First Advantage, of any assumed contract by FARES is not permitted or is not permitted without consent, the FARES contribution agreement will not be deemed to constitute an assignment of that assumed contract if consent is not given and if the assignment would constitute a material breach of, or cause a loss of contractual benefits, under that assumed contract. First Advantage will assume no direct obligations or liabilities under that assumed contract until consent is obtained. If any consent or waiver necessary for the sale, transfer, assignment and delivery of an assumed contract is not obtained or if such assignment is not permitted and the closing is consummated, FARES and Newco will cooperate with First Advantage following the closing date in any reasonable arrangement designed to provide First Advantage with the rights and benefits under any such assumed contract, including enforcement for the benefit of First Advantage and at First Advantage’s expense of any and all rights of FARES and Newco against any other party arising out of any breach or cancellation of any the assumed contract by the other party and as First Advantage may otherwise reasonably require. Under these circumstances, First Advantage will bear FARES’s and Newco’s reasonable out-of-pocket expenses and indemnify FARES and Newco for actions taken or not taken and will cooperate with FARES and Newco following the closing date in any reasonable arrangement designed to require First Advantage to assume, be responsible for and otherwise meet the burdens and obligations under any of those assumed contracts.

•	The sale, transfer, conveyance and assignment by Newco of the contributed assets to First Advantage and the assumption of the assumed liabilities by First Advantage in accordance with the FARES contribution agreement will be consummated through instruments of transfer and assumption reasonably requested by First Advantage.

•	FARES will on or prior to December 31, 2005 exercise the purchase option under the master lease if permitted to do so under the master lease, and will transfer to First Advantage the title to the equipment that it receives following exercise of the purchase option.

Indemnification. The representations and warranties of the FARES contribution agreement are made as of closing unless another date is specified and survive for eighteen months following the closing date. However, certain representations by FARES relating to binding effect, broker’s and finder’s fees and the business and operations of Newco, and by First Advantage relating to binding effect, capitalization and broker’s and finder’s fees will survive for five years after the closing date. In addition, the representations and warranties by FARES relating to taxes will survive until 30 days after the expiration of the applicable statute of limitations.

FARES will indemnify and hold First Advantage and its subsidiaries and affiliates (including, after the closing, PR CREDCO) and each of their respective directors, officers, members, managers, stockholders, employees and agents and any successors thereto harmless from and against any and all losses suffered, incurred or paid, directly or indirectly, as a result of or arising out of:

•	the failure of any representation or warranty in the FARES contribution agreement made by FARES to be true and correct in all respects as of the closing date (unless a representation speaks as of a specific date, and then the representation will be as of the specified date);

•	any breach or nonperformance of any covenants or agreements made by FARES or Newco in or pursuant to the FARES contribution agreement or the provision of the master transfer agreement relating to operation of the CIG Business and related businesses during the period between signing of the master transfer agreement and closing of the First American Transaction;

•	any excluded liabilities; and

•	any excluded assets.

The sole recourse and remedy of each indemnified party for any inaccuracy in any representation or warranty or alleged representation or warranty by or on behalf of FARES contained in or made pursuant to the FARES contribution agreement will be under the provisions of and to the extent provided for in the indemnification provisions.

FARES is not required to indemnify and hold the indemnified parties harmless for losses relating to breaches of representations and warranties made by FARES as of the closing date until the aggregate amount due in respect of such losses exceeds $3.05 million, and thereafter FARES is required to indemnify and hold harmless for losses in excess of this amount. The maximum aggregate amount of losses payable by FARES relating to such breaches of representations and warranties is capped at $61 million. However, the foregoing limitations will not apply to losses that arise from (i) a breach of any of the representations and warranties relating to binding effect, broker’s and finder’s fees and the business and operations of Newco, or (ii) any intentional breach or misrepresentation of any of the representations or warranties of the FARES contribution agreement by FARES where First Advantage can prove an intentional breach or misrepresentation was actually caused by the actions or inactions of certain individuals, with respect to which the maximum aggregate limitation for the losses in (i) and (ii) is $335.5 million.

First Advantage will indemnify and hold FARES, Newco and their affiliates and each of their respective directors, officers, members, managers, stockholders, employees and agents and any successors thereto from or against any and all losses suffered, incurred or paid, directly or indirectly, as a result of or arising out of:

•	the failure of any representation or warranty in the FARES contribution agreement made by First Advantage to be true and correct in all material respects as of the closing date (unless a representation speaks as of a specific date, and then the representation will be as of the specified date);

•	any breach or nonperformance of any covenants or agreements made by First Advantage in or pursuant to the FARES contribution agreement; and

•	any assumed liability.

The sole recourse and remedy of each indemnified party for any inaccuracy in any representation or warranty or alleged representation or warranty by or on behalf of First Advantage contained in or made pursuant to the FARES contribution agreement will be under the provisions of and to the extent provided for in the indemnification provisions.

First Advantage is not required to indemnify and hold the indemnified parties harmless for losses relating to breaches of representations and warranties made by First Advantage as of closing until the aggregate amount due in respect of such losses exceeds $3.05 million, and thereafter First Advantage is required to indemnify and hold harmless for losses in excess of this amount. The maximum aggregate amount of losses payable by First Advantage relating to such breaches of representations and warranties is capped at $61 million. However, the foregoing limitations will not apply to losses that arise from (i) a breach of any of the representations and warranties relating to the binding effect, capitalization and broker’s and finder’s fees, or (ii) intentional breach or misrepresentation of any of the representations or warranties of the FARES contribution agreement by First Advantage where FARES can prove intentional breach or misrepresentation of any representations or warranties was actually caused by the actions or inactions of certain individuals, with respect to which the maximum aggregate limitation for the losses is $335.5 million.

The obligations to indemnify and hold harmless pursuant to the indemnification provisions will survive the consummation of the transactions contemplated by the FARES contribution agreement for the time periods set forth above, except for claims for indemnification asserted prior to the end of such periods, which claims will survive until final resolution thereof.

The FARES contribution agreement also contains similar procedures with respect to indemnification as those contained in the First American contribution agreement described above. No indemnifying party will be required to indemnify for any special, consequential, punitive or indirect damages.

Miscellaneous. Provisions relating to expenses, amendments, extensions and waivers are the same as those contained in the master transfer agreement described above. In addition, FARES does not make any representations or warranties with regard to the assets purchased or liabilities assumed under the XRES asset purchase agreement, except as provided in the FARES contribution agreement or the effect of the assets of business purchased or liabilities assumed under the XRES asset purchase agreement on the CREDCO Division or the CIG Business. The business, assets and liabilities under the XRES asset purchase agreement are being transferred and assumed under the FARES contribution agreement on an “as is, where is basis” subject only to provisions of the FARES contribution agreement pertaining to certain benefits relating to acquisition agreements.

Amended and Restated Services Agreement

The following summary describes certain provisions of the amended and restated services agreement, the form of which is included as Annex D to this proxy statement. The provisions of the amended and restated services agreement are extensive and not easily summarized. This summary may not contain all of the information about the amended and restated services agreement that is important to you. We encourage you to read the amended and restated services agreement carefully in its entirety.

The amended and restated services agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about First Advantage. This information may be found elsewhere in this proxy statement and in the other public filings that First Advantage makes with the SEC.

First Advantage and First American are parties to an amended and restated services agreement dated as of January 1, 2004, which amended and restated the terms of a services agreement between them dated as of June 5, 2003. In connection with the closing of the First American Transaction, First Advantage and First American will enter into a new amended and restated services agreement pursuant to which First Advantage or its affiliates, on the one hand, and First American or its affiliates, on the other hand, will provide the other with certain business services, services relating to operations in India and mortgage services.

First Advantage is dependent on First American for a number of key services provided under the services agreement. Specifically, First American will act as the exclusive reseller of credit information and related products of the CIG Business and related businesses to customers in the mortgage industry as part of a bundled package of services provided by First American and otherwise. First American’s interests with respect to such sales may differ from First Advantage’s interests. See the description of certain risks associated with the services agreement under “Risk Factors” beginning on page 1 and the potential risks associated with the services agreement considered by the special committee under “Reasons of the Special Committee for the First American Transaction” beginning on page 22.

First American Business Services. The following business services will be provided by First American to First Advantage and/or its affiliates at the rates set forth below. In addition, First American will and will cause its affiliates to allocate resources with regard to the business services in a manner that is consistent with the allocation of resources by First American and its affiliates prior to the CREDCO Division being transferred to First Advantage.

Service	Rate
• 401(k) Expenses	Actual Cost
• Pension Expenses	Actual Cost
• Insurance Allocation	Actual Cost
• Medical Insurance Allocation	Actual Cost
• Company Car Program	Actual Cost
• Personal Property Leasing	Comparable to pricing given to similarly situated affiliates of First American

•      Mortgage Marketing Services, Human Resources Systems, Payroll Systems (through a provider designated exclusively by First American), technology support services (including FASTWEB, corporate technology management, LAN Administration, and UNIX Administration) and Oracle Financial Systems provided with respect to the CIG Business

$4.5 million per year

•      Human Resources Systems, Payroll Systems (through a provider designated exclusively by First American) and Oracle Financial Systems provided to the Company other than with respect to the CIG Business

$300,000 per year

First Advantage Services, Including Services in India. First Advantage and/or its affiliate will provide First American and/or its affiliates with products and services offered by or through First Advantage or its affiliates from time to time (excluding the additional services with respect to operations in India and the mortgage services discussed below) at rates and on terms no less favorable than those generally offered by First Advantage and its affiliates to third parties.

The following additional services with respect to operations in India will be provided by First Advantage or its affiliates to First American and its affiliates at cost plus such fees as may be negotiated from time to time:

•	Leasing of real and personal property in India;

•	Management support;

•	Human resources/payroll support in India; and

•	Services incidental to providing the foregoing.

In addition, First Advantage will and will cause its affiliates to allocate resources with regard to these services in a manner that is consistent with the allocation of resources by First Advantage and its affiliates prior to the CREDCO Division being transferred to First Advantage.

First American will cause FARES to provide First Advantage with reasonable access to its voice communications hub for the purpose of routing customer service calls to and monitoring personnel at the operations in India. In exchange for use of the communications hub, First Advantage will pay FARES its pro rata share of the total actual cost to FARES.

First Advantage Mortgage Services. First Advantage shall and shall cause its affiliates to provide First American and/or its affiliates with credit reports for resale to mortgage customers. First Advantage also designates First American and its affiliates as the exclusive resellers of credit reports to mortgage customers. Credit reports include merged, multiple-source or single-source credit reports created by accessing one or more of the national credit database repositories and other information sources, which credit reports will include basic, partial and fully verified Instant Merge Reports (including Merge Plus Reports and Residential Mortgage Credit Reports). Credit reports also include other credit reports incorporating credit scores, fraud check products, products which list creditor addresses and phone numbers, and other related information and enhancements that First Advantage and/or its affiliates may offer from time to time. Mortgage customers are mortgage lenders, mortgage servicers, mortgage brokers, underwriters, and other users of information in the mortgage lending process and their respective customers.

First American will pay First Advantage a fee of $12.60 for each of the merged reports provided to First American or its affiliates that is bundled with other products or services. Fees for all other credit reports not bundled with other First American products or services, will be negotiated between the parties on a case-by-case basis. The parties agree to renegotiate the bundled credit report fee in good faith every two years during the term.

The CIG Business as operated by First Advantage must satisfy requisite service levels, and if First Advantage does not meet these service levels, and has received notice of the deficiency and failed to cure the deficiency during the applicable cure period, First American will have the right (but not the obligation) to assume control of the remedial action to cure the deficiency and First Advantage will reimburse First American for any fees, costs and expenses in connection with the remediation. First Advantage also must promptly reimburse First American or its affiliates for any amounts they are required to pay as a result of First Advantage’s or its affiliate’s failure to meet the standard of care required by the agreements pursuant to which the mortgage credit reports are provided to mortgage customers.

During the term of the amended and restated services agreement, First Advantage will appoint and cause its affiliates to appoint First American and its affiliates as the exclusive resellers of credit reports to mortgage customers. Except as otherwise provided in the amended and restated services agreement, First Advantage will not, and will not permit any of its affiliates to, directly or indirectly market, sell or provide mortgage credit reports to mortgage customers.

First American will be solely responsible for all sales, marketing, delivery, pricing and collections with regard to the sale of credit reports to mortgage customers and will control marketing services, which include sales, marketing, delivery, pricing and collections strategies with regard to the sale of credit reports to mortgage customers. First Advantage will, and will cause its affiliates to, cooperate with First American and its affiliates in the marketing and sale of credit reports to mortgage customers and to provide reasonable technical assistance to First American and its affiliates for such purpose.

First Advantage and First American will collectively appoint four individuals to serve on a committee which will be responsible for managing the provision of the mortgage services, except where the management thereof has been allocated to one of the parties by the terms of the amended and restated services agreement. First American and First Advantage will each appoint two members to the committee.

First Advantage and its affiliates will allocate information technology and project resources with regard to mortgage services in a manner that is consistent with the allocation of such resources by First American’s CREDCO Division prior to the transfer of that division to First Advantage or its affiliate, and that equals or exceeds the allocation of such resources to other businesses of First Advantage and its affiliates. First Advantage will not, and will prevent its affiliates from discriminating against the provision of mortgage services. In addition, First American will identify certain key mortgage customers and First Advantage and its affiliates will dedicate the appropriate resources necessary to meet those superior service levels.

Treatment of Employees Under Services Agreement. First American or the other First American entities will continue to employ all personnel performing the business services directly and will be solely responsible for and pay all of their salary, benefits, workers’ compensation premiums, unemployment insurance premiums, and all other compensation, insurance and benefits, including participation in employee benefit plans, if applicable. First American and the other First American entities will be solely responsible for timely payment, withholding and reporting of all applicable Federal, state, foreign and local withholding, employment and payroll taxes with respect to the personnel that perform the First American business services. First American or the other First American entities will maintain workers’ compensation and employers’ liability insurance, in accordance with applicable law, covering the personnel that perform the First American business services.

First Advantage and its affiliates will continue to employ all personnel performing the First Advantage services, the additional services with respect to operations in India and the mortgage services directly and will be solely responsible for and pay all of their salary, benefits, workers’ compensation premiums, unemployment insurance premiums and all other compensation, insurance and benefits, including participation in employee benefit plans, if applicable. First Advantage and its affiliates will be solely responsible for timely payment, withholding and reporting of all applicable federal, state, foreign and local withholding, employment and payroll taxes with respect to the personnel that perform the First Advantage services, the additional services with respect to operations in India and the mortgage services. First Advantage and its affiliates will maintain workers’ compensation and employers’ liability insurance, in accordance with applicable law, covering the personnel that perform the First Advantage services, the additional services with respect to Indian operations and the mortgage services.

In providing the business services, First American and its affiliates will not be liable to First Advantage and its affiliates for errors or omissions other than those resulting from the gross negligence or willful misconduct of First American or its affiliates. First American and its affiliates will not be liable to First Advantage, its affiliates, or third parties for damages such as lost profits or injury to goodwill arising from First American’s or its affiliates’ performance of services.

In providing services with respect to operations in India, First Advantage and its affiliates will not be liable to First American and its affiliates for errors or omissions other than those resulting from the gross negligence or willful misconduct of First Advantage or its affiliates. First Advantage and its affiliates will not be liable to First American, its affiliates or third parties for damages such as lost profits or injury to goodwill arising from First Advantage’s or its affiliate’s performance of services.

In providing the mortgage services, if First Advantage or its affiliates fail to meet the standard of care required by the agreements that govern the credit reports provided to mortgage customers, First Advantage and its affiliates will reimburse First American and its affiliates for any penalties First American and its affiliates must pay as a result.

Term. The services agreement will commence on the date the agreement is executed (which is expected to be the closing date of the First American Transaction) and terminate with respect to the applicable services as set forth below:

•	First American business services—two years from the effective date.

•	First Advantage mortgage services—two years from the effective date, and then for additional successive two-year terms unless First American terminates with 60 days prior written notice to First Advantage.

•	All other services—one year from the effective date, and then for successive 180-day periods unless either First American or First Advantage advises the other in writing no later than 30 days prior to the end of the current term that such services will not be extended.

Subordinated Promissory Note

The following summary describes certain provisions of the subordinated promissory note, the form of which is included as Annex E to this proxy statement. The provisions of the subordinated promissory note are extensive and not easily summarized. This summary may not contain all of the information about the promissory note that is important to you. We encourage you to read the promissory note carefully in its entirety.

The subordinated promissory note has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about First Advantage. This information may be found elsewhere in this proxy statement and in the other public filings that First Advantage makes with the SEC.

In connection with the closing of the First American Transaction, First Advantage will execute and deliver to First American a subordinated promissory note in the original principal amount of $45 million. Pursuant to the terms of the promissory note, First Advantage may borrow, repay and reborrow up to $45 million at any one time during the ninety calendar days following the date of the subordinated promissory note (which is expected to be the closing date of the First American Transaction) (the “draw period”). The subordinated promissory note matures 135 days after the date it is executed and bears interest at a rate equal to the rate payable under a loan agreement and other documents delivered in connection with a loan from Bank of America, N.A. to First Advantage dated July 31, 2003, as amended, plus 0.5% per annum. If an event of default occurs under the promissory note, (i) the draw period will immediately and automatically terminate, (ii) First American may declare all principal and accrued interest immediately due and payable, and (iii) the interest rate will increase by an additional 4.5% per annum. The obligations of First Advantage under the promissory note are not secured.

The following occurrences are events of default under the promissory note:

•	First Advantage defaults in the payment when due of any principal, interest or other amount due under the promissory note, which continues for a period of ten days;

•	First Advantage or any subsidiary defaults (i) in the payment when due of any principal or interest of any other obligation for borrowed money beyond any applicable grace period or (ii) performance or observance of any other agreement, term or condition contained in any agreement if the effect of such default is to accelerate or permit the acceleration of the maturity of the obligation, except for obligations disputed in good faith if First American is promptly notified and reserves are established, if required by generally accepted accounting principles;

•	An event of default, as defined in the loan agreement dated as of July 31, 2003, as amended, by and between First Advantage and Bank of America, N.A., occurs under such loan agreement during the term of the loan agreement;

•	First Advantage or any subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as they become due;

•	Any order, judgment or decree is entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction adjudicating First Advantage or any subsidiary, bankrupt or insolvent;

•	First Advantage or any subsidiary petitions or applies to any tribunal for, or consents to, the appointment of a trustee, receiver, custodian, liquidator, or similar official, of First Advantage or any subsidiary or of any substantial part of the assets of First Advantage or any subsidiary, or commences a voluntary case under the Bankruptcy Code of the United States or any proceedings relating to First Advantage or any subsidiary, under the bankruptcy, insolvency, or moratorium law of any other jurisdiction, whether now or hereafter in effect;

•	Any such petition or application is filed, or any such proceedings are commenced, against First Advantage or any subsidiary and if First Advantage or any subsidiary by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered in an involuntary case under the Bankruptcy Code of the United States, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator, or similar official, or approving the petition in any proceedings, and such order remains unstayed and in effect for more than 60 days;

•	Any order is entered in any proceedings against First Advantage or any subsidiary decreeing the dissolution or split up of First Advantage or any subsidiary or if First Advantage or any subsidiary dissolves (or is dissolved) or its existence is terminated;

•	Any judgment or judgments are entered against First Advantage or any subsidiary or against the property of any such person, in an aggregate amount in excess of $500,000 that remains unvacated, unbonded, unstayed or unsatisfied for a period of 45 days; or

•	First Advantage or any subsidiary uses amounts drawn on the promissory note for any purpose other than satisfaction of current liabilities, as defined in accordance with GAAP, of the CIG Business.

The subordinated promissory note is subject to a subordination agreement between First American and Bank of America, N.A. to be entered into on the same date as the promissory note.

Outsourcing Agreement

The following summary describes certain provisions of the outsourcing agreement, the form of which is included as Annex F to this proxy statement. The provisions of the outsourcing agreement are extensive and not easily summarized. This summary may not contain all of the information about the outsourcing agreement that is important to you. We encourage you to read the outsourcing agreement carefully in its entirety.

The outsourcing agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about First Advantage. This information may be found elsewhere in this proxy statement and in the other public filings that First Advantage makes with the SEC.

In connection with the closing of the First American Transaction, FARES and First Advantage will enter into an outsourcing agreement. Pursuant to the outsourcing agreement, First Advantage will, and will cause its affiliates to fully perform all obligations, covenants and agreements of FARES under the following service agreements (which we refer to as the “Service Agreements”):

•	the Marketing and Support Agreement, effective as of June 26, 2000, between the CREDCO Division and RESdirect LLC (which we refer to as the “Support Agreement”) under which FARES agreed to sell credit reports to customers of RESdirect LLC and provide certain services to RESdirect LLC (which we refer to as the “RESdirect Services”),

•	the Service Bureau Agreement, effect as of November 1, 1998, between the CREDCO Division and RELS (which we refer to as the “Service Bureau Agreement”) under which FARES agreed to provide certain services to RELS (which we refer to as the “RELS Services”), and

•	the RRS Services Agreement, which is an oral agreement between the CREDCO Division and RELS Reporting Services LLC (which we refer to as the “RRS Services Agreement”), under which the CREDCO Division agreed to perform the following services (which we refer to as the “RRS Services”):

•	manage the business operations of RRS, including, without limitation, daily operation and financial reporting; order credit reports and related products and services from the credit report repositories and other entities involved in assessing the credit worthiness of individuals on behalf of RRS and its customers using certain subscriber codes;

•	format and/or merge credit reports and related products and services based on certain requirements, if so required, using the CREDCO Division’s systems;

•	deliver the merged and/or formatted credit reports and related products and services, or, if required, the unmerged and/or unformatted credit report and related products and services to those requesting such report using the CREDCO Division’s networks and services;

•	provide customer support services, technical support, product development services and product enhancements in connection with the credit report and related products and services; and

•	cause the credit reports and related products and services delivered by the CREDCO Division to be private labeled in RRS’ name or the name of an RRS or other designee if requested.

First Advantage expects to receive a significant amount of revenue under the outsourcing agreement. These revenues are dependent on the performance of RELS, which will continue to be managed and controlled by First American after the closing of the First American Transaction. In addition, the commercial arrangements under which RELS provides services and derives revenues are based on agreements with RELS’ single customer, which is the other member of RELS, whose interests may be different from and/or adverse to First Advantage, and these underlying arrangements are terminable with little or no notice. See the description of certain risks associated with the outsourcing agreement under “Risk Factors” beginning on page 1 and the potential risks associated with the outsourcing agreement considered by the special committee under “Reasons of the Special Committee for the First American Transaction” beginning on page 22.

In providing the RESdirect Services, the RELS Services and the RRS Services (which we collectively refer to as the “Services” for purpose of the description of the outsourcing agreement), First Advantage will and will cause its affiliates to comply with applicable laws and regulations and the terms of the Service Agreements, and act in a good faith commercially reasonable manner and at least in accordance with the standards for the Services used by FARES in the performance of the Services prior to the effective date of the outsourcing agreement. In addition, First Advantage will perform all obligations, covenants and agreements of FARES under the Service Agreements so long as these agreements remain in effect.

In consideration for First Advantage providing the Services pursuant to the outsourcing agreement, FARES will pay to First Advantage:

•	The quarterly pre-tax income of RELS (as defined in accordance with generally accepted accounting principles, but excluding the effects of any depreciation or amortization of any asset purchased in connection with a capital expenditure) derived from the sale during the applicable calendar quarter of the credit reports and related products and services required to be delivered by the CREDCO Division in connection with the services, minus the amount of any capital expenditures required to be made during the applicable calendar quarter by RELS in connection with the sale of the credit reports and related products and services acquired by RELS from First Advantage and or its subsidiaries (which are considered capital expenditures), and (ii) the percentage interest in RELS collectively owned by FARES and/or its affiliates as of the end of the applicable calendar quarter. For purposes of this calculation during the first calendar quarter of the outsourcing agreement, the period to be used will be the period between the effective date of the outsourcing agreement and the end of the calendar quarter in which the effective date occurs; and

•	All amounts paid to FARES pursuant to the Services Agreements for services provided by First Advantage and/or its affiliates pursuant to the Services Agreements after the effective date of the outsourcing agreement.

The term of the outsourcing agreement will begin on the effective date (which is expected to be the closing date of the First American Transaction) and terminate:

•	with respect to the performance of the RESdirect Services by First Advantage pursuant to the outsourcing agreement, on the first to occur of (i) the date the Support Agreement is terminated or is otherwise no longer in full force and effect in accordance with its terms, (ii) RELS dissolves or ceases to exist, or (iii) FARES or one of its affiliates is no longer a member of RELS;

•	with respect to the performance of the RELS Services by First Advantage pursuant to the outsourcing agreement, on the earlier to occur of (i) the date the Service Bureau Agreement is terminated or is otherwise no longer in full force and effect in accordance with its terms, (ii) RELS dissolves or ceases to exist, or (iii) FARES or one of its affiliates is no longer a member of RELS; and

•	with respect to the performance of the RRS Services by First Advantage pursuant to the outsourcing agreement, on the earlier to occur of (i) the date the RRS Service Agreement is terminated or is otherwise no longer in full force and effect in accordance with its terms, (ii) RELS dissolves or ceases to exist, or (iii) FARES or one of its affiliates is no longer a member of RELS.

FARES will use reasonable efforts to provide First Advantage with the rights and benefits under the Service Agreements, including enforcement for the benefit of First Advantage, which will be at First Advantage’s sole expense of any and all rights of FARES against RESdirect, RELS and RRS, respectively, arising out of any breach of the Services Agreements by RESdirect, RELS and/or RRS, respectively, if requested by First Advantage, acting as an agent on behalf of First Advantage, or as First Advantage otherwise reasonably requires. First Advantage will bear FARES’s reasonable out-of-pocket expenses and costs as agent and will indemnify FARES for actions taken or not taken as agent. FARES will not agree to amend or modify, or agree to any waiver of any provision of the Service Agreements without the prior written consent of First Advantage.

In addition, First Advantage will indemnify and hold FARES and its subsidiaries, each of their affiliates, and each of their respective officers, managers, employees, agents and any assignees and successors thereto, harmless, from and against any and all claims, losses, liabilities, damages, costs, disbursements, interest, and reasonable out-of-pocket expenses (including reasonable attorney fees) suffered, incurred or paid, directly or indirectly, as a result of or arising out of First Advantage’s or its affiliates’ performance of First Advantage’s obligations under the outsourcing agreement. FARES will indemnify and hold First Advantage and its subsidiaries and each of their affiliates, and each of their respective officers, managers, employees, agents, any assignees and successors thereto, harmless, from and against any and all claims, losses, liabilities, damages, costs, disbursements, interest, and reasonable out-of-pocket expenses (including reasonable attorney fees) suffered, incurred or paid, directly or indirectly, as a result of or arising out of FARES’s or its affiliates’ performance of FARES’s obligations under the outsourcing agreement.

FARES and First Advantage will cooperate in good faith to carry out the purposes of the outsourcing agreement. If FARES exercises its right to terminate any of the Service Agreements, FARES must provide First Advantage with at least five days notice of its desire to terminate the applicable Services Agreement, and First Advantage has the option to delay the termination for a period of 45 calendar days, during which FARES will use commercially reasonable best efforts (which efforts shall not require FARES to make any payment or forego any rights) to obtain the consent of the other parties to such agreement and other necessary consents to the assignment of the applicable Services Agreement to First Advantage. If the necessary consents are obtained, FARES will assign the Services Agreement to First Advantage, or its designee, and will cooperate in the execution of any reasonably necessary documentation to effect the assignment. FARES and First Advantage will assist and furnish the other party with such information and documentation as the other party may reasonably request.

Poway Lease Agreement

The following summary describes certain provisions of the Poway lease agreement, the form of which is included as Annex G to this proxy statement. The provisions of the Poway lease agreement are extensive and not easily summarized. This summary may not contain all of the information about the lease agreement that is important to you. We encourage you to read the Poway lease agreement carefully in its entirety.

The Poway lease agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about First Advantage. This information may be found elsewhere in this proxy statement and in the other public filings that First Advantage makes with the SEC.

In connection with the closing of the First American Transaction, First Advantage and First American will enter into a lease for office space in Poway, California. Pursuant to the terms of the Poway lease, First Advantage will lease from First American certain land, buildings and parking structure located at 12385 and 12395 First American Way in Poway. The Poway lease is for an initial lease term of five years to commence on the closing date with a one-time option to renew the term for an additional five years.

The rent payable under the Poway lease will be approximately $169,000 per month. First Advantage will also be obligated to pay all costs and expenses related to the property, including any operating expenses, real estate property taxes and assessments, personal property taxes, maintenance, repair to the structure and parking lot and other management costs associated with the property. First Advantage will also be obligated to pay all utilities, services and janitorial costs.

Other Related Transaction Agreements

At the closing of the First American Transaction, other related agreements will be entered into, including:

•	A sublease agreement between eAppraiseIT, as sub-lessee, and First Advantage, as sub-lessor, of a portion of the Poway, California office space;

•	A sublease agreement between Interactive Division, as a sub-lessee, and First Advantage, a sub-lessor, of a portion of the Poway, California office space; and

•	An equipment sublease agreement to be entered into by and between FARES, as lessee, and a First Advantage subsidiary, as sublessee, as required by the terms of the master lease agreement among FARES, General Electric Capital Corporation and the other parties named therein, dated as of December 28, 2000, under which the First Advantage subsidiary will sublease certain equipment from FARES.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes the First American Transaction will be treated as a tax-free reorganization in accordance with Section 351 of the Internal Revenue Code.

FIRST ADVANTAGE MANAGEMENT’S

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

First Advantage management’s discussion and analysis of financial condition and results of operations included in its annual report on Form 10-K, as amended, for the year ended December 31, 2004 and its quarterly report on Form 10-Q, as amended, for the quarter ended March 31, 2005 are incorporated by reference into this proxy statement. This proxy statement should be read in conjunction with First Advantage’s audited consolidated financial statements for the fiscal year ended December 31, 2004 included in its annual report on Form 10-K, as amended, for the year ended December 31, 2004, and its unaudited consolidated financial statements for the quarter ended March 31, 2005 included in its quarterly report on Form 10-Q, as amended, for the quarter ended March 31, 2005, which are incorporated by reference into this proxy statement.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE CIG BUSINESS

This selected financial information has been derived from the audited combined financial statements and accompanying notes of the CIG Business for the three-year period ended December 31, 2004 and the unaudited combined financial statements of the CIG Business for the two-year period ended December 31, 2001 and the three months ended March 31, 2005 and 2004. This information is only a summary and should be read in conjunction with the audited financial statements and accompanying notes included in this proxy statement.

	Three months ended: March 31,		Twelve months ended: December 31,
	2005	2004	2004	2003	2002	2001	2000
Income Statement Data:
Service revenue	$66,345,000	$62,452,000	$242,812,000	$244,806,000	$208,521,000	$188,547,000	$144,858,000
Other income	1,612,000	2,143,000	7,392,000	9,060,000	9,654,000	5,192,000	1,533,000

Total revenue	67,957,000	64,595,000	250,204,000	253,866,000	218,175,000	193,739,000	146,391,000
Cost of service revenue	23,499,000	22,200,000	85,573,000	81,970,000	66,581,000	64,741,000	53,397,000

Gross margin	44,458,000	42,395,000	164,631,000	171,896,000	151,594,000	128,998,000	92,994,000
Operating expenses	26,142,000	27,032,000	111,818,000	118,471,000	106,871,000	98,367,000	74,784,000

Income from operations	18,316,000	15,363,000	52,813,000	53,425,000	44,723,000	30,631,000	18,210,000
Other income (expense)	458,000	(121,000)	2,064,000	13,132,000	11,000	28,000	48,000

Income before income taxes	18,774,000	15,242,000	54,877,000	66,557,000	44,734,000	30,659,000	18,258,000
Provision for income taxes	7,815,000	6,266,000	22,477,000	31,023,000	18,340,000	13,712,000	7,668,000

Net income	$10,959,000	$8,976,000	$32,400,000	$35,534,000	$26,394,000	$16,947,000	$10,590,000

Balance Sheet Data:
Total assets	$195,699,000	$183,279,000	$171,912,000	$182,786,000	$167,093,000	$171,145,000	$91,913,000
Long-term debt	$456,000	$912,000	$570,000	$1,026,000	$—	$—	$17,000
Stockholders’ equity	$155,143,000	$135,437,000	$129,747,000	$129,660,000	$129,816,000	$138,947,000	$78,350,000

CIG BUSINESS MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of results of operations and financial condition should be read in conjunction with the CIG Business audited combined financial statements and the unaudited combined interim financial statements and the related notes. Management’s discussion and analysis was drafted from information provided by the CIG Business management.

Overview

The CIG Business provides business information and related products and services. The CIG Business principal businesses include mortgage and consumer credit reporting with respect to conventional and sub-prime borrowers and consumer lending software.

The CIG Business earns revenue in the form of fees from the credit reports delivered to its customers and from inquiries into its sub-prime database, from the membership fees collected on its credit monitoring membership products, from fees collected for services rendered to third party issuers of membership based consumer products and from the sale of software licenses, software maintenance, custom programming and professional consulting services related to its consumer lending software. The CIG Business generally enters into agreements with customers under which they pay a fixed fee per report generated or for services provided. The CIG Business recognizes revenue when reports have been prepared and delivered or when services have been provided.

The CIG Business expenses consist primarily of compensation and benefits costs for employees, credit data and other data acquisition costs, commissions, occupancy and related costs, selling, general and administrative expenses associated with operating its business and income taxes. The CIG Business’s expenses are likely to increase with increasing revenue levels.

Critical Accounting Policies and Estimates

The CIG Business management’s discussion and analysis of financial condition and results of operations are based upon its combined financial statements, which have been prepared in accordance with generally accepted accounting principles. The CIG Business management believes the following are the more critical accounting policies that impact its financial statements, some of which are based on management’s best estimates available at the time of preparation. Other accounting policies also have a significant effect on the CIG Business combined financial statements, and some of these policies also require the use of estimates and assumptions. Although the CIG Business management believes that its estimates and assumptions are reasonable, actual results may differ.

Revenue Recognition

Revenue from the sale of credit reports is recognized at the time of delivery, as the CIG Business has no significant ongoing obligation after delivery. Membership fees, billed monthly to member’s accounts, are recognized in the month the fee is earned. A portion of the membership revenue received is paid in the form of a commission to clients and is reflected in other operating expenses. Revenue earned from providing services to third party issuers of membership based consumer products is recognized at the time the service is provided, generally on a monthly basis. Software maintenance revenues are recognized ratably over the term of the maintenance period. Custom programming and professional consulting service revenue is recognized using the percentage-of-completion method pursuant to Accounting Research Bulletin (“ARB”) No. 45 “Long-Term Construction-Type Contracts.” To the extent that interim amounts billed to clients exceed revenue earned, deferred income is recorded. Other revenue is recognized upon completion of the contractual obligation, which is typically evidenced by delivery of the product or performance of the service.

Allowance for Uncollectible Receivables

The allowance for all probable uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. These factors are continuously monitored by management to arrive at an estimate for the amount of accounts receivable that may ultimately be uncollectible. In circumstances where the CIG Business is aware of a specific customer’s inability to meet its financial obligations, the CIG Business records a specific allowance for doubtful accounts against amounts due in order to reduce the net recognized receivable to the amount it reasonably believes will be collected.

Capitalized Software Development Costs

The CIG Business capitalizes costs associated with developing software, both for internal use and for sale to customers, which costs primarily include salaries of developers. Direct costs incurred in the development of software for internal use are capitalized once the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose are probable. The CIG Business ceases capitalization of development costs for internal use software once the software has been substantially completed and is ready for its intended use. Once the technological feasibility of software developed for sale has been established, direct costs incurred in the development of the software are capitalized. The CIG Business ceases capitalization of development costs for software to be sold once the software has been substantially completed and is ready for sale.

Impairment of Intangible and Long-Lived Assets

The CIG Business carries intangible and long-lived assets at cost less accumulated amortization (where applicable). Accounting standards require that assets be written down if they become impaired. Intangible and long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset is not recoverable. At such time that an impairment in value of an intangible or long-lived asset is identified; the impairment will be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Fair value is determined by employing an expected present value technique, which utilizes multiple cash flow scenarios that reflect the range of possible outcomes and an appropriate discount rate. In accordance with the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets,” the CIG Business, through First American, completed the goodwill impairment test for all reporting units for the years ended December 31, 2004 and 2003 and determined that each reporting unit had a fair value in excess of carrying value, therefore, no goodwill was recorded.

Results of Operations

The following is a summary of the operating results for the CIG Business for the three months ended March 31, 2005 and March 31, 2004.

	2005	2004
Service revenue	$66,345,000	$62,452,000
Other income	1,612,000	2,143,000

Total revenue	67,957,000	64,595,000

Cost of service revenue	23,499,000	22,200,000

Gross margin	44,458,000	42,395,000

Salaries and benefits	15,848,000	15,057,000
Facilities and telecommunications	1,813,000	2,257,000
Other operating expenses	6,134,000	6,918,000
Depreciation and amortization	2,347,000	2,800,000

Total operating expenses	26,142,000	27,032,000

Income from operations	18,316,000	15,363,000

Interest (expense) income:
Interest expense	(11,000)	(127,000)
Interest income	2,000	238,000

Total interest (expense) income, net	(9,000)	111,000
Equity in earnings (losses) of investee	467,000	(232,000)

Income before income taxes	18,774,000	15,242,000
Provision for income taxes	7,815,000	6,266,000

Net income	$10,959,000	$8,976,000

Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004

Service Revenue

Total service revenue was $66.3 million as of March 31, 2005, an increase of $3.8 million compared to service revenue of $62.5 million in the same period of 2004. The increase in service revenue is due to an increase in credit reports delivered as a result of an increase in market share and mortgage volume.

Cost of Revenue

Cost of revenue was $23.5 million as of March 31, 2005, an increase of $1.3 million, compared to cost of revenue of $22.2 million in the same period of 2004. The increase was primarily due to the growth in service revenue. Cost of revenue, as a percentage of service revenue, decreased to 35.4% in the first quarter of 2005 from 35.5% in the first quarter of 2004.

Salaries and Benefits

Salaries and benefits expense were $15.9 million as of March 31, 2005, an increase of $0.8 million compared to $15.1 million in the same period of 2004. Salaries and benefits were 23.9% of service revenue during the first quarter of 2005 compared to 24.1% of service revenue during the same period in 2004.

Facilities and Telecommunications

Facilities and telecommunications expense were $1.8 million as of March 31, 2005, a decrease of $0.5 million compared to $2.3 million in the same period of 2004. Facilities and telecommunications were 2.7% of service revenue during the first quarter of 2005 compared to 3.6% of service revenue during the same period 2004. The decrease was due to a reduction of lease expense at certain facilities and re-negotiated telecommunications contracts.

Other Operating Expenses

Other operating expenses decreased $0.8 million and were 9.3% of service revenue in the first quarter of 2005 compared to 11.1% of service revenue in the same period of 2004. This decrease is a result of operational efficiencies and a reduction in advertising costs related to the direct to consumer operations.

Depreciation and Amortization

Depreciation and amortization expense decreased $0.5 million to $2.3 million in the first quarter of 2005 from $2.8 million in the same period of 2004. The decrease was primarily due to the decision to lease rather than purchase most equipment since the third quarter of 2001.

Liquidity and Capital Resources

The CIG Business primary source of liquidity is cash flow from operations and contributions from its parent, First American. As of March 31, 2005, cash and cash equivalents have increased to $3.8 million from $1.0 million as of March 31, 2004.

Cash provided by operations was $7.3 million and $2.1 million for the three months ended March 31, 2005 and 2004, respectively.

Cash provided by investing activities was $3.8 million and $0.3 million for the three months ended March 31, 2005, and 2004, respectively. Cash was provided primarily by the repayment of the note receivable offset by the purchase of computer hardware, software and to fund capitalized software and database development costs.

Cash used in financing activities was $9.7 million and $4.3 million for the three months ended March 31, 2005 and 2004, respectively. The cash used is primarily attributable to distributions to First American and the repayment of term notes.

First American contributed operations of approximately $20 million related to an acquisition during the three months ended March 31, 2005.

The CIG Business also leases certain office facilities, automobiles and equipment under operating leases, which, for the most part, are renewable. The majority of these leases also provide that the CIG Business will pay insurance and taxes.

At the closing of the First American transaction, First Advantage and First American will amend and restate their existing services agreement pursuant to which First American provides certain financial, administrative and managerial support services to First Advantage. Mortgage marketing services and support, human resources systems and support, payroll systems and Oracle financial systems support with respect to the CIG Business will be provided at an aggregate annual cost of $4.5 million plus reasonable out of pocket expenses. In addition, certain other services including pension and 401(k) expenses, corporate and medical insurance, personal property leasing and company car programs will be provided at actual cost. The amended and restated services agreement will commence on the closing date of the First American Transaction and the portion of the agreement relating to the CIG Business will continue initially for two years and thereafter, for successive two year terms until terminated by First American on 60 days prior written notice.

The following is a schedule of long-term contractual commitments as of March 31, 2005 over the periods in which they are expected to be paid.

Quantitative and Qualitative Disclosures about Market Risk

The CIG Business considered the provisions of Financial Reporting Release No. 48, “Disclosure of Accounting Policies for Derivative Financial Instruments and Derivative Commodity Instruments, and Disclosure of Quantitative and Qualitative Information about Market Risk Inherent In Derivative Financial Instruments, Other Financial Instruments and Derivative Commodity Instruments.” The CIG Business had no holdings of derivative financial instruments at March 31, 2005 and its total liabilities as of March 31, 2005 consist primarily of notes payable and accounts payable that are not subject to any significant risk.

The CIG Business variable rate debt consists primarily of uncollateralized term notes based on the prime rate. A 1% increase in interest rates due to increased rates nationwide would not result in a significant amount of additional interest payments by the CIG Business.

Results of Operations

The following is a summary of the CIG Business operating results for the three years ended December 31, 2004.

	2004	2003	2002
Service revenue	$242,812,000	$244,806,000	$208,521,000
Other income	7,392,000	9,060,000	9,654,000

Total revenue	250,204,000	253,866,000	218,175,000

Cost of service revenue	85,573,000	81,970,000	66,581,000

Gross margin	164,631,000	171,896,000	151,594,000

Salaries and benefits	60,107,000	60,564,000	59,374,000
Facilities and telecommunications	8,708,000	10,654,000	11,172,000
Other operating expenses	32,361,000	34,962,000	24,654,000
Depreciation and amortization	10,642,000	12,291,000	11,671,000

Total operating expenses	111,818,000	118,471,000	106,871,000

Income from operations	52,813,000	53,425,000	44,723,000

Interest (expense) income:
Interest expense	(457,000)	(386,000)	(3,000)
Interest income	739,000	816,000	14,000

Total interest income, net	282,000	430,000	11,000
Equity in earnings (losses) of investee	1,782,000	(326,000)	—
Gain on sale of investment	—	13,028,000	—

Income before income taxes	54,877,000	66,557,000	44,734,000

Provision for income taxes	22,477,000	31,023,000	18,340,000

Net income	$32,400,000	$35,534,000	$26,394,000

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Service Revenue

Total service revenue was $242.8 million in 2004, a decrease of $2.0 million compared to 2003 service revenue of $244.8 million. The disposition of CMSI’s Credit Online subsidiary during March 2003 decreased service revenue in 2004 by $2.4 million when compared to the twelve month period ended December 31, 2003. This was offset, in part, by an increase in service revenue at existing operations of $0.4 million.

Other Income

Other income was $7.4 million, representing a $1.7 million decrease from $9.1 million in 2003. The decrease was primarily derived from reduced income from a joint venture with a nationwide mortgage lender.

Cost of Revenue

Total cost of revenue was $85.6 million in 2004, an increase of $3.6 million compared to 2003 cost of revenue of $82.0 million. Cost of revenue, as a percentage of service revenue, increased to 35.2% in 2004 from 33.5% in 2003. These increases are due primarily to the change in product mix in 2004 as compared to 2003. Service revenue in the membership-based consumer products and services business has increased in 2004, which has a lower gross margin than the average margin of other businesses. These increases can also be attributed to an increase in certain components of credit data charges imposed by three credit bureaus.

Salaries and Benefits

Salaries and benefits expense decreased $0.5 million in 2004 to $60.1 million when compared to salaries and benefits expense of $60.6 million in 2003. An increase in benefit costs of $0.4 million was offset by a decrease in salary expense of $0.9 million.

Facilities and Telecommunications

Facilities and telecommunications expense decreased $2.0 million in 2004 to $8.7 million when compared to facilities and telecommunications expense of $10.7 million in 2003. The decrease was due to a reduction of lease expense at certain facilities and re-negotiated telecommunications contracts.

Other Operating Expenses

Other operating expenses for 2004 were $32.4 million, a decrease of $2.6 million compared to other operating expenses of $35.0 million in 2003. Several factors resulted in this net decrease, including labor efficiencies, reduction of advertising costs related to the direct to consumer operations, reduction of bad debt expense and cost reductions attributable to operational efficiencies. These cost savings were offset by a payment of $3.0 million charge to settle a lawsuit and a $2.1 million write off of the carrying value of the related limited liability company’s stock.

Depreciation and Amortization

Depreciation and amortization expense decreased $1.7 million to $10.6 million from $12.3 million during the same period in 2003. The decrease is primarily due to the decision to lease rather than purchase most equipment since the third quarter of 2001.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Service Revenue

Total service revenue was $244.8 million in 2003, an increase of $36.3 million compared to 2002 service revenue of $208.5 million. Service revenue at existing operations increased by $43.6 million due to the additional volume of mortgage and consumer related credit reports delivered and continued expansion of both the sub-prime credit market business and the membership based consumer products and services business. The disposition of CMSI’s Credit Online subsidiary during March 2003 decreased service revenues by $7.3 million when compared to the same period in 2002.

Cost of Revenue

Total cost of revenue was $82.0 million in 2003, an increase of $15.4 million compared to cost of revenue of $66.6 million in 2002. Several factors contributed to this increase, including an increase of $9.2 million attributable to an increase in the volume and related cost of credit reports purchased from the three credit repositories, an increase of $5.8 million related to commissions based on the increased levels of credit revenues, and an increase of $3.0 million related to other costs based on increased revenue levels and a minor shift in the business mix during 2003. The disposition of CMSI’s Credit Online subsidiary during March 2003 resulted in a decrease in the cost of revenue of $2.6 million compared to the same period in 2002. Cost of revenue as a percentage of service revenue increased from 31.9% to 33.5%. This increase is primarily due to a minor shift in the business mix which included a higher percentage of membership based consumer products and services that have a higher cost of revenue compared to the other portions of the CIG Business.

Salaries and Benefits

Salaries and benefits expense were $60.6 million in 2003, an increase of $1.2 million compared to $59.4 million in 2002. Salary expense increased by $0.9 million and benefit costs increased by $0.3 million as a result of an increase in headcount due to the increased volume of transactions processed in 2003 as compared to 2002.

Facilities and Telecommunications

Facilities and telecommunications expense decreased $0.5 million in 2003 to $10.7 million when compared to facilities and telecommunications expense of $11.2 million in 2002.

Other Operating Expenses

Other operating expenses for 2003 were $35.0 million, an increase of $10.3 million compared to other operating expenses of $24.7 million in 2002. The most notable factors include an increase of $1.2 million related to the addition of temporary staffing due to higher volumes in the conventional credit business, an increase of $1.8 million in bad debt expense, an increase of $4.9 million related to advertising costs for the direct to consumer operations and an increase in other operating expenses resulting from increased transaction volume.

Depreciation and Amortization

Depreciation and amortization expense increased $0.6 million, to $12.3 million in 2003 from $11.7 million in 2002. Depreciation expense decreased by $1.1 million due to the decision to lease rather than purchase most equipment since the third quarter of 2001. This is offset by an increase in amortization expense of $1.7 million due primarily to the commencement of amortization on completed capitalized software projects.

Liquidity and Capital Resources

The CIG Business primary source of liquidity is cash flow from operations. As of December 31, 2004, cash and cash equivalents were $2.4 million.

Cash provided by operating activities was $35.0 million, $36.1 million and $42.2 million for the years ended December 31, 2004, 2003 and 2002, respectively. The cash provided was primarily derived from net income of $32.4 million, $35.5 million and $26.4 million for the years ended December 31, 2004, 2003 and 2002, respectively.

Cash used in investing activities was $1.9 million, $6.2 million and $6.9 million for the years ended December 31, 2004, 2003 and 2002, respectively. Cash was used primarily to purchase computer hardware, software and to fund capitalized software and database development costs.

Cash used in financing activities was $33.8 million, $29.2 million and $35.5 million for the years ended December 31, 2004, 2003 and 2002, respectively. Cash used was primarily attributable to distributions to First American and the repayment of term notes. Cash provided by financing operations is from proceeds from the issuance of term notes.

The following is a schedule of long-term contractual commitments as of December 31, 2004 over the periods in which they are expected to be paid.

	2005	2006	2007	2008	2009	Thereafter	Total
Operating leases	$6,354,000	$5,482,000	$4,703,000	$3,461,000	$2,784,000	$1,867,000	$24,651,000
Long-term indebtedness	4,456,000	456,000	114,000	—	—	—	5,026,000

Total	$10,810,000	$5,938,000	$4,817,000	$3,461,000	$2,784,000	$1,867,000	$29,677,000

Quantitative and Qualitative Disclosures about Market Risk

The CIG Business considered the provisions of Financial Reporting Release No. 48, “Disclosure of Accounting Policies for Derivative Financial Instruments and Derivative Commodity Instruments, and Disclosure of Quantitative and Qualitative Information about Market Risk Inherent In Derivative Financial Instruments, Other Financial Instruments and Derivative Commodity Instruments.” The CIG Business had no holdings of derivative financial instruments at December 31, 2004 and its total liabilities as of December 31, 2004 consist primarily of notes payable and accounts payable that are not subject to any significant risk.

The CIG Business variable rate debt consists primarily of uncollateralized term notes based on the prime rate. A 1% increase in interest rates due to increased rates nationwide would not result in a significant amount of additional interest payments by the CIG Business.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition of The First American Corporation’s (“First American”) Credit Information Group (“CIG”) Business by First Advantage Corporation (“First Advantage”). The First American transaction is between businesses under the common control of First American. In acquisitions of businesses under common control, the acquiring company records acquired assets and liabilities at historical cost. The financial statements of the acquirer are restated to include operations of the acquired business in a manner similar to a pooling of interests.

The unaudited pro forma balance sheet as of March 31, 2005 reflects the acquisition of the assets and liabilities of the CIG Business at historical cost, assuming the First American transaction was completed on March 31, 2005. Pending acquisitions by the CIG Business and First Advantage are reflected in the accompanying unaudited pro forma balance sheet as of March 31, 2005 at estimated fair value using the purchase method of accounting assuming the acquisitions were completed on March 31, 2005.

The unaudited pro forma combined income statements for the years ended December 31, 2004, 2003 and 2002 and three months ended March 31, 2005 and 2004 include the historical results of operations for First Advantage and the historical operating results for the CIG Business. Past acquisitions by First Advantage and pending acquisitions by the CIG Business and First Advantage are reflected in the accompanying unaudited pro forma combined income statement for the year-end December 31, 2004 and the three months ended March 31, 2005 at estimated fair value using the purchase method of accounting and assuming the past and pending acquisitions were completed on January 1, 2004.

The pro forma information is based upon the historical consolidated financial statements of First Advantage, the historical combined financial statements of the CIG Business, and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma combined financial information included in this proxy statement. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of First Advantage that would have been reported had the First American transaction occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of First Advantage at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits or cost savings that may be realized through the combination of First Advantage and the CIG Business. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations of the CIG Business included in this proxy statement and the historical financial condition and results of operations of First Advantage incorporated by reference in this proxy statement.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

as of March 31, 2005

									(F)
	First Advantage Historical	CIG Historical	Combining Adjustments		First Advantage Combined	Pro forma Adjustments		First Advantage Adjusted	Pending Acquisitions	First Advantage Pro forma
Assets
Current assets
Cash and cash equivalents	$8,282,000	$3,776,000	$—		$12,058,000	$1,224,000	(C)	$13,282,000	$1,226,000	$14,508,000
Accounts receivable, net	47,286,000	34,011,000	—		81,297,000	—		81,297,000	4,650,000	85,947,000
Prepaid expenses and other current assets	2,344,000	2,054,000	—		4,398,000	—		4,398,000	428,000	4,826,000

Total current assets	57,912,000	39,841,000	—		97,753,000	1,224,000		98,977,000	6,304,000	105,281,000

Property and equipment, net	22,354,000	23,654,000	—		46,008,000	—		46,008,000	5,050,000	51,058,000
Goodwill	309,199,000	87,120,000	—		396,319,000	—		396,319,000	48,200,000	444,519,000
Intangible assets, net	40,101,000	6,737,000	—		46,838,000	—		46,838,000	15,675,000	62,513,000
Database development costs, net	8,388,000	1,440,000	—		9,828,000	—		9,828,000	—	9,828,000
Investment inequity investee	—	35,321,000	—		35,321,000	—		35,321,000	—	35,321,000
Other assets	2,644,000	184,000	—		2,828,000	—		2,828,000	895,000	3,723,000
Deferred other	—	1,402,000	—		1,402,000	—		1,402,000	—	1,402,000

Total assets	$440,598,000	$195,699,000	$—		$636,297,000	$1,224,000		$637,521,000	$76,124,000	$713,645,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,509,000	$3,552,000	$—		$13,061,000	$—		$13,061,000	$4,389,000	$17,450,000
Accrued compensation	8,629,000	9,561,000	—		18,190,000	—		18,190,000	—	18,190,000
Accrued liabilities	12,053,000	14,463,000	4,000,000	(B)	30,516,000	—		30,516,000	3,969,000	34,485,000
Due to affiliates	407,000	—	—		407,000	—		407,000	—	407,000
Due to joint venture	—	2,845,000	—		2,845,000	—		2,845,000	—	2,845,000
Income taxes payable	1,253,000	—	—		1,253,000	—		1,253,000	479,000	1,732,000
Current portion of long-term debt and capital leases	19,514,000	456,000	—		19,970,000	—		19,970,000	3,827,000	23,797,000

Total current liabilities	51,365,000	30,877,000	4,000,000		86,242,000	—		86,242,000	12,664,000	98,906,000
Long-term debt and capital leases, net of current portion	92,038,000	456,000	—		92,494,000	(20,000,000	)(D)	72,494,000	27,213,000	99,707,000
Deferred income taxes	—	8,227,000	—		8,227,000	—		8,227,000	—	8,227,000
Other liabilities	1,947,000	996,000	—		2,943,000	—		2,943,000	747,000	3,690,000

Total liabilities	145,350,000	40,556,000	4,000,000		189,906,000	(20,000,000)		169,906,000	40,624,000	210,530,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	—	—	—		—	—		—	—	—
Class A common stock, $.001 par value; 75,000,000 shares authorized; 7,334,952 shares issued and outstanding as of March 31, 2005	7,000	—	—		7,000	—		7,000	1,000	8,000
Class B common stock, $.001 par value; 25,000,000 shares authorized; 16,027,286 shares issued and outstanding as of March 31, 2005	16,000	—	28,000	(A)	44,000	1,000	(D)	45,000	1,000	46,000
Additional paid-in capital	273,861,000	46,275,000	(28,000	)(A)	320,108,000	19,999,000	(D)	341,331,000	35,498,000	376,829,000
						1,224,000	(C)
Retained earnings	21,122,000	108,868,000	(4,000,000	)(B)	125,990,000	—		125,990,000	—	125,990,000
Accumulated other comprehensive income	242,000	—	—		242,000	—		242,000	—	242,000

Total stockholders’ equity	295,248,000	155,143,000	(4,000,000)		446,391,000	21,224,000		467,615,000	35,500,000	503,115,000

Total liabilities and stockholders’ equity	$440,598,000	$195,699,000	$—		$636,297,000	$1,224,000		$637,521,000	$76,124,000	$713,645,000

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Income Statement

Three months ended March 31, 2005

								(H)	(F)
	First Advantage Historical	CIG Historical		First Advantage Combined	Proforma Adjustments		First Advantage Adjusted	Past Acquisitions	Pending Acquisitions		First Advantage Proforma
Service revenue	$60,148,000	$66,345,000		$126,493,000	$—		$126,493,000	$29,410,000	$10,504,000		$166,407,000
Other income	—	1,612,000		1,612,000	—		1,612,000	—	—		1,612,000
Reimbursed government fee revenue	12,216,000	—		12,216,000	—		12,216,000	—	—		12,216,000

Total revenue	72,364,000	67,957,000		140,321,000	—		140,321,000	29,410,000	10,504,000		180,235,000

Cost of service revenue	14,334,000	23,499,000		37,833,000	—		37,833,000	6,063,000	5,831,000		49,727,000
Government fees paid	12,216,000	—		12,216,000	—		12,216,000	—	—		12,216,000

Total cost of service	26,550,000	23,499,000		50,049,000	—		50,049,000	6,063,000	5,831,000		61,943,000

Gross margin	45,814,000	44,458,000		90,272,000	—		90,272,000	23,347,000	4,673,000		118,292,000

Salaries and benefits	23,115,000	15,848,000		38,963,000	—		38,963,000	10,564,000	949,000		50,476,000
Other operating expenses	12,686,000	7,947,000		20,633,000	—		20,633,000	6,569,000	2,993,000		30,195,000
Depreciation and amortization	3,408,000	2,347,000		5,755,000	—		5,755,000	1,735,000	741,000		8,231,000

Total operating expenses	39,209,000	26,142,000		65,351,000	—		65,351,000	18,868,000	4,683,000		88,902,000

Income (loss) from operations	6,605,000	18,316,000		24,921,000	—		24,921,000	4,479,000	(10,000)		29,390,000

Interest (expense) income, net	(1,048,000)	(9,000)		(1,057,000)	215,000	(D)	(842,000)	(1,582,000)	(389,000)		(2,813,000)
Equity in earnings of investee	—	467,000		467,000	—		467,000	—	—		467,000

Income (loss) before income taxes	5,557,000	18,774,000		24,331,000	215,000		24,546,000	2,897,000	(399,000)		27,044,000
Provision (benefit) for income taxes	2,330,000	7,815,000		10,145,000	90,000	(E)	10,235,000	1,240,000	(168,000)		11,307,000

Net income (loss)	$3,227,000	$10,959,000		$14,186,000	$125,000		$14,311,000	$1,657,000	$(231,000)		$15,737,000

Per share amounts:
Basic	$0.14	N/A		$0.28			$0.27				$0.29	(G)

Diluted	$0.14	N/A		$0.28			$0.27				$0.29	(G)

Weighted-average common shares outstanding:
Basic	23,294,096	27,804,877	(A)	51,098,973	975,610	(D)	52,074,583	—	1,747,027	(F)	53,821,610
Diluted	23,575,106	27,804,877	(A)	51,379,983	975,610	(D)	52,355,593	—	1,747,027	(F)	54,102,620

See the accompanying notes to the unaudited pro forma financial information.

Unaudited Pro Forma Combined Income Statement

Three months ended March 31, 2004

	First Advantage Historical	CIG Historical		First Advantage Combined
Service revenue	$45,959,000	$62,452,000		$108,411,000
Other income	—	2,143,000		2,143,000
Reimbursed government fee revenue	11,474,000	—		11,474,000

Total revenue	57,433,000	64,595,000		122,028,000

Cost of service revenue	13,981,000	22,200,000		36,181,000
Government fees paid	11,474,000	—		11,474,000

Total cost of service	25,455,000	22,200,000		47,655,000

Gross margin	31,978,000	42,395,000		74,373,000

Salaries and benefits	17,712,000	15,057,000		32,769,000
Other operating expenses	10,304,000	9,175,000		19,479,000
Depreciation and amortization	2,640,000	2,800,000		5,440,000

Total operating expenses	30,656,000	27,032,000		57,688,000

Income from operations	1,322,000	15,363,000		16,685,000

Interest (expense) income, net	(220,000)	111,000		(109,000)
Equity in losses of investee	—	(232,000)		(232,000)

Income before income taxes	1,102,000	15,242,000		16,344,000
Provision for income taxes	463,000	6,266,000		6,729,000

Net income	$639,000	$8,976,000		$9,615,000

Per share amounts:
Basic	$0.03	N/A		$0.20

Diluted	$0.03	N/A		$0.20

Weighted-average common shares outstanding:
Basic	21,155,223	27,804,877	(A)	48,960,100
Diluted	21,346,133	27,804,877	(A)	49,151,010

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Income Statement

Twelve months ended December 31, 2004

								(H)		(F)
	First Advantage Historical	CIG Historical		First Advantage Combined	Pro forma Adjustments		First Advantage Adjusted	Past Acquisitions		Pending Acquisitions		First Advantage Pro forma
Service revenue	$221,938,000	$242,812,000		$464,750,000	$—		$464,750,000	$23,727,000		$62,466,000		$550,943,000
Other income	—	7,392,000		7,392,000	—		7,392,000	—		—		7,392,000
Reimbursed government fee revenue	44,599,000	—		44,599,000	—		44,599,000	—		—		44,599,000

Total revenue	266,537,000	250,204,000		516,741,000	—		516,741,000	23,727,000		62,466,000		602,934,000

Cost of service revenue	60,884,000	85,573,000		146,457,000	—		146,457,000	4,185,000		30,683,000		181,325,000
Government fees paid	44,599,000	—		44,599,000	—		44,599,000	—		—		44,599,000

Total cost of service	105,483,000	85,573,000		191,056,000	—		191,056,000	4,185,000		30,683,000		225,924,000

Gross margin	161,054,000	164,631,000		325,685,000	—		325,685,000	19,542,000		31,783,000		377,010,000

Salaries and benefits	81,904,000	60,107,000		142,011,000	—		142,011,000	9,030,000		6,808,000		157,849,000
Other operating expenses	45,928,000	41,069,000		86,997,000	—		86,997,000	4,931,000		20,406,000		112,334,000
Depreciation and amortization	12,542,000	10,642,000		23,184,000	—		23,184,000	1,551,000		4,436,000		29,171,000

Total operating expenses	140,374,000	111,818,000		252,192,000	—		252,192,000	15,512,000		31,650,000		299,354,000

Income (loss) from operations	20,680,000	52,813,000		73,493,000	—		73,493,000	4,030,000		133,000		77,656,000

Interest (expense) income, net	(2,237,000)	282,000		(1,955,000)	858,000	(D)	(1,097,000)	(1,554,000)		(1,794,000)		(4,445,000)
Equity in earnings of investee	—	1,782,000		1,782,000	—		1,782,000	—		—		1,782,000

Income (loss) before income taxes	18,443,000	54,877,000		73,320,000	858,000		74,178,000	2,476,000		(1,661,000)		74,993,000
Provision (benefit) for income taxes	7,762,000	22,477,000		30,239,000	360,000	(E)	30,599,000	1,039,000		(698,000)		30,940,000

Net income (loss)	$10,681,000	$32,400,000		$43,081,000	$498,000		$43,579,000	$1,437,000		$(963,000)		$44,053,000

Per share amounts:
Basic	$0.49	N/A		$0.87			$0.86					$0.82	(G)

Diluted	$0.48	N/A		$0.86			$0.85					$0.82	(G)

Weighted-average common shares outstanding:
Basic	21,906,507	27,804,877	(A)	49,711,384	975,610	(D)	50,686,994	1,402,054	(H)	1,747,027	(F)	53,836,075
Diluted	22,230,642	27,804,877	(A)	50,035,519	975,610	(D)	51,011,129	1,234,381	(H)	1,747,027	(F)	53,992,537

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Restated Combined Income Statement

Twelve months ended December 31, 2003

	First Advantage Historical	CIG Historical		First Advantage Combined
Service revenue	$134,910,000	$244,806,000		$379,716,000
Other income	—	9,060,000		9,060,000
Reimbursed government fee revenue	31,585,000	—		31,585,000

Total revenue	166,495,000	253,866,000		420,361,000

Cost of service revenue	38,154,000	81,970,000		120,124,000
Government fees paid	31,585,000	—		31,585,000

Total cost of service	69,739,000	81,970,000		151,709,000

Gross margin	96,756,000	171,896,000		268,652,000

Salaries and benefits	51,178,000	60,564,000		111,742,000
Other operating expenses	30,449,000	45,616,000		76,065,000
Depreciation and amortization	8,428,000	12,291,000		20,719,000
Impairment loss	1,739,000	—		1,739,000

Total operating expenses	91,794,000	118,471,000		210,265,000

Income from operations	4,962,000	53,425,000		58,387,000

Interest (expense) income, net	(113,000)	430,000		317,000
Equity in losses of investee	—	(326,000)		(326,000)
Gain on investment	—	13,028,000		13,028,000

Income before income taxes	4,849,000	66,557,000		71,406,000

Provision for income taxes	2,046,000	31,023,000		33,069,000

Net income	$2,803,000	$35,534,000		$38,337,000

Per share amounts:
Basic	$0.14	N/A		$0.80

Diluted	$0.14	N/A		$0.80

Weighted-average common shares out standing:
Basic	20,260,854	27,804,877	(A)	48,065,731
Diluted	20,397,587	27,804,877	(A)	48,202,464

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Restated Combined Income Statement

Twelve months ended December 31, 2002

	First Advantage Historical	CIG Historical	First Advantage Combined
Service revenue	$73,040,000	$208,521,000	$281,561,000
Other income	—	9,654,000	9,654,000
Reimbursed government fee revenue	27,885,000	—	27,885,000

Total revenue	100,925,000	218,175,000	319,100,000

Cost of service revenue	17,534,000	66,581,000	84,115,000
Government fees paid	27,885,000	—	27,885,000

Total cost of service	45,419,000	66,581,000	112,000,000

Gross margin	55,506,000	151,594,000	207,100,000

Salaries and benefits	31,863,000	59,374,000	91,237,000
Other operating expenses	15,046,000	35,826,000	50,872,000
Depreciation and amortization	4,096,000	11,671,000	15,767,000

Total operating expenses	51,005,000	106,871,000	157,876,000

Income from operations	4,501,000	44,723,000	49,224,000

Interest (expense) income, net	(170,000)	11,000	(159,000)

Income before income taxes	4,331,000	44,734,000	49,065,000

Provision for income taxes	1,629,000	18,340,000	19,969,000

Net income	$2,702,000	$26,394,000	$29,096,000

Per share amounts:
Basic	N/A	N/A	N/A

Diluted	N/A	N/A	N/A

See the accompanying notes to the unaudited pro forma financial information.

FIRST ADVANTAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(A) In accordance with the terms of the master transfer agreement, First Advantage will issue to an affiliate of First American 29,073,170 shares of Class B common stock in exchange for First American’s ownership interest in the CIG Business and related businesses.

(B) Estimated investment banking fees, legal and accounting fees, and other incremental costs incurred by First Advantage in connection with the acquisition of the CIG Business.

(C) In accordance with the terms of the master transfer agreement, the CIG Business will have a cash balance of $5 million at closing. This adjustment reflects a cash capital contribution of $1.2 million needed to achieve the $5 million balance assuming the First American transaction closed on March 31, 2005.

(D) Adjustment represents the exchange of $20 million of First Advantage debt outstanding (at an average interest rate of 4.29%) to Newco for 975,610 shares of First Advantage Class B shares at a price of $20.50 per share. This will result in a reduction in interest expense of $215,000 and $858,000, for the three months ended March 31, 2005 and year ended December 31, 2004, respectively, assuming that the exchange took place on January 1, 2004.

(E) Adjustment to the provision for income taxes resulting from the items in Note D using an estimated effective rate of 42%.

(F) First Advantage has three other pending acquisitions, all closed subsequent to March 31, 2005. The CIG Business has one pending acquisition which closed subsequent to March 31, 2005. None of these acquisitions are significant either individually or in the aggregate.

The estimated aggregate purchase price of the pending First Advantage acquisitions is as follows:

Cash	$18,295,000
Notes payable	8,905,000
Class A shares issued (478,734 shares)	9,500,000

Purchase price	$36,700,000

In accordance with the terms of the original master transfer agreement, First Advantage was to acquire the pending CIG Business acquisition from First American in exchange for 1,268,293 shares of First Advantage Class B shares based on a value of $20.50 per share, for an aggregate purchase price of $26 million. The pending acquisition closed subsequent to March 31, 2005 and per the amended and restated master transfer agreement it is now included in the total purchase price of the CIG Business and related businesses.

A summary of the pending acquisitions and pro forma adjustments, assuming the acquisitions occurred on January 1, 2004 for income statement purposes and March 31, 2005 for balance sheet purposes is as follows:

	First Advantage Acquisitions	CIG Acquisitions	Pro forma Adjustments		Total
Assets
Current assets:
Cash and cash equivalents	$615,000	$611,000	$—		$1,226,000
Accounts receivable, net	2,534,000	2,116,000	—		4,650,000
Prepaid expenses and other current assets	72,000	356,000	—		428,000

Total current assets	3,221,000	3,083,000	—		6,304,000
Property and equipment, net	2,344,000	2,706,000	—		5,050,000
Goodwill	—	—	48,200,000	F (1)	48,200,000
Intangible assets, net	—	—	15,675,000	F (1)	15,675,000
Other assets	638,000	257,000	—		895,000

Total assets	$6,203,000	$6,046,000	$63,875,000		$76,124,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$376,000	$4,013,000	$—		$4,389,000
Accrued liabilities	922,000	3,047,000	—		3,969,000
Income taxes payable	479,000	—			479,000
Current portion of long-term debt and capital leases	118,000	3,709,000	—		3,827,000

Total current liabilities	1,895,000	10,769,000	—		12,664,000
Long-term debt and capital leases, net of current portion	—	13,000	27,200,000	F (2)	27,213,000
Other liabilities	94,000	653,000	—		747,000

Total liabilities	1,989,000	11,435,000	27,200,000		40,624,000
Commitments and contingencies
Stockholders’ equity:
Common Stock	—	—	2,000	F (2)	2,000
Equity acquired	4,214,000	(5,389,000)	1,175,000	F (1)	—
Additional paid-in capital	—	—	35,498,000	F (2)	35,498,000

Total stockholders’ equity	4,214,000	(5,389,000)	36,675,000		35,500,000

Total liabilities and stockholders’ equity	$6,203,000	$6,046,000	$63,875,000		$76,124,000

F (1)  Adjustment reflects purchase price allocation as follows:

	First Advantage	CIG	Combined
Goodwill	$23,311,000	$24,889,000	$48,200,000
Identifiable intangible assets	9,175,000	6,500,000	15,675,000
Net assets acquired	4,214,000	(5,389,000)	(1,175,000)

Purchase price	$36,700,000	$26,000,000	$62,700,000

F (2)  Adjustment reflects consideration given for acquisitions as noted previously.

Three months ended March 31, 2005	First Advantage Acquisitions	CIG Acquisitions	Pro forma Adjustment		Total
Service revenue	$3,020,000	$7,484,000	$—		$10,504,000
Cost of service revenue	1,345,000	4,486,000	—		5,831,000

Gross margin	1,675,000	2,998,000	—		4,673,000
Operating expenses	1,419,000	2,872,000	392,000	F (3)	4,683,000

Income (loss) from operations	256,000	126,000	(392,000)		(10,000)
Interest (expense) income, net	10,000	(93,000)	(306,000)	F (4)	(389,000)

Income (loss) before income taxes	266,000	33,000	(698,000)		(399,000)
Provision (benefit) for income taxes	112,000	13,000	(293,000)	F (5)	(168,000)

Net (loss) income	$154,000	$20,000	$(405,000)		$(231,000)

Twelve months ended December 31, 2004	First Advantage Acquisitions	CIG Acquisitions	Pro forma Adjustment		Total
Service revenue	$13,774,000	$48,692,000	$—		$62,466,000
Cost of service revenue	4,811,000	25,872,000	—		30,683,000

Gross margin	8,963,000	22,820,000	—		31,783,000

Operating expenses	7,547,000	22,535,000	1,568,000	F (3)	31,650,000

Income (loss) from operations	1,416,000	285,000	(1,568,000)		133,000

Interest (expense) income, net	70,000	(487,000)	(1,377,000)	F (4)	(1,794,000)

Income (loss) before income taxes	1,486,000	(202,000)	(2,945,000)		(1,661,000)

Provision (benefit) for income taxes	624,000	(85,000)	(1,237,000)	F (5)	(698,000)

Net (loss) income	$862,000	$(117,000)	$(1,708,000)		$(963,000)

F (3)  Adjustment reflects the amortization of identifiable intangible assets over their estimated useful lives of 10 years.

F (4)  Adjustment reflects interest expense on debt incurred to finance the acquisition with a rate of 4.5%.

F (5)  Adjustment to the provision for income taxes resulting from the items in Notes F (3) and F (4) using an estimated effective rate of 42%.

The allocation of the purchase price is based upon preliminary estimates of the assets and liabilities acquired in accordance with SFAS No.141, “Business Combinations.” The pending acquisitions are based on management’s consideration of past and expected future performance as well as the potential strategic fit of the businesses to be acquired with the long-term goals of First Advantage. The expected long-term growth, market position of the pending acquisitions and expected synergies to be generated by inclusion of the businesses are the primary factors that gave rise to an acquisition price which will result in the recognition of goodwill. Shown above is a preliminary estimate of the allocation of the purchase price. First Advantage will perform a full determination of the purchase price allocation upon receipt of a final valuation analysis of tangible and intangible assets. It is anticipated that the final purchase price allocation will not differ materially from the preliminary allocation.

(G) Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Weighted average shares used in the calculation of pro forma earnings per share is based on the shares to be issued in connection with the following: (1) the CIG Business acquisition (Note A); (2) the exchange of First Advantage common stock for debt (Note D); and (3) pending First Advantage and CIG Business acquisitions (Note F).

The acquisition adjustments to shares outstanding are as follows:

	Shares Outstanding
Historical number of shares, March 31, 2005		23,362,238
Class B shares issued to First American for the acquisition of CIG		27,804,877

Restated number of shares, March 31, 2005		51,167,115
Class B shares issued to First American in conjunction with the exchange of the $20 million of First Advantage debt		975,610

Adjusted number of shares, March 31, 2005		52,142,725
Class A shares assumed to be issued for First Advantage’s pending acquisitions	478,734
Class B shares issued to First American for CIG pending acquisitions	1,268,293

Total shares for pending acquisitions		1,747,027

Pro forma number of shares, March 31, 2005		53,889,752

(H) Past acquisitions include fourteen businesses acquired during the year ended December 31, 2004, one business acquired in the first quarter 2005 by First Advantage, and one business acquired in the first quarter 2005 by the CIG Business. The impact of these acquisitions is included in the unaudited pro forma combined income statement assuming the acquisitions were completed on January 1, 2004.

DESCRIPTION OF FIRST ADVANTAGE COMMON STOCK

Authorized Capital Stock

First Advantage’s authorized capital stock currently consists of:

•	75,000,000 shares of Class A common stock, par value $0.001 per share;

•	25,000,000 shares of Class B common stock, par value $0.001 per share; and

•	1,000,000 shares of preferred stock, par value $0.001 per share.

If the certificate amendment proposal is approved and the certificate is amended, the authorized Class A common stock will be increased to 125,000,000 shares, and the authorized Class B common stock will be increased to 75,000,000 shares.

Outstanding Capital Stock

Our Class A common stock is traded on the Nasdaq National Market under the trading symbol “FADV.” On August 4, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $23.89 per share. Our Class B common stock is not listed or quoted on any exchange or quotation system.

As of June 30, 2005, 7,844,483 shares of First Advantage Class A common stock were issued and outstanding.

Class A Common Stock

Holders of First Advantage Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of holders of First Advantage common stock. Subject to preferences that may be applicable to any outstanding preferred stock, holders of First Advantage Class A common stock are entitled to dividends as may be declared from time to time by the First Advantage board of directors out of funds legally available for that purpose. Holders of First Advantage Class A common stock have no preemptive, redemption, conversion or sinking fund rights. Upon a liquidation, dissolution or winding up of the affairs of First Advantage, the holders of First Advantage Class A common stock are entitled to share equally and ratably, together with the holders of First Advantage Class B common stock, in the assets of First Advantage, if any, remaining after the payment of all debts and liabilities of First Advantage and the liquidation preference of any First Advantage preferred stock then outstanding.

Class B Common Stock

Except as otherwise described below, the rights, preferences and privileges of the Class B common stock are identical to those of the Class A common stock described above. Holders of First Advantage Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote of holders of First Advantage common stock.

First American currently owns all of the outstanding shares of our Class B common stock. After the First American Transaction, Newco, a subsidiary of First American, will also own shares of our Class B common stock.

The First Advantage Class B common stock is convertible into shares of First Advantage Class A common stock at a one-to-one conversion ratio as follows:

•	the holder of any share of First Advantage Class B common stock may elect at any time, and at such holder’s sole option, to convert such share into one fully paid and nonassessable share of First Advantage Class A common stock;

•	if at any time First American and its affiliates collectively own less than 28% of the total number of issued and outstanding shares of capital stock of First Advantage, each issued and outstanding share of First Advantage Class B common stock will automatically be converted into one share of Class A common stock; or

•	upon the transfer of any share of First Advantage Class B common stock to a person other than First American or an affiliate of First American (excluding certain permitted transfers), such share will automatically be converted into one fully paid and nonassessable share of Class A common stock.

Notwithstanding the foregoing, First American may transfer shares of Class B common stock (without conversion into Class A common stock) if such transfer is effected as part of a distribution by First American of shares of Class B common stock to its shareholders in a tax-free “spinoff” under Section 355(a) of the Internal Revenue Code of 1986, as amended, and any subsequent transfer of such shares will not cause such shares to convert into Class A common stock.

Preferred Stock. First Advantage’s certificate of incorporation allows its board of directors to issue shares of preferred stock in one or more series without stockholder approval. First Advantage’s board of directors will have discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption rights and liquidation preferences of each series of preferred stock.

The purpose of authorizing First Advantage’s board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with stockholder approval of specific issuances. First Advantage has no shares of preferred stock outstanding and has no present plans to issue any of its authorized but unissued shares of preferred stock.

Stockholders Agreement. First Advantage has entered into a stockholders agreement with First American and Pequot Private Equity Fund II, L.P., which are First Advantage’s largest stockholders. In the stockholders agreement, First American agreed to:

•	notify Pequot if First American intends to transfer part or all of its Class B common shares to a non-affiliate and will include a portion of Pequot’s shares in the transfer if Pequot elects to “tag-along” in the transfer; and

•	to vote all of its First Advantage shares, or otherwise take such action, in favor of a member of the board designated by Pequot.

The stockholders agreement is further discussed on in “Certain Relationships and Related Transactions” beginning on page 117.

Standstill Agreement

First Advantage has also entered into a standstill agreement with First American. Under the standstill agreement, First American agreed that it will not, and will not permit any of its affiliates to, acquire, offer or propose or agree to acquire, beneficial ownership of any voting securities of First Advantage or securities of any subsidiary of First Advantage other than:

•	the securities of First Advantage issued to First American at the closing of the June 5, 2003 mergers or securities issued upon exchange, exercise or conversion thereof;

•	as a result of the transfer of beneficial ownership of securities of First Advantage from First American or its affiliates to an affiliate of First American or to First American; provided, that the acquiring person agrees in writing to assume all of the obligations of First American under the standstill agreement; and

•	securities issued to First American or an affiliate of First American as a result of a capital contribution made by First American or such affiliate to First Advantage and approved by a majority of disinterested directors of First Advantage.

In addition, without the prior written approval of a majority of disinterested directors of First Advantage, First American will not and will not cause or permit any of its subsidiaries to enter into any transaction with First Advantage or any subsidiary of First Advantage, except transactions engaged in by First Advantage or its subsidiary in the ordinary course of business.

First American has also agreed that it will not and will not cause or permit any of its subsidiaries to transfer First Advantage voting securities to any non-affiliate person or group of persons, unless such person or group acquiring such shares agrees in writing to assume all of the obligations of First American under the standstill agreement, if such transfer results in:

•	such person or group beneficially owning more than 50% of the issued and outstanding voting securities of First Advantage immediately after such transaction; and

•	either the transfer is made to a person or group in which First American or any of its affiliates has an economic interest in excess of $20.0 million or the voting securities being transferred, together with any voting securities previously transferred by First American or any of its affiliates to such person or group, represent 25% or more of the issued and outstanding voting securities of First Advantage.

For purposes of the standstill agreement, “disinterested director” means any member of First Advantage’s board of directors that is not:

•	an officer or employee of First Advantage;

•	an officer, director or employee of First American or any affiliate (excluding First Advantage) thereof;

•	a person who controls or is under common control with First American or any affiliate of First American; or

•	a person who otherwise would fail to qualify as an “independent director” under the applicable rules of the Nasdaq National Market as then in effect (other than any person designated by Pequot Private Equity Fund II, L.P. in accordance with the stockholders agreement, who will not be disqualified as a disinterested director if such designee otherwise fails to so qualify).

For purposes of the standstill agreement, “voting securities” means, collectively, the First Advantage Class A common stock, the First Advantage Class B common stock and any other securities entitled, or that are entitled in the future, to vote generally for the election of members of First Advantage’s board of directors.

The standstill agreement will terminate on the earlier of June 5, 2007 and the date on which First American no longer controls First Advantage.

As a condition to the closing of the First American Transaction, First Advantage will deliver to First American a written waiver of First Advantage’s rights under the standstill agreement with respect to the First American Transaction.

The stockholders agreement is further discussed in “Certain Relationships and Related Transactions” beginning on page 117.

Delaware Law Merger Provisions

Immediately after the closing of the First American Transaction, First American will control approximately 46,076,066 Class B shares of First Advantage (without giving effect to any of our Class B common stock issued in respect to the DealerTrack Earn-Out). Under certain circumstances those Class B shares may be convertible into Class A shares representing in excess of 85% of First Advantage’s outstanding shares on a pro forma basis. Under Delaware law, a parent company that owns at least 90% of the outstanding shares of each class of stock of First Advantage can cause, without a shareholder vote, a merger involving First Advantage in which the other stockholders of First Advantage would receive cash in lieu of a continuing ownership interest. First American has no current intention to increase its ownership position in First Advantage (other than any shares that Newco may acquire in connection with the DealerTrack Earn-Out) or to effect such a merger or similar transaction. Furthermore, during the term of the standstill agreement described above, the standstill agreement prevents First American from effectuating such a transaction. However, in the event First American or any other entity were to acquire at least 90% of each class of First Advantage’s stock and were to effect such a merger, your interests could be adversely affected. In addition, by virtue of its ownership interest, First American controls First Advantage and, subject to the standstill agreement, may be able to take or cause other actions adverse to your interests as more fully described under our annual report on Form 10-K for the fiscal year ended December 31, 2004, which is incorporated by reference into this proxy statement.

Proposed Issuance of Class B Common Shares to a Subsidiary of First American

We are proposing to issue 30,048,780 shares of our Class B common stock to Newco, a subsidiary of First American, in connection with the First American Transaction (which excludes any future issuances as part of the DealerTrack Earn-Out). These shares will not be registered under the Securities Act of 1933. We intend to issue these shares in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 promulgated pursuant to the Securities Act. We believe that the issuance will be exempt from registration because Newco is wholly-owned by First American, FARES and FAREISI, each of which have total assets in excess of $5 million, which means that Newco is an accredited investor and the First American Transaction otherwise meets the requirements for exemption from registration.

None of our stockholders will have any pre-emptive rights with respect to the issuance of these Class B common shares to Newco under our organizational documents, any agreement or under Delaware law.

As a result of the issuance of 30,048,780 shares of Class B common stock to Newco (without taking into account additional shares that may be issued in connection with the DealerTrack Earn-Out), the current holders of First Advantage’s Class A common stock, which as of the Record Date own approximately 33% of our outstanding common stock (on a pro forma basis), will own approximately 15% of our outstanding common stock. The closing of the First American Transaction therefore will result in substantial dilution of the ownership percentage of the holders of our Class A common stock and will result in First American controlling, directly or indirectly approximately 85% of our issued and outstanding capital stock (on a pro forma basis) and approximately 98% of the voting power of First Advantage.

If DealerTrack consummates an initial public offering within two years after the closing of the First American Transaction, we will be required to issue additional shares of Class B common stock to Newco. This will result in a further dilution of the percentage of our outstanding common stock owned by stockholders other than First American and its subsidiaries. We cannot ascertain at this time how many shares we will have to issue if the DealerTrack Earn-Out is triggered and there is no cap on the number of shares we may be required to issue. For sample calculations of how many shares we would have to issue if the DealerTrack Earn-Out were triggered see “Structure of the First American Transaction—DealerTrack Earn-Out” beginning on page 15.

PROPOSAL NUMBER TWO

APPROVAL OF THE CERTIFICATE AMENDMENT PROPOSAL

At a meeting held on June 28, 2005, the board of directors, by unanimous vote, approved, subject to approval by the stockholders, an amendment to First Advantage’s First Amended and Restated Certificate of Incorporation to increase the number of shares of Class A common stock which we are authorized to issue from 75,000,000 shares to 125,000,000 shares and the number of shares of Class B common stock which we are authorized to issue from 25,000,000 shares to 75,000,000 shares. The text of the proposed amendment is set forth as Annex I to this proxy statement. Stockholders are urged to read Annex I in its entirety.

Purpose and Effect of the Certificate Amendment Proposal

Assuming that the First American Transaction proposal is approved by the stockholders and the other conditions of closing are satisfied, First Advantage will be required to issue 30,048,780 shares of Class B common stock to Newco at the closing of the First American Transaction. If DealerTrack completes an initial public offering within two years of the closing of the First American Transaction and the value of the DealerTrack Interest exceeds $50 million, First Advantage will be required to issue additional shares to Newco. In addition, because each share of Class B common stock is convertible into one share of Class A common stock, after consummation of the First American Transaction, First Advantage will be required to reserve 30,048,780 shares of Class A common stock for issuance upon conversion of the Class B common stock, and if the DealerTrack Earn-Out is triggered, we will be required to reserve one share of Class A common stock for each additional share of Class B common stock issued to Newco. Moreover, if the incentive plan amendment proposal is approved by our stockholders, we will be required to reserve an additional 4,000,000 shares of Class A common stock for issuance under the incentive compensation plan.

If the amendment to the certificate of incorporation proposal is approved by First Advantage’s stockholders, sufficient additional shares of Class A and Class B common stock will be available for issuance and reservation by First Advantage in connection with the First American Transaction, the DealerTrack Earn-Out and the amendment to the incentive compensation plan and thereafter from time to time, without further action or authorization by the stockholders (except as may be required in a specific case by law or by the Nasdaq National Market), for such corporate purposes as may be deemed to be in the best interests of First Advantage and its stockholders.

As of the date of this proxy statement, other than the agreements described herein, the board of directors has no agreements, commitments or plans to issue any additional shares of Class A or Class B common stock. Stockholders generally do not have preemptive rights.

Vote Required For Approval of the Certificate Amendment Proposal

Under Delaware law, the affirmative vote of the holders of a majority of the issued and outstanding shares of Class A common stock and Class B common stock entitled to vote, voting as separate classes, is required to approve the adoption of the proposed amendment to First Advantage’s certificate of incorporation. First Advantage will not file the amendment to the certificate with the Secretary of State of the State of Delaware unless and until the First American Transaction proposal is approved by the required vote of the stockholders. First Advantage intends to file the amendment as soon as practicable following approval of the First American Transaction proposal and the certificate amendment proposal by the stockholders. The amendment will take effect upon the filing of the amendment with the Secretary of State of the State of Delaware.

The special committee unanimously approved the certificate amendment proposal and unanimously recommended to the full First Advantage board of directors that it recommend the certificate amendment proposal. Our board of directors, after receiving the unanimous recommendation of the special committee, unanimously approved the certificate amendment proposal and recommends that you vote “FOR” approval of the certificate amendment proposal.

PROPOSAL NUMBER THREE

NOMINEES FOR ELECTION OF DIRECTORS

Our charter documents require our entire board of nine directors to be elected annually. Our board has designated the persons listed below as candidates for election. Each is currently serving as a director. Unless otherwise specified in the proxy card, the proxies solicited by the board will be voted “FOR” the election of these candidates. In case any of these candidates becomes unavailable to stand for election to the board, an event that is not anticipated, the proxy holders will have full discretion and authority to vote or refrain from voting for any substitute nominee in accordance with their judgment.

The terms of directors elected at the annual meeting expire at the annual meeting to be held in 2006 or as soon thereafter as their successors are duly elected and qualified. The board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Directors are elected by a plurality vote of shares present at the meeting, meaning that the nominee with the most affirmative votes for a particular seat is elected for that seat. If you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee.

None of the nominees has a family relationship with the other nominees, any existing director or any executive officer of our company. Pursuant to the stockholders agreement dated as of December 13, 2002 among First American, Pequot Private Equity Fund II, L.P. and First Advantage, First American and each of its affiliates has agreed to vote its shares for one nominee designated by Pequot, which has chosen Lawrence D. Lenihan, Jr. as its designee.

The board recommends a vote “FOR” the election of each nominee listed below.

Nominee	Age	Information
Parker Kennedy Chairman and Director since 2003	57	Mr. Kennedy was president of our parent company First American until 1994, served as executive vice president from 1986 to 1993, was appointed to its board of directors in 1987, and was named chairman and chief executive officer in 2003. Mr. Kennedy has been employed by First American’s primary subsidiary, First American Title Insurance Company, since 1977. He was appointed vice president of that company in 1979 and in 1981 he joined its board of directors. During 1983, he was appointed executive vice president of First American Title Insurance Company, and in 1989 was appointed its president. He now serves as its chairman, a position to which he was appointed in 1999.

John Long Chief Executive Officer, President and Director since 2003	49	Mr. Long has been president of First Advantage since December 2002 and president and chief executive officer of First Advantage since June 2003. Before joining First Advantage, Mr. Long was with First American since 1990, serving first as senior vice president of sales, then as executive vice president and then president of First American Real Estate Tax Services, Inc. From November 1993 to March 2000, Mr. Long was president and chief executive officer of First American Real Estate Information Services, Inc., overseeing that company’s strategic and acquisition direction, completing over 40 acquisitions. In March 2000, he became president and chief executive officer of HireCheck, Inc. where he oversaw the acquisition of Substance Abuse Management, Inc., Employee Health Programs, Inc., American Driving Records, Inc., First American Registry, Inc., and SafeRent, all of which are now subsidiaries of First Advantage. Mr. Long also serves on the board of directors of First American Title Insurance Company, a wholly-owned subsidiary of First American. Mr. Long earned a Bachelor of Arts degree from the College of New Rochelle and a Masters degree in business administration from Hofstra University in New York.

J. David Chatham Director since 2003	55	Mr. Chatham has been a director of First American since 1989, and has been a director of First Advantage since 2003. Mr. Chatham currently serves as chairman of First American’s audit committee and as a member of its compensation and nominating and corporate governance committees. Mr. Chatham has also been a member of the board of directors of First American Title Insurance Company since 1989. Since 1972, he has been president and chief executive officer of Chatham Holdings, Inc., a real estate development company.

Barry Connelly Director since 2003	64	Mr. Connelly serves on the board of Collection House, a company quoted on the Australian Exchange. In December 2002, he retired from the Consumer Data Industry Association (“CDIA”) after 33 years of service, including eight years as president. During his tenure with CDIA he was a contributor in drafting the first Fair Credit Reporting Act in 1970 and its successor in 1997.

Lawrence Lenihan, Jr. Director since 2003	40	Mr. Lenihan was a director of US SEARCH.com, Inc. (“US SEARCH”) from September 2000 until June 2003 when First Advantage acquired that company. Mr. Lenihan is a senior managing director of Pequot Capital Management, Inc. and managing general partner and co-head of the Pequot venture funds and the Pequot private equity funds. Previously, Mr. Lenihan was a principal with Broadview Associates, L.L.C. where he was a senior

Nominee	Age	Information
		member of the mergers and acquisitions team. Prior to joining Broadview, Mr. Lenihan held various positions within IBM. Mr. Lenihan is also a member of the board of directors of Saba Software, Inc., a Nasdaq-quoted company. Mr. Lenihan was recommended as a nominee by Pequot Private Equity Fund II, L.P., a holder of our Class A common stock who is entitled to designate one director that First American and its affiliates are required to vote for under the terms of a stockholders agreement, which is described in “Certain Relationships and Related Transactions” beginning on page 117.

Donald Nickelson Director since 2003	73	Mr. Nickelson has served as a director and vice chairman of the leveraged buy-out firm, Harbour Group Industries, Inc., since February 1991, where he also serves on the executive and compensation committees. Mr. Nickelson has served as a director of Adolor Corporation since September 2003, where he serves on the audit and nominating-governance committee. Prior to joining Harbour Group, he served as president of PaineWebber Group, an investment banking and brokerage firm, from February 1988 to January 1990. He has been lead independent trustee of the Mainstay Mutual Funds Group since 2002, and he currently serves on the boards of directors of several private companies.

Donald Robert Director since 2003	46	Mr. Robert is currently chief executive officer of Experian Group, a global information technology company and a wholly owned subsidiary of GUS Plc, a British retailing and consumer information conglomerate. Prior to his current appointment, Mr. Robert served as chief executive officer of Experian North America, and chief operating officer, and president of its Information Solutions business unit, beginning in April 2001. From 1995 to 2001, Mr. Robert was a group executive of First American with responsibility for its Consumer Information and Services Group. From 1992 to 1995, Mr. Robert was president of Credco, Inc., now First American Credco Division, the nation’s largest specialized credit reporting company and an affiliate of First American. He is a member of the GUS Plc board of directors.

Adelaide Sink Director since 2003	56	Ms. Sink currently serves on the board of Raymond James Financial Inc. and Raymond James Bank, where she serves as a member of Raymond James Inc.’s compensation committee, and as a member of Raymond James Bank’s audit committee, and is an active board member of several non-profit organizations, including the Community Foundation of Tampa Bay, Nature Conservancy of Florida and Wake Forest University. Ms. Sink had a 26-year career with Bank of America—Florida, which culminated in her appointment as president from 1993 until 2000.

David Walker Director since 2003	51	Mr. Walker is serving as the Director of the Accountancy Program and the Program for Social Responsibility and Corporate Reporting in the College of Business at the University of South Florida St. Petersburg, and is a consultant on corporate governance matters, both roles he has held since 2002. From 1975 through 2002, Mr. Walker was with Arthur Andersen LLP, serving as a partner in the firm from 1986 through 2002. Mr. Walker is also a member of the boards of directors of Paradyne Networks, Inc., Technology Research Corporation, Inc. and Chico’s, FAS.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Composition of Board and Committees

Our board of directors oversees our business and affairs and monitors the performance of management. Management is responsible for the day-to-day operations of our company. As of the date of this proxy statement, our board has nine directors and the following committees: audit, nominating and compensation. The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees is required to be comprised of three or more members of the board.

We have held 6 board meetings during the 2004 fiscal year. Each director attended at least 75% of all board and applicable committee meetings. The following table lists membership of our board of directors and board committees:

Committees
Name of Director	Audit	Nominating	Compensation
Parker Kennedy
John Long
J. David Chatham	X
Barry Connelly	X
Lawrence Lenihan, Jr.		X	X
Donald Nickelson		X*	X
Donald Robert		X	X*
David Walker	X*

X= Committee Member; X*= Committee Chair

Our board has determined that each of our directors is independent within the meaning of applicable Nasdaq and SEC rules, except for Parker Kennedy, who is chairman and chief executive officer of our parent company First American; and John Long, who is our chief executive officer and president. However, First Advantage is a “controlled company” within the meaning of the Nasdaq Marketplace Rules because First American controls more than 50% of the voting power in First Advantage. As such, we are relying on Nasdaq Marketplace Rule 4350(c), which allows controlled companies to be exempt from rules requiring (a) the compensation and nominating committees to be composed solely of independent directors; (b) the compensation of the executive officers to be determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (c) director nominees to be selected or recommended for the board’s selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

Audit Committee. Our board established the audit committee for the primary purposes of overseeing the accounting and financial reporting processes of our company and audits of our financial statements, and preparing an annual report of the committee. Our board of directors has made an affirmative determination that each member of the audit committee (a) is an “independent director” as that term is defined by Nasdaq Marketplace Rules and (b) satisfies Nasdaq Marketplace Rules relating to financial literacy and experience. Our board of directors has further determined that David Walker satisfies the criteria for being an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

The audit committee is solely responsible for selecting First Advantage’s independent registered certified accounting firm; approving in advance all audit services and related fees and terms; and approving in advance all non-audit services, if any, provided by our independent accountants and related fees and terms. The audit committee also oversees and monitors our internal control system, evaluates the independence standards for our independent accountants, reviews the conduct of and personnel in our internal audit function, reviews financial information in our quarterly reports, and reviews and evaluates the audit performed by our independent accountants. The committee reports with respect to its duties to the full board. The audit committee met 16 times during 2004. The audit committee charter may be viewed in the Corporate Governance page of the Investor Relations section of our website located at www.fadv.com. For more information regarding the audit committee, see “Report of the Audit Committee of the Board of Directors” beginning on page 101.

Compensation Committee. The compensation committee is responsible for recommending compensation arrangements for officers of our company; evaluating the performance of our company’s chief executive officer; administering our company’s compensation plans, and preparing annual and other reports of the committee. Each member of the committee is a non-employee director. The compensation committee met four times in 2004. The compensation committee charter may be viewed on the Corporate Governance page of the Investor Relations section of our website located at www.fadv.com. For additional information regarding the compensation committee, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation” beginning on page 111.

Nominating Committee. Our board of directors has established a nominating committee to assist the board in identifying individuals qualified to become directors and recommending to the board for nomination candidates for election or reelection to the board or to fill board vacancies. The nominating committee met once in 2004.

The nominating committee acts under a written charter (a copy of which may be viewed in the Corporate Governance page of the Investor Relations section of our website located at www.fadv.com) specifying, among other things, the following minimum qualifications for candidates recommended for election to the board:

•	impeccable character and integrity;

•	the ability to communicate effectively with members of the board, management, auditors and outside advisors;

•	a willingness to act independently;

•	substantial experience in business, with educational institutions, governmental entities or non-profit organizations;

•	the ability to read and understand financial statements and financial analysis;

•	the ability to analyze complex business matters;

•	no criminal history or a background which could reasonably be expected to damage the reputation of our company;

•	does not currently serve as a director, officer or employee of, or a consultant to, a direct competitor of our company; and

•	does not cause our company to violate independence requirements under applicable law or the Nasdaq Marketplace Rules.

The nominating committee also will consider, among other factors, whether an individual has any direct experience with our company or its subsidiaries (whether as a director, officer, employee, supplier or otherwise); the individual’s experience in the industry in which our company operates; the individual’s other obligations and time commitments; whether the individual is an employee of a company or institution on the board of directors of which a senior executive of our company serves; whether the individual has specific knowledge, skills or experience that may be of value to our company or a committee of the board; whether an individual has been recommended by a stockholder of our company, an independent member of the board, another member of the board, senior management of our company or a customer of our company; and the findings of any third parties that may be engaged to assist the committee in identifying directors.

The nominating committee recommended the slate of directors proposed for election at the annual meeting, which was unanimously approved by the full board of directors, including unanimous approval by the independent directors. Lawrence D. Lenihan, Jr. was recommended as a nominee by Pequot Private Equity Fund II, L.P., a holder of our Class A common stock who is entitled to designate one director that First American and its affiliates are required to vote for under the terms of a stockholders agreement, which is described in “Certain Relationships and Related Transactions” beginning on page 117. The board appointed Adelaide A. Sink on the recommendation of the chief executive officer of our company after the board was expanded to nine members. Ms. Sink joined the board in December 2003.

Procedure for Stockholder Nominations of Directors

Nominations for the election of directors may only be made by the board of directors in consultation with its nominating committee. A stockholder of record who has the power to vote ten percent or more of the outstanding capital stock of our company may recommend to the nominating committee up to one candidate for consideration as a nominee in any 12-month period. The nominating committee will consider a stockholder nominee only if a stockholder gives written notice to the secretary of our company at our principal executive offices not later than the close of business on November 1 of the year immediately preceding the year of the annual meeting of stockholders at which the stockholder desires to have his or her candidate presented by the board. Each such notice must include the name, address and telephone number of the potential nominee; a detailed biography of the potential nominee; and evidence of stock ownership by the presenting stockholder, including the number of shares owned. Nominees properly proposed by eligible stockholders will be evaluated by the nominating committee in the same manner as nominees identified by the committee.

Stockholder Communications

Our stockholders may communicate directly with the members of the board of directors or individual members by writing directly to those individuals, care of the secretary of our company at our principal executive offices, together with evidence of stock ownership. We strongly encourage our board of directors to attend our annual meeting of stockholders, and any member who misses three consecutive annual meetings will be removed.

Code of Ethics

First Advantage has adopted a code of ethics that applies to its chief executive officer, chief financial officer, controller and all of its other officers, employees and directors. A copy of our code of ethics may be viewed in the Corporate Governance page of the Investor Relations section of our website located at www.fadv.com. You may also obtain a copy of our Code of Ethics, free of charge, by sending your written request to One Progress Plaza, Suite 2400, St. Petersburg, Florida 33701.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the compensation committee for fiscal 2004 were Messrs. Lenihan, Nickelson and Robert. No member of this committee was at any time during the 2004 fiscal year or at any other time an officer or employee of First Advantage, and no member had any relationship with First Advantage requiring disclosure under Item 404 of Regulation S-K. No executive officer of First Advantage has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the board of directors or the compensation committee of First Advantage during the 2004 fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In the performance of its oversight function, the audit committee has met and held discussions with management of First Advantage, who represented to the audit committee that our company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the consolidated financial statements with both management and our company’s independent accountants, PricewaterhouseCoopers LLP. The audit committee also discussed with our company’s independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

Our company’s independent accountants also provided to the audit committee the written disclosures required by the current version of Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed their independence with the independent accountants. In connection with that, the audit committee has considered whether the provision of non-auditing services (and the aggregate fees billed for these services) in fiscal 2004 by PricewaterhouseCoopers LLP to First Advantage is compatible with maintaining the independent accountants’ independence.

Based upon the reports and discussions described in this report, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our company’s annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC.

By the Audit Committee of the Board of

Directors

David Walker, Chairman

J. David Chatham

Barry Connelly

EXECUTIVE OFFICERS

Our executive officers in addition to Parker Kennedy and John Long are listed below:

Akshaya Mehta, 45, chief operating officer and executive vice president since 2003. Previously executive vice president and chief operating officer of American Driving Records (“ADR”), a wholly-owned subsidiary of First Advantage, Mr. Mehta has over 15 years of management experience and over 20 years of technology development expertise. Prior to joining ADR in 1999, Mr. Mehta served as division vice president of product development at Automatic Data Processing, Inc., vice president of development at Security Pacific Bank, and Deputy Head of Development at UBS London. Mr. Mehta earned a Masters degree in computer science at the Imperial College of the University of London after obtaining a Bachelor of Science degree in physics from the same university.

John Lamson, 54, chief financial officer and executive vice president since 2003. Prior to joining First Advantage, Mr. Lamson served as chief financial officer of First American Real Estate Information Services Inc., a wholly-owned subsidiary of First American, a position he held from September 1997 to June 2003. Prior to that, Mr. Lamson served as chief financial officer of a financial institution and as a certified public accountant with Arthur Andersen & Co. Mr. Lamson is a member of the American Institute of Certified Public Accountants and holds a Bachelor of Arts degree in business administration from the University of South Florida.

Evan Barnett, 57, president of resident screening services division since 2003. Mr. Barnett has served as president of our subsidiary First American Registry, Inc. since December 1994. Previously, Mr. Barnett held senior management positions with Omni International Corporation and related entities from 1974 through December 1994. He was employed as a certified public accountant with Grant Thornton LLP (then Alexander Grant & Co) from 1970 to 1974. Mr. Barnett graduated from The American University with a Bachelor of Science degree in accounting and a Masters degree in business administration in financial management.

Rick Mansfield, 41, joined First Advantage in December 2004 as Chief Marketing Officer and Senior Vice President. Prior to joining First Advantage, Mansfield was responsible for corporate marketing, brand strategy and certain business development activities as chief marketing officer for Catalina Marketing Corporation (NYSE: POS), a marketing services organization. Previously, Mansfield was employed in senior level marketing positions for the Quaker Oats Company in Chicago, Ill., and was responsible for developing and implementing strategic and operating go-to-market plans for Gatorade® and other household brands. Mansfield received his bachelor’s degree in Accounting from Eastern Illinois University and his masters in business administration from Kellogg Graduate School of Management, Northwestern University.

Alan Missen, 42, chief information officer since March 2005. Prior to joining First Advantage, Mr. Missen was with PricewaterhouseCoopers LLP, first as director of shared services applications and most recently as director of portfolio management. Before joining PricewaterhouseCoopers LLP, Mr. Missen was a senior information technology manager with Arthur Andersen LLP. Mr. Missen has more than 20 years of experience in information technology. Mr. Missen holds a Bachelor of Science degree in statistics from the University of Toronto.

Bart Valdez, 42, president of screening services division since 2003. Mr. Valdez was named president of HireCheck, Inc. in October 2002 after joining the company in October 2000 as Chief Operating Officer. From August 2001 until October 2002, he also served as president of Substance Abuse Management, Inc. (“SAMI”). From June of 1998 until he joined HireCheck, Mr. Valdez served as vice president of business development and operations for Employee Information Services, Inc. (“EIS”). HireCheck, SAMI and EIS are now subsidiaries of First Advantage. He received his Bachelor of Science degree from Colorado State University and his Masters degree in business administration from the University of Colorado.

Julie Waters, 39, vice president and general counsel since April 2004. Prior to joining First Advantage, Ms. Waters was general counsel and secretary for publicly traded wholesale floral distributor, U.S.A. Floral Products, Inc. Previously, Ms. Waters served as in-house corporate counsel for TECO Energy, Inc. and in-house corporate counsel for Spalding & Evenflo Companies, Inc. Ms. Waters received her bachelor’s degree from the University of Virginia and holds a juris doctor degree from the George Washington University School of Law.

Beth Henricks, 45, president of First Advantage’s tax consulting division since May 2004. Prior to joining the tax consulting division, Ms. Henricks had a position with ADP in California managing the client service function for the payroll division. Ms. Henricks received a Masters in Business Administration from Butler University in Indianapolis, Indiana and a Bachelor of Arts degree in Business Administration from Taylor University in Upland, Indiana.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the total compensation paid or to be paid by First Advantage, as well as certain other compensation paid or accrued, during the periods presented to the chief executive officer and the four most highly compensated executive officers serving at the end of 2004, based on salary and bonus. The table also includes information relating to David Wachtel, our former chief technology officer, who resigned from the company on November 30, 2004. We refer to each of the officers listed in the following table as the “Named Executive Officers.”

Summary Compensation Table(1)

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(2)	Number of Securities Underlying Options/SARs	All Other Compensation
John Long,	2004	$400,000	$360,000	0	$7,669
Chief Executive Officer	2003	$306,954	$409,846	420,000	$12,039	(4)
	2002	—	—	—	—

Akshaya Mehta,	2004	$275,000	$240,000	0	$4,792	(3)
Chief Operating Officer	2003	$238,864	$200,000	135,000	$8,094	(4)
	2002	—	—	—	—

John Lamson,	2004	$220,000	$240,000	0	$5,272	(3)
Chief Financial Officer	2003	$205,570	$200,000	100,000	$11,177	(4)
	2002	—	—	—	—

Evan Barnett,	2004	$235,000	$300,000	0	$5,128	(3)
President of Resident	2003	$226,155	$205,531	75,000	$12,039	(4)
Screening Services Division	2002	—	—	—	—

Beth Henricks,	2004	$240,000	$384,000	25,000	$4,677	(3)
President of Tax Consulting Division (5)	2003	—	—	—	—
	2002	—	—	—	—

David Wachtel,	2004	$250,000	$100,000	0	$423	(3)
Chief Technology Officer (6)	2003	$237,618	$225,000	40,000	$65	(4)
	2002	—	—	—	—

(1)

The summary compensation table summarizes full-year compensation for 2003 and 2004, including amounts paid or accrued by First American or US SEARCH prior to First Advantage acquiring First American’s screening technology division and US SEARCH in June 2003.

(2)	Bonuses for fiscal year 2004 (except for Mr. Barnett and Ms. Henricks) were paid solely in the form of restricted share awards, at a value of $20.46 per share. These restricted shares will vest ratably in three equal amounts in 2006, 2007 and 2008. Mr. Barnett’s 2004 bonus consisted of part cash ($180,000) and part a restricted share award (with an aggregate value of $120,000). Ms. Henricks’ 2004 bonus consisted of part cash ($200,000) and part a restricted share award (with an aggregate value of $184,000). Bonuses for 2003 consisted entirely of cash, except for Mr. Wachtel who received part cash ($125,000) and part stock of US SEARCH (with an aggregate value of $100,000). The US SEARCH common stock was then converted into approximately 3,497 shares of First Advantage Class A common stock when First Advantage acquired US SEARCH in June 2003.
(3)	Consists of matching contributions made in First Advantage’s 401(k) savings plan during, or with respect to, 2004 plus the dollar value of insurance premiums paid by, or on behalf of, First Advantage during 2004 with respect to term life insurance for the benefit of such officer.
(4)	Consists of matching contributions made in First American’s 401(k) Savings Plan during, or with respect to, 2003, plus the dollar value of insurance premiums paid by, or on behalf of, First American during 2003 with respect to term life insurance for the benefit of such officer.
(5)	Ms. Henricks joined First Advantage in May 2004. The information included for Ms. Henricks for fiscal year 2004 has been included on an annualized basis.
(6)	Mr. Wachtel resigned as vice president and chief technology officer effective November 30, 2004.

Named Executive Officer Stock Option Grants and Exercises

The following table provides information about stock option grants made to each of the Named Executive Officers during 2004 pursuant to the First Advantage Corporation 2003 Incentive Compensation Plan. No other options and no stock appreciation rights were granted to the Named Executive Officers during 2004.

Option Grants In 2004

Name of Executive Officer	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2004	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
John Long	0	0	0	0	$0	$0
Akshaya Mehta	0	0	0	0	$0	$0
John Lamson	0	0	0	0	$0	$0
Evan Barnett	0	0	0	0	$0	$0
Beth Henricks	25,000	0.9%	$18.08	May 2013	$284,260	$720,372
David Wachtel	0	0	0	0	$0	$0

(1)	Options vest in approximately equal parts on each of the first three anniversaries of the date of grant.
(2)	The potential realized value figures assume that the market price of our Class A common stock at the time each option is granted will appreciate at annual rates of 5% and 10%, respectively, over the term of the grant.

The following table provides information about stock options held by the Named Executive Officers as of December 31, 2004.

Aggregated Option Exercises in 2004 and Option Values as of December 31, 2004

Name of Executive Officer	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options on December 31, 2004		Value of Unexercised In-The- Money Options on December 31, 2004(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John Long	0	0	90,000	180,000	$190,250	$220,500
John Long	0	0	50,000	100,000	$100,000	$200,000
Akshaya Mehta	0	0	16,667	33,333	$20,417.07	$40,833.79
Akshaya Mehta	0	0	28,334	56,666	$56,668	$113,332
John Lamson	0	0	16,667	33,333	$33,334	$66,666
John Lamson	0	0	16,667	33,333	$20,417.07	$40,833.79
Evan Barnett	0	0	8,334	16,666	$16,668	$33,332
Evan Barnett	0	0	16,667	33,333	$20,417.07	$40,833.79
Beth Henricks	0	0	0	25,000	0	$58,000
David Wachtel(2)	0	0	49,869.16	0	$128,869.16	$0

(1)	These values are calculated based upon the difference between the exercise price and $20.40, which was the closing price of our Class A common stock on December 31, 2004, as reported on the Nasdaq National Market.
(2)	Mr. Wachtel resigned as vice president and chief technology officer effective November 30, 2004. Under the terms of his employment agreement described in “Employment Contract” beginning on page 109, Mr. Wachtel had ninety (90) days from the date of the termination of his employment to exercise his option to purchase 73,000 shares of Class A common stock and has one (1) year from the date of the termination of his employment to exercise his option to purchase 13,334 shares of Class A common stock. Options to purchase 26,666 shares of Class A common stock expired on November 30, 2004.

First American Benefit Plans

Certain employees of First Advantage are eligible to participate in the following benefit plans maintained by First American for the benefit of certain officers and employees of First American and its subsidiaries, including First Advantage and its subsidiaries.

Pension Plans. Employees of First Advantage and its subsidiaries who were participants in First American’s defined benefit pension plan prior to First Advantage’s June 5, 2003 acquisition of First American’s screening technology division, and who have become employees of First Advantage or its subsidiaries in connection with such acquisition generally are permitted to continue their participation in the pension plan, to the extent available to employees of First American. No new participants have been or will be permitted to participate in the defined benefit pension plan after December 31, 2001.

Pension Plan Table

Remuneration (Final Average Pay)(1)	Years of Benefit Service
	5	10	20	30	40	50
$100,000	$4,850	$9,950	$22,150	$34,350	$46,550	$58,750
125,000	6,100	12,513	27,838	43,163	58,488	73,813
150,000	7,350	15,075	33,525	51,975	70,425	88,875
175,000	8,600	17,638	39,213	60,788	82,363	103,938
200,000	9,850	20,200	44,900	69,600	94,300	119,000
225,000	11,100	22,763	50,588	78,413	106,238	134,063
250,000	12,350	25,325	56,275	87,225	118,175	149,125
275,000 or more	13,600	27,888	61,963	96,038	130,113	164,188

(1)	Final average pay is defined as the highest consecutive five-year average “pay,” as defined in the pension plan, during the 10-year period ending December 31, 2001.

The above table sets forth estimated annual benefits upon retirement (assuming such benefits will be paid in the form of a life annuity) at various compensation levels and years of service under First American’s pension plans. Subject to certain conditions of age and tenure, all regular employees of First American and its participating subsidiaries were eligible to join First American’s qualified pension plan until December 31, 2001. No employees are eligible to join the pension plan after that date.

In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1 1/2% of pay (i.e., salary, plus cash bonuses, commissions and other pay) to the plan. As a result of amendments to the pension plan that were adopted in 1994, during plan years commencing after December 31, 1994, an employee was not required to contribute to the plan in order to participate. As a result of further amendments, which were adopted in 2000, the pension plan will not accept new participants after December 31, 2001.

A participant generally vests in his accrued benefit attributable to First American’s contributions upon the completion of three years of service or, if earlier, the attainment of normal retirement age while an employee. Normal retirement age is defined under the plan as the later of the employee’s attainment of age 65 or his third anniversary of participation in the plan.

Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal, when calculated as a life annuity:

•	for years of credited service with First American and its subsidiaries (including First Advantage and its subsidiaries) as of December 31, 1994, to 1% of the first $1,000 and 1 1/4% of remaining final average pay (i.e., the average of the monthly “pay,” as defined above, during the five highest paid consecutive calendar years out of the last ten years prior to retirement) times the number of years of credited service as of December 31, 1994; and

•	for years of credited service with First American and its subsidiaries (including First Advantage and its subsidiaries) after December 31, 1994, to 3/4% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994.

Effective December 31, 2000, First American’s pension plan was amended to exclude from the calculation of benefits (a) any pay earned after December 31, 2001, and (b) any service earned after December 31, 2005. Effective December 31, 2002, First American’s pension plan was amended to reduce the rate at which future benefits accrue for participants who had not yet attained age 50 by spreading the accrual of the benefit that would have accrued during 2003 – 2005 over extended periods ranging from 5 to 20 years, depending on the participant’s age as of December 31, 2002.

An employee with at least three years of participation in the plan may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits.

First American funds the plan based on actuarial determinations of the amount required to provide the stated benefits. The table is based on retirement at age 65 or later, with contributions having been made by the employee in each year of credited service prior to 1995. The benefits are not subject to deduction for Social Security payments or any other offsets. Currently, John Long, John Lamson and Evan Barnett have 15 1/2, 8 1/2 and 7 1/2 years, respectively, of credited service.

The compensation levels shown in the table are less than those set forth in the summary compensation table because the federal tax law limits the maximum amount of pay that may be considered in determining benefits under the tax-qualified pension plan, and First American’s pension restoration plan, which is described below, does not make up for these limits for pay exceeding $275,000. The limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989. This amount was adjusted for inflation for each year through 1993, when the limit was $235,840. In 1993, this limit was decreased to $150,000 for plan years beginning in 1994. The $150,000 limit has been adjusted for inflation and was increased to $160,000 as of January 1, 1997, and to $170,000 as of January 1, 2000. The highest final average pay that could be considered in determining benefits accruing under the pension plan before 1994 is $219,224, and since First American’s pension plan does not consider pay earned after December 31, 2001, the highest final average pay that can be considered in determining benefits accruing after 1993 is $164,000.

During 1996, First American adopted its pension restoration plan. This plan is an unfunded, nonqualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit. However, in order to limit its expense, the pension restoration plan does not make up for benefit accruals on compensation exceeding $275,000. The pension restoration plan also makes up for benefits that cannot be paid from First American’s pension plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under First American’s pension restoration plan occurs at the same time that vesting occurs for that employee in his or her pension plan benefits. The pension restoration plan is effective as of January 1, 1994, but only covers selected pension plan participants who were employees of First American or its participating subsidiaries on that date. As noted above, January 1, 1994, is the date as of which the pay limit for the pension plan was reduced from $235,840 to $150,000. The pension restoration plan excludes pay earned after December 31, 2001, as does the pension plan.

Supplemental Benefit Plan. First American maintains an executive supplemental benefit plan that it believes assists in attracting and retaining highly qualified individuals for upper management positions. The plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel selected by First American’s board of directors, and may include executives of First Advantage or its subsidiaries at and to the extent selected by First American’s board of directors. Under the plan, upon retirement at normal retirement date (the later of age 65 or, unless waived by First American’s board of directors, completion of ten years of service), a participant receives a joint life and 50% survivor annuity benefit equal to 35% of “final average compensation.” “Final average compensation” is the average annual compensation, composed of base salary, plus cash and stock bonuses, for those three calendar years out of the last ten years of employment preceding retirement in which such compensation is the highest.

The benefit is reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan takes into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is equal to the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of First American, or an employee of one of its subsidiaries (including First Advantage and its subsidiaries), for at least ten years and, unless waived by First American’s board of directors, covered by the plan for at least five years. A pre-retirement death benefit is provided consisting of ten annual payments, each of which equals 50% of final average compensation. Vesting of rights under the plan is accelerated in the event of a change in control (as defined in the plan) of First American.

The supplemental benefit plan is unfunded and unsecured. First American purchases insurance, of which First American is the owner and beneficiary, on the lives of the participants in the plan. This insurance is designed to recover, over the life of the plan, First American’s costs incurred with respect to the plan. Currently, only John Long has been selected by the First American board to participate in the plan. No amounts are payable by First Advantage in connection with this plan.

Deferred Compensation Plan. First American’s deferred compensation plan offers to a select group of management and highly compensated employees of First American and its subsidiaries, including First Advantage and its subsidiaries, the opportunity to elect to defer portions of salary, commissions and bonuses. A committee appointed by First American’s board is responsible for administering the plan, which became effective January 1, 1998. First American maintains a deferral account for each participating employee on a fully vested basis for all deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon termination of employment or death. Subject to the terms and conditions of the plan, participants also may elect to schedule in-service withdrawals of deferred compensation and the earnings and losses attributable thereto. For all participants who joined the plan prior to December 31, 2001, the plan provides a pre-retirement life insurance benefit equal to the lesser of 15 times the amount deferred in a participant’s first year of participation or $2.0 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001, are not eligible for any life insurance benefit. First American pays a portion of the cost of such life insurance benefits. John Long, John Lamson and Akshaya Mehta participate in this plan. The plan is unfunded and unsecured.

Change of Control Arrangements

First American’s supplemental benefit plan calls for accelerated vesting of all benefits in the event of a change in control of First American. The First Advantage Corporation 2003 Incentive Compensation Plan calls for accelerated vesting of all awards in the event of a change in control of First American or First Advantage.

A “change in control” for purposes of First American’s supplemental benefit plan means any one of the following:

•	a merger or consolidation in which stockholders of First American end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of First American’s assets or the complete liquidation or dissolution of First American;

•	a change in the composition of First American’s board over a two-year period without the consent of a majority of the directors in office at the beginning of the two-year period; or

•	the acquisition or accumulation by certain persons of at least 25% of First American’s voting securities.

A “change in control” for purposes of the First Advantage Corporation 2003 Incentive Compensation Plan means any one of the following:

•	an acquisition in one transaction or a series of transactions by any person which results in such person owning more than 50% of the voting power in First American (other than directly from First American);

•	an acquisition in one transaction or a series of transactions by any person which results in such person owning more than 50% of the voting power in First Advantage (other than directly from First Advantage);

•	a merger, consolidation or similar transaction involving First American, unless (a) stockholders of First American end up owning more than 50% of the voting securities of the surviving entity, (b) a majority of the board of First American prior to the transaction constitutes at least a majority of the board of the surviving entity, and (c) First American and its affiliates own collectively 50% or more of the voting power of the surviving entity;

•	a merger, consolidation or similar transaction involving First Advantage, unless (a) stockholders of First Advantage end up owning more than 50% of the voting securities of the surviving entity, (b) a majority of the board of First Advantage prior to the transaction constitutes at least a majority of the board of the surviving entity, and (c) First Advantage and its affiliates own collectively 50% or more of the voting power of the surviving entity;

•	the composition of First American’s board is changed without the consent of a majority of the directors in office;

•	the composition of First Advantage’s board is changed without the consent of a majority of the directors in office;

•	any approval of any plan or proposal for the liquidation or dissolution of the First American or First Advantage;

•	any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of First American to any person (other than a transfer to a company owned by First American or First Advantage or the distribution to First American’s stockholders of the stock or any other assets of a company owned by First American or First Advantage); or

•	any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of First Advantage to any person (other than a transfer to a company owned by First American or First Advantage, the distribution to First Advantage’s stockholders of the stock or any other assets of a company owned by First American or First Advantage, or a transfer or distribution to First American or its affiliates).

Employment Contract

On May 3, 2004, First Advantage entered into an employment agreement with Beth Henricks, president of the tax consulting services division. The agreement has an initial term ending on January 2007, but automatically renews unless either party provides 30 days prior written notice. The agreement includes a base salary of $240,000 and an annual bonus payable on or before the last day of February following the end of each fiscal year of the employment term. The bonus is calculated as the amount equal to the greater of: $160,000 or the product of operating earnings for each fiscal year of the employment term, and 5% of the first $5,000,000 of operating earnings and 4% thereafter. Operating earnings is defined as the operating earnings of the employer, before taxes, for such period, determined in accordance with United States generally accepted accounting principles applied consistently and further applied in accordance with the guidance of the staff of the SEC. In addition to salary and bonus, Ms. Henricks received an option to purchase 25,000 shares of our Class A common stock at an exercise price of $18.08. Terms of that grant are otherwise the same as provided in our incentive compensation plan. Ms. Henricks also receives a car allowance and other benefits given to similarly situated executives.

The agreement also provides that in the event of termination of employment without cause (as defined in the employment agreement) and termination for good reason (as defined in the employment agreement), Ms. Henricks shall be entitled to receive wages in lieu of notice in an amount equivalent to the greater of: $330,000, bonus (pro-rated as to the date of termination) and fringe benefits for the period from the termination date to the end of the then current employment term; or six (6) months of salary (calculated at $330,000 on an annualized basis), bonus (pro-rated as to the date of termination) and fringe benefits for a period of six (6) months.

First Advantage entered into an employment agreement with David Wachtel, chief technology officer dated August 4, 2003. The agreement had a term ending December 31, 2005 and included a base salary of $250,000 per year and a minimum bonus of $100,000 for 2003. The agreement provided for bonuses to be paid for calendar years 2004 and 2005 in an amount equal to the lesser of (a) 1.0% of pre-tax net income of First Advantage (as defined in the employment agreement) for the applicable year and (b) $250,000. Additional bonuses would be paid for calendar years 2004 and 2005 in an amount equal to 0.5% of pre-tax net income of First Advantage in excess of $25,000,000, if any. Mr. Wachtel was also granted an option to acquire 40,000 shares of our Class A common stock at an exercise price of $16.66 per share under the terms of the employment agreement. Terms of the grant are otherwise the same as provided in our incentive compensation plan. The agreement provided that if Mr. Wachtel is terminated on or prior to December 31, 2005 for cause (as defined in the employment agreement) or retires for good reason (as defined in the employment agreement), he would receive salary for up to one-year, any accrued but unpaid bonus, and reimbursement of health insurance premiums for up to one year or until he obtains replacement health insurance. The agreement further provided that if Mr. Wachtel became disabled (as defined in the employment agreement), he would receive base salary for six-months in addition to any insurance benefits he may be eligible to receive. If Mr. Wachtel is terminated or retires for any other reason, he would receive only health insurance premiums required by applicable law. Following 2005, if Mr. Wachtel is terminated for any reason other than death, disability or for cause, he would receive base salary for one year and a bonus equal to the pro rata portion of the bonus he received for the full calendar year ended immediately preceding the date of termination. The employment agreement also calls for Mr. Wachtel to receive a car allowance of $900 per month and other benefits given to similarly situated executives.

On November 30, 2004, Mr. Wachtel terminated his employment with First Advantage pursuant to the terms of the employment agreement. Under the terms of the employment agreement, Mr. Wachtel received his base salary until December 31, 2005, payment of a bonus equal to the bonus for 2003 in the amount of $100,000, and he will receive reimbursement of health premiums required by applicable law until December 31, 2005. Additionally, Mr. Wachtel had ninety (90) days from the date of his termination to exercise options to purchase 73,000 shares of Class A common stock and has one (1) year from the date of the termination of his employment to exercise his option to purchase 13,334 shares of Class A common stock.

Director Compensation

During 2004 each director who was not also an employee of First Advantage receives a yearly fee of $20,000 plus fees of $1,000 for each board meeting attended and $500 for each board committee meeting attended. Effective January 1, 2005 each director who is not also an employee of First Advantage receives a yearly fee of $20,000, each member of any board committee receives a yearly fee of $10,000 and each chairman of any board committee receives a yearly fee of $10,000. In addition, effective January 1, 2005, the fees payable to our directors increased to $1,500 for each board meeting attended and $1,000 for each board committee meeting attended. Non-employee directors receive an option to acquire 5,000 shares of our Class A common stock upon election to the board. Non-employee directors who have served for six months or more also receive an option to acquire 2,500 shares of our Class A common stock upon reelection. In all cases, the exercise price of options is the fair market value of our Class A common stock on the date of grant. In addition, First Advantage reimburses the directors for travel expenses incurred in connection with their duties as directors of First Advantage. Employees of First Advantage who also are directors receive no additional compensation for their service on the board or on any board committee.

The members of the special committee will be compensated for their service on the special committee, with each individual receiving a committee fee of $10,000 (or, in the case of each of Messrs. Nickelson and Walker, as co-chairmen, $15,000) plus a $1,000 meeting fee for each committee meeting, as well as reimbursement of out-of-pocket expenses. In addition, the Company’s by-laws provide each director of the Company (including each member of the special committee) with certain indemnification rights and the Company has entered into an indemnity agreement with each member of the Company’s board of directors, including each member of the special committee.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

The compensation committee of our board of directors is charged with developing, overseeing and reviewing the general compensation plans and policies of First Advantage, and recommends the individual compensation arrangements for our chief executive officer, our other executive officers and the presidents of our primary operating subsidiaries. The compensation committee also administers the incentive compensation plan, including the equity-based component thereof.

Compensation Policies

The compensation committee is committed to designing and implementing a program of executive compensation that will contribute to the achievement of our business objectives and enhance stockholder value. We have an executive compensation program that we believe also:

•	enables us to attract, motivate and retain key executive talent essential to the achievement of our short-term and long-term business objectives;

•	provides compensation competitive with others in our industry;

•	rewards senior executives for accomplishment of pre-defined business goals and objectives; and

•	aligns the interests of our executives with stockholders.

Elements of Executive Compensation

Our executive compensation program has four key components:

•	base salary;

•	annual bonuses;

•	long-term incentive awards; and

•	benefits.

These components combine fixed and variable elements to create a total compensation package that links a significant portion of compensation to corporate, business unit and individual performance.

Base Salary. Base salaries are set within ranges, which are targeted around the competitive norm for similar executive positions in similar companies. Individual salaries may be above or below the competitive norm. We consider the following factors in approving adjustments to salary levels for our executive officers:

•	the relationship between current salary and appropriate internal and external salary comparisons;

•	the average size of salary increases being granted by competitors; and

•	the individual executive’s performance as reflected in the overall manner in which his or her assigned role is carried out.

Annual Bonuses. Annual bonuses are granted pursuant to our executive compensation plan and are intended to serve two primary functions. First, annual bonuses permit us to compensate officers directly if we achieve specific performance targets. Second, annual bonuses also serve to reward executives for performance on those activities that are most directly under their control and for which they are held accountable.

We set specific performance goals for our company, each business unit and each individual executive. Performance awards are increased or decreased from the target to reflect performance levels that exceed or fall below expectations. Business unit and individual performance goals are based on each individual executive’s responsibilities and his or her respective contribution to our success.

The annual bonus is largely based on objective factors and, except with respect to bonuses required to be paid pursuant to employment agreements, the committee has the authority to approve, reduce or entirely eliminate annual bonuses. Annual bonuses typically are cash-based or issuance of restricted shares and are paid at the end of each fiscal year. Generally, annual bonus amounts increase as financial measures increase above the levels originally set by the compensation committee.

Long-Term Incentive Awards. Long-term incentive awards are granted pursuant to the First Advantage Corporation 2003 Incentive Compensation Plan and are intended to align the interests of executive officers and other key employees with those of our stockholders. To achieve this purpose, the plan allows the granting of stock options to purchase our Class A common stock, stock appreciation rights, restricted stock awards of our Class A common stock, performance unit awards, performance share awards and cash-based awards to eligible persons at the discretion of the compensation committee. To date, the committee has granted only stock options and restricted shares under the plan.

The size of an individual’s stock option award is based primarily on individual performance and the individual’s responsibilities and position with our company. These options are granted with an exercise price equal to the fair market value of our Class A common stock on the date of grant, therefore, the stock options have value only if our Class A common stock price appreciates from the value on the date the options were granted. These options generally vest and become exercisable in three equal, annual, installments beginning on the first anniversary of the date of grant. The incentive compensation plan is a discretionary plan; however, it has been the compensation committee’s practice generally to award options annually.

Amendments to Incentive Compensation Plan. As part of its duties and its ongoing review of our company’s compensation plans and policies, the Committee reviewed and approved the amendments to the First Advantage Corporation 2003 Incentive Compensation Plan described elsewhere in this proxy statement, including the increase in the number of shares available for grant under the plan to a total of 7,000,000. The Committee determined that having 4,000,000 additional shares available under the plan and the expansion of the type of awards available to include “other stock-based awards”, under which shares can be granted to participants in the company’s Management Stock Purchase Program in lieu of cash bonuses, are critical to our company’s efforts to adequately compensate our key employees, to provide them with incentives to maintain and increase our profitability, and to recruit and retain employees of the caliber necessary to continue our company’s growth. The Committee also determined that having the additional shares available for grant under the plan is necessary to reflect the fact that, after the First American Transaction, we will be a much larger company with significantly more employees. In addition, the Committee determined that some of the other amendments were necessary to comply with Internal Revenue Code Section 409A, which recently became effective and is applicable to deferred compensation arrangements.

Benefits. Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population.

Chief Executive Officer Compensation

In December 2003, the Committee increased Mr. Long’s base salary from $300,000 to $400,000 for the year 2004. In 2005, the Committee increased Mr. Long’s base salary from $400,000 to $440,000 effective January 1, 2005. The committee’s decision to increase Mr. Long’s salary was based upon the committee’s opinion that Mr. Long’s base salary was below current market conditions. In increasing Mr. Long’s base salary, the committee considered the median salary range for chief executive officers in the group of comparable companies.

In addition to receiving an increase in his base salary, Mr. Long received a bonus in the form of restricted stock equivalent to $360,000. Factors that the committee considered in awarding the bonus included objective factors based upon the financial performance of First Advantage as well as subjective criteria relating to the execution of the desired strategic direction of First Advantage, including growth through acquisitions, and increased shareholder value. Mr. Long was also awarded options to acquire 150,000 common shares for his performance during 2004.

By the Compensation Committee of the Board of

Directors

Donald Robert, Chairman

Lawrence Lenihan, Jr.

Donald Nickelson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information, as of June 30, 2005, concerning (a) each person that is known to First Advantage to be the beneficial owner of more than 5% of First Advantage’s Class A common stock and Class B common stock; (b) each Named Executive Officer; (c) each director of First Advantage; and (d) all of the directors and executive officers of First Advantage as a group. Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent spouses share authority under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of June 30, 2005 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

	Class A Common		Class B Common
Name(1)	Number of Shares Beneficially Owned	Percent of Class(2)	Number of Shares Beneficially Owned	Percent of Class(2)
Holders of 5% or More
The First American Corporation(3) 1 First American Way Santa Ana, California 92707	16,027,286	68.0%	16,027,286	100.0%
Pequot Capital Management, Inc.(4) 500 Nyala Farm Road Westport, Connecticut 06880	2,208,376	28.2%	0	*
T. Rowe Price Associates(5) 100 E. Pratt Street Baltimore, Maryland 21202	724,400	9.2%	0	*
Baron Capital Group, Inc.(6) BAMCO, Inc. Baron Small Cap Fund Ronald Baron 767 Fifth Avenue New York, New York 10153	1,200,000	15.3%	0	*
Directors
Parker Kennedy(7)	15,167	*	0	*
John Long(8)	289,992	*	0	*
J. David Chatham(7)	6,167	*	0	*
Barry Connelly(7)	4,167	*	0	*
Lawrence Lenihan, Jr.(4)(7)	2,208,376	28.2%	0	*
Donald Nickelson(7)	4,167	*	0	*
Donald Robert(7)	9,167	*	0	*
Adelaide Sink(7)	4,500	*	0	*
David Walker(7)	5,167	*	0	*
Named Executive Officers Who Are Not Directors
Akshaya Mehta(9)	62,521	*	0	*
John Lamson(10)	55,285	*	0	*
Evan Barnett(11)	41,903	*	0	*
Beth Henricks(12)	8,570	*	0	*
All Directors and Executive Officers as a group (13 persons)	2,715,149	34.7%	0	*

*	Represents holdings of less than one percent.
(1)	Unless otherwise indicated, the address for each of the persons set forth in the table is care of First Advantage, One Progress Plaza, Suite 2400, St. Petersburg, Florida 33701, attention: Ken Chin, secretary.
(2)

Percentage ownership of each class is calculated based on 7,832,486 shares of Class A common stock and 16,027,286 shares of Class B common stock outstanding, in each case as of June 30, 2005, plus, in the case of percentage ownership of Class A common stock with respect to First American, the number of Class A common shares First American may acquire within 60 days of June 30, 2005 upon full conversion of the Class B common stock owned by it on such date into Class A common stock on a one-for-one basis.

(3)	The number of shares of Class A common stock reported includes 16,027,286 shares of Class A common stock that may be acquired upon full conversion of 16,027,286 shares of Class B common stock within 60 days of June 30, 2005.
(4)	Consists of 2,208,876 shares of Class A common stock, options to purchase up to 9,995 shares of Class A common stock exercisable within 60 days of June 30, 2005, and warrants convertible into 97,193 shares of Class A common stock held of record by Pequot Private Equity Fund II, L.P. Pequot Capital Management, Inc., the investment manager of Pequot Private Equity Fund II, L.P., holds voting and dispositive power of the shares held of record by Pequot Private Equity Fund II, L.P. Lawrence D. Lenihan, Jr. is a Senior Managing Director of Pequot Capital Management, Inc. and may be deemed to beneficially own the securities held of record by Pequot Private Equity Fund II, L.P. Mr. Lenihan expressly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. This footnote is based on information provided by Pequot Capital Management, Inc.
(5)	These securities are owned by various individual and institutional investors that T. Rowe Price Associates, Inc. serves as investment advisor with sole power to direct investments for 659,800 shares of Class A common stock and sole power to vote 64,600 shares of Class A common stock. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities. This footnote is based on an Amended Schedule 13G dated February 14, 2005, filed with the SEC, and information provided by T. Rowe Price Associates, Inc.
(6)	As reported in an Amendment No. 2 to Schedule 13G dated July 12, 2005, filed with the SEC. Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Small Cap Fund (“BSC”) and Ronald Baron filed an Amendment No. 2 to Schedule 13G with the SEC on July 12, 2005 as a group with respect to 1,200,000 shares. These shares are owned by various individual and institutional investors for which BAMCO serves as an investment advisor. The advisory clients of BAMCO have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares in their accounts. To the best of the group’s knowledge, no such person has such interest relating to more than 5% of the outstanding class of securities. By virtue of investment advisory agreements with its clients, BAMCO has been given the discretion to dispose or the disposition of the securities in the advisory accounts. All such discretionary agreements, are however, revocable. For purposes of the reporting requirements of the Exchange Act, the group is deemed to be a beneficial owner of such securities. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliates.
(7)	Includes options to purchase up to 4,167 shares of Class A common stock exercisable within 60 days of June 30, 2005 held by Messrs. Kennedy, Chatham, Connelly, Lenihan, Nickelson, Robert and Walker and by Ms. Sink.
(8)	Includes 19,822 shares that are held for the benefit of Mr. Long by the trustee of the First Advantage Corporation 401(k) Savings Plan, 2,200 shares held through the First Advantage Corporation Employee Stock Purchase Plan, 6,963 shares held by Mr. Long as custodian, and options to purchase up to 230,000 shares of Class A common stock within 60 days of June 30, 2005.
(9)	Includes options to purchase up to 61,666 shares of Class A common stock exercisable within 60 days of June 30, 2005.
(10)	Includes options to purchase up to 50,000 shares of Class A common stock exercisable within 60 days of June 30, 2005.
(11)	Includes options to purchase up to 41,666 shares of Class A common stock exercisable within 60 days of June 30, 2005.
(12)	Includes options to purchase up to 8,333 shares of Class A common stock exercisable within 60 days of June 30, 2005.

The following table sets forth as of June 5, 2005 the total number of First American common shares beneficially owned and the percentage of the outstanding shares so owned, based on 94,595,687 shares of First American common stock outstanding on that date, by:

•	each director of First Advantage;

•	each Named Executive Officer; and

•	all of the directors and executive officers of First Advantage as a group.

Unless otherwise indicated in the notes following the table, those listed are the beneficial owners of the listed shares of First American with sole voting and investment power (or, in the case of individual stockholders, shared power with such individual’s spouse) over the shares listed. First American common shares subject to rights exercisable within 60 days of June 5, 2005 are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

Name	Number of First American Common Shares	Percent of Class
Directors
Parker Kennedy(1)(2)	3,471,182	3.7%
John Long	0	*
J. David Chatham(3)	33,093	*
Donald Robert	715	*
Named Executive Officers Who Are Not Directors
Akshaya Mehta(4)	4,592	*
John Lamson(5)	33,351	*
Evan Barnett(6)	27,900	*
Beth Hendrix	0	*
All Directors and Executive Officers as a group (8 persons)	3,570,833	3.8%

*	Represents holdings of less than one percent.
(1)	Of the shares credited to Parker S. Kennedy, chairman of the board and chief executive officer of First American, 3,286,566 shares are held by Kennedy Enterprises, L.P., a California limited partnership of which Parker S. Kennedy is the sole general partner and D. P. Kennedy, Parker S. Kennedy’s father, is one of the limited partners. The limited partnership agreement pursuant to which the partnership was formed provides that the general partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, provided that the general partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of First American without the prior written consent of all of the limited partners. Of the shares held by the partnership, 461,166 are allocated to the capital accounts of Parker S. Kennedy and 1,963,439 are allocated to the capital account of D. P. Kennedy. The balance of the shares held by the partnership is allocated to the capital accounts of the other limited partners, who ware family members of the Kennedys. Except to the extent of his voting power over the shares allocated to the capital accounts of the limited partners, Parker S. Kennedy disclaims beneficial ownership of all shares held by the partnership other than those allocated to his own capital accounts.
(2)	Includes options to purchase up to 174,000 shares exercisable within 60 days of June 5, 2005, 1,722 shares allocated to Mr. Kennedy’s account under First American’s 401(k) Savings Plan and 8,894 shares that are allocated to Mr. Kennedy’s employee stock ownership sub-account under the “ESOP” portion of First American’s 401(k) Savings Plan.
(3)	Includes options to purchase up to 13,500 shares exercisable within 60 days of June 5, 2005.
(4)	Includes options to purchase up to 4,000 shares exercisable within 60 days of June 5, 2005, and 592 shares that are held for the benefit of Mr. Mehta by the trustee of the First Advantage 401(k) Savings Plan.
(5)	Includes options to purchase up to 34,000 shares exercisable within 60 days of June 5, 2005 and 1,351 shares held for the benefit of Mr. Lamson by the trustee of the First Advantage 401(k) Savings Plan.
(6)	Includes options to purchase up to 7,500 shares exercisable within 60 days of June 5, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our directors and executive officers, as well as persons who own ten percent or more of our outstanding Class A and Class B common stock, to file an initial report of beneficial ownership of company stock and reports of changes in beneficial ownership thereafter with the SEC. Section 16(a) requires these insiders to deliver copies of all reports filed under Section 16(a) to our company. Based solely on a review of these copies available to us, we believe that insiders have complied with all applicable Section 16(a) filing requirements for fiscal 2004, except for Paul Areida, former president of First Advantage’s motor vehicle record service division, who filed one Form 4 late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

First Advantage effectively commenced operations on June 5, 2003 with our acquisition of First American’s screening technology division and US SEARCH. As consideration for those acquisitions, we issued on or about June 5, 2003, 100% of our outstanding Class B common stock to First American and 100% of our Class A common stock to former stockholders of US SEARCH. Each share of our Class B common stock entitles the holder to ten votes in any meeting of stockholders. As a result, First American received approximately 80% of the outstanding capital stock of our company and approximately 97% of the voting power in our company. Former stockholders of US SEARCH received the remaining approximately 20% of our outstanding capital stock. Pequot Capital Management, Inc., formerly a stockholder of US SEARCH, received approximately 10% of our Class A common stock in the transaction. First American and Pequot Private Equity Fund II, L.P. entered into a stockholders agreement concurrently with the acquisitions that grants Pequot Private Equity Fund II, L.P. certain registration rights and the right to sell shares of our Class A common stock at the same time First American sells any of our shares under certain circumstances, and generally requires First American to vote for one nominee for director designated by Pequot Capital Management, Inc.

In connection with the June 2003 acquisitions discussed above, First Advantage and First American entered into a services agreement pursuant to which First American agreed to provide certain financial, administrative and managerial support services to First Advantage. On January 1, 2004, First Advantage and First American amended and restated the services agreement to eliminate most of the services and fees covered by the original agreement. Under the amended and restated agreement, First American provides certain business services to First Advantage at actual cost or on pricing at the same rate provided to similarly situated affiliates of First American. First American also provides certain human resources systems, payroll systems and financial systems to First Advantage at a cost of $300,000 per year under the terms of the amended and restated service agreement. First Advantage provides certain business services in India to First American at actual cost. First Advantage performs employment screening services for First American. Total revenue from First American under the agreement was approximately $422,000, $353,000 and $249,000 for the years ended December 31, 2004, 2003 and 2002, respectively. As described above, the parties intend to amend and restate the services agreement in connection with the closing of the First American Transaction. See “Amended and Restated Services Agreement” beginning on page 61.

On March 18, 2004, First Advantage entered into a three year $25 million uncollateralized revolving line of credit with Bank of America, N.A. (the “Line of Credit”). The Line of Credit is guaranteed by First American. The Line of Credit bears interest at a rate equal to the 30-day LIBOR Rate plus an applicable margin ranging from 1.29% per annum to 2.29% per annum. Accrued interest is payable monthly. The Line of Credit matures in March, 2007.

On July 31, 2003, First Advantage entered into a promissory note with First American. The loan evidenced by the promissory note is a $10 million uncollateralized revolving loan, with interest payable monthly. The principal balance of the promissory note is payable on July 31, 2006. The promissory note is subordinated to the $20 million bank debt and bears interest at the rate payable under the $20 million bank debt plus 0.5% per annum.

On April 27, 2004, First Advantage entered into a promissory note with First American. The loan evidenced by the promissory note is a $20 million uncollateralized revolving loan, with interest payable monthly. The principal balance of the promissory note is due on July 31, 2006. The promissory note is subordinated to the bank loan agreement and Line of Credit and bears interest at the rate payable under the $20 million bank loan agreement plus 0.5% per annum. As described above, First Advantage intends to repay in full its obligations under this note in connection with the closing of the First American Transaction. See “Master Transfer Agreement” beginning on page 33.

In 2004, First Advantage incurred costs of approximately $150,000 for internal audit services provided by First American.

Effective January 1, 2003, First Advantage and a subsidiary of First American entered into an agreement whereby First Advantage agreed to act as an agent in selling renters insurance. First Advantage receives a commission of 12% of the insurance premiums and 20% of the profits (as defined in the agreement) of the insurance premiums written. Commission earned under this agreement in 2004 and 2003 were approximately $87,000 and $11,000 respectively.

Parker Kennedy serves as chairman of First Advantage. Mr. Kennedy also serves as chairman, chief executive officer and president of First American. Mr. Kennedy also serves as an executive officer of and on the board of directors of several First American affiliates. David Chatham, a member of the First Advantage’s board of directors, also serves on the board of directors of First American and is the chairman of First American’s audit committee. Donald Robert, a member of First Advantage’s board of directors and compensation committee is also chief executive officer of Experian Group, an affiliate of Experian, which upon consummation of the First American Transaction will indirectly own approximately 6.5% of First Advantage’s capital stock. John Long is a member of the board of director and is president of First Advantage. Mr. Long also serves as on the board of directors of First American Title Insurance Company, a wholly-owned subsidiary of First American.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing change in the cumulative total stockholder return on First Advantage’s Class A common stock to the cumulative total stockholder return on the S&P SmallCap 600, and the publicly traded common stock of ChoicePoint Inc. ChoicePoint is a company with business lines substantially similar to First Advantage’s business lines. The period presented begins June 6, 2003, the first day our Class A common stock was quoted on the Nasdaq National Market, and ends December 31, 2004.

COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN*

AMONG FIRST ADVANTAGE CORPORATION, CHOICEPOINT INC.

AND THE S & P SMALLCAP 600 INDEX

(1)	$100 invested on June 6, 2003 in stock or on May 31, 2003 in index-including reinvestment of dividends. Fiscal year ending December 31, 2004.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

PRINCIPAL ACCOUNTING FEES AND SERVICES

The firm of PricewaterhouseCoopers LLP has been selected by the audit committee of our board as independent registered certified public accounting firm to audit the books and accounts of our company and its subsidiaries for the fiscal year ending December 31, 2005. This firm has served as independent accountants for our company since 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make any desired statement and to answer any appropriate questions by stockholders.

Audit Firm Fee Summary

We retained PricewaterhouseCoopers LLP as our independent accountants to provide services in the following categories and amounts during the relevant periods:

Service	2004	2003
Audit	$966,827	$295,000
Audit-Related	$356,712	$56,223
Tax Fees	$0	$32,364
All Other Fees	$0	$0

Total	$1,323,539	$383,587

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our company’s consolidated financial statements for fiscal year 2004, for the reviews of the financial statements included in our quarterly reports on Form 10-Q during fiscal 2004, and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees. This category includes the aggregate fees billed during the period from January 1, 2004 to December 31, 2004 for assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for due diligence accounting consultation with respect to our registration statements and agreed-upon procedure reports.

Tax Fees. This category includes the aggregate fees billed during the period from January 1, 2004 to December 31, 2004 for professional services rendered by the independent accountants for tax advice and tax planning. First Advantage was not billed any fees in this category during such period.

All Other Fees. This category includes the aggregate fees billed during the period from January 1, 2004 to December 31, 2004 for products and services provided by the independent accountants that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” First Advantage was not billed any fees in this category during such period.

The audit committee has considered the compatibility of the non-audit services performed by and fees paid to PricewaterhouseCoopers LLP in fiscal 2004 and determined that such services and fees were compatible with the independence of the accountants. During fiscal year 2004, PricewaterhouseCoopers LLP did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

Policy for Approval of Audit and Non-audit Services. The audit committee has adopted an approval policy regarding the approval of audit and non-audit services provided by the independent accountants, which approval policy describes the procedures and the conditions pursuant to which the audit committee may grant general pre-approval for services proposed to be performed by our independent accountants.

All services provided by our independent accountants, both audit and non-audit, must be pre-approved by the audit committee. Our audit committee has delegated to the chairman of the audit committee the authority to grant pre-approvals of non-audit services provided by PricewaterhouseCoopers LLP. The decisions of the chairman of the audit committee to pre-approve such a service are required to be reported to the audit committee at its regularly scheduled meetings.

In determining whether to approve a particular audit or permitted non-audit service, the audit committee will consider, among other things, whether such service is consistent with maintaining the independence of the independent accountant. The audit committee will also consider whether the independent accountant is best positioned to provide the most effective and efficient service to our company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

PROPOSAL NUMBER FOUR

AMENDMENT TO FIRST ADVANTAGE CORPORATION’S

2003 INCENTIVE COMPENSATION PLAN

TO INCREASE THE NUMBER OF SHARES AVAILABLE AND OTHER AMENDMENTS

First Advantage’s 2003 Incentive Compensation Plan was adopted by our board of directors on February 28, 2003 and approved by the sole stockholder of the company by unanimous written consent February 28, 2003. The plan became effective on April 1, 2003.

The compensation committee amended the plan on April 19, 2005 to increase the number of shares available for grant under the plan, to expand the types of awards available under the plan and to comply with newly effective rules pertaining to deferred compensation. The amendment will not become effective unless and until stockholder approval is obtained. At the time of the plan’s adoption, the number of shares of Class A common stock that could be issued under the plan was 3,000,000 shares. After giving effect to stock options already granted under the plan, as of May 31, 2005 approximately 229,098 shares of Class A common stock remain available for grant under the plan. On August 4, 2005, the closing price of the company’s Class A common stock as reported on Nasdaq was $23.89 per share.

The description of the plan provided below includes the amendments. In general, the amendments were adopted to increase the number of shares available for grant under the plan by 4,000,000 shares to a total of 7,000,000 shares and to make certain additional changes to the plan. The additional changes (i) expand the types of awards available under the plan to include “other stock-based awards”, under which shares can be granted to participants in the Company’s Management Stock Purchase Program in lieu of cash bonuses, (ii) affect certain plan provisions for the purpose of complying with Code Section 409A, which recently became effective and is applicable to deferred compensation arrangements, and (iii) clarify certain other plan provisions.

We established the plan to provide additional incentives to non-employee directors, officers, key employees and consultants of us and our affiliates whose substantial contributions are essential to our continued growth and success. We intend for awards granted to such individuals under the plan to strengthen their commitment to us and to align their interests with the interests of our stockholders. The plan will also assist us and our affiliates in attracting and retaining competent and dedicated individuals whose efforts will result in our long-term growth and profitability.

Under the plan, the eligible employees, consultants, and non-employee directors may receive options to purchase shares of the Company’s Class A common stock for a period up to ten years at option prices that may not be less than the fair market value on the date of grant. Stock options granted under the plan become exercisable at such times or upon the occurrence of such events as determined by the committee administering the plan. Under the plan, eligible participants may also receive stock appreciation rights, awards of restricted stock, performance units, performance shares, other stock-based awards and cash awards.

The board of directors recommends that the stockholders vote “FOR” adoption of the amendment to the plan that would increase the number of shares of Class A common stock available for grant by 4,000,000 shares to a total of 7,000,000 shares, and make the changes described.

We believe that having these 4,000,000 additional shares available under the plan and the expansion of the types of awards available is critical to our efforts to adequately compensate our key employees, to provide them with incentives to maintain and increase our profitability, and to recruit and retain employees of a caliber necessary to continue our growth. The proxies solicited on behalf of the board of directors will be voted for the amendment to the plan unless otherwise specified. The favorable vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting of stockholders and entitled to vote, a quorum being present, is required for adoption of the amendment to the plan.

Full text of the plan, as amended to include the proposed amendment to increase the number of shares available, is set forth as Annex J to this proxy statement. We urge you to read the plan. A summary description of the plan is set forth below.

Summary Description of First Advantage Corporation’s 2003 Incentive Compensation Plan

General. The purposes of the plan are to provide additional incentives to non-employee directors, officers, key employees and independent contractors of First Advantage and its affiliates whose substantial contributions are essential to the continued growth and success of First Advantage, its subsidiaries and affiliates, in order to strengthen their commitment to First Advantage, its subsidiaries and affiliates, to attract and retain competent and dedicated individuals whose efforts will result in the long-term grown and profitability of First Advantage, and to further align their interests with the interests of the stockholders of First Advantage.

The plan provides for grants of options to purchase shares of First Advantage Class A common stock (which will be referred to for purposes of this description of the plan as “common stock”), with a par value of $0.001 per share, and awards, which consist of or are based on common stock.

A total of 7,000,000 shares of common stock will be reserved for issuance under the plan (prior to giving effect to the proposed amendment), subject to adjustment by the compensation committee if there are changes in the outstanding shares by reason of a change in corporate capitalization. The shares of common stock reserved under the plan may be either authorized and unissued shares or previously issued shares that First Advantage or its subsidiaries have reacquired and hold as treasury stock.

If an option terminates or expires without being fully exercised, or if any shares subject to a restricted stock award or other award are forfeited prior to the payment of dividends on the shares, the number of shares of common stock covered by the unexercised portion of the option or which are otherwise forfeited will be added back to the number of shares available for future option grants or other awards under the plan. If an option holder pays the option price of the option using shares of common stock which the option holder previously purchased, only the number of shares issued in excess of the shares so paid by the person will count against the total number of shares that may be delivered pursuant to awards other than incentive stock options under the plan. No awards may be granted the under the plan on or after April 1, 2013.

The compensation committee may choose employees (including officers and directors who are also employees) and independent contractors of First Advantage or its affiliates to receive awards under the plan.

Administration. The compensation committee, which is selected by the board of directors, administers the plan in accordance with its terms. The compensation committee must have at least two members, each of whom is a director but not an employee of First Advantage and an outside director.

The compensation committee has exclusive authority to operate, manage and administer the plan. In addition to its other powers under the plan, the compensation committee exercises the following authorities and powers under the plan in accordance with the terms of the plan:

•	to select eligible employees and independent contractors to receive options or other awards under the plan;

•	to determine eligibility for participation under the plan;

•	to determine the sizes and types of options and other awards under the plan;

•	to determine the terms and conditions of options and other awards, including the option prices of options and the grant prices of stock appreciation rights (SARs);

•	to interpret the plan and award agreements;

•	to correct any errors, supply any omissions or reconcile any inconsistencies in the plan and/or any award agreement or any other instrument relating to awards under the plan;

•	to make any determinations concerning the termination of a plan participant’s employment or service which are relevant under the plan, such as whether a participant’s employment terminated due to disability, retirement or for cause;

•	to establish and administer the terms, conditions, performance criteria, performance goals, restrictions, limitations, vesting terms, and any other provisions of awards under the plan;

•	to establish, amend or waive rules, regulations or procedures for the plan’s operation or administration;

•	to grant waivers of terms, conditions, restrictions or limitations under the plan or applicable to any award, or to accelerate the vesting or exercisability of any award;

•	to amend the terms and conditions of an outstanding award;

•	to determine the extent to which any pre-established performance goals and/or other terms and conditions of an award are attained or not attained;

•	to offer to buy out an outstanding award; and

•	to exercise all such powers, perform all such acts and make all other determinations that may be necessary or advisable to administer the plan.

Decisions and actions of the compensation committee concerning the plan are final and conclusive. Within the limitations of the plan and applicable laws and rules, the compensation committee may delegate to individuals who are not compensation committee members, or allocate among its members, its administrative responsibilities and powers under the plan. Subject to similar limitations, the board of directors may exercise any of the compensation committee’s powers under the plan.

Types of Awards. The compensation committee may grant non-qualified options, incentive stock options, SARs, restricted stock, performance units, performance shares, other stock-based awards and cash-based awards. Each of these types of awards is described below.

Non-Qualified Options and Incentive Stock Options

A non-qualified stock option grants the holder of the option the opportunity to buy a certain number of shares of common stock from First Advantage at a fixed price per share during a specific time period. A non-qualified stock option does not qualify for the special income tax treatment accorded to incentive stock options. Non-employee directors are eligible to receive non-qualified stock option grants but are not eligible to receive other awards under the plan.

Only an individual that is an employee of First Advantage or a subsidiary on the date of the grant is entitled to receive an incentive stock option. An incentive stock option will contain the terms and conditions, consistent with the plan, as the compensation committee may determine to be necessary to qualify the option as an “incentive stock option” under Section 422 of the Internal Revenue Code (referred to as the “Code”). Any grant may be modified by the compensation committee to disqualify the option from treatment as an “incentive stock option” under Section 422 of the Code.

A participant cannot receive more than 1,000,000 shares of common stock subject to options (non-qualified stock options or incentive stock options) in any one fiscal year.

The compensation committee determines the number and terms of options granted. Each option granted will be subject to an award agreement that will specify:

•	the option price, which will not be less than 100% of the fair market value of a common share on the date the option is granted,

•	the duration of the option or, if none stated, the option will expire on the tenth anniversary of its date of grant,

•	vesting, or if none is stated, the options will vest in equal parts on each of the first three anniversaries of the award agreement,

•	the number of shares covered by the option,

•	type of option (incentive stock option or non-qualified stock option), and

•	other provisions the compensation committee determines are appropriate.

To the extent any option does not qualify as an incentive stock option, the option or the portion that does not qualify, will be considered a non-qualified stock option.

Options are exercisable by delivering written notice of the exercise to First Advantage that sets forth the number of shares to be exercised along with payment in full for the shares (including applicable taxes, if any, as discussed in the “Tax Withholdings” section below). The option price is payable to First Advantage in cash or its equivalent, unencumbered shares meeting certain terms, conditions and limitations, or a combination of both. The option holder is not the beneficial owner of any shares subject to an option until the option is exercised.

Unless the award agreement provides otherwise, an option may be exercised only to the extent it is exercisable and will terminate upon termination except as set forth below unless the award agreement provides otherwise.

•	If the participant ceases to be an employee because of retirement, the participant will have the right to exercise the option, to the extent vested as of the date of retirement, within one year after retirement.

•	If the participant ceases to be an employee or independent contractor because of termination for cause, the participant will have the right to exercise the option, to the extent vested as of the date of termination, within thirty days after termination.

•	If the participant ceases to be an employee or independent contractor because of a disability, the participant will have the right to exercise the option, to the extent vested as of the date of termination, within one year after termination.

•	If the participant’s employment with or rendering of services as an independent contractor to First Advantage, any affiliate or subsidiary terminates for reasons other than those described above, the participant will have the right to exercise the option, to the extent vested as of the date of termination, within one year after termination.

•	If the participant dies while an employee or independent contractor or after termination for one of the reasons described above within the corresponding time frame described above, any options held by the participant may be exercised, to the extent exercisable at the time of the participant’s death, within one year after the participant’s death by the participant’s beneficiary or the executors or administrators of the participant’s estate or by any person who has acquired the option directly from the participant by bequest or inheritance in accordance with the plan.

In each instance, no option may be exercised after the expiration date of the option specified in the award agreement.

Except as provided in the beneficiary designation provision of the plan, incentive stock options may be transferred only by will or by the laws of descent and distribution and may only be exercised by the participant during his or her life.

Except as provided in the award agreement or the beneficiary designation provision of the plan, non-qualified stock options may be transferred only by will or by the laws of descent and distribution and may only be exercised by the participant during his or her life.

An option granted under the plan will not be considered an incentive stock option to the extent that it, together with any other incentive stock options under the plan, are exercisable for the first time by a participant during any calendar year with respect to shares having an aggregate fair market value in excess of $100,000 (or other limit as may be required by the Code) as of the time the option is granted. For purposes of this calculation, incentive stock options is used as it is defined in Section 422 of the Code (excluding subsection (d)) and any other incentive stock option plans of First Advantage, any subsidiary and any parent corporation of First Advantage within the meaning of Section 424(e) of the Code.

An incentive stock option will not be granted to an individual otherwise eligible to participate in the plan who owns (within the meaning of Section 424(d) of the Code), at the time the option is granted, more than 10% of the total combined voting power of all class of stock of First Advantage or a subsidiary or a parent corporation within the meaning of Section 424(e) of the Code. This restriction will not apply if at the time the incentive stock option is granted the option price of the incentive stock option is at least 110% of the fair market value of the share on the date it is granted, and the incentive stock option will not be exercisable after five years from the date it is granted.

An individual who is elected or appointed as a non-employee director after the effective date of the plan will automatically receive an initial grant of a non-qualified stock option to purchase 5,000 shares. On the date of each annual meeting of First Advantage’s stockholders, each individual serving as a non-employee director following the meeting will automatically be granted a non-qualified stock option to purchase 2,500 shares. In order for the non-employee director to be entitled to receive the annual award, the non-employee director must have served as a non-employee director for at least six months. If the non-employee director was previously employed by First Advantage, any subsidiary or affiliate the non-employee director will not be eligible for the initial grant, but will be eligible for periodic annual grants of non-qualified stock options while he or she continues to serve as a non-employee director. The option price for these options will be 100% of the fair market value of the share on the date the option is granted.

Stock Appreciation Rights (SARs)

An SAR granted under the plan is an agreement that entitles the option holder upon exercise of the SAR to receive from First Advantage an amount equal to:

•	the number of shares of common stock for which the option holder elects to exercise the SAR, multiplied by

•	the excess of the fair market value of a share of common stock on the date of the exercise over the grant price of the SAR.

This amount will be paid in shares of common stock.

The compensation committee may grant an SAR in connection and simultaneously with the grant of an option provided it is granted at the time of the related option (a tandem SAR). The compensation committee may also grant an SAR independent of, and unrelated to, an option (a freestanding SAR). The compensation committee will have complete discretion in determining the number of shares granted in the form of SARs to each participant and, consistent with the provisions of the plan, in determining the terms and conditions pertaining to the SARs.

A participant cannot receive more than 5,000,000 shares of common stock subject to SARs in any one fiscal year. Shares covered by an award comprised of options and tandem SARs count against this limit and the option limit stated above.

An SAR will be evidenced by an award agreement that will specify the grant price, the term of the SAR, and such other provisions as the compensation committee may determine in accordance with the plan. The term of the SAR will be determined by the compensation committee, but any SAR granted under the plan will not be exercisable more than ten years after it is granted. The award agreement shall also set forth the extent to which a participant will have the right to exercise the SAR following termination of the participant’s employment or service with First Advantage, its subsidiaries and/or affiliates. This provision will be determined by the compensation committee in its sole discretion, and need not be uniform among all SARs issued pursuant to the plan.

The grant price for each SAR will be determined by the compensation committee. The grant price of a freestanding SAR will not be less than 100% of the fair market value of the share on the date the SAR is granted. The grant price of a tandem SAR will be equal to the option price of the related option. Tandem SARs may be exercised for all or part of the shares subject to the option upon the surrender of the right to exercise the equivalent portion of the related option. A tandem option is only exercisable to the extent the related option is exercisable and may be exercised only with the respect to the shares for which the related option is then exercisable. A participant may elect, in the manner set forth in the plan and applicable award agreement, to surrender the option to the company with respect to any and all of the shares and receive payment of the SAR amount (described above). A participant that made this election would do so instead of exercising his or her unexercised related option for all or a portion of the shares for which such option was then exercisable pursuant to its terms.

A tandem SAR is subject to certain additional limitations.

•	The tandem SAR cannot expire later than the date the related incentive stock option expires;

•	The value of the payment with respect to the tandem SAR cannot be more than 100% of the difference between the option price of the related incentive stock option and the fair market value of the shares subject to the related incentive stock option at the time the tandem SAR is exercised; and

•	The tandem SAR may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the option price of the incentive stock options.

Except as provided in the award agreement, SARs may be transferred only by will or by the laws of descent and distribution and may only be exercised by the participant during his or her life.

Restricted Stock Awards

The compensation committee may grant restricted stock awards to participants from time to time. Restricted stock is an award of shares of common stock that is subject to certain restrictions specified in the plan and the award agreement. Upon delivery of the restricted stock to the participant, or creation of a book entry evidencing the participant’s ownership of shares of restricted stock, the participant will have all of the rights of a stockholder with respect to the shares (subject to the terms and conditions of the plan concerning restricted stock awards, the award agreement or as determined by the compensation committee).

A participant cannot receive more than 1,000,000 shares of common stock subject to awards of restricted stock in any one fiscal year.

The restricted stock will be evidenced by an award agreement that will specify the period of restriction, the number of shares of restricted stock granted, and such other provisions as the compensation committee determines in accordance with the plan. Any restricted stock award must be accepted by the participant within 60 days after the award date or a shorter period as determined by the compensation committee at the time of the award. The participant will accept the award by executing the award agreement and paying the applicable purchase price, if any, as determined by the compensation committee.

The right to retain and transfer the restricted stock will be conditioned upon satisfaction of the conditions set forth in the award agreement. The participant cannot sell, transfer, pledge, assign, encumber, alienate, hypothecate or otherwise dispose of the restricted shares until the end of the period of restriction established by the compensation committee and set forth in the award agreement. All rights with respect to the restricted stock will be available during the participant’s lifetime only to the participant.

The period of restriction will lapse based on continuing employment (or other business relationships) with First Advantage, a subsidiary or an affiliate, achievement of performance goals, or upon the occurrence of other events as determined by the compensation committee, at its discretion, and stated in the award agreement. If the restricted stock is intended to qualify for the exception for qualified performance-based compensation from tax deductibility limitations of Section 162(m) of the Code (which is referred to the “performance based exception”), the lapse of the period of restriction will be based on the achievement of pre-established objective performance goals that are determined over a measurement period established by the compensation committee and related to one or more performance criteria, which are described below in the “Performance Criteria” section. The compensation committee may impose other conditions and restrictions on any restricted stock as it determines advisable, including without limitation, a requirement that the participant pay a stipulated purchase price for each share of restricted stock.

A participant’s rights in the restricted stock will cease and the restricted shares will be forfeited if one of the following occurs prior to the termination of the period of restriction or lapse of any other restrictions set forth in the award agreement:

•	upon termination of the participant’s employment or other services with First Advantage, any subsidiary or affiliate; or

•	upon any other failure to satisfy any vesting conditions or restrictions set forth in the award agreement.

Subject to restrictions of law or limitations on the award, after the last day of the period of restriction or expiration or termination of all restrictions applicable to the restricted stock award, the shares of restricted stock will become freely transferable by the participant and First Advantage will deliver certificates evidencing the shares to the participant free of all restrictions under the plan.

A participant who receives an award of restricted stock will be issued a stock certificate or certificates evidencing the shares covered by the award. The stock will be registered in the name of the participant and contain an appropriate legend. The compensation committee may require a participant to deposit the certificate and a stock power or other appropriate instrument with the secretary of First Advantage or an escrow holder. The secretary or escrow holder would retain physical custody of the certificate until the period of restriction and any other restriction imposed by the compensation committee or under the award agreement expired or was removed. In lieu of delivering a certificate, the Company may evidence the award of restricted stock with a book entry in the records of the company or its designated agent in the name of the participant. Physical custody of the certificate by the secretary or escrow holder or use of a book entry will not affect the rights of the participant as owners of the shares of restricted stock award to them, nor affect the restrictions applicable to the shares under the award agreement or the plan.

Participants holding shares of restricted stock may, at the compensation committee’s discretion, be granted the right to exercise full voting rights with respect to the shares during the period of restriction. During the period of restriction, participants holding shares of restricted stock will be credited with any cash dividends paid with respect to the restricted shares during the period of restriction, unless otherwise determined by the compensation committee or set forth in the award agreement. The compensation committee may apply whatever restrictions to the dividends that it deems appropriate. If the grant or vesting of shares of restricted stock awarded to the covered employee is designed to comply with the requirements of the performance-based exception, the compensation committee may apply any restrictions it deems appropriate to the right of payment of the dividends declared so that the dividends and/or restricted stock maintain eligibility for the performance-based exception.

Except as described below, a participant’s rights in his or her shares of restricted stock will lapse:

•	upon the participant’s termination of employment or other services with First Advantage or any subsidiary or affiliate, prior to termination of the period of restriction or lapse of any other restrictions in the award agreement, or

•	upon failure to satisfy any vesting conditions or restrictions set forth in the award agreement and the shares will be forfeited and reverted to First Advantage.

The award agreement should set forth whether the participant will be entitled to receive shares of restricted stock following termination of the participant’s employment or period of other service with First Advantage or the applicable subsidiary or affiliate even though the period of restriction has not ended. This provision will be determined by the compensation committee in its sole discretion and need not be uniform among all shares of restricted stock and may reflect distinctions based on the reasons for, or circumstances of, such termination or employment or service.

In the event the participant is terminated due to a change of control (as described in the “Change of Control Transaction” section below), or termination of employment by reason of death or disability (or similar involuntary termination as determined by the compensation committee in its discretion), the lapse of the period of restriction of shares of restricted stock which are intended to qualify for the performance-based exception and are held by the covered employee will occur only to the extent otherwise provided in the award agreement but for the participant’s termination. Except for any restricted stock award intended to qualify for the performance based exception, the compensation committee may, in its sole discretion, remove any and all restrictions imposed on the restricted stock award.

The compensation committee may modify outstanding restricted stock awards or accept surrender of outstanding shares of restricted stock (to the extent the period of restriction or other restrictions have not yet lapsed) and grant new awards.

Performance Units, Performance Shares and Cash-Based Awards

A performance unit, performance share or cash-based award is a right granted under the plan to receive cash, shares of common stock or a combination of cash or shares that may be earned if certain conditions, including performance goals established by the compensation committee in advance and set forth in the award agreement, are satisfied during the applicable performance period. Performance units, performance shares and cash-based awards are represented by amounts credited to a bookkeeping account established for the participants.

Subject to the terms of the plan, the compensation committee determines the size and amount of the award of performance units, performance shares or cash-based award. The terms and conditions of the awards must be consistent with the plan and set forth in the award agreement and need not be uniform among all awards or all participants receiving the awards. The performance units, performance shares and cash-based awards will be valued as follows:

•	A performance unit has an initial value that is established by the compensation committee at the time of its grant;

•	A performance share has an initial value equal to the fair market value of a share of common stock on the date of grant; or

•	A cash-based award has a value that is established by the compensation committee at the time of its grant.

The maximum aggregate payment with respect to cash-based awards or awards of performance shares or performance units granted in any one fiscal year to any one participant is 5,000,000 shares (determined by the equivalent fair market value as of the beginning of the applicable performance period of the shares covered by the award).

The compensation committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and value of performance units and performance shares and cash-based awards that will be paid out to the participant. If the performance units and performance shares or cash-based awards are intended to qualify for the performance-based exception, the objective performance goals will be established in advance by the compensation committee and based on one or more performance criteria, as described in the “Performance Criteria” section below.

After the performance period has ended, the holder of the performance units and performance shares or cash-based awards is entitled to receive payment on the number and value of performance units and performance shares or cash-based awards earned by the participant over the performance period based on the extent to which the performance goals and other terms and conditions have been achieved or satisfied. The compensation committee will determine the extent to which the pre-established goals, terms and conditions of the performance units and performance shares or cash-based awards are attained. If the award is not intended to qualify for the performance-based exception, the compensation committee may waive any performance goals or other terms and conditions relating to the award.

Performance units and performance shares and cash-based awards will be paid in a single lump-sum within two and one-half months following the end of the performance period. Earned performance units and performance shares and cash-based awards may be paid in the form of cash or in shares of common stock or a combination of cash or shares of common stock with an aggregate fair market value equal to the value of the performance units and performance shares or cash-based awards at the close of the performance period. The compensation committee will include the form of payment in the award agreement with respect to the award. At the discretion of the compensation committee, the participant may be entitled to receive any dividends declared with respect to the shares which have been earned in connection with the performance units and/or performance shares which have been earned, but not yet distributed to the participant. In addition, participants may, at the discretion of the compensation committee, be entitled to exercise their voting rights with respect to the shares.

A participant will have the rights of a stockholder as to shares actually received by the participant upon satisfaction or achievement of the terms and conditions of the award, but not to shares subject to the award but not actually issued to the participant.

Unless the compensation committee determines otherwise and as set forth in the award agreement, in the event the employment or other service of a participant is terminated by reason of death, disability or retirement during the performance period, the participant will receive a pro-rated payment of the performance units, performance shares or cash-based awards based upon the portion of the performance period completed. The compensation committee will determine when payments are made; however, if a covered employee retires during a performance period, payments will be made at the same time as payments are made to participants who did not terminate employment during the performance period.

In the event the participant’s employment or service terminates for circumstances other than described above, all performance units, performance shares and cash-based awards will be immediately and automatically forfeited by the participant to First Advantage unless the award agreement provides otherwise or as determined by the compensation committee. Performance units, performance shares and cash-based awards can only be transferred by will or by the laws of descent and distribution.

Other Stock-Based Awards. The compensation committee is authorized, subject to limitations under applicable law, to grant to eligible employees such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the compensation committee to be consistent with the purposes of the Plan, including, without limitation, shares of common stock awarded without restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into shares of common stock. In the discretion of the compensation committee, such other stock-based awards may be used in connection with, or to satisfy obligations of the company or a subsidiary under, other compensation or incentive plans, programs or arrangements of the company or any subsidiary for eligible participants, including without limitation the Management Share Purchase Program of the Senior Executive Annual Incentive Program, other or successor programs and executive contracts.

Performance Criteria. Unless and until the board of directors proposes for stockholder vote and stockholders approve a change in the general performance criteria set forth in the plan, the performance criteria to be used for purposes of awards shall be selected by the compensation committee from among the following:

•	earning per share;

•	net income before or after taxes;

•	return measures (including but not limited to, return on assets, equity or sales);

•	cash flow return on investments which equals net cash flows divided by owner’s equity;

•	revenue growth;

•	market share; and

•	share price (including, but not limited to, growth measures, market capitalization, total stockholder return and return relative to market indices).

These performance goals may relate to the performance of First Advantage, a subsidiary or an affiliate, any of their respective divisions, businesses, units or offices, an individual participant or any combination of these. The compensation committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals based on the above performance criteria; however, awards that are designed to qualify for the performance-based exception and which are held by covered employees may not be adjusted upward. If the applicable tax or securities law change to permit committee discretion to alter the governing performance criteria without stockholder approval, the compensation committee has the sole discretion to make this change without stockholder approval. In the event the compensation committee determines it is advisable to grant awards that do not qualify for the performance-based exception, the compensation committee may make these grants without satisfying the requirements of Section 162(m) of the Code.

In order to receive compensation for an award granted to a covered employee that is intended to qualify for the performance-based exception, the compensation committee must receive written certification that the applicable performance goals and other material terms of the award have been satisfied (except as provided in the plan).

Change of Control Transactions. A “change in control” for purposes of the plan means any one of the following:

•	an acquisition in one transaction or a series of transactions by any person which results in such person owning more than 50% of the voting power in First American (other than directly from First American);

•	an acquisition in one transaction or a series of transactions by any person (other than First American) which results in such person owning more than 50% of the voting power in First Advantage (other than directly from First Advantage);

•	a merger, consolidation or similar transaction involving First American, unless (a) stockholders of First American end up owning more than 50% of the voting securities of the surviving entity, (b) a majority of the board of First American prior to the transaction constitutes at least a majority of the board of the surviving entity, and (c) First American and its affiliates own collectively 50% or more of the voting power of the surviving entity;

•

a merger, consolidation or similar transaction involving First Advantage, unless (a) stockholders of First Advantage end up owning more than 50% of the voting securities of the surviving entity, (b) a majority of the board of First Advantage prior to the transaction constitutes at least a majority of the board of the surviving entity, and (c) First Advantage and its affiliates own collectively 50% or more of the voting power of the surviving entity;

•	the composition of First American’s board is changed without the consent of a majority of the directors in office;

•	the composition of First Advantage’s board is changed without the consent of a majority of the directors in office;

•	any approval of any plan or proposal for the liquidation or dissolution of the First American or First Advantage;

•	any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of First American to any person (other than a transfer to a company owned by First American or First Advantage or the distribution to First American’s stockholders of the stock or any other assets of a company owned by First American or First Advantage); or

•	any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of First Advantage to any person (other than a transfer to a company owned by First American or First Advantage, the distribution to First Advantage’s stockholders of the stock or any other assets of a company owned by First American or First Advantage, or a transfer or distribution to First American or its affiliates).

In the event of a change of control, unless otherwise specifically prohibited under applicable laws, or rule and regulations of any governing governmental agencies or national securities exchanges:

•	Immediately prior to the change of control, all options and SARs outstanding will immediately become fully exercisable as to all shares covered by them, notwithstanding anything to the contrary in the plan or the award agreement.

•	Immediately prior to the change of control, any restrictions imposed by the compensation committee on restricted stock previously award to the participant will be cancelled, and any applicable performance goals shall be deemed achieved, notwithstanding anything to the contrary in the plan or the award agreement.

•	Immediately prior to the change of control all awards which are outstanding will immediately become fully vested.

•	Target payment opportunities attainable under any outstanding award of performance units, performance shares or cash-based awards shall be deemed to have been fully earned for the entire performance period immediately prior to the change of control.

•	If the award is denominated in shares, the participant will receive within five days of the effective date of the change of control a pro-rata number of shares (or the equivalent fair market value of the shares, as determined by the compensation committee, in cash).

•	If the award is denominated in cash, the participant will receive a pro-ration of cash within thirty days of the effective date of the change of control.

•

The compensation committee may determine in its discretion and on such terms and conditions as it deems appropriate that any outstanding option or freestanding SAR shall be adjusted by substituting for shares subject to the option or freestanding SAR stock or other securities of the surviving corporation or any successor corporation to First Advantage, or its parent or its subsidiaries, or that may be issuable by another corporation that is a party to the transaction resulting in the change of control, whether or not the stock or other securities are publicly traded. If the stock or other securities are publicly traded, the aggregate option price or grant price, as applicable, will remain the same and the amount of shares or other securities subject to the option or freestanding SAR will be the amount of shares or other securities which could have been purchased on the closing date or expiration date of the transaction with the proceeds which would have been received by the participant if the option or freestanding SAR had been exercised in full (or with respect to a portion of the award, as determined by the compensation committee, in its discretion) for shares prior to such transaction or expiration date, and the participant exchanged all of such shares in the transaction. The terms of the award agreement or a resolution adopted by the compensation committee prior to the occurrence of a change of control should set forth the terms of this adjustment.

•	The compensation committee may, in its discretion, provide that an award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a change of control, to the extent that the award is or becomes fully exercisable on or before the change of control or is subject to any acceleration, adjustment, conversion or payment in accordance with the provisions of the plan relating to a change of control.

No participant will have the right to prevent a change of control affecting the number of shares available to or other entitlements of the participant under the plan or the participant’s award. The compensation committee need not act uniformly as to all outstanding awards, nor treat all participants identically.

If a change of control disqualifies an employee’s incentive stock options from meeting the requirements of Section 422 of the Code or results in the imposition of certain additional taxes on such an employee, the compensation committee may, in its discretion, authorize a cash payment to the employee that would leave the employee in the same after-tax position that he or she would have been in had such disqualification not occurred, or to otherwise equalize such employee for such taxes.

Subject to certain provisions of the plan, the change of control provisions of the plan may not be terminated, amended or modified on or after the date of a change of control to affect any participant’s award that will be granted and then outstanding under the plan without the prior written consent of the participant. Before a change of control, the board of directors of First Advantage may terminate, amend or modify the change of control provisions from time to time.

Amendment, Modification and Termination. Except as otherwise provided in the plan, the board of directors of First Advantage has the right to amend, alter, suspend, or terminate the plan at any time, with or without prior notice. The compensation committee may also amend outstanding awards. The plan may not be amended or terminated or an outstanding award may not be amended in a way that would materially impair any previously accrued rights of any participant under the plan without his or her written consent. The compensation committee is also limited in its ability to amend the change of control provisions, as described in the “Change of Control Transactions” section above.

In addition, the board of directors will be required to obtain approval of our stockholders, if such approval is required by any applicable law (including requirements relating to incentive stock options or qualification of awards under Section 162(m) of the Code) or rule, of any amendment of the plan that would:

•	increase the number of shares of common stock that may be delivered under the plan, whether through amendment, cancellation, replacement or otherwise, or that may be subject to awards granted to a single participant during a single fiscal year, except in the event of certain changes in capital of First Advantage;

•	decrease in the minimum option exercise price or SAR grant price required by the plan, except in the event of certain changes in capital of First Advantage;

•	change the class of persons eligible to receive awards under the plan; or

•	extend the duration of the plan or the exercise period of any options or SARs granted under the plan.

In addition, the plan authorizes the compensation committee, subject to certain limitations specified in the plan, to adjust awards under the plan to recognize unusual or nonrecurring events that affect us or our financial statements, changes in applicable laws, regulations, or accounting principles whenever the compensation committee determines that such adjustments are appropriate to prevent dilution or enlargement of plan benefits.

Tax Withholding. First Advantage and/or any subsidiary or affiliate have the power and right to take whatever actions are necessary and proper to satisfy all obligations of participants for the payment of federal, state, local and foreign taxes in connection with any award. Each participant is required to (and in no event will shares be delivered to a participant with respect to an award until) pay First Advantage in cash, or make arrangements satisfactory to First Advantage, as determined by First Advantage in the compensation committee’s sole discretion, regarding payment of any taxes of any kind required by law to be withheld with respect to the shares or other property subject to the award. First Advantage and any affiliate have the right to, to the extent permitted by law, deduct any taxes from any payment of any kind due to the participant.

If permitted by the compensation committee and the plan, a participant may elect to have its tax obligations satisfied by requesting that First Advantage withhold shares of common stock otherwise deliverable to the participant upon exercise of an option or other receipt of common stock under an award or delivering to First Advantage shares of common stock that the participant already owns. If the participant elects one of these arrangements, the election will be irrevocable, must be made in writing and signed by the participant, and may be subject to any restrictions or limitations that the compensation committee, in its sole discretion, determines are appropriate.

The compensation committee may require a participant to give prompt written notice to First Advantage if the participant disposes of shares that were received in connection with exercise of an incentive stock option within the time period set forth below:

•	two years from the date the incentive stock option is granted to the participant, or

•	one year from the transfer of the shares to the participant, or

•	other period as the compensation committee may determine from time to time.

If a participant makes an election under Section 83(b) of the Code to be taxed with respect to an award as of the date of transfer of restricted stock (rather than as of the date the participant would otherwise be taxable under Section 83(a) of the Code), the participant will deliver a copy of the election to First Advantage immediately after the election is given to the Internal Revenue Service.

Miscellaneous. Each participant in the plan may name a beneficiary or beneficiaries. Upon the death of the participant, the beneficiary or beneficiaries would be entitled to exercise the participant’s option or SAR (to the extent the option or SAR are exercisable) and receive payment for any amount due to the participant under the plan. If no beneficiary is designated, the unexercised option or SAR or unpaid amounts due to the participant will pass by will or by the laws of descent and distribution.

A transfer of an employee will not be deemed a termination of employment for purposes of the plan or with respect to any award, if an employee is transferred as set forth below (and for incentive stock options to the extent permitted by the Code):

•	from First Advantage to an affiliate (or for purposes of any incentive stock options, from First Advantage to a subsidiary), or

•	from an affiliate to First Advantage (or for purposes of any incentive stock options, from a subsidiary to First Advantage), or

•	from an affiliate to another affiliate (or for purposes of any incentive stock options, from a subsidiary to another subsidiary).

A leave of absence by an employee will not be deemed a termination of employment for purposes of the plan or with respect to any award, if the leave of absence if duly authorized in writing by First Advantage (and for incentive stock options to the extent permitted by the Code).

A change in status of a participant from an employee to a consultant will be considered a termination except to the extent that the compensation committee determines in its sole discretion otherwise with respect to any award other than incentive stock options.

Nothing in the plan will interfere with or limit the right of First Advantage or any subsidiary or affiliate to terminate any participant’s employment or other service at any time. Grants, vesting or payment of awards will not be considered as part of the participant’s salary or used for calculation of any pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by First Advantage or its subsidiaries or affiliates or required by law or by contractual obligation of First Advantage or its subsidiaries or affiliates.

First Advantage’s intention is that, so long as any of First Advantage’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to awards granted to or held by an insider, the plan will comply in all respects with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. If any plan provision is later found not to be in compliance with Rule 16b-3 under the Exchange Act or Sections 162(m) and 409A of the Code, that provision will be deemed modified as necessary to meet the requirements of such Rule 16b-3 and/or Sections 162(m) and 409A.

GENERAL INFORMATION

Stockholder Proposals

In order for a proposal by a stockholder to be included in the proxy statement and proxy for the annual meeting to be held in 2006, such proposal must be received by First Advantage at its principal executive office, to the attention of the secretary, no later than April 13, 2006 (which is not more than 120 days prior to the anniversary of the mailing date of this proxy statement), assuming that the date of the annual meeting to be held in 2006 is not changed by more than 30 days from the date of this annual meeting. In such event, we will provide notice of the date by which such proposals must be received in order to be included. The determination by First Advantage of whether it will oppose inclusion of any proposal in its proxy statement and proxy will be made on a case-by-case basis in accordance with its judgment and the rules and regulations promulgated by the SEC. Proposals received after April 13, 2006 will not be considered for inclusion in our proxy materials for the annual meeting in 2006.

Pursuant to the rules and regulations promulgated by the SEC, any stockholder who intends to present a proposal at the annual meeting to be held in 2006 without requesting that we include such proposal in our proxy statement should be aware that he or she must notify us at our principal executive office, attention secretary, not later than June 27, 2006 (which is 45 days prior to the anniversary of the mailing date of this proxy statement) of the intention to present the proposal. If the date of our 2006 annual meeting changes by more than 30 days from the date of this year’s annual meeting, such notice must be received a reasonable time before we mail our proxy statement for the 2006 annual meeting. Otherwise, we may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred by proxies to be solicited by our board and delivered in connection with the meeting.

As of the date of this proxy statement, the board is not aware of any matters to come before the annual meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the annual meeting, the proxy card, if executed and returned, gives discretionary voting authority to the persons named as proxy holders, John Long and Julie Waters, our chief executive officer and general counsel, respectively, with respect to such matters.

Annual Report

All stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of our annual report for the fiscal year ended December 31, 2004. Such report contains certified consolidated financial statements of First Advantage and its subsidiaries for the fiscal year ended December 31, 2004.

Items Not Incorporated by Reference

The report of the compensation committee of the board on executive compensation and the audit committee report, and the stock performance graph above are not deemed to be “filed” with the SEC, and shall not be incorporated by reference into any prior or future filings made by First Advantage under the Securities Act or the Exchange Act, except to the extent that First Advantage specifically incorporates such information by reference.

Additional Information

Beginning on August 11, 2005, a list of holders of record of our Class A and Class B common stock as of the Record Date will be available at our principal executive office during ordinary business hours for examination by any stockholder holding any class of our common stock on the Record Date for any purpose germane to the annual meeting.

We will pay the cost of preparing, assembling and mailing the attached letter from our chief executive officer, notice of annual meeting, this proxy statement, the enclosed proxy card, and the solicitation of proxies. Directors, officers and other regular employees of First Advantage may solicit proxies. None of them will receive any additional compensation for such solicitation. People soliciting proxies may contact you in person, by telephone, via e-mail or by facsimile. First Advantage will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any report, statement or document we file with the SEC at the SEC’s Public Reference Room located at 6432 General Green Way, Mail Stop D-5, Alexandria, Virginia 22312. You may call the SEC at (800) 732-0330 for more information on the operation of the Public Reference Room, and on the availability of other Public Reference Rooms. The SEC may charge a fee for making copies. Our filings with the SEC are also available to the public on the Internet through the SEC’s EDGAR database. You may access the EDGAR database at the SEC’s web site at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information in documents we file with them, which means that we can disclose important information to you in this proxy statement by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or information filed subsequently that is incorporated by reference. These documents contain important business and financial information about First Advantage and we urge you to read them. We incorporate by reference into this proxy statement all of the following documents:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2004, as amended by our Form 10-K/A filed April 29, 2005;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2005, as amended by our Form 10-Q/A filed August 4, 2005; and

•	the current report on Form 8-K filed on July 26, 2005.

We also incorporate into this proxy statement all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file after the date of this proxy statement and before the annual meeting. However, except for the current report on Form 8-K filed on July 26, 2005 (which is specifically incorporated herein by reference), any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with, the SEC shall not be incorporated or deemed to be incorporated by reference into this proxy statement.

Our company will, upon the written request of any person who is a beneficial owner of our Class A or Class B common stock on the Record Date, furnish without charge a copy of our annual report on Form 10-K, as amended, for the year ended December 31, 2004, together with the accompanying financial statements, and a copy of our quarterly report on Form 10-Q for the quarter ended March 31, 2005, together with the accompanying financial statements. We will also furnish a copy of the exhibits to the annual or quarterly report, if requested. Such requests should contain a representation that the person requesting this material was a beneficial owner of the our Class A common stock or Class B common stock on the Record Date and be sent to the secretary of our company at the address indicated on the first page of this proxy statement.

EXPERTS

The consolidated financial statements of First Advantage Corporation and its subsidiaries incorporated in this proxy statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on its authority as experts in auditing and accounting.

The combined financial statements of the Credit Information Group as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in this proxy statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on its authority as experts in auditing and accounting.

By Order of the Board of Directors

Ken Chin

Secretary

St. Petersburg, Florida

August 11, 2005

Credit Information Group

Combined Financial Statements

For the Three Months Ended

March 31, 2005 and 2004

Credit Information Group

Combined Balance Sheets (Unaudited)

	March 31, 2005	December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$3,776,000	$2,359,000
Accounts receivable (less allowance for doubtful accounts of $1,753,000 and $1,662,000 in 2005 and 2004, respectively)	34,011,000	24,857,000
Notes receivable	—	4,000,000
Due from related party, net	—	714,000
Prepaid expenses and other current assets	2,054,000	1,076,000

Total current assets	39,841,000	33,006,000
Property and equipment, net	23,654,000	22,917,000
Goodwill	87,120,000	75,057,000
Intangible assets, net	6,737,000	2,609,000
Database development costs, net	1,440,000	1,431,000
Other deferred costs, net	1,402,000	1,911,000
Investment in equity investee	35,321,000	34,854,000
Other assets	184,000	127,000

Total assets	$195,699,000	$171,912,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,552,000	$4,536,000
Accrued compensation	9,561,000	9,996,000
Accrued liabilities	12,489,000	10,369,000
Deferred income	1,974,000	3,197,000
Due to related party, net	2,845,000	—
Current portion of long-term debt and capital leases	456,000	4,456,000

Total current liabilities	30,877,000	32,554,000
Long-term debt and capital leases, net of current portion	456,000	570,000
Deferred income taxes	8,227,000	8,454,000
Other liabilities	996,000	587,000

Total liabilities	40,556,000	42,165,000

Commitments and contingencies
Stockholders’ equity:
Common stock	—	—
Contributed capital	46,275,000	26,275,000
Retained earnings	108,868,000	103,472,000

Total stockholders’ equity	155,143,000	129,747,000

Total liabilities and stockholders’ equity	$195,699,000	$171,912,000

The accompanying notes are an integral part of these combined financial statements.

Credit Information Group

Combined Statements of Income (Unaudited)

	For the Three Months Ended March 31,
	2005	2004
Service revenue	$66,345,000	$62,452,000
Other income	1,612,000	2,143,000

Total revenue	67,957,000	64,595,000

Cost of service revenue	23,499,000	22,200,000

Gross margin	44,458,000	42,395,000

Salaries and benefits	15,848,000	15,057,000
Facilities and telecommunications	1,813,000	2,257,000
Other operating expenses	6,134,000	6,918,000
Depreciation and amortization	2,347,000	2,800,000

Total operating expenses	26,142,000	27,032,000

Income from operations	18,316,000	15,363,000

Interest (expense) income:
Interest expense	(11,000)	(127,000)
Interest income	2,000	238,000

Total interest (expense) income, net	(9,000)	111,000
Equity in earnings (losses) of investee	467,000	(232,000)

Income before income taxes	18,774,000	15,242,000
Provision for income taxes	7,815,000	6,266,000

Net income	$10,959,000	$8,976,000

The accompanying notes are an integral part of these combined financial statements.

Credit Information Group

Combined Statement of Changes in Stockholders’ Equity

For the Three Months Ended March 31, 2005 (Unaudited)

	Contributed Capital	Retained Earnings	Total
Balance at December 31, 2004	$26,275,000	$103,472,000	129,747,000

Contribution from parent	20,000,000	—	20,000,000
Dividends	—	(5,563,000)	(5,563,000)
Net income	—	10,959,000	10,959,000

Balance at March 31, 2005	$46,275,000	$108,868,000	$155,143,000

The accompanying notes are an integral part of these combined financial statements.

Credit Information Group

Combined Statements of Cash Flows

For the Three Months Ended March 31, 2005 and 2004 (Unaudited)

	For the Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	$10,959,000	$8,976,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,347,000	2,800,000
Allowance for doubtful accounts	91,000	91,000
Equity in earnings (losses) of investee	(467,000)	232,000
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,820,000)	(7,685,000)
Prepaid expenses and other current assets	(768,000)	(234,000)
Due from related party	3,559,000	214,000
Other assets	(57,000)	(98,000)
Deferred other assets	509,000	827,000
Accounts payable	(1,409,000)	(3,071,000)
Accrued liabilities	1,019,000	1,123,000
Deferred income	(1,223,000)	(801,000)
Net change in income tax accounts	(227,000)	243,000
Accrued compensation and other liabilities	(214,000)	(560,000)

Net cash provided by operating activities	7,299,000	2,057,000

Cash flows from investing activities:
Database development costs	(213,000)	(36,000)
Purchases of property and equipment	(508,000)	(652,000)
Cash balance of companies acquired	516,000	—
Net decrease in loan receivable	4,000,000	1,000,000

Net cash provided by investing activities	3,795,000	312,000

Cash flows from financing activities:
Repayment of long-term debt	(4,114,000)	(1,114,000)
Dividends paid	(5,563,000)	(3,200,000)

Net cash used in financing activities	(9,677,000)	(4,314,000)

Increase in cash and cash equivalents	1,417,000	(1,945,000)
Cash and cash equivalents at beginning of period	2,359,000	2,986,000

Cash and cash equivalents at end of period	$3,776,000	$1,041,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$12,000	$15,000

Cash paid for income taxes	$—	$—

Non-cash investing and financing activities:
Operations contributed by First American	$20,000,000	$—

The accompanying notes are an integral part of these combined financial statements.

Credit Information Group

Notes to Combined Financial Statements

March 31, 2005 and 2004 (Unaudited)

1. Organization and Nature of Business

The Credit Information Group (the “Company”) is comprised of the mortgage and consumer credit reporting operations of First American Real Estate Solutions, LLC (“FARES”); Teletrack, Inc. (“Teletrack”), a provider of credit reports specializing in sub-prime borrowers; First American Credit Management Solutions, Inc. (“CMSI”), a provider of consumer lending software; First American Membership Services, Inc. (“FAMS”), a provider of membership-based consumer products and services; and CIG Investments, LLC (“CIG Investments”), which was formed to pursue strategic investment opportunities. FARES is 80% owned by a wholly owned subsidiary of The First American Corporation (“First American”) and 20% owned by Experian Corporation. Teletrack, CMSI, FAMS and CIG Investments are all wholly owned subsidiaries of First American. See Note 3 for an acquisition in 2005 contributed by First American to the Company.

2. Summary of Significant Accounting Policies

Basis of Presentation

The interim financial data as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim periods. This report should be read in conjunction with the Company’s audited financials statements included in this proxy statement.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the statements. Actual results could differ from the estimates and assumptions used.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments at March 31, 2005 and December 31, 2004, which includes cash and cash equivalents, accounts receivable, and notes receivable approximates fair value because of the short maturity of those instruments. The Company considers the variable rate debt to be representative of current market rates and, accordingly, estimates that the recorded amounts approximate fair market value.

Cash Equivalents

The Company considers cash equivalents to be cash and all short-term investments that have an initial maturity of 90 days or less. Excess cash is transferred to First American and FARES on a daily basis.

Accounts Receivable

Accounts receivable are due from companies in a broad range of industries located throughout the United States. Credit is extended based on an evaluation of the customer’s financial condition, and generally, collateral is not required.

The allowance for all probable uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. These factors are continuously monitored by management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations, the Company records a specific allowance for doubtful accounts against amounts due, to reduce the net recognized receivable to the amount it reasonably believes will be collected. Management believes that the allowance at March 31, 2005 and December 31, 2004 is reasonably stated.

Credit Information Group

Notes to Combined Financial Statements—(Continued)

March 31, 2005 and 2004 (Unaudited)

Property and Equipment

Property and equipment are recorded at cost. Property and equipment includes computer software acquired and developed for internal use. Software development costs are capitalized from the time technological feasibility is established until the time when the software is ready for use.

The Company follows Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” SOP 98-1 requires the Company to capitalize certain payroll-related costs of employees directly associated with developing software in addition to related incremental payments to third parties.

Depreciation on leasehold improvements is computed on the straight-line method over the shorter of the life of the asset, or the lease term, ranging from 3 to 10 years. Depreciation on data processing equipment and furniture and equipment is computed using the straight-line method over their estimated useful lives ranging from 3 to 10 years. Capitalized software costs are amortized using the straight-line method over estimated useful lives of 3 to 7 years.

Database Development Costs

Database development costs represent the cost to develop the proprietary databases of information for customer usage. The costs are capitalized from the time technological feasibility is established until the information is ready for use. These costs are amortized using the straight-line method over estimated useful life of 7 to 10 years.

Goodwill and Other Intangible Assets

Other intangibles, which include customer lists, are amortized over their estimated useful lives, ranging from 4 to 10 years. The Company, through First American, regularly evaluates the amortization period assigned to each intangible asset to ensure that there have not been any events or circumstances that warrant revised estimates of useful lives. First American has selected September 30 as the annual valuation date to test goodwill for impairment. The valuation is performed by a third party.

The Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” impairment testing process includes two phases. The first phase (Test 1) compares the fair value of each reporting unit to its book value. The fair value of each reporting unit is determined by using discounted cash flow analysis, market approach valuations and third-party valuation advisors. If the fair value of the reporting unit exceeds its book value, the goodwill is not considered impaired and no additional analysis is required. However, if the book value is greater than the fair value, a second test (Test 2) must be completed to determine if the fair value of the goodwill exceeds the book value of the goodwill. The fair value of the goodwill is determined by discounted cash flow analysis and appraised values.

Income Taxes

Taxes are based on income for financial reporting purposes and include deferred taxes applicable to temporary differences between the financial statement carrying amount and the tax basis of certain of the Company’s assets and liabilities. The tax provision for the Company has been calculated on a separate return basis. The Company’s income tax returns are filed either on a separate company basis or as part of the consolidated/combined income tax returns of First American, depending on when an operating subsidiary was

Credit Information Group

Notes to Combined Financial Statements—(Continued)

March 31, 2005 and 2004 (Unaudited)

acquired and the rules of the jurisdiction. The Company is party to a tax sharing agreement with First American whereby the Company will pay to First American any tax liabilities due relating to its operations, and the Company will receive from First American any tax benefits related to its operations. Such items are accrued in the year to which they relate.

Impairment of Intangible and Long-Lived Assets

CIG carries intangible and long-lived assets at cost less accumulated amortization. Accounting standards require that assets be written down if they become impaired. Intangible and long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset is not recoverable. At such time that an impairment in value of an intangible or long-lived asset is identified, the impairment will be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Fair value is determined by employing an expected present value technique, which utilizes multiple cash flow scenarios that reflect the range of possible outcomes and an appropriate discount rate.

Revenue Recognition

Revenue from the sale of credit reports is recognized at the time of delivery, as the Company has no significant ongoing obligation after delivery. Membership fees, billed monthly to member’s accounts, are recognized in the month the fee is earned. A portion of the membership revenue received is paid in the form of a commission to clients and is reflected in other operating expenses. Revenue earned from providing services to third party issuers of membership based consumer products is recognized at the time the service is provided, generally on a monthly basis. Software maintenance revenues are recognized ratably over the term of the maintenance period. Custom programming and professional consulting service revenue is recognized using the percentage-of-completion method pursuant to Accounting Research Bulletin (ARB) No. 45 “Long-Term Construction-Type Contracts.” To the extent that interim amounts billed to clients exceed revenue earned, deferred income is recorded. Other revenue is recognized upon completion of the contractual obligation, which is typically evidenced by delivery of the product or performance of the service.

3. Acquisitions

On March 30, 2005, First American acquired the assets of Experian RES, a mortgage credit reporting business, for $20,000,000 cash from Experian Affiliate Acquisition, LLC and contributed that business to the Company.

The preliminary allocation of the purchase price is based upon estimates of the assets and liabilities acquired in accordance with SFAS No. 141, “Business Combinations.” The allocations may be revised in 2005. The acquisition of this company is based on management’s consideration of past and expected future performance as well as the potential strategic fit with the long-term goals of the Company. The expected long-term growth, market position and expected synergies to be generated by inclusion of this company are the primary factors which gave rise to an acquisition price which resulted in the recognition of goodwill.

The preliminary allocation of the aggregate purchase price of this acquisition is as follows:

Goodwill	$12,063,000
Identifiable intangible assets	4,228,000
Software	1,000,000
Net assets acquired	2,709,000

$20,000,000

Credit Information Group

Notes to Combined Financial Statements—(Continued)

March 31, 2005 and 2004 (Unaudited)

Unaudited pro forma results of operations assuming the acquisition of Experian RES was consummated January 1, 2004 are as follows:

	For the Three Months Ended March 31,
	2005	2004
Total revenue	$72,902,000	$68,975,000

Net income	$11,356,000	$8,261,000

The changes in the carrying amount of goodwill are as follows for the three months ended March 31, 2005:

Goodwill
Balance, at December 31, 2004	$75,057,000
Acquisitions	12,063,000

Balance, at March 31, 2005	$87,120,000

The changes in the carrying amount of intangible assets are as follows for the three months ended March 31, 2005:

Intangible Assets
Balance, at December 31, 2004	$2,609,000
Acquisitions	4,228,000
Amortization	(100,000)

Balance, at March 31, 2005	$6,737,000

Amortization expense totaled $100,000 for the three months ended March 31, 2005 and 2004.

4. Subsequent Events

On May 25, 2005, First American acquired Bar None, Inc., a provider of credit-based lead generation, processing and tracking services of consumers with sub-prime credit for auto dealers, for an initial investment of $23,500,000 in cash and notes and the assumption of $1,000,000 in long-term debt and contributed that business and $1,500,000 in additional working capital to the Company. The purchase price is subject to adjustment during each of the next three years based on an earn-out agreement, which could increase the total purchase price to $35,000,000 by the end of the third year.

Pending Acquisition of the Company

On May 25, 2005, First American, FARES, First American Real Estate Information Services, Inc. (a wholly owned subsidiary of First American) and First Advantage Corporation (“First Advantage”), a 69% owned subsidiary of First American, entered into a Master Transfer Agreement whereby First Advantage will acquire the Company in exchange for 29,073,170 shares of Class B common stock of First Advantage. On June 22, 2005, First American, FARES, First American Real Estate Information Services, Inc., FADV Holdings LLC, and First Advantage entered into an Amended and Restated Master Transfer Agreement.

Credit Information Group

Combined Financial Statements

For the Years Ending December 31, 2004, 2003 and 2002

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

The First American Corporation:

In our opinion, the accompanying combined balance sheets of the Credit Information Group of the First American Corporation and its affiliates and the related combined statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004 present fairly, in all material respects, the combined financial position of the Credit Information Group at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the Credit Information Group. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 and 11, the Credit Information Group is a component of The First American Corporation and its affiliates and receives services and has significant transactions with related parties.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Los Angeles, California

June 16, 2005

Credit Information Group

Combined Balance Sheets

As of December 31, 2004 and 2003

	2004	2003
Assets
Current assets:
Cash and cash equivalents	$2,359,000	$2,986,000
Accounts receivable (less allowance for doubtful accounts of $1,662,000 and $1,786,000 in 2004 and 2003, respectively)	24,857,000	24,763,000
Notes receivable	4,000,000	5,000,000
Due from related party, net	714,000	—
Prepaid expenses and other current assets	1,076,000	1,812,000

Total current assets	33,006,000	34,561,000

Property and equipment, net	22,917,000	29,656,000
Goodwill, net	75,057,000	75,057,000
Intangible assets, net	2,609,000	3,007,000
Database development costs, net	1,431,000	2,071,000
Other deferred costs, net	1,911,000	5,142,000
Investment in equity investee	34,854,000	33,072,000
Other assets	127,000	220,000

Total assets	$171,912,000	$182,786,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,536,000	$4,768,000
Accrued compensation	9,996,000	8,843,000
Accrued liabilities	10,369,000	11,432,000
Deferred income	3,197,000	3,400,000
Due to related party, net	—	1,103,000
Current portion of long-term debt	4,456,000	5,456,000

Total current liabilities	32,554,000	35,002,000

Long-term debt, net of current portion	570,000	1,026,000
Deferred income taxes	8,454,000	14,100,000
Other liabilities	587,000	2,998,000

Total liabilities	42,165,000	53,126,000

Commitments and contingencies (Note 12)
Stockholders’ equity:
Common stock	—	—
Contributed capital	26,275,000	26,275,000
Retained earnings	103,472,000	103,385,000

Total stockholders’ equity	129,747,000	129,660,000

Total liabilities and stockholders’ equity	$171,912,000	$182,786,000

The accompanying notes are an integral part of these combined financial statements.

Credit Information Group

Combined Statements of Income

For the Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Service revenue	$242,812,000	$244,806,000	$208,521,000
Other income	7,392,000	9,060,000	9,654,000

Total revenue	250,204,000	253,866,000	218,175,000

Cost of service revenue	85,573,000	81,970,000	66,581,000

Gross margin	164,631,000	171,896,000	151,594,000

Salaries and benefits	60,107,000	60,564,000	59,374,000
Facilities and telecommunications	8,708,000	10,654,000	11,172,000
Other operating expenses	32,361,000	34,962,000	24,654,000
Depreciation and amortization	10,642,000	12,291,000	11,671,000

Total operating expenses	111,818,000	118,471,000	106,871,000

Income from operations	52,813,000	53,425,000	44,723,000

Interest (expense) income:
Interest expense	(457,000)	(386,000)	(3,000)
Interest income	739,000	816,000	14,000

Total interest income, net	282,000	430,000	11,000
Equity in earnings (losses) of investee	1,782,000	(326,000)	—
Gain on sale of investment	—	13,028,000	—

Income before income taxes	54,877,000	66,557,000	44,734,000
Provision for income taxes	22,477,000	31,023,000	18,340,000

Net income	$32,400,000	$35,534,000	$26,394,000

The accompanying notes are an integral part of these combined financial statements.

Credit Information Group

Combined Statement of Changes in Stockholders’ Equity

For the Years Ended December 31, 2004, 2003 and 2002

	Contributed Capital	Retained Earnings	Total
Balance at January 1, 2002	$26,275,000	$112,672,000	$138,947,000

Dividends	—	(35,525,000)	(35,525,000)
Net income for 2002	—	26,394,000	26,394,000

Balance at December 31, 2002	$26,275,000	$103,541,000	$129,816,000

Dividends	—	(35,690,000)	(35,690,000)
Net income for 2003	—	35,534,000	35,534,000

Balance at December 31, 2003	$26,275,000	$103,385,000	$129,660,000

Dividends	—	(32,313,000)	(32,313,000)
Net income for 2004	—	32,400,000	32,400,000

Balance at December 31, 2004	$26,275,000	$103,472,000	$129,747,000

The accompanying notes are an integral part of these combined financial statements.

Credit Information Group

Combined Statements of Cash Flows

For the Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Cash flows from operating activities:
Net income	$32,400,000	$35,534,000	$26,394,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,642,000	12,291,000	11,671,000
Allowance for doubtful accounts	(125,000)	(63,000)	(501,000)
Equity in earnings (losses) of investee	(1,782,000)	326,000	—
Gain on investment	—	(13,028,000)	—
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	31,000	(1,865,000)	2,529,000
Prepaid expenses and other current assets	736,000	(10,000)	(296,000)
Due to related party	(1,817,000)	(144,000)	(282,000)
Other assets	93,000	(1,625,000)	(882,000)
Deferred other assets	3,231,000	(3,584,000)	(1,559,000)
Accounts payable	(232,000)	(440,000)	3,648,000
Accrued liabilities	(1,062,000)	777,000	571,000
Deferred income	(203,000)	1,719,000	(734,000)
Net change in income tax accounts	(5,646,000)	7,557,000	(3,603,000)
Accrued compensation and other liabilities	(1,259,000)	(1,342,000)	5,221,000

Net cash provided by operating activities	35,007,000	36,103,000	42,177,000

Cash flows from investing activities:
Database development costs	(139,000)	(120,000)	(153,000)
Purchases of property and equipment	(2,726,000)	(1,057,000)	(6,726,000)
Net decrease (increase) in loan receivable	1,000,000	(5,000,000)	—

Net cash used in investing activities	(1,865,000)	(6,177,000)	(6,879,000)

Cash flows from financing activities:
Proceeds from long-term debt	—	6,824,000	—
Repayment of long-term debt	(1,456,000)	(349,000)	(24,000)
Dividends paid	(32,313,000)	(35,690,000)	(35,525,000)

Net cash used in financing activities	(33,769,000)	(29,215,000)	(35,549,000)

(Decrease) increase in cash and cash equivalents	(627,000)	711,000	(251,000)
Cash and cash equivalents at beginning of period	2,986,000	2,275,000	2,526,000

Cash and cash equivalents at end of period	$2,359,000	$2,986,000	$2,275,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$54,000	$44,000	$3,000

Cash paid for income taxes	$—	$—	$—

Cash received for tax refund	$2,146,000	$—	$—

Non-cash investing and financing activities:
Gain on sale of investment	$—	$13,028,000	$—

The accompanying notes are an integral part of these combined financial statements.

Credit Information Group

Notes to Combined Financial Statements

For the Years Ended December 31, 2004, 2003 and 2002

1. Organization and Nature of Business

The Credit Information Group (the “Company”) is comprised of the mortgage and consumer credit reporting operations of First American Real Estate Solutions, LLC (“FARES”); Teletrack, Inc. (“Teletrack”), a provider of credit reports specializing in sub-prime borrowers; First American Credit Management Solutions, Inc. (“CMSI”), a provider of consumer lending software; First American Membership Services, Inc. (“FAMS”), a provider of membership-based consumer products and services; and CIG Investments, LLC (“CIG Investments”), which was formed to pursue strategic investment opportunities. FARES is 80% owned by a wholly owned subsidiary of The First American Corporation (“First American”) and 20% owned by Experian Corporation. Teletrack, CMSI, FAMS and CIG Investments are all wholly owned subsidiaries of First American.

The credit reporting business provides credit information reports for mortgage lenders throughout the United States. In preparing its merged credit reports for mortgage lenders, the Company obtains credit reports from at least two of the three United States primary credit bureaus, merges and summarizes the credit reports and delivers its report in a standard format acceptable to mortgage loan originators and secondary mortgage purchasers. The Company has grown primarily through acquisitions in the 1990’s and subsequently through organic growth of its credit related operations. The Company also provides specialized credit reports to non-mortgage lenders, such as auto lenders, and direct to consumers. These reports may be derived from credit reports obtained from one or more of the three United States credit bureaus and may be specially formatted for ease of use by the creditor or to facilitate interpretation by a consumer.

Teletrack’s credit reports are derived from its proprietary database. Its primary customers include pay-day loan and check-advance stores, people locator services, rent-to-own retailers, credit card issuers, and similar types of creditors.

CMSI provides comprehensive solutions that help organizations meet their lending, leasing and other consumer credit automation needs. By delivering innovative systems, services and data solutions, CMSI helps companies reduce risk, decrease costs and improve service. CMSI specializes in strategic lending solutions that combine precise business information with the latest technologies to help customers make better decisions and gain a competitive edge. Products and services offered by CMSI are used in a wide range of credit products, including vehicle loans and leases, home equity loans, student loans, telecommunication services, credit cards, and small business credit. During 2003, CMSI sold its Credit On-line subsidiary to DealerTrack Holdings, Inc. (“DealerTrack”) in a stock transaction wherein CMSI became a 21% shareholder in DealerTrack, a provider of transformational business processes for the auto finance industry.

FAMS was formed in 2001 to broaden the scope of First American’s existing membership-based consumer products and services.

CIG Investments, LLC was formed in 2003 to pursue strategic investment opportunities.

2. Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of each operating entity. All significant inter-company transactions and balances have been eliminated.

Credit Information Group

Notes to Combined Financial Statements—(Continued)

For the Years Ended December 31, 2004, 2003 and 2002

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the statements. Actual results could differ from the estimates and assumptions used.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments at December 31, 2004 and 2003, which includes cash and cash equivalents, accounts receivable, and notes receivable approximates fair value because of the short maturity of those instruments. The Company considers the variable rate debt to be representative of current market rates and, accordingly, estimates that the recorded amounts approximate fair market value.

Cash Equivalents

The Company considers cash equivalents to be cash and all short-term investments that have an initial maturity of 90 days or less. Excess cash is transferred to First American and FARES on a daily basis.

Accounts Receivable

Accounts receivable are due from companies in a broad range of industries located throughout the United States. Credit is extended based on an evaluation of the customer’s financial condition, and generally, collateral is not required.

The allowance for all probable uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. These factors are continuously monitored by management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations, the Company records a specific allowance for doubtful accounts against amounts due, to reduce the net recognized receivable to the amount it reasonably believes will be collected. Management believes that the allowance at December 31, 2004 and 2003 is reasonably stated.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment includes computer software acquired and developed for internal use. Software development costs are capitalized from the time technological feasibility is established until the time when the software is ready for use.

The Company follows Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” SOP 98-1 requires the Company to capitalize certain payroll-related costs of employees directly associated with developing software in addition to related incremental payments to third parties.

Depreciation on leasehold improvements is computed on the straight-line method over the shorter of the life of the asset, or the lease term, ranging from 3 to 10 years. Depreciation on data processing equipment and furniture and equipment is computed using the straight-line method over their estimated useful lives ranging from 3 to 10 years. Capitalized software costs are amortized using the straight-line method over estimated useful lives of 3 to 7 years.

Credit Information Group

Notes to Combined Financial Statements—(Continued)

For the Years Ended December 31, 2004, 2003 and 2002

Database Development Costs

Database development costs represent the cost to develop the proprietary databases of information for customer usage. The costs are capitalized from the time technological feasibility is established until the information is ready for use. These costs are amortized using the straight-line method over estimated useful life of 7 to 10 years.

Goodwill and Other Intangible Assets

Other intangibles, which include customer lists, are amortized over their estimated useful lives, ranging from 4 to 10 years. The Company, through First American, regularly evaluates the amortization period assigned to each intangible asset to ensure that there have not been any events or circumstances that warrant revised estimates of useful lives. First American has selected September 30 as the annual valuation date to test goodwill for impairment. The valuation is performed by a third party.

The Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” impairment testing process includes two phases. The first phase (Test 1) compares the fair value of each reporting unit to its book value. The fair value of each reporting unit is determined by using discounted cash flow analysis, market approach valuations and third-party valuation advisors. If the fair value of the reporting unit exceeds its book value, the goodwill is not considered impaired and no additional analysis is required. However, if the book value is greater than the fair value, a second test (Test 2) must be completed to determine if the fair value of the goodwill exceeds the book value of the goodwill. The fair value of the goodwill is determined by discounted cash flow analysis and appraised values.

Income Taxes

Taxes are based on income for financial reporting purposes and include deferred taxes applicable to temporary differences between the financial statement carrying amount and the tax basis of certain of the Company’s assets and liabilities. The tax provision for the Company has been calculated on a separate return basis. The Company’s income tax returns are filed either on a separate company basis or as part of the consolidated/combined income tax returns of First American, depending on when an operating subsidiary was acquired and the rules of the jurisdiction. The Company is party to a tax sharing agreement with First American whereby the Company will pay to First American any tax liabilities due relating to its operations, and the Company will receive from First American any tax benefits related to its operations. Such items are accrued in the year to which they relate.

Impairment of Long-Lived Assets and Loans Receivable

With respect to long-lived assets to be held and used, an asset (or group of assets) will be considered impaired when the expected undiscounted cash flows from use and disposition are less than the asset’s carrying value. The amount of any impairment charge will be based on the difference between the carrying and fair value of the asset. The determination of fair values considers quoted market prices, if available, and prices for similar assets and the results of other valuation techniques.

Revenue Recognition

Revenue from the sale of credit reports is recognized at the time of delivery, as the Company has no significant ongoing obligation after delivery. Membership fees, billed monthly to member’s accounts, are

Credit Information Group

Notes to Combined Financial Statements—(Continued)

For the Years Ended December 31, 2004, 2003 and 2002

recognized in the month the fee is earned. A portion of the membership revenue received is paid in the form of a commission to clients and is reflected in other operating expenses. Revenue earned from providing services to third party issuers of membership based consumer products is recognized at the time the service is provided, generally on a monthly basis. Software maintenance revenues are recognized ratably over the term of the maintenance period. Custom programming and professional consulting service revenue is recognized using the percentage-of-completion method pursuant to Accounting Research Bulletin (ARB) No. 45 “Long-Term Construction-Type Contracts.” To the extent that interim amounts billed to clients exceed revenue earned, deferred income is recorded. Other revenue is recognized upon completion of the contractual obligation, which is typically evidenced by delivery of the product or performance of the service.

3. Notes Receivable

Notes receivable consist of uncollateralized loan participation interests issued by financial institutions with respect to certain single payment, short term loans made by these financial institutions to their customers. The interest rate of the notes was 19.4% and 26.3% at December 31, 2004 and 2003, respectively. The notes and related accrued interest at December 31, 2004 were paid in full during January 2005.

4. Goodwill and Intangible Assets

The Company’s reporting units for purposes of allocating goodwill and testing for impairment are conventional credit information and sub-prime credit information. In accordance with the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company, through First American, completed the goodwill impairment test for all reporting units for the years ended December 31, 2004 and 2003 and determined that each reporting unit had a fair value in excess of carrying value, therefore, no goodwill impairment was recorded.

The Company has approximately $2.6 million of net intangible assets at December 31, 2004, with definite lives ranging from 4 to 10 years.

Goodwill and other intangible assets for the years ended December 31, 2004 and 2003 are as follows:

	2004	2003
Goodwill, net	$75,057,000	$75,057,000

Intangible assets:
Customer lists	$4,000,000	$4,000,000
Other	2,000	—

	4,002,000	4,000,000

Less accumulated amortization	(1,393,000)	(993,000)

Intangible assets, net	$2,609,000	$3,007,000

Credit Information Group

Notes to Combined Financial Statements—(Continued)

For the Years Ended December 31, 2004, 2003 and 2002

Amortization expense of intangible assets was approximately $400,000, $494,000 and $784,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Amortization expense relating to intangible asset balances as of December 31, 2004 is expected to be as follows over the next five years:

Year ending December 31,
2005	$400,000
2006	400,000
2007	400,000
2008	400,000
2009	400,000
Thereafter	609,000

$2,609,000

The change in the carrying amount of intangible assets is as follows for the years ending December 31, 2004 and 2003:

Intangible Assets
Balance, at December 31, 2002	$6,187,000
Sale of Credit On-Line	(2,686,000)
Amortization	(494,000)

Balance, at December 31, 2003	3,007,000
Addition	2,000
Amortization	(400,000)

Balance, at December 31, 2004	$2,609,000

5. Property and Equipment

As of December 31, 2004 and 2003, property and equipment is as follows:

	2004	2003
Furniture and equipment	$7,042,000	$7,199,000
Data processing equipment	11,818,000	12,179,000
Capitalized software	52,069,000	50,521,000
Leasehold improvements	1,707,000	2,471,000

	72,636,000	72,370,000
Less accumulated depreciation	(49,719,000)	(42,714,000)

Property and equipment, net	$22,917,000	$29,656,000

Depreciation and amortization expense was approximately $9,464,000, $11,037,000 and $10,146,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Credit Information Group

Notes to Combined Financial Statements—(Continued)

For the Years Ended December 31, 2004, 2003 and 2002

6. Database Development Costs

Database development costs for the years ended December 31, 2004 and 2003 are as follows:

	2004	2003
Sub-prime credit data	$5,512,000	$5,374,000
Less accumulated amortization	(4,081,000)	(3,303,000)

Database development costs	$1,431,000	$2,071,000

Amortization expense relating to database development costs was approximately $778,000, $760,000 and $741,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

7. Investment in Equity Investee

During March 2003, the Company exchanged its equity interest in a subsidiary of CMSI for a 21% equity interest in DealerTrack, a leading provider of transformational business processes for the auto finance industry. The transaction was accounted for at fair value determined by a third party and resulted in a gain of approximately $13.0 million. The investment in DealerTrack is accounted for on the equity method. An investor using the equity method initially records an investment at cost. Subsequently, the carrying amount of the investment is increased to reflect the investor’s share of income of the investee and is reduced to reflect the investor’s share of losses of the investee or dividends received from the investee. The cost of the investment exceeded the Company’s ownership interest in the equity of DealerTrack by approximately $25.1 million at the date of acquisition and the excess purchase price was accounted for as goodwill. The Company has reviewed the carrying value of its Investment in Equity Investee and has determined that there is no impairment of value.

8. Debt

	2004	2003
Uncollateralized note payable
Interest rate of prime (4.5% at December 31, 2004 and 4% at December 2003), principal payments quarterly of approximately $114,000 plus interest, matures February 2007	$1,026,000	$1,482,000
Uncollateralized note payable to First American
Interest rate of 10%, paid in full on January 7, 2005	4,000,000	5,000,000

Total long-term debt	5,026,000	6,482,000
Less current portion of long-term debt	4,456,000	5,456,000

Long-term debt, net of current portion	$570,000	$1,026,000

The uncollateralized note payable includes interest at the prime rate adjusted at each six month anniversary of the note.

Credit Information Group

Notes to Combined Financial Statements—(Continued)

For the Years Ended December 31, 2004, 2003 and 2002

9. Income Taxes

The provision (benefit) for income taxes is summarized as follows:

	2004	2003	2002
Current:
Federal	$22,222,000	$19,010,000	$17,855,000
State	5,901,000	4,456,000	4,088,000

	28,123,000	23,466,000	21,943,000

Deferred:
Federal	(4,590,000)	5,791,000	(3,201,000)
State	(1,056,000)	1,766,000	(402,000)

	(5,646,000)	7,557,000	(3,603,000)

Total current and deferred	$22,477,000	$31,023,000	$18,340,000

Income taxes differ from the amounts computed by applying the federal income tax rate of 35.0%. A reconciliation of the difference is as follows:

	2004	2003	2002
Taxes calculated at federal rate	$19,207,000	$23,295,000	$15,657,000
State taxes, net of federal benefit	3,149,000	4,044,000	2,395,000
Exclusion of certain meals and entertainment expenses	38,000	41,000	42,000
Gain on sale of investment	—	3,345,000	—
Other items, net	83,000	298,000	246,000

	$22,477,000	$31,023,000	$18,340,000

The primary components of temporary differences that give rise to the Company’s net deferred tax liability are as follows:

	2004	2003
Deferred tax assets:
Federal net operating loss carryforwards	$62,000	$—
State tax	1,669,000	1,957,000
Bad debt reserves	718,000	768,000
Employee benefits	533,000	642,000
Accrued expenses and loss reserves	286,000	216,000
Deferred revenue	—	154,000
Other	211,000	183,000

	3,479,000	3,920,000

Deferred tax liabilities:
Depreciation and amortization	(11,336,000)	(18,020,000)
Equity in earnings of investee	(597,000)	—

	(11,933,000)	(18,020,000)

Net deferred tax liability	$(8,454,000)	$(14,100,000)

Credit Information Group

Notes to Combined Financial Statements—(Continued)

For the Years Ended December 31, 2004, 2003 and 2002

10. Employee Benefits

Employees of the Company are included in the benefit plans of First American. Employees of the Company are eligible to participate in The First American Corporation 401(k) Savings Plan (the Savings Plan), which is available to substantially all employees. The Savings Plan allows for employee-elective contributions up to the maximum deductible amount as determined by the Internal Revenue Code. The Company makes contributions to the Savings Plan based on profitability, as well as contributions of the participants. The Company’s expense related to the Savings Plan amounted to approximately $2,155,000, $2,122,000 and $1,630,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Employees of the Company are also included as part of First American’s pension plan. The Company charged to expense payments to the pension plan of approximately $417,000, $364,000 and $461,000 for the years ended December 31, 2004, 2003 and 2002, respectively. This defined benefit plan covers substantially all of the Company’s employees. The actuarial present value of accumulated plan benefits and net assets available for benefits to the Company’s employees under this plan is not readily available.

11. Related Parties

First American and certain affiliates provide sales and marketing, legal, financial, technology, leased facilities, leased equipment and other administrative services to the Company. The Company recognized approximately $11,664,000, $11,627,000 and $12,078,000 in selling, general and administrative expense in 2004, 2003 and 2002, respectively, relating to these services. The Company capitalized approximately $447,000, $1,383,000 and $0 in software development in 2004, 2003 and 2002, respectively. The amounts allocated to the Company are based on management’s assumptions (primarily usage, time incurred and number of employees) as to the proportion of the services used by the Company in relation to the actual costs incurred by First American Corporation and affiliates in providing the services.

FARES owns 50% of a joint venture that provides mortgage credit reports and operations support to a nationwide mortgage lender. In accordance with the terms of the joint venture operating agreement, the mortgage and consumer credit reporting operation of FARES receives a merge fee per credit report issued and is reimbursed for certain operating costs. In addition, the mortgage and consumer credit reporting operation of FARES records the 50% share of the earnings of the joint venture using the equity method of accounting. These earnings are included in other income in the accompanying combined statements of income and totaled $6,672,000, $8,062,000, and $8,623,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Total merge fees were $7,379,000, $9,056,000 and $8,944,000 for the years ended December 31, 2004, 2003 and 2002, respectively and are included in service revenue in the accompanying combined statement of income. Total reimbursement for operating costs were $7,476,000, $8,471,000, and $8,516,000 for the years ended December 31, 2004, 2003 and 2002, respectively. The reimbursement of operating costs is reflected as a reduction in operating expenses in the accompanying financial statements.

Due to and from related party represents amounts resulting from the FARES joint venture.

12. Commitments and Contingencies

Operating Leases

The Company leases certain office facilities, automobiles and equipment under operating leases, which, for the most part, are renewable. The majority of these leases also provide that the Company will pay insurance and taxes. Certain leases are entered into by First American on behalf of the Company and are guaranteed First

Credit Information Group

Notes to Combined Financial Statements—(Continued)

For the Years Ended December 31, 2004, 2003 and 2002

American. Rent expense under operating leases, including operating leases with First American, was approximately $6,906,000, $7,182,000 and $6,524,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Year ending December 31,
2005	$6,354,000
2006	5,482,000
2007	4,703,000
2008	3,461,000
2009	2,784,000
Thereafter	1,867,000

$24,651,000

Future minimum rental payments under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2004, are as follows:

Litigation

The Company is involved in litigation from time to time in the ordinary course of business. The Company does not believe that the outcome of any pending or threatened litigation will have a material adverse effect on the Company’s financial position or operating results.

In the third quarter 2004, the Company paid $3.0 million to settle a lawsuit involving a limited liability company owned by the Company and another entity. In the settlement the Company obtained a full release of liability and an assignment of the other entity’s member ship interest. Subsequently, the carrying value of the limited liability company’s stock was written off and resulted in a loss of approximately $2.1 million.

13. Subsequent Events

Acquisitions

On March 30, 2005, First American acquired the assets of Experian RES, a mortgage credit reporting business, for $20,000,000 cash from Experian Affiliate Acquisition, LLC and contributed that business to the Company.

On May 25, 2005, First American acquired Bar None, Inc., a provider of credit-based lead generation, processing and tracking services of consumers with sub-prime credit for auto dealers, for an initial investment of $23,500,000 in cash and notes and the assumption of $1,000,000 in long-term debt and contributed that business and $1,500,000 in additional working capital to the Company. The purchase price is subject to adjustment during each of the next 3 years based on an earn-out agreement, which could increase the total purchase price to $35,000,000 by the end of the third year.

Pending Acquisition of the Company

On May 25, 2005, First American, FARES, First American Real Estate Information Services, Inc. (a wholly owned subsidiary of First American) and First Advantage Corporation (“First Advantage”), a 69% owned subsidiary of First American, entered into a Master Transfer Agreement whereby First Advantage will acquire the Company in exchange for 29,073,170 shares of Class B common stock of First Advantage.

Annex A

AMENDED AND RESTATED

MASTER TRANSFER AGREEMENT

among

THE FIRST AMERICAN CORPORATION,

FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC.,

FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC,

FADV HOLDINGS LLC,

and

FIRST ADVANTAGE CORPORATION

Dated as of June 22, 2005

TABLE OF CONTENTS1

[1]	This table of Contents is provided for convenience only and does not form a part of this Master Transfer Agreement.

Page
6.2	Conditions of FADV	A-18
6.3	Conditions of Contributors	A-21

ARTICLE VII. TERMINATION

7.1	Events of Termination	A-22
7.2	Effect of Termination	A-23

ARTICLE VIII. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1	General	A-24

ARTICLE IX. MISCELLANEOUS

9.1	Knowledge	A-24
9.2	Expenses	A-24
9.3	Publicity; Confidentiality	A-24
9.4	Governing Law; Jurisdiction	A-24
9.5	Notices	A-25
9.6	Parties in Interest	A-26
9.7	Counterparts	A-26
9.8	Entire Agreement	A-26
9.9	Amendments	A-27
9.10	Severability	A-27
9.11	Extension; Waiver	A-27
9.12	Third Party Beneficiaries	A-27
9.13	Consent	A-27

EXHIBITS

A	First American Contribution Agreement
B	FARES Contribution Agreement
C	Subordinated Promissory Note
D	GE Sublease Agreement
E	Poway Lease Agreement
F	eAppraiseIT Sublease Agreement
G	FAIG Sublease Agreement
H	Amended and Restated Services Agreement
I	Outsourcing Agreement
J	Certificate of Amendment

Note: Pursuant to Item 601(b)(2) of Regulation S-K, schedules containing disclosure of certain materials and exceptions to the representations and warranties have been omitted. First Advantage will provide a copy of such schedules supplementally to the SEC upon request. The description of the schedules are included only for purposes of Item 601(b)(2) of Regulation S-K.

AMENDED AND RESTATED

MASTER TRANSFER AGREEMENT

This AMENDED AND RESTATED MASTER TRANSFER AGREEMENT (as the same may be amended, modified and supplemented from time to time, this “Agreement”) is entered into as of June 22, 2005 by and among THE FIRST AMERICAN CORPORATION, a California corporation (“First American”); FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC., a California corporation (“FAREISI”); FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC, a California limited liability company (“FARES”); FADV HOLDINGS LLC, a Delaware limited liability company (“Newco”); and FIRST ADVANTAGE CORPORATION, a Delaware corporation (“FADV”; First American, FAREISI, FARES, Newco and First Advantage are each a “Party” and are collectively the “Parties”).

W I T N E S S E T H :

WHEREAS, First American, FAREISI, FARES and FADV previously entered into that certain Master Transfer Agreement, dated as of May 25, 2005 (the “Original Agreement”);

WHEREAS, First American, FAREISI, FARES and FADV wish to amend and restate the Original Agreement as provided herein;

WHEREAS, as of immediately prior to Closing (as defined below), Newco will be the beneficial owner of (a) all of the issued and outstanding (i) capital stock of North American CREDCO, Inc., a Delaware corporation (“NA CREDCO”); First Canadian CREDCO, Inc., an Ontario corporation (“FC CREDCO”); First American Credit Management Solutions, Inc., a Delaware corporation (“CMSI”); CMSI Credit Services, Inc., a Maryland corporation (“Credit Services”); Teletrack, Inc., a Georgia corporation (“Teletrack”); and Teletrack Canada, Inc., an Ontario corporation (“Teletrack Canada”); (ii) membership interests of CreditReportPlus, LLC, a Maryland limited liability company (“Credit Report+”); and (iii) capital stock of Bar None, Inc., a Delaware corporation (“Bar None”); and (b) 4,071,618 shares of Series A-2 Preferred Stock of DealerTrack Holdings, Inc., a Delaware corporation (“DealerTrack”), and 1,357,206 shares of Series C-3 Preferred Stock of DealerTrack (collectively, the “DealerTrack Interest”);

WHEREAS, as of immediately prior to Closing, Newco will be the record owner of all of the issued and outstanding (a) capital stock of First American Membership Services, Inc., a California corporation (“Membership Services”); and (b) membership interests of CIG Investments, LLC, a Delaware limited liability company (“CIG”);

WHEREAS, as of immediately prior to Closing, (a) FARES will be the record owner of a 50.1% membership interest in RELS, LLC, a Delaware limited liability company (“RELS”); and (b) Newco will be the owner of the securities, assets, properties and rights constituting FARES’ CREDCO Division (collectively, the “CREDCO Division”), including all of the issued and outstanding capital stock of First American Credco of Puerto Rico, Inc., a Delaware corporation (“PR CREDCO”);

WHEREAS, the companies, assets, properties and rights referred to in the above recitals (other than the DealerTrack Interest, Bar None, RELS and the XRES Business (as defined below)) comprise First American’s Credit Information Segment (the “Business”); and

WHEREAS, First American, FAREISI, FARES and Newco (each, a “Contributor” and collectively, “Contributors”) desire to contribute or cause the contribution, and FADV desires to accept the contribution, of the Business, Bar None and the DealerTrack Interest pursuant to the terms and conditions of this Agreement and the Related Agreements (as defined below).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the Parties hereby amend and restate the Original Agreement in its entirety as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

1.1 Defined Terms. In this Agreement the following words and expressions shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided that FADV and its Subsidiaries shall not be deemed to be Affiliates of any Contributor for purposes of this Agreement, and Contributors and their Subsidiaries shall not be deemed to be Affiliates of FADV for purposes of this Agreement.

“Agreement” has the meaning provided in the introductory paragraph.

“Assignment and Assumption Agreement” has the meaning provided in Section 4.1(o).

“Assignment of Intellectual Property” has the meaning provided in Section 4.1(p).

“Audited Financial Statements” has the meaning provided in Section 6.2(l).

“Bill of Sale” has the meaning provided in Section 4.1(n).

“Beaverton Lease Assignment” has the meaning provided in Section 4.1(f).

“Business” has the meaning provided in the sixth recital.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banks located in Los Angeles, California or St. Petersburg, Florida are authorized or required by law to close.

“Certificate of Amendment” has the meaning provided in Section 5.4.

“CIG” has the meaning provided in the fourth recital.

“Class A Common Stock” means FADV’s Class A common stock, par value $0.001 per share.

“Class B Common Stock” means FADV’s Class B common stock, par value $0.001 per share.

“Closing” has the meaning provided in Section 4.2.

“Closing Date” has the meaning provided in Section 4.2.

“CMSI” has the meaning provided in the third recital.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” and “Companies” means, as the context requires, any or all of NA CREDCO; FC CREDCO; CMSI; Credit Services; Teletrack; Teletrack Canada; Credit Report+; Membership Services; CIG; and PR CREDCO.

“Confidentiality Agreement” has the meaning provided in Section 5.2(c).

“Contract” means any contract, agreement, understanding, note, bond, mortgage, indenture, guarantee, license, franchise, commitment, lease or instrument, whether oral or written, including all amendments and supplements thereto and restatements thereof.

“Contribution Agreement” and “Contribution Agreements” means the First American Contribution Agreement and/or the FARES Contribution Agreement, as the context may require.

“Contributor” and “Contributors” has the meaning provided in the seventh recital.

“CREDCO Division” has the meaning provided in the fifth recital.

“Credit Report+” has the meaning provided in the third recital.

“Credit Services” has the meaning provided in the third recital.

“DealerTrack” has the meaning provided in the third recital.

“DealerTrack Interest” has the meaning provided in the third recital.

“eAppraiseIT Sublease” has the meaning provided in Section 4.1(i).

“Ellie Mae” has the meaning provided in Section 5.10(a).

“Encumbrances” means all liens, security interests, options, rights of first refusal, claims, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements and any other encumbrances and other restrictions or limitations on use or irregularities in title thereto.

“Entity” means any Person that is not a natural person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FADV” has the meaning provided in the introductory paragraph.

“FADV Note” has the meaning provided in Section 2.6.

“FAIG Sublease” has the meaning provided in Section 4.1(j).

“FAREISI” has the meaning provided in the introductory paragraph.

“FARES” has the meaning provided in the introductory paragraph.

“FARES Contribution Agreement” has the meaning provided in Section 4.1(b).

“FC CREDCO” has the meaning provided in the third recital.

“Final Proxy Statement” has the meaning provided in Section 5.4.

“First American” has the meaning provided in the introductory paragraph.

“First American Contribution Agreement” has the meaning provided in Section 4.1(a).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“GE Sublease” has the meaning provided in Section 4.1(d).

“Governmental Entity” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Indebtedness” of any Person shall mean and include (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) amounts owing as deferred purchase price for property or services, including all stockholder notes and “earn-out” payments, (c) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (d) commitments or obligations by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (e) indebtedness secured by an Encumbrance on assets or properties of such Person, (f) obligations under any interest rate, currency or other hedging agreement or (g) guarantees or other contingent liabilities (including so-called take-or-pay or keep-well agreements) with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (a) through (f) above.

“Independent Committee” has the meaning provided in Section 6.1(f).

“Material Adverse Effect” means, (a) when used with respect to any Contributor, (i) any material adverse change in or effect on the properties, assets, businesses, liabilities, results of operations or condition (financial or otherwise) of the Business, taken as a whole, and (ii) any materially adverse change in or effect on (including any material delay) the ability of such Contributor to perform its respective obligations under this Agreement or any Related Agreement to which such Contributor is a party, (b) when used with respect to the Business, (i) any material adverse change in or effect on the properties, assets, businesses, liabilities, results of operations or condition (financial or otherwise) of the Business, taken as a whole, and (c) when used with respect to FADV, (i) any material adverse change in or effect on the properties, assets, businesses, liabilities, results of operations or condition (financial or otherwise) of FADV and its Subsidiaries, taken as a whole, and (ii) any materially adverse change in or effect on (including any material delay) the ability of FADV to perform its obligations under this Agreement or any Related Agreement to which FADV is a party; provided, however, that the term “Material Adverse Effect” shall not include any adverse change or effect that is proximately caused by (1) conditions affecting the United States economy generally or the economy of the regions in which the applicable Person and its Subsidiaries (if any), taken as a whole, conducts a material part of its business, (2) changes in financial markets, (3) conditions affecting the industries in which the applicable Person and its Subsidiaries (if any) compete or (4) the announcement, or other disclosure, of the Transaction (to the extent such announcement or disclosure is not effected in contravention of any term of this Agreement) or the consummation of the Transaction (including compliance by such Person with its covenants hereunder).

“Membership Services” has the meaning provided in the fourth recital.

“NA CREDCO” has the meaning provided in the third recital.

“Newco” has the meaning provided in the introductory paragraph.

“New York Lease Assignment” has the meaning provided in Section 4.1(g).

“Officer” has the meaning provided in Rule 16a-1(f) promulgated under the Exchange Act.

“Ordinary Course” means, with respect to any Person, the ordinary course of commercial operations customarily engaged in by such Person, consistent with past practices (including with respect to quantity and frequency).

“Original Agreement” has the meaning provided in the first recital.

“Party” or “Parties” has the meaning provided in the introductory paragraph.

“Person” means and includes any individual, partnership, joint venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization, a group and a government or other department, agency or political subdivision thereof.

“Portal Agreement” and “Portal Agreements” have the meanings provided in Section 5.10.

“Poway Lease” has the meaning provided in Section 4.1(e).

“PR CREDCO” has the meaning provided in the fifth recital.

“Preliminary Proxy Statement” has the meaning provided in Section 5.4.

“Related Agreements” has the meaning provided in Section 4.1.

“RELS” has the meaning provided in the fifth recital.

“SEC” has the meaning provided in Section 5.4.

“Standstill Agreement” has the meaning provided in Section 6.3(i).

“Stockholders Meeting” has the meaning provided in Section 5.6(b).

“Subsidiary” means, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any Entity (other than a corporation) in which such Person and/or one more Subsidiaries of such Person has more than a 50% equity interest or otherwise controls the management and affairs of such Entity (including the power to veto any material act or decision); provided that FADV and its Subsidiaries shall not be deemed to be Subsidiaries of First American for purposes of this Agreement.

“Teletrack” has the meaning provided in the third recital.

“Teletrack Canada” has the meaning provided in the third recital.

“Transaction” means the contribution of the Business, Bar None and the DealerTrack Interest to FADV pursuant to the Related Agreements and the other transactions contemplated by this Agreement and the Related Agreements.

“XRES Business” has the meaning provided in FARES Contribution Agreement.

“XRES Lease Assignment” has the meaning provided in Section 4.1(h).

1.2 Principles of Construction.

(a) All references to Articles, Sections and subsections are to Articles, Sections and subsections in this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation.”

(b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(c) In the computation of periods of time from a specified date to a later specified date, the words “from” and “within” mean “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(e) In the event that the final day of any time period provided herein does not fall on a Business Day, such time period shall be extended such that the final day of such period shall fall on the next Business Day thereafter.

(f) This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

ARTICLE II.

REPRESENTATIONS OF CONTRIBUTORS

Each Contributor severally, and not jointly, represents, warrants and agrees in favor of FADV, as of the date of this Agreement and as of the Closing Date (unless a representation speaks as of a specific date, in which case, as of such date), as follows:

2.1 Existence and Good Standing; Binding Effect; Power.

(a) Each of First American and FAREISI (i) is a corporation validly existing and in good standing under the laws of the State of California and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b) FARES (i) is a limited liability company validly existing and in good standing under the laws of the State of California and (ii) has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(c) Newco (i) is a limited liability company validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2.2 Capacity; Binding Effect. Each Contributor has the requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each Contributor has been duly authorized and approved by all necessary organizational action of such Contributor. This Agreement has been duly executed and delivered by each Contributor, and assuming the due execution and delivery of the other Parties hereto, constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

2.3 Restrictive Documents. Assuming the receipt of any and all consents of third parties in connection with the contribution of the Business, Bar None and the DealerTrack Interest to FADV under the Related Agreements (other than the consents listed on Schedule 6.2(f)), no Contributor is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, Contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would reasonably be expected to have a material adverse effect on (including any material delay) the ability of such Contributor to perform its respective obligations under this Agreement or any Related Agreement to which such Contributor is a party.

2.4 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of any Contributor any investigation by) any Governmental Entity or other instrumentality or agency, pending, or, to the knowledge of any Contributor, threatened, against or affecting such Contributor that would reasonably be expected to have a material adverse effect on (including any material delay) the ability of such Contributor to perform its respective obligations under this Agreement or any Related Agreement to which such Contributor is a party. No Contributor is subject to any judgment, order or decree entered in any lawsuit or proceeding which would reasonably be expected to have a material adverse effect on (including any material delay) the ability of such Contributor to perform its respective obligations under this Agreement or any Related Agreement to which such Contributor is a party.

2.5 Consents and Approvals; No Violations. The execution and delivery of this Agreement by each Contributor and the consummation of the transactions contemplated hereby by each Contributor will not (a) violate any provision of its organizational documents, (b) violate any statute, ordinance, rule, regulation, order or decree of any court or any Governmental Entity applicable to such Contributor, (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Entity having authority over such Contributor, or (d) require any consent or approval of, or the giving of any notice to, any shareholder or member of any Contributor other than the notice and consent contemplated by Section 6.1(i), (e) assuming the receipt of any and all consents of third parties in connection with the contribution of the Business, Bar None and the DealerTrack Interest to FADV under the Related Agreements (other than the consents listed on Schedule 6.2(f)), result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, increase in obligations or loss of rights, or result in the creation of any Encumbrance upon any of the properties or assets of the Business under, any of the terms, conditions or provisions of any Contract to which such Contributor or any of its Affiliates is a party and which relates to the Business, or by which such Contributor’s or its Affiliates’ properties or assets constituting all or a part of the properties or assets of the Business may be bound.

2.6 Newco. Newco is a newly formed entity that (a) immediately prior to consummation of the Transaction will be owned 61.25% by First American, 1.16% by FAREISI, and 37.58% by FARES, (b) has not conducted, and will not prior to Closing conduct, any business other than (i) the receipt of the Business, Bar None, the XRES Business, the DealerTrack Interest and the Promissory Note in the original principal amount of $20 million, dated as of April 27, 2004, made by FADV in favor of First American (the “FADV Note”), from the other Contributors by way of a contribution immediately prior to Closing substantially on the terms described to FADV in connection with the amendment and restatement of the Original Agreement and (ii) upon consummation of the Transaction, the contribution of the Business, Bar None, the XRES Business and the DealerTrack Interest to FADV or its wholly-owned Subsidiary pursuant to this Agreement and the Related Agreements, (c) has no indebtedness or other liabilities, whether contingent or otherwise, other than (i) its obligations under and as contemplated by this Agreement and the Related Agreements and (ii) the indebtedness and other liabilities of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note during the period from its receipt of the contribution of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note from the other Contributors to its contribution thereof to FADV or its wholly-owned Subsidiary pursuant to the terms hereof and the Related Agreements, and (d) has not and will not, during the period from its receipt of the contribution of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note from the other Contributors to its contribution thereof to FADV or its wholly-owned Subsidiary pursuant to the terms hereof and the Related Agreements, changed or modified any of the assets or liabilities related to the Business, Bar None, the XRES Business, the DealerTrack Interest or the FADV Note.

ARTICLE III.

REPRESENTATIONS OF THE BUYER

FADV represents, warrants and agrees in favor of each Contributor, as of the date of this Agreement and as of the Closing Date (unless a representation or warranty speak as of a specific date, in which case, as of such date), as follows:

3.1 Existence and Good Standing; Binding Effect; Power. FADV (i) is a corporation validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified and/or licensed to conduct its business, and is in good standing, in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on FADV.

3.2 Capacity; Binding Effect. FADV has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and, assuming the stockholders of FADV and the Independent Committee (as defined below) duly approve of the transactions contemplated by this Agreement as required by Sections 6.1(d) and (f), respectively, performance of this Agreement by FADV has been duly authorized and approved by all necessary corporate and stockholder action of FADV. This Agreement has been duly executed and delivered by FADV, and assuming the due execution and delivery of the other Parties hereto, constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

3.3 Restrictive Documents. FADV is not subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, Contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would reasonably be expected to have a material adverse effect on (including any material delay) the ability of FADV to perform its obligations under this Agreement or any Related Agreement to which FADV is a party.

3.4 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of FADV any investigation by) any Governmental Entity or other instrumentality or agency, pending, or, to the knowledge of FADV, threatened, against or affecting FADV that would reasonably be expected to have a material adverse effect on (including any material delay) the ability of FADV to perform its obligations under this Agreement or any Related Agreement to which FADV is a party. FADV is not subject to any judgment, order or decree entered in any lawsuit or proceeding which would reasonably be expected to have a material adverse effect on (including any material delay) the ability of FADV to perform its obligations under this Agreement or any Related Agreement to which FADV is a party.

3.5 Consents and Approvals; No Violations. Assuming the approval of the stockholders of FADV required by Section 6.1(d), and the filing of the Certificate of Amendment with the Delaware Secretary of State, the execution and delivery of this Agreement by FADV and the consummation of the transactions contemplated hereby by FADV will not (a) violate any provision of its organizational documents, (b) violate any statute, ordinance, rule, regulation, order or decree of any court or any Governmental Entity applicable to FADV, (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Entity having authority over FADV, or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of FADV under, any of the terms, conditions or provisions of any Contract to which FADV is a party, or by which FADV or any of its properties or assets may be bound.

ARTICLE IV.

THE TRANSACTION

4.1 Documents To Be Delivered by Parties. FADV and each applicable Contributor will deliver, and each will cause each of its appropriate Affiliates to deliver, as applicable, at Closing the following documents (collectively, and together with all agreements, certificates and documents contemplated by such agreements, the “Related Agreements”):

(a) a Contribution Agreement among First American, FAREISI, Newco and FADV substantially in the form attached hereto as Exhibit A (the “First American Contribution Agreement”);

(b) a Contribution Agreement among FARES, Newco and FADV substantially in the form attached hereto as Exhibit B (the “FARES Contribution Agreement”);

(c) a Subordinated Promissory Note between First American and FADV substantially in the form attached hereto as Exhibit C;

(d) a Sublease Agreement among General Electric Capital Corporation, FARES and FADV substantially in the form attached hereto as Exhibit D (the “GE Sublease”);

(e) a Lease Agreement between First American Title Insurance Company and FADV relating to the buildings located at 12385 and 12395 First American Way, Poway, California, 92064, substantially in the form attached hereto as Exhibit E (the “Poway Lease”);

(f) an Assignment of Lease Agreement and Consent among FARES, FADV and Opus Northwest, LLC in form and substance reasonably satisfactory to FARES, FADV and Opus Northwest, LLC (the “Beaverton Lease Assignment”), pursuant to which FARES will assign its rights, and FADV will assume FARES’ obligations, under the Lease Agreement, dated as of September 14, 2002, between Opus Northwest, LLC and FARES, relating to the property located at 1500 S.W. Bethany Boulevard, Suite 300, Beaverton, Oregon 97006.

(g) an Assignment of Lease Agreement and Consent among FARES, FADV and MagnaCare LLC in form and substance reasonably satisfactory to FARES, FADV and MagnaCare LLC (the “New York Lease Assignment”), pursuant to which FARES will assign its rights, and FADV will assume FARES’ obligations, under the Lease Agreement, dated as of August 18, 2004, between MagnaCare LLC and FARES d/b/a the CREDCO Division, relating to the property located at 825 East Gate Boulevard, Garden City, New York, 11530.

(h) an Assignment of Lease Agreement and Consent among FARES, FADV and Executive IV, LLC in form and substance reasonably satisfactory to FARES, FADV and Executive IV, LLC (the “XRES Lease Assignment”), pursuant to which FARES will assign its rights, and FADV will assume FARES’ obligations, under the Lease Agreement, dated November 27, 2001, between Executive IV, LLC and CBA Information Services, as amended by the First Amendment to Lease Agreement, as assigned to Experian Affiliate Acquisition, LLC pursuant to that certain Assignment and Assumption of Lease Agreement, dated January 23, 2004, between CBA Information Services and Experian Affiliate Acquisition, LLC and consented to by Executive IV, LLC, and as assigned to FARES pursuant to that certain Assignment and Assumption of Lease Agreement, dated March 30, 2005, between Experian Affiliate Acquisition, LLC and FARES and consented to by Executive IV, LLC;

(i) a Sublease Agreement between First American Title Insurance Company and FADV relating to the portion of the buildings located at 12385 and 12395 First American Way, Poway, California, 92064, used by eAppraiseIT, LLC, substantially in the form attached hereto as Exhibit F (the “eAppraiseIT Sublease”);

(j) a Sublease Agreement between First American Title Insurance Company and FADV relating to the portion of the buildings located at 12385 and 12395 First American Way, Poway, California, 92064, used by First American Interactive Group, substantially in the form attached hereto as Exhibit G (the “FAIG Sublease”);

(k) an Amended and Restated Services Agreement between First American and FADV substantially in the form attached hereto as Exhibit H;

(l) an Outsourcing Agreement between First American and FADV substantially in the form attached hereto as Exhibit I;

(m) a Registration Rights Agreement between Experian Information Solutions, Inc. and FADV in form and substance reasonably satisfactory to FARES and FADV;

(n) one or more bills of sale in form and substance reasonably satisfactory to FARES and FADV (including the Independent Committee) (each, a “Bill of Sale”);

(o) one or more assignment and assumption agreements in form and substance reasonably satisfactory to FARES and FADV (including the Independent Committee) as reasonably requested by FADV to more fully assign to FADV the CREDCO Division (each, an “Assignment and Assumption Agreement”); and

(p) one or more assignment of intellectual property agreements relating to the assignment by Contributors of certain intellectual property used in the Business to FADV in form and substance reasonably satisfactory to FARES and FADV (each, an “Assignment of Intellectual Property”).

4.2 Closing. The closing of the contribution of the Business, Bar None and the DealerTrack Interest to FADV and the issuance of the Class B Common Stock under this Agreement and the Related Agreements (the “Closing”) shall take place at 10:00 a.m. local time at the offices of First American, 1 First American Way, Santa

Ana, California, 92707, on July 31, 2005, or if later, as soon as practicable after all conditions precedent to the Closing described in Sections 6.1, 6.2 and 6.3 are met or waived, or such other date as First American and FADV (including the Independent Committee) shall mutually agree (the “Closing Date”).

ARTICLE V.

CERTAIN COVENANTS

5.1 Conduct of Business Prior to Closing.

(a) Except as otherwise expressly contemplated by this Agreement or the Related Agreements, during the period from the date of this Agreement to the Closing Date, each Contributor shall cause the Business to be conducted only according to the Ordinary Course. Except as otherwise expressly contemplated by this Agreement or the Related Agreements, during the period from the date of this Agreement to the Closing Date, each Contributor shall use commercially reasonable efforts to preserve its business organizations, to keep available the services of its key officers, and to substantially maintain current relationships with material licensors, suppliers, distributors, customers and other third party business relationships; provided, however, that nothing in this sentence shall require any Contributor or its Affiliates to (1) take any action or refrain from taking any action that could cause a breach of any representation or warranty of the Contributors in this Agreement or in any of the Related Agreements, (2) repay any loan agreement or Contract for borrowed money in whole or in part, except as currently required by its terms, (3) amend any Contract to increase the amount payable thereunder or otherwise to be more burdensome to any Contributor or its Affiliates, (4) make any cash payment, provide any guaranty or relinquish any property or contractual rights, or (5) be required to commit to any divestiture transaction, agree to sell or hold separate or agree to license to competitors of such Contributor or its Affiliates, before or after the Closing Date, any of such Contributor’s or its Affiliates’ businesses, product lines, properties or assets (other than the Business pursuant to this Agreement and the Related Agreements), or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets. Without limiting the immediately preceding sentence, prior to the Closing Date, except as may be first approved in writing by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of FADV or as expressly permitted by this Agreement or in the Related Agreements, each Contributor shall, and shall cause each Company to, cause the Business to refrain from:

(i) increasing its Indebtedness;

(ii) canceling or waiving any claim or right of substantial value;

(iii) selling, leasing or otherwise disposing of any material asset or property used by the Business, other than in the Ordinary Course;

(iv) entering into any Contract that is reasonably expected to generate annual revenue in excess of $1,000,000, or amending any Contract that generated revenue in excess of $1,000,000 for the twelve month period ended April 30, 2005;

(v) liquidating or dissolving;

(vi) changing its capital structure;

(vii) entering into or amending any Contract with an Affiliate of any Contributor (or any director or Officer of a Contributor or any of its Affiliates or any “associates” or members of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 promulgated under the Exchange Act) of any such director or Officer, other than Experian Information Solutions, Inc. and its Affiliates) other than on arms-length terms; and

(viii) writing off as uncollectible any notes or accounts receivable of the Business, except write-offs in the Ordinary Course.

(b) Except as otherwise expressly contemplated by this Agreement or the Related Agreements, during the period from the date of this Agreement to the Closing Date, each Contributor shall cause the business of Bar None and the XRES Business to be conducted only according to the Ordinary Course.

5.2 Due Diligence.

(a) FADV may, prior to the Closing Date, directly or through its representatives and advisers, review the properties, books and records of the Business and Bar None to the extent FADV deems reasonably necessary to familiarize itself with such properties, books and records, in a manner so as not to interfere with the normal business operation of the Business, Bar None and the Companies. Prior to the Closing Date, each Contributor shall, and shall cause each Company and Bar None, to permit FADV and its representatives to have reasonable access during normal business hours to the business operations, properties, and books and records of the Business and Bar None, and to cause the officers of each Contributor and each Company and Bar None to furnish FADV, subject to compliance by Contributors, Bar None and the Companies with all applicable restrictions imposed by law, rule, regulation or court order and subject to compliance by FADV and its representatives with the restrictions contained in any confidentiality agreement entered into by FADV, Contributors, Bar None or the Companies, the existence of which has been disclosed, with such financial and operating data and other information with respect to the Business and Bar None as FADV shall from time to time reasonably request, in a manner so as not to interfere with the normal business operation of the Business or Bar None.

(b) First American may, prior to the Closing Date, directly or through its representatives and advisers, review the properties, books and records of FADV to the extent First American deems reasonably necessary to familiarize itself with such properties, books and records, in a manner so as not to interfere with the normal business operation of the FADV and its Subsidiaries. Prior to the Closing Date, FADV shall, and shall cause its Subsidiaries to, permit First American and its representatives to have reasonable access during normal business hours to the business operations, properties, and books and records of FADV and its Subsidiaries, and to cause the officers of FADV and its Subsidiaries to furnish First American, subject to compliance by FADV with all applicable restrictions imposed by law, rule, regulation or court order and subject to compliance by Contributors and their representatives with the restrictions contained in any confidentiality agreement entered into by FADV, Contributors or the Companies, the existence of which has been disclosed, with such financial and operating data and other information with respect to FADV and its Subsidiaries as First American shall from time to time reasonably request, in a manner so as not to interfere with the normal business operation of FADV.

(c) In the event of a termination of this Agreement, FADV shall, and shall cause its Subsidiaries and each of their representatives and advisers to, keep confidential any information obtained from Contributors and any Subsidiaries thereof concerning any Contributor and its Subsidiaries and, at the request of any Contributor, shall return to Contributors all copies of any schedules, statements, documents or other written information obtained in connection herewith. In the event of a termination of this Agreement, Contributors shall, and shall cause their Subsidiaries and each of their representatives and advisers to, keep confidential any information obtained from FADV and any Subsidiaries thereof concerning FADV and its Subsidiaries and, at the request of FADV, shall return to FADV all copies of any schedules, statements, documents or other written information obtained in connection herewith. The Confidentiality Agreement between First American and FADV dated as of February 4, 2005 (the “Confidentiality Agreement”) shall remain in full force and effect.

5.3 Commercially Reasonable Efforts. Subject to Section 5.8, until such time as this Agreement is terminated pursuant to Section 7.1, FADV and each Contributor shall each cooperate and use its respective commercially reasonable efforts to take, or cause to be taken, all necessary action, and to make, or cause to be made, all filings necessary under applicable laws and regulations to consummate and make effective the Transaction, including its respective commercially reasonable efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities as are necessary for consummation of the Transaction and to fulfill the conditions to the Transaction.

5.4 Proxy Statement. As soon as practicable following the date of this Agreement, FADV shall prepare and file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and proxy meeting the requirements of Regulation 14A under the Exchange Act (the “Preliminary Proxy Statement”) describing, among other things, the Transaction, and the proposals to be voted on by the stockholders of FADV at the Stockholders Meeting (as defined below), including (a) the approval of this Agreement, the Related Agreements and the Transaction by a majority of shares of Class A Common Stock (calculated without giving effect to beneficial holdings of Common Stock by First American, its Affiliates (including directors and officers of First American and its Affiliates), Donald Robert, and any member of management of FADV) present in person or represented by proxy at the Stockholders Meeting, and by a majority of shares of Common Stock present in person or represented by proxy at the Stockholders Meeting, and (b) the approval of an amendment to FADV’s Certificate of Incorporation substantially in the form of Exhibit J hereto (the “Certificate of Amendment”) by a majority of outstanding shares of Class A Common Stock (calculated without giving effect to beneficial holdings of Common Stock by First American, its Affiliates (including directors and officers of First American and its Affiliates), Donald Robert, and any member of management of FADV), and by a majority of outstanding shares of Common Stock. At the earliest time permitted by Rule 14a-6 of the Exchange Act, FADV shall prepare and file with the SEC a final proxy statement and proxy meeting the requirements of Regulation 14A under the Exchange Act covering the foregoing and, if necessary, including disclosure required by Nasdaq Marketplace Rule 4350(i)(2) (the “Final Proxy Statement”). Final forms of the Preliminary Proxy Statement and the Final Proxy Statement shall be subject to approval by First American, such approval not to be unreasonably withheld, conditioned or delayed. FADV shall use all commercially reasonable efforts to cause the Final Proxy Statement to be mailed as promptly as reasonably practicable. Each Party shall take such action as the other Parties may reasonably request in connection with the preparation and filing of the Preliminary Proxy Statement and the Final Proxy Statement. If at any time prior to the mailing of the Final Proxy Statement any event or information should be discovered by any Party that should be set forth in the Final Proxy Statement, the Party discovering such event or information shall promptly inform the other Parties, and to the extent required by law, FADV will promptly file a revised proxy statement and proxy with the SEC and disseminate such revised proxy statement and proxy to FADV’s stockholders as promptly as practicable.

5.5 Authorization. FADV has, or before the Closing Date will have, authorized the issuance and sale pursuant to the Contribution Agreements of 29,073,170 shares of its Class B Common Stock, plus an additional number of shares of its Class B Common Stock sufficient to (a) pay the DealerTrack Earnout (as defined in the First American Contribution Agreement) in full and (b) repay in full the amounts owing under the FADV Note in accordance with the First American Contribution Agreement. FADV has, or before the Closing will have, taken all action required under applicable federal and state laws in connection with the issuance of shares of Class B Common Stock in connection with the Transaction.

5.6 Stockholder Approval. Prior to Closing, FADV, acting through its Board of Directors, shall, in accordance with applicable law:

(a) mail a copy of the Final Proxy Statement to each of its stockholders;

(b) promptly and duly call, give notice of, convene and hold a special or annual meeting of its stockholders (the “Stockholders Meeting”) for the purpose of voting upon this Agreement and the Related Agreements, the Certificate of Amendment and the Transaction, and FADV agrees that this Agreement, the Related Agreements, the Certificate of Amendment and the Transaction shall be submitted for approval at the Stockholders Meeting; and

(c) use its commercially reasonable efforts to obtain the stockholder approvals required by Section 6.1(d); provided, that nothing herein shall require any member of the Board of Directors of FADV to take any action that is inconsistent with his or her fiduciary duties under Delaware law.

5.7 Notices of Certain Events. Prior to Closing, each Contributor, on the one hand, and FADV, on the other:

(a) may elect at any time to notify the other Parties (i) of any development causing a breach or potential breach of any of its representations and warranties in this Agreement or any Related Agreement to which it is a party, or (ii) if the schedules to any Related Agreement deliverable by such Party are not true and accurate in all material respects; and

(b) shall promptly deliver written notice to the other Parties if it obtains knowledge that (i) the representations and warranties of such other Party or Parties, as the case may be, in this Agreement or the Related Agreements to which it is or they are a party are not true and accurate in all material respects, or (ii) the schedules to any Related Agreement deliverable by such other Party or Parties, as the case may be, are not true and accurate in all material respects.

Notwithstanding the foregoing, unless FADV or any Contributor has the right to terminate this Agreement pursuant to Section 7.1(i), (j), (k) or (l) by reason of any of the foregoing and exercises that right within the period of time provided in such Sections, the notice of the foregoing will be deemed to have amended the disclosure schedules delivered by any Contributor or FADV, respectively, to have qualified the representations and warranties of such Parties in the relevant Articles of the First American Contribution Agreement or the FARES Contribution Agreement, as applicable, and to have cured any misrepresentation or breach of warranty that otherwise might have existed under such Contribution Agreement by reason of the development.

5.8 Consents and Further Assurances.

(a) Each Contributor agrees that it will, and it will cause the Companies and Bar None to, use commercially reasonable efforts to obtain the written consent of any other necessary party to the assignment of any Contract or undertaking constituting a part of the Business to be transferred under the Related Documents and, to the extent that any such Contract or undertaking requiring such consent is transferred or assigned pursuant to the terms of the Related Agreements without such consent, each Contributor shall, and shall cause the Companies and Bar None to, cooperate with FADV in any lawful arrangement designed to provide FADV the benefits of such Contract or undertaking; provided, however, that, in order to obtain any such consent, no (a) loan agreement or Contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, (b) Contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to any Contributor or its Affiliates, (c) Contributor or its Affiliates shall be required to make any cash payment, provide any guaranty or relinquish any property or contractual rights and (d) Contributor or its Affiliates shall, and no Contributor or its Affiliates shall be required to, commit to any divestiture transaction, agree to sell or hold separate or agree to license to competitors of such Contributor or its Affiliates, before or after the Closing Date, any of such Contributor’s or its Affiliates’ businesses, product lines, properties or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets.

(b) Subject to the proviso in (a) above, on or after the Closing Date and without further consideration, FADV and each Contributor shall from time to time execute and deliver such further instruments of conveyance, assignment and transfer and shall take, or cause to be taken, such other action as any other Party may reasonably request for the more effective conveyance, assignment and transfer to FADV of any part of the Business as contemplated by this Agreement and the Related Agreements, and each shall lend its assistance in the effectuation of the intentions and purposes of this Agreement and the Related Agreements.

5.9 Use of Names.

(a) Notwithstanding any other provision of this Agreement and the Related Agreements, no interest in or right to use the names “The First American Corporation,” “First American Real Estate Solutions,” “First American Information Services,” “First American” or any derivation thereof, or the respective logos, names, trademarks, service marks, trade names or any derivatives thereof, are being transferred hereunder or under the Related Agreements.

(b) FADV agrees that it will as promptly as practicable, but in any event within one hundred eighty (180) calendar days following the date of delivery of a written request by First American, cause any of its Subsidiaries to change its corporate name and/or the name under which it does business to remove “First American” and any derivations thereof. FADV further agrees that it will, and will cause its Subsidiaries to, as promptly as practicable, but in any event within one hundred eighty (180) calendar days following the date of delivery of a written request by First American, discontinue the use of “First American” and all logos, names, trademarks, service marks, trade names or any derivatives thereof, and to remove or obliterate them from all signs, packaging stock, letterhead, labels, websites, and other materials used or produced by FADV or its Subsidiaries and Affiliates, except as otherwise permitted by Contributors.

5.10 Portal Agreements. From and after the Closing, FADV agrees to perform the obligations of First American, FAREISI, FARES and their respective Affiliates (including the CREDCO Division) with respect to the provision of credit reports and related products and services under the following agreements (each, a “Portal Agreement” and collectively, the “Portal Agreements”):

(a) the Services Agreement, dated as of February 1, 2001, by and between Ellie Mae, Inc. (“Ellie Mae”) and First American, as amended by Amendment No. 1 to Services Agreement, dated as of October 12, 2001, by and between Ellie Mae and First American and by Amendment No. 2 to Services Agreement, dated as of June 10, 2002 by and between Ellie Mae and First American; and

(b) the Retained Portal Agreements (as defined in the FARES Contribution Agreement);

as each such Portal Agreement existed on the date hereof. FADV shall fulfill such obligations under the Portal Agreements in the same or better manner and with the same or better quality as First American, FAREISI, FARES and their respective Affiliates (including the CREDCO Division) were fulfilling their respective obligations thereunder prior to the Closing. FADV’s obligations under each Portal Agreement pursuant to this Section 5.10 shall expire upon the expiration of the term of such Portal Agreement, as such term was specified in the relevant Portal Agreement on the date hereof. To the extent First American, FAREISI, FARES or one of their respective Affiliates receives payment for services rendered by FADV pursuant to this Section 5.10, First American, FARESISI or FARES shall, or shall cause such Affiliates to, remit to FADV such payment within five (5) Business Days of receipt thereof.

5.11 Bar None. Within thirty (30) days of the date hereof, First American shall contribute to Bar None an amount in cash equal to $1,500,000. Prior to Closing, First American shall not permit Bar None to pay any cash dividends or other distributions to its stockholders. On or prior to Closing, First American shall assume the obligations of Bar None under the Promissory Note, dated May 25, 2005, in the original principal amount of $1,000,000, made by Bar None in favor of Francis A. Tarkenton.

ARTICLE VI.

CONDITIONS PRECEDENT

6.1 Conditions of all Parties. The obligation of each of the Parties to consummate the Transaction is subject to the satisfaction or waiver by such Party (including, in the case of FADV, the Independent Committee) on or before the Closing, of the following conditions precedent:

(a) Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any Governmental Entity which prohibits or restrains the consummation of the Transaction and which is in effect on the Closing Date.

(b) Statutes; Governmental Approvals. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or other Governmental Entity which prohibits the consummation of the Transaction; all governmental and other consents and approvals necessary to permit the consummation of the Transaction shall have been received; any waiting period (and any extension thereof) in connection with the foregoing shall have expired or been terminated.

(c) No Litigation. As of the Closing Date, no action or proceedings shall have been threatened or instituted before a court or other Governmental Entity or by any public authority challenging the legality of the Transaction, or restraining or prohibiting the consummation of the Transaction.

(d) Stockholders Meeting; Approval of FADV’s Stockholders. The Stockholders Meeting shall have occurred and (i) this Agreement, the Related Agreements and the Transaction shall have been duly approved by a majority of shares of Class A Common Stock (calculated without giving effect to beneficial holdings of Common Stock by First American, its Affiliates (including directors and officers of First American and its Affiliates), Donald Robert, and any member of management of FADV) present in person or represented by proxy at the Stockholders Meeting, and by a majority of shares of Common Stock present in person or represented by proxy at the Stockholders Meeting, and (ii) the Certificate Amendment shall have been duly approved by a majority of outstanding shares of Class A Common Stock (calculated without giving effect to beneficial holdings of Common Stock by First American, its Affiliates (including directors and officers of First American and its Affiliates), Donald Robert, and any member of management of FADV), and by a majority of outstanding shares of Common Stock or such other vote as may be required under applicable law and FADV’s certificate of incorporation and bylaws, and the Stockholders Meeting and such stockholder approvals shall have been obtained in accordance with applicable law and FADV’s certificate of incorporation and bylaws.

(e) Certificate of Amendment. The Certificate of Amendment shall have been filed with the Delaware Secretary of State and all proceedings necessary therefor shall have been taken by FADV and its directors and stockholders.

(f) FADV Board and Committee Approval. In addition to the approval of the FADV’s Board of Directors required under Delaware law, a committee of independent directors appointed by FADV’s Board of Directors meeting independence requirements of Nasdaq Marketplace Rule 4200(15) (the “Independent Committee”) shall have, at a meeting duly called and held in accordance with FADV’s certificate of incorporation and bylaws, acting with a quorum throughout, (i) approved this Agreement, the Related Agreements and the Transaction for purposes of Nasdaq Marketplace Rule 4350(h), (ii) determined that the Transaction, taken as a whole, is fair to and in the best interests of the stockholders of FADV, and (iii) resolved to recommend that the Board of Directors of FADV approve this Agreement, the Related Agreements and the Transaction, including the adoption and filing of the Certificate of Amendment. In addition to the foregoing, the Board of Directors of FADV shall have resolved to approve, and to recommend that the Stockholders of FADV approve, this Agreement, the Related Agreements and the Transaction, including the adoption and filing of the Certificate of Amendment.

(g) Contributor Board Approval. First American’s Board of Directors shall have approved of this Agreement, the Transaction and each Related Agreement.

(h) Note. The original FADV Note shall have been delivered to Newco and marked “Cancelled.”

(i) Consent. Experian Information Solutions, Inc. shall have provided to FARES a written consent to FARES’ participation in the Transaction in form and substance reasonably satisfactory to First American and FADV.

6.2 Conditions of FADV. The obligation of the FADV to consummate the Transaction is additionally subject to the satisfaction or waiver by FADV (including the Independent Committee) on or before the Closing Date of the following conditions precedent:

(a) Truth of Representations and Warranties. The representations and warranties of each Contributor contained herein and in the Related Agreements to which such Contributor is a party shall be true and accurate in all material respects, in each case at and as of the date of this Agreement or such Related Agreement, as applicable, and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of another date (in which case such representation and warranty shall be true and accurate in all material respects as of such date) or as expressly provided for in this Agreement or a Related Agreement), and an officer of each Contributor shall have delivered to FADV a certificate dated the Closing Date to such effect.

(b) Performance of Agreements. All of the agreements of each Contributor to be performed at or prior to the Closing pursuant to this Agreement and the Related Agreements to which such Contributor is a party shall have been duly performed in all material respects, and an officer of each Contributor shall have delivered to FADV a certificate dated the Closing Date to such effect.

(c) Good Standing and Charter Documents.

(i) First American shall have delivered, or caused to be delivered, to FADV:

(A) a copy of the articles or certificate of incorporation (or other charter document) of First American, NA CREDCO, FC CREDCO, CMSI, Credit Services, Teletrack, Teletrack Canada and Bar None, including all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of organization of each such entity as being true and correct and in effect as of a date not more than ten (10) days prior to the Closing Date;

(B) a copy of the bylaws, including all amendments thereto, of First American, NA CREDCO, FC CREDCO, CMSI, Credit Services, Teletrack, Teletrack Canada and Bar None, certified by First American’s Secretary or Assistant Secretary as being true and correct and in effect on the Closing Date;

(C) a copy of the articles of organization of Credit Report+, certified by the Maryland State Department of Assessments and Taxation as being true and correct and in effect as of a date not more than ten (10) days prior to the Closing Date, and a copy of the operating agreement of Credit Report+, including all amendments thereto, certified by First American’s Secretary or Assistant Secretary as being true and correct and in effect on the Closing Date;

(D) a copy of the certificate of formation of Newco certified by the Secretary of State of Delaware as being true and correct and in effect as of a date not more than ten (10) days prior to the Closing Date, and a copy of the operating agreement of Newco, including all amendments thereto, certified by First American’s Secretary or Assistant Secretary as being true and correct and in effect on the Closing Date; and

(E) a certificate from the Secretary of State or other appropriate official of the jurisdiction of organization to the effect that First American, Newco, NA CREDCO, FC CREDCO, CMSI, Credit Services, Teletrack, Teletrack Canada, Credit Report+ and Bar None are each in good standing or validly existing in its jurisdiction of organization as of a date not more than ten (10) days prior to the Closing Date.

(ii) FAREISI shall have delivered, or caused to be delivered, to FADV:

(A) a copy of the articles of incorporation, including all amendments thereto, of FAREISI and Membership Services, certified by the Secretary of State of California as being true and correct and in effect as of a date not more than ten (10) days prior to the Closing Date;

(B) a copy of the bylaws, including all amendments thereto, of FAREISI and Membership Services, certified by FAREISI’s Secretary or Assistant Secretary as being true and correct and in effect on the Closing Date;

(C) a copy of the certificate of organization of CIG, certified by the Secretary of State of Delaware as being true and correct and in effect as of a date not more than ten (10) days prior to the Closing Date, and a copy of the operating agreement of CIG, including all amendments thereto, certified by FAREISI’s Secretary or Assistant Secretary as being true and correct and in effect on the Closing Date;

(D) certificates from the Secretary of State of Delaware to the effect that CIG and DealerTrack are each in good standing or validly existing in such State as of a date not more than ten (10) days prior to the Closing Date; and

(E) certificates from the Secretary of State of California to the effect that FAREISI and Membership Services are each in good standing or validly existing in such State as of a date not more than ten (10) days prior to the Closing Date.

(iii) FARES shall have delivered, or cause to be delivered, to FADV:

(A) a copy of the articles of organization of FARES, certified by the Secretary of State of California as being true and correct and in effect as of a date not more than ten (10) days prior to the Closing Date, and a copy of the operating agreement of FARES, including all amendments thereto, certified by FARES’ Secretary or Assistant Secretary as being true and correct and in effect on the Closing Date;

(B) a copy of the certificate of incorporation of PR CREDCO, including all amendments thereto, certified by the Secretary of State of Delaware as being true and correct and in effect as of a date not more than ten (10) days prior to the Closing Date;

(C) a copy of the bylaws, including all amendments thereto, of PR CREDCO, certified by FARES’ Secretary or Assistant Secretary as being true and correct and in effect on the Closing Date; and

(D) a certificate from the Secretary of State or other appropriate official of the jurisdiction of organization to the effect that FARES, and PR CREDCO is each is in good standing or validly existing in its jurisdiction of organization as of a date not more than ten (10) days prior to the Closing Date.

(d) No Material Adverse Effect. As of the Closing Date there shall have been no Material Adverse Effect on the Business, and there shall not have occurred any change or development that would be reasonably likely to have a Material Adverse Effect on the Business.

(e) Certificates. Contributors shall have delivered or caused to have been delivered to FADV the certificates evidencing the following interests, properly endorsed in blank for transfer or accompanied by duly executed stock powers (or in lieu thereof an affidavit of lost certificate and an indemnification agreement reasonably acceptable to FADV) or, if any of the following interests are not certificated, Contributors shall have caused the transfers thereof to have been duly recorded on the books and records of the applicable issuer:

(i) all of the issued and outstanding shares of Common Stock of NA CREDCO;

(ii) all of the issued and outstanding shares of Common Stock of CMSI;

(iii) all of the issued and outstanding shares of Common Stock of Teletrack;

(iv) all of the issued and outstanding shares of Common Stock of Membership Services;

(v) all of the outstanding membership interests of CIG;

(vi) all of the issued and outstanding shares of Common Stock of PR CREDCO; and

(vii) all of the issued and outstanding shares of Common Stock of Bar None.

(f) Consents. Bank of America, N.A. shall have provided to FADV a written consent to the Transaction. Each third party with a Contract relating to the Business set forth on Schedule 6.2(f) shall have provided to FADV a written consent to the assignment of the applicable Contract to FADV as contemplated by the Transaction if assignment is required by the terms of such Contract.

(g) Proceedings. As of the Closing Date, all corporate proceedings of Contributors to be taken in connection with the transactions contemplated by this Agreement, the Related Agreements and all documents incident hereto and thereto shall be reasonably satisfactory in form and substance to FADV, and FADV shall have received copies of all such documents and other evidences as it may reasonably request in order to establish the consummation of such transactions and the taking of all corporate proceedings in connection therewith.

(h) Related Agreements. Each of the Related Agreements shall have been duly executed and delivered by the parties thereto (other than the FADV).

(i) Corporate Record Books; DealerTrack Interest. Contributors shall have delivered or caused to have been be delivered to FADV the original corporate record books and stock or membership interest record books of the Companies and Bar None, and the certificates evidencing the DealerTrack Interest and the outstanding capital stock or equity interests, as applicable, held by each Company that owns one or more Subsidiaries, including all of the issued and outstanding shares of Common Stock of FC CREDCO, all of the issued and outstanding shares of Common Stock of Credit Services, all of the issued and outstanding shares of Teletrack Canada, and all of the outstanding membership interests of Credit Report+ (or in lieu thereof an affidavit of lost certificate and an indemnification agreement reasonably acceptable to FADV).

(j) Resignation Letters. Contributors shall have delivered to FADV the resignation letters of all members of the boards of directors and management committees of the Companies and Bar None and/or any officer of the Companies and Bar None as FADV shall have requested at or prior to the Closing, together with an acknowledgment that they have no prior or present claim whatsoever against the Company or Companies for which they served or Bar None, as applicable, in connection with so acting as directors and/or officers.

(k) Opinion of FADV Financial Advisor. The Independent Committee shall have been advised in writing by its financial advisor, Morgan Stanley & Co., that in such advisor’s opinion, as of May 23, 2005, the price to be paid for contribution of the Business and the DealerTrack Interest under the Related Agreements is fair to FADV from a financial point of view.

(l) Audited Financial Statements. First American shall have delivered, or caused to have been delivered, to FADV the audited and unaudited financial statements of the Business required to be included in FADV’s filings with the SEC (the “Audited Financial Statements”), including the Preliminary Proxy Statement, and such Audited Financial Statements shall be consistent in all material respects with all of the Financial Statements (as defined in each Contribution Agreement) considered as a whole.

6.3 Conditions of Contributors. The obligations of each Contributor to consummate the Transaction are additionally subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

(a) Truth of Representations and Warranties. The representations and warranties of FADV contained herein and in the Related Agreements to which it is a party shall be true and accurate in all material respects, in each case at and as of the date of this Agreement or such Related Agreement, as applicable, and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of another date (in which case such representation and warranty shall be true and accurate in all material respects as of such date) or as expressly provided for in this Agreement or a Related Agreement), and an officer of FADV shall have delivered to Contributors a certificate dated the Closing Date to such effect.

(b) Performance of Agreements. All of the agreements of FADV to be performed at or prior to the Closing pursuant to this Agreement and the Related Agreements to which FADV is a party shall have been duly performed in all material respects, and an officer of FADV shall have delivered to Contributors a certificate dated the Closing Date to such effect.

(c) Good Standing and Charter Documents. FADV shall have delivered, or caused to be delivered, to Contributors (i) a copy of the certificate of incorporation of FADV, including all amendments thereto, certified by the Secretary of State of Delaware as being true and correct and in effect as of a date not more than ten (10) days prior to the Closing Date; (ii) a copy of the bylaws, including all amendments thereto, of FADV, certified by FADV’s Secretary or Assistant Secretary as being true and correct and in effect on the Closing Date; and (iii) a certificate from the Secretary of State of Delaware to the effect that FADV is in good standing or validly existing in Delaware as of a date not more than ten (10) days prior to the Closing Date.

(d) No Material Adverse Effect. As of the Closing Date there shall have been no Material Adverse Effect on FADV, and there shall not have occurred any change or development that would be reasonably likely to have a Material Adverse Effect on FADV.

(e) Class B Common Stock Certificates. FADV shall have delivered or caused to have been delivered to Newco an aggregate total of 30,048,780 shares of Class B Common Stock.

(f) Notice. FADV shall have timely delivered to the Nasdaq National Market the notice required by Nasdaq Marketplace Rule 4310(c)(17)(D).

(g) Proceedings. As of the Closing Date, all corporate proceedings of FADV to be taken in connection with the transactions contemplated by this Agreement, the Related Agreements and all documents incident hereto and thereto shall be reasonably satisfactory in form and substance to Contributors, and Contributors shall have received copies of all such documents and other evidences as they may reasonably request in order to establish the consummation of such transactions and the taking of all corporate proceedings in connection therewith.

(h) Related Agreements. The Related Agreements to which FADV is a party shall have been duly executed and delivered by the parties thereto (other than Contributors).

(i) Standstill Agreement. FADV shall have delivered to Contributors a written waiver of FADV’s rights under the Standstill Agreement, dated as of June 5, 2003, between First American and FADV (the “Standstill Agreement”), with respect to the Transaction, and FADV shall have delivered to Contributors the written approval of the Transaction by a majority of the Disinterested Directors (as defined in the Standstill Agreement).

(j) Opinion of First American Financial Advisor. First American shall have been advised in writing by its financial advisor, Lehman Brothers, that in such advisor’s opinion, as of May 25, 2005, the price to be received for contribution of the Business and the DealerTrack Interest under the Related Agreements is fair to Contributors from a financial point of view.

ARTICLE VII.

TERMINATION

7.1 Events of Termination. This Agreement may be terminated in whole, but not in part, as follows:

(a) at any time by mutual written agreement of the Parties;

(b) by FADV, by written notice to First American if the conditions set forth in Sections 6.1 and 6.2 hereof shall not have been complied with or performed on or prior to the one hundred twentieth (120th) calendar day from the date hereof (or such later date as the Parties may have agreed to in writing) in any material respect and FADV shall not have materially breached any of its representations, warranties, covenants or agreements contained herein;

(c) by First American, by written notice to FADV if the conditions set forth in Sections 6.1 and 6.3 hereof shall not have been complied with or performed on or prior to the one hundred twentieth (120th) calendar day from the date hereof (or such later date as the Parties may have agreed to in writing) in any material respect and no Contributor shall have materially breached any of its representations, warranties, covenants or agreements contained herein;

(d) by First American or FADV, by written notice to the other, if the Board of Directors of FADV or the Independent Committee shall have withdrawn or adversely modified its approval or recommendation of the Transaction;

(e) by FADV or First American, by written notice to the other Parties, if a court of competent jurisdiction or other Governmental Entity shall have issued a final, non-appealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction;

(f) by either First American or FADV, by written notice to the other, if at the Stockholders Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of FADV in favor of this Agreement, the Related Agreements and the Transaction, including approval of the Certificate of Amendment, shall not have been obtained as required by Section 6.1(d);

(g) by either First American or FADV, by written notice to the other, if Morgan Stanley & Co., FADV’s financial advisor, withdraws its opinion referred to in Section 6.2(k) or otherwise notifies the Board of Directors of FADV that it may no longer rely on such opinion;

(h) by either First American or FADV, by written notice to the other, if Lehman Brothers, First American’s financial advisor, withdraws its opinion referred to in Section 6.3(j) or otherwise notifies the Board of Directors of First American that it may no longer rely on such opinion;

(i) by FADV by written notice to First American delivered prior to the Closing, if FADV reasonably determines that the developments set forth in any notice delivered by Contributors under Section 5.7, together with any developments set forth in any other notice or notices delivered by Contributors under Section 5.7, will result in a material breach of any representation or warranty of First American or FAREISI contained in the First American Contribution Agreement;

(j) by FADV by written notice to First American delivered prior to the Closing, if FADV reasonably determines that the developments set forth in any notice delivered by Contributors under Section 5.7, together with any developments set forth in any other notice or notices delivered by Contributors under Section 5.7, will result in a material breach of any representation or warranty of FARES contained in the FARES Contribution Agreement;

(k) by First American by written notice to FADV delivered prior to the Closing, if First American reasonably determines that the developments set forth in any notice delivered by FADV under Section 5.7, together with any developments set forth in any other notice or notices delivered by FADV under Section 5.7, will result in a material breach of any representation or warranty of FADV contained in the First American Contribution Agreement;

(l) by First American by written notice to FADV delivered prior to the Closing, if First American reasonably determines that the developments set forth in any notice delivered by FADV under Section 5.7, together with any developments set forth in any other notice or notices delivered by FADV under Section 5.7, will result in a material breach of any representation or warranty of FADV contained in the FARES Contribution Agreement; or

(m) in whole and not in part by FADV, by written notice to First American, if, as a condition to receiving the approval of the Transaction by any Governmental Entity, FADV or any of its Subsidiaries or Affiliates shall be required to, or required to agree to, (i) divest, sell or hold separate or agree to license to its competitors, before or after the Closing Date, any of FADV’s, its Subsidiaries’ or Affiliates’, the Business’ or Bar None’s businesses, product lines, properties or assets, (ii) make any material changes or accept material restrictions in the operation of such businesses, product lines, properties or assets or (iii) make any changes or accept any restrictions in any of FADV’s, its Subsidiaries’ or Affiliates’, the Business’ or Bar None’s businesses, product lines, properties, assets, or to this Agreement, the Related Agreements or the Transaction.

7.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 7.1, all further obligations of the Parties under this Agreement (other than pursuant to Sections 5.2(c) (Confidentiality), 9.2 (Expenses) and 9.3 (Confidentiality), which shall continue in full force and effect) shall terminate without further liability or obligation of any Party to any other Party hereunder; provided, however, that no Party shall be released from liability hereunder if this Agreement is terminated and the Transaction abandoned by reason of (a) willful failure of such Party to have performed its obligations hereunder and (b) any knowing misrepresentation made by such Party of any matter set forth herein.

ARTICLE VIII.

NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 General. Except for the covenants and agreements in Section 5.1 and the covenants and agreements which, by their express terms, are to be performed after the Closing Date, none of the representations, warranties, covenants and agreements of the Parties in this Agreement shall survive the Closing, and thereafter no Party and no Subsidiary, officer, director, member, manager or employee of any such Party, shall have any liability under this Agreement with respect to any such representation, warranty, covenant or agreement except for liabilities arising from intentional fraud, willful (tortious or illegal) misconduct or criminal acts.

ARTICLE IX.

MISCELLANEOUS

9.1 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of a Person, the Person making such representation or warranty confirms that the senior executive officers of such Person have made a reasonable inquiry of the managers reporting to them as to the matters that are the subject of such representations and warranties.

9.2 Expenses. Except as expressly provided herein, each Party shall bear its own (a) costs incurred as a result of the Transaction, including payments to third parties, if any, to obtain their consent to such transfer and (b) professional fees and related costs and expenses (including fees, costs and expenses of accountants, attorneys, benefits specialists, investment banks, financial advisors, tax advisors and appraisers) incurred by it in connection with the preparation, execution and delivery of this Agreement and the Related Agreements and the Transaction.

9.3 Publicity; Confidentiality. Except as otherwise required by law, neither First American (and its Affiliates) nor FADV (and its Affiliates) shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the Related Agreements or the matters contained herein or therein, without obtaining the prior written consent of the other to the contents and the manner of presentation and publication thereof, which consent shall not be unreasonably or untimely withheld, delayed or conditioned; provided, however, that either First American or FADV may, without the prior written consent of the other, issue any such press release or other public statement as may, upon the advice of counsel, be required by law or the rules or regulations of the New York Stock Exchange or the Nasdaq National Market, as applicable, if it has used all reasonable efforts to consult with the other.

9.4 Governing Law; Jurisdiction.

(a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York (exclusive of conflict of laws principles) applicable to agreements executed and to be performed solely within such State.

(b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court sitting in the borough of Manhattan, New York, or Federal court of the United States of America in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Related Agreements or the agreements delivered in connection herewith or therewith or the Transaction or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such New York State or Federal court and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such New York State or Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE RELATED AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED AGREEMENTS AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4.

9.5 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

(a) If to FADV, to:

First Advantage Corporation
One Progress Plaza
Suite 2400
St. Petersburg, Florida 33701
Facsimile:	(727) 214-3401
Attention:	John Long
Julie Waters

with a copy (which shall not constitute notice) to:

Independent Committee
c/o Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Facsimile:	(212) 450-3800
Attention:	John H. Butler

(b) If to any Contributor other than FARES, to:

The First American Corporation
1 First American Way
Santa Ana, California 92707
Facsimile:	(714) 800-3325
Attention:	Parker Kennedy
Kenneth DeGiorgio

with a copy (which shall not constitute notice) to:

White & Case LLP
633 West Fifth Street, Suite 1900
Los Angeles, California 90071
Facsimile:	(213) 687-0758
Attention:	Neil W. Rust

(c) If to FARES, to:

The First American Corporation
1 First American Way
Santa Ana, California 92707
Facsimile:	(714) 800-3325
Attention:	Parker Kennedy
Kenneth DeGiorgio

and

Experian Information Solutions, Inc.
475 Anton Boulevard
Costa Mesa, California 92626
Facsimile:	(714) 830-2513
Attention:	Senior Vice President and Lead Counsel

with a copy (which shall not constitute notice) to:

White & Case LLP
633 West Fifth Street, Suite 1900
Los Angeles, California 90071
Facsimile:	(213) 687-0758
Attention:	Neil W. Rust

or such other address or number as shall be furnished in writing by any such Party. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective: (i) if sent by U.S. mail, three (3) Business Days after deposit in the U.S. mail, postage prepaid; (ii) if sent by FedEx or other overnight delivery service, one (1) Business Day after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

9.6 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law, except that FADV may assign any of its rights and benefits (but not its obligations) hereunder to any of its wholly-owned subsidiaries. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

9.8 Entire Agreement. This Agreement, including the Related Agreements, the Confidentiality Agreement and the other documents referred to herein and therein, and in the exhibits and schedules thereto which form a part thereof, contains the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement, including the Related Agreements, the Confidentiality Agreement and the other documents referred to herein and therein, supersedes all prior oral and written agreements and understandings between the Parties with respect to such subject matter.

9.9 Amendments. This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties and consented to by the Independent Committee; provided that non-substantive changes to the Exhibits attached hereto may be made by the Parties without the consent of the Independent Committee.

9.10 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

9.11 Extension; Waiver. At any time prior to the Closing, the Parties may, to the extent legally allowed, but shall not be obligated to, (a) extend the time for performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other Parties contained herein; provided that, except as otherwise permitted by this Agreement, any extension or waiver granted by FADV shall require the consent of the Independent Committee to be effective. Any agreement on the part of a Party to any such extension or waiver shall be valid only if and to the extent set forth in a written instrument signed by such Party.

9.12 Third Party Beneficiaries. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

9.13 Consent. FADV hereby consents to First American’s assignment of the FADV Note to Newco.

*                    *                      *

IN WITNESS WHEREOF, each Party has caused its name to be hereunto subscribed by its duly authorized signatory as of the day and year first above written.

THE FIRST AMERICAN CORPORATION

By:	/s/ Parker Kennedy
Name: Parker Kennedy
Title: Chief Executive Officer

FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC.

By:	/s/ Parker Kennedy
Name: Parker Kennedy
Title: Chief Executive Officer

FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC

By:	/s/ Parker Kennedy
Name: Parker Kennedy
Title: Chief Executive Officer

FADV HOLDINGS LLC

By:	/s/ John Lamson
Name: John Lamson
Title: Executive Vice President and Chief Financial Officer

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name: John Lamson
Title: Executive Vice President and Chief Financial Officer

-Signature Page-

Master Transfer Agreement

Annex B

CONTRIBUTION AGREEMENT

among

THE FIRST AMERICAN CORPORATION,

FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC.,

FADV HOLDINGS LLC,

and

FIRST ADVANTAGE CORPORATION

Dated as of [            ], 2005

TABLE OF CONTENTS1

[1]	This Table of Contents is provided for convenience only and does not form a part of this Contribution Agreement.

Note: Pursuant to Item 601(b)(2) of Regulation S-K, schedules containing disclosure of certain materials and exceptions to the representations and warranties have been omitted. First Advantage will provide a copy of such schedules supplementally to the SEC upon request. The description of the schedules are included only for purposes of Item 601(b)(2) of Regulation S-K.

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (as the same may be amended, modified and supplemented from time to time, this “Agreement”) is entered into as of [            ], 2005 by and among THE FIRST AMERICAN CORPORATION, a California corporation (“First American”); FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC., a California corporation (“FAREISI”); FADV HOLDINGS LLC, a Delaware limited liability company (“Newco”); and FIRST ADVANTAGE CORPORATION, a Delaware corporation (“FADV”; First American, FAREISI, Newco and FADV are each a “Party” and are collectively the “Parties”).

W I T N E S S E T H :

WHEREAS, Newco is the beneficial owner of (a) all of the issued and outstanding (i) capital stock of North American CREDCO, Inc., a Delaware corporation (“NA CREDCO”); First Canadian CREDCO, Inc., an Ontario corporation (“FC CREDCO”); First American Credit Management Solutions, Inc., a Delaware corporation (“CMSI”); CMSI Credit Services, Inc., a Maryland corporation (“Credit Services”); Teletrack, Inc., a Georgia corporation (“Teletrack”); and Teletrack Canada, Inc., an Ontario corporation (“Teletrack Canada”); (ii) membership interests of CreditReportPlus, LLC, a Maryland limited liability company (“Credit Report+”); and (iii) capital stock of Bar None, Inc., a Delaware corporation (“Bar None”); and (b) 4,071,618 shares of Series A-2 Preferred Stock of DealerTrack Holdings, Inc., a Delaware corporation (“DealerTrack”), and 1,357,206 shares of Series C-3 Preferred Stock of DealerTrack (collectively, the “DealerTrack Interest”);

WHEREAS, Newco is the record owner of all of the issued and outstanding (a) capital stock of First American Membership Services, Inc., a California corporation (“Membership Services”); and (b) membership interests of CIG Investments, LLC, a Delaware limited liability company (“CIG” and collectively with the companies referred to in the above recitals (other than DealerTrack and the DealerTrack Interest), the “FACO Business”);

WHEREAS, First American, FAREISI, First American Real Estate Solutions, LLC, Newco and FADV are parties to that certain Amended and Restated Master Transfer Agreement, dated as of June 22, 2005 (the “Master Transfer Agreement”), pursuant to which, among other things, First American, FAREISI, Newco and FADV shall have entered into this Agreement as a condition precedent to closing of the transactions contemplated by the Master Transfer Agreement; and

WHEREAS, First American, Newco and FAREISI (each, a “Contributor” and collectively, “Contributors”) desire to contribute or cause the contribution, and FADV desires to accept the contribution, of the FACO Business, Bar None and the DealerTrack Interest, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

1.1 Defined Terms. Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned in the Master Transfer Agreement. In this Agreement the following words and expressions shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

“ 24/7” has the meaning provided in Section 3.12(k).

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act of 1933, as amended.

“Acquisition Agreement” and “Acquisition Agreements” have the meanings provided in Section 7.3(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided that FADV and its Subsidiaries shall not be deemed to be Affiliates of Contributors for purposes of this Agreement, and Contributors and their Subsidiaries shall not be deemed to be Affiliates of FADV for purposes of this Agreement.

“Agreed Claims” has the meaning provided in Section 8.3(d).

“Agreement” has the meaning provided in the introductory paragraph.

“Balance Sheet Date” means March 31, 2005.

“Balance Sheet” means the unaudited pro forma balance sheet of First American’s Credit Information Group for the quarter ended on the Balance Sheet Date.

“Bar None” has the meaning provided in the first recital.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banks located in Los Angeles, California or St. Petersburg, Florida are authorized or required by law to close.

“Certificate” has the meaning provided in Section 8.3(a).

“CIG” has the meaning provided in the second recital.

“Class A Common Stock” means FADV’s Class A common stock, par value $0.001 per share.

“Class B Common Stock” means FADV’s Class B common stock, par value $0.001 per share.

“CMSI” has the meaning provided in the first recital.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” and “Companies” means, as the context requires, any or all of NA CREDCO; FC CREDCO; CMSI; Credit Services; Teletrack; Teletrack Canada; Credit Report+; Membership Services; and CIG.

“Company Intellectual Property” means all Intellectual Property owned by a Company and/or any Subsidiary thereof or used in the business of a Company and/or any Subsidiary thereof.

“Company Permitted Liens” has the meaning provided in Section 3.5.

“Contracts” means any Contract, agreement, understanding, note, bond, mortgage, indenture, guarantee, license, franchise, commitment, lease or instrument, whether oral or written, including all amendments and supplements thereto and restatements thereof.

“Contributor” and “Contributors” have the meanings provided in the fourth recital.

“Contributor Indemnified Party” has the meaning provided in Section 8.2(b).

“Credit Report+” has the meaning provided in the first recital.

“Credit Services” has the meaning provided in the first recital.

“DealerTrack” has the meaning provided in the first recital.

“DealerTrack Earnout” has the meaning provided in Section 6.3.

“DealerTrack Excess Value” has the meaning provided in Section 6.3(a).

“DealerTrack Interest” has the meaning provided in the first recital.

“Distributions” has the meaning provided in Section 7.2.

“Encumbrances” means all liens, security interests, options, rights of first refusal, claims, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements and any other encumbrances and other restrictions or limitations on use or irregularities in title thereto.

“Entity” means any Person that is not a natural person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FACO Business” has the meaning provided in the second recital.

“FADV” has the meaning provided in the introductory paragraph.

“FADV Financial Statements” has the meaning provided in Section 5.4.

“FADV Indemnified Party” has the meaning provided in Section 8.2(a).

“FADV Note” has the meaning provided in Section 6.2(b).

“FADV SEC Reports” has the meaning provided in Section 5.4.

“FAREISI” has the meaning provided in the introductory paragraph.

“FARES Contribution Agreement” means the Contribution Agreement, dated as of the date hereof, among First American Real Estate Solutions, LLC, Newco and FADV.

“FC CREDCO” has the meaning provided in the first recital.

“First American” has the meaning provided in the introductory paragraph.

“Financial Statements” means the unaudited balance sheet and income statement of First American’s Credit Information Group for the years ended December 31, 2002, 2003 and 2004, and the Balance Sheet and related income statement for the three months ended on the Balance Sheet Date.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Entity” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Indebtedness” of any Person shall mean and include (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) amounts owing as deferred purchase price for property or services, including all stockholder notes and “earn-out” payments, (c) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (d) commitments or obligations by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (e) indebtedness secured by an Encumbrance on assets or properties of such Person, (f) obligations under any interest rate, currency or other hedging agreement or (g) guarantees or other contingent liabilities (including so-called take-or-pay or keep-well agreements) with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (a) through (f) above.

“Indemnified Party” has the meaning provided in Section 8.3(a).

“Indemnifying Party” has the meaning provided in Section 8.3(a).

“Intellectual Property” means all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names, applications and reservations therefor, uniform resource locators (“URLs”) and the Internet sites (collectively, the “Sites”) corresponding thereto, trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors and other proprietary information or material of any type, whether written or unwritten (and all goodwill associated with, and all derivatives, improvements and refinements of, any of the foregoing).

“IRS” means the Internal Revenue Service.

“Licenses” has the meaning provided in Section 3.14.

“Losses” has the meaning provided in Section 8.2(a).

“Master Transfer Agreement” has the meaning provided in the third recital.

“Material Adverse Effect” means, (a) when used with respect to the Business, any material adverse change in or effect on the properties, assets, businesses, liabilities, results of operations or condition (financial or otherwise) of the Business, taken as a whole, and (b) when used with respect to FADV, (i) any materially adverse change in or effect on (including any material delay) the ability of FADV to perform its obligations under this Agreement, and (ii) any material adverse change in or effect on the properties, assets, businesses, liabilities, results of operations or condition (financial or otherwise) of FADV and its Subsidiaries, taken as a whole; provided, however, that the term “Material Adverse Effect” shall not include any adverse change or effect that is proximately caused by (1) conditions affecting the United States economy generally or the economy of the regions in which the applicable Person and its Subsidiaries (if any), taken as a whole, conducts a material part of its business, (2) changes in financial markets, (3) conditions affecting the industries in which the applicable Person and its Subsidiaries (if any) compete or (4) the announcement, or other disclosure, of the Transaction (to the extent such announcement or disclosure is not effected in contravention of any term of this Agreement) or the consummation of the Transaction (including compliance by such Person with its covenants hereunder).

“Membership Services” has the meaning provided in the second recital.

“NA CREDCO” has the meaning provided in the first recital.

“Newco” has the meaning provided in the introductory paragraph.

“Ordinary Course” means, with respect to any Person, the ordinary course of commercial operations customarily engaged in by such Person, consistent with past practices (including with respect to quantity and frequency).

“Overlap Period” has the meaning provided in Section 9.2(a).

“Party” or “Parties” has the meaning provided in the introductory paragraph.

“Person” means and includes any individual, partnership, joint venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization, a group and a government or other department, agency or political subdivision thereof.

“Pre-Closing Period” has the meaning provided in Section 3.11(b).

“Returns” has the meaning provided in Section 3.11(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any Entity (other than a corporation) in which such Person and/or one more Subsidiaries of such Person has more than a 50% equity interest or otherwise controls the management and affairs of such Entity (including the power to veto any material act or decision); provided that FADV and its Subsidiaries shall not be deemed to be Subsidiaries of First American for purposes of this Agreement.

“Taxes” means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including all Federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or Affiliated group or of a contractual obligation to indemnify any Person.

“Tax Matter” has the meaning provided in Section 9.4(a).

“Teletrack” has the meaning provided in the first recital.

“Teletrack Canada” has the meaning provided in the first recital.

“Trading Day” means a day on which the Nasdaq National Market is open for at least one-half of its normal business hours.

1.2 Principles of Construction.

(a) All references to Articles, Sections, subsections, Schedules and Exhibits are to Articles, Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation.”

(b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(c) In the computation of periods of time from a specified date to a later specified date, the words “from” and “within” each mean “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(e) In the event that the final day of any time period provided herein does not fall on a Business Day, such time period shall be extended such that the final day of such period shall fall on the next Business Day thereafter.

(f) This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(g) All references to (i) Schedules in Article III are to Schedules that form a part of the disclosure schedule delivered by Contributors to FADV on the date of the Master Transfer Agreement as updated pursuant to Section 5.7 of the Master Transfer Agreement, and (ii) Schedules in Article V are to Schedules that form a part of the disclosure schedule delivered by FADV to Contributors on the date of the Master

Transfer Agreement as updated pursuant to Section 5.7 of the Master Transfer Agreement. The Schedules referred to herein are incorporated herein by reference.

(h) It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits hereto is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits hereto in any dispute or controversy between the Parties as to whether any obligation, item or matter is or is not material for purposes of this Agreement. Whenever a representation or warranty made by Contributors is qualified by materiality or immateriality, such materiality or immateriality, as the case may be, shall be construed in respect of the Business, taken as a whole.

ARTICLE II.

REPRESENTATIONS OF CONTRIBUTORS

First American and FAREISI jointly and severally represent, warrant and agree in favor of FADV, as of the Closing Date (unless a representation speaks as of a specific date, in which case, as of such date), as follows:

2.1 Existence and Good Standing. Each of First American and FAREISI (a) is a corporation validly existing and in good standing under the laws of the State of California, and (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Newco is (i) a limited liability company validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite limited liability company power and authority to own, lease and operate its properties and to carry out its business as now being conducted.

2.2 Binding Effect. Each Contributor has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement (a) has been duly authorized and approved by all required corporate or limited liability company action of First American, Newco and FAREISI, (b) has been duly executed and delivered by First American, Newco and FAREISI, and (c) assuming the due execution and delivery hereof by FADV, constitutes the valid and binding agreement of First American, Newco and FAREISI enforceable against each in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

2.3 Investment. Newco is acquiring the Class B Common Stock hereunder for investment for its own account, not as nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Each Contributor understands that the Class B Common Stock to be purchased hereunder has not been, and may not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of each Newco’s investment intent and the accuracy of Contributors’ representations as expressed in this Section 2.3. Each Contributor acknowledges that the Class B Common Stock to be acquired hereunder must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Newco is an Accredited Investor.

2.4 Restrictive Documents. Assuming the receipt of any and all consents of third parties in connection with the transactions contemplated hereby, no Contributor is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, Contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on (including any material delay) the ability of such Contributor to perform its respective obligations under this Agreement.

2.5 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of any Contributor any investigation by) any Governmental Entity or other instrumentality or agency, pending, or, to the knowledge of any Contributor, threatened, against or affecting such Contributor that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on (including any material delay) the ability of such Contributor to perform its obligations under this Agreement. No Contributor is subject to any judgment, order or decree entered in any lawsuit or proceeding which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on (including any material delay) the ability of such Contributor to perform its obligations under this Agreement.

2.6 Newco. Newco is a newly formed entity that (a) immediately prior to consummation of the Transaction will be owned 61.25% by First American, 1.16% by FAREISI, and 37.58% by FARES, (b) has not conducted, and will not prior to Closing conduct, any business other than (i) the receipt of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note from the other Contributors by way of a contribution immediately prior to Closing substantially on the terms described to FADV in connection with the amendment and restatement of the Master Transfer Agreement and (ii) upon consummation of the Transaction, the contribution of the Business, Bar None, the XRES Business and the DealerTrack Interest to FADV or its wholly-owned Subsidiary pursuant to this Agreement and the Related Agreements, (c) has no indebtedness or other liabilities, whether contingent or otherwise, other than (i) its obligations under and as contemplated by this Agreement and the Related Agreements and (ii) the indebtedness and other liabilities of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note during the period from its receipt of the contribution of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note from the other Contributors to its contribution thereof to FADV or its wholly-owned Subsidiary pursuant to the terms hereof and the Related Agreements, and (d) has not and will not, during the period from its receipt of the contribution of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note from the other Contributors to its contribution thereof to FADV or its wholly-owned Subsidiary pursuant to the terms hereof and the Related Agreements, changed or modified any of the assets or liabilities related to the Business, Bar None, the XRES Business, the DealerTrack Interest or the FADV Note.

ARTICLE III.

REPRESENTATIONS OF CONTRIBUTORS

REGARDING THE COMPANIES

Subject to Section 10.12, First American and FAREISI jointly and severally represent, warrant and agree in favor of FADV as of the Closing Date (unless a representation speaks as of a specific date, in which case, as of such date), as follows:

3.1 Companies; Subsidiaries.

(a) Set forth on Schedule 3.1 is a list of each Company and each direct or indirect Subsidiary thereof and the percentage ownership of each such Company in any such Subsidiary. Each Company and each Subsidiary thereof is validly existing and in good standing under the laws of the jurisdiction of its organization (as set forth in Schedule 3.1) and has all requisite corporate or limited liability power, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted. No Company or any of its Subsidiaries is in violation of any of the provisions of its articles of incorporation or bylaws (or equivalent organizational documents).

(b) Set forth on Schedule 3.1 is a list of jurisdictions in which each Company and each Subsidiary thereof is duly qualified or licensed to conduct its business, and each such Company is in good standing in each such jurisdiction. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned, leased or operated by each Company and each Subsidiary thereof, or the nature of the business conducted by each Company and each Subsidiary thereof, makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

(c) Except as set forth on Schedule 3.1, none of the Companies owns, directly or indirectly, any capital stock of, or other equity, ownership, proprietary or voting interest in, any Person.

3.2 Capitalization.

(a) Schedule 3.2 sets forth (i) the capitalization of each Company that is a corporation and (ii) the outstanding membership interests of each Company that is a limited liability company. All outstanding shares of the capital stock of each Company that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock or membership interests of any Company, any other securities of any Company, or any equity interest in any Company or its business, and none of the foregoing will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. No Person has any demand or piggyback registration rights in respect of shares of common stock or other securities of any Company. All securities, rights, options and plans set forth (or required to be set forth) on Schedule 3.2 have been issued or granted in accordance with applicable law and not in contravention with the articles or certificate of incorporation, bylaws, articles of organization or operating agreement, as applicable, of the relevant Company.

(b) (i) Newco owns, beneficially and of record, 100% of the capital stock or other equity interests of each of NA CREDCO, CMSI, Teletrack, Membership Services and CIG, free and clear of all Encumbrances, (ii) NA CREDCO owns, beneficially and of record, 100% of the capital stock or other equity interests of FC CREDCO, free and clear of all Encumbrances, (iii) Teletrack owns, beneficially and of record, 100% of the capital stock or other equity interests of Teletrack Canada, free and clear of all Encumbrances and (iv) CMSI owns, beneficially and of record, 100% of the capital stock or other equity interests of Credit Services and Credit Report+, free and clear of all Encumbrances.

3.3 Financial Statements.

(a) Schedule 3.3(a) contains copies of each of the Financial Statements. Except as specifically disclosed therein and except as set forth in Schedule 3.3(a), that portion of the Financial Statements relating to the Companies has been prepared from, and in accordance with, the books and records of the Business, were prepared in accordance with GAAP and fairly present in all material respects, subject to the absence of notes with respect to interim periods and audit adjustments, the financial position of each of the Companies on a combined basis with the other businesses constituting the Business, as of the dates thereof and the results of operations of each of the Companies on a combined basis with the other businesses constituting the Business for the periods presented therein.

(b) Except as set forth on Schedule 3.3(b), from the Balance Sheet Date through the date of this Agreement, the Business has been conducted in the Ordinary Course and there has not been any incurrence, assumption or guarantee by the Companies or their Subsidiaries of any Indebtedness other than in the Ordinary Course.

3.4 Books and Records. Except as set forth on Schedule 3.4, none of the Companies and their Subsidiaries has any material records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of a Company or an Affiliate thereof.

3.5 Title to Properties; Encumbrances. Except (a) as set forth on Schedule 3.5 (and except for property leased by a Company or Subsidiary thereof, which, for the avoidance of doubt, is represented and warranted to in Section 3.7) and (b) for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the Ordinary Course, the Companies and their respective Subsidiaries have good, valid and marketable title to (i) all of their respective properties and assets (real and personal, tangible and intangible), including all of the properties and assets the Companies and their respective Subsidiaries reflected in the Balance Sheet, except as indicated in the notes thereto, and (ii) all of the properties and assets purchased by a Company or a Subsidiary thereof since the Balance Sheet Date; in each case subject to no Encumbrance, except for (A) liens reflected in the Balance Sheet, (B) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, and other liens or other imperfections in title, if any, which do not, individually or in the aggregate, materially detract from the value of, or impair the use of, such property by such Company or such Subsidiary in the operation of its business, (C) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (D) liens described on Schedule 3.5 (liens of the type described in clauses (A), (B, (C) and (D) above are hereinafter sometimes referred to as “Company Permitted Liens”). The tangible personal property, real property and assets owned or leased by the Companies, together with the Contributed Assets (as defined in the FARES Contribution Agreement), the tangible personal property, real property and assets subject to the Related Agreements, and the tangible personal property, real property and assets used by First American and its Affiliates to provide services to FADV and its Affiliates under the Related Agreements, constitute all of the tangible personal property, real property and assets necessary for the conduct of the Business as conducted in the Ordinary Course in all material respects.

3.6 Real Property. No Company or Subsidiary thereof owns, directly or indirectly, in whole or in part, any fee interest in any real property.

3.7 Leases. Schedule 3.7 contains an accurate and complete list of each real and personal property lease for which total annual rent payments equal or exceed $100,000 to which a Company or any Subsidiary thereof is a party (as lessee or lessor). Each lease set forth on Schedule 3.7 (or required to be set forth on Schedule 3.7) is in full force and effect; all rents and additional rents due by a Company or a Subsidiary thereof to date on each such lease have been paid (other than any pass through expenses not yet invoiced to any Company or Subsidiary thereof); in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, except where such defaults would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. The tangible personal property leased by the Companies and their respective Subsidiaries is in a state of good maintenance and repair, reasonable wear and tear excepted, except where the state of such property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

3.8 Material Contracts.

(a) Except as set forth on Schedule 3.8(a), none of the Companies and their respective Subsidiaries is bound by (i) any agreement, Contract or commitment relating to the employment of any Person (as hereinafter defined) by any Company or any Subsidiary thereof or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan (including any agreement under which an employee of a Company or a Subsidiary thereof would be entitled to payment, vesting of rights or benefits or other compensation upon a change in control of such Company or Subsidiary thereof), (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (iii) any agreement, Contract or commitment relating to capital expenditures in excess of $350,000 per individual item or $750,000 in the aggregate, (iv) any loan or advance to, or investment in, any Person or any agreement, Contract or commitment relating to the making of any such loan, advance or investment, (v) any guarantee or other contingent liability in respect of any Indebtedness or obligation of any Person other than a Company or a Subsidiary thereof (other than the endorsement of negotiable instruments for collection in the Ordinary Course), (vi) any management service, consulting or any other similar type Contract, (vii) any agreement, Contract or commitment limiting the ability of any Company to engage in any line of business or to compete with any Person, (viii) any agreement, Contract or commitment not entered into in the Ordinary

Course which involves $350,000 or more and is not cancelable without penalty within 30 days, or (ix) any agreement, Contract or commitment which by its operation or termination would reasonably be expected to have a Material Adverse Effect on the Business. To the knowledge of Contributors, the Contracts listed on Schedule 3.8(a) and the other schedules attached hereto, together with the customer contracts not required to be listed on Schedule 3.8(a), constitute all the material Contracts of the Companies and their respective Subsidiaries, taken as a whole.

(b) Each Contract or agreement set forth (or required to be set forth) on Schedule 3.8(a) is in full force and effect. Except as set forth in Schedule 3.8(b), and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business, assuming the receipt of any and all consents of third parties in connection with the transactions contemplated hereby, each Contract set forth (or required to be set forth) on Schedule 3.8(a) is in full force and effect and there exists no (i) default or event of default by any Company or, to the knowledge of Contributors, any other party to any such Contract, or (ii) event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by any Company or, to the knowledge of Contributors, any other party thereto, with respect to any term or provision of any such Contract. None of the Companies and their respective Subsidiaries has violated any of the material terms or conditions of any Contract or agreement (x) to which any Company (or a Subsidiary thereof) and any customer that accounts for more than 2% of the total sales of the Business are parties or (y) set forth (or required to be set forth) on Schedule 3.8(a) in any material respect, and, to the knowledge of the Contributors, all of the material covenants to be performed by any other party thereto have been fully performed in all material respects.

3.9 Restrictive Documents. Assuming the receipt of any and all consents of third parties in connection with the transactions contemplated hereby, and except as set forth on Schedule 3.9, none of the Companies and their respective Subsidiaries is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, Contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which, by its own operation, and not by the breach or violation, as the case may be, thereof, (a) would materially restrict the ability of the Business to acquire any property or conduct business in any area or business line, (b) has or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business or (c) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

3.10 Litigation. Except as set forth on Schedule 3.10, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of Contributors and the Companies, any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of Contributors and the Companies, threatened, against or impacting any Company, any Subsidiary thereof or any of their respective properties or rights which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. None of the Companies and their respective Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which has or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

3.11 Taxes.

(a) Tax Returns. The Companies and each of their respective Subsidiaries have timely filed or caused to be filed, and will timely file or cause to be timely filed, with the appropriate taxing authorities all material returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information tax returns) for Taxes (“Returns”) that are required to be filed by, or with respect to, any Company or such Subsidiary on or prior to the Closing Date. The Returns have accurately reflected in all material respects and will accurately reflect in all material respects all liability for Taxes of the Companies and such Subsidiaries for the periods covered thereby.

(b) Payment of Taxes. All material Taxes and Tax liabilities due by or with respect to the income, assets or operations of the Companies and each of their respective Subsidiaries for all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any taxable year or other taxable period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (the “Pre-Closing Period”), have been (or by the Closing Date will be) timely paid in full on or before the Closing Date or adequately accrued and disclosed and fully provided for on the books and records of the Companies and each of their respective Subsidiaries in accordance with GAAP.

(c) Other Tax Matters. All material Taxes which any Company or any Subsidiary thereof is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent Contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

3.12 Intellectual Properties.

(a) Schedule 3.12(a) is an accurate and complete list of all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, registered copyrights and applications for registration thereof, Internet domain names, corporate and business names, trade names, brand names and material computer software programs owned by the Companies and their respective Subsidiaries. The Intellectual Property listed (or required to be listed) on Schedule 3.12(a), except as indicated on such Schedule, has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

(b) Except (i) as set forth in Schedule 3.12(b) and (ii) for licenses related to “off the shelf” or other software widely available on generally standard terms and conditions, none of the Companies and their respective Subsidiaries is a party to any license or agreement, whether as licensor, licensee or otherwise, with respect to any Intellectual Property. To the extent any Intellectual Property is used under license in the business of any Company and/or any of its Subsidiaries, no notice of a material default has been sent or received by such Company or any of its Subsidiaries under any such license which remains uncured and, assuming the receipt of any and all consents of third parties in connection with the assignment of such licenses to FADV, the execution, delivery or performance of Contributors’ obligations hereunder will not result in such a material default. Each such license agreement is a legal, valid and binding obligation of the Company and/or Subsidiary thereof that is a party thereto and, to the knowledge of the Companies, each of the other parties thereto, enforceable by such Company in accordance with the terms thereof.

(c) Except as set forth in Schedule 3.12(c), a Company or a Subsidiary thereof owns or is licensed to use, all of the Company Intellectual Property (including all of the Intellectual Property set forth (or required to be set forth) in Schedule 3.12(a)), free and clear of any Encumbrances, without obligation to pay any royalty or any other fees with respect thereto. Neither any Company’s nor any Company’s Subsidiary’s use of the Company Intellectual Property (including the manufacturing, marketing, licensing, sale or distribution of products and the general conduct and operations of the business of the Companies and their respective Subsidiaries) violates, infringes, misappropriates or misuses any intellectual property rights of any third party. No Company Intellectual Property has been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid. The Companies and their respective Subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is owned by any Companies or any Subsidiary thereof.

(d) Except as set forth in Schedule 3.12(d), none of the Companies and their respective Subsidiaries has received any written notice or claim from any third party challenging the right of any Company or any Subsidiary thereof to use any of the Company Intellectual Property. Except as set forth in Schedule 3.12(d), the Company Intellectual Property listed (or required to be listed) on Schedules 3.12(a) and 3.12(b), together with the Intellectual Property listed on Schedule 2.13(a) and Schedule 2.13(b) of the FARES Contribution

Agreement, constitutes all the Intellectual Property necessary to operate the Business as of the Closing Date, in the manner in which it is presently operated, except for licenses related to “off the shelf” or other software widely available on generally standard terms and conditions.

(e) Except as set forth in Schedule 3.12(e), none of the Companies and their respective Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of any Company or any Subsidiary thereof) of its rights to, or in connection with any Intellectual Property, which claim is still pending. Except as set forth in Schedule 3.12(e), none of the Companies and their respective Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the Ordinary Course.

(f) Except as set forth in Schedule 3.12(f), there is no pending or, to the knowledge of Contributors, threatened claim by any third party of a violation, infringement, misuse or misappropriation by any Company or any Subsidiary thereof of any Intellectual Property owned by any third party, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name included in the Company Intellectual Property. To the knowledge of Contributors, no valid basis exists for any such claims.

(g) Except as set forth in Schedule 3.12(g), there are no interferences or other contested proceedings, either pending or, to the knowledge of the Companies, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental authority (foreign or domestic) relating to any pending application with respect to the Company Intellectual Property owned by the Company.

(h) Except as set forth in Schedule 3.12(h), either a Company or a Subsidiary thereof has secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property of the rights to such contributions that either a Company or a Subsidiary thereof does not already own by operation of law.

(i) The Companies and their respective Subsidiaries have taken all necessary and reasonable steps to protect and preserve the confidentiality of all trade secrets, know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes and all use, disclosure or appropriation thereof by or to any third party has been pursuant to the terms of a written agreement between such third party and a Company or a Subsidiary thereof. None of the Companies and their respective Subsidiaries has materially breached any agreements of non-disclosure or confidentiality.

(j) Each of the material computer software programs used or held for use in the businesses of the Companies and their respective Subsidiaries operates and runs in a commercially reasonable business manner, conforms in all material respects to the specifications thereof, and, with respect to each of such computer software programs that are owned by a Company or a Subsidiary thereof, the applications can be compiled from their associated source code without undue burden.

(k) For the twelve-month period prior to the Closing Date, the active Internet domain names and URLs of the Companies and their respective Subsidiaries direct and resolve to the appropriate Internet protocol addresses and are and have been accessible to Internet users on those certain computers used by the Companies and their respective Subsidiaries to make the Sites so accessible substantially twenty-four (24) hours per day, seven (7) days per week (“24/7”), excluding maintenance periods, and are and have been operational for transacting from those certain computers used by the Companies and their respective Subsidiaries to make the Sites so accessible on a 24/7 basis, excluding maintenance periods. Except as set forth in Schedule 3.12(k), none of the Companies has any reason to believe that the Sites will not operate or will not continue to be accessible to Internet users on substantially a 24/7 basis, excluding maintenance periods, prior to, at the time of and after the Closing Date.

3.13 Compliance with Laws. Except as set forth in Schedule 3.13, the Companies and each of their respective Subsidiaries are in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. In furtherance of, and not by way of limitation of, the preceding sentence, none of the Companies and their respective Subsidiaries has violated any privacy, data protection, publicity, advertising or similar federal, state or local law of any kind in the United States or any other nation (including the Fair Credit Reporting Act, 15 U.S.C. §§ 1681 et seq.), nor has any of the Companies and their respective Subsidiaries received written notice of any such violation, and neither Contributors nor any Company is aware of any facts that would give rise to such a violation, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

3.14 Governmental Licenses. Except as set forth in Schedule 3.14, each of the Companies and its respective Subsidiaries has all governmental licenses, permits, franchises, approvals, permits and other authorizations of, and have made all registrations and/or filings with, all Governmental Entities (“Licenses”) necessary to own, lease and operate its properties and to enable it to carry on its respective business as presently conducted, except where the failure to have such Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. All Licenses held by any Company or any Subsidiary thereof, are in full force and effect, except where the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. No such License is the subject of a proceeding for suspension or revocation or similar proceedings. Except as set forth in Schedule 3.14, no jurisdiction has demanded or requested that any Company or any Subsidiary thereof qualify or become licensed as a foreign corporation.

3.15 Labor Matters.

(a) Each of the Companies and their respective Subsidiaries is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. The Companies and their respective Subsidiaries are not subject to or bound by any collective bargaining or labor union agreement applicable to any Person employed by the Companies and their respective Subsidiaries and no collective bargaining or labor union agreement is currently being negotiated by the Companies and their respective Subsidiaries.

(b) No unfair labor practice complaint against any Company or any Subsidiary thereof is pending before the National Labor Relations Board and, to the knowledge of the Companies, no unfair labor practice complaint is threatened or pending against any Company or any Subsidiary thereof before the National Labor Relations Board.

(c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Contributors, threatened against or involving any Company or any Subsidiary thereof.

(d) There is no grievance that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

(e) None of the Companies and their respective Subsidiaries has experienced any material labor difficulty during the last three years.

(f) There has been no, and will not be any, “layoff” or “plant closing” as defined by the Worker Adjustment Retraining and Notification Act during the 90 days prior to the Closing Date with respect to any Company or any Subsidiary thereof.

3.16 Consents and Approvals; No Violations. Assuming the receipt of any and all consents of third parties in connection with the transactions contemplated hereby, the execution and delivery of this Agreement by Contributors and the consummation of the transactions contemplated hereby will not (i) violate any provision of the articles or certificate of incorporation or bylaws (or similar organizational documents) of either Contributor, any Company or any Subsidiary of a Company, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or any governmental or regulatory body, agency or authority applicable to any Contributor, any Company or any Subsidiary of a Company, (iii) except as set forth on Schedule 3.16, require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than those required under or in relation to the Exchange Act, state securities or “blue sky” laws, and rules and regulations of the Nasdaq National Market, or (iv) except as set forth on Schedule 3.16, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Contributor, any Company or any Subsidiary of a Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which any Contributor, any Company or any Subsidiary of a Company is a party, or by which any Contributor, any Company or any Subsidiary of a Company or any of their respective properties or assets may be bound, other than, in the case of clauses (ii), (iii) and (iv) above, any violations, breaches, conflicts, defaults and liens which, and filings, permits, consents, approvals and notices the absence of which, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

3.17 Broker’s or Finder’s Fees. Except as set forth on Schedule 3.17, no agent, broker, person or firm acting on behalf of any Contributor, any Company or any of their respective Affiliates is, or will be, entitled to any commission or broker’s or finder’s fees from any of the Parties or from any Affiliate of any of the Parties hereto, in connection with any of the transactions contemplated by this Agreement.

3.18 Copies of Documents. Contributors have caused to be made available for inspection and copying by FADV and its advisers, true, complete and correct copies of all documents listed on any Schedule referred to in this Article III.

3.19 Affiliate Transactions. Except as set forth on Schedule 3.19, no Company is a party to any Contract with any Contributor or any Affiliate of any Contributor (or any director or Officer of a Contributor or any of its Affiliates or any “associates” or members of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 promulgated under the Exchange Act) of any such director or Officer, other than Experian Information Solutions, Inc. and its Affiliates) except for such Contracts that are on an arm’s length basis.

3.20 Undisclosed Liabilities. Except as set forth in Schedule 3.20, to the actual knowledge of Contributors, there are no liabilities of the Companies other than (a) liabilities incurred in the Ordinary Course, (b) liabilities disclosed on any exhibit or schedule hereto or on any exhibit or schedule to any Related Document, (c) liabilities provided for in the Financial Statements or the Audited Financial Statements, or disclosed in the notes thereto, if any, or (d) other undisclosed liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Business.

3.21 Disclosure. To the actual knowledge of Contributors, the information disclosed in this Agreement with respect to the Companies does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect on the Business.

3.22 Bar None. Except as set forth on Schedule 3.22 or any other Schedule attached hereto, solely with respect to matters, events, actions or omissions that occur exclusively during the period from the date of First American’s acquisition of Bar None to the date of this Agreement (and not, for the avoidance of doubt, with respect to any matters, events, actions or omissions occurring or beginning to occur on or prior to the date of First American’s acquisition of Bar None, including the execution or breach of any Contract, the undertaking of any obligation or the incurrence of any liability or obligation prior to the date of the acquisition of Bar None), First American and FAREISI jointly and severally make the representations and warranties in (a) Sections 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.18, 3.19, 3.20 and 3.21, (b) Section 3.11 and (c) Section 3.17 with respect to Bar None mutatis mutandis.

ARTICLE IV.

REPRESENTATIONS OF CONTRIBUTORS

REGARDING DEALERTRACK INTEREST

First American and FAREISI jointly and severally represent, warrant and agree in favor of FADV as of the Closing Date (unless a representation speaks as of a specific date, in which case, as of such date), as follows:

4.1 DealerTrack Interest. Except for any restrictions under applicable securities laws, the Certificate of Incorporation and Bylaws of DealerTrack, and the Fourth Amended and Restated Stockholders’ Agreement, dated as of March 19, 2003, among the stockholders of DealerTrack, CMSI is the record owner of the DealerTrack Interest free and clear of all Encumbrances and CMSI has not previously entered into any agreement or commitment for the sale of all or part of the DealerTrack Interest or otherwise conveyed or encumbered CMSI’s interest (voting or otherwise) with respect to the DealerTrack Interest.

ARTICLE V.

REPRESENTATIONS OF BUYER

FADV represents, warrants and agrees in favor of each Contributor as of the Closing Date (unless a representation or warranty speak as of a specific date, in which case, as of such date), as follows:

5.1 Existence and Good Standing. FADV is a corporation validly existing and in good standing under the laws of the State of Delaware. FADV has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. FADV is duly qualified or licensed to conduct its business, and is in good standing, in each jurisdiction in which the character or location of the property owned, leased or operated by FADV or the nature of the business conducted by FADV makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV.

5.2 Binding Effect. FADV has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement (a) has been duly authorized and approved by all required corporate action of FADV, (b) has been duly executed and delivered by FADV and (c) assuming the due execution and delivery of this Agreement by Contributors, constitutes the valid and binding agreement of FADV enforceable against FADV in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

5.3 Capitalization.

(a) As of May 4, 2005, the authorized capital stock of FADV is (a) 100,000,000 shares of Common Stock, $0.001 par value per share, (i) 75,000,000 of which are designated as “Class A Common Stock” and 7,824,285 are issued and outstanding, and (ii) 25,000,000 of which are designated as “Class B Common Stock” and 16,027,086 are issued and outstanding, and (b) 1,000,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding. All such outstanding shares have been, and all shares of capital stock of FADV issued after the date hereof will be, duly authorized and validly issued and are, or upon such issuance will be, fully paid and nonassessable. Except as set forth on Schedule 5.3, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of FADV’s Common Stock, any other securities of FADV, or any equity interest in FADV or its business, and none of the foregoing will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. Except as set forth on Schedule 5.3, no Person has any demand or piggyback registration rights in respect of shares of FADV’s Common Stock or any other securities of FADV. All securities, rights, options and plans set forth (or required to be set forth) on Schedule 5.3 have been issued or granted in accordance with applicable law and not in contravention with the certificate of incorporation or bylaws of FADV.

(b) The shares of Class B Common Stock to be issued to Newco hereunder, when issued in compliance with the provisions of this Agreement and FADV’s Certificate of Incorporation as amended by the Certificate of Amendment, (i) have been authorized for issuance hereunder by FADV’s Board of Directors, (ii) will be validly issued, fully paid and nonassessable, (iii) will be issued in compliance with all applicable federal and state securities laws, and will have the rights, preferences and privileges described in FADV’s Certificate of Incorporation as amended by the Certificate of Amendment, (iv) will be free and clear of all Encumbrances, other than restrictions on transfer under applicable securities laws, and (v) will not be subject to any preemptive rights or rights of first refusal; provided, however, that no representation or warranty is being made in this Section 5.3(b)(iii) with respect to the Preliminary Proxy Statement’s or the Final Proxy Statement’s compliance with Section 14 of the Exchange Act or Regulation 14A promulgated thereunder.

5.4 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by FADV with the SEC as such documents have been amended prior to the date hereof (the “FADV SEC Reports”), as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the rules and regulations thereunder and the court interpretations thereof and the rules of the Nasdaq National Market. None of FADV SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of fact or omitted a statement of a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, other than facts that did not have, or would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect on FADV. The consolidated financial statements of FADV and its Subsidiaries included in such FADV SEC Reports (the “FADV Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto, or in the case of unaudited interim financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects, subject, in the case of the unaudited interim financial statements, to the absence of complete notes and normal, year-end adjustments, the consolidated financial position of FADV and its Subsidiaries as of the dates thereof. Without limiting the generality of the foregoing, (i) no executive officer of FADV has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 with respect to any form, report or schedule filed by FADV with the SEC since the enactment of the Sarbanes-Oxley Act of 2002 (excluding any failure to make such certifications occurring after the date of this Agreement that is inadvertent but promptly corrected by filing the requisite certification or is attributable to the physical incapacity of an officer required to make such a certification) and (ii) no enforcement action has been initiated against FADV by the SEC relating to disclosures contained in any Company SEC Report.

5.5 Restrictive Documents. Except as set forth on Schedule 5.5, neither FADV nor any of its Subsidiaries is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, Contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which, by its own operation, and not by the breach or violation, as the case may be, thereof, (a) would materially restrict the ability of FADV or any of its Subsidiaries to acquire any property or conduct business in any area or business line or (b) has or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV.

5.6 Litigation. Except as set forth on Schedule 5.6, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of FADV any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of FADV, threatened, against or impacting FADV, any of its Subsidiaries or any of their respective properties or rights which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV. Neither FADV nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which has or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV.

5.7 Compliance with Laws. FADV and each of its Subsidiaries are in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV. In furtherance of, and not by way of limitation of, the preceding sentence, neither FADV nor any of its Subsidiaries has violated any privacy, data protection, publicity, advertising or similar federal, state or local law of any kind in the United States or any other nation (including the Fair Credit Reporting Act, 15 U.S.C. §§ 1681 et seq.), nor has FADV or any Subsidiary thereof received written notice of any such violation, and neither FADV nor any of its Subsidiaries is aware of any facts that would give rise to such a violation, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV.

5.8 Consents and Approvals; No Violations. The execution and delivery of this Agreement by FADV and the consummation of the transactions contemplated hereby will not (i) violate any provision of the articles or certificate of incorporation or bylaws of FADV or any of its Subsidiaries, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or any governmental or regulatory body, agency or authority applicable to FADV or any of its Subsidiaries, (iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than those required under or in relation to the Exchange Act, the Securities Act, state securities or “blue sky” laws, and rules and regulations of the Nasdaq National Market, or (iv) except as set forth on Schedule 5.8, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FADV or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which either FADV or any of its Subsidiaries is a party, or by which either FADV or any of its Subsidiaries or any of their respective properties or assets may be bound, other than, in the case of clauses (ii), (iii) and (iv) above, any violations, breaches, conflicts, defaults and liens which, and filings, permits, consents, approvals and notices the absence of which, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV.

5.9 Broker’s or Finder’s Fees. Except as set forth on Schedule 5.9, no agent, broker, person or firm acting on behalf of FADV or any of its Subsidiaries is, or will be, entitled to any commission or broker’s or finder’s fees from any of the Parties or from any Affiliate of any of the Parties, in connection with any of the transactions contemplated by this Agreement.

5.10 Copies of Documents. FADV has caused to be made available for inspection and copying by Contributors and their advisers, true, complete and correct copies of all documents listed on any Schedule referred to in this Article V.

5.11 Board Approval. Prior to the date of the Master Transfer Agreement, the Board of Directors of FADV and the Independent Committee (at meetings duly called and held) (a) approved this Agreement and the transactions contemplated hereby, (b) determined that the transactions contemplated by this Agreement, taken together, are fair to and in the best interests of the stockholders of FADV and (c) resolved to recommend that the stockholders of FADV approve this Agreement and the transactions contemplated hereby.

5.12 Undisclosed Liabilities. Except as set forth in Schedule 5.12, to the actual knowledge of FADV, there are no liabilities of FADV other than (a) liabilities incurred in the Ordinary Course, (b) liabilities disclosed on any exhibit or schedule hereto or on any exhibit or schedule to any Related Document, (c) liabilities provided for in the FADV Financial Statements or disclosed in the notes thereto, if any, or (d) other undisclosed liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on FADV.

5.13 Disclosure. To the actual knowledge of FADV, the information disclosed in this Agreement with respect to FADV does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect on FADV.

ARTICLE VI.

THE TRANSACTION

6.1 Contribution.

(a) Upon the terms and subject to the conditions set forth in this Agreement, Newco agrees to, and each other Contributor agrees to cause Newco to, contribute to FADV or its wholly-owned Subsidiary on the Closing Date, and FADV agrees to accept the contribution of (or cause its wholly-owned Subsidiary to accept the contribution of) from Newco, the following securities:

(i) all of the issued and outstanding shares of Common Stock of NA CREDCO;

(ii) all of the issued and outstanding shares of Common Stock of CMSI;

(iii) all of the issued and outstanding shares of Common Stock of Teletrack;

(iv) all of the issued and outstanding shares of Common Stock of Membership Services;

(v) all of the issued and outstanding membership interest of CIG;

(vi) all of the capital stock of DealerTrack representing the DealerTrack Interest; and

(vii) all of the issued and outstanding shares of Common Stock of Bar None.

(b) The certificates representing the above securities, if any, shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank (or in lieu thereof an affidavit of lost certificate and an indemnification agreement reasonably acceptable to FADV), by the Newco or, if any of the foregoing securities are not certificated, Newco shall have caused the transfers thereof to have been duly recorded on the books and records of the applicable Company.

(c) Newco and each Contributor agrees to cure any deficiencies with respect to the endorsement of the certificate or certificates representing any of the foregoing securities, or with respect to the stock power accompanying any such securities.

6.2 Consideration; Debt Repayment.

(a) In consideration for the contribution by Newco to FADV (or its wholly-owned Subsidiary) of the FACO Business, Bar None and the DealerTrack Interest, FADV shall deliver on the Closing Date an aggregate total of 11,756,097 shares of Class B Common Stock to Contributors, and FADV shall issue to Newco a certificate in its name representing such shares of Class B Common Stock.

(b) As repayment in full of all obligations owing under the Promissory Note in the original principal amount of $20,000,000, dated as of April 27, 2004, made by FADV in favor of First American (the “FADV Note”), FADV shall deliver to Newco in its name a certificate representing 975,610 shares of Class B Common Stock.

6.3 DealerTrack Earn-Out. In addition to the Class B Common Stock deliverable pursuant to Section 6.2(a), FADV shall pay to Newco an additional number of shares of Class B Common Stock as follows (the “DealerTrack Earnout”):

(a) If DealerTrack or its successor conducts an initial public offering of its capital stock on or prior to the date that is one hundred eighty (180) days from and including the Closing Date, FADV shall pay to Newco, within one hundred eighty (180) days of such initial public offering, as additional consideration for the DealerTrack Interest, an additional number of shares of Class B Common Stock equal to the quotient resulting from dividing (A) the product of (1) 0.50 and (2) the DealerTrack Excess Value (if greater than zero), by (B) $20.50. As used herein, “DealerTrack Excess Value” means the amount, if any, by which the value of the DealerTrack Interest exceeds $50,000,000, calculated using the average closing price per share of such publicly listed DealerTrack capital stock, rounded to the fourth decimal place, as reported on the exchange or quotation system then listing such shares, for the sixty (60) Business Day period beginning on the fifth (5th) Business Day from and after the closing of such initial public offering by DealerTrack or its successor.

(b) If DealerTrack or its successor conducts an initial public offering of its capital stock after the date that is one hundred eighty (180) days from and including the Closing Date, but on or prior to the date that is the second anniversary of the Closing Date, FADV shall pay to Newco, within one hundred eighty (180) days of such initial public offering, as additional consideration for the DealerTrack Interest, an additional number of shares of Class B Common Stock equal to the quotient resulting from dividing (A) the product of (1) 0.50 and (2) the DealerTrack Excess Value (if greater than zero), by (B) the average closing price per share of the Class A Common Stock, rounded to the fourth decimal place, as reported on the Nasdaq National Market for the thirty (30) Trading Days ending on the third (3rd) Trading Day from and prior to the date of pricing of DealerTrack’s capital stock in its initial public offering; provided, however, that if such average closing price is less than $20.50, then the average closing price per share of the Class A Common Stock for purposes of this Section 6.3(b) shall be deemed to equal $20.50.

6.4 Minimum Cash. As of the Closing, the aggregate amount of cash and cash equivalents of the Companies and their respective Subsidiaries shall be $1,950,000 or more.

6.5 Closing. The closing of the contribution of the FACO Business, Bar None the DealerTrack Interest, the issuance of the Class B Common Stock hereunder and the other transactions contemplated hereby shall take place at the Closing under and in accordance with the Master Transfer Agreement.

ARTICLE VII.

CERTAIN COVENANTS

7.1 Employees. First American and FAREISI shall be jointly and severally responsible for payment of bonuses to employees of the Companies for that portion of the 2005 calendar year occurring on and prior to the Closing Date. FADV shall be responsible for payment of bonuses to employees of the Companies for that portion of the 2005 calendar year occurring after the Closing Date, and for all periods thereafter.

7.2 Pre-Closing Distribution. Prior to the Closing, Contributors shall be entitled to cause the Companies to transfer, whether by way of dividends, distributions or other lawful means (collectively, the “Distributions”) to the shareholders of the Companies all of the Companies’ cash and cash equivalent balances in excess of $1,950,000.

7.3 Certain Benefits Relating to Acquisition Agreements.

(a) Each Contributor, as applicable, shall assign or cause its Affiliates to assign its or their rights under (i) each of the agreements by which such Contributor or its Affiliates acquired the Companies and their respective Subsidiaries from any third parties, whether by merger, purchase of equity securities, purchase of assets or otherwise, (ii) the Agreement and Plan of Merger, dated as of May 20, 2005, among First American, Bar None, Delaware Bay Merger Corp. and James Crouse, and (iii) the agreement by which such Contributor or its Affiliates acquired the DealerTrack Interest (each, an “Acquisition Agreement” and collectively, the “Acquisition Agreements”), if permitted to do so by the terms of such Acquisition Agreements, and FADV shall assume all of such Contributor’s obligations under any Acquisition Agreement so assigned (including any earn-out payments required thereunder, but excluding such Contributor’s obligations in respect of any breach of (1) a representation or warranty made by such Contributor or its Affiliate in such Acquisition

Agreement and (2) a covenant by such Contributor or its Affiliate in the Acquisition Agreement required by its terms to be performed prior to Closing). Notwithstanding the foregoing, each Contributor agrees that it will use commercially reasonable efforts to obtain the written consent of any other necessary party to the assignment of any Acquisition Agreement; provided, however, that, in order to obtain any such consent, neither Contributor nor its Affiliates shall be required to (A) repay any loan agreement or Contract for borrowed money except as currently required by its terms, in whole or in part, (B) amend any Contract to increase the amount payable thereunder or otherwise to be more burdensome to such Contributor or its Affiliates, (C) make any cash payment, provide any guaranty or relinquish any property or contractual rights, or (D) commit to any divestiture transaction, agree to sell or hold separate or agree to license to competitors of such Contributor or its Affiliates, before or after the Closing Date, any of such Contributor’s or its Affiliates’ businesses, product lines, properties or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets.

(b) If the terms of any Acquisition Agreement requires the written consent of a necessary party to the assignment of such Acquisition Agreement and such party does not grant such consent, or if any Acquisition Agreement may not be transferred or assigned pursuant to the terms thereof, then (i) neither Contributor shall be required to assign, and this Agreement shall not be deemed to constitute an assignment of, any such Acquisition Agreement and FADV shall assume no direct obligations or liabilities under any such Acquisition Agreement until such consent is obtained, (ii) the applicable Contributor shall cooperate with FADV following the Closing Date in any reasonable arrangement designed to provide FADV with the rights and benefits under any such Acquisition Agreement, including enforcement for the benefit of FADV and at FADV’s expense of any and all rights of the applicable Contributor or its Affiliates against any other party arising out of any breach or cancellation of any such Acquisition Agreement by such other party and, if requested by FADV, acting as an agent on behalf of FADV or as FADV shall otherwise reasonably require; provided that FADV shall bear the applicable Contributor’s reasonable out-of-pocket expenses as such agent and shall indemnify the applicable Contributor and its Affiliates for actions taken or not taken as such agent; provided, further, that FADV shall cooperate with the applicable Contributor following the Closing Date in any reasonable arrangement designed to require FADV to assume, be responsible for and otherwise meet the burdens and obligations under any such Acquisition Agreement (excluding such Contributor’s obligations in respect of any breach of (1) a representation or warranty made by such Contributor or its Affiliate in such Acquisition Agreement and (2) a covenant by such Contributor or its Affiliate in the Acquisition Agreement required by its terms to be performed prior to Closing), and (iii) in the event that the applicable Contributor or any of its Affiliates collects indemnification or other amounts under, or reduces or offsets against any payment obligations to third parties arising from or relating to such Acquisition Agreement, including offsets or reductions against promissory notes to third parties, which promissory notes reflect payment obligations of the applicable Contributor or any of its Affiliates pursuant to such Acquisition Agreement, the applicable Contributor shall, and shall cause its Affiliates to, pay an amount of cash equal to such indemnification, amount, reduction or offset to FADV within five (5) Business Days of the date on which the applicable Contributor or its Affiliate collects such indemnification or amount or recognizes such reduction or offset, which recognition will be subject, for the avoidance of doubt, to the timing of any such reduced or offset payment obligation; provided that from and after the Closing, in the event that the applicable Contributor or any of its Affiliates is required to pay any earn-out amounts to third parties arising from or relating to, such Acquisition Agreement, FADV shall, and shall cause its Affiliates to, pay an amount of cash equal to such earn-out amounts to such Contributor within five (5) Business Days of the date on which First American or its Affiliate is required to pay such earn-out amounts.

ARTICLE VIII.

INDEMNIFICATION

8.1 Survival of Representations. The representations and warranties of the Parties contained in Articles II, III, IV and V (and in any Schedule or Exhibit attached hereto or certificate delivered in connection with the Closing) are made only as of the Closing Date (unless a representation speaks as of a specific date, in which case as of such date). Such representations and warranties shall survive the Closing until the date in the eighteenth (18th) calendar month from and after the month in which the Closing Date occurs that corresponds with the Closing Date; provided, however, that (a) the representations and warranties contained in Sections 2.2, 2.6, 3.2, 3.17, 3.22(c), 4.1, 5.2, 5.3 and 5.9 shall survive until the fifth (5th) anniversary of the Closing Date and (b) the representations and warranties contained in Sections 3.11 and 3.22(b) shall survive until thirty (30) days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof).

8.2 Indemnification.

(a) First American and FAREISI agree to jointly and severally indemnify and hold FADV and its Subsidiaries and Affiliates (including, after the Closing, each Company and its Subsidiaries) and each of their respective directors, officers, members, managers, shareholders, employees and agents and any successors thereto (each, a “FADV Indemnified Party”) harmless from and against any and all claims, losses, liabilities, damages, costs, and reasonable out-of-pocket expenses (including reasonable attorney fees) (collectively, “Losses”) suffered, incurred or paid, directly or indirectly, as a result of or arising out of (i) the failure of any representation or warranty made by Contributors in Articles II, III or IV of this Agreement (or in any Schedule or Exhibit attached hereto or certificate delivered by Contributors in connection with the Closing) to be true and correct in all respects as of the Closing Date (unless a representation speaks as of a specific date, in which case as of such date), and (ii) any breach or nonperformance of any covenants or agreements made by any Contributor in or pursuant to this Agreement or in Section 5.1 of the Master Transfer Agreement.

(b) FADV agrees to indemnify and hold each Contributor and its Affiliates and each of their respective directors, officers, members, managers, shareholders, employees and agents and any successors thereto (each, a “Contributor Indemnified Party”) harmless from and against any and all Losses suffered, incurred or paid, directly or indirectly, as a result of or arising out of (i) the failure of any representation or warranty made by FADV in Article V of this Agreement (or in any Schedule or Exhibit attached hereto or certificate delivered by FADV in connection with the Closing) to be true and correct in all respects as of the Closing Date (unless a representation speaks as of a specific date, in which case as of such date) and (ii) any breach or nonperformance of any covenants or agreements made by FADV in or pursuant to this Agreement.

(c) The sole recourse and remedy of each FADV Indemnified Party for any inaccuracy in any representation or warranty or alleged representation or warranty by or on behalf of Contributors contained in or made pursuant to this Agreement shall be under the provisions of and to the extent provided in this Article VIII. FADV shall comply with this Section 8.2(c) and will not assert any such inaccuracy or seek any recourse or remedy in respect thereof other than under the provisions of this Article VIII.

(d) The sole recourse and remedy of each Contributor Indemnified Party for any inaccuracy in any representation or warranty or alleged representation or warranty by or on behalf of FADV contained in or made pursuant to this Agreement shall be under the provisions of and to the extent provided for in this Article VIII. Each Contributor shall comply with this Section 8.2(d) and no Contributor will assert any such inaccuracy or seek any recourse or remedy in respect thereof other than under the provisions of this Article VIII.

(e) The obligations to indemnify and hold harmless pursuant to this Section 8.2 shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in Section 8.1, except for claims for indemnification asserted prior to the end of such periods, which claims shall survive until final resolution thereof.

(f) First American and FAREISI shall not be required to indemnify and hold harmless for Losses pursuant to Section 8.2(a)(i) until the aggregate amount due in respect of such Losses exceeds $1,950,000, and thereafter First American and FAREISI shall be required to indemnify and hold harmless for all Losses in excess of such amount; provided, however, that the maximum aggregate amount of Losses payable by First American and FAREISI under Section 8.2(a)(i) shall not exceed $39,000,000; provided, further, that the limitations provided in this Section 8.2(f) shall not apply to Losses that arise from (i) a breach of any of the representations and warranties contained in Sections 2.2, 2.6, 3.2, 3.17, 3.22(c) and 4.1, or (ii) the intentional breach or misrepresentation of any of the representations and warranties contained in Article III where FADV can prove such intentional breach or misrepresentation was actually caused by the actions or inactions of Parker Kennedy, Anand Nallathambi or John Stancil, which Losses in (i) and (ii) of this proviso shall be limited to a maximum aggregate amount of $214,500,000.

(g) FADV shall not be required to indemnify and hold harmless for Losses pursuant to Section 8.2(b)(i) until the aggregate amount due in respect of such Losses exceeds $1,950,000, and thereafter FADV shall be required to indemnify and hold harmless for all Losses in excess of such amount; provided, however, that the maximum aggregate amount of Losses payable by FADV under Section 8.2(b)(i) shall not exceed $39,000,000; provided, further, that the limitations provided in this Section 8.2(g) shall not apply to Losses that arise from (i) a breach of any of the representations and warranties contained in Sections 5.2, 5.3 and 5.9 or (ii) the intentional breach or misrepresentation of any of the representations and warranties contained in Article V where Contributors can prove such intentional breach or misrepresentation was actually caused by the actions or inactions of John Long, John Lamson or Akshaya Mehta, which Losses in (i) and (ii) of this proviso shall be limited to a maximum aggregate amount of $214,500,000.

8.3 Indemnification Procedure.

(a) Promptly after the incurring of Losses by any Party or other Person entitled to indemnification under this Article VIII (each, an “Indemnified Party”), including any claim by a third party described in Sections 8.3(c) and 8.3(d) which might give rise to indemnification hereunder, the Indemnified Party shall promptly deliver a certificate containing the information described below (a “Certificate”) to the Party or Parties that are required to indemnify such Indemnified Party under this Article VIII (such indemnifying party or parties collectively, the “Indemnifying Party”). Each Certificate shall:

(i) state that the Indemnified Party has paid or properly accrued Losses or reasonably anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

(ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid, properly accrued or is estimated to be paid, the basis for any anticipated liability and the nature of the misrepresentation, inaccuracy or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled under Section 8.2 of this Agreement.

(b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within thirty (30) days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the 30-day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then such dispute shall be settled by arbitration in New York, New York, the borough of Manhattan, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. There shall be three arbitrators, one to be chosen by each Indemnifying Party and the Indemnified Party directly at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each arbitrator shall be an attorney (i) whose primary practice area comprises mergers and acquisitions, (ii) with at least fifteen years of practice experience and (iii) that is a partner of a law firm consisting of at least 200 attorneys. Each of the Indemnifying Party and the Indemnified Party shall pay the fees of the arbitrator it selects and of its own attorneys and the expenses of its witnesses, and all other fees and costs shall be borne equally by FADV on the one hand and Contributors on the other. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction and no Party shall object to the entry of such award.

(c) Promptly after the assertion by any third party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, may result in the incurring by such Indemnified Party of Losses for which such Indemnified Party would be entitled to indemnification pursuant to this Article VIII, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such claim and the Indemnifying Party may at its option assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to the Indemnified Party) and the payment of expenses. An Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified in writing by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnified Party, but the assertion of which would be adverse to the interests of the Indemnifying Party. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the written consent of the Indemnifying Party, but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Losses by reason of such settlement or judgment subject to Section 8.2.

(d) Claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within thirty (30) days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 8.3(b), claims for Losses the validity and amount of which have been the subject of judicial determination as described in Section 8.3(b) and claims for Losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying party, as described in Section 8.3(c) are hereinafter referred to as “Agreed Claims”. Within ten (10) Business Days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by the Indemnified Party not less than three (3) Business Days prior to such payment.

(e) Notwithstanding anything else in this Agreement, concurrent with or prior to making a claim for indemnification under this Article VIII, each Indemnified Party shall make a claim or claims under any available insurance policies potentially covering the subject matter of the claim for indemnification made or to be made under this Article VIII and shall pursue such insurance claim or claims until paid or coverage is finally denied. To the extent there is an Agreed Claim hereunder and an Indemnified Party collects amounts under such insurance policies, the Indemnified Party shall promptly pay the Indemnifying Party the amount so collected under such insurance policies up to the amount of the Agreed Claim.

(f) Notwithstanding anything herein to the contrary, no Indemnifying Party shall be required to indemnify any Indemnified Party for any special, consequential, punitive or indirect damages hereunder.

ARTICLE IX.

TAX MATTERS

9.1 Tax Returns.

(a) Contributors shall have the exclusive authority and obligation to prepare on behalf of the Companies and their Subsidiaries and timely file, or cause to be prepared and timely filed, all Returns (including amended Returns and claims for refunds) of the Companies and their Subsidiaries that are due with respect to any taxable year or other taxable period ending on or prior to the Closing Date and shall pay any Taxes due in respect of such Returns. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Companies and their Subsidiaries shall be reported or disclosed in such Returns.

(b) Except as provided in Section 9.1(a) above, FADV shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns (including amended Returns and claims for refunds) of the Companies and their Subsidiaries; provided, however, FADV shall provide First American with draft Returns for the Companies and their Subsidiaries required to be prepared by FADV pursuant to this Section 9.1(b) that include any period or portion thereof ending on or prior to the Closing Date. FADV shall provide First American with an opportunity to review and comment on such Returns that include any period or portion thereof ending on or prior to the Closing Date and FADV shall in good faith take into account such comments in its preparation of such Returns.

9.2 Payment of Taxes.

(a) First American and FAREISI shall be jointly and severally responsible and liable for the timely payment of any and all Taxes imposed on or with respect to the properties, income and operations of any Company and its Subsidiaries for all Pre-Closing Periods, including the portion of the taxable period beginning on or before the Closing Date and ending after the Closing Date (the “Overlap Period”) up to and including the Closing Date. In addition, First American and FAREISI shall jointly and severally pay to FADV the amount of any Taxes allocated to First American and FAREISI pursuant to Section 9.2(b) below (to the extent that First American and FAREISI are liable therefor and to the extent not already paid by First American and FAREISI on or before the Closing Date) on or prior to five (5) Business Days prior to the due date of such Taxes.

(b) All Taxes and Tax liabilities with respect to the income, property or operations of any Company and its Subsidiaries that relate to the Overlap Period shall be apportioned between First American and FAREISI, on the one hand, and FADV, on the other, as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of each Company and its Subsidiaries as though the taxable year of such Company and its Subsidiaries terminated at the close of business on the Closing Date. First American and FAREISI shall be jointly and severally liable for Taxes of each Company and its Subsidiaries which are attributable to the portion of the Overlap Period ending on and including the Closing Date and FADV shall be liable for Taxes of each Company and its Subsidiaries which are attributable to the portion of the Overlap Period beginning on the day following the Closing Date.

9.3 Transfer Taxes. All transfer, sales and use, value added, registration, documentary, stamp and similar Taxes imposed in connection with the sale of the stock of the Companies or any other transaction that occurs pursuant to this Agreement shall be borne equally by First American and FAREISI, on the one hand, and FADV on the other.

9.4 Controversies.

(a) FADV shall promptly within thirty (30) days of receipt notify First American in writing upon receipt by FADV or any Affiliate of FADV (including the Companies and their Subsidiaries after the

Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on or prior to the Closing Date for which First American of FAREISI may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”). First American and FAREISI at their sole expense, shall have the authority to represent the interests of the Companies and their Subsidiaries with respect to any Tax Matter before the IRS, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter.

(b) Except as otherwise provided in Section 9.4(a) above, FADV shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Companies and their Subsidiaries for all taxable periods.

9.5 Indemnification for Taxes. Notwithstanding any provision to the contrary contained in this Agreement, First American and FAREISI agree to jointly and severally indemnify, defend and hold harmless FADV Indemnified Parties on an after-tax basis against (a) all Taxes imposed on or asserted against the properties, income or operations of the Companies and their Subsidiaries or for which the Companies and/or their Subsidiaries may otherwise be liable, for all Pre-Closing Periods, but only to the extent (i) First American and FAREISI have not otherwise indemnified FADV for such Taxes under Section 8.2(a) of this Agreement and (ii) the aggregate amount of such Taxes exceeds the aggregate accruals for Taxes made by the First American and FAREISI on the books and records of the Companies and their Subsidiaries as of the Closing Date, and (b) all Taxes imposed on the Companies and any of their Subsidiaries as a result of the provisions of Treasury Regulations Section 1.1502-6 or the analogous provisions of any state, local or foreign law.

9.6 Post-Closing Access and Cooperation. FADV shall afford Contributors, upon reasonable notice and without undue interruption to the business of FADV, the Companies and their Subsidiaries, access during normal business hours to the books and records of the Companies and their Subsidiaries relating to the Companies and their Subsidiaries prior to the Closing Date for a period of seven (7) years following the Closing Date in connection with (a) preparation of the Returns specified in Section 9.1 above, (b) evaluation of any claim for indemnification under Section 9.5 above, and (c) investigation or contest of any Tax Matter which First American and FAREISI have the authority to conduct under Section 9.4 above. FADV shall, and shall cause its Affiliates to, from and after the Closing Date, preserve all books and records of the Companies and their Subsidiaries relating to the Companies and their Subsidiaries prior to the Closing Date for such seven (7) year period, and, thereafter, not destroy or dispose of or allow the destruction or disposition of such books and records without first having offered in writing to deliver such books and records to Contributors at Contributors’ expense. If Contributors fail to request such books and records within ninety (90) days after receipt of the notice described in the preceding sentence, FADV may dispose of such books and records.

ARTICLE X.

MISCELLANEOUS

10.1 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to (a) the knowledge of a Person, the Person making such representation or warranty confirms that the senior executive officers of such Person have made a reasonable inquiry of the managers reporting to them as to the matters that are the subject of such representations and warranties, (b) the actual knowledge of Contributors, such representation or warranty is made to the actual knowledge of Parker S. Kennedy, Anand Nallathambi and John Stancil without, for the avoidance of doubt, any duty of inquiry, and (c) the actual knowledge of FADV, such representation or warranty is made to the actual knowledge of John Long, John Lamson and Akshaya Mehta without, for the avoidance of doubt, any duty of inquiry.

10.2 Expenses. Except as expressly provided herein, each Party shall bear its own (a) costs incurred as a result of the transactions contemplated hereby, including payments to third parties, if any, to obtain their consent to such transfer and (b) professional fees and related costs and expenses (including fees, costs and expenses of accountants, attorneys, benefits specialists, investment banks, financial advisors, tax advisors and appraisers) incurred by it in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby.

10.3 Publicity; Confidentiality. Except as otherwise required by law, neither First American (and its Affiliates, including the other Contributors) nor FADV (and its Affiliates) shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein or therein, without obtaining the prior written consent of the other to the contents and the manner of presentation and publication thereof, which consent shall not be unreasonably or untimely withheld, delayed or conditioned; provided, however, that either First American or FADV may, without the prior written consent of the other, issue any such press release or other public statement as may, upon the advice of counsel, be required by law or the rules or regulations of the New York Stock Exchange or the Nasdaq National Market, as applicable, if it has used all reasonable efforts to consult with the other.

10.4 Governing Law; Jurisdiction.

(a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York (exclusive of conflict of laws principles) applicable to agreements executed and to be performed solely within such State.

(b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court sitting in the borough of Manhattan, New York, or Federal court of the United States of America in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection herewith, or the transactions contemplated hereby, or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such New York State or Federal court and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such New York State or Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 10.5; provided that nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.4.

10.5 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

(a) If to FADV, to:

First Advantage Corporation One Progress Plaza Suite 2400 St. Petersburg, Florida 33701
Facsimile:	(727) 214-3401
Attention:	John Long Julie Waters

with a copy (which shall not constitute notice) to:

Independent Committee c/o Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017
Facsimile:	(212) 450-3800
Attention:	John H. Butler

(b) If to any Contributor, to:

The First American Corporation 1 First American Way Santa Ana, California 92707
Facsimile:	(714) 800-3325
Attention:	Parker S. Kennedy Kenneth D. DeGiorgio

with a copy (which shall not constitute notice) to:

White & Case LLP 633 West Fifth Street, Suite 1900 Los Angeles, California 90071
Telephone:	(213) 620-7700
Facsimile:	(213) 687-0758
Attention:	Neil W. Rust

or such other address or number as shall be furnished in writing by any such Party. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective: (i) if sent by U.S. mail, three (3) Business Days after deposit in the U.S. mail, postage prepaid; (ii) if sent by FedEx or other overnight delivery service, one (1) Business Day after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

10.6 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law, except that FADV may assign any of its rights and benefits (but not its obligations) hereunder to any of its wholly-owned subsidiaries. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

10.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

10.8 Entire Agreement. This Agreement, including the other documents referred to herein and in the Exhibits and Schedules hereto which form a part hereof, contains the entire understanding of the Parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

10.9 Amendments. This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties and consented to by the Independent Committee.

10.10 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

10.11 Extension; Waiver. At any time prior to the Closing, the Parties may, to the extent legally allowed, but shall not be obligated to, (a) extend the time for performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other Parties contained herein; provided that, except as otherwise permitted by this Agreement, any extension or waiver granted by FADV shall require the consent of the Independent Committee to be effective. Any agreement on the part of a Party to any such extension or waiver shall be valid only if and to the extent set forth in a written instrument signed by such Party.

10.12 No Other Representations or Warranties. Except for the representations and warranties contained in Articles II and III of this Agreement or as expressly provided in the agreements contemplated hereby, if such Contributor is a party thereto, no Contributor makes any express or implied representation or warranty with respect to any Contributor or the FACO Business, and each Contributor expressly disclaims any other representations or warranties, whether made by Contributors or any of their respective Affiliates, officers, directors, employees, agents or representatives with respect thereto. Except for the representations and warranties contained in Article IV of this Agreement, no Contributor makes any express or implied representation or warranty with respect to the DealerTrack Interest, and each Contributor expressly disclaims any other representations or warranties, whether made by Contributors or any of their respective Affiliates, officers, directors, employees, agents or representatives with respect thereto. Except for the representations and warranties contained in Article V of this Agreement or as expressly provided in the agreements contemplated hereby, if FADV is a party thereto, FADV makes no express or implied representation or warranty with respect to FADV’s business, and FADV expressly disclaims any other representations or warranties, whether made by FADV or any of its Affiliates, officers, directors, employees, agents or representatives with respect thereto. Notwithstanding anything else in this Agreement or the other Related Agreements, no Contributor makes any representation or warranty with regard to Bar None except as provided in Section 3.22 or the effect of Bar None on the Companies or the Business (for purposes of the representations and warranties in Articles II and III (excluding Section 3.22) or otherwise), and Bar None will be transferred to FADV on an “as is where is” basis, subject only to Section 7.3.

10.13 Third Party Beneficiaries. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto.

*                    *                     *

IN WITNESS WHEREOF, each Party has caused its name to be hereunto subscribed by its duly authorized signatory as of the day and year first above written.

THE FIRST AMERICAN CORPORATION

By:
Name:
Title:

FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC.

By:
Name:
Title:

FADV HOLDINGS LLC

By:
Name:
Title:

FIRST ADVANTAGE CORPORATION

By:
Name:
Title:

-Signature Page-

First American Contribution Agreement

Annex C

CONTRIBUTION AGREEMENT

among

FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC,

FADV HOLDINGS LLC,

and

FIRST ADVANTAGE CORPORATION

Dated as of [                    ], 2005

TABLE OF CONTENTS1

[1]	This Table of Contents is provided for convenience only and does not form a part of this Contribution Agreement.

Note: Pursuant to Item 601(b)(2) of Regulation S-K, schedules containing disclosure of certain materials and exceptions to the representations and warranties have been omitted. First Advantage will provide a copy of such schedules supplementally to the SEC upon request. The description of the schedules are included only for purposes of Item 601(b)(2) of Regulation S-K.

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (as the same may be amended, modified and supplemented from time to time, this “Agreement”) is entered into as of [            ], 2005 by and among FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC, a California limited liability company (“FARES”); FADV HOLDINGS LLC, a Delaware limited liability company (“Newco”); and FIRST ADVANTAGE CORPORATION, a Delaware corporation (“FADV”; FARES, Newco and FADV are each a “Party” and are collectively the “Parties”).

W I T N E S S E T H :

WHEREAS, (a) FARES is the record owner of a 50.1% membership interest in RELS, LLC, a Delaware limited liability company (“RELS”); and (b) Newco is the owner of the securities, assets, properties and rights constituting FARES’ CREDCO Division (collectively, the “Division”), including all of the issued and outstanding capital stock of First American Credco of Puerto Rico, Inc., a Delaware corporation (the “Company”);

WHEREAS, FARES, The First American Corporation, First American Real Estate Information Services, Inc., Newco and FADV are parties to that certain Amended and Restated Master Transfer Agreement, dated as of June 22, 2005 (the “Master Transfer Agreement”), pursuant to which, among other things, FARES, Newco and FADV shall have entered into this Agreement as a condition precedent to closing of the transactions contemplated by the Master Transfer Agreement; and

WHEREAS, FARES and Newco (each, a “Contributor” and collectively, “Contributors”) desire to contribute, and FADV desires to accept the contribution, of the Division pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

1.1 Defined Terms. Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned in the Master Transfer Agreement. In this Agreement the following words and expressions shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

“24/7” has the meaning provided in Section 2.13(k).

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act of 1933, as amended.

“Acquisition Agreements” has the meaning provided in Section 5.2.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided that FADV and its Subsidiaries shall not be deemed to be Affiliates of Contributors, the Company for purposes of this Agreement, and Contributors and their Subsidiaries (including the Company) shall not be deemed to be Affiliates of FADV for purposes of this Agreement.

“Agreement” has the meaning provided in the introductory paragraph.

“Agreed Claims” has the meaning provided in Section 6.3(d).

“Assumed Contracts” has the meaning provided in Section 4.1(f).

“Assumed Liabilities” has the meaning provided in Section 4.3.

“Balance Sheet Date” means March 31, 2005.

“Balance Sheet” means the unaudited pro forma balance sheet of First American’s Credit Information Group for the quarter ended on the Balance Sheet Date.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banks located in Los Angeles, California or St. Petersburg, Florida are authorized or required by law to close.

“Certificate” has the meaning provided in Section 6.3(a).

“Class A Common Stock” means FADV’s Class A common stock, par value $0.001 per share.

“Class B Common Stock” means FADV’s Class B common stock, par value $0.001 per share.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” has the meaning provided in the first recital.

“Contracts” means any Contract, agreement, understanding, note, bond, mortgage, indenture, guarantee, license, franchise, commitment, lease or instrument, whether oral or written, including all amendments and supplements thereto and restatements thereof.

“Contributed Assets” has the meaning provided in Section 4.1.

“Contributed Intellectual Property” has the meaning provided in Section 2.13(a).

“Contributor” and “Contributors” has the meanings provided in the third recital.

“FARES” has the meanings provided in the introductory paragraph.

“FARES Indemnified Party” has the meaning provided in Section 6.2(b).

“Division” has the meaning provided in the first recital.

“Division Permitted Liens” has the meaning provided in Section 2.6(a).

“Ellie Mae” has the meaning provided in Section 4.2(f).

“Encumbrances” means all liens, security interests, options, rights of first refusal, claims, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements and any other encumbrances and other restrictions or limitations on use or irregularities in title thereto.

“Entity” means any Person that is not a natural person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning provided in Section 4.2.

“Excluded Liabilities” has the meaning provided in Section 4.4.

“FADV” has the meaning provided in the introductory paragraph.

“FADV Financial Statements” has the meaning provided in Section 3.4.

“FADV Indemnified Party” has the meaning provided in Section 6.2(a).

“FADV SEC Reports” has the meaning provided in Section 3.4.

“Financial Statements” means the unaudited balance sheet and income statement of First American’s Credit Information Group for the years ended December 31, 2002, 2003 and 2004, and the Balance Sheet and related income statement for the three months ended on the Balance Sheet Date.

“First American Contribution Agreement” means the Contribution Agreement, dated as of the date hereof, among Parent, First American Real Estate Information Solutions, Inc., Newco and FADV.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Entity” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Indebtedness” of any Person shall mean and include (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) amounts owing as deferred purchase price for property or services, including all stockholder notes and “earn-out” payments, (c) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (d) commitments or obligations by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (e) indebtedness secured by an Encumbrance on assets or properties of such Person, (f) obligations under any interest rate, currency or other hedging agreement or (g) guarantees or other contingent liabilities (including so-called take-or-pay or keep-well agreements) with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (a) through (f) above.

“Indemnified Party” has the meaning provided in Section 6.3(a).

“Indemnifying Party” has the meaning provided in Section 6.3(a).

“Intellectual Property” means all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names, applications and reservations therefor, uniform resource locators (“URLs”) and the Internet sites (collectively, the “Sites”) corresponding thereto, trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors and other proprietary information or material of any type, whether written or unwritten (and all goodwill associated with, and all derivatives, improvements and refinements of, any of the foregoing).

“IRS” means the Internal Revenue Service.

“Licenses” has the meaning provided in Section 2.15.

“Losses” has the meaning provided in Section 6.2(a).

“Master Lease” has the meaning provided in Section 5.5.

“Master Transfer Agreement” has the meaning provided in the second recital.

“Material Adverse Effect” means, (a) when used with respect to the Business, any material adverse change in or effect on the properties, assets, businesses, liabilities, results of operations or condition (financial or otherwise) of the Business, taken as a whole, and (b) when used with respect to FADV, (i) any materially adverse change in or effect on (including any material delay) the ability of FADV to perform its obligations under this Agreement, and (ii) any material adverse change in or effect on the properties, assets, businesses, liabilities, results of operations or condition (financial or otherwise) of FADV and its Subsidiaries, taken as a whole; provided, however, that the term “Material Adverse Effect” shall not include any adverse change or effect that is proximately caused by (1) conditions affecting the United States economy generally or the economy of the regions in which the applicable Person and its Subsidiaries (if any), taken as a whole, conducts a material part of its business, (2) changes in financial markets, (3) conditions affecting the industries in which the applicable Person and its Subsidiaries (if any) compete or (4) the announcement, or other disclosure, of the Transaction (to the extent such announcement or disclosure is not effected in contravention of any term of this Agreement) or the consummation of the Transaction (including compliance by such Person with its covenants hereunder).

“Material Contracts” has the meaning provided in Section 2.9(b).

“Ordinary Course” means, with respect to any Person, the ordinary course of commercial operations customarily engaged in by such Person, consistent with past practices (including with respect to quantity and frequency).

“Overlap Period” has the meaning provided in Section 7.2(a).

“Parent” means The First American Corporation, a California corporation.

“Party” or “Parties” has the meaning provided in the introductory paragraph.

“Person” means and includes any individual, partnership, joint venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization (including the Division), a group and a government or other department, agency or political subdivision thereof.

“Pre-Closing Period” has the meaning provided in Section 2.12(b).

“RELS” has the meaning provided in the first recital.

“Retained Portal Agreements” has the meaning provided in Section 4.2(g).

“Returns” has the meaning provided in Section 2.12(a).

“RRS Services Agreement” has the meaning provided in the Outsourcing Agreement, dated as of the date hereof, between First American and FADV.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any Entity (other than a corporation) in which such Person and/or one more Subsidiaries of such Person has more than a 50% equity interest or otherwise controls the management and affairs of such Entity (including the power to veto any material act or decision); provided that FADV and its Subsidiaries shall not be deemed to be Subsidiaries of Parent for purposes of this Agreement.

“Taxes” means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including all Federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or Affiliated group or of a contractual obligation to indemnify any Person.

“XRES Business” has the meaning provided in Section 2.24.

“XRES Purchase Agreement” has the meaning provided in Section 4.1(l).

1.2 Principles of Construction.

(a) All references to Articles, Sections, subsections, Schedules and Exhibits are to Articles, Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation.”

(b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(c) In the computation of periods of time from a specified date to a later specified date, the words “from” and “within” each mean “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(e) In the event that the final day of any time period provided herein does not fall on a Business Day, such time period shall be extended such that the final day of such period shall fall on the next Business Day thereafter.

(f) This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(g) All references to (i) Schedules in Article II are to Schedules that form a part of the disclosure schedule delivered by FARES to FADV on the date of the Master Transfer Agreement as updated pursuant to Section 5.7 of the Master Transfer Agreement, and (ii) Schedules in Article III are to Schedules that form a part of the disclosure schedule delivered by FADV to FARES on the date of the Master Transfer Agreement as updated pursuant to Section 5.7 of the Master Transfer Agreement. The Schedules referred to herein are incorporated herein by reference.

(h) It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits hereto is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits hereto in any dispute or controversy between the Parties as to whether any obligation, item or matter is or is not material for purposes of this Agreement. Whenever a representation or warranty made by FARES is qualified by materiality or immateriality, such materiality or immateriality, as the case may be, shall be construed in respect of the Business, taken as a whole.

ARTICLE II.

REPRESENTATIONS OF FARES

Subject to Section 8.12, FARES represents, warrants and agrees in favor of FADV as of the Closing Date (unless a representation speaks as of a specific date, in which case, as of such date), as follows:

2.1 Existence and Good Standing. FARES (a) is a limited liability company validly existing and in good standing under the laws of the State of California, and (b) has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Newco is (i) a limited liability company validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite limited liability company power and authority to own, lease and operate its properties and to carry out its business as now being conducted.

2.2 Binding Effect. Each Contributor has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement (a) has been duly authorized and approved by all required limited liability company action of FARES and Newco, (b) has been duly executed and delivered by FARES and Newco, and (c) assuming the due execution and delivery hereof by FADV, constitutes the valid and binding agreement of FARES and Newco enforceable against each in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

2.3 Company; Subsidiaries.

(a) The Company is validly existing and in good standing under the laws of Delaware and has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

(b) Set forth on Schedule 2.3(b) is a list of jurisdictions in which the Company is duly qualified or licensed to conduct its business, and the Company is in good standing in each such jurisdiction. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned, leased or operated by the Company, or the nature of the business conducted by the Company, makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

(c) No Contributor (solely with respect to the Division) has any Subsidiaries and neither Contributor (solely with respect to the Division) otherwise owns, directly or indirectly, any capital stock of, or other equity, ownership, proprietary or voting interest in, any Person, other than the Company.

(d) Schedule 2.3(d) sets forth the capitalization of the Company. All outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.3(d), there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of the Company, any other securities of the Company, or any equity interest in the Company or its business, and none of the foregoing will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. No Person has any demand or piggyback registration rights in respect of shares of common stock or other securities of the Company. All securities, rights, options and plans set forth (or required to be set forth) on Schedule 2.3(d) have been issued or granted in accordance with applicable law and not in contravention with the articles or certificate of incorporation, bylaws, articles of organization or operating agreement of the Company.

(e) Newco owns, beneficially and of record, 100% of the capital stock of the Company, free and clear of all Encumbrances.

2.4 Financial Statements.

(a) Schedule 2.4(a) contains copies of the Financial Statements. Except as specifically disclosed therein and except as set forth in Schedule 2.4(a), that portion of the Financial Statements relating to the Division has been prepared from, and in accordance with, the books and records of the Business, were prepared in accordance with GAAP and fairly present in all material respects, subject to the absence of notes with respect to interim periods and audit adjustments, the financial position of the Division on a combined basis with the other businesses constituting the Business as of the dates thereof and the results of operations of the Division on a combined basis with the other businesses constituting the Business for the periods presented therein.

(b) Except as set forth on Schedule 2.4(b), from the Balance Sheet Date through the date of this Agreement, the Business has been conducted in the Ordinary Course and there has not been any incurrence, assumption or guarantee by Contributors with respect to the Division of any Indebtedness other than in the Ordinary Course.

2.5 Books and Records. Except as set forth on Schedule 2.5, the Division has no material records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Division or an Affiliate of FARES. The minute books of the Company contain, in all material respects, accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders and Board of Directors of the Company.

2.6 Title to Properties; Encumbrances.

(a) Except (i) as set forth on Schedule 2.6(a) and (ii) for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the Ordinary Course, and except for the Excluded Assets, Newco or the Company has good, valid and marketable title to, or in the case of leased assets, a valid leasehold interest in, all of the Contributed Assets, subject to no Encumbrance, except for (A) liens reflected in the Balance Sheet, (B) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, and other liens or other imperfections in title, if any, which do not, individually or in the aggregate, materially detract from the value of, or impair the use of, such property by the Division in the operation of its business, (C) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (D) liens described on Schedule 2.6(a) (liens of the type described in clauses (A), (B), (C) and (D) above are hereinafter sometimes referred to as “Division Permitted Liens”). Upon the consummation of the transactions contemplated hereby, and assuming the receipt of any and all consents required to assign the Assumed Contracts, Newco shall transfer all of the Contributed Assets to FADV free and clear of any Encumbrances (other than Division Permitted Liens and the Assumed Liabilities).

(b) Except (i) as set forth on Schedule 2.6(b) (and except for property leased by the Company, which, for the avoidance of doubt, is represented and warranted to in Section 2.8) and (ii) for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the Ordinary Course, and except for the Excluded Assets, the Company has good, valid and marketable title to (A) all of its properties and assets (real and personal, tangible and intangible), including all of the properties and assets reflected in the Balance Sheet, except as indicated in the notes thereto, and (B) all of the properties and assets purchased by the Company since the Balance Sheet Date; in each case subject to no Encumbrance, except for Division Permitted Liens and liens described on Schedule 2.6(b). The tangible personal property, real property and assets owned or leased by the Companies (as defined in the First American Contribution Agreement), together with the Contributed Assets, the tangible personal property, real property and assets subject to the Related Agreements, and the tangible personal property, real property and assets used by First American and its Affiliates to provide services to FADV and its Affiliates under the Related Agreements, constitute all of the tangible personal property, real property and assets necessary for the conduct of the Business as conducted in the Ordinary Course in all material respects.

2.7 Real Property. None of FARES, Newco or the Company owns, directly or indirectly, in whole or in part, any fee interest in any real property used by the Division.

2.8 Leases. Schedule 2.8 contains an accurate and complete list of each real and personal property lease relating solely to the Division for which total annual rent payments equal or exceed $200,000 to which either Contributor is a party (as lessee or lessor), and each real and personal property lease for which total annual rent payments equal or exceed $25,000 to which the Company is a party (as lessee or lessor). Each lease set forth on Schedule 2.8 (or required to be set forth on Schedule 2.8) is in full force and effect; all rents and additional rents due by the Contributors or the Company, as applicable, to date on each such lease have been paid (other than any pass through expenses not yet invoiced to FARES, Newco or the Company); in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, except where such defaults would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. The tangible personal property leased by the Company and leased by FARES or Newco solely for use by the Division is in a state of good maintenance and repair, reasonable wear and tear excepted, except where the state of such property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

2.9 Material Contracts.

(a) Except as set forth on Schedule 2.9(a), neither Contributors, solely in connection with its operation of the Division, nor the Company is bound by (i) any agreement, Contract or commitment relating to the employment of any Person (as hereinafter defined) or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan (including any agreement under which an employee would be entitled to payment, vesting of rights or benefits or other compensation upon consummation of the Transaction), (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of the capital stock of the Company, (iii) any agreement, Contract or commitment relating to capital expenditures in excess of $500,000 per individual item or $1,000,000 in the aggregate, (iv) any loan or advance to, or investment in, any Person or any agreement, Contract or commitment relating to the making of any such loan, advance or investment, (v) any guarantee or other contingent liability in respect of any Indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the Ordinary Course), (vi) any management service, consulting or any other similar type Contract, (vii) any agreement, Contract or commitment limiting the ability to engage in any line of business or to compete with any Person, (viii) any agreement, Contract or commitment not entered into in the Ordinary Course which involves $500,000 or more and is not cancelable without penalty within 30 days or (ix) any agreement, Contract or commitment which by its operation or termination would reasonably be expected to have a Material Adverse Effect on the Business. To the knowledge of FARES, the Contracts listed on Schedule 2.9(a) and the other schedules attached hereto, together with the customer contracts not required to be listed on Schedule 2.9(a), constitute all the material Contracts of the Division and the Company, taken as a whole.

(b) Each Assumed Contract and each other Contract set forth on Schedule 2.9(a) (or required to be set forth on Schedule 2.9(a)) (the “Material Contracts”) is in full force and effect. Except as set forth in Schedule 2.9(b), and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business, assuming the receipt of any and all consents of third parties in connection with the assignment of the Assumed Contracts to FADV, each Material Contract is in full force and effect and there exists no (i) default or event of default by the Division or, to the knowledge of FARES, any other party to any such Material Contract, or (ii) event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Division or, to the knowledge of FARES, any other party thereto, with respect to any term or provision of any such Material Contract. Assuming the receipt of any and all consents of third parties in connection with the transactions contemplated hereby, none of FARES, Newco nor the Company has violated any of the material terms or conditions of any Material Contract in any material respect, and, to the knowledge of FARES, all of the material covenants to be performed by any other party thereto have been fully performed in all material respects.

2.10 Restrictive Documents. Assuming the receipt of any and all consents of third parties in connection with the transactions contemplated hereby, and except as set forth on Schedule 2.10, no Contributor or the Company is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, Contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which (a) would, individually or in the aggregate, reasonably be expected to have a material adverse effect on (including any material delay) the ability of either Contributor to perform its obligations under this Agreement, or (b) by its own operation, and not by the breach or violation, as the case may be, thereof, (i) would materially restrict the ability of the Business to acquire any property or conduct business in any area or business line, (ii) has or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business or (iii) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

2.11 Litigation. Except as set forth on Schedule 2.11, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of FARES, any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of FARES, threatened, against or impacting (a) either Contributor that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on (including any material delay) the ability of such Contributor to perform its obligations under this Agreement, or (b) the Division or any of its properties or rights which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. No Contributor or the Company is subject to any judgment, order or decree entered in any lawsuit or proceeding which would, individually or in the aggregate, reasonably be expected to have (i) a material adverse effect on (including any material delay) the ability of Contributors to perform their obligations under this Agreement, or (ii) have a Material Adverse Effect on the Business.

2.12 Taxes.

(a) Tax Returns. Contributors and the Company have timely filed or caused to be timely filed, and will timely file or cause to be timely filed, with the appropriate taxing authorities all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information tax returns) for Taxes (“Returns”) that are required to be filed by it or them with respect to the Company, the Division and the Contributed Assets on or prior to the Closing Date. The Returns have accurately reflected in all material respects and will accurately reflect in all material respects all liability for Taxes with respect to the Company, the Division and the Contributed Assets for the periods covered thereby.

(b) Payment of Taxes. All material Taxes and Tax liabilities due by or with respect to the income, assets or operations of the Company, the Division and the Contributed Assets for all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any taxable year or other taxable period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (the “Pre-Closing Period”), have been (or by the Closing Date will be) timely paid in full on or before the Closing Date or, with respect to the Company, adequately accrued and disclosed and fully provided for on the books and records of the Company in accordance with GAAP.

(c) Other Tax Matters. All material Taxes that either Contributor (solely with respect to the Division and the Contributed Assets) or the Company are (or were) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

2.13 Intellectual Properties.

(a) Schedule 2.13(a) is an accurate and complete list of all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, registered copyrights and applications for registration thereof, Internet domain names, corporate and business names, trade names, brand names and material computer software programs owned by the Company or included in the Contributed Assets (collectively, the “Contributed Intellectual Property”. The Intellectual Property listed (or required to be listed) on Schedule 2.13(a), except as indicated on such Schedule, has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

(b) Except (i) as set forth in Schedule 2.13(b) and (ii) for licenses related to “off the shelf” or other software widely available on generally standard terms and conditions, none of the Company, or any Contributor solely with respect to the Division and the Assumed Liabilities, is a party to any license or agreement, whether as licensor, licensee or otherwise, with respect to any Intellectual Property. To the extent any Intellectual Property is used in the business of the Division under license, no notice of a material default has been sent or received by the Company or either Contributor under any such license that remains uncured and, assuming the receipt of any and all consents of third parties in connection with the assignment of the Assumed Contracts to FADV, the execution, delivery or performance of Contributors’ obligations hereunder will not result in such a material default. Each such license agreement is a legal, valid and binding obligation of FARES, Newco and/or the Company and, to the knowledge of FARES, each of the other parties thereto, enforceable by FARES, Newco and/or the Company in accordance with the terms thereof.

(c) Except as set forth in Schedule 2.13(c), Newco or the Company owns or is licensed to use, all of the Contributed Intellectual Property (including all of the Intellectual Property set forth (or required to be set forth) in Schedule 2.13(a)), free and clear of any Encumbrances, without obligation to pay any royalty or any other fees with respect thereto. The Division’s use of the Contributed Intellectual Property (including the marketing, licensing, sale or distribution of products and the general conduct and operations of the business of the Division) does not violate, infringe, misappropriate or misuse any intellectual property rights of any third party. No Contributed Intellectual Property has been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid. The Company has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is owned by the Company, and FARES or Newco has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Contributed Intellectual Property that is owned by FARES or Newco.

(d) Except as set forth in Schedule 2.13(d), none of FARES, Newco and the Company has received any written notice or claim from any third party challenging the right of FARES, Newco or the Company to use any of the Contributed Intellectual Property. Except as set forth in Schedule 2.13(d), the Contributed Intellectual Property listed (or required to be listed) on Schedules 2.13(a) and 2.13(b), together with the Intellectual Property listed on Schedule 3.12(a) and Schedule 3.12(b) of the First American Contribution Agreement, constitutes all the Intellectual Property necessary to operate the Division as of the Closing Date, in the manner in which it is presently operated, except for licenses related to “off the shelf” or other software widely available on generally standard terms and conditions.

(e) Except as set forth in Schedule 2.13(e), none of FARES, Newco or the Company has made any claim in writing of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of FARES or the Company) of its rights to, or in connection with any Contributed Intellectual Property, which claim is still pending. Except as set forth in Schedule 2.13(e), the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the Ordinary Course.

(f) Except as set forth in Schedule 2.13(f), there is no pending or, to the knowledge of FARES, threatened claim by any third party of a violation, infringement, misuse or misappropriation by Contributors (solely with respect to the operation of the Division) or the Company of any Intellectual Property owned by any third party, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name included in the Contributed Intellectual Property. To the knowledge of FARES, no valid basis exists for any such claims.

(g) Except as set forth in Schedule 2.13(g), there are no interferences or other contested proceedings, either pending or, to the knowledge of FARES, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental authority (foreign or domestic) relating to any pending application with respect to the Contributed Intellectual Property.

(h) Except as set forth on Schedule 2.13(h), FARES, Newco or the Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Contributed Intellectual Property of the rights to such contributions that FARES, Newco or the Company does not already own by operation of law.

(i) FARES, Newco and the Company have taken all necessary and reasonable steps to protect and preserve the confidentiality of all trade secrets, know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes included in the Contributed Intellectual Property and all use, disclosure or appropriation thereof by or to any third party has been pursuant to the terms of a written agreement between such third party and FARES, Newco or the Company. The Division has not materially breached any agreements of non-disclosure or confidentiality included in the Contributed Assets.

(j) Each of the material computer software programs used or held for use in the Division and included in the Contributed Intellectual Property operates and runs in a commercially reasonable business manner, conforms in all material respects to the specifications thereof, and, with respect to each of such computer software programs that are owned by the Company, the applications can be compiled from their associated source code without undue burden.

(k) For the twelve-month period prior to the Closing Date, the active Internet domain names and URLs of the Division direct and resolve to the appropriate Internet protocol addresses and are and have been accessible to Internet users on those certain computers used by the Division to make the Sites so accessible substantially twenty-four (24) hours per day, seven (7) days per week (“24/7”), excluding maintenance periods, and are and have been operational for transacting from those certain computers used by the Division to make the Sites so accessible on a 24/7 basis, excluding maintenance periods. Except as set forth in Schedule 2.13(k), Contributors have no reason to believe that the Sites will not operate or will not continue to be accessible to Internet users on substantially a 24/7 basis, excluding maintenance periods, prior to, at the time of and after the Closing Date.

2.14 Compliance with Laws. Except as set forth in Schedule 2.14, the Company and each Contributor (solely with respect to the Division, the Contributed Assets and the Assumed Liabilities), is in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. In furtherance of, and not by way of limitation of, the preceding sentence, neither the Company nor any Contributor (solely with respect to the Division and the Contributed Assets) has violated any privacy, data protection, publicity, advertising or similar federal, state or local law of any kind in the United States or any other nation (including the Fair Credit Reporting Act, 15 U.S.C. §§ 1681 et seq.), nor has the Company or any Contributor (solely with respect to the Division and the Contributed Assets) received written notice of any such violation, and no Contributor is aware of any facts that would give rise to such a violation, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

2.15 Governmental Licenses. Except as set forth in Schedule 2.15, FARES, Newco and the Company have all governmental licenses, permits, franchises, approvals, permits and other authorizations of, and have made all registrations and/or filings with, all Governmental Entities (“Licenses”) necessary to operate the Division as presently conducted, except where the failure to have such Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. All Licenses held by any Contributor (solely with respect to the Division and the Contributed Assets) and the Company are in full force and effect, except where the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. No such License is the subject of a proceeding for suspension or revocation or similar proceedings. Except as set forth in Schedule 2.15, no jurisdiction has demanded or requested that the Company qualify or become licensed as a foreign corporation.

2.16 Labor Matters.

(a) Each Contributor (solely with respect to the Division and the Contributed Assets) and the Company is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. No Contributor (solely with respect to the Division and the Contributed Assets) is subject to or bound by any collective bargaining or labor union agreement applicable to any Person employed by the Division and no collective bargaining or labor union agreement is currently being negotiated by either Contributor (solely with respect to the Division and the Contributed Assets).

(b) No unfair labor practice complaint against Contributors (solely with respect to the Division and the Contributed Assets) or the Company is pending before the National Labor Relations Board and, to the knowledge of FARES, no unfair labor practice complaint is threatened or pending against Contributors (solely with respect to the Division and the Contributed Assets) or the Company before the National Labor Relations Board.

(c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of FARES, threatened against or involving Contributors (solely with respect to the Division and the Contributed Assets) or the Company.

(d) Except as set forth on Schedule 2.16(d), there is no grievance that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect upon the Business.

(e) No Contributor (solely with respect to the Division and the Contributed Assets) or the Company has experienced any material labor difficulty during the last three years.

2.17 Consents and Approvals; No Violations. Assuming the receipt of any and all consents of third parties in connection with the assignment of the Assumed Contracts to FADV hereunder, the execution and delivery of this Agreement by Contributors and the consummation of the transactions contemplated hereby will not (i) violate any provision of the articles or certificate of incorporation or bylaws (or similar organizational documents) of either Contributor or the Company, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or any governmental or regulatory body, agency or authority applicable to Contributors or the Company, (iii) except as set forth on Schedule 2.17, require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than those required under or in relation to the Exchange Act, state securities or “blue sky” laws, and rules and regulations of the Nasdaq National Market, or (iv) except as set forth on Schedule 2.17, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Contributed Assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which either Contributor or the Company is a party, or by which either Contributor, the Company or any of its properties or assets, or the Contributed Assets may be bound, other than, in the case of clauses (ii), (iii) and (iv) above, any violations, breaches, conflicts, defaults and liens which, and filings, permits, consents, approvals and notices the absence of which, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

2.18 Broker’s or Finder’s Fees. Except as set forth on Schedule 2.18, no agent, broker, person or firm acting on behalf of Contributors, the Company or any of their respective Affiliates is, or will be, entitled to any commission or broker’s or finder’s fees from any of the Parties or from any Affiliate of any of the Parties hereto, in connection with any of the transactions contemplated by this Agreement.

2.19 Copies of Documents. Contributors have caused to be made available for inspection and copying by FADV and its advisers, true, complete and correct copies of all documents listed on any Schedule referred to in this Article II.

2.20 Investment. Newco is acquiring the Class B Common Stock hereunder for investment for its own account, not as nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Contributors understand that the Class B Common Stock to be purchased hereunder has not been, and may not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of Newco’s investment intent and the accuracy of FARES’ representations as expressed herein. Contributors acknowledge that the Class B Common Stock to be purchased hereunder must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Newco is an Accredited Investor.

2.21 Affiliate Transactions. Except as set forth on Schedule 2.21, the Division is not a party to any Contract with either Contributor or any Affiliate of either Contributor (or any director or Officer of either Contributor or any of their Affiliates or any “associates” or members of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 promulgated under the Exchange Act) of any such director or Officer, other than Experian Information Solutions, Inc. and its Affiliates) except for such Contracts that are on an arm’s length basis.

2.22 Undisclosed Liabilities. Except as set forth in Schedule 2.22, to the actual knowledge of FARES, there are no liabilities of the Division other than (a) liabilities incurred in the Ordinary Course, (b) liabilities disclosed on any exhibit or schedule hereto or on any exhibit or schedule to any Related Document, (c) liabilities provided for in the Financial Statements or the Audited Financial Statements, or disclosed in the notes thereto, if any, or (d) other undisclosed liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Business.

2.23 Disclosure. To the actual knowledge of FARES, the information disclosed in this Agreement with respect to the Division does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect on the Business.

2.24 XRES Business. Except as set forth on Schedule 2.24 or any other Schedule attached hereto, solely with respect to matters, events, actions or omissions that occur exclusively during the period from the date of FARES’ acquisition of the business acquired pursuant to the XRES Purchase Agreement (the “XRES Business”) to the date of this Agreement (and not, for the avoidance of doubt, with respect to any matters, events, actions or omissions occurring or beginning to occur on or prior to the date of FARES’ acquisition of the XRES Business, including the execution or breach of any Contract, the undertaking of any obligation or the incurrence of any liability or obligation prior to the date of the acquisition of the XRES Business), FARES makes the representations and warranties in (a) Sections 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19, 2.21, 2.22 and 2.23, (b) Section 2.12 and (c) Section 2.18 with respect to the XRES Business mutatis mutandis.

2.25 Poway Rent. The amount charged as “Monthly Base Rent” under the Poway Lease is the same as the equivalent monthly base rent paid by FARES as of the date of the Master Transfer Agreement in respect of the leased property located at 12385 and 12395 First American Way, Poway, California 92064.

2.26 Newco. Newco is a newly formed entity that (a) immediately prior to consummation of the Transaction will be owned 61.25% by First American, 1.16% by FAREISI, and 37.58% by FARES, (b) has not conducted, and will not prior to Closing conduct, any business other than (i) the receipt of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note from the other Contributors by way of a contribution immediately prior to Closing substantially on the terms described to FADV in connection with the amendment and restatement of the Master Transfer Agreement and (ii) upon consummation of the Transaction, the contribution of the Business, Bar None, the XRES Business and the DealerTrack Interest to FADV or its wholly-owned Subsidiary pursuant to this Agreement and the Related Agreements, (c) has no indebtedness or other liabilities, whether contingent or otherwise, other than (i) its obligations under and as contemplated by this Agreement and the Related Agreements and (ii) the indebtedness and other liabilities of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note during the period from its receipt of the contribution of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note from the other Contributors to its contribution thereof to FADV or its wholly-owned Subsidiary pursuant to the terms hereof and the Related Agreements, and (d) has not and will not, during the period from its receipt of the contribution of the Business, Bar None, the XRES Business, the DealerTrack Interest and the FADV Note from the other Contributors to its contribution thereof to FADV or its wholly-owned Subsidiary pursuant to the terms hereof and the Related Agreements, changed or modified any of the assets or liabilities related to the Business, Bar None, the XRES Business, the DealerTrack Interest or the FADV Note.

ARTICLE III.

REPRESENTATIONS OF BUYER

FADV represents, warrants and agrees in favor of FARES as of the Closing Date (unless a representation or warranty speak as of a specific date, in which case, as of such date), as follows:

3.1 Existence and Good Standing. FADV is a corporation validly existing and in good standing under the laws of the State of Delaware. FADV has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. FADV is duly qualified or licensed to conduct its business, and is in good standing, in each jurisdiction in which the character or location of the property owned, leased or operated by FADV or the nature of the business conducted by FADV makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV.

3.2 Binding Effect. FADV has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement (a) has been duly authorized and approved by all required corporate action of FADV, (b) has been duly executed and delivered by FADV and (c) assuming the due execution and delivery of this Agreement by FARES and Newco, constitutes the valid and binding agreement of FADV enforceable against FADV in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

3.3 Capitalization.

(a) As of May 4, 2005, the authorized capital stock of FADV is (a) 100,000,000 shares of Common Stock, $0.001 par value per share, (i) 75,000,000 of which are designated as “Class A Common Stock” and 7,824,285 are issued and outstanding, and (ii) 25,000,000 of which are designated as “Class B Common Stock” and 16,027,086 are issued and outstanding, and (b) 1,000,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding. All such outstanding shares have been, and all shares of capital stock of FADV issued after the date hereof will be, duly authorized and validly issued and are, or upon such issuance will be, fully paid and nonassessable. Except as set forth on Schedule 3.3, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of FADV’s

Common Stock, any other securities of FADV, or any equity interest in FADV or its business, and none of the foregoing will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. Except as set forth on Schedule 3.3, no Person has any demand or piggyback registration rights in respect of shares of FADV’s Common Stock or any other securities of FADV. All securities, rights, options and plans set forth (or required to be set forth) on Schedule 3.3 have been issued or granted in accordance with applicable law and not in contravention with the certificate of incorporation or bylaws of FADV.

(b) The shares of Class B Common Stock to be issued to Newco hereunder, when issued in compliance with the provisions of this Agreement and FADV’s Certificate of Incorporation as amended by the Certificate of Amendment, (i) have been authorized for issuance hereunder by FADV’s Board of Directors, (ii) will be validly issued, fully paid and nonassessable, (iii) will be issued in compliance with all applicable federal and state securities laws, and will have the rights, preferences and privileges described in FADV’s Certificate of Incorporation as amended by the Certificate of Amendment, (iv) will be free and clear of all Encumbrances, other than restrictions on transfer under applicable securities laws, and (v) will not be subject to any preemptive rights or rights of first refusal; provided, however, that no representation or warranty is being made in this Section 3.3(b)(iii) with respect to the Preliminary Proxy Statement’s or the Final Proxy Statement’s compliance with Section 14 of the Exchange Act or Regulation 14A promulgated thereunder.

3.4 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by FADV with the SEC as such documents have been amended prior to the date hereof (the “FADV SEC Reports”), as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the rules and regulations thereunder and the court interpretations thereof and the rules of the Nasdaq National Market. None of FADV SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of fact or omitted a statement of a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, other than facts that did not have, or would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect on FADV. The consolidated financial statements of FADV and its Subsidiaries included in such FADV SEC Reports (the “FADV Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto, or in the case of unaudited interim financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects, subject, in the case of the unaudited interim financial statements, to the absence of complete notes and normal, year-end adjustments, the consolidated financial position of FADV and its Subsidiaries as of the dates thereof. Without limiting the generality of the foregoing, (i) no executive officer of FADV has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 with respect to any form, report or schedule filed by FADV with the SEC since the enactment of the Sarbanes-Oxley Act of 2002 (excluding any failure to make such certifications occurring after the date of this Agreement that is inadvertent but promptly corrected by filing the requisite certification or is attributable to the physical incapacity of an officer required to make such a certification) and (ii) no enforcement action has been initiated against FADV by the SEC relating to disclosures contained in any Company SEC Report.

3.5 Restrictive Documents. Except as set forth on Schedule 3.5, neither FADV nor any of its Subsidiaries is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, Contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which, by its own operation, and not by the breach or violation, as the case may be, thereof, (a) would materially restrict the ability of FADV or any of its Subsidiaries to acquire any property or conduct business in any area or business line or (b) has or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV.

3.6 Litigation. Except as set forth on Schedule 3.6, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of FADV any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of FADV, threatened, against or impacting FADV, any of its Subsidiaries or any of their respective properties or rights which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV. Neither FADV nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which has or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV.

3.7 Compliance with Laws. FADV and each of its Subsidiaries are in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV. In furtherance of, and not by way of limitation of, the preceding sentence, neither FADV nor any of its Subsidiaries has violated any privacy, data protection, publicity, advertising or similar federal, state or local law of any kind in the United States or any other nation (including the Fair Credit Reporting Act, 15 U.S.C. §§ 1681 et seq.), nor has FADV or any Subsidiary thereof received written notice of any such violation, and neither FADV nor any of its Subsidiaries is aware of any facts that would give rise to such a violation, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV.

3.8 Consents and Approvals; No Violations. The execution and delivery of this Agreement by FADV and the consummation of the transactions contemplated hereby will not (i) violate any provision of the articles or certificate of incorporation or bylaws of FADV or any of its Subsidiaries, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or any governmental or regulatory body, agency or authority applicable to FADV or any of its Subsidiaries, (iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than those required under or in relation to the Exchange Act, the Securities Act, state securities or “blue sky” laws, and rules and regulations of the Nasdaq National Market, or (iv) except as set forth on Schedule 3.8, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FADV or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which either FADV or any of its Subsidiaries is a party, or by which either FADV or any of its Subsidiaries or any of their respective properties or assets may be bound, other than, in the case of clauses (ii), (iii) and (iv) above, any violations, breaches, conflicts, defaults and liens which, and filings, permits, consents, approvals and notices the absence of which, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FADV.

3.9 Broker’s or Finder’s Fees. Except as set forth on Schedule 3.9, no agent, broker, person or firm acting on behalf of FADV or any of its Subsidiaries is, or will be, entitled to any commission or broker’s or finder’s fees from any of the Parties or from any Affiliate of any of the Parties, in connection with any of the transactions contemplated by this Agreement.

3.10 Copies of Documents. FADV has caused to be made available for inspection and copying by Contributors and their advisers, true, complete and correct copies of all documents listed on any Schedule referred to in this Article III.

3.11 Board Approval. Prior to the date of the Master Transfer Agreement, the Board of Directors of FADV and the Independent Committee (at meetings duly called and held) (a) approved this Agreement and the transactions contemplated hereby, (b) determined that the transactions contemplated by this Agreement, taken together, are fair to and in the best interests of the stockholders of FADV and (c) resolved to recommend that the stockholders of FADV approve this Agreement and the transactions contemplated hereby.

3.12 Undisclosed Liabilities. Except as set forth in Schedule 3.12, to the actual knowledge of FADV, there are no liabilities of FADV other than (a) liabilities incurred in the Ordinary Course, (b) liabilities disclosed on any exhibit or schedule hereto or on any exhibit or schedule to any Related Document, (c) liabilities provided for in the FADV Financial Statements or disclosed in the notes thereto, if any, or (d) other undisclosed liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on FADV.

3.13 Disclosure. To the actual knowledge of FADV, the information disclosed in this Agreement with respect to FADV does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect on FADV.

ARTICLE IV.

THE TRANSACTION

4.1 Contribution of Contributed Assets. Subject to the terms and conditions of this Agreement, Newco shall, and FARES shall cause Newco to, contribute to FADV or its wholly-owned Subsidiary, and FADV agrees to accept or cause its wholly-owned Subsidiary to accept as a contribution from Newco, at the Closing, all of Contributors’ and their Affiliates’ right, title and interest in and to the assets (personal, tangible and intangible) used exclusively in, which relate exclusively to, the Division, including those assets set forth below, free and clear of any Encumbrances (other than Division Permitted Liens and the Assumed Liabilities) (collectively, the “Contributed Assets”):

(a) all assets owned by the Division and reflected on the Balance Sheet (other than Excluded Assets);

(b) certificates representing all of the issued and outstanding shares of Common Stock of the Company, if any, duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Newco or, if the foregoing securities are not certificated, Newco shall have caused the transfers thereof to have been duly recorded on the books and records of the Company;

(c) all documents, files, forms, processes, policies and procedures of Contributors that relate solely to the Division;

(d) all tangible personal property of Contributors owned by Contributors and used solely in the Division, including computer work stations, servers, printers, facsimile machines, photocopiers, scanners, furniture, fixtures and equipment;

(e) all of the Division’s and the Company’s books and records (except those expressly included in Section 4.2(b)), sales data, customer lists, all other information relating to customers, suppliers’ names and contact information, mailing lists, files, documents, correspondence, lists, advertising and promotional materials, studies, reports, and other printed or written materials relating solely to the Division;

(f) all of Contributors’ rights and interests under contracts to which either Contributor is a party that relate exclusively to the Division (the “Assumed Contracts”);

(g) all Licenses and other permits, consents and certificates of any regulatory, administrative or other Governmental Entity issued to or held by Contributors for use solely in the Division that are transferable;

(h) all claims, warranties, guarantees, refunds, causes of action, choses in action, rights of recovery, rights of set off, insurance proceeds and rights of recoupment (excluding any such item relating to the payment of Taxes) relating solely to the Division or the Contributed Assets;

(i) cash and cash equivalents in the amount of $3,050,000;

(j) all accounts receivable of Contributors derived exclusively from the business activity of the Division;

(k) all of the trademarks listed on Schedule 2.13(a); and

(l) all of the Purchased Assets (as defined in the Asset Purchase Agreement, March 30, 2005, among FARES, Experian Affiliate Acquisition, LLC and Experian Information Solutions, Inc. (the “XRES Purchase Agreement”) and, to the extent assignable, the rights and obligations of FARES under XRES Purchase Agreement and the agreements related thereto (except FARES’ obligations in respect of any breach of (i) a representation or warranty made by FARES or its Affiliate in the XRES Purchase Agreement or (ii) any covenant by FARES or its Affiliate in the XRES Purchase Agreement required by its terms to be performed prior to Closing).

4.2 Excluded Assets. All assets of Contributors other than the Contributed Assets (collectively, the “Excluded Assets”) shall not be sold, assigned, conveyed, transferred or contributed to FADV, including:

(a) all cash and cash equivalents (except as provided in Section 4.1(i));

(b) the articles of organization, operating agreement, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, membership interest transfer books, blank membership interest certificates, and other documents relating to the organization, maintenance, and existence of Contributors as limited liability companies or Contributors’ businesses and assets other than related to the Division;

(c) all rights of Contributors under this Agreement and the Related Agreements to which either is a party

(d) all rights of Contributors under the Service Bureau Agreement, effective as of November 1, 1998, between the Division and RELS;

(e) all rights of Contributors under the Marketing and Support Agreement, effective as of June 26, 2000, between the Division and RESdirect, LLC;

(f) except as required by Section 5.10 of the Master Transfer Agreement, all rights of Contributors under the Services Agreement, dated as of February 1, 2001, by and between Ellie Mae, Inc. (“Ellie Mae”) and First American, as amended by Amendment No. 1 to Services Agreement, dated as of October 12, 2001, by and between Ellie Mae and First American and by Amendment No. 2 to Services Agreement, dated as of June 10, 2002 by and between Ellie Mae and First American.

(g) except as required by Section 5.10 of the Master Transfer Agreement, all rights of Contributors under the following portal agreements (collectively, the “Retained Portal Agreements”):

(i) Portal Link Agreement, dated July 15, 2002, by and among FARES, First American Real Estate Solutions of Texas, First American Title Insurance Company, Inc. and Automated Mortgage Solutions LLC, as amended by the Addendum to Portal Link Agreement, dated July 15, 2002 by and between Automated Mortgage Solutions LLC and the Division;

(ii) Portal Link Agreement, dated February 1, 2001, by and among FARES, First American Real Estate Solutions of Texas, First American Title Insurance Company, Inc. and BestRate.com, d/b/a Myers Internet Services;

(iii) Portal/LOS Link Agreement, dated March 1, 2004, by and among FARES, First American Real Estate Solutions of Texas, First American Title Insurance Company, Inc., eAppraiseIT, LLC and EPN Solutions, LLC, as amended by the Addendum to Portal Link Agreement, dated March 1, 2004 by and between EPN Solutions LLC and the Division;

(iv) Portal Link Agreement, dated June 1, 2002, by and among FARES, First American Real Estate Solutions of Texas, First American Title Insurance Company, Inc. and Dexma, Inc., as amended by the Addendum to Portal Link Agreement, dated June 1, 2002, by and between Dexma, Inc. and the Division;

(v) Portal Link Agreement, dated July 15, 2003, by and among FARES, First American Real Estate Solutions of Texas, First American Title Insurance Company, Inc., eAppraiseIT LLC and Loansoft, Inc., as amended by the Addendum to Portal Link Agreement, dated July 15, 2003, by and between Loansoft, Inc. and the Division.

(vi) Platform/LOS Link Agreement, dated March 1, 2004, by and among FARES, First American Real Estate Solutions of Texas, First American Title Insurance Company, Inc. and MortgageFlex Systems, Inc.;

(vii) Portal/LOS Link Agreement, dated March 1, 2004, by and among FARES, First American Real Estate Solutions of Texas, First American Title Insurance Company, Inc., eAppraiseIT LLC and Portellus, Inc., as amended by the Addendum to Portal Link Agreement, dated March 1, 2004, by and between Portellus, Inc. and the Division;

(viii) Portal/LOS Link Agreement, dated January 15, 2005, by and among First American Real Estate Solutions of Texas, LP, eAppraiseIT LLC, First American Title Insurance Company, Inc. and 3t Systems;

(ix) Portal Link Agreement, dated July 1, 2003, by and between First American Real Estate Solutions of Texas LP and AMC Settlement Services;

(x) Portal Link Agreement, dated December 20, 2002, by and between First American Real Estate Solutions LLC, First American Real Estate Solutions of Texas LP, eAppraiseIT, LLC, First American Title Insurance Company, Inc. and Calyx Technology, Inc.

(xi) Portal Link Agreement, dated July 15, 2002, by and among FARES, First American Real Estate Solutions of Texas LP, First American Title Insurance Company, Inc. and Prime Alliance Solutions, Inc., as amended by the Addendum to Portal Link Agreement, dated July 15, 2002 by and between Prime Alliance Solutions, Inc. and the Division;

(xii) Portal Link Agreement, dated June 1, 2002, by and between FARES, First American Title Insurance Company, First American Real Estate Solutions of Texas LP and USA Loan Network, LLC., as amended by the Addendum to Portal Link Agreement, dated June 1, 2002 by and between USA Loan Network, LLC and the Division;

(xiii) Service Provider Agreement, dated October 1, 2004, by and among FARES, First American Real Estate Solutions of Texas LP, eAppraiseIT LLC and USA Loan Network, LLC;

(xiv) Portal Link Agreement, dated May 1, 2002, by and among FARES, First American Title Insurance Company, First American Real Estate Solutions of Texas LP and Geotrac of America, Inc., as amended by the Addendum to Agreement for Service (Internet), dated May 1, 2002, by and between Geotrac and the Division;

(xv) Portal Link Agreement, dated April 1, 2002, by and between FARES and First Lender’s Equity LP;

(xvi) Portal Link Agreement, dated July 16, 2001, by and among FARES, First American Title Insurance Company, First American Real Estate Solutions of Texas LP and XtraNet Lending Solutions, as amended by the Addendum to Portal Link Agreement, dated July 16, 2001, by and between XtraNet Lending Solutions and the Division;

(xvii) Portal/LOS Link Agreement, dated September 1, 2004, by and among FARES, First American Title Insurance Company, First American Real Estate Solutions of Texas LP, First American National Default Title Services and Harland Financial Solutions, Inc.;

(xviii) Development Agreement, dated July 21, 2003, by and among FARES First American Real Estate Solutions of Texas LP and CBC Companies, Inc.;

(xix) Portal/LOS Link Agreement, dated August 1, 2003, by and among FARES, eAppraiseIT, LLC, First American Real Estate Solutions of Texas, LP, First American Title Insurance Company, Inc. and PCLender.com, Inc.;

(xx) Integration Agreement, dated May 23, 2003, by and among FARES, First American Real Estate Solutions of Texas, LP, First American Title Insurance Company, Inc., eAppraiseIT LLC and Dynatek, Inc.;

(xxi) Portal Link Agreement, dated May 15, 2001, by and among FARES, First American Real Estate Solutions of Texas, First American Title Insurance Company, Inc. and REALTrans.com, Inc., as amended by the Addendum to Portal Link Agreement, dated May 15, 2001, by and between REAL Trans.com Inc. and the Division;

(xxii) Portal/LOS Link Agreement, dated August 1, 2003, by and among FARES, eAppraiseIT LLC, First American Real Estate Solutions of Texas, LP, First American Title Insurance Company, Inc., and PC Lender; and

(h) the RRS Services Agreement.

4.3 Assumed Liabilities. Subject to the terms and conditions of this Agreement, in addition to the payment to Newco of the consideration set forth in Section 4.5, and as additional consideration for the Contributed Assets, FADV agrees that from and after the Closing, FADV shall assume and become responsible for, or shall cause its wholly-owned Subsidiary to assume and become responsible for, all liabilities and obligations of Contributors and their Affiliates to the extent relating to the Division and all liabilities and obligations of Contributors and their Affiliates arising out of or related to the Contributed Assets (collectively, the “Assumed Liabilities”), including the Assumed Liabilities (as defined in the XRES Purchase Agreement).

4.4 Excluded Liabilities. Except for the Assumed Liabilities and subject to the terms and conditions of this Agreement, neither FADV nor any of its Subsidiaries shall assume any liabilities, obligations or commitments of Contributors (collectively, the “Excluded Liabilities”), including the following, which shall be retained by Contributors:

(a) all liabilities and obligations of Contributors under this Agreement and the Related Agreements to which either is a party;

(b) all liabilities and obligations of the Contributors for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the Related Agreements to which it is a party or its consummation of the transactions contemplated hereby or thereby (including attorneys’ and accountants’ fees and fees of investment banks or brokers);

(c) all liabilities and obligations in respect of any of the Excluded Assets (including under any Contracts, commitments or understandings related thereto);

(d) all liabilities and obligations of Contributors under the Service Bureau Agreement, effective as of November 1, 1998, between the Division and RELS;

(e) all liabilities and obligations of Contributors under the Marketing and Support Agreement, effective as of June 26, 2000, between the Division and RESdirect, LLC;

(f) except as required by Section 5.10 of the Master Transfer Agreement, all liabilities and obligations of Contributors under the Services Agreement, dated as of February 1, 2001, by and between Ellie Mae and First American, as amended by Amendment No. 1 to Services Agreement, dated as of October 12, 2001, by and between Ellie Mae and First American and by Amendment No. 2 to Services Agreement, dated as of June 10, 2002 by and between Ellie Mae and First American;

(g) all obligations of FARES in respect of any breach of a representation or warranty made by FARES or its Affiliate in the XRES Purchase Agreement and any covenant by FARES or its Affiliate in the XRES Purchase Agreement required by its terms to be performed prior to Closing;

(h) except as required by Section 5.10 of the Master Transfer Agreement, all liabilities and obligations of Contributors under the Retained Portal Agreements;

(i) all liabilities and obligations of FARES and Newco, if any, under the RRS Services Agreement; and

(j) except as required by the GE Sublease, all liabilities and obligations of FARES and Newco, if any, under the Master Lease.

4.5 Consideration. In consideration for the contribution of the Contributed Assets to FADV or its wholly-owned Subsidiary, FADV shall, in addition to assuming the Assumed Liabilities, deliver to Newco on the Closing Date, in its name, a certificate representing 17,317,073 shares of Class B Common Stock.

4.6 Closing. The closing of the contribution of the Contributed Assets, the assumption of the Assumed Liabilities, the issuance of the Class B Common Stock hereunder and the other transactions contemplated hereby shall take place at the Closing under and in accordance with the Master Transfer Agreement.

ARTICLE V.

CERTAIN COVENANTS

5.1 Employees. FARES shall be responsible for payment of bonuses to employees of the Division for that portion of the 2005 calendar year occurring on and prior to the Closing Date. FADV shall be responsible for payment of bonuses to employees of the Division for that portion of the 2005 calendar year occurring after the Closing Date, and for all periods thereafter.

5.2 Certain Benefits Relating to Acquisition Agreements. From and after the Closing, in the event that FARES is not permitted to assign to Newco or FADV, or Newco is not permitted to assign to FADV, any of the agreements by which FARES acquired the Company or any Contributed Assets from any third parties, whether by merger, purchase of equity securities, purchase of assets or otherwise, or the XRES Purchase Agreement (collectively, the “Acquisition Agreements”), FARES shall, subject to Section 5.3 hereof and Section 5.8 of the Master Transfer Agreement, collect indemnification or other amounts under, or reduce or offset against any payment obligations to third parties arising from or relating to, any of the Acquisition Agreements, including offsets or reductions against promissory notes to third parties, which promissory notes reflect payment obligations of FARES or any of its Affiliates pursuant to any of the Acquisition Agreements, and FARES shall pay an amount of cash equal to such indemnification, amount, reduction or offset to FADV within five (5) Business Days of the date on which FARES or its Affiliate collects such indemnification or amount or recognizes such reduction or offset, which recognition will be subject, for the avoidance of doubt, to the timing of any such reduced or offset payment obligation. From and after the Closing, in the event that FARES or any of its Affiliates is required to pay any earn-out amounts to third parties arising from or relating to, any Acquisition Agreement, FADV shall, and shall cause its Affiliates to, pay an amount of cash equal to such earn-out amounts to FARES within five (5) Business Days of the date on which FARES or its Affiliate is required to pay such earn-out amounts.

5.3 Nonassignable Contracts. To the extent that the assignment by FARES to Newco or FADV, or by Newco to FADV, of any Assumed Contract is not permitted or is not permitted without the consent of any other party to such Assumed Contract, this Agreement shall not be deemed to constitute an assignment of any such Assumed Contract if such consent is not given and if such assignment otherwise would constitute a material breach of, or cause a loss of contractual benefits under, any such Assumed Contract, and FADV shall assume no direct obligations or liabilities under any such Assumed Contract until such consent is obtained. If any consent or waiver necessary for the sale, transfer, assignment and delivery of an Assumed Contract is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, FARES and Newco shall cooperate with FADV following the Closing Date in any reasonable arrangement designed to provide FADV with the rights and benefits under any such Assumed Contract, including enforcement for the benefit of FADV and at FADV’s expense of any and all rights of FARES and Newco against any other party arising out of any breach or cancellation of any such Assumed Contract by such other party and, if requested by FADV, acting as an agent on behalf of FADV or as FADV shall otherwise reasonably require; provided that FADV shall bear FARES’ and Newco’s reasonable out-of-pocket expenses as such agent or agents and shall indemnify FARES and Newco for actions taken or not taken as such agent or agents; provided, further, that FADV shall cooperate with FARES and Newco following the Closing Date in any reasonable arrangement designed to require FADV to assume, be responsible for and otherwise meet the burdens and obligations under any such Assumed Contract.

5.4 Method of Conveyance. The sale, transfer, conveyance and assignment by Newco of the Contributed Assets to FADV and the assumption of the Assumed Liabilities by FADV in accordance with this Agreement shall be effected on the Closing Date by the execution and delivery by Newco and FADV of instruments of transfer and assumption reasonably requested by FADV.

5.5 Sublease. FARES covenants and agrees that it will, on or prior to December 31, 2005, exercise the purchase option under Section 9(c) of the Master Lease Financing Agreement, dated as of December 28, 2001, between General Electric Capital Corporation, as lessor, and the parties named therein as lessees (as amended or supplemented from time to time, the “Master Lease”), with respect to the equipment subject to the Sublease if permitted to do so by the terms of the Master Lease, and will transfer to FADV the title to such equipment that it receives following the exercise of such purchase option.

ARTICLE VI.

INDEMNIFICATION

6.1 Survival of Representations. The representations and warranties of the Parties contained in Articles II and III (and in any Schedule or Exhibit attached hereto or certificate delivered in connection with the Closing) are made only as of the Closing Date (unless a representation speaks as of a specific date, in which case as of such date). Such representations and warranties shall survive the Closing until the date in the eighteenth (18th) calendar month from and after the month in which the Closing Date occurs that corresponds with the Closing Date; provided, however, that (a) the representations and warranties contained in Sections 2.2, 2.18, 2.24(c), 2.26, 3.2, 3.3 and 3.9 shall survive until the fifth (5th) anniversary of the Closing Date and (b) the representations and warranties contained in Sections 2.12 and 2.24(b) shall survive until thirty (30) days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof).

6.2 Indemnification.

(a) FARES agrees to indemnify and hold FADV and its Subsidiaries and Affiliates (including, after the Closing, the Company) and each of their respective directors, officers, members, managers, shareholders, employees and agents and any successors thereto (each, a “FADV Indemnified Party”) harmless, on an after-tax basis, from and against any and all claims, losses, liabilities, damages, costs, and reasonable out-of-pocket expenses (including reasonable attorney fees) (collectively, “Losses”) suffered, incurred or paid, directly or indirectly, as a result of or arising out of (i) the failure of any representation or warranty made by FARES in Article II of this Agreement (or in any Schedule or Exhibit attached hereto or certificate delivered by FARES in connection with the Closing) to be true and correct in all respects as of the Closing Date (unless a representation speaks as of a specific date, in which case as of such date), (ii) any breach or nonperformance of any covenants or agreements made by Contributors in or pursuant to this Agreement or in Section 5.1 of the Master Transfer Agreement, and (iii) any Excluded Liabilities and (iv) any Excluded Assets.

(b) FADV agrees to indemnify and hold Contributors and their Affiliates and each of their respective directors, officers, members, managers, shareholders, employees and agents and any successors thereto (each, a “FARES Indemnified Party”) harmless, on an after-tax basis, from and against any and all Losses suffered, incurred or paid, directly or indirectly, as a result of or arising out of (i) the failure of any representation or warranty made by FADV in Article III of this Agreement (or in any Schedule or Exhibit attached hereto or certificate delivered by FADV in connection with the Closing) to be true and correct in all respects as of the Closing Date (unless a representation speaks as of a specific date, in which case as of such date), (ii) any breach or nonperformance of any covenants or agreements made by FADV in or pursuant to this Agreement, and (iii) any Assumed Liability.

(c) The sole recourse and remedy of each FADV Indemnified Party for any inaccuracy in any representation or warranty or alleged representation or warranty by or on behalf of FARES contained in or made pursuant to this Agreement shall be under the provisions of and to the extent provided in this Article VI. FADV shall comply with this Section 6.2(c) and will not assert any such inaccuracy or seek any recourse or remedy in respect thereof other than under the provisions of this Article VI.

(d) The sole recourse and remedy of each FARES Indemnified Party for any inaccuracy in any representation or warranty or alleged representation or warranty by or on behalf of FADV contained in or made pursuant to this Agreement shall be under the provisions of and to the extent provided for in this Article VI. FARES shall comply with this Section 6.2(d) and FARES will not assert any such inaccuracy or seek any recourse or remedy in respect thereof other than under the provisions of this Article VI.

(e) The obligations to indemnify and hold harmless pursuant to this Section 6.2 shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in Section 6.1, except for claims for indemnification asserted prior to the end of such periods, which claims shall survive until final resolution thereof.

(f) FARES shall not be required to indemnify and hold harmless for Losses pursuant to Section 6.2(a)(i) until the aggregate amount due in respect of such Losses exceeds $3,050,000, and thereafter FARES shall be required to indemnify and hold harmless for all Losses in excess of such amount; provided, however, that the maximum aggregate amount of Losses payable by FARES pursuant to Section 6.2(a)(i) shall not exceed $61,000,000; provided, further, that the limitations provided in this Section 6.2(f) shall not apply to Losses that arise from (i) a breach of any of the representations and warranties contained in Sections 2.2, 2.18, 2.24(c) and 2.26 or (ii) the intentional breach or misrepresentation of any of the representations and warranties contained in Article II where FADV can prove such intentional breach or misrepresentation was actually caused by the actions or inactions of Parker Kennedy, Anand Nallathambi or John Stancil, which Losses in (i) and (ii) of this proviso shall be limited to a maximum aggregate amount of $335,500,000.

(g) FADV shall not be required to indemnify and hold harmless for Losses pursuant to Section 6.2(b)(i) until the aggregate amount due in respect of such Losses exceeds $3,050,000, and thereafter FADV shall be required to indemnify and hold harmless for all Losses in excess of such amount; provided, however, that the maximum aggregate amount of Losses payable by FADV pursuant to Section 6.2(b)(i) shall not exceed $61,000,000; provided, further, that the limitations provided in this Section 6.2(g) shall not apply to Losses that arise from (i) a breach of any of the representations and warranties contained in Sections 3.2, 3.3 and 3.9 or (ii) the intentional breach or misrepresentation of any of the representations and warranties contained in Article III where FARES can prove such intentional breach or misrepresentation was actually caused by the actions or inactions of John Long, John Lamson or Akshaya Mehta, which Losses in (i) and (ii) of this proviso shall be limited to a maximum aggregate amount of $335,500,000.

6.3 Indemnification Procedure.

(a) Promptly after the incurring of Losses by any Party or other Person entitled to indemnification under this Article VI (each, an “Indemnified Party”), including any claim by a third party described in Sections 6.3(c) and 6.3(d) which might give rise to indemnification hereunder, the Indemnified Party shall promptly deliver a certificate containing the information described below (a “Certificate”) to the Party that is required to indemnify such Indemnified Party under this Article VI (such indemnifying party, the “Indemnifying Party”). Each Certificate shall:

(i) state that the Indemnified Party has paid or properly accrued Losses or reasonably anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

(ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid, properly accrued or is estimated to be paid, the basis for any anticipated liability and the nature of the misrepresentation, inaccuracy or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled under Section 6.2 of this Agreement.

(b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within thirty (30) days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the 30-day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then such dispute shall be settled by arbitration in New York, New York, the borough of Manhattan, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. There shall be three arbitrators, one to be chosen by each Indemnifying Party and the Indemnified Party directly at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each arbitrator shall be an attorney (i) whose primary practice area comprises mergers and acquisitions, (ii) with at least fifteen years of practice experience and (iii) that is a partner of a law firm consisting of at least 200 attorneys. Each of the Indemnifying Party and the Indemnified Party shall pay the fees of the arbitrator it selects and of its own attorneys and the expenses of its witnesses, and all other fees and costs shall be borne equally by FADV on the one hand and FARES on the other. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction and no Party shall object to the entry of such award.

(c) Promptly after the assertion by any third party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, may result in the incurring by such Indemnified Party of Losses for which such Indemnified Party would be entitled to indemnification pursuant to this Article VI, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such claim and the Indemnifying Party may at its option assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to the Indemnified Party) and the payment of expenses. An Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified in writing by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnified Party, but the assertion of which would be adverse to the interests of the Indemnifying Party. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the written consent of the Indemnifying Party, but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Losses by reason of such settlement or judgment subject to Section 6.2.

(d) Claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within thirty (30) days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 6.3(b), claims for Losses the validity and amount of which have been the subject of judicial determination as described in Section 6.3(b) and claims for Losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying party, as described in Section 6.3(c) are hereinafter referred to as “Agreed Claims”. Within ten (10) Business Days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by the Indemnified Party not less than three (3) Business Days prior to such payment.

(e) Notwithstanding anything else in this Agreement, concurrent with or prior to making a claim for indemnification under this Article VI, each Indemnified Party shall make a claim or claims under any available insurance policies potentially covering the subject matter of the claim for indemnification made or to be made under this Article VI and shall pursue such insurance claim or claims until paid or coverage is finally denied. To the extent there is an Agreed Claim hereunder and an Indemnified Party collects any amounts under such insurance policies, the Indemnified Party shall promptly pay the Indemnifying Party the amount so collected under such insurance policies up to the amount of the Agreed Claim.

(f) Notwithstanding anything herein to the contrary, no Indemnifying Party shall be required to indemnify any Indemnified Party for any special, consequential, punitive or indirect damages hereunder.

ARTICLE VII.

TAX MATTERS

7.1 Tax Returns.

(a) FARES shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns (including amended Returns and claims for refunds) (i) of the Company or (ii) that relate to the Division and the Contributed Assets, that are due with respect to any taxable year or other taxable period ending on or prior to the Closing Date and shall pay any Taxes due in respect of such Returns. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company, the Division and the Contributed Assets shall be reported or disclosed in such Returns.

(b) Except as provided in Section 7.1(a) above, FADV shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns (including amended Returns and claims for refunds) (i) of the Company or (ii) that relate to the Division and the Contributed Assets; provided, however, FADV shall provide FARES with draft Returns for the Company and that relate to the Division and the Contributed Assets required to be prepared by FADV pursuant to this Section 7.1(b) that include any period or portion thereof ending on or prior to the Closing Date. FADV shall provide FARES with an opportunity to review and comment on such Returns that include any period or portion thereof ending on or prior to the Closing Date and FADV shall in good faith take into account such comments in its preparation of such Returns.

7.2 Payment of Taxes.

(a) FARES shall be responsible and liable for the timely payment of any and all Taxes imposed on or with respect to the properties, income and operations of the Company and that relate to the Division and the Contributed Assets for all Pre-Closing Periods, including the portion of the taxable period beginning on or before the Closing Date and ending after the Closing Date (the “Overlap Period”) up to and including the Closing Date. In addition, FARES shall pay to FADV the amount of any Taxes allocated to FARES pursuant to Section 7.2(b) below (to the extent that FARES is liable therefor and to the extent not already paid by FARES on or before the Closing Date) on or prior to five (5) Business Days prior to the due date of such Taxes.

(b) All Taxes and Tax liabilities with respect to the income, property or operations of the Company and that relate to the Division and the Contributed Assets, that relate to the Overlap Period shall be apportioned between FARES and FADV as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of the Company and the Division as though the taxable year of the Company and the Division terminated at the close of business on the Closing Date. FARES shall be liable for Taxes of the Company and that relate to the Division and the Contributed Assets which are attributable to the portion of the Overlap Period ending on and including the Closing Date and FADV shall be liable for such Taxes which are attributable to the portion of the Overlap Period beginning on the day following the Closing Date.

7.3 Transfer Taxes. All transfer, sales and use, value added, registration, documentary, stamp and similar Taxes imposed in connection with the sale of the stock of the Company and the transfer of the Contributed Assets and the assumption of the Assumed Liabilities or any other transaction that occurs pursuant to this Agreement shall be borne equally by FARES and FADV.

7.4 Controversies.

(a) FADV shall promptly within thirty (30) days of receipt notify FARES in writing upon receipt by FADV or any Affiliate of FADV (including the Company after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on or prior to the Closing Date for which FARES may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”). FARES at its sole expense, shall have the authority to represent the interests of the Company and that relate to the Division and the Contributed Assets with respect to any Tax Matter before the IRS, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter.

(b) Except as otherwise provided in Section 7.4(a) above, FADV shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Company and the Division for all taxable periods.

7.5 Indemnification for Taxes. Notwithstanding any provision to the contrary contained in this Agreement, FARES agrees to indemnify, defend and hold harmless FADV Indemnified Parties on an after-tax basis against (a) all Taxes imposed on or asserted against the properties, income or operations of the Company and the Division or for which the Company and/or the Division may otherwise be liable, for all Pre-Closing Periods, but only to the extent (i) FARES has not otherwise indemnified FADV for such Taxes under Section 6.2(a) of this Agreement and (ii) the aggregate amount of such Taxes exceeds the aggregate accruals for Taxes made by FARES on the books and records of the Company and the Division as of the Closing Date, and (b) all Taxes imposed on the Company as a result of the provisions of Treasury Regulations Section 1.1502-6 or the analogous provisions of any state, local or foreign law.

7.6 Allocation of Consideration. FARES, Newco and FADV agree to allocate the aggregate consideration to be paid for the Contributed Assets (other than the capital stock of the Company) in accordance with Section 1060 of the Code. FARES, Newco and FADV agree that FARES shall prepare and provide to FADV a draft allocation of such consideration among the Division, the Contributed Assets (other than the capital stock of the Company) and the Assumed Liabilities within ninety (90) days after the Closing Date. FADV shall notify FARES within thirty (30) days of receipt of such draft allocation of any objection FADV may have thereto. FARES and FADV agree to resolve any disagreement with respect to such allocation in good faith. In addition, FARES and the FADV hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code, and shall use the allocation determined pursuant to this Section 7.6 in connection with the preparation of Internal Revenue Service Form 8594 as such form relates to the transactions contemplated by this Agreement. None of FARES, Newco or FADV shall file any Tax Return or other document or otherwise take any position which is inconsistent with the allocation determined pursuant to this Section 7.6 except as may be adjusted by subsequent agreement following an audit by the IRS or by court decision.

7.7 Post-Closing Access and Cooperation. FADV shall afford Contributors, upon reasonable notice and without undue interruption to the business of FADV or the Company, access during normal business hours to the books and records of FADV and its Subsidiaries (solely with respect to the Division, the Contributed Assets and the Assumed Liabilities) and the Company relating to the Company, the Division, the Contributed Assets and the Assumed Liabilities prior to the Closing Date for a period of seven (7) years following the Closing Date in connection with (a) preparation of the Returns specified in Section 7.1 above, (b) evaluation of any claim for indemnification under Section 7.5 above, and (c) investigation or contest of any Tax Matter which FARES has the authority to conduct under Section 7.4 above. FADV shall, and shall cause its Affiliates to, from and after the Closing Date, preserve all books and records of the Company and the Division relating to the Company, the Division, the Contributed Assets and the Assumed Liabilities prior to the Closing Date for such seven (7) year period, and, thereafter, not destroy or dispose of or allow the destruction or disposition of such books and records without first having offered in writing to deliver such books and records to Contributors at Contributors’ expense. If Contributors fail to request such books and records within ninety (90) days after receipt of the notice described in the preceding sentence, FADV may dispose of such books and records.

ARTICLE VIII.

MISCELLANEOUS

8.1 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to (a) the knowledge of a Person, the Person making such representation or warranty confirms that the senior executive officers of such Person have made a reasonable inquiry of the managers reporting to them as to the matters that are the subject of such representations and warranties, (b) the actual knowledge of FARES, such representation or warranty is made to the actual knowledge of Parker S. Kennedy, Anand Nallathambi and John Stancil without, for the avoidance of doubt, any duty of inquiry, and (c) the actual knowledge of FADV, such representation or warranty is made to the actual knowledge of John Long, John Lamson and Akshaya Mehta without, for the avoidance of doubt, any duty of inquiry.

8.2 Expenses. Except as expressly provided herein, each Party shall bear its own (a) costs incurred as a result of the transactions contemplated hereby, including payments to third parties, if any, to obtain their consent to such transactions and (b) professional fees and related costs and expenses (including fees, costs and expenses of accountants, attorneys, benefits specialists, investment banks, financial advisors, tax advisors and appraisers) incurred by it in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby.

8.3 Publicity; Confidentiality. Except as otherwise required by law, neither FARES (and its Affiliates, including Newco) nor FADV (and its Affiliates) shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein or therein, without obtaining the prior written consent of the other to the contents and the manner of presentation and publication thereof, which consent shall not be unreasonably or untimely withheld, delayed or conditioned; provided, however, that FARES, Parent or FADV may, without the prior written consent of the others, issue any such press release or other public statement as may, upon the advice of counsel, be required by law or the rules or regulations of the New York Stock Exchange or the Nasdaq National Market, as applicable, if it has used all reasonable efforts to consult with the other.

8.4 Governing Law; Jurisdiction.

(a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York (exclusive of conflict of laws principles) applicable to agreements executed and to be performed solely within such State.

(b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court sitting in the borough of Manhattan, New York, or Federal court of the United States of America in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection herewith, or the transactions contemplated hereby, or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such New York State or Federal court and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such New York State or Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 8.5; provided that nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

8.5 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

(a) If to FADV, to:

First Advantage Corporation One Progress Plaza Suite 2400 St. Petersburg, Florida 33701
Facsimile:	(727) 214-3401
Attention:	John Long Julie Waters

with a copy (which shall not constitute notice) to:

Independent Committee c/o Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017
Facsimile:	(212) 450-3800
Attention:	John H. Butler

(b) If to either Contributor, to it in care of:

The First American Corporation 1 First American Way Santa Ana, California 92707
Facsimile:	(714) 800-3325
Attention:	Parker S. Kennedy
Kenneth D. DeGiorgio

with a copy (which shall not constitute notice) to:

White & Case LLP 633 West Fifth Street, Suite 1900 Los Angeles, California 90071
Telephone:	(213) 620-7700
Facsimile:	(213) 687-0758
Attention:	Neil W. Rust

or such other address or number as shall be furnished in writing by any such Party. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective: (i) if sent by U.S. mail, three (3) Business Days after deposit in the U.S. mail, postage prepaid; (ii) if sent by FedEx or other overnight delivery service, one (1) Business Day after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

8.6 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law, except that FADV may assign any of its rights and benefits (but not its obligations) hereunder to any of its wholly-owned subsidiaries. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

8.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

8.8 Entire Agreement. This Agreement, including the other documents referred to herein and in the Exhibits and Schedules hereto which form a part hereof, contains the entire understanding of the Parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

8.9 Amendments. This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties and consented to by the Independent Committee.

8.10 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

8.11 Extension; Waiver. At any time prior to the Closing, the Parties may, to the extent legally allowed, but shall not be obligated to, (a) extend the time for performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other Parties contained herein; provided that, except as otherwise permitted by this Agreement, any extension or waiver granted by FADV shall require the consent of the Independent Committee to be effective. Any agreement on the part of a Party to any such extension or waiver shall be valid only if and to the extent set forth in a written instrument signed by such Party.

8.12 No Other Representations or Warranties. Except for the representations and warranties contained in Article II of this Agreement or as expressly provided in the agreements contemplated hereby, if FARES is a party thereto, neither Contributor makes any express or implied representation or warranty with respect to the Contributed Assets, the Assumed Liabilities, the Company, or the transactions contemplated by this Agreement, and each Contributor expressly disclaims any other representations or warranties, whether made by either Contributor or any of its respective Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in Article III of this Agreement or as expressly provided in the agreements contemplated hereby, if FADV is a party thereto, FADV makes no express or implied representation or warranty with respect to FADV’s business, and FADV expressly disclaims any other representations or warranties, whether made by FADV or any of its respective Affiliates, officers, directors, employees, agents or representatives. Notwithstanding anything else in this Agreement or the other Related Agreements, neither Contributor makes any representation or warranty with regard to the assets or business purchased or liabilities assumed under the XRES Purchase Agreement except as provided in Section 2.24 or the effect of the assets or business purchased or liabilities assumed under the XRES Purchase Agreement on the Division or the Business (for purposes of the representations and warranties in Article II (excluding Section 2.24) or otherwise); and the business, assets and liabilities under the XRES Purchase Agreement are being transferred and assumed hereunder to and by FADV on an “as is where is” basis, subject only to Section 5.2.

8.13 Third Party Beneficiaries. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto.

*                *                *

IN WITNESS WHEREOF, each Party has caused its name to be hereunto subscribed by its duly authorized signatory as of the day and year first above written.

FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC

By:
Name:
Title:

FIRST ADVANTAGE CORPORATION

By:
Name:
Title:

FADV HOLDINGS LLC

By:
Name:
Title:

-Siganture Page-

FARES Contribution Agreement

Annex D

AMENDED AND RESTATED

SERVICES AGREEMENT

This AMENDED AND RESTATED SERVICES AGREEMENT is entered into as of [                    ], 2005 (this “Agreement”), between THE FIRST AMERICAN CORPORATION, a California corporation (“First American”), and FIRST ADVANTAGE CORPORATION, a Delaware corporation (the “Company”; First American and the Company are each referred to herein as a “Party” and collectively, as the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties are parties to that certain Amended and Restated Services Agreement, dated as of January 1, 2004 (the “Amended Services Agreement”), which amended and restated that certain Services Agreement, dated as of June 5, 2003, by and among the Parties;

WHEREAS, the Parties believe it is in their respective best interests to amend and restate the Amended Services Agreement as provided in this Agreement;

WHEREAS, the Amended Services Agreement requires that a majority of Disinterested Directors (as defined below) resolve to amend the Amended Services Agreement;

WHEREAS, the Disinterested Directors have unanimously resolved to authorize this Agreement.

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, First American and the Company agree as follows:

ARTICLE I.

DEFINITIONS AND CONSTRUCTION

1.1. Definitions. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural terms defined):

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, further, that, for the purposes of this definition, the Company and its Subsidiaries shall not be deemed to be Affiliates of First American; provided, further, that, for the purposes of this definition, First American and its Affiliates (excluding the Company and its Subsidiaries) shall not be deemed to be Affiliates of the Company.

“Bundled Reports Fee” shall have the meaning provided in Section 3.1(c) hereof.

“Business Services” shall mean those services described in Column A of Schedule I, which services exclude, for the avoidance of doubt, any services provided outside of the United States of America and Puerto Rico or by First Indian Corporation or the First Indian division of the Property and Information Services Group of First American.

“Business Services Fee” shall mean, with respect to each of the Business Services set forth in Column A of Schedule I, the fees or the method of determining the fees set forth opposite such Business Services in Column B of Schedule I.

“Company” shall have the meaning provided in the introductory paragraph.

“Company Common Stock” shall have the meaning provided in the Standstill Agreement.

“Company Members” shall have the meaning provided in Section 2.4(c) hereof.

“Company Services” shall have the meaning provided in Section 2.2(a) hereof.

“Communications Hub” shall have the meaning provided in Section 2.4(f) hereof.

“Confidential Company Information” shall mean any information derived by the First American Entities in connection with the provision of Business Services, except such information which (a) was previously known by First American or its Affiliates and not considered confidential, and/or (b) is or becomes generally available to the public other than as a result of disclosure by First American, its Affiliates or their directors, officers, employees, agents or representatives, and/or (c) is or becomes available to First American or its Affiliates on a non-confidential basis from a source other than the Company and its Subsidiaries.

“Confidential FAF Information” shall mean any information derived by the Company or its Affiliates from any of the First American Entities in connection with the provision of Company Services, except such information which (a) was previously known by the Company or US SEARCH and not considered confidential, and/or (b) is or becomes generally available to the public other than as a result of disclosure by the Company or its Affiliates or their directors, officers, employees, agents or representatives, and/or (c) is or becomes available to the Company or its Affiliates on a non-confidential basis from a source other than First American or its Affiliates.

“Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Cure Period” shall have the meaning provided in Section 2.4(a)(ii) hereof.

“Disinterested Director” shall mean, on any date of determination, any member of the Company’s board of directors who is not as of such date (a) an officer or employee of the Company, (b) an officer, director or employee of First American or any Affiliate thereof, (c) a Person who Controls or is under common Control with First American or any Affiliate thereof, or (d) a Person who otherwise would fail to qualify as an “independent director” under the applicable rules of the Nasdaq National Market as then in effect; provided, however, that a Person designated by Pequot Private Equity Fund II, L.P. in accordance with the Stockholders Agreement dated as of December 13, 2002, among First American, Pequot Private Equity Fund II, L.P. and the Company shall not be deemed to be disqualified as a Disinterested Director by application of section (d) of this definition.

“Entity” shall mean any Person that is not a natural Person.

“FAF Members” shall have the meaning provided in Section 2.4(c) hereof.

“FARES” shall mean First American Real Estate Solutions LLC, a California limited liability company and Subsidiary of First American.

“First American” shall have the meaning provided in the introductory paragraph.

“First American Entity” and “First American Entities” shall mean one or more, as applicable, of First American and any Affiliate of First American.

“Merged Reports” shall have the meaning provided in Section 2.4(a)(i) hereof.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 13, 2002, to which First American, US SEARCH, the Company and Stockholm Seven Merger Corp., a Delaware corporation, are parties.

“Mortgage Credit Reports” shall have the meaning provided in Section 2.4(a)(i) hereof.

“Mortgage Credit Reports Fees” shall have the meaning provided in Section 3.1(c) hereof.

“Mortgage Customers” shall have the meaning provided in Section 2.4(a)(i) hereof.

“Mortgage Marketing Services” shall have the meaning provided in Section 2.4(b) hereof.

“Mortgage Services” shall have the meaning provided in Section 2.4(a)(i) hereof.

“Non-Bundled Reports Fee” shall have the meaning provided in Section 3.1(c) hereof.

“Notice of Deficiency” shall have the meaning provided in Section 2.4(a)(ii) hereof.

“Operating Committee” shall have the meaning provided in Section 2.4(c) hereof.

“Party” and “Parties” shall have the meaning provided in the introductory paragraph.

“Person” shall mean and include a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, an incorporated organization, a group and a government or other department, agency or political subdivision thereof.

“Requisite Service Levels” shall have the meaning provided in Section 2.4(a)(ii) hereof.

“Reset Date” shall have the meaning provided in Section 4.1(c) hereof.

“Standstill Agreement” shall mean the Standstill Agreement, dated as of June 5, 2003, between First American and the Company.

“Subsidiary” and “Subsidiaries” shall mean, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any Entity (other than a corporation) in which such Person and/or one more Subsidiaries of such Person has more than a 50% equity interest at the time or otherwise controls the management and affairs of such Entity (including the power to veto any material act or decision).

“Term” shall have the meaning provided in Section 4.1 hereof.

“Termination Date” shall have the meaning provided in Section 4.1 hereof.

“US SEARCH” means US SEARCH.com Inc., a Delaware corporation.

“ZapApp Services” shall mean those services described in Schedule II.

“ZapApp Services Fee” shall mean the actual cost to ZapApp India Private Limited of providing the ZapApp Services.

1.2. Principles of Construction.

(a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless already expressly followed by such phrase or the phrase “but not limited to”.

(d) Article and Section headings and captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(e) All words importing any gender shall be deemed to include the other gender and the neuter.

(f) In the event that the final day of any time period provided herein does not fall on a business day, such time period shall be extended such that the final day of such period shall fall on the next business day thereafter.

(g) Unless otherwise specified, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, modifications and supplements thereto.

(h) Each Party has reviewed and commented upon this Agreement and, therefore, any rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

ARTICLE II.

SERVICES

2.1. Business Services. During the applicable Term, First American shall, or shall cause one or more of the other First American Entities to, provide the Company and/or its Affiliates with the Business Services. First American shall, and shall cause the First American Entities to, allocate resources with regard to the Business Services in a manner that is consistent with the allocation of such resources by First American and/or the First American Entities prior to the transfer of First American’s CREDCO Division to the Company or its Affiliate.

2.2. Company Services.

(a) During the applicable Term, the Company shall, and shall cause its Affiliates to, provide First American and/or its Affiliates with products and services offered by or through the Company or its Affiliates from time to time (collectively (but excluding the ZapApp Services and the Mortgage Services), the “Company Services”) at rates and on terms no less favorable than those generally offered by the Company and its Affiliates to third parties.

(b) During the applicable Term, the Company shall, and shall cause its Affiliates to, provide First American and/or its Affiliates with the ZapApp Services. The Company shall, and shall cause its Affiliates to, allocate resources with regard to the ZapApp Services in a manner that is consistent with the allocation of such resources by the Company and its Affiliates prior to the transfer of First American’s CREDCO Division to the Company or its Affiliate.

2.3. Additional First American Services. During the applicable Term, First American may, and may cause the other First American Entities to, offer to provide the Company and/or its Affiliates, and the Company and/or its Affiliates may purchase, products and services offered by or through the First American Entities from time to time during the applicable Term in the ordinary course of business at rates and on terms then offered by the First American Entities to comparable third parties. Nothing in this Agreement shall change or affect the terms and conditions of any agreement or understanding listed on Schedules 4.9, 4.10, 4.20 and 4.27 to the Merger Agreement. The Company and/or its Affiliates on the one hand, and any First American Entity on the other hand, may renew any such agreement or understanding on terms substantially similar to those in such agreements or understanding.

2.4. Mortgage Services.

(a) Mortgage Credit Reports.

(i) During the applicable Term, the Company shall, and shall cause its Affiliates to, provide First American and its Affiliates with merged, multiple-source or single-source credit reports created by accessing one or more of the national credit database repositories and other information sources, which credit reports shall include basic, partial and fully verified Instant Merge Reports (including Merge Plus Reports and Residential Mortgage Credit Reports), Instant Merge Reports (such three-bureau merged credit reports, together with other three-bureau merged credit reports, the “Merged Reports”), and other credit reports incorporating credit scores, fraud check products, products which list creditor addresses and phone numbers, and other related information and enhancements that the Company and/or its Affiliates may offer from time to time (collectively, “Mortgage Credit Reports”), for resale to mortgage lenders, mortgage servicers, mortgage brokers, underwriters, and other users of information in the mortgage lending process and their respective customers (collectively, “Mortgage Customers”). The provision of Mortgage Credit Reports by the Company and its Affiliates hereunder to First American and its Affiliates for resale to Mortgage Customers is referred to herein as the “Mortgage Services”.

(ii) During the applicable Term, in providing Mortgage Services hereunder, the Company shall, and shall cause its Affiliates to, meet certain baseline performance metrics, as set forth in the following table (the “Requisite Service Levels”):

	Metrics	Service Level
1.	Hours of system (DataHQ) availability	Monday – Friday: Saturday: Sunday:	4:00 AM 5:00 AM 7:00 AM	– – –	11:00 PM 10:00 PM 11:00 PM	(Pacific Time) (Pacific Time) (Pacific Time)

2.	System (DataHQ) uptime	99.5%

3.	Turn time for Instant Merge Reports	95% of transactions in under 20 seconds, or such other better service level required from time to time by Fannie Mae

4.	Customer service metrics for developed mortgage reports	Merge Plus: 24 hours Residential Mortgage Credit Report (RMCR): 48 hours

5.	Average speed of answer (ASA)	80% or greater of calls to be answered within 30 seconds

6.	Abandonment rate	Less than 5%

7.	Consumer disputes	To be handled per Federal requirements for service time in accordance with the Fair Credit Report Act, the Fair and Accurate Credit Transactions Act and other applicable law

Within 10 business days following the end of each calendar quarter, the Company will submit to First American a written quarterly report of actual performance measured against the Requisite Service Levels. In the event that the Company or its Affiliates does not meet the Requisite Service Levels at any time during the applicable Term, First American shall provide the Company with a written notice of deficiency (each, a “Notice of Deficiency”). Following receipt of a Notice of Deficiency, the Company shall, and shall cause its Affiliates to, (i) provide within five (5) days of receipt of such

Notice of Deficiency to First American a written plan to cure the deficiency identified therein, which plan shall be subject to revision as First American may reasonably request within five (5) days of receipt thereof, and (ii) cure the deficiency identified such Notice of Deficiency in accordance with the foregoing written plan within thirty (30) calendar days from receipt of the Notice of Deficiency (such thirty (30) day period, the “Cure Period”). The Company shall be solely responsible for the implementation of remedial actions (including any and all fees, costs and expenses incurred in connection therewith) to cure all deficiencies noted in any Notice of Deficiency. If the Company does not cure or cause to be cured any deficiency identified in any Notice of Deficiency within the applicable Cure Period, First American shall have the right (but not the obligation) to assume control of the implementation of remedial action to cure such deficiency (including hiring third party service providers), and the Company shall promptly reimburse First American for any fees, costs and expenses incurred in connection therewith.

(b) Exclusive Reseller. During the applicable Term, the Company appoints, and the Company shall cause its Affiliates to appoint, First American and its Affiliates as, and First American hereby accepts for itself and for its Affiliates appointment as, the exclusive providers of Mortgage Credit Reports to Mortgage Customers. During the applicable Term, except as provided in this Agreement, the Company will not, and will not permit any of its Affiliates to, directly or indirectly market, sell or provide Mortgage Credit Reports to Mortgage Customers. In furtherance of the foregoing, First American shall be solely responsible for all sales, marketing, delivery, pricing and collections with regard to the sale of Mortgage Credit Reports to Mortgage Customers, and First American shall have the right and sole discretion to decide upon and implement strategies to carry out sales, marketing, delivery, pricing and collections with regard to the sale of Mortgage Credit Reports to Mortgage Customers (the “Mortgage Marketing Services”). The Company shall, and shall cause its Affiliates to, cooperate with First American and its Affiliates in the marketing and sale of Mortgage Credit Reports to Mortgage Customers and provide reasonable technical assistance to First American and its Affiliates for such purpose, including responding in a timely fashion to service requests that arise from time to time, training and telephone assistance regarding the Company’s or its Affiliates service options, delivery systems, service practices, software installation and use, systems interface, and other applicable policies and procedures.

(c) Operating Committee. The Parties shall collectively appoint four (4) individuals to serve on a committee (the “Operating Committee”) which shall be responsible for managing the provision of the Mortgage Services, except where the management thereof has been given to a Party hereunder, in the following manner: (i) First American shall be entitled to appoint two (2) members (the “FAF Members”) and (ii) the Company shall be entitled to appoint two (2) members (the “Company Members”). The initial FAF Members shall be Craig DeRoy and Bill Sherakas and the initial Company Members shall be Anand Nallathambi and Kathy Manzione. The Party that appoints a member of the Operating Committee may remove such member at any time, with or without cause, and such Party shall have the authority to name a replacement member to the Operating Committee.

(d) Allocation of Project Resources. The Company shall, and shall cause its Affiliates to, allocate information technology and project resources with regard to Mortgage Services in a manner that is consistent with the allocation of such resources by First American’s CREDCO Division prior to the transfer of that division to the Company or its Affiliate, and that equals or exceeds the allocation of such resources to other businesses of the Company and its Affiliates, and the Company shall not, and shall not permit its Affiliates to, discriminate against the provision of Mortgage Services in the allocation of information technology and project resources when measured against the allocation of such resources to other businesses of the Company and its Affiliates. In addition, the Company recognizes that Mortgage Credit Reports prepared for certain Mortgage Customers that have key client relationships with First American and its Affiliates require certain superior service levels and the Company shall, and shall cause its Affiliates to, dedicate appropriate and sufficient resources as may be reasonably necessary to meet such superior service levels with regard to such key Mortgage Customers identified by First American.

(e) Technology Support Services. In providing the technology support services contemplated in Item 7 of Schedule I hereto, First American shall, or shall cause its Affiliates to, meet certain baseline performance metrics, as set forth in the following table:

	Metrics	Service Level
1.	FAWS and the FAST Systems (FASTCar, FASTNet, FASTWeb)

General availability:

Monday – Friday 4:00 am to 11:00 pm Pacific

Saturday:             5:00 am to 10:00 pm Pacific

Sunday                 7:00 am to 11:00 pm Pacific

Minimum System Uptime and Availability: 99.5%

Transaction Processing Time: not to exceed 10 seconds in addition to the response time of the Company from DHQ

Service Level Response Time:

Critical Need: within 2 hours

Normal Need: within 24 hours

New Account Setup: within 48 hours of request

2.	FASTDirect and Digital Certificates

General availability:

Monday – Friday 4:00 am to 11:00 pm Pacific

Saturday:             4:00 am to 10:00 pm Pacific

Sunday:               7:00 am to 11:00 pm Pacific

Minimum System Uptime and Availability: 99.5%

Transaction Processing Time: not to exceed 10 seconds in addition to the response time of the Company from DHQ

Service Level Response Time:

Critical Need: within 2 hours

Normal Need: within 24 hours

New Account Setup: within 48 hours of request, except for Digital Certificates, in which case, 72 hours

3.	Disaster Recovery	Data Center Availability: 7x24x365 Internet Availability: 7x24x365 Service Level Response Time: Critical Need: within 2 hours Normal Need: within 24 hours

4.	FirstBuy/Title

Availability: 7x24x365

Minimum System Uptime and Availability: 99%

Transaction Response Time (screen to screen): not to exceed 5 seconds on average

Service Level Response Time:

Critical Need: within 2 hours

Normal Need: within 24 hours

MAC (moves, adds, changes): 48 hours

(f) Anaheim Communications Hub. During the applicable Term, First American will cause FARES to provide the Company with reasonable access to its voice communications hub (the “Communications Hub”) for the purpose of routing customer service calls to and the monitoring of personnel at the Company’s operations in India.

2.5. Personnel.

(a) During the applicable Term, First American or the other First American Entities shall continue to employ all personnel performing the Business Services directly and shall be solely responsible for and pay all of their salary, benefits, workers’ compensation premiums, unemployment insurance premiums, and all other compensation, insurance and benefits, including participation in employee benefit plans, if applicable. First American and the other First American Entities shall be solely responsible for timely payment, withholding and reporting of all applicable Federal, state, foreign and local withholding, employment and payroll taxes with respect to the personnel that perform the Business Services. First American or the other First American Entities shall maintain workers’ compensation and employers’ liability insurance, in accordance with applicable law, covering the personnel that perform the Business Services.

(b) During the applicable Term, the Company or its Affiliates shall continue to employ all personnel performing the Company Services, the ZapApp Services and the Mortgage Services directly and shall be solely responsible for and pay all of their salary, benefits, workers’ compensation premiums, unemployment insurance premiums, and all other compensation, insurance and benefits, including participation in employee benefit plans, if applicable. The Company and its Affiliates shall be solely responsible for timely payment, withholding and reporting of all applicable Federal, state, foreign and local withholding, employment and payroll taxes with respect to the personnel that perform the Company Services, the ZapApp Services and the Mortgage Services. The Company and its Affiliates shall maintain workers’ compensation and employers’ liability insurance, in accordance with applicable law, covering the personnel that perform the Company Services, the ZapApp Services and the Mortgage Services.

ARTICLE III.

FEES; PAYMENT

3.1. Fees.

(a) Business Services Fee. The Company shall pay First American (i) the Business Services Fee in consideration for the Business Services and (ii) such fees as may be negotiated from time to time with respect to the services described in Section 2.3.

(b) ZapApp Services Fee; Company Services Fees. First American shall pay the Company (i) the ZapApp Services Fee in consideration for the ZapApp Services and (ii) such fees as may be negotiated from time to time with respect to Company Services.

(c) Mortgage Credit Report Fees. First American shall pay the Company a fee of $12.60 for each of the Merged Reports provided to First American or its Affiliates that is bundled with other products or services sold by First American or its Affiliates (the “Bundled Reports Fee”). Fees paid by First American and its Affiliates to the Company in consideration for Mortgage Credit Reports that are not bundled with other First American products or services shall be negotiated by the Parties on a case-by-case basis (the “Non-Bundled Reports Fee” and collectively with the Bundled Reports Fee, the “Mortgage Credit Reports Fees”).

(d) Communications Hub Fees. The Company shall pay FARES its pro rata share (based on actual usage by the Company and its Subsidiaries) of the total actual cost to FARES of the Communications Hub.

3.2. Payment.

(a) Business Services. First American shall deliver to the Company an invoice containing a description of the Business Services covered by such invoice and provided during the relevant period and the amount of the Business Services Fee for such period. Each invoice shall be due and payable immediately upon receipt, and payment shall be made no later thirty (30) calendar days after receipt of such invoice. The Business Services Fee shall, where appropriate, accrue during any month (or portion thereof) during the applicable Term.

(b) ZapApp Services. The Company shall deliver to First American an invoice on a quarterly basis containing a description of the ZapApp Services provided during the relevant period and the amount of the ZapApp Services Fee for such period. Each invoice shall be due and payable immediately upon receipt, and payment shall be made no later than thirty (30) calendar days after receipt of such invoice.

(c) Mortgage Services. The Company may deliver to First American an invoice for Mortgage Credit Report Fees upon delivery of the underlying Mortgage Credit Reports to First American or its Affiliates, or at such later intervals as the Company determines. Each such invoice shall contain a description of the Mortgage Credit Reports provided during the relevant period and the amount of the Mortgage Credit Reports Fees for such period. Each such invoice shall be due and payable immediately upon receipt, and payment shall be made no later than ninety (90) calendar days after receipt of such invoice.

(d) Communications Hub. First American shall cause FARES to deliver to the Company an invoice containing a reasonable description of the fees payable by the Company pursuant to Section 3.1(d). Each invoice shall be due and payable immediately upon receipt, and payment shall be made no later than thirty (30) calendar days after receipt of such invoice.

ARTICLE IV.

TERM

4.1. Term. The term of this Agreement (the “Term”) with respect to each applicable service or Section hereof shall commence on the date hereof and terminate on the date set forth below with respect to the applicable service or Section hereof (each such date with respect to the applicable service or Section hereof, the “Termination Date”):

(a) Business Services described in Item 7 of Schedule I hereto shall be provided hereunder until the second (2nd) anniversary of the date hereof.

(b) The covenants and agreements set forth in Sections 2.4(a), (b) and (d) shall remain in effect until the second (2nd) anniversary of the date hereof, and thereafter the Term with respect to such covenants and agreements will be automatically extended for additional successive two (2) year terms unless terminated by First American upon sixty (60) days’ prior written notice to the Company; provided, however, the Parties shall renegotiate in good faith the amount of the Bundled Reports Fee on or before the second (2nd) anniversary of the date hereof, and on or before the last day of each two (2) year period thereafter, provided the Term respect to the covenants and agreements set forth in Section 2.4 is then still in effect.

(c) All other services not covered by subparagraphs (a) and (b) above (including Business Services (other than Business Services described in Item 7 of Schedule I hereto), ZapApp Services and Company Services) shall be provided hereunder until the first (1st) anniversary of the date hereof, unless renewed in accordance with the following sentence. The Term with respect to such services will continue, and this Agreement shall be automatically extended with respect to such services, for successive 180-calendar day periods commencing on the first day immediately following the first (1st) anniversary of the date hereof (such day, and the last day of each 180-calendar day period thereafter, a “Reset Date”), unless either Party advises the other in writing, no later than thirty (30) calendar days prior to a Reset Date, that the Term with respect to such services shall not be so extended. If the Term with respect to such services shall be so extended, the “Termination Date” with respect to such services shall mean the then applicable extended “Termination Date”, and the “Term” with respect to such services shall mean the period commencing on the date hereof and ending on the then applicable extended “Termination Date”.

4.2. Termination. In the event of termination of this Agreement with respect to any service or Section hereof, all outstanding unpaid fees owed by the Company and First American with respect to such service or Section hereof shall become immediately due and payable. The termination of this Agreement with respect to any service or Section hereof as to any Party shall be without prejudice to any rights or liabilities of the other

Party hereunder which shall have accrued prior to such termination and shall not affect any provisions of this Agreement that are expressly or by necessary implication intended to survive such termination. This Agreement shall continue in full force and effect with respect to any services and/or Section hereof that has not been terminated in accordance herewith until terminated in accordance herewith.

ARTICLE V.

MISCELLANEOUS

5.1. Cooperation. The Parties will cooperate in good faith to carry out the purposes of this Agreement. Without limiting the generality of the foregoing, each Party will assist the other Party and furnish the other Party with such information and documentation as the other Party may reasonably request.

5.2. No Liability.

(a) In providing the Business Services hereunder, neither First American nor any of its Affiliates shall be liable to the Company or its Affiliates for any error or omission except to the extent that such error or omission results from the gross negligence or willful misconduct of First American or such Affiliate to perform the Business Services required by it hereunder. In no event shall First American or any of its Affiliates be liable to the Company or any of its Affiliates or any third party for any special or consequential damages, including, without limitation, lost profits or injury to the goodwill of the Company or any of its Affiliates, in connection with the performance, misfeasance or nonfeasance hereunder of First American or any of its Affiliates.

(b) In providing the ZapApp Services hereunder, neither the Company nor any of its Affiliates shall be liable to First American or its Affiliates for any error or omission except to the extent that such error or omission results from the gross negligence or willful misconduct of the Company or such Affiliate to perform the ZapApp Services required by it hereunder. In no event shall the Company or any of its Affiliates be liable to First American or any of its Affiliates or any third party for any special or consequential damages, including, without limitation, lost profits or injury to the goodwill of First American or any of its Affiliates, in connection with the performance, misfeasance or nonfeasance hereunder of the Company or any of its Affiliates.

(c) In providing the Mortgage Services hereunder, the Company shall, and shall cause its Affiliates to, promptly reimburse First American and its Affiliates for any amounts First American or its Affiliates are required to pay as a result of the failure of the Company or one of its Affiliates to meet the standard of care required by the agreements pursuant to which Mortgage Credit Reports are provided to Mortgage Customers.

5.3. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by mail, postage prepaid, or sent by facsimile, to the Parties, at the following addresses and facsimile numbers:

(a) If to First American, to:

The First American Corporation

1 First American Way

Santa Ana, California 92707

Facsimile: (714) 800-3403

Attention: Parker S. Kennedy

                 Kenneth D. DeGiorgio

(b) If to the Company, to:

First Advantage Corporation

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

Facsimile: (727) 214-3401

Attention: John Long

                 Julie Waters

or to such other Person or address as any Party shall specify by notice in writing to the other Party in accordance herewith. Except for a notice of a change of address, which shall be effective only upon receipt, all such notices, requests, demands, waivers and communications properly addressed shall be effective and deemed received by the applicable Party: (i) if sent by U.S. mail, three business days after deposit in the U.S. mail, postage prepaid; (ii) if sent by Federal Express or other overnight delivery service, one business day after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

5.4. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors of each of the Parties, but shall not be assigned by any Party without the prior written consent of the other Party.

5.5. No Third Parties. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any natural person or Person other than First American, its Affiliates, the Company, its Affiliates and their respective successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third parties to First American, its Affiliates, the Company or its Affiliates. No provision of this Agreement shall give any third party any right of action over or against First American, its Affiliates, the Company or its Affiliates.

5.6. Amendments and Waivers. This Agreement may not be amended, and none of its provisions may be modified, except expressly by a written instrument signed by the Parties hereto. No failure or delay of a Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right, or any abandonment or discontinuance of steps to enforce such a power or right, preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by a Party of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by such Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding anything to the contrary contained herein, First American shall not amend, or cause the Company to amend, any of the provisions of this Agreement or terminate this Agreement unless (a) the holders of a majority of the shares of Company Common Stock then outstanding (calculated without reference to any Shares held by First American and its Affiliates (as defined in the Merger Agreement)) approve a proposal submitted by the Company’s board of directors authorizing such amendment or (b) a majority of Disinterested Directors shall approve a resolution authorizing such amendment or termination.

5.7. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

5.8. Confidentiality.

(a) Confidential Company Information. First American will, and will cause its Affiliates to, hold all Confidential Company Information confidential and will not disclose any such Confidential Company Information to any Person except as may be required to perform the Business Services, as authorized in advance by the Company or its Affiliates in writing or otherwise, or as may be required by law, in which case First American shall promptly provide notice to the Company that such Confidential Company Information has been subpoenaed or otherwise demanded, so that the Company may seek a protective order or other appropriate remedy. First American will, and will cause its Affiliates to, use its reasonable best efforts (but without out-of-pocket costs or expense) to obtain or assist the Company in obtaining such protective order or other remedy.

(b) Confidential FAF Information. The Company will, and will cause its Affiliates to, hold all Confidential FAF Information confidential and will not disclose any such Confidential FAF Information to any Person except as may be required to perform Company Services for First American Entities hereunder, as authorized in advance by First American in writing or otherwise, or as may be required by law, in which case the Company shall promptly provide notice to First American that such Confidential FAF Information has been subpoenaed or otherwise demanded, so that First American may seek a protective order or other appropriate remedy. The Company will, and will cause its Affiliates to, use its reasonable best efforts (but without out-of-pocket costs or expense) to obtain or assist First American in obtaining such protective order or other remedy.

5.9. Legal Enforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.10. Capacity. Each of the Parties hereto acknowledges and agrees that First American and each of its Affiliates is acting solely as an agent of the Company in rendering the Business Services hereunder and nothing herein contained, express or implied, is intended to create any other relationship, whether as principal or otherwise.

5.11. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.12. Complete Agreement. This Agreement, the Merger Agreement and the agreements expressly contemplated hereby and thereby set forth the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior letters of intent, agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative or any Party relating thereto.

5.13. Affiliates. Each of First American and the Company shall cause each of its relevant Affiliates to comply with its obligations under this Agreement.

5.14. Representations. Each Party hereby represents and warrants to the other Party that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement has been duly authorized by it, and (c) this Agreement is a valid and binding agreement enforceable against such Party according to its terms, except as may be limited by laws affecting creditors’ rights generally or equitable principles generally.

5.15. Effect. The Amended Services Agreement is hereby terminated. Any future reference to the Amended Services Agreement shall from and after the date hereof be deemed to be a reference to this Agreement.

* * *

IN WITNESS WHEREOF, each of the Parties has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, all as of the day and year first above written.

THE FIRST AMERICAN CORPORATION

By:
Name:
Title:

FIRST ADVANTAGE CORPORATION

By:
Name:
Title:

-Signature Page-

Amended and Restated

Services Agreement

Schedule I

BUSINESS SERVICES

Column A—Service		Column B—Price
1.	401(k) Expenses	Actual Cost

2.	Pension Expenses	Actual Cost

3.	Insurance Allocation	Actual Cost

4.	Medical Insurance Allocation	Actual Cost

5.	Company Car Program	Actual Cost

6.	Personal Property Leasing	Comparable to pricing given to similarly situated Affiliates of First American

7.	Mortgage Marketing Services, Human Resources Systems, Payroll Systems (through a provider designated exclusively by First American), Technology Support Services (including FASTWEB, Corporate Technology Management, LAN Administration, and UNIX Administration) Oracle Financial Systems provided with respect to the Company’s Credit Information Group	$4,500,000 per year

8.	Human Resources Systems, Payroll Systems (through a provider designated exclusively by First American) and Oracle Financial Systems provided to the Company other than with respect to the Company’s Credit Information Group	$300,000 per year

Schedule II

ZAPAPP SERVICES

1.	Leasing of real and personal property in India

2.	Management support for Indian operations

3.	Human resources/payroll support in India

4.	Services incidental to the provision of the foregoing services

Annex E

SUBORDINATED PROMISSORY NOTE

$45,000,000	[ ], 2005

FOR VALUE RECEIVED, the undersigned, FIRST ADVANTAGE CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of THE FIRST AMERICAN CORPORATION, a California corporation (the “Lender”), whose address is 1 First American Way, Santa Ana, California 92707, the principal sum of FORTY-FIVE MILLION DOLLARS ($45,000,000), together with interest on the outstanding principal balance hereof at the rate provided herein. This Subordinated Promissory Note (this “Note”) shall be governed by the following provisions:

1. Advances. The loan evidenced by this Note is a revolving loan, and the Borrower may borrow, repay and reborrow principal amounts hereunder during the period from the date hereof to and including the ninetieth (90th) calendar day from and after the date hereof (the “Draw Period”), subject to the terms contained herein. Notwithstanding the foregoing, the outstanding principal balance hereof shall not exceed $45,000,000 at any one time.

2. Payments.

(a) The Borrower shall pay all accrued interest hereunder on the first day of each calendar month during the term hereof commencing on the first calendar day of the first full calendar month immediately following the date hereof, and continuing on the first day of each calendar month thereafter until paid in full.

(b) The Borrower shall pay all outstanding principal hereunder, together with all then accrued and unpaid interest, on the one hundred thirty-fifth (135th) calendar day from and after the date hereof (the “Maturity Date”).

3. Interest.

(a) Interest shall accrue on the outstanding principal balance of this Note at the rate payable under Bank of America Line, plus 0.5% per annum; provided, however, that in the event the Bank of America Line has terminated or is otherwise not in effect, interest shall accrue at a rate equal to the Adjusted Libor Rate (as defined below) in effect on the date on which the Bank of America Line has terminated or is otherwise not in effect and shall be adjusted on each Interest Rate Adjustment Date (as defined below) so that interest shall accrue at the Adjusted Libor Rate for the Interest Period (as defined below) commencing on such Interest Rate Adjustment Date.

(b) Interest shall be calculated on the basis of a 360-day year (based upon the actual number of days elapsed) or, at the Lender’s option, on the basis of a 360-day year consisting of twelve 30-day months.

(c) The total liability of the Borrower and any endorsers or guarantors hereof for payment of interest shall not exceed any limitations imposed on the payment of interest by applicable usury laws. If any interest is received or charged by any holder hereof in excess of that amount, the Borrower shall be entitled to an immediate refund of the excess.

(d) Notwithstanding any contrary provision set forth herein, any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, that is not paid when due shall bear interest, from the date due and payable until paid in full, payable on demand, at a rate per annum (the “Default Rate”) equal to the lesser of: (i) the rate per annum otherwise payable under Section 3(a) hereof, as applicable, plus four and a half percent (4.5%) per annum; and (ii) the highest rate permitted by law.

4. Prepayment. The Borrower shall be entitled to prepay this Note in whole or in part at any time without penalty.

5. Application of Payments. All payments hereunder shall be applied first to the Lender’s costs and expenses, second to interest, and third to principal.

6. Default. If any Event of Default (as defined below) or any Default (as defined below) shall occur, the Draw Period shall immediately and automatically terminate, and any obligation of the Lender to make advances hereunder shall be terminated without notice to the Borrower. In addition, if any Event of Default shall occur, the Lender may declare the outstanding principal of this Note, all accrued and unpaid interest hereunder and all other amounts payable under this Note to be immediately due and payable. Thereupon, the outstanding principal of this Note, all such interest and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default, the outstanding principal of this Note, and any accrued and unpaid interest, shall bear interest at the Default Rate.

7. Expenses. All parties liable for the payment of this Note agree to pay the Lender all costs incurred by it in connection with the collection of this Note. Such costs include, without limitation, fees for the services of counsel and legal assistants employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise. All such parties further agree to indemnify and hold the Lender harmless against liability for the payment of state documentary stamp taxes, intangible personal property taxes or other taxes (including interest and penalties, if any) excluding income or service taxes of the Lender, which may be determined to be payable with respect to this transaction.

8. Late Charge. If any scheduled payment hereunder is fifteen (15) or more days late, the Borrower shall pay a fee equal to four percent (4%) of the unpaid portion of the scheduled payment. The Borrower (and any endorser or guarantor hereof) and the Lender hereby agree that the fee is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment. The fee shall be immediately due and payable and shall be paid by the Borrower to the Lender without notice or demand. This provision for a fee is not and shall not be deemed a grace period, and Lender has no obligation to accept a late payment. Further, the acceptance of a late payment shall not constitute a waiver of any default then existing or thereafter arising under this Note.

9. Miscellaneous. The Borrower shall make all payments hereunder in lawful money of the United States in immediately available funds at the Lender’s address set forth herein or at such other place as the Lender may designate in writing. The remedies of the Lender as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of the Lender and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective, unless set forth in a written document executed by the Lender, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. This Note shall be construed and enforced in accordance with Florida law and shall be binding on the successors and assigns of the parties hereto. The term “Lender” as used herein shall mean any holder of this Note. The term “Borrower” as used herein shall include any endorser or guarantor of this Note. If more than one person or entity executes this Note, such persons and entities shall be jointly and severally liable hereunder. The Lender may, at its option, round any or all fractional interest rates under Sections 3 and 6 upwards to the next higher 1/100 of 1%. The Borrower hereby: (a) waives demand, notice of demand, presentment for payment, notice of nonpayment or dishonor, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, or in the Lender’s enforcing any of its rights under any guaranties securing the repayment hereof; and (b) agrees that the Lender shall not be required first to institute any suit, or to exhaust its remedies against the Borrower or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note. In the event that the final day of any time period provided herein does not fall on a Banking Business Day, such time period shall be extended such that the final day of such period shall fall on the next Banking Business Day thereafter.

10. Arbitration. The Borrower, and the Lender by its acceptance hereof, agree to the following arbitration provisions:

(a) These arbitration provisions govern the resolution of any controversies or claims between the Borrower and the Lender relating to controversies or claims (collectively, a “Claim”) that arise out of or relate to this Note (including any renewals, restatements, extensions or modifications hereof).

(b) At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Arbitration Act”). The Arbitration Act will apply even though this Note provides that it is governed by the laws of the State of Florida. Arbitration proceedings will be determined in accordance with the Arbitration Act, the rules and procedures for the arbitration of financial services disputes of JAMS or any successor thereof (“JAMS”), and the terms of this Section. In the event of any inconsistency, the terms of this Section shall control. The arbitration shall be administered by JAMS and conducted in Hillsborough County, Florida. One arbitrator shall determine all Claims. However, if Claims exceed $1,000,000, upon the request of any party, three arbitrators shall decide such Claims. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator or arbitrators, as the case may be, shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator or arbitrators, as the case may be, upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator or arbitrators, as the case may be, shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

(c) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Note.

(d) These arbitration provisions do not limit the right of the Borrower or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(e) By agreeing to binding arbitration, the Borrower and the Lender irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the Borrower’s executing, and the Lender’s accepting, this Note. No provision in this Note or in any document related hereto regarding submission to jurisdiction or venue in any court is intended or shall be construed to be in derogation of the provisions of this Note or in any such other document for arbitration of any controversy or claim.

11. Assignment. The Lender may sell or offer to sell this Note, together with any and all documents guaranteeing, securing or executed in connection with this Note, to one or more assignees with prior notice to, but not the consent of, the Borrower. The Lender is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without limitation credit information on the undersigned, any of its principals, or any guarantors of this Note, to any such assignee or prospective assignee. The Borrower may not assign or attempt to assign this Note or its obligations hereunder by operation of law or otherwise without the prior written consent of the Lender.

12. NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS NOTE.

13. Defined Terms.

(a) “Adjusted Libor Rate” for each Interest Period shall mean a rate that is equal to the applicable Libor Rate (as defined below) plus 1.75% per annum.

(b) “Bank of America Line” means the loan from Bank of America, N.A. (and/or its permitted assigns) to the Borrower evidenced by the Loan Agreement and other documents delivered in connection therewith, including, without limitation, that certain Renewal Promissory Note, made by the Borrower in favor of Bank of America, N.A. on September 7, 2004, as amended, supplemented, modified or restated from time to time.

(c) “Banking Business Day” shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in Orange County, California are closed for business.

(d) “Credit Information Group” means the business acquired by the Borrower or a Subsidiary pursuant to that certain Amended and Restated Master Transfer Agreement, dated as of April [    ], 2005, among the Lender, the Borrower and the other parties named therein, and the agreements contemplated thereby.

(e) “Default” means the occurrence of any event or condition that would constitute an Event of Default hereunder upon the satisfaction of any requirement for notice or passage of time or both in connection with such event or condition.

(f) “Event of Default” means the occurrence of any one of the following events:

(i) if the Borrower defaults in the payment of any principal, interest or other amount under this Note, either by the terms thereof or otherwise as provided herein and such default continues for a period of ten (10) days thereafter; or

(ii) if the Borrower or any Subsidiary defaults: (i) in any payment of principal of or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto or (ii) in the performance or observance of any other agreement, term, or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity, except for obligations disputed in good faith if the Lender is promptly notified thereof and, if required by GAAP, funded reserves are established; or

(iii) if any Event of Default (as defined in the Loan Agreement) occurs under the Loan Agreement when such Loan Agreement is in effect; or

(iv) if the Borrower or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as they become due; or

(v) if any order, judgment or decree is entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction adjudicating the Borrower or any Subsidiary, bankrupt or insolvent; or

(vi) if the Borrower or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of a trustee, receiver, custodian, liquidator, or similar official, of the Borrower or any Subsidiary or of any substantial part of the assets of the Borrower or any Subsidiary, or commences a voluntary case under the Bankruptcy Code of the United States or any proceedings relating to the Borrower or any Subsidiary, under the bankruptcy, insolvency, or moratorium law of any other jurisdiction, whether now or hereafter in effect; or

(vii) if any such petition or application is filed, or any such proceedings are commenced, against the Borrower or any Subsidiary and if the Borrower or the Subsidiary by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered in an involuntary case under the Bankruptcy Code of the United States, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator, or similar official, or approving the petition in any proceedings, and such order remains unstayed and in effect for more than 60 days; or

(viii) if any order is entered in any proceedings against the Borrower or any Subsidiary decreeing the dissolution or split-up of the Borrower or any Subsidiary or if the Borrower or any Subsidiary dissolves (or is dissolved) or its existence is terminated; or

(ix) if any judgment or judgments are entered against the Borrower or any Subsidiary, or against the property of any such Person, in an aggregate amount in excess of $500,000 that remains unvacated, unbonded, unstayed or unsatisfied for a period of 45 days; or

(x) if the Borrower or any Subsidiary uses amounts drawn on this Note for any purpose other than the satisfaction of current liabilities, as defined in accordance with GAAP, of the Credit Information Group.

(g) “GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

(h) “Interest Period” means (i) an initial period commencing on the date the Bank of America Line has terminated or is no longer in effect and continuing through the day immediately preceding the first Interest Rate Adjustment Date thereafter, and (ii) each period thereafter commencing on each Interest Rate Adjustment Date and continuing through the day immediately preceding the next Interest Rate Adjustment Date.

(i) “Interest Rate Adjustment Date” means the first Banking Business Day of the calendar month immediately following the month in which the Bank of America Line has terminated or is otherwise not in effect.

(j) “Libor Rate” for each Interest Period shall mean the offered rate for deposits in United States dollars in the London Interbank market for a one month period that appears on the Libor Rate Reference Page (as defined herein) as of 11:00 a.m. (London time) on the day that is two London Banking Days (as defined herein) preceding the first calendar day of the Interest Period (as such rate may be adjusted from time to time in the Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs). If at least two such offered rates appear on the Libor Rate Reference Page, the rate will be the arithmetic mean of such offered rates.

(k) “Libor Rate Reference Page” shall mean any of the following reference pages or sources (as selected from time to time by the Lender in its discretion): (i) the Dow Jones Telerate Page 3750; (ii) the Reuters Screen LIBO Page; or (iii) such other index or source as the Lender may in its sole discretion select showing rates offered for United States dollar deposits in the London Interbank market.

(l) “Loan Agreement” means that certain Loan Agreement, dated as of July 31, 2003, by and between the Borrower and Bank of America, N.A., as amended on July 28, 2004 and September 7, 2004, as such Loan Agreement may be further amended, supplemented, modified or restated from time to time.

(m) “London Banking Day” means each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

(n) “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

(o) “Subsidiary” means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

14. Subordination. This Note is subject to that certain Subordination Agreement, dated as of the date hereof, between Lender and Bank of America, N.A., as the same may be amended, modified, supplemented or restated from time to time.

*                     *                     *

FIRST ADVANTAGE CORPORATION

By:
Name:	John Lamson
Tile:	Executive Vice President, Chief Financial Officer

-Signature Page-

Promissory Note

Annex F

OUTSOURCING AGREEMENT

This OUTSOURCING AGREEMENT (this “Agreement”) is entered into as of [                    ] 2005 between FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC, a California limited liability company (including, for the avoidance of doubt, the Division (as defined below), “FARES”), and FIRST ADVANTAGE CORPORATION, a Delaware corporation (“FADV”).

W I T N E S S E T H :

WHEREAS, First American CREDCO, a division of FARES (the “Division”), has previously entered into that certain Marketing and Support Agreement, effective as of June 26, 2000, with RESdirect LLC, a wholly-owned subsidiary of the RELS companies (“RESdirect”), attached hereto as Exhibit A (as amended, supplemented or restated from time to time, the “Support Agreement”), whereby FARES agreed to sell credit reports to customers of RESdirect and provide certain other services described therein to RESdirect;

WHEREAS, the Division has previously entered into that certain Service Bureau Agreement, effective as of November 1, 1998, with RELS, LLC, a Delaware limited liability company (“RELS”), attached hereto as Exhibit B (as amended, supplemented or restated from time to time, the “Service Bureau Agreement”), whereby FARES agreed to provide certain services described therein to RELS;

WHEREAS, the Division and RELS Reporting Services LLC, a wholly-owned subsidiary of RELS (“RRS”), are parties to an oral agreement (the “RRS Services Agreement”) which provides that (a) the Division will manage the business operations of RRS, including, without limitation, daily operation and financial reporting and the activities described on Exhibit C, (b) the Division will, through its networks and systems (electronic or otherwise) order credit reports and related products and services from the credit report repositories and other entities involved in assessing the credit worthiness of individuals (including, without limitation, Fair Isaac Corporation) on behalf of RRS and its customers using the subscriber codes of Foothill Capital or one of its affiliates, including, without limitation, Wells Fargo Bank N.A. (collectively, the “Wells Entities”), (c) the Division, if required, will format and/or merge such credit reports and related products and services (based on requirements of the Wells Entities or their respective customers) using the Division’s systems, (d) the Division will deliver the merged and/or formatted credit reports and related products and services, or, if required, the unmerged and/or unformatted credit report and related products and services (the credit report and related products and services required to be delivered by the Division, the “CREDCO Report”), to the Wells Entity requesting such CREDCO Report, or its customer or designee, using the Division’s networks and systems (electronic or otherwise), (e) CREDCO Reports delivered by the Division may be private labeled in RRS’ name or the name of an RRS designee or a Wells Entity designee, (f) the Division will provide customer support services in connection with the CREDCO Reports, (g) the Division will provide technical support in connection with the CREDCO Reports, (h) the Division will provide product development services and product enhancements, whether requested by RRS, RELS, the Wells Entities or otherwise, (i) RRS will pay the Division $3.45 for each CREDCO Report which only involves the merging of credit reports pulled from at least two credit bureau repositories and $2.00 for each CREDCO Report which involves only the formatting and processing of a single credit report pulled from one of the three credit bureau repositories, (j) and $0.50 per report for batch or bulk servicing transactions, (k) the Division will bill RRS’ customers on behalf of RRS, collect payment from RRS’ customers, deduct therefrom any amounts owed the Division by RRS under the RRS Services Agreement and remit to RRS and/or RELS the balance, (l) RRS will pay the Division the allocations and direct charges described on Exhibit C and (m) RRS can terminate the RRS Services Agreement at any time.

WHEREAS, FARES and FADV (each, a “Party” and collectively, the “Parties”) have entered into that certain Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), whereby FARES has agreed to contribute the Division to FADV (the “Transaction”); and

F-1

WHEREAS, in connection with the consummation of the Transaction, FARES desires to outsource performance of all of its obligations, covenants and agreements under the Support Agreement, the Service Bureau Agreement and the RRS Services Agreement to FADV, and FADV is willing to perform all obligations, covenants and agreements of FARES under the Support Agreement, the Service Bureau Agreement and the RRS Services Agreement.

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FARES and FADV agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the Contribution Agreement.

2. Services. From and after the date hereof (the “Effective Date”), FADV shall, and shall cause its Affiliates to, on behalf of FARES, (a) fully perform all obligations, covenants and agreements of FARES under the Support Agreement for so long as the Support Agreement remains in effect (the “RESdirect Services”), (b) fully perform all obligations, covenants and agreements of FARES under the Service Bureau Agreement for so long as the Service Bureau Agreement remains in effect (the “RELS Services”) and (c) fully perform all obligations, covenants and agreements of FARES under the RRS Services Agreement (the “RRS Services” and collectively with the RESdirect Services and the RELS Services, the “Services”).

3. Performance. In providing Services hereunder, FADV shall, and shall cause its Affiliates to, (a) comply with applicable laws and regulations and the terms of the Support Agreement, the Service Bureau Agreement and the RRS Services Agreement, as applicable, and (b) act in a good faith commercially reasonable manner and at least in accordance with the standards for the provision of the Services used by FARES in the performance of the Services prior to the Effective Date. With respect to its obligation to prepare the financial statements of the credit division of RELS and its subsidiaries under the RRS Services Agreement, FADV agrees to deliver such financial statements to RELS within 6 Business Days of the end of each calendar month and within 8 Business Days of the end of each calendar year, which financial statements will be prepared in accordance with GAAP.

4. Payment. From and after the Effective Date and until the earlier to occur of the date (a) RELS dissolves or ceases to exist and (b) FARES or one or more of its Affiliates is no longer a member of RELS (such earlier date, the “Termination Date”), FARES shall, as full consideration for the performance of the Services, pay to FADV:

(i) within (1) 40 days following the end of each of the first, second and third calendar quarters of each year prior to the Termination Date and within 70 days following the end of the fourth calendar quarter of each year prior to the Termination Date if FADV or one of its Subsidiaries is not preparing the financial statements of the credit report division of RELS and its Subsidiaries (whether pursuant to the RRS Services Agreement or otherwise) or (2) 10 Business Days following the date on which FADV delivers to RELS the financial statements for each of the first, second and third calendar quarters and the full calendar year if FADV or one of Subsidiaries is preparing the financial statements of the credit report division of RELS and its Subsidiaries (whether pursuant to the RRS Services Agreement or otherwise), an amount in cash equal to the product of (A) the pre-tax income of RELS (as defined in accordance with GAAP, but excluding the effects of any depreciation or amortization of any asset purchased in connection with a Capital Expenditure (as defined below)) derived from the sale during the applicable calendar quarter (or, with respect to the first calendar quarter during which this Agreement is effective, the period between the Effective Date and the end of the calendar quarter in which the Effective Date occurs) of CREDCO Reports, less the amount of any capital expenditures made during the applicable calendar quarter (or, with respect to the first calendar quarter during which this Agreement is effective, the period between the Effective Date and the end of the calendar quarter in which the Effective Date occurs) by RELS in connection with the sale of CREDCO Reports acquired by RELS from FADV and/or its Subsidiaries (each such capital expenditure, a “Capital Expenditures”), and (B) the percentage interest in RELS collectively owned by FARES and/or its Affiliates as of the end of the applicable calendar quarter, and

F-2

(ii) within five Business Days of receipt thereof all amounts paid to FARES pursuant to the Support Agreement, the Service Bureau Agreement and the RRS Services Agreement for services provided by FADV and/or its Affiliates thereunder after the Effective Date.

5. Term. The term of this Agreement shall begin on the Effective Date and shall terminate (a) with respect to the performance of the RESdirect Services by FADV hereunder, on the earlier to occur of (i) the date the Support Agreement is terminated or is otherwise no longer in full force and effect in accordance with its terms and (ii) the Termination Date, (b) with respect to the performance of the RELS Services by FADV hereunder, on the earlier to occur of (i) the date the Service Bureau Agreement is terminated or is otherwise no longer in full force and effect in accordance with its terms and (ii) the Termination Date, and (c) with respect to the performance of the RRS Services by FADV hereunder, on the earlier to occur of (i) the date the RRS Services Agreement is terminated or is otherwise no longer in full force and effect in accordance with its terms and (ii) the Termination Date.

6. Enforcement of Rights. FARES shall use reasonable efforts to provide FADV with the rights and benefits under the Support Agreement, the Service Bureau Agreement and the RRS Services Agreement, including enforcement for the benefit of FADV and at FADV’s sole expense of any and all rights of FARES against RESdirect, RELS and RRS, respectively, arising out of any breach of the Support Agreement, the Service Bureau Agreement and/or the RRS Services Agreement by RESdirect, RELS and/or RRS, respectively, and if requested by FADV, acting as an agent on behalf of FADV or as FADV shall otherwise reasonably require; provided that FADV shall bear FARES’ reasonable out-of-pocket expenses and costs as such agent and shall indemnify FARES for actions taken or not taken as such agent. FARES for itself only (and not, for the avoidance of doubt, for any Affiliate, including, without limitation, RESdirect, RELS and RRS) will not agree to amend or modify, or agree to any waiver of any provision of, the Support Agreement, the Service Bureau Agreement or the RRS Services Agreement without the prior written consent of FADV.

7. Indemnity. FADV agrees to indemnify and hold FARES and its Subsidiaries, each of their Affiliates, and each of their respective officers, managers, employees, agents and any assignees and successors thereto, harmless, from and against any and all claims, losses, liabilities, damages, costs, disbursements, interest, and reasonable out-of-pocket expenses (including reasonable attorney fees) suffered, incurred or paid, directly or indirectly, as a result of or arising out of FADV’s or its Affiliates’ performance of FADV’s obligations under this Agreement. FARES agrees to indemnify and hold FADV and its Subsidiaries, each of their Affiliates, and each of their respective officers, managers, employees, agents and any assignees and successors thereto, harmless, from and against any and all claims, losses, liabilities, damages, costs, disbursements, interest, and reasonable out-of-pocket expenses (including reasonable attorney fees) suffered, incurred or paid, directly or indirectly, as a result of or arising out of FARES or its Affiliates’ performance of FARES’s obligations under this Agreement.

8. Cooperation; Assignment of Agreements; Financials.

(a) The Parties will cooperate in good faith to carry out the purposes of this Agreement. Without limiting the generality of the foregoing, each Party will assist the other Party and furnish the other Party with such information and documentation as the other Party may reasonably request.

(b) In the event FARES desires to exercise its right, if any, to terminate the Support Agreement, the Service Bureau Agreement or the RRS Services Agreement, FARES shall no less than five Business Days prior to the date of such desired termination (the “Intended Termination Date”) provide FADV with notice of its desire to terminate such agreement, which notice shall specify the Intended Termination Date. FADV, by written notice to FARES delivered no later than one Business Day prior to the Intended Termination Date, may cause FARES to delay such termination for a period of 45 calendar days during which time FARES will use commercially reasonable best efforts (which efforts shall not require FARES to make any payment or forgo any right) to obtain the consent of the other parties to such agreement and any other necessary consents (including, without limitation, any consent of a Wells Entity required under RELS operating agreement or otherwise) to the assignment of such agreement to FADV. If such consent is

F-3

obtained during such 45 calendar day period (or such longer period as FARES and FADV shall mutually agree), FARES shall assign to FADV (or its designee) all of FADV’s right, title and interest in and to such agreement and FADV shall assume and become responsible for all liabilities and obligations related thereto.

(c) At any time during the Term of this Agreement, FARES shall have the right to assign to FADV (and FADV shall assume FARES’s obligations under) the Support Agreement, the Service Bureau Agreement and/or the RRS Services Agreement, provided FARES has obtained the consent of the other parties thereto and any other necessary consents (including, without limitation, any consent of a Wells Entity required under RELS operating agreement or otherwise). FADV shall cooperate in the execution of any reasonably necessary documentation (including, without limitation, the execution of any assumption agreement) to effect any assignment contemplated by this Section 8(c).

(d) For any calendar month or calendar year during the Term during which FADV or one of its Subsidiaries does not prepare the financial statements of the credit report division of RELS and its Subsidiaries (whether pursuant to the RRS Services Agreement or otherwise), FARES will deliver to FADV an income statement for the credit report division of RELS, which income statement will describe, in accordance with GAAP, the revenues, expenses and income of RELS derived from, or incurred in connection with, the sale of CREDCO Reports by RELS and its Subsidiaries. FARES will deliver such income statement within 8 Business Days following the end of each such calendar month or 10 Business Days following the end of each such calendar year.

9. Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

(a) If to FADV, to:

First Advantage Corporation

One Progress Plaza

Suite 2400

St. Petersburg, Florida 33701

Facsimile:       (727) 214-3401

Attention:       John Long

                       Julie Waters

(b) If to FARES, to:

First American Real Estate Solutions, LLC

c/o The First American Corporation

1 First American Way

Santa Ana, California 92707

Facsimile:       (714) 800-3325

Attention:       Parker S. Kennedy

                       Kenneth D. DeGiorgio

or such other address or number as shall be furnished in writing by any such Party. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective: (i) if sent by U.S. mail, three (3) Business Days after deposit in the U.S. mail, postage prepaid; (ii) if sent by FedEx or other overnight delivery service, one (1) Business Day after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

10. Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law, except that FADV may assign any of its rights and benefits (but not its obligations) hereunder to any of its wholly-owned Subsidiaries. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

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11. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

12. Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter contained herein. This Agreement supersedes all prior oral and written agreements and understandings between the Parties with respect to such subject matter.

13. Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

14. Extension; Waiver. This Agreement may not be amended, and none of its provisions may be modified, except expressly by a written instrument signed by the Parties. No failure or delay of a Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right, or any abandonment or discontinuance of steps to enforce such a power or right, preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by a Party of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by such Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

15. Third Party Beneficiaries. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

17. Representations and Warranties. FARES represents and warrants as of the date hereof that (a) the agreements set forth on Exhibit A and Exhibit B are true, correct and complete copies of the Support Agreement and the Services Bureau Agreement, respectively, (b) that to its knowledge the third recital hereto is a true and correct summary of the RRS Services Agreement and (c) that the third recital hereto truly and accurately summarizes all of the pricing provision of the RRS Services Agreement.

*                     *                     *

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IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement, effective as of the Effective Date.

FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC

By:
Name:
Title:

FIRST ADVANTAGE CORPORATION

By:
Name:
Title:

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-Signature Page-

Outsourcing Agreement

EXHIBIT C

JOINT VENTURE ALLOCATIONS

The attached reflects the methodology employed to allocate common costs between First American Credco and the Joint Venture. Utilizing the nine common activity groups will result in greater efficiencies than would be realized by employing separate groups for Credco and the Joint Venture. These allocated costs are in addition to the direct costs incurred by the Joint Venture such as credit data, dedicated customer service/processing etc. The activity groups below are described in the following pages:

ACCOUNTING/FINANCE DEPARTMENT

ACCOUNTS RECEIVABLE DEPARTMENT

ACCOUNT SETUP DEPARTMENT

DATA MANAGEMENT DEPARTMENT

CONSUMER DISPUTES DEPARTMENT

CONSUMER SUPPORT DEPARTMENT

CIG ADMINISTRATION DEPARTMENT

MARKETING DEPARTMENT

INFORMATION SYSTEMS DEPARTMENT

STRATEGIC ARCHITECTURE INITIATIVES

SALES DEPARTMENT

PORTLAND PRODUCTION CENTER COSTS

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JOINT VENTURE ALLOCATIONS

Accounting/Finance Allocation:

The Accounting Allocation is based upon the percent of employees’ actual time dedicated to each business unit. Each employee completes a schedule showing the distribution of tasks they complete on a monthly basis and the percent of time involved for each division. Based on actual employee salaries, the various tasks completed are distributed into allocated dollars. The total monthly expense for the accounting department is allocated out to the various divisions based upon the total calculated percentages (95.00% and 5.00% in the example).

	Functions	Salaries	Percent of Task	Credco	Rels	$ Applied: Credco	$ Applied: Rels	Task Total
Doe, Jane	General Ledger Functions	$2,000.00	100%	100%	0%	2,000.00	0.00	2,000.00

	Totals		100%	100%	0%	2,000.00	0.00	2,000.00

Doe, John	Balance Sheet Certification	$2,500.00	45%	95%	5%	1,068.75	56.25	1,125.00
	Sales Tax Reports		30%	90%	10%	675.00	75.00	750.00
	Repository Relationships		25%	96%	4%	601.25	23.75	625.00
	Totals		100%	94%	6%	2,345.00	155.00	2,500.00

Blow, Joe	Management Reporting	$3,500.00	100%	93%	7%	3,255.00	245.00	3,500.00

	Totals		100%	93%	7%	3,255.00	245.00	3,500.00

Total		$8,000.00				7,600.00	400.00

Total Percent of Accounting Allocation:						95.00%	5.00%

Accounts Receivable Allocation:

The basis for the Accounts Receivable Allocation is the number of statements generated monthly. Individual operation centers have invoices generated for each account that they service. If the customer has a master summary bill, all branch invoices are accounted for in this total (Master Bill + Branch Invoices = Total). It is assumed that each statement receives the same amount of service (Billing, Collections and Customer Service) which are functions of the accounts receivable department, therefore, each business unit is assigned a percentage of the total statements according to their individual total. The total monthly expense incurred by Accounts Receivable is allocated to the various divisions based upon their percent of the total billings.

Functions	Total Statements	Credco Statements	Rels Statements	% Applied: Credco	% Applied: Rels	Task Total
A/R Generated Statements	10,000	9,500	500	95.00%	5.00%	100.00%

Totals				95.00%	5.00%	100.00%

Percent of Accounts Receivable Expenses Allocated to Joint Venture:					5.00%

Account Setup Allocation:

Call volume is the methodology used to calculate the Account Setup Allocation. After the initial setup of new accounts, any questions pertaining to Account Setup will be logged into the Compliance Database. When entering an account into the database for a research call, update or adding a new customer, Account Setup goes into the Compliance Productivity Log. This contains a drop down box that has a list of cost centers with the names of each office. From there, Account Setup would select the appropriate cost center. At the end of the month a Metric Report is run, which provides the total number of calls (Research, Updates and Setup Calls) to

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Account Setup for the month. Each business unit is applied their percentage of the total volume. The total monthly expense incurred by Account Setup is allocated to the various divisions based upon their percent of the total calls.

Functions	Total Calls	Credco Calls	Rels Calls	% Applied: Credco	% Applied: Rels	Task Total
Research Calls	920	870	50	94.57%	5.43%	100.00%
Status Updates	965	895	71	92.69%	7.31%	100.00%
Adding New Customer Call	1,790	1,690	100	94.41%	5.59%	100.00%

Totals	3,675	3,455	221	94.00%	6.00%	100.00%

Percent of Account Setup Expenses Allocated to Joint Venture:					6.00%

Consumer Disputes Allocation:

Based upon the number of disputes received during the month, each business unit is assigned their portion of the total amount of disputes. Disputes received by fax, mail or by telephone are all included in the total number of disputes. The individual dispute is entered into the Disputes System and assigned a cost center based upon where the file originated. On a monthly basis, each cost center is assigned a percentage of the total disputes, which is used for the Consumer Disputes Allocation.

Functions	Total Disputes	Credco Disputes	Rels Disputes	% Applied: Credco	% Applied: Rels	Task Total
Faxed Disputes	105	98	7	93.33%	6.67%	100.00%
Mailed Disputes	147	137	10	93.20%	6.80%	100.00%
Telephoned Disputes	168	150	18	89.29%	10.71%	100.00%

Totals	420	385	35	91.67%	8.33%	100.00%

Percent of Consumer Disputes Expenses Allocated to Joint Venture:					8.33%

Consumer Support Allocation:

The Consumer Support Allocation methodology is based upon call volume from consumers pertaining to their credit report. When accessing a report for research, status update or other questions, Consumer Support logs the cost center associated with the consumer’s report. At the end of the month, a report is run to provide the total number of calls to Consumer Support for the month. Each business unit is applied their percentage of the total volume.

Functions	Total Calls	Credco Calls	Rels Calls	% Applied: Credco	% Applied: Rels	Task Total
Research Calls	5,125	4,575	550	89.27%	10.73%	100.00%
Status Updates	7,175	6,525	650	90.94%	9.06%	100.00%
Miscellaneous Calls	8,200	8,170	30	99.63%	0.37%	100.00%

Totals	20,500	19,270	1,230	94.00%	6.00%	100.00%

Percent of Consumer Support Expenses Allocated to Joint Venture:					6.00%

CIG Administration Allocation:

The Credco CIG Administration Allocation is based upon the percent of executive’s and their support staff actual time dedicated to each business unit. These units are CIG Administration, Data Management, Compliance, Corporate Development and Rels/Credco Administration. Each employee completes a schedule showing the distribution of tasks they complete and the percent of time dedicated to each division. Based on salary

F-9

information, the various tasks completed are distributed into allocated dollars for each of the employees. The total monthly expense is allocated out to the various divisions based upon the calculated percentages (93.00% and 7.00% in the example). The total administration allocation is determined from combining the result of the business unit allocations.

	Functions	Salaries	Percent of Task	Credco	Rels	$ Applied: Credco	$ Applied: Rels	Task Total
Doe, Jane	Sales/Retention	$11,000.00	100%	93%	7%	10,230.00	770.00	11,000.00

	Totals		100%	93%	7%	10,230.00	770.00	11,000.00

Doe, John	Repository Relations	$13,000.00	35%	96%	4%	4,361.20	188.80	4,550.00
	Strategic Planning		35%	94%	6%	4,277.00	273.00	4,550.00
	General Admin. Functions		30%	96%	4%	3751.80	148.20	3,900.00
	Totals		100%	95%	5%	12,390.00	610.00	13,000.00

Blow, Joe	Management of Operations	$10,000.00	100%	90%	10%	9,000.00	1,000.00	10,000.00

	Totals		100%	90%	10%	9,000.00	1,000.00	10,000.00

Total		$34,000.00				31,620.00	2,380.00

Total Percent of Credco CIG Administration Allocation:						93.00%	7.00%

Marketing Allocation:

The Credco Marketing Allocation is based upon the actual hours worked by employees within the Marketing department multiplied by the hourly rate.

Information Systems Allocation:

The IS Allocation includes the IS Department and the Strategic Architecture Initiatives Department.

- Information Systems Department

The IS Department Allocation is driven by the total number of transactions, including re-accessed files, run through the system. The purpose of this allocation is to distribute the costs associated with the labor and hardware that the IS department provides. Rels is charged $.50 per transaction.

- SAI Allocation

The SAI Allocation allocates costs relating to various software upgrades. These include:

1. DataHQ Front End Project which is a complete rewrite of the Instant Merge software program.

2. DataHQ Back End Project which consists of enhancements to the current Mach 30+ system. There are three main modules:

a. Filenet Imaging is a comprehensive software solution for storing, managing and retrieving information of all types from many sources.

b. Customer Service Module will act as a collaborator to automate and improve the business processes between applications.

c. Product Fulfillment Module will replace the existing Mach30+ system and Instant Merge support.4ge application and enhance DataHQ’s Customer Support application used in the production centers.

3. Disaster Recovery consists of computer hardware purchases for a back up system.

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Sales Expense Allocation:

The Sales Expense Allocation is derived by the total number of transactions for Credco and the Joint Venture combined. Eg: The Joint Venture has 11% of the total transaction volume and is therefore subjected to 11% of the field sales support, internal sales support and administrative sales support expenses. (There is a cap of 11% on this allocation). Our sales department acts as a liaison between Joint Venture Field Offices and CREDCO. They provide answers for specific credit questions, industry questions and other technical services needed by the branch offices.

Functions	Total Transactions	Credco Transactions	Rels Transactions	% Applied: Credco	% Applied: Rels	Task Total
Credco & JV Transactions	330,000	310,200	19,800	89.00%	11.00%	100.00%

Totals				89.00%	11.00%	100.00%

Percent of Sales Expenses Allocated to Joint Venture:					11.00%

The sales department provides both internal and localized field based support at the branch level. Their responsibilities include customer account set-up of new branches, training on all credit related products and services including compliance and adherence to the FCRA, participation in credit and new home buyers seminars and general day to day support of the branch relationship with QCS. Support provided is constant and ongoing. Dedicated concentrated time is provided to support the training of new hires and loan officers at the branch level who require personal one on one training on basic credit reporting orientation. In addition, training includes the functional process of ordering, receiving and understanding the content of the credit report, risk scores and fraud messages. These activities are substantially increased during peak times of activity or turnover and when new products, formats and options are released. This group will also be the key driving force responsible for activation of all potential credit reporting business not currently directed to Credco.

Portland Operations Center Costs (Order Processing & Customer Service Center)

A portion of the costs incurred in the Portland Operations Center are specifically identifiable to Credco and a portion are specifically identifiable to the JV. The remaining costs are allocated between Credco and the JV based on factors such as head count, square footage, revenue or transaction volume. Accounting cost centers are set up to record the direct and allocated expenses of Credco and the JV.

Specifically Identifiable Costs

Certain costs specifically identifiable to either Credco or the JV:

Credit Data (by specific subscriber code)

Salaries (100% of dedicated employees)

Incentives (100% of dedicated employees)

Payroll Taxes and Benefits (100% of dedicated employees)

Temporary Services (specific invoices)

Consulting Services

Travel (expense report for dedicated employees)

Marketing & Promotional

Courier & Postage

Dues—Service/social/technical

Legal fees

Licenses

Other expenses of lesser amounts which can be tied directly to Credco or the JV (specific invoices)

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Allocated Costs

Specific costs allocated based on Portland Operations Revenue include:

Salaries (shared employees)

Incentives (shared employees)

Payroll Taxes (shared employees)

Benefits (shared employees)

Travel and Lodging (shared employees)

Dues Memberships (shared employees)

Shared costs allocated based on headcount include:

Depreciation—Furniture & Computers

Equipment & Parts expensed

Repairs and maintenance

Leased equipment

Amortization of Software & Software Development

Property Taxes

Cafeteria/Lunchroom

Education and Training

Insurance

Staff Meals

Conventions/conferences

Office Supplies

Misc services and expenses

Shared costs allocated based on square footage include:

Rent—Office

Storage Unit Rent

Depreciation Leasehold Improv.

Clean/Janitorial Supplies

Interior Plant Expense

Utilities

Shared costs allocated based on transaction volume:

Telecommunication

Printing

F-12

Annex G

OFFICE LEASE

BY AND BETWEEN

FIRST AMERICAN TITLE INSURANCE COMPANY,

a California corporation

(“LANDLORD”)

and

FIRST ADVANTAGE CORPORATION,

a Delaware corporation

(“TENANT”)

Property Address:

12385 and 12395 First American Way

Poway, California

Dated                     , 2005

OFFICE LEASE

OFFICE LEASE

Summary of Basic Lease Terms and Definitions.

This Summary of Basic Lease Terms and Definitions is attached to and made a part of that certain Office Lease (“Lease”) made and entered into as of the                      day of                     , 2005, by and between FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (“Landlord”), whose principal place of business is 1 First American Way, Santa Ana, California, and FIRST ADVANTAGE CORPORATION, a Delaware corporation whose principal place of business for the purpose of this Lease is One Progress Plaza, Suite 2400, St. Petersburg, Florida 3370 (“Tenant”). For purposes of the Lease, the following terms have the following definitions and meanings:

(a)	Landlord’s Address (For Notices):	With a copy to:

	First American Title Insurance Company. 1 First American Way Santa Ana, California 92702 Attention: President or CFO	First American Title Insurance Company 1 First American Way Santa Ana, California 92702 Attention: National Facilities Group

(b)	Tenant’s Address (For Notices):	With a copy of all notices to:

	First Advantage—CREDCO 12385 First American Way Poway, California Attention: President or CFO	First Advantage Corporation One Progress Plaza, Suite 2400 St. Petersburg, Florida 33701 Attention: Corporate Counsel

(c) Land: That certain parcel of land (the “Land”), as described on Exhibit A.

(d) Buildings: Two two-(2) story office buildings located in the City of Poway (the “City”), County of San Diego (the “County”), State of California (“State”), as shown on the site plan attached to the Lease as Exhibit A, which Landlord represents and the parties agree contains one hundred fifty three thousand two hundred sixty two (153,262) rentable square feet with the street addresses of 12385 and 12395 First American Way, Poway, California (collectively the “Building”).

(e) Parking Lot Area and Structure: That certain Parking Lot Area and Structure (the “Parking Lot Area”), located on the Land.

(f) Property: Collectively, the Land, Building and Parking Structure, together with all other improvements now or hereinafter situated on the Land—intended and identified herein as Assessors Parcel Numbers (“APN”) as follows: APN 889-544-50-68, Parcel 2; APN 889-544-50-88, Parcel 3 and APN 889-544-50-08, Parcel 4.

(g) Initial Term: Five (5) Lease Years.

(h) Commencement Date: The date on which the Term of this Lease will commence on the commencement date as set forth herein as                      , 2005, (the “Commencement Date”), or as otherwise mutually agreed by the Parties hereto. Notwithstanding the later Commencement Date of the Term of this Lease, this Lease shall be a binding and enforceable lease agreement from and after the date this Lease is executed by both parties.

(i) Initial Monthly Base Rent: $168,588.20 ($13.20/RSF/yr.), subject to adjustment as provided in Subparagraph (j) below.

(j) Adjustment to Monthly Base Rent: Monthly Base Rent will be adjusted in accordance with the following:

Lease Years	Monthly Base Rent	Annual Rent	Rental Rate
1-5	$168,588.20	$2,023,058.40	($13.20/RSF/yr.)

(k) Absolute Triple Net Lease: This Lease shall be construed as an absolute “triple net” Lease, and Tenant shall have the obligation to pay all costs and expenses related to the Property, including but not limited to, any operating expenses, real estate property taxes and assessments, maintenance, repair to the structure (including but not limited to the roof, structural and support bearing walls and foundation) and parking lot and other management costs associated with the Property except as otherwise expressly provided in the Lease.

(l) Security Deposit: Intentionally omitted.

(m) Construction and Tenant Improvements: By taking possession and accepting the Premises for the conduct of business, Tenant shall conclusively accept the Premises in its “AS-IN”, “WHERE-AS” condition and Landlord shall not be obligated to make any improvements nor shall Landlord incur any cost for repair or maintenance pertaining to the Property or Premises prior to the Commencement Date or date of Possession by Tenant for the conduct of its business. Tenant shall further take Possession of the Buildings with all existing tenant improvements having previously been installed including completion of the Building, Parking Lot Area and Common Areas. Tenant shall acknowledge receipt and possession of all architectural, tenant improvement and landscaping plans, as modified, in existence as of the Commencement Date.

(n) Permitted Use: General office use including offices, a computer data center, and employee cafeteria and associated uses thereto and any other lawful use.

(o) Tenant Improvement Allowance: Landlord shall not be obligated to make any improvements or to construct any space within the Premises prior to, or subsequent to the Commencement Date.

(p) Parking: Subject to the terms of Paragraph 5(d), all parking shall be available exclusively to Tenant at no cost throughout the Lease Term and any extension or renewal hereof, which shall be located in the area shown on Exhibit A. Tenant shall manage all parking and have the discretionary right to designate reserved and unreserved parking spaces and locations within the Parking Lot Area.

(q) Brokers: Not applicable.

(r) Interest Rate: Shall mean two percent (2%) in excess of the Prime Rate as stated in the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation’s largest banks on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by applicable law.

(s) Lease Month: For purposes of this Lease, a “Lease Month” shall be defined as each calendar month period occurring during the Initial Term or any Extension Term commencing on the Commencement Date or the annual anniversary thereof, as may be applicable; provided, however, that if the Commencement Date is a day other than the first day of a calendar month, then the first Lease Month shall include that period of time from the Commencement Date up to the first day of the next calendar month, and any subsequent Lease Month shall be the calendar month period beginning on the first day of each such subsequent month.

(t) Lease Year: For purposes of this Lease, a “Lease Year” shall be defined as each twelve (12) month period during the initial Term or any Renewal Term (as hereinafter defined) commencing on the Commencement Date or the annual anniversary thereof, as may be applicable; provided, however, that if the Commencement Date is a day other than the first day of a calendar month, then the first Lease Year shall include that period of time from the Commencement Date up to the first day of the next calendar month, and any subsequent Lease Year shall be the twelve (12) month period beginning on the first day of such next calendar month.

(u) Termination of Existing CREDCO Lease: The existing CREDCO Lease dated March 1, 1999 together with the First Amendment to Office Lease dated April 1, 2004, (collectively the “Existing Lease”) shall terminate pursuant to the terms of Article 30, “Termination of Existing Lease.”

THE FOREGOING REPRESENTS A SUMMARY OF THE BASIC TERMS AND DEFINITIONS OF THE LEASE. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS CONTAINED IN THIS SUMMARY AND ANY SPECIFIC PROVISION OF THE LEASE, THE TERMS OF THE MORE SPECIFIC PROVISION SHALL PREVAIL.

OFFICE LEASE

This Lease (“Lease”) is made and entered into as of the first (1st) day of                     , 2005, by and between FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (“Landlord”), whose principal place of business is 1 First American Way, Santa Ana, California, and FIRST ADVANTAGE CORPORATION, a Delaware corporation whose principal place of business for the purpose of this Lease is One Progress Plaza, Suite 2400, St. Petersburg, Florida 3370 (“Tenant”). The information and definitions contained in the preceding section, “Summary of Basic Lease Terms and Definitions” (the “Summary”) are hereby incorporated by this reference and made a part hereof.

Article 1. Property and Common Areas.

(a) Property. Landlord leases to Tenant and Tenant leases from Landlord the Property upon and subject to the terms of this Lease. The parties mutually agree the Building has been measured to the satisfaction of the Landlord’s A.I.A. architect and, based on the architect’s certification, agree the rentable square feet of the Building for the purposes of this Lease is 153,262 rentable square feet.

(b) Common Areas. Landlord grants to Tenant and Tenant’s employees, agents, contractors, suppliers, shippers, customers and invitees, the exclusive right throughout the Term to use and manage the Common Areas. The term “Common Areas” is defined as all areas and facilities located within the Building, and all areas and facilities located on the Land upon which the Building and Parking Lot Area are situated. The Common Areas shall at all times include at a minimum, but not be limited to, the parking areas, loading and unloading areas, trash areas, driveways, sidewalks, walkways, parkways, landscaped areas, common or public restrooms and washrooms, elevators, corridors, stairways, passageways, lobbies, common entrances and other similar public areas and access ways. Tenant shall have the right from time to time to: (i) make cosmetic changes and improvements to the Building and to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Common Areas, and (iii) use or close temporarily all or a portion of the Common Areas while engaged in making improvements, repairs or alterations to the Property as set forth herein. However, any alterations to the Property shall be subject to the other relevant provisions in this Lease regarding alterations made by Tenant to the Property. The roof of the Building is specifically included as a part of the Building and is to be maintained and repaired by Tenant as provided in Article 7. Subject to the terms of Article 27, Landlord reserves the right (and maintains the right throughout the Term of this Lease) to use the roof for any purpose, including, without limitation, for the installation and operation of satellite dishes, antennas or other medium of communication, provided such use does not (i) interfere with the Communication System installed or to be installed by Tenant on the roof, or (ii) materially interfere with Tenant’s use of any other portions of the Building; provided, however, neither party shall place signage on the roof; provided, further, however, (i) Tenant may enter upon the roof to perform normal maintenance to the Building such as window cleaning and Tenant shall indemnify and hold Landlord harmless from any damage to the roof caused by Tenant, and (ii) Landlord shall be entitled to access to the roof through the Building in order to use the roof for the purposes and subject to the restrictions set forth above.

Article 2. Term.

Initial Term. The Initial Term of this Lease shall commence on the Commencement Date (as defined in Paragraph (h) of the Summary above) and shall expire on the expiration of the Term specified in Paragraph (g) of the Summary, unless sooner terminated or extended pursuant to any provision hereof. Except as otherwise provided in this Lease, “Term” shall mean the Initial Term.

Article 3. Landlord’s Work and Tenant Improvements.

Landlord shall not be required to perform any work to the Property or Building (including previously installed Tenant Improvements) prior to the Commencement Date of the Lease; Tenant shall take position of the Property and Building in its “AS, WHEREAS” condition as of the Commencement Date.

Article 4. Monthly Base Rent and Operating Expenses.

(a) Monthly Base Rent. Tenant shall pay to Landlord, as Monthly Base Rent for the Building, commencing on the Commencement Date and on the first day of each month of the Term hereof, the Monthly Base Rent in the amounts stated in Paragraph (j) of the Summary without offset or deduction, except as specifically set forth herein. Monthly Base Rent for any period during the Term hereof which is for less than one month shall be a prorata portion of the Monthly Base Rent. Monthly Base Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

(b) Real Estate Taxes, Insurance, and Operating Expenses. Tenant shall pay all the Real Estate Taxes pursuant to Article 12; and Insurance Expenses (as defined in Article 9, Paragraph (c) and (d). Except for Landlord’s responsibility to cause the Property to be in compliance with law as of the Commencement Date pursuant to Article 5 (b). It is the intent of the parties that this Lease is intended to be an absolute “triple net” lease such that Tenant shall have all responsibility to pay for and maintain, operate, manage, repair and replace the Building, together with the responsibility for the Property and Building as defined in the Lease to pay all the Real Estate and Personal Property Taxes pursuant to Article 12 and the Insurance Expenses pursuant to Article 9(b); provided, however, Tenant shall not be required to reimburse any costs incurred by Landlord in connection with the transfer or disposition of Landlord’s interest in the Property.

(c) Payment of Rent. Tenant shall remit and deliver Monthly Base Rent and any additional rent required under the Lease on the first day of each month of the Term of the Lease by wire transfer pursuant to instructions set forth in Exhibit D.

In the event direct payment shall be required, Tenant shall remit and deliver Monthly Base Rent and any additional rent required under the Lease on the first day of each month of the Term of the Lease to the address set forth below:

First American Title Insurance Company

1 First American Way

Santa Ana, California 92707

Attention: Controller—First American Title Insurance Company

Landlord may, in its sole discretion change the location or modify the wiring instruction upon written notice to Tenant as provided under this Lease.

Article 5. Use, Compliance with Law, Condition of Premises, Parking, Signs.

(a) Use. Tenant may use the Property for the uses described in Paragraph (o) of the Summary and for no other use. Tenant shall not do or permit anything to be done on the Property or with the Building which will in any way unreasonably interfere with, or allow the Property to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Property. To the best of the actual knowledge of Landlord, the Property may be used for general office purposes as of the date this Lease is executed.

(b) Compliance with Law. Landlord warrants, represents and covenants that only as of the Commencement Date the Building and the Common Areas shall not violate any covenants and restrictions of record (if any), laws, statutes, building and zoning codes, ordinances, and governmental orders, conditions of approval, rules and regulations (including, but not limited to, Title III of The Americans With Disabilities Act of 1990, but excluding all “Environmental Law” which is covered under Article 25 below), as all of the same may be amended and supplemented from time to time (collectively “Legal Requirements”) including, without limitation, all Legal Requirements that pertain to the “Structural Portions” of the Building and the Parking Lot Area as described in Article 8 and any electrical or mechanical systems therein, any matters not specifically assigned as the responsibility of Tenant under this Lease and all matters involving the Common Areas of and pertaining to the Building. Provided Landlord delivers the Building and the Common Areas in compliance with the Legal

Requirements on the Commencement Date, then, subject to the terms of Article 25 regarding compliance with “Environmental Law,” from and after the Commencement Date Tenant shall be responsible at Tenant’s sole cost and expense without reimbursement by Landlord to cause all portions of the Property (including, without limitation, all parking areas) other than “Structural Portions” as defined in Article 8 to remain in compliance with the Legal Requirements. From and after the Commencement Date, Tenant shall remain responsible at Tenant’s sole cost and expense without reimbursement by Landlord to (i) cause the “Structural Portions” of the Property to remain in compliance with all Legal Requirements including, without limitation, any Legal Requirements which may be or become applicable to the Structural Portions of the Property as a result of any action taken by Landlord with respect to the Property such as, without limitation, any sale or other transfer of the Property and any repairs or replacement of the Property or any portion thereof made by Landlord or any employees, agents, contractors or subcontractors of Landlord, and (ii) make all alterations and repairs to the Building resulting from or necessitated by the failure by Landlord, Landlord’s contractor, or the Building to comply with Legal Requirements on the Commencement Date. Except as specifically set forth in this Lease, neither Landlord (nor anyone acting by, through, or under Landlord) has made any representations or warranties regarding the Property, either express or implied and Landlord expressly disclaims any warranty or representation as to the fitness of the Property for a particular use, purpose, design or condition including the proposed purpose and use by Tenant. To the extent applicable Legal Requirements allow either Landlord or Tenant, as applicable, to defer or phase-in required alterations, then each party shall be entitled to make such alterations required to be made by them pursuant to this Article 5 as and when required by applicable Legal Requirements. If any alterations may be deferred until after the expiration of the Lease Term, then the party required to make such alterations need not make them. Notwithstanding anything to the contrary contained in this Article 5, subject to the provisions of Paragraph 9(e) hereof, Tenant shall be responsible at its sole cost to comply with all Legal Requirements for the Structural Portions of the Property arising from Tenant’s negligence, repairs or alterations to the Property or arising from Tenant’s use of the Property or acts upon the Property in any manner inconsistent with the design for the Property as of the Commencement Date.

(c) Condition of Premises; Condition of Building. Subject to the terms of this Lease which provides for Landlord to deliver the Building to Tenant clean and free of debris on the Commencement Date with the construction of Landlord’s Work pursuant to this Lease substantially completed (subject only to the completion by Landlord of minor “punch-list” items as provided in this Lease which Landlord agrees to complete within thirty (30) days of the Delivery of the Premises to Tenant except to the extent delayed by Tenant’s Work or to the extent Tenant requests that such work be delayed until the completion of Tenant’s Work). Landlord warrants to Tenant that the “Structural Portions” of the Building and Building Systems (as defined in Article 8) are or shall be in good operating condition and free from defects as of the Commencement Date. Landlord will not be responsible for making any alterations or repairs to the Structural Portions of the Building. Landlord hereby assigns to Tenant the benefit of any construction warranties pertaining to that portion of Landlord’s Work which is Tenant’s responsibility to repair hereunder; however, if for any reason this Lease shall terminate, Tenant shall re-assign such warranties to Landlord, which re-assignment shall be effective from and after the date this Lease shall terminate.

(d) Parking. Throughout the Lease Term and any extensions, Tenant shall be entitled to use all parking specified in paragraph (q) of the Summary, without additional or incremental cost; provided, however, from and after the Commencement Date, Tenant shall bear all responsibility for and shall comply with any change in applicable Legal Requirements pertaining to parking.

(e) Signs. Tenant, at Tenant’s sole cost and expense, and in accordance with all Legal Requirements, may place, construct and maintain its corporate identification and logo signage on the exterior of the Building, as well as the Building directory, monument and/or entry sign(s) with respect to Tenant’s occupancy of the Property. Tenant shall also be entitled to install within the Building, at Tenant’s sole cost and expense, corporate identity signage and signage identifying departments and/or employees of Tenant. Such signage shall be as large and prominent as permitted under applicable Legal Requirements. All such exterior signage shall be strictly limited to Tenant’s corporate identification and logo. Neither Landlord nor Tenant shall be permitted to use any portion of the roof for any signage.

Article 6. Assignment and Subletting.

Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Property, or sublease all or any part of the Building, or allow any other person or entity (except Tenant’s authorized representatives) to occupy or use all or any part of the Property, without first obtaining Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. No consent to any assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Article. Notwithstanding the foregoing, Tenant shall have, upon not less than thirty (30) days advance written notice, the right to assign this Lease and/or sublet any part or all of the Property, without the Landlord’s consent, to any corporation which is controlled directly or indirectly by Tenant, or any entity which controls, directly or indirectly, Tenant, or to any of Tenant’s joint venture partner(s), partnership(s), or other affiliated entity(s), by merger, acquisition, stock purchase or otherwise or to a successor(s) in interest to any part or all of Tenant’s business provided the combined net worth of Tenant and Guarantor after the date of such assignment or sublease is not less than what such net worth was at the time this Lease is executed. The term “net worth” shall mean the tangible net worth as measured by generally accepted accounting principles, exclusive of intangible assets, such as by way of example, goodwill. Landlord shall respond to any Tenant request to assign, sublease or encumber within fifteen (15) business days of written notice of Tenant’s desire to enter into such assignment sublease or encumbrance. If Landlord elects to withhold its consent, Landlord shall specify in Landlord’s written notice to Tenant the specific, reasonable grounds upon which Landlord desires to withhold such consent. If within such fifteen (15) business day period, Landlord fails to respond to Tenant’s request or to notify Tenant of the specific, reasonable grounds upon which it is withholding its consent, Landlord shall be deemed to have granted its consent to the proposed sublease, assignment, or encumbrance. In connection with any assignment or subletting, Landlord shall be entitled to fifty (50%) percent of any rent or other economic consideration received by Tenant as a result of such assignment or sublease which exceeds, in the aggregate, (i) the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any reasonable brokerage commissions, tenant improvement allowances, free rent or other concessions, attorneys’ fees and moving costs actually paid by Tenant in connection with such Transfer, shall be paid to Landlord within ten (10) days after receipt thereof as additional rental under this Lease, without affecting or reducing any other obligations of Tenant hereunder. Any such assignments, subleases, or transfers shall be subordinate to this Lease and shall automatically terminate at Landlord’s option at the same date and time this Lease is terminated as provided in this Lease. Notwithstanding foregoing or anything herein to the contrary, Tenant and any Guarantor shall not be released from any liability under this Lease as a result of any assignment, transfer or subletting as provided herein. Landlord may assign all or any portion of its interest in this Lease (including, subject to the terms of Article 27, any rights to the use of the roof of the Building) to any third party purchaser of the Property, provided Tenant shall have the right to approve such third party purchaser, which approval Tenant shall not unreasonably withhold or delay; however, Tenant’s right to approve such third party purchaser shall only apply to the initial purchaser of the Property and not any subsequent purchaser of the Property. Upon any such approved transfer, provided Landlord’s successor in interest assumes in writing all of Landlord’s obligations under this Lease arising from and after the date of such transfer, Landlord shall be relieved of all further obligations and liabilities under this Lease which arise from and after the date of such transfer.

Article 7. Tenant’s Repair and Maintenance Responsibilities.

Except to the extent Landlord is responsible for any such repair and/or maintenance as provided from and after the Commencement Date, Tenant shall, at Tenant’s sole cost and expense replace, manage, maintain and operate the Property at all times (whether foreseen or unforeseen) in good condition and repair including without limitation the Buildings, Roofs, exterior and interior structural support or load bearing walls and supports, the foundation, windows and window curtain walls, Parking Lot Area, Common Areas including loading docks, if any, and all the Buildings Systems together all other mechanical equipment and systems serving the Property. Further Tenant shall provide janitorial services for the buildings pursuant to Exhibit E, Cleaning Specifications.

Article 8. Landlord’s Repair and Maintenance Responsibilities.

Except to the extent Landlord is responsible for any such repair and/or maintenance as provided in Article 5(b) or (c) (Compliance with Law, Condition of Premises), Article 8 (Landlord’s Repair and Maintenance Responsibilities), Article 13 (Damage or Destruction), or Article 14 (Condemnation), Landlord’s shall have no obligation nor responsibility from and after the Commencement Date to keep, maintain, repair, replace and/or remain responsible for any of the “Structural Portions” of the Buildings, Roof, exterior and interior structural support or load bearing walls and supports, the foundation and Parking Lot Area during the Term of the Lease and any extensions or renewal thereof. For purposes of this Lease the term “Structural Portions” shall mean and include the roof, foundation, structural integrity of the load-bearing walls, structural integrity of interior support columns, and structural integrity of external curtain walls of the Buildings, and the structural integrity, of the Parking Lot Area, foundation and structural integrity of all load bearing walls. All warranties for the HVAC, electrical equipment and other Buildings systems required to be installed by Landlord as a part of Landlord’s Work, if any, shall be assigned to Tenant. Tenant may enter onto the roof for the sole purpose of maintenance and as provided in Article 27. Tenant agrees to indemnify and hold Landlord harmless from all damage to the roof caused by Tenant’s use or Tenant’s failure to repair and maintain the roof. Notwithstanding anything contained in this Article 8 to the contrary, Tenant shall be responsible for and shall pay for any repairs which would otherwise be Landlord’s obligation under this Article 8 which are required as a result of Tenant’s acts, use, negligence, repairs or alteration of the Property, such as for example, the overloading by Tenant of any floor of the Buildings in excess of the structural load bearing capacity of such floor.

Article 9. Tenant’s Insurance, Landlord’s Insurance, Mutual Release/Waiver of Subrogation, and Indemnities.

(a) Tenant’s Insurance. Tenant, at Tenant’s sole cost and expense, shall maintain commercial general liability insurance with a combined single limit per occurrence of Five Million and No/100 Dollars ($5,000,000.00) for bodily injury, personal injury, and property damage for claims against Tenant and its authorized agents, employees and/or representatives arising out of and in connection with Tenant’s use and occupancy of the Premises. Such insurance is to be primary and non-contributing and the Landlord shall be named as an Additional Insured. In addition, Tenant shall maintain a policy of “All Risks” property insurance covering the full replacement value of Tenant’s interest in the Tenant Improvements and Betterments, and business personal property (contents). Tenant shall provide Landlord, prior to the Commencement Date, with a certificate evidencing such insurance coverage. Tenant shall have the right to satisfy its insurance requirements under a blanket policy or policies of insurance. Tenant shall also have the right to self-insure as to the risks described in this Paragraph 9(a).

(b) Landlord’s Insurance. Landlord shall maintain commercial general liability insurance throughout the term of the Lease, with a minimum combined single limit of liability of at least Two Million and No/100 Dollars ($2,000,000.00) covering injury, death, disability or illness of any person, or damage to property occurring in or about the Building or the Common Areas. Such insurance is to be primary and non-contributing. In addition, Landlord shall maintain a policy of “All Risks” property insurance covering the Building (including all tenant improvements constructed by Landlord or at Landlord’s expense), in an amount equal to not less than ninety percent (90%) of full replacement cost of the Building. Such Property policy shall also provide Landlord with Rental Income Loss coverage in such amount to cover twelve (12) months rent as specified by this lease at the time of the loss. Such policies shall, to the extent applicable, meet all the requirements of Tenant’s policy under subparagraph (a) above. Landlord shall not maintain earthquake insurance coverage unless the cost of such coverage is included in Landlord’s Operating Expense Contribution. Landlord shall, not later than the Commencement Date, provide Tenant with a certificate of insurance evidencing such coverage.

(c) Mutual Release/Waiver of Subrogation. Landlord and Tenant each hereby release the other from any and all liability or responsibility for any loss or damage (including contents) to property located within the Premises, the Building, the Common Areas or any portions thereof, caused by fire or any other casualty, or accident during the Term of this Lease or any extensions thereof, even if such fire, casualty, or accident may have been caused by the negligence (but not the gross negligence or willful misconduct) of the other party or one for whom such party may be responsible; provided, however, that the foregoing release shall be effective only to the extent that the releasing party is either compensated for its loss by insurance proceeds or such party would have been compensated for its loss by insurance proceeds had it complied with the insurance requirements imposed under this Article 9. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees, if required by said policies, to give to each insurance company which has issued to it policies of “All Risk” insurance, and other insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. To the extent either party is waiving its subrogation rights or is required to obtain waivers of subrogation rights with respect to its insurance policies, any such waiver by either party is expressly conditioned on (1) such a waiver not invalidating such party’s insurance policies and (2) the availability of waiver of subrogation rights under such insurance policies.

(d) Tenant’s Indemnity. Subject to the mutual waivers in subparagraph (c) above, Tenant shall indemnify, protect and hold Landlord and its officers, directors, partners, employees, agents, shareholders and affiliates entirely harmless from and against any and all liabilities, claims and/or losses arising, directly or indirectly, entirely or in part, out of (1) any injury to any person occurring (x) within the Premises regardless of the cause, except to the extent caused by the negligence or intentional misconduct of Landlord, Landlord’s agents, employees, invitees or contractors, or (y) within the Common Areas to the extent caused by the negligence or intentional misconduct of Tenant, Tenant’s agents or employees, or (2) Tenant’s breach or default in the performance of any obligation of Tenant under this Lease, provided in no event shall Tenant be liable for business interruption losses or other consequential damages. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon receipt of written notice from Landlord, shall defend the same, at Tenant’s expense. Notwithstanding anything in this Lease to the contrary, the foregoing covenants under this Article 9(d) shall be deemed continuing covenants for the benefit of Landlord and shall survive the expiration of this Lease, but only to the extent that the causes giving rise to Tenant’s obligations under this Article 9(d) occur before the expiration of this Lease.

(e) Landlord’s Indemnity. Subject to the mutual waivers in subparagraph (c) above, Landlord shall indemnify, protect and hold Tenant and its officers, directors, employees, agents, shareholders and affiliates entirely harmless from and against any and all liabilities, claims and/or losses of any kind arising, directly or indirectly, entirely or in part, out of (1) any occurrence within the Common Areas regardless of the cause except to the extent caused by the negligence or intentional misconduct of Tenant, Tenant’s agents or employees, (2) any occurrence within the Premises to the extent caused by the negligence or intentional misconduct of Landlord, Landlord’s agents, employees, invitees or contractors, (3) any breach of Landlord’s representations, warranties or covenants under this Lease, or (4) the acts or omissions of Landlord, its authorized representatives, contractors, licensees and/or invitees. If any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon receipt of written notice from Tenant, shall defend the same, at Landlord’s expense. Notwithstanding anything in this Lease to the contrary, the foregoing covenants under this Paragraph 9(e) shall be deemed continuing covenants for the benefit of Tenant and shall survive the expiration of the Lease, but only to the extent that the causes giving rise to Landlord’s obligations under this Paragraph 9(e) occur before the expiration of this Lease.

Article 10. Defaults/Remedies.

(a) Tenant’s Default. The occurrence of any one or more of the following shall constitute a default hereunder by Tenant:

(i) failure to pay Monthly Base Rent or any other monetary sum when due, if the failure continues for ten (10) days after written notice of non-payment has been delivered to Tenant from Landlord; however, Landlord shall not be required to deliver more than two (2) notices of default in any twelve (12) month period;

(ii) vacating or abandoning the Buildings and/or Property for more than thirty (30) consecutive days without the express prior written consent of Landlord;

(iii) failure to perform any other provision of this Lease, if such failure to perform is not cured within thirty (30) days after written notice has been delivered to Tenant from Landlord, provided that, if the failure cannot reasonably be cured within such thirty (30) day period, Tenant shall not be in default of this Lease if Tenant continues to remit Monthly Base Rent under this Lease and if Tenant commences to cure the failure identified within the thirty (30) day period and diligently and in good faith continues to prosecute such cure to completion; or

(iv) if Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code or any other federal or state law (as now or hereafter in effect) relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter collectively called “Bankruptcy Law”) or if Tenant shall (A) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Property or any part thereof or of any substantial portion of Tenant’s property, or (B) generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally as they become due or (C) make a general assignment for the benefit of its creditors, or (D) fail to controvert in timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Tenant, or otherwise filed against Tenant pursuant to any Bankruptcy Law, or (E) an order for relief against Tenant shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant under any Bankruptcy Law shall be filed and not be discharged or denied within sixty (60) days after such filing.

(v) any assignment, subletting or transfer not permitted by the terms of this Lease.

(b) Landlord’s Remedies. In the event of any such default by Tenant, Landlord may at any time after expiration of the applicable cure period, without further notice, pursue any of the following remedies or any other remedies available at law or equity or provided by statute in Landlord’s sole discretion, each of which remedies shall be cumulative and non-exclusive:

(i) Terminate Tenant’s right to possession of the Premises and terminate this Lease in accordance with and to the extent authorized by applicable laws, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Notwithstanding any such termination of possession and termination of this Lease, Tenant shall remain liable under this Lease and Landlord shall be entitled to recover from Tenant, to the extent permitted under applicable law:

(1) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Landlord could have reasonably avoided by mitigating its losses; plus

(3) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Landlord could have reasonably avoided by mitigating its losses; plus

(4) the reasonable cost of recovering possession of the Premises and reasonable expenses of reletting, including reasonable and necessary attorneys’ fees, brokerage fees, advertising fees and improvement to the Property reasonably necessary to relet the Property to a successor tenant.

As used in subparagraphs (i) (2) and (3) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate specified in Paragraph (u) of the Summary. As used in subparagraph (i) (3) above, the “worth at the time of award” is computed by discounting such amount at eight percent (8%). No such re-entry or taking of possession of the Property by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is delivered by Landlord to Tenant executed by Landlord or its legal counsel.

(ii) to the extent permitted under applicable laws, and then only in accordance with such applicable laws, terminate Tenant’s right to possession only without terminating this Lease, in which case this Lease shall continue in effect. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent and all other monetary obligations as they become due hereunder provided, in electing this remedy Landlord shall be obligated to exercise good faith and diligent efforts to mitigate its damages; or

(iii) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state where the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date such monetary obligations were due at the Interest Rate specified in Paragraph (u) of the Summary,

In the case of Tenant’s default as contemplated herein, Landlord shall in all events use reasonable efforts to mitigate its damages caused by such default of this Lease by Tenant. If the Premises are vacated by Tenant without continuing to remit Monthly Base Rent, Landlord shall at Tenant’s cost and expense use its reasonable and good faith efforts to relet the Premises for the remainder of the Lease Term for the benefit of Tenant. In no event shall the rights and remedies available to Landlord which are either referenced or provided for in Paragraph 10(b) herein above, be available to Landlord unless and until there has been an event of default (which Tenant has not cured within the appropriate cure period) by Tenant under this Lease. For purposes of this Article 10 the term “rent” shall include Real Estate Taxes, Insurance Expense, Additional Rent and all other monetary payment due by Tenant to Landlord under this Lease.

Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right or privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the Term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statue or rule of law which exempts property from liability for debt or for distress for rent.

(c) Landlord’s Default; Tenant’s Remedies. In the event of any failure by Landlord to perform any of its obligations hereunder, Tenant (except in the case of an emergency which shall entitle Tenant to take action as required under the circumstances upon concurrent notice to Landlord) shall take no action without having first given Landlord written notice of any such default and thirty (30) days opportunity to cure, unless such default cannot be reasonably cured within such thirty-day (30) period, in which event Landlord shall have such additional reasonable time to cure as is reasonable under the circumstances. If Landlord shall fail to cure such default within such time period, Tenant shall deliver to Landlord a second written notice of default. Following delivery of such second notice and failure by Landlord to cure or to commence to cure such default within five (5) business days after delivery of such second notice from Tenant, Tenant shall have all rights available to it at law or in equity (except as specifically set forth below), and shall have the further right in connection with repair obligations to take the necessary actions to perform Landlord’s uncured repair obligations hereunder at Landlord’s expense and, at Tenant’s election, to invoice Landlord for the reasonable costs and expenses thereof as well as interest on all such sums until paid at an interest rate per annum equal to four percent (4%) in excess of the Interest Rate specified in paragraph (u) of the Summary not to exceed the maximum interest rate permitted to be charged under applicable law. Landlord shall remit payment to Tenant within thirty (30) days of receipt of invoice from Tenant. If Landlord fails to remit payment to Tenant within the aforesaid thirty (30) day period, Tenant shall have the right to offset and deduct said sum from Monthly Base Rent, on a monthly basis, up to an amount equal to twenty percent (20%) of the Monthly Minimum Rent per month as and when same become due until Tenant has recouped such reasonable cost of repairs. However, if Landlord disputes the amount of such offset or the liability of Landlord for the responsibility of such repairs, then Tenant shall pay the amount Tenant would have deducted or offset from its Monthly Minimum Rent into an escrow account with an escrow officer and subject to an escrow agreement mutually acceptable to both Landlord and Tenant. The dispute shall be resolved pursuant to the arbitration paragraph in Article 28(r), and until such dispute is finally resolved Tenant may continue to pay into the escrow account such twenty percent (20%) of Monthly Minimum Rent as and when Monthly Minimum Rent becomes due hereunder. The funds in the escrow account shall be paid to the party entitled to such funds pursuant to the arbitration in accordance with Article 28(r), and if the arbitration is found to be in Tenant’s favor and such funds are not sufficient to reimburse Tenant for the reasonable cost of such repairs, then Tenant may continue to deduct up to twenty percent (20%) (from Monthly Minimum Rent until such time as Tenant has recouped the reasonable cost of such repairs. Tenant covenants and agrees that this subparagraph (c) contains the sole right Tenant has to offset, abate or deduct any amount from rent, and except for this provision, Tenant’s payment of rent shall be an independent covenant to pay rent regardless of any other default by Landlord under this Lease. Notwithstanding anything herein to the contrary, Tenant shall not have the right to terminate this Lease unless Landlord’s failure to cure its default materially and adversely affects Tenant’s business operation and Tenant cannot cure Landlord’s default through its right to cure Landlord’s default as set forth above.

(d) Judgment Recovery. Notwithstanding anything to the contrary contained in this Lease, if Tenant recovers any judgment against Landlord for a default by Landlord of this Lease, the judgment shall be satisfied only out of the interest of Landlord in the Property (including the rents otherwise payable hereunder) and neither Landlord nor any of its partners, officers employees or agents shall be personally liable for any such default or for any deficiency. In no event shall Landlord be liable for any consequential, speculative or punitive damages (including, without limitation, any claims for lost profits or lost business opportunities).

Article 11. Utilities and Services.

Tenant covenants and agrees, from and after Tenant’s occupancy of the Buildings or portion thereof, that Tenant shall pay all costs of any utilities, services and janitorial during the Term of this Lease or any extension or renewal thereof. Tenant shall be responsible to pay for the actual cost of all water, gas, heating, ventilating and air conditioning, light, power and telephone utilities and services supplied to the Buildings including the costs of maintenance, repair and operation thereof. Provided further, Landlord’s failure to furnish, or any interruption or termination, of service due to the application of laws, the failure of equipment, the performance of repairs, improvements or alterations, or the occurrence of any even or cause beyond the reasonable control of Landlord (a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement under this Lease. However, if the Premises, or a material portion of the Premises, is made untenantable due to interruption of service to the Property (service interruption from the utility provider) for a period in excess of three (3) consecutive Business Days or ten (10) non-consecutive Business Days in any 12 month period (provided Tenant has delivered notice to Landlord of each such Service Failure) as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th Consecutive Day or the 11th non-consecutive Business Day, as the case may be, of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of the abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s Property arising out of or in connection with the failure of any security service, personnel or equipment. Notwithstanding the foregoing, if a Service Failure is reasonably within the control of Landlord and (a) continued for 180 consecutive days after the Service Failure and (b) is not being diligently remedied by Landlord, then Tenant, as its sole remedy, shall the right to elect to terminate this Lease within thirty (30) days after the expiration of the 180 day period without penalty, by delivering written notice to Landlord of its election thereof; provided however, if Landlord is diligently pursuing the repair or restoration of the service, Tenant shall not be entitled to terminate the Lease but rather Tenant’s sole remedy shall be to abate Rent as provided. The foregoing termination right shall not apply if the Service Failure is due to fire, earthquake or other casualty. Instead, in such an event, the terms and provisions of Article 13, “Damage or Destruction” and/or Article 14, “Condemnation” shall apply.

Article 12. Taxes: Real Property; Personal Property Taxes.

(a) Real Property Taxes. Tenant shall pay all real property taxes and general and special assessments applicable to all the parcels comprising the Property, which assessments shall be amortized over the longest period permitted by law (“Real Estate Taxes”) within thirty (30) days of the date Landlord submits to Tenant an invoice for the payment of Real Estate Taxes. Notwithstanding the foregoing, Tenant shall not be required to pay any federal, state or local income, profit, franchise, sales, gift, estate, succession, inheritance, foreign ownership, foreign control, transfer, capital levy, and/or personal property taxes of Landlord for personal property not located on the Property. Notwithstanding the foregoing or anything herein to the contrary, the term “Real Estate Taxes” shall include any all taxes on all parcels on rent or other payments to Landlord. Landlord acknowledges and agrees that Tenant shall have no obligation or responsibility to make filings on behalf of Landlord with respect to any tax matters, nor shall Tenant be responsible for any penalties or interest payments required to be paid as a result of Landlord’s failure to make such filings or timely pay such Real Property Taxes. Tenant may in Tenant’s reasonable discretion take reasonable efforts to minimize the amount of Real Property Taxes, and shall, if it is reasonably likely to result in a reduction, challenge the amount of such Real Property Taxes subject to Landlord’s reasonable approval in writing and at Tenant’s sole cost and expense. Tenant shall have the right to contest such taxes in the name of the Landlord and with Landlord’s full cooperation, but at Tenant’s sole cost and expense, provided Tenant notifies Landlord in writing that it has elected to contest such taxes. If Tenant is successful in any such Real Property Tax contest, and obtains a refund or rebate of overpaid taxes, any amount so recovered shall belong to Tenant. If Landlord has been notified in writing by Tenant that it wants to contest Real Estate Taxes, then Landlord shall not pay any such assessment or tax until Tenant has had a reasonable opportunity to investigate and contest such assessment or tax, provided Tenant posts a bond in lieu of payment and provided Tenant complies with all procedures and deadlines for contesting such Real Estate Taxes so that no penalties or interest accrue. Tenant shall not be required under any circumstances to escrow or prepay Real Estate Taxes or prepay Landlord for such Real Estate Taxes more than thirty (30) days in advance of the date such Real Estate Taxes are due without penalty or interest. Tenant shall only be obligated to pay its pro-rata share of Real Estate Taxes for the tax year 2004-2005 from and after the Commencement Date.

(b) Personal Property Taxes. Tenant shall be responsible for all personal property taxes for all equipment or personal property owned by Tenant and used in connection with the operation, management, of Tenant’s business including the maintenance and repair of the Buildings or the Property. Tenant shall only be obligated to pay its pro-rata share of Real Estate Taxes for the tax year 2004-2005 from and after the Commencement Date.

Article 13. Damage or Destruction.

Should the Property or the Buildings be damaged by fire or other casualty, the following shall result:

(a) Should the Buildings be rendered unfit for occupancy and not be (in the reasonable judgment of Landlord’s architect) susceptible of repair within one (1) year after the date of such damage, then, at Landlord’s election to be tendered in writing to Tenant, this Lease shall terminate within thirty (30) days of date of such damage. In the event of such termination, Tenant’s obligation to pay Monthly Base Rent, Real Property Taxes, Insurance and any other items of additional rent hereunder shall cease effective as of the date of damage or destruction;

(b) Should such damage to the Buildings, however, be (in the reasonable judgment of Landlord’s architect) susceptible of repair within one (1) year after such occurrence, Landlord, at Landlord’s sole cost and expense, shall enter and promptly make all necessary repairs to restore the Buildings to its condition that the Buildings existed on the Commencement Date, reasonable wear and tear excepted and Tenant shall, enter and promptly make all necessary repairs to restore the Tenant Improvements to the condition existing on the Commencement Date, reasonable wear and tear excepted.

(c) Damage to the Land, Parking Lot Area or Common Areas which affects Tenant’s access to the Buildings or Tenant’s use of the Buildings or Parking Lot Area shall be treated as damage to the Buildings pursuant to subparagraphs (a) and (b) above. In the event of any damage, repair, reconstruction and/or restoration described or initiated under this Article, including damage to the Buildings, the Common Areas, access or Parking Lot Area, where this Lease is not terminated as provided in (a) above, Tenant’s obligation to pay rent (including, without limitation, Monthly Base Rent and Real Property Taxes, insurance and all other additional rent) shall continue from the date of such damage or destruction in proportion to and to the extent of the degree to which Tenant’s use of the Property is impaired during such period of repair until full use of the Property is restored, provided in no event shall rent abatement, if any, as determined by Landlord in its sole discretion, continue beyond the date which is the later of (i) one (1) year from the date of damage or casualty, or (ii) four (4) months after Tenant substantially completes all restoration work required under this Lease. Tenant agrees to complete the repairs to the Property described in (b) above in accordance with the work schedule mutually acceptable to Landlord and Tenant for completion of Tenant’s work which shall in all events be within the time frame estimated by Landlord’s architect for the completion of the work so that Tenant may promptly complete the Tenant Improvements as described in (b) above and resume occupancy of the Buildings.

Article 14. Condemnation.

(a) If the Property or any portion thereof, including Common Areas, access, or Parking Lot Area, shall be taken or condemned for any public purpose, or purchased under threat of such taking, to such an extent as to render the Buildings unusable by Tenant for the uses to which the Property was put prior to such taking, this Lease shall, at the option of either party, forthwith cease and terminate as of the date title vests in the condemning authority or the date the condemning authority takes possession, whichever shall occur first. Landlord shall be entitled to receive all of the condemnation award pertaining to the Property (including any award allocable to the Tenant Improvements up to the amount of the Allowance) except that Tenant shall receive any award given by the condemning authority as compensation for the Tenant Improvements in excess of the Allowance, Tenant’s fixtures and personal property and moving/relocation expenses pursuant to a separate award. However, in no event shall Tenant be entitled to the diminution in value to the leasehold interest in this Lease or any award to Landlord from the Condemning Authority. Tenant agrees to assign any award it may receive from the condemning authority not permitted under the terms of this Article to Landlord.

(b) If this Lease is not terminated as contemplated by subparagraph (a) above, Tenant shall promptly restore the Property (including the Land, Buildings, Tenant Improvements up to an amount equal to the Allowance, Common Areas, Parking Lot Area and access thereto, but including any of Tenant’s equipment, fixtures or other personalty) to substantially the same condition that such Property was in as of the Commencement Date, reasonable wear and tear excepted (with the exception of those portions of the Property taken), provided Tenant shall pay over to Landlord any condemnation proceeds attributable to any Tenant Improvements this Lease to the extent of any such proceeds received by Tenant, and provided further, however, that if the condemnation proceeds received by the parties are not sufficient to restore the Property to the condition required under this Article 14 and the amount of such shortfall exceeds $500,000.00, then Landlord may, in its sole discretion, terminate this Lease unless Tenant elects to pay such shortfall.

(c) If this Lease is terminated pursuant to this Article 14, Tenant’s obligation to pay rent hereunder, (including Monthly Base Rent and Additional Rent) shall cease upon the date of such taking. If this Lease is not terminated, then Tenant shall be entitled to a reduction in rent and all other payments due hereunder in proportion to the extent to which Tenant’s use and enjoyment of the Property has been diminished; provided, however, as to any taking of any parking spaces, there shall not be a reduction in rent pertaining to such parking spaces if Landlord provides an equal number of comparable replacement parking spaces on land contiguous to or in close proximity to the Land within thirty (30) days of such taking.

Article 15. Notices.

Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease, such notice or demand shall be given or served in writing and sent to Landlord, and Tenant at the addresses set forth in Paragraphs (a) and (b) of the Summary, respectively. All such notices shall be sent by (i) certified or registered mail, return receipt requested, and shall be effective three (3) days after the date of mailing if so sent; (ii) Federal Express or similar overnight courier and shall be effective one (1) day after delivery to Federal Express or similar overnight courier; or (iii) personal service and shall be effective on the same day as such service. Any such address may be changed from time to time by either party serving notices to the other as provided above.

Article 16. Quiet Enjoyment.

Landlord warrants that it has the full right and authority to execute and perform pursuant to this Lease, to grant the estate demised herein, and that Tenant, upon payment of rent and performance of the covenants herein contained, shall peaceably and quietly have, hold and enjoy the Premises during the full Term of this Lease and any extensions hereof without interference by Landlord or any parties claiming by or through Landlord.

Article 17. Alterations and Trade Fixtures.

Following the Commencement Date, Tenant shall not make any alterations, improvements or additions (“Alterations”) to the Premises (a) which will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (b) which will adversely impact the structure of the Buildings or Parking Lot Area, or (c) which are visible from the exterior of the Premises, without Landlord’s prior written approval of the plans and specifications therefor, which approval Landlord shall not unreasonably withhold, condition or delay. Tenant may make any other interior, non-structural Alterations to the Buildings without Landlord’s consent and approval and in no event shall Landlord’s consent be required for cosmetic refurbishment of the Buildings by Tenant (including, but not limited to, re-carpeting, repainting or similar cosmetic Alterations) up to a maximum of two hundred thousand and no/100 dollars ($200,000.00). During or at the end of the Term of this Lease or any extensions thereof, Tenant shall have the right, but not the obligation, to remove said Alterations and Tenant’s trade fixtures, furniture and other equipment installed by Tenant, provided that, should Tenant elect to remove the same, Tenant shall repair any damage caused to the Premises by said removal. Provided further, notwithstanding the foregoing to the contrary or anything in this Lease, Tenant shall remove at its sole cost and expense, all telecommunications and data cabling in the Buildings as of the Termination Date in accordance with Article 20, hereof.

Article 18. Mechanics’ Liens.

Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant or any person or entity claiming through or under Tenant. Landlord will have the right at all reasonable times to post on the Buildings and record any notices of non-responsibility which it deems necessary for protection from such liens. If Tenant shall not, within thirty (30) days following Tenant’s receipt of notice of the imposition of any such lien, cause the same to be released of record by payment or posting of a bond, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as Landlord deems reasonably proper, including payment of the claim giving rise to such lien. All such reasonable sums paid and all reasonable expenses incurred by Landlord in connection therewith shall be due and payable to Landlord by Tenant within forty five (45) days of receipt of invoice, along with appropriate back-up documentation from Landlord. The notice and cure periods in this Article 18 shall supersede any notice and cure periods required under Article 10 so that the notice and cure periods under this Article 18 shall govern the rights, duties and obligations of the parties regarding liens arising from Tenant’s alterations or remodeling.

Article 19. Landlord’s Right of Entry.

Tenant agrees to permit Landlord, or its agents or representatives, to enter into and upon any part of the Buildings during reasonable business hours following Tenant’s receipt of at least twenty-four (24) hour prior written notice (except for an emergency, in which event only such notice as is reasonably practical under the circumstances shall be required) for the purpose of inspecting or cleaning the same, or making repairs, alterations or additions thereto which Landlord is obligated to make or which Tenant requests Landlord to make, or exhibiting the Buildings to prospective tenants or purchasers; provided, however, that Landlord’s right to enter the Buildings to show them to prospective tenants shall be limited to the last Lease year of the Lease Term. In no event shall Landlord’s access onto the Buildings unreasonably interfere with Tenant’s use of the Buildings and in any event Landlord shall use its reasonable efforts to minimize any interference with Tenant’s business. Provided Landlord uses its reasonable efforts to minimize its efforts to not interfere with Tenant’s business, Tenant shall not be entitled to any offset or abatement of rent as a result of Landlord’s access onto the Buildings. Provided further, notwithstanding the foregoing or anything in this Lease to the contrary, except in the event of an emergency, pursuant to statutes and regulations relating to the protection, security and confidentiality of non-public information and records, unauthorized access to the Premises or access to the Premises absent Tenant or Tenant’s representative shall not be permitted (15 USCS §6801 et seq.).

Article 20. Surrender of Premises.

Upon the expiration or termination of this Lease, Tenant shall, at Tenant’s expense, (i) remove Tenant’s goods and effects and those of persons claiming under Tenant, and (ii) quit and deliver up the Property peaceably and quietly and in as good order and condition as the same were in on the date the Term of this Lease commenced or were thereafter placed by either Landlord or Tenant, including, but not limited to, the Landlord Improvements constructed by Landlord pursuant to Article 3 hereof, and Alterations made in accordance with Article 17 hereof which Tenant elects not to remove, reasonable wear and tear, damage by fire or other casualty, acts of God and the elements excepted. However, notwithstanding the foregoing, Tenant shall not remove any of the initial Tenant Improvements to the extent same are permanently affixed to the Buildings or Property or were paid for by Landlord as part of the Allowance and Tenant shall not be obligated to remove any Alterations made to the Buildings unless such Alterations are not typical office improvements and at the time of granting its consent to such Alterations Landlord advised Tenant that such items will have to be removed at the expiration of the Term. Notwithstanding the foregoing or anything in this Lease to the contrary, Tenant, at Tenant’s cost and expense shall remove all telecommunication and computer networking cabling within the Premises. Further, no personal property of Tenant or removable property which was not paid for by Landlord as part of the Allowance shall become the property of Landlord at the expiration of the Term unless Landlord shall notify Tenant in writing that Tenant has left such property behind, or Tenant fails to remove such property within ten (10) days time after receipt of such notice and Landlord complies with all applicable laws regarding the storage, disposal, sale or retention of tenant’s property.

Article 21. Holding Over.

Holding over shall not be permitted after the expiration of the Term or any extension thereof without the express prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion. Any hold over tenancy shall be deemed a month-to-month tenancy upon the terms and conditions herein specified, but at a minimum base monthly rental equal to one hundred fifty percent (150%) of the Monthly Base Rent paid for the last month of the Term (or any extension thereof) of the Lease in addition to all other obligations for repair, restoration, maintenance, operating expenses and Additional Rent due under this Lease. In the event Tenant remains in possession of the Premises or any portion thereof after the expiration of the Term or any extension thereof without the prior written consent of Landlord, Tenant’s occupancy shall be deemed a month-to-month tenancy upon the terms and conditions herein specified, but at a minimum base monthly rental equal to two hundred percent (200%) of the Monthly Base Rent paid for the last month of the Term (or any extension thereof) of the Lease in addition to all other obligations for repair, restoration, maintenance, operating expenses, reasonable costs and damages as Additional Rent due under this Lease.

Article 22. Subordination, Non-Disturbance and Attornment.

Provided, and only to the extent, Tenant receives from all Mortgagees, if any, to which this Lease is to be subordinated a Subordination, Non-Disturbance and Attornment Agreement, (an “SNDA”) in form and content as described in subparagraph (a) below, this Lease shall be, and at all times remain, subject to and subordinate to a First Deed of Trust, a lien imposed by the Mortgagee and all advances made under the First Deed of Trust or Mortgage; and further, the parties mutually agree that if the Lease has not been terminated on account of

Tenant’s default, so long as Tenant is not otherwise in default under the Lease, Tenant’s quiet enjoyment of the Property shall not be disturbed during the Term of the Lease or any extension or renewal thereof

(a) Subordination. If at any time during the Term of this Lease Landlord elects, in its sole discretion, to encumber or in anyway alienate the Property, the parties mutually agree that, at Landlord election, this Lease may be made subject to and subordinate to all ground or underlying leases and to all mortgages and deeds of trust which may hereafter affect the Property of which the Buildings forms a part (collectively, “Security Device”), provided that, as a condition to any subordination for Tenant’s benefit, the holder of any such Security Device shall agree by a duly executed and acknowledged, subordination, non-disturbance and attornment agreement reasonably satisfactory to Tenant (“SNDA”), that such holder recognizes and consents to this Lease, and that (i) this Lease and Tenant’s leasehold interest will not be extinguished or terminated nor will the possession or rights thereunder of Tenant be disturbed, affected, or impaired by the foreclosure of such Security Device arising out of any default thereunder or by delivery of a deed in lieu of foreclosure of such Security Device or otherwise or by termination of such ground lease or default by Landlord thereunder; (ii) Tenant shall not be named or joined as a party defendant or otherwise in any proceeding for the foreclosure of any such mortgage or to enforce any rights thereunder or any proceeding to enforce any rights under any such ground lease; (iii) all condemnation awards and payments and all proceeds of insurance paid or payable with respect to the Property shall be applied and used in the manner set forth in this Lease; and (iv) neither the mortgage nor any other security instrument executed in connection therewith nor any ground lease shall cover or be construed as subjecting in any manner to the lien thereof of any trade fixtures, business equipment, signs, or other personal property at any time supplied or installed by Tenant in or on the Property, regardless of the manner or mode of attachment thereof to the Property. If, within twenty (20) days after execution of this Lease, Landlord shall fail to deliver such a SNDA with respect to any Security Device in existence at the time this Lease is fully executed, Tenant shall, at any time before the delivery to Tenant of such SNDA so executed, have the right at its election, and without limiting its other rights, remedies or claims, to terminate this Lease by giving notice of such termination to Landlord specifying the effective date of termination. If Landlord fails to deliver a SNDA within twenty (20) days prior to the recordation of any future Security Device, then this Lease shall remain superior to such Security Device for all purposes. Tenant shall from time to time upon request from Landlord execute and deliver, within ten (10) days after request, at Tenant’s sole cost (for review by Tenant’s legal counsel), a SNDA as described herein to effectuate such subordination. Notwithstanding foregoing, Tenant agrees to use good faith efforts to negotiate a commercially reasonable SNDA with the holder of any Security Device, provided any such SNDA form shall contain the provisions described in (i) through (iv) above and is commercially reasonable and comparable to similar SNDA forms executed by comparable tenants for similar types of property. If, as of the date of execution of this Lease, there is any mortgage or ground lease affecting the whole or any part of the Property, Landlord shall deliver to Tenant a properly executed SNDA (with respect to any mortgage or ground lease), which shall be in the form required as set forth herein and must be reasonably acceptable to Tenant’s legal counsel and the holder of any such mortgage or the ground lessor under any such ground lease. Such SNDA shall consent to and recognize the provisions of this Lease as provided in subparagraphs (i) through (iv) above.

(b) Non-Disturbance and Attornment. In the event a Security Device does not encumber the Property upon execution of this Lease or as of the Commencement Date, the parties irrevocably agree that so long as the Lease has not been terminated on account of Tenant’s default that continued beyond applicable cure periods or as otherwise permitted under this Lease, neither Landlord or successor Landlord nor Mortgagee, if any, shall name or join Tenant as a defendant in any exercise of any rights and remedies arising upon the sale, encumbrance, alienation or other Landlord event. Further, if this Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title or other rights to Landlord’s Property: (a) Successor Landlord shall not terminate or disturb Tenant’s possession and quiet enjoyment of the Property under the Lease, except in accordance with the terms and conditions of the Lease; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease except as set forth in any SNDA executed by Tenant; (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by the Lease; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms between Successor Landlord and Tenant.

Article 23. Estoppel Certificates.

Each party agrees, from time to time, upon not less than thirty (30) days prior written request by the other party, to deliver to such other party a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (b) the date to which the Monthly Base Rent and other charges have been paid, (c) the current Monthly Base Rent payable by Tenant, if applicable, (d) the date on which the Term commenced and ends, and the periods, if any, for such Tenant has options to extend the Term, (e) that, so far as the person making the certification knows, the other party is not in default under any provision of this Lease and, if such other party is in default, specifying each such default of which the person making the certification may have knowledge, and (f) including such other information as the requesting party may reasonably require.

Article 24. Rules and Regulations.

Tenant may at Tenant’s discretion and from time-to-time establish reasonable rules and regulations for the Property or Buildings provided if there is a conflict between any such rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

Article 25. Environmental Matters.

(a) Landlord’s Representations, Warranties and Covenants. Landlord represents, warrants and covenants to Tenant to be best of its knowledge that the Property will be free of Hazardous Substances (other than reasonable quantities typically associated with normal office activities) on the Commencement Date. Landlord represents, warrants and covenants to Tenant that the Property will be in compliance in all material respects with all Environmental Law (as defined below) on the Commencement Date of this Lease; however, Landlord does not make any representations, warranties or indemnities regarding such compliance of the Property after the Final Commencement Date, except that Landlord will not take any action or allow any agents, employees or contractors of Landlord to take any action to cause this Property not to comply with any Environmental Law. Not later than the Final Commencement Date, Landlord shall, at Landlord’s sole expense, remove from the Buildings any existing Hazardous Substances (including, but not limited to, asbestos-containing materials), provided Landlord may abate, enclose or otherwise encapsulate asbestos-containing materials in accordance with applicable Environmental Law within limited areas of the Buildings as disclosed to Tenant in Landlord’s Environmental Reports and Asbestos Operations and Maintenance Program materials for the Buildings which have been provided to Tenant prior to the execution of this Lease by the parties. Landlord shall indemnify, protect and hold harmless Tenant from and against any and all claims, demands, liabilities, actions, suits, proceedings, judgments, losses, damages, fines, penalties, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees) arising from a breach of any representation or warranty of Landlord set forth in this paragraph or from any presence, use, generation, storage, disposal, discharge or release of Hazardous Substances in, on, under or about the Property which occurs from or after the Final Commencement Date and is not caused by Tenant, its agents of employees; however, such indemnity shall exclude punitive or consequential damages such as lost profits or lost business opportunities. The foregoing indemnification obligation shall survive the expiration or earlier termination of this Lease.

(b) Tenant’s Covenants. Except for ordinary use and storage of office equipment and supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink and cleaning solvents, for use in the manner for which they were designed, and in such amounts as may be normal for the office business operations conducted by Tenant at the Property, and except for the installation of one or two underground diesel fuel storage tank(s) (the “Tanks”) which Tenant requires as necessary to power Tenant’s emergency generator, Tenant will not permit to occur any release, generation, manufacture, storage, treatment, transportation, or disposal of Hazardous Substances on, in, under, or from the Property. Tenant shall comply with all Environmental Laws applicable to its use and occupancy of the Property including, without limitation, with respect to the Tank(s) and will, prior to surrendering the Property to Landlord, remove the Tank(s) and all related equipment, test the adjacent soils for contamination in conjunction with such removal in accordance with applicable Environmental Law and restore the Property to the condition required under applicable Environmental

Law. Tenant shall indemnify, protect and hold harmless Landlord from and against any and all claims, demands, liabilities, actions, suits, proceedings, judgments, losses, damages (including punitive damages), fines, penalties, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees) arising from (i) the presence, use, generation, storage, disposal, discharge or release of Hazardous Substances in, on, under or about the Property which occurs from or after the Commencement Date and is caused by Tenant, its agents or employees; (ii) any violation or alleged violation of any Environmental Law caused by Tenant including any required removal of Hazardous Substances which arise as a result of Tenant’s negligence, remodeling or use of the Property; or (iii) the existence of the Tanks and by Hazardous Substances therein regardless of the cause. The foregoing indemnification obligation shall survive the expiration or earlier termination of this Lease.

(c) Definitions. For purposes of this Lease the term “Environmental Law” shall mean and refer to all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, and similar items, relating to the protection of human health or the environment, including, without limitation those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of “Hazardous Substances” and the term “Hazardous Substances” shall mean and refer to any chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, (a) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or (b) which is or becomes defined as a “hazardous waste” or “hazardous substance” under any federal, state or local statute, regulation or ordinance or amendments thereto; or (c) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the Property or the health or safety of persons on or about the Property; or (d) without limitation, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and urea formaldehyde foam insulation.

(d) Conflicting Terms. Landlord and Tenant hereby agree that (i) the terms and conditions of this Article 25 shall exclusively govern Landlord and Tenant’s obligations with respect to environmental matters, and (ii) in the event of a conflict between the terms and conditions of this Article 25 and any of the other terms and conditions of this Lease, the terms and conditions of this Article 25 shall prevail.

Article 26. Limitation of Landlord’s Liability.

Notwithstanding anything to the contrary contained in this Lease, the Liability of Landlord (and of any successor Landlord) to Tenant shall be limited to the interest of Landlord in the Property. Tenant shall look solely to the Landlord’s interest in the Property for the recovery of any judgment or award against Landlord. Neither Landlord nor any Landlord related party shall be personally liable for any judgment deficiency. Before filing suit for any alleged default by Landlord, Tenant shall give Landlord and the mortgagee(s) (defined in Article 10, above) whom Tenant has been notified hold mortgages (Defined in Article 22(a), above) on the Property, the Buildings or Premises, notice an reasonable time to cure the alleged default.

Article 27. Roof-Top Antenna.

During the Term of this Lease, or any extension thereof, Landlord consents to the installation, maintenance and removal by Tenant, at Tenant’s sole cost and expense, of an antenna, or satellite or communication system for use solely by Tenant for Tenant’s business operations at the Buildings (the “Communication System”) on the roof top or other mutually acceptable location, which location shall be properly screened from view and compliant with applicable property owners covenants, conditions and regulations (“CC&R’s”). Tenant will ensure that any such communication system, and each part of it, will be installed in accordance with local and building rules of construction and occupancy codes, shall not invalidate any warranty or service contract limitations and shall repair any and all damage to the Buildings (including but not limited to the roof of the

Buildings) caused as a result of Tenant’s installation. The Communication System is and shall remain the property of Tenant or Tenant’s assignee, transferee or sublessee, and Landlord and Tenant agree that the Communication System is not, and installation of the Communication System at the Buildings shall not cause the Communication System to become, a fixture pursuant to the Lease or by operation of law. Tenant shall be responsible for the repair and maintenance of the Communication System (except to the extent damage is caused by Landlord or its employees, agents or contractors) and area of the roof upon which the Communication System is mounted or any damage to the roof caused by the presence of such Communication System during the Term of the Lease, at its sole cost and expense, and upon the termination of this Lease shall remove said Communication System and repair damage to the roof of the Buildings caused as a result of such removal. Roof penetrations shall be performed by Tenant’s contractor at Tenant’s expense if required in order to preserve roof warranties. Tenant shall be responsible for the payment of any and all fees (including taxes) resulting from such Communication System being located on the roof of the Buildings. Landlord reserves the right to also install communication systems on the roof provided such systems do not interfere with the Communication System installed or to be installed by Tenant as provided herein. Landlord shall indemnify Tenant from any damage to Tenant’s Communications System caused by Landlord or its employees, agents or contractors.

Article 28. Miscellaneous.

(a) Time of Essence. Time is of the essence of the performance of both Landlord and Tenant of each provision of this Lease.

(b) Consent of Parties. Whenever consent or approval of either party is required, unless the words “sole” or “absolute” are used to describe consent or approval, such consent shall not be unreasonably withheld or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the other party’s reasonable expectations concerning the benefits to be enjoyed under the Lease.

(c) Authority. If either party is a corporation, partnership or other entity, each individual executing this Lease on behalf of such entity represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of such entity, and that this Lease is binding upon such entity in accordance with its terms.

(d) Successors. Except as otherwise provided in this Lease, this Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

(e) Real Estate Brokers; Finders. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except the broker(s) identified in Paragraph (t) of the Summary (the “Broker(s)”). Each party shall indemnify, protect and hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the party has or purportedly has dealt other than the Broker(s). Landlord shall pay any commissions and/or fees that are payable to the Broker(s) with respect to this Lease and shall indemnify, protect and hold harmless Tenant from the same.

(f) Exhibits. All exhibits referred to are attached to this Lease and incorporated by reference.

(g) Interpretation of Lease. This Lease shall be construed and interpreted in accordance with contract law principals of the laws of California, without giving effect to choice of law principles thereunder. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party.

(h) Integrated Agreement; Modification. This Lease contains all the agreements of the parties and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

(i) Severability. The unenforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal and all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

(j) Professional Fees and Costs. If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, reasonable professional fees and costs such as appraisers’, accountants’ and attorneys’ fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, or arbitration shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment or appeal. As used herein, attorneys’ fees and costs shall include, without limitation, reasonable attorneys’ fees, costs and expenses incurred in connection with any (i) post judgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; (v) bankruptcy litigation; and (vi) costs of appeal.

(k) Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(l) Recording. Tenant may record a short form memorandum of this Lease upon written notice to Landlord.

(m) Landlord’s Covenants. Landlord covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which Landlord is liable and that this Lease is made upon the condition of such performance.

(n) Late Charges. In the event Tenant does not pay any monthly rent, other obligation or sum due within ten (10) days of receipt of such due date, Tenant shall pay, in addition to each late payment, a late fee in the amount of sixteen thousand and no/100 ($16,000) (the “Late Fee”).

(o) Waiver. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any term, covenant or condition of the Lease shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of the original violation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of either Landlord or Tenant to insist upon the performance by the other party of its obligations in strict accordance with said terms. Any payment of rents or other sums hereunder by Tenant shall not be deemed a waiver of any preceding breach by Landlord of any term, covenant or condition of this Lease, regardless of Tenant’s knowledge of such preceding breach at the time of payment of such rent or other sums. Further, Tenant does not waive any claim against Landlord arising from any intentional misconduct or negligence by Landlord resulting in any loss to Tenant except to the extent that such loss is to property (rather than injury to persons) and Tenant is fully compensated for such loss by insurance proceeds.

(p) Landlord’s Lien Waiver. Landlord hereby waives any statutory or contractual lien and any rights of distress or distraint, with respect to Tenant’s personal property, furniture, fixtures and equipment and agrees to execute and deliver to Tenant upon request a lien waiver confirming Landlord’s waiver of such rights in a form acceptable to any Tenant lender requiring such waiver.

(q) Appraisal. If for any purposes of this Lease, the fair market rental value of the Premises needs to be determined and the parties shall be unable to agree between themselves as to such fair market rental value, such fair market rental value shall be determined in accordance with the provisions of this Article 28. As used herein, the “fair market rental value” shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity tenant would pay, and a willing, comparable landlord of a comparable quality office Buildings located in the vicinity of the Buildings would accept, at arm’s length (what Landlord is accepting in current transactions for the Buildings may be considered), for space of comparable size, quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, refurbishment allowance, operating expenses and allowance, parking charges, free rent, reduced rent, free parking, reduced parking, and any other lease concessions, if any, then being charged or granted by Landlord or the lessors of such similar office buildings. If the parties are not able to agree on the fair market rental value for the Premises within thirty (30) days after the date Landlord submits to Tenant a written proposal of such fair market value (the “Outside Agreement Date”), the fair market rental value for the Premises to be determined by appraisal as follows:

(i) Landlord and Tenant will each appoint one (1) independent appraiser who by profession must be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including office) properties located in the vicinity of the Buildings. The determination of the appraisers will be limited solely to the issue of whether Landlord’s or Tenant’s submitted fair market rental value for the leased area at issue is the closest to the actual fair market rental value for such area as determined by the appraisers, taking into account the requirements specified above. Each such appraiser will be appointed within fifteen (15) days after the Outside Agreement Date.

(ii) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

(iii) The three (3) appraisers will within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties will use Landlord’s or Tenant’s submitted fair market rental value, and will notify Landlord and Tenant thereof.

(iv) The decision of the majority of the three (3) appraisers will be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Subparagraph (i) hereinabove, the appraiser appointed by one of them will, within thirty (30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser, reach a decision based upon the procedures set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted fair market rental rate) and notify Landlord and Tenant thereof, and such appraiser’s decision will be binding upon Landlord and Tenant.

(v) If the two (2) appraisers fail to agree upon and timely appoint a third appraiser, both appraisers will be dismissed and the matter to be decided will be forthwith submitted to arbitration under the provisions of the American Arbitration Association based upon the procedures set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted fair market rental value).

(vi) The cost of appraisal (and, if necessary, arbitration) will be shared by Landlord and Tenant equally.

(r) Arbitration. In the event of any dispute between Landlord and Tenant other than with respect to any alleged monetary default by Tenant in the payment of Monthly Minimum Rent, Real Estate Taxes or Insurance, such dispute shall be resolved through binding arbitration pursuant to a commercial arbitration panel of the American Arbitration Association with commercial real estate leasing and accounting expertise. Any such arbitration shall be held and conducted, within thirty (30) days after the selection of an arbitrator. The provisions of the Commercial Arbitration Rules of the American Arbitration Association shall apply and govern such arbitration, subject, however, to the following:

(a) Any demand for arbitration shall be in writing and must be made and served within a reasonable time after the claim, dispute or other matter in questions has arisen and in no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute, or other matter would be barred by the applicable statute of limitations.

(b) All proceedings involving the parties shall be reported by a certified shorthand court reporter and written transcripts of the proceedings shall be prepared and made available to the parties. A party can require the arbitrator to make specific rulings on specific items or questions of fact. The arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions. Final decision by the arbitrator must be provided to the parties within thirty (30) days from the date on which the matter is submitted to the arbitrator.

(c) The prevailing party (as defined below) shall be awarded reasonable attorneys’ fees, expert and nonexpert witness costs and expenses (including without limitation the fees and costs of the court reporter described in Subparagraph (b) above), and other costs and expenses incurred in connection with the arbitration, unless the arbitrator for good cause determines otherwise. As used herein, the term “prevailing party” shall mean the party, if any, that the arbitrator determines is “clearly the prevailing party.” Costs and fees of the arbitrator shall be borne by the nonprevailing party, unless the arbitrator for good cause determines otherwise. If there is no prevailing party, the parties shall bear their own fees and costs and split the fees and costs of the arbitrator and court reporter.

(d) The award or decision of the arbitrator, which may include equitable relief, shall be final and judgment may be entered on it in accordance with applicable law in any court having jurisdiction over the matter. The provisions of this Section are not intended to alter the applicable provisions of law which provide the grounds on which a court may vacate an arbitration award.

(e) The venue for any such arbitration shall be San Diego, California.

Article 29. Delivery of Lease.

Within ten (10) days after Tenant delivers to Landlord triplicate originals of this Lease duly executed by Tenant, Landlord shall deliver to Tenant one (1) fully executed originals of this Lease accompanied by any SNDA agreements to be delivered in accordance with Article 22, if applicable, duly executed and acknowledged by and on behalf of each mortgagee/beneficiary of deed of trust and ground lessor referred to in Article 22 hereof, and if requested by Tenant, a Memorandum of Lease in form reasonably acceptable to Tenant duly executed and acknowledged by and on behalf of Landlord (said executed Lease and Memorandum of Lease are together hereinafter referred to as the “Lease and Related Documents”).

Article 30. Termination of Existing Lease: Provided the Tenant under the Existing Lease is not in default at the time of the execution of the Lease, the Existing Lease shall terminate concurrently with and on the date the Lease is fully exercised by the parties hereto and shall be void and of no further force or effect and neither Landlord or Tenant shall have any further obligations thereunder.

Article 31. Financial Statements.

Tenant shall, no less than once annually, and upon written notice from Landlord, provide Landlord with a copy of its most recent audited financial statements in accordance with generally accepted accounting principals, consistently applied and which shall have been filed with the Securities and Exchange Commission, or other regulatory agency following the end of each calendar Lease Year. Provided further, if Tenant shall cease to be a publicly traded company on the New York Stock Exchange, NASDAQ or other public trading forum, Tenant shall, within 90 days following the closure of its fiscal accounting year provide Landlord with a copy of its most recent audited financial statements in accordance with generally accepted accounting principals, consistently applied. Landlord, or any of its mortgagees, may in the normal course of business, request of Tenant, in writing, additional copies of any then current financial information. Landlord, its mortgagees and financial institutions to which such financial information is requested, shall exercise reasonable commercial control over the non-disclosure of non-public information.

Article	32. Force Majeure Delays. Intentionally Omitted.

Article	33. Notice of Delay. Intentionally Omitted.

Article	34. Storage Space. Intentionally Omitted.

IN WITNESS WHEREOF, the respective parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year set forth in Article 1 hereof.

“LANDLORD”		“TENANT”

FIRST AMERICAN TITLE INSURANCE COMPANY, a California Corporation		FIRST ADVANTAGE CORPORATION, a Delaware Corporation

By:		By:
	Name: Gary L. Kermott		Name:
	Its: President		Its:
	Date:		Date:
By:		By:
	Name: Parker S. Kennedy		Name:
	Its: Chairman of the Board		Its:
	Date:		Date:

EXHIBIT A

REAL PROPERTY DESCRIPTION

Landlord represents and the parties agree the Buildings contain one hundred fifty three thousand two hundred sixty two (153,262) rentable square feet with the street addresses of 12385 and 12395 First American Way, Poway, California (collectively the “Buildings”).

(a) Parking Lot Area and Structure: That certain Parking Lot Area and Structure (the “Parking Lot Area”), located on the Land.

(b) Property: Collectively, the Land, Buildings and Parking Structure, together with all other improvements now or hereinafter situated on the Land—intended and identified herein as Assessors Parcel Numbers (“APN”) as follows: APN 889-544-50-68, Parcel 2; APN 889-544-50-88, Parcel 3 and APN 889-544-50-08, Parcel 4.

EXHIBIT B

PREMISES

[This Exhibit should consist of a diagram of the Buildings (or one floor of a multi-story Building) with the Premises clearly outlined and cross-hatched.]

Diagram appears on the following page

EXHIBIT C

COMMENCEMENT DATE AGREEMENT

WHEREAS, First American Title Insurance Company, a California corporation (“Landlord”), and First Advantage Corporation, a Delaware corporation (“Tenant”), entered into that certain Lease dated                     , 2005, (the “Lease”);

WHEREAS, Landlord delivered possession of the Property pursuant to the Commencement Date scheduled in the Lease;

WHEREAS, Landlord and Tenant desire to confirm the date the Lease commences, the date the Lease expires, the dates Monthly Base Rent is due during the Term of the Lease.

NOW THEREFORE, Landlord and Tenant hereby agree as follows:

1. For all purposes of this Commencement Date Agreement, all terms used herein that are defined in the Lease shall have the same meanings ascribed to them in the Lease.

2. The Commencement Date of the Term of the Lease commenced on the first day of                      2005, and, unless sooner terminated, extended or renewed as provided in the Lease, shall expire on the last day of                      2010 at 11:55 o’clock p.m.

3. Tenant has accepted the “AS-IS, “WHERE AS” condition of the Premises and has assumed possession of the Property together with any and all improvements, additions and alterations presently in place and the Landlord shall be obligated to complete work in accordance with the Lease, subject only to punch-list items and latent defects.

4. The first monthly installment of the Monthly Base shall be due and payable on the first (1st) day of each month commencing on                     , 2005 through and including the last day of                      2010. Accordingly, the Monthly Base Rent shall be due and payable in the following amounts in accordance within the Lease through the following dates:

Lease Years	Monthly Base Rent	Annual Rent	Rental Rate
1-5	$168,588.20	$2,023,058.40	($13.20/RSF/yr.)

5. Landlord and Tenant acknowledge and agree that the rentable square feet of the Buildings as collectively represented and agreed by the parties is 153,262 square feet.

6. The Landlord and Tenant hereby ratify and affirm the Lease and agree the Lease remains in full force and effect in accordance with its term, provided, however, to the extent of any conflict between the Lease and this Commencement Date Agreement, this Commencement Date Agreement shall control.

[Signatures intentionally appear on the following page.]

IN WITNESS WHEREOF, the respective parties hereto have executed this Commencement Date Agreement or caused this Commencement Date Agreement to be executed by their duly authorized representatives on the day and date first set forth above.

“LANDLORD”		“TENANT”

FIRST AMERICAN TITLE INSURANCE COMPANY, a California Corporation		FIRST ADVANTAGE CORPORATION, a Delaware Corporation

By:		By:
	Name: Gary L. Kermott		Name:
	Its: President		Its:
	Date:		Date:
By:		By:
	Name: Parker S. Kennedy		Name:
	Its: Chairman of the Board		Its:
	Date:		Date:

EXHIBIT D

WIRE TRANSFER INSTRUCTIONS

This Exhibit is attached and made a part of the Lease dated as of the                      day of                     , 2005, by and between First American Title Insurance Company, a California Corporation (“Landlord”) and First Advantage Corporation a Delaware Corporation (“Tenant”) for the Property located at 12385 First American Way, Poway, California:

Bank Name:

Bank City and State:

Bank ABA Number:

Bank Contact:

Beneficiary:

Account Name:

Account Number:

Reference:	[ month ] Monthly Rent and Additional Rent
(please include this to insure the funds are applied properly)

EXHIBIT E

CLEANING SPECIFICATIONS

A. OFFICE AREAS

Daily:	All cleaning in Premises (except washing outside of windows) will be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding national holidays.

l.	Empty and clean all waste receptacles and ash trays; remove waste materials from the Premises; wash receptacles as necessary.

2.	Damp-mop all spillage in uncarpeted areas.

3.	Vacuum all rugs and carpet areas in offices, lobbies and corridors.

4.	Hand-dust all office furniture, fixtures, telephone and all other horizontal surfaces (but only the extent surfaces are cleared of all materials such as papers, documents and files).

5.	Sweep all private stairways, vacuum if carpeted.

6.	Police all stairwells and sidewalks throughout the entire Project and keep in clean condition.

7.	Spot-clean carpeting as required.

8.	Spot-clean spill marks on resilient floor tile.

9.	Spot-clean all wall marks.

10.	Secure all lights.

11.	Remove fingerprints, dirt smudges, etc.

12.	Clean drinking fountains.

13.	Wipe bright work.

14.	It is understood that Landlord shall have no obligation (a) to wash or otherwise clean dishes, glasses and other utensils used for preparing food or beverages or (b) to remove or store such dishes, glasses and other utensils in order to clean any area, fixture or surface of the Premises.

15.	Wash and clean all water coolers nightly.

Weekly:

l.	Hand dust all door louvers and other ventilating louvers.

2.	Dust and/or wash all lobby walls, directory boards and display glass weekly; remove fingerprints and smudges nightly.

3.	Wipe clean and polish all metal and bright work.

4.	Damp-mop and polish as required all resilient flooring in the Premises and public corridors and elevator lobbies; more often if necessary.

5.	Wash, clean and polish all water coolers and fountains.

6.	Dust in place all picture frames, charts, graphs, and similar wall hangings.

7.	Spot-clean all wall marks.

8.	Clean glass around entrance doors.

9.	Clean chair mats.

Monthly:

l.	Wash and polish all resilient floors.

2.	Dust all paneled walls and doors and other similar surfaces not reached in nightly or weekly cleaning.

3.	Vacuum all ventilating and air-conditioning louvers, high moldings, and other areas not reached in nightly or weekly cleaning.

4.	Remove all finger marks and smudges from doors, door frames, around light switches, private entrance glass and partitions.

Quarterly:

l.	Dust exterior of lighting fixtures.

2.	Dust all window louvers or blinds.

3.	Damp-mop building stairwells.

4.	Floors re-waxed and old wax removed as necessary, but not less than quarterly.

B. LAVATORIES

Daily:	All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday and excluding national holidays.

l.	Clean and damp-mop floors.

2.	Wash and polish all mirrors, bright work and enameled surfaces, shelves, dispensers and other washroom fixtures.

3.	Wash and sanitize with a disinfectant all basins, bowls and urinals using non-abrasive cleaners to remove stains and nightly clean underside of rims of urinals and bowls.

4.	Wash and sanitize (both sides of seat) with a disinfectant for toilet seats.

5.	Dust, clean and wash where necessary, all partitions, tile walls and all dispensers and receptacles using a disinfectant when necessary.

6.	Empty and sanitize all receptacles and sanitary disposals.

7.	Provide materials and fill tissue-holders, towel, sanitary napkins and soap dispensers.

8.	Clean flush meters, piping, toilet seat hinges and other metal work nightly.

9.	At lease once during the day, but not more than twice, check and supply men’s and ladies’ washroom for toilet tissue replacement, paper towel replacement, soap replacement and sanitary napkin replacement.

Weekly:

l.	Machine-scrub lavatory floors, apply floor finishing where applicable.

2.	Wash and polish all partitions, tile walls and enamel surfaces.

Quarterly:

l.	Wash windows.

2.	Vacuum all louvers, ventilating grilles and dust light fixtures.

C. MISCELLANEOUS SERVICES

l.	Maintain building lobby, corridors, elevators, loading dock and receiving areas, and other public areas in a clean and orderly condition.

2.	Covered in no. 9 above.

3.	Damp-mop spillage in office and public areas as required.

4.	Hose-off loading dock and freight handling areas on a monthly basis.

5.	During inclement weather, Landlord will place floor mats at the entrances to Buildings and will clean mats as necessary.

D. GLASS CLEANING

l.	The interior and exterior of windows will be washed quarterly, except when rendered impracticable by inclement weather, but not less than three times per year.

E. MAIN FLOOR AND ELEVATOR LOBBIES

Nightly:	All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding national holidays.

l.	Wash and clean all swinging and revolving glass doors, frames and hardware.

2.	Clean and polish lobby console, including glass directories and exterior glass at ground floor as needed, but not less than monthly.

3.	Clean and polish all chrome bright work including kick plates, base, partition top hand rails, waste paper receptacles, planters, elevator call button plates, hose cabinets, mail chutes and service elevator lobby and escalator housings, landings, aluminum and brass elevator tracks and visible hardware.

4.	Clean all interior architectural aluminum and brass finishes.

5.	Clean all painted, vinyl and granite wall surfaces, as required.

6.	Clean all door thresholds of dirt and debris, as required.

7.	Spot clean, sweep and damp-mop all granite, brick paver and seal as required.

8.	Clean and dust counter tops, work table, directory board glass and ledges.

9.	Empty, clean and sanitize as required all waste paper baskets and refuse receptacles.

F. SERVICE OFFICES (ENGINEERING, SECURITY, CLEANING); STORE ROOMS; SERVICE CORRIDORS; ROOF; AND SERVICE SINK CLOSETS

Nightly:	All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding national holidays.

l.	Remove trash from all of the above areas.

2.	Maintain an orderly arrangement of all janitorial supplies and paper

3.	Maintain in a clean and orderly arrangement all equipment stored in these areas, such as mops, buckets, brooms, vacuum cleaners, scrubbers, etc.

4.	Clean and disinfect service sinks, as required.

5.	Sweep and damp-mop service sink closet floors. Deodorize and disinfect as required.

6.	Sweep store room floors.

7.	Police roof as required.

Weekly:

1.	Damp-mop all composition floors in store room. Deodorize and disinfect as required.

G. PASSENGER ELEVATORS

Nightly:	All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding national holidays.

1.	Clean all walls inside of cabs including base.

2.	Clean interior surface of cab walls and doors.

3.	Clean outside surfaces of all elevator doors and frames.

4.	Spot clean elevator cab floor carpeting.

5.	Vacuum all cab floor carpeting thoroughly. Edge all carpeting thoroughly.

Weekly:

1.	Damp wipe clean entire cab ceiling.

2.	Shampoos and hot water extract with neutralizing rinse all elevator cab floor carpets, as required.

H. SERVICE ELEVATORS

Nightly:	All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding national holidays.

1.	Spot clean all surfaces of the interior of all cabs and all exterior doors and frames.

2.	Clean dirt and debris from grooves in both cab and landing door tracks.

3.	Sweep and scrub as required flooring of all cabs.

Weekly:

1.	Thoroughly clean all interior and exterior surfaces of cab walls, doors and frames.

2.	Machine scrub and refinish where applicable.

3.	Clean floor landing tracks.

I. LOADING AREA, TRASH AREA AND SERVICE ENTRANCE SPECIFICATIONS

Nightly:	All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding national holidays:

1.	Place all miscellaneous trash and debris, except construction materials, in the Building’s trash receptacles, compactors or balers.

2.	Stack all trash in designated area (compactor or bin).

3.	Sweep entire area.

4.	Hose down or mop trash area and disinfect as required.

Weekly:

1.	Hose down loading dock area and service entrance area. Deodorize and disinfect area as required.

Quarterly:

1.	Perform high dusting and/or wash down services for all high reach projections, ducts, pipes, ledges, etc. in loading area and service entrance area.

J. EXTERIOR STRUCTURE AND GROUNDS SERVICES

Nightly:	All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding national holidays.

1.	Police entire perimeter of project.

2.	Spot sweep accumulations of dirt, papers and leaves in all corner areas where wind tends to cause a collection of this debris.

Weekly:

1.	Hose down entire perimeter of project.

The janitorial and cleaning services shall be comparable to the janitorial and cleaning services of the Comparable Buildings with respect to the level of quality and the manner in which such services are performed. This cleaning specification may be reasonably changed or altered by Landlord from time to time to facilitate conformity with the latest methods of maintenance and cleaning technology generally recognized as acceptable for the Comparable Buildings, subject to Tenant’s approval with respect to the conformity of such changes or alterations with the latest methods of maintenance and cleaning technology generally recognized as acceptable for the Comparable Buildings, which approval shall not be unreasonably withheld or delayed. Landlord reserves the right to reasonably alter the level of such services from time to time as determined by Landlord to be appropriate for a first-class office building, subject to Tenant’s approval, which shall not be unreasonably withheld or delayed. However, in no event will the level or quality of service be diminished by such changes. In the event Tenant requires a higher level of service beyond that which was required to be provided or was actually provided on the Commencement Date, pursuant to this Lease to suit its particular needs, the cost of such additional service shall be borne by Tenant.

K. GENERAL PROVISIONS

All cleaning services shall be performed after Regular Business Hours except as otherwise specially requested by Tenant and except for exterior window washing.

Annex H

1585 Broadway
New York, NY 10036

May 23, 2005

Special Committee of the Board of Directors

First Advantage Corporation

One Progress Plaza

Suite 2400

St. Petersburg, FL 33701

Members of the Special Committee of the Board of Directors:

We understand that The First American Corporation (“Parent”), First American Real Estate Information Services, Inc. (“FAREISI”), First American Real Estate Solutions, LLC (“FARES”) and First Advantage Corporation, a subsidiary of Parent, (the “Buyer”) propose to enter into a Master Transfer Agreement substantially in the form of the draft dated May 20, 2005, and the related agreements substantially in the form of the drafts dated May 19, 2005 (collectively, the “Agreements”). The Agreements provide for, among other things, (1) the sale to the Buyer by Parent or FAREISI of all the issued and outstanding shares of capital stock of BarNone if such shares are acquired by Parent or FAREISI as provided for in the Agreements in exchange for shares of class B Common Stock, par value $0.001 per share (the “Buyer Class B Common Stock”), of the Buyer (the “Bar None Amount”), (2) the repayment by the Buyer of the $20MM promissory note held by Parent with 975,610 shares (the “Repayment Amount”) of Buyer Class B Common Stock and (3) the sale to the Buyer (a) by Parent of (i) all the issued and outstanding capital stock of North American CREDCO, Inc., First Canadian CREDCO, Inc., First American Credit Management Solutions, Inc., CMSI Credit Services, Inc., Teletrack, Inc. and Teletrack Canada, Inc.; (ii) all the membership interests of CreditReportPlus, LLC; and (iii) 4,071,618 shares of series A-2 preferred stock and 1,357,206 shares of series C-3 preferred stock of DealerTrack Holdings, Inc. (collectively, the “DealerTrack Preferred Stock”); (b) by FAREISI of all the issued and outstanding capital stock of First American Membership Services, Inc. and all the membership interests of CIG Investments, LLC; and (c) by FARES of certain securities, assets, properties and rights constituting FARES’ CREDCO Division, including all issued and outstanding capital stock of First American Credco of Puerto Rico, Inc. and by FARES of all of the shares of issued and outstanding capital stock of Experian RES but excluding a 50.1% membership interest in RELS, LLC (all of the foregoing transferred entities referred to in this sentence, collectively referred to as the “Transferred Companies”) in exchange for 27,804,878 shares of Buyer Class B Common Stock in the aggregate (together with the Repayment Amount and the Bar None Amount, the “Total Consideration”). The terms and conditions of the transaction are more fully set forth in the Agreements.

You have asked for our opinion as to whether the Total Consideration to be paid by the Buyer pursuant to the Agreements is fair from a financial point of view to the Buyer.

For purposes of the opinion set forth herein, we have:

i) reviewed certain publicly available financial information and other information of Parent and the Buyer;

ii) reviewed unaudited consolidated financial statements of Transferred Companies (the “Unaudited Financial Statements”) and certain other internal financial information and other financial and operating data concerning the Transferred Companies prepared by the management of the Transferred Companies;

iii) discussed the Unaudited Financial Statements and certain other matters with Parent’s auditors, PriceWaterhouseCoopers, LLC (“PWC”);

iv) reviewed certain financial projections prepared by the management of the Transferred Companies;

v) discussed the past and current operations and financial condition and the prospects of the Transferred Companies with senior executives of Parent, the Transferred Companies and the Buyer;

vi) reviewed certain internal financial statements and other financial operating data concerning the Buyer prepared by the management of the Buyer;

vii) reviewed the Buyer’s 2005 business plan;

viii) reviewed certain publicly available estimates of the future financial performance of the Buyer and discussed such estimates with management of the Buyer;

ix) reviewed legal due diligence reports on the Transferred Companies prepared by the Buyer;

x) discussed certain strategic, financial and operational benefits anticipated from the transaction with the management of the Buyer and the management of the Transferred Companies;

xi) discussed the strategic rationale for the transaction with senior executives of the Buyer;

xii) discussed the past and current operations and financial condition and the prospects of the Buyer with senior executives of the Buyer, and reviewed the pro forma impact of the transaction on the Buyer’s earnings per share and financial ratios;

xiii) reviewed the reported prices and trading activity for Parent common stock and the Buyer’s class A common stock;

xiv) compared the financial performance of the Transferred Companies with that of certain other publicly-traded companies comparable with the Transferred Companies and their securities;

xv) reviewed the Agreements and certain related documents; and

xvi) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Parent, the Transferred Companies, and the Buyer for the purposes of this opinion. With respect to the financial projections and the Buyer’s 2005 business plan, including information relating to certain strategic, financial and operational benefits anticipated from the transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the managements of the Transferred Companies and the Buyer. With your consent, we have assumed for purposes of our analysis that the Buyer may be required to make a DealerTrack Earnout (as defined in the Agreements) payment relating to the DealerTrack Preferred Stock to be transferred to the Buyer pursuant to this transaction and an earnout payment relating to BarNone as described in the Agreements, however, we express no opinion as to the likelihood that DealerTrack and BarNone will achieve any of the other milestones upon which the earnout payments are conditioned. We have also assumed for the purpose of our analysis and with your consent that BarNone is among the Transferred Companies that will be transferred to the Buyer pursuant to this transaction as of its closing and therefore, the Total Consideration includes the Buyer Class B Common Stock to be issued by the Buyer for the transfer of BarNone.

In addition, we have assumed that the transaction will be consummated in accordance with the terms set forth in the Agreements without any waiver, amendment or delay of any terms or conditions. We have also assumed that the terms and provisions of the Standstill Agreement, dated as of June 5, 2003, between Parent and the Buyer, will remain in full force and effect, without modification, after consummation of the transaction contemplated by the Agreements in accordance with their terms. Management of the Buyer has informed us, and we have also assumed, that the financial terms of the Services Agreement and the Outsourcing Agreement (each defined in the Agreements) relating to, among other things, the agreement with respect to RELS will be consistent with those reflected in the historic and projected financial information described above.

Because audited financial statements for the Transferred Companies on a consolidated basis are not currently available, for the purpose of our analysis, we have assumed that the Unaudited Financial Statements will not differ materially from audited consolidated financial statements of the Transferred Companies.

We are not legal, tax or regulatory experts and have relied upon, without independent verification, the assessment of the Buyer and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. We have not made any independent valuation or appraisal of the assets or liabilities of the Transferred Companies, nor have we been furnished with any such appraisals. We have also relied without independent investigation on the assessment by the executives of the Buyer regarding the strategic rationale for the acquisition of the Transferred Companies. We express no opinion as to the relative fairness of any portion of the Total Consideration with respect to any of the individual Transferred Companies or any of the assets to be transferred to the Buyer pursuant to the transaction. We also express no opinion as to the relative fairness of the allocation or structure of the DealerTrack Earnout payment or earnout payment associated with BarNone. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have been retained to provide a financial opinion to the Special Committee of the Board of Directors of the Buyer in connection with this transaction. As a result, we have not been involved in structuring, planning or negotiating the transaction. We will receive a fee for our services, which fee was payable at the time we advised the Special Committee of the Board of Directors that we were prepared to deliver our opinion as to the fairness or inadequacy of the Total Consideration.

In addition, Morgan Stanley & Co. Incorporated (“Morgan Stanley”) is a full service securities firm engaged in securities trading, investment management and brokerage services. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may effect transactions in any currency or commodity that may be involved in this transaction and may actively trade the debt and equity securities of Parent and the Buyer for its own accounts or its customers and accordingly, may at any time hold long or short positions in such securities.

It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Buyer and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing required to be made by the Buyer with the Securities and Exchange Commission with respect to the transaction if such inclusion is required by applicable law. We express no opinion or make any recommendation as to how holders of the Buyer’s class A common stock should vote at the shareholders’ meeting held in connection with the transaction. Additionally, we express no opinion as to (i) the likelihood that the Buyer’s class A common stock will trade at or above certain levels or the prices at which the Parent common stock and the Buyer’s class A common stock will actually trade at any time, or (ii) the future value of the Buyer Class B Common Stock. This opinion also does not address whether an initial public offering of DealerTrack common stock will be consummated at any time, the terms of such offering or the value of such stock or whether a market for such securities will exist.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Total Consideration to be paid by the Buyer pursuant to the Agreements is fair from a financial point of view to the Buyer.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ MAHMOUD MAMDANI
Mahmoud Mamdani
Managing Director

Annex I

CERTIFICATE OF AMENDMENT

TO THE

FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FIRST ADVANTAGE CORPORATION

First Advantage Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the First Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the First Amended and Restated Certificate of Incorporation of the Corporation be further amended by changing Article IV, Paragraph A thereof so that, as amended, said Paragraph A of Article IV shall be and read as follows:

A. This corporation is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock”, “Class B Common Stock”, and “Preferred Stock.” The total number of shares of all classes of stock that this corporation is authorized to issue is 151,000,000 shares, consisting of (1) 125,000,000 shares of Class A Common Stock, each having a par value of one-tenth of one cent ($.001); (2) 75,000,000 shares of Class B Common Stock, each having a par value of one-tenth of one cent ($.001); and (3) 1,000,000 shares of Preferred Stock, each having a par value of one-tenth of one cent ($.001). Except as otherwise expressly provided herein, all shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed as the                      day of                     , 2005.

FIRST ADVANTAGE CORPORATION

By
Name
Title

I-1

Annex J

FIRST ADVANTAGE CORPORATION

2003 Incentive Compensation Plan

Amended and restated as of August 4, 2005

FIRST ADVANTAGE CORPORATION

2003 INCENTIVE COMPENSATION PLAN

Amended and restated as of August 4, 2005

First Advantage Corporation, a Delaware corporation (the “Company”), has adopted the First Advantage Corporation 2003 Incentive Compensation Plan (the “Plan”), for the benefit of non-employee directors of the Company and officers, eligible employees and consultants of the Company and any Subsidiaries and Affiliates (as each term defined below), as follows:

ARTICLE I.

ESTABLISHMENT; PURPOSES; AND DURATION

1.1. Establishment of the Plan. The Company hereby establishes this incentive compensation plan to be known as the “First Advantage Corporation 2003 Incentive Compensation Plan”, as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards. The Plan was adopted by the Board of Directors (as defined below) on February 28, 2003 and approved by the sole stockholder of the Company by unanimous written consent February 28, 2003. The Plan shall become effective as of April 1, 2003 (the “Effective Date”). The Plan shall remain in effect as provided in Section 1.3.

1.2. Purposes of the Plan. The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, key employees and independent contractors of the Company and its eligible subsidiaries and affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and such subsidiaries and affiliates, in order to strengthen their commitment to the Company and such subsidiaries and affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, key employees and independent contractors with the interests of the stockholders of the Company. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards.

1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XV, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

ARTICLE II.

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1. “Affiliate” shall mean any entity other than the Company and its Subsidiaries that is designated by the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of any such entity or at least twenty percent (20%) of the ownership interest in such entity.

2.2. “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Cash-Based Awards.

2.3. “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted to such Participant under the Plan.

2.4. “Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

2.5. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6. “Cash-Based Award” means an Award granted to a Participant, as described in Article IX.

2.7. “Change of Control” means the occurrence of any of the following:

(a) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company) by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred pursuant to this Section 2.7(a), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(b) an acquisition in one transaction or a series of related transactions (other than directly from Parent or pursuant to equity-based awards granted under an incentive compensation plan or compensatory options or other similar awards granted by Parent) by any Person of any Voting Securities of Parent, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of Parent’s then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred pursuant to this Section 2.7(b), Voting Securities of Parent which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(c) the individuals who, immediately prior to the Effective Date, are members of the Board (the “Company Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of the Company Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Company Incumbent Board; provided further, however, that no individual shall be considered a member of the Company Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Company Proxy Contest”) including, without limitation, by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest; or

(d) the individuals who, immediately prior to the Effective Date, are members of the board of directors of Parent (the “Parent Incumbent Board”), cease for any reason to constitute at least a majority of the members of the board of directors of Parent; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of Parent Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of Parent Incumbent Board; provided further, however, that no individual shall be considered a member of Parent Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of Parent (a “Parent Proxy Contest”) including, without limitation, by reason of any agreement intended to avoid or settle any Election Contest or Parent Proxy Contest; or

(e) the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:

(i) the stockholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Company Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

(ii) the individuals who were members of the Company Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation, and

(iii) no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company Surviving Corporation’s then outstanding Voting Securities; or

(f) the consummation of any merger, consolidation, recapitalization or reorganization involving Parent unless:

(i) the stockholders of Parent, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Parent Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of Parent immediately before such merger, consolidation, recapitalization or reorganization; and

(ii) the individuals who were members of Parent Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of Parent Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the Voting Securities of Parent Surviving Corporation, and

(iii) no Person, other than (A) Parent, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by Parent, Parent Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities of Parent, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of Parent Surviving Corporation’s then outstanding voting securities.

(a transaction described in clauses (e)(i) through (e)(iii) above and clauses (f)(i) through (f)(iii) above is referred to herein as a “Non-Control Transaction”); or

(g) any approval of any plan or proposal for the liquidation or dissolution of the Company or Parent; or

(h) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer to a Related Entity, (B) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets or (C) a transfer or distribution to any Person that, together with its Affiliates, has Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date); or

(i) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of Parent to any Person (other than (A) a transfer to a Related Entity, (B) the distribution to Parent’s stockholders of the stock of a Related Entity or any other assets or (C) a transfer or distribution to any Person that, together with its Affiliates, has Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of Parent on the Effective Date).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Company or Parent, as applicable, as a result of the acquisition of Voting Securities of the Company or Parent, as applicable, by the Company or Parent, as applicable, which, by reducing the number of Voting Securities of the Company or Parent, as applicable, then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company or Parent, as applicable, and (1) before such share acquisition by the Company or Parent, as applicable, the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company or Parent, as applicable, in a related transaction or (2) after such share acquisition by the Company or Parent, as applicable, the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company or Parent, as applicable, which in either case increases the percentage of the then outstanding Voting Securities of the Company or Parent, as applicable, Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur. Solely for purposes of this Section 2.7, (1) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person and (2) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Relative (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. None of the Company, Parent or any Person controlled by the Company or Parent shall be deemed to be an Affiliate of any holder of common stock of the Company or Parent.

2.8. “Cause” shall mean any acts of dishonesty, disloyalty, or acts substantially detrimental to the welfare of the Company or any Affiliate or Subsidiary, as determined by the Committee.

2.9. “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.10. “Committee” means the Compensation Committee of the Board of Directors, or such other committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

2.11. “Company Incumbent Board” shall have the meaning provided in Section 2.7(c).

2.12. “Company Surviving Corporation” has the meaning provided in Section 2.7(e)(i).

2.13. “Consultant” means an independent contractor who performs services for the Company or a Subsidiary or Affiliate in a capacity other than as an Employee or director.

2.14. “Covered Employee” means a Participant who, as of the date of vesting, exercise and/or payment of an Award, as applicable, is one of the group of “covered employees,” as defined in Section 162(m) of the Code, or any successor statute, and the regulations promulgated thereunder.

2.15. “Disability” means the inability, due to illness or injury, to engage in any gainful occupation to which the individual is suited by education, training or experience, which condition continues for at least six (6) months; provided, however, that, for purposes of ISOs, “Disability” shall mean “permanent and total disability” as set forth in Section 22(e)(3) of the Code.

2.16. “Disqualified Disposition” has the meaning provided in Section 14.3.

2.17. “Disqualifying Disposition” has the meaning provided in Section 14.3.

2.18. “Effective Date” shall have the meaning ascribed to such term in Section 1.1.

2.19. “Employee” means any officer or other employee of the Company, a Subsidiary and/or an Affiliate. Directors of the Company who are employed by the Company or a Subsidiary or Affiliate shall be considered Employees under the Plan.

2.20. “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.21. “Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion by such reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of a given date; provided, however, that for purposes of Section 6.3 and 6.11(c), such fair market value shall be determined subject to Section 422(c)(7) of the Code; provided further, however, that (a) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported, (b) if the Shares are admitted to quotation on the Nasdaq National Market or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or, if no sale is reported on such date, on the last day preceding such date on which a sale was reported, or (c) if the Shares are admitted to quotation on the Nasdaq National Market and have not been designated as a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date or, if no bid and ask prices are made on such date, the last date on which bid and ask prices are made.

2.22. “Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.

2.23. “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article VII.

2.24. “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.25. “Insider” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.26. “Non-Control Acquisition” shall mean an acquisition (whether by merger, stock purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company, (ii) Parent or (iii) any corporation or other Person of which a majority of its voting power or its Voting Securities or equity interest is owned, directly or indirectly, by the Company or Parent (a “Related Entity”); (b) the Company, Parent or any Related Entity; (c) any Person in connection with a Non-Control Transaction; (d) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date or (e) any transfer of any share of the Company’s common stock that is effected as part of a distribution by Parent of shares of the Company’s common stock to Parent’s shareholders under Section 355(a) of the Internal Revenue Code of 1986, as amended, and any subsequent transfer of such shares.

2.27. “Non-Control Transaction” shall have the meaning provided in Section 2.7(f).

2.28. “Non-Employee Director” means a member of the Board who is not also an employee or consultant of the Company, a Subsidiary or an Affiliate.

2.29. “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Section 422 of the Code.

2.30. “Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI.

2.31. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.32. “Parent” means, as of any date of determination, any Person who owns, together with its Affiliates, Beneficial Ownership of eighty percent (80%) or more of the combined voting power of the Company’s Voting Securities outstanding on such date.

2.33. “Parent Incumbent Board” shall have the meaning provided in Section 2.7(d).

2.34. “Parent Surviving Corporation” has the meaning provided in Section 2.7(f)(i).

2.35. “Participant” means any Employee or Consultant designated by the Committee as eligible to receive an Award under the Plan.

2.36. “Performance-Based Exception” means the exception for qualified performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, or any successor statute, and the regulations promulgated thereunder.

2.37. “Performance Period” has the meaning provided in Section 9.2.

2.38. “Performance Share” means an Award of a performance share granted to a Participant, as described in Article IX.

2.39. “Performance Unit” means an Award of a performance unit granted to a Participant, as described in Article IX.

2.40. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way, and such Shares are subject to a substantial risk of forfeiture, as provided in Article VIII; provided, however, that no such period shall be less than one (1) year.

2.41. “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

2.42. “Related Entity” has the meaning provided in Section 2.26.

2.43. “Restricted Stock” means an Award granted to a Participant pursuant to Article VIII.

2.44. “Retirement” means either (a) retirement in accordance with any employee benefit plan maintained by the Company that is intended to satisfy the requirements of Section 401(a) of the Code entitling a participant in such plan to a full pension or (b) retirement with the consent of the Board.

2.45. “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.46. “Shares” means the Class A common stock, par value $.001 per share, of the Company (including, without limitation, any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.3).

2.47. “Stock Appreciation Right” or “SAR” means an Award, granted alone (a Freestanding SAR) or in connection with a related Option (a Tandem SAR), designated as an SAR, pursuant to the terms of Article VII.

2.48. “Subject Person” has the meaning provided in Section 2.7.

2.49. “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

2.50. “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VII.

2.51. “Termination” means the time when a Participant ceases the performance of services for the Company, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including, but not limited to, a Termination by resignation, discharge, death, Disability or Retirement, but excluding (a) a Termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company, Affiliate or any Subsidiary, (b) at the discretion of the Committee, a Termination that results in a temporary severance, (c) at the discretion of the Committee, a Termination that is followed by the simultaneous establishment of a consulting relationship by the Company, Affiliate or Subsidiary with a former Employee, and (d) at the discretion of the Committee, a Termination that is immediately followed by the Participant’s service as a Non-Employee Director. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination, including, but not limited to, questions of whether a Termination resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an Employee to a Consultant or other change in the employee-employer relationship shall constitute a Termination if, and to the extent that, such leave of absence, change in status or other change interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under that Code section. Notwithstanding any other provision of the Plan, the Company, Affiliate or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing. Solely for purposes of this Section 2.51, (1) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person and (2) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

2.52. “Voting Securities” shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

ARTICLE III.

ADMINISTRATION

3.1. General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including, without limitation, any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3, or any successor rule, as the same may be amended from time to time) or Section 162(m) of the Code, are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

3.2. Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall consist of not less than two (2) members of the Board. The Committee shall be constituted at all times so as to meet the non-employee director standards of Rule 16b-3 and the outside director requirements of Section 162(m) of the Code and the independence standards of any stock exchange or quotation system on which securities of the Company are listed; provided, however, that the Board may permit directors who do not satisfy such requirements to serve on the Committee. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

3.3. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a) select Employees and Consultants who may receive Awards under the Plan and become Participants;

(b) determine eligibility for participation in the Plan;

(c) determine the sizes and types of Awards;

(d) determine the terms and conditions of Awards, including, without limitation, the Option Prices of Options and the grant prices of SARs;

(e) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including, without limitation, any Award Agreement;

(f) make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including, without limitation, whether such Termination occurs by reason of Disability or Retirement or in connection with a Change of Control;

(g) establish and administer any terms, conditions, performance criteria, performance goals, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(h) construe any ambiguous provision of the Plan and/or the Award Agreements;

(i) correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(j) establish, amend or waive rules, regulations or procedures for the Plan’s operation or administration;

(k) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(l) (subject to the provisions of Article XV) amend the terms and conditions of any outstanding Award;

(m) determine the extent to which any pre-established performance goals and/or other terms and conditions of an Award are attained or not attained;

(n) offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made; and

(o) permit the transfer of an Option or SAR or the exercise of an Option or SAR by one other than the Participant who received the grant of such Option or SAR (other than any such a transfer or exercise which would cause any ISO to fail to qualify as an “incentive stock option” under Section 422 of the Code).

Further, the Committee shall exercise all such powers, perform all such acts and make all other determinations that may be necessary or advisable for the administration of the Plan.

3.4. Award Agreements. Each Award shall be evidenced by an Award Agreement, which shall be executed by the Company and the Participant to whom such Award has been granted, unless the Award Agreement provides otherwise; two or more Awards granted to a single Participant may, however, be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; no person shall have any rights under any Award, however, unless and until the Participant to whom the Award shall have been granted (a) shall have executed and delivered to the Company an Award Agreement or other instrument evidencing the Award, unless such Award Agreement provides otherwise, and (b) has otherwise complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

3.5. Decisions Binding. All determinations, decisions and actions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company and its stockholders, any Subsidiary or Affiliate, and all Employees, Consultants and Participants, and their estates and beneficiaries.

3.6. Delegation of Administration. Except to the extent prohibited by applicable law, including, without limitation, the requirements applicable under Section 162(m) of the Code to any Award intended to qualify for the Performance-Based Exception or the requirements for any Award granted to an officer or director to be covered by any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3, or any successor rule, as the same may be amended from time to time), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the

Committee under this Section 3.6 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

3.7. Substitute Awards. In the event that a transaction described in Section 424(a) of the Code involving the Company or an Affiliate is consummated, such as the acquisition of property or stock from an unrelated corporation, or a merger or consolidation, individuals who become eligible to participate in the Plan in connection with such transaction, as determined by the Committee, may be granted Awards in substitution for stock options or stock or stock-based awards granted by another corporation that is a party to such transaction. The Committee shall determine, in its discretion and consistent with Section 424(a) of the Code, if applicable, and the terms of the Plan, though notwithstanding Section 6.3, the Option Price, if applicable, and other terms and conditions of such substitute Awards.

ARTICLE IV.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1. Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. Subject to adjustment as provided in Section 4.3, the number of Shares hereby reserved for issuance to Participants under the Plan shall be seven million (7,000,000) Shares. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan; provided, however, that (a) any Shares subject to an Option which for any reason expires or is terminated or canceled without having been fully exercised, and any Shares that are subject to any Restricted Stock Award or other Award granted under the Plan which are forfeited prior to the payment of any dividends thereon, may again be granted pursuant to an Award, subject to the limitations of this Article IV; (b) if the Option Price of an Option granted under the Plan is paid by tendering to the Company Shares already owned by the holder of such Option, only the number of Shares issued net of the Shares so tendered shall be deemed issued for purposes of determining the total number of Shares that may be issued under the Plan; and (c) any Shares delivered under the Plan in assumption or substitution of outstanding, or obligations to grant future, stock options, stock or stock-based awards under plans or arrangements of an entity other than the Company or an Affiliate in connection with the Company or an Affiliate acquiring such other entity, or an interest in such an entity, or a transaction otherwise described in Section 3.7, shall not reduce the maximum number of Shares available for delivery under the Plan; provided further, however, that the total number of Shares that may be issued pursuant to Incentive Stock Options shall be seven million (7,000,000) Shares without application of clause (b) of this sentence.

4.2. Maximum Awards. The following rules shall apply to grants of all Awards under the Plan:

(a) Options: The maximum aggregate number of Shares that may be subject to Options, pursuant to any Awards granted in any one Fiscal Year to any one Participant shall be one million (1,000,000) Shares.

(b) SARs: The maximum aggregate number of Shares that may be subject to Stock Appreciation Rights, pursuant to any Awards granted in any one Fiscal Year to any one Participant shall be five million (5,000,000) Shares. Any Shares covered by Options which include Tandem SARs granted to one Participant in any Fiscal Year shall reduce this limit on the number of Shares subject to SARs that can be granted to such Participant in such Fiscal Year.

(c) Restricted Stock: The maximum aggregate number of Shares that may be subject to Awards of Restricted Stock granted in any one Fiscal Year to any one Participant shall be one million (1,000,000) Shares.

(d) Performance Shares, Performance Units and Cash-Based Awards: The maximum aggregate payment with respect to Cash-Based Awards or Awards of Performance Shares or Performance Units granted in any one Fiscal Year to any one Participant shall be equal to the value of five million (5,000,000)

Shares (determined using the equivalent Fair Market Value as of the beginning of the applicable Performance Period of the Shares covered by such Award).

To the extent required by Section 162(m) of the Code, Shares subject to Options or SARs which are canceled shall continue to be counted against the limits set forth in paragraphs (a) and (b) immediately preceding, and if, after the grant of an Option or SAR, the price of Shares subject to such Option or SAR is reduced and the transaction is treated as a cancellation of the Option or SAR and a grant of a new Option or SAR, both the Option or SAR, as the case may be, deemed to be canceled and the Option or SAR deemed to be granted shall be counted against such limits set forth in paragraphs (a) and (b) immediately preceding.

4.3. Adjustments in Authorized Shares. Upon any changes in the outstanding Shares by reason of a change in corporate capitalization, such as an increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, combination or exchange of shares, repurchase of shares, change in corporate structure or any partial or complete liquidation of the Company, such adjustment shall be made in the number, class and type of shares of stock which may be delivered under Section 4.1, in the number, class and type, and/or price (such as the Option Price of Options or the grant price of SARs) of shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights intended to be made available under the Plan or any Award, or as otherwise necessary to reflect any such change; provided, however, that the number of Shares subject to any Award shall always be a whole number and, in the case of ISOs, such adjustments shall comply with the requirements of Section 424 and not be considered a modification under such section.

4.4. No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or an Affiliate, any issue of debt, preferred or prior preference stock ahead of or affecting Shares, the authorization or issuance of additional Shares, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1. Eligibility. Employees and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on granting of ISOs set forth in Section 6.11(a). Directors of the Company or any Subsidiary or Affiliate who are not also employees of the Company or any Subsidiary or Affiliate shall not be eligible to participate in the Plan, except as provided in Article VI.

5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees and Consultants and shall determine the nature and amount of each Award.

ARTICLE VI.

STOCK OPTIONS

6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others. The granting of an Option shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such an Option to a particular Participant at a particular price.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, vesting, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine; provided, that if an Award Agreement does not contain vesting criteria, the Award governed by such Award Agreement shall vest in equal parts on each of the first three (3) anniversaries of such Award Agreement. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate Nonqualified Stock Option.

6.3. Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Sections 3.7, 6.3 and 6.11(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its date of grant; provided further, that if an Award Agreement does not contain an Option expiration date, the Option shall expire on the tenth (10th) anniversary of its date of grant.

6.5. Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant.

6.6. Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVI. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by such Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b). Payment may be in any other manner permitted by applicable law and prescribed by the Committee, in its discretion, and set forth in the Award Agreement, including, in the Committee’s discretion, and subject to such terms, conditions and limitations as the Committee may prescribe, payment in accordance with a “same-day sale” cashless-brokered exercise program that complies with all applicable laws. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 19.8.

6.7. Rights as a Stockholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

6.8. Termination of Employment or Service. Except as otherwise provided in the Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee or Consultant, and shall terminate upon a Termination of the Participant. Vesting shall cease upon a Termination. Notwithstanding the immediately foregoing sentence, an Option may be exercised following Termination as provided below in this 6.8, unless otherwise provided in the Award Agreement:

(a) In the event a Participant ceases to be an Employee because of Retirement, the Participant shall have the right to exercise his or her Option, to the extent vested as of the date of such Retirement, at any time within one (1) year after Retirement.

(b) In the event a Participant ceases to be an Employee or Consultant due to Disability, the Option held by the Participant, to the extent vested as of the date of such Termination, may be exercised at any time within one (1) year after such Termination.

(c) In the event a Participant ceases to be an Employee or Consultant due to Termination for Cause, the Participant shall have the right to exercise his or her Option, to the extent vested as of the date of such Termination, at any time within thirty (30) days from and after the date of Termination.

(d) In the event a Participant’s employment with or rendering of services as a Consultant to the Company or any Affiliate or Subsidiary ceases for reasons other than those described in subsections (a), (b) or (c) immediately above, his or her Option, to the extent vested as of the date of such Termination, may be exercised at any time prior to the first (1st) anniversary of the date of such Termination.

(e) In the event a Participant dies either while an Employee or Consultant or after Termination under circumstances described in subsections (a), (b), (c) or (d) immediately above within the three-month, one-year or 30-day period described therein (or shorter period, if applicable), any Options held by such Participant, to the extent such Options would have been exercisable in accordance with the applicable subsection of this Section 6.8 as of the date of the Participant’s death, may be exercised at any time within one (1) year after the Participant’s death by the Participant’s beneficiary or the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance, in accordance herewith. Subsections (a), (b), (c), (d) and (e) of this Section 6.8 shall be subject to the condition that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement.

6.9. Limitations on Transferability of Options.

(a) Incentive Stock Options. Except as otherwise provided in Article XI, no ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or Article XI, no NQSO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article VI shall be exercisable during his or her lifetime only by such Participant.

(c) Exercise by Persons Other Than a Participant. In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Option, in any such case pursuant to the terms and conditions of the Plan and the applicable Award Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Committee is satisfied that the person or persons exercising such Option is the duly appointed legal representative of the deceased Participant’s estate or the proper legatee or distributee thereof or the named beneficiary of such Participant, or the valid transferee of such Option, as applicable.

6.10. Renewal and substitution of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

6.11. Limitations on Incentive Stock Options.

(a) General. No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(b) $100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c) Options Granted to Certain Stockholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

6.12. Automatic Grant of Nonqualified Stock Options To Non-Employee Directors.

(a) Eligibility. All Non-Employee Directors shall be eligible to receive Nonqualified Stock Options under this Section 6.12; provided, however, that any Non-Employee Director who has previously been in the employ of the Company or any Subsidiary or Affiliate shall not be eligible to receive an initial Nonqualified Stock Option grant under Section 6.12(b)(i) at the time he or she first becomes a Non-Employee Director, but shall be eligible to receive periodic annual grants of Nonqualified Stock Options under Section 6.12(b)(ii) while he or she continues to serve as a Non-Employee Director.

(b) Granting of Options to Non-Employee Directors. Option grants shall be made on the dates specified below, subject to availability of Shares under the plan:

(i) Initial Grants. Each individual who is first elected or appointed as a Non-Employee Director at any time after the Effective Date shall automatically be granted, on the date of such initial election or appointment, one (1) Nonqualified Stock Option to purchase 5,000 Shares.

(ii) Annual Grant. On the date of each annual meeting of the Company’s stockholders, beginning with the annual stockholders meeting occurring in 2004, each individual who continues to serve as a Non-Employee Director following such annual meeting, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted one (1) Nonqualified Stock Option to purchase 2,500 Shares; provided such individual has then served as a Non-Employee Director for at least six (6) months. There shall be no limit on the number of annual grants under this paragraph any one Non-Employee Director may receive over his or her period of

Board service, and Non-Employee Directors who have previously been in the employ of the Company or any Subsidiary or Affiliate shall be eligible to receive one or more such annual grants over their period of continued Board service, subject in any case to Article IV.

(c) Option Price. The Option Price for each Option granted under this Section 6.12 shall be one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

(d) Remaining Terms and Provisions. The remaining terms and provisions of each Nonqualified Stock Option granted under this Section 6.12 shall be in accordance with the remainder of Article VI and as stated in the Award Agreement evidencing such Nonqualified Stock Option.

ARTICLE VII.

STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a)(i) in connection and simultaneously with the grant of an Option or (ii) with respect to a previously-granted Nonqualified Stock Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR). The Committee shall have complete discretion in determining the number of Shares granted in the form of SARs to each Participant (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs; provided, however, that Tandem SARs may only be granted at the time of the related stock option.

7.2. Grant Price. The grant price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2. The grant prices of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. The grant price of a Tandem SAR shall be equal to the Option Price of the related Option.

7.3. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the related ISO and the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement.

7.5. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine in accordance with the Plan.

7.6. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option and no SAR shall be exercisable more than ten (10) years after it is granted.

7.7. Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price of the SAR; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, such payment upon exercise of a SAR shall be in Shares of equivalent Fair Market Value, or in some combination thereof.

7.8. Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following Termination of the Participant’s employment or service with the Company, the Subsidiary and/or the Affiliate. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

7.9. Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE VIII.

RESTRICTED STOCK

8.1. Awards of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Subject to the terms and conditions of this Article VIII and the Award Agreement, upon delivery of Shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8.6, the Participant shall have all of the rights of a stockholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or determined by the Committee.

8.2. Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine in accordance with the Plan. Any Restricted Stock Award must be accepted by the Participant within a period of sixty (60) days (or such shorter period as determined by the Committee at the time of award) after the award date, by executing such Restricted Stock Award Agreement and providing the Committee or its designee a copy of such executed Award Agreement and payment of the applicable purchase price of such Shares of Restricted Stock, if any, as determined by the Committee.

8.3. Transferability. Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4. Period of Restriction and Other Restrictions. The Period of Restriction shall lapse based on continuing employment (or other business relationships) with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion, and stated in the Award Agreement. If the grant or vesting of Shares of Restricted Stock awarded to a Covered Employee is intended to qualify for the Performance-Based Exception, the lapse of the Period of Restriction shall be based on the achievement of pre-established, objective performance goals that are determined over a measurement period or periods established by the Committee and relate to one or more performance criteria listed in Article X. The Committee shall determine the extent to which any such pre-established performance goals are attained or not attained, in accordance with Article X. Subject to Article XI, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock awarded pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock. Except pursuant to Section 8.9, a Participant’s rights in his or her Shares of Restricted Stock shall lapse upon Termination of his or her employment or other service with the Company or any Subsidiary or Affiliate, prior to termination of the Period of Restriction or lapse of any other restrictions set forth in the applicable Award Agreement, or upon any other failure to satisfy any vesting conditions or restrictions set forth in the applicable Award Agreement and such Shares shall be forfeited and revert to the Company.

8.5. Delivery of Shares. Subject to Section 19.8, after the last day of the applicable Period of Restriction or other expiration or termination of all restrictions applicable to a Participant’s Shares of Restricted Stock, pursuant to his or her Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant, and the Company shall then deliver certificates evidencing such Shares to such Participant, free of all restrictions hereunder.

8.6. Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who Restricted Stock Awards. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including, without limitation, the Period of Restriction.

8.7. Voting Rights. Participants holding Shares of Restricted Stock may, at the Committee’s discretion, be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.8. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock awarded to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the right to payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception. The Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

8.9. Termination of Employment or Service. Each Restricted Stock Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to receive Shares of Restricted Stock following Termination of the Participant’s employment or period of other service with the Company or the applicable Subsidiary or Affiliate even though the Period of Restriction has not then ended. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Shares of Restricted Stock, and may reflect distinctions based on the reasons for, or circumstances of, such Termination of employment or service; provided, however, that, except in cases of Termination of employment connected with a Change of Control or Termination of employment by reason of death or Disability (or similar involuntary Terminations of employment as determined by the Committee in its discretion), the lapse of the Period of Restriction of Shares of Restricted Stock which are intended to qualify for the Performance-Based Exception and which are held by Covered Employees shall occur only to the extent otherwise provided in the Award Agreement, but for such Termination. In addition, except with respect to any Restricted Stock Award intended to qualify for the Performance-Based Exception, by action taken after a Restricted Stock Award is issued, the Committee may, in its sole discretion, and on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions, including, without limitation, the Period of Restriction, imposed on such Restricted Stock Award.

8.10. Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Restricted Stock Awards or accept the surrender of outstanding Shares of Restricted Stock (to the extent that the Period of Restriction or other restrictions applicable to such Shares have not yet lapsed) and grant new Awards in substitution for them.

ARTICLE IX.

PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

9.1. Grant of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Performance Unit, Performance Share or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement. Such entitlements of a Participant with respect to his or her outstanding Performance Unit, Performance Share or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

9.2. Value of Performance Units, Performance Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units and Performance Shares and Cash-Based Awards that will be paid out to the Participant. In the case of any Performance Units, Performance Shares or Cashed-Based Awards granted to a Covered Employee that are intended to qualify for the Performance-Based Exception, such objective performance goals shall be established in advance by the Committee and based on one or more performance criteria described in Article X. For purposes of the Plan, the period during which the achievement of performance goals is measured shall be called a “Performance Period.”

9.3. Earning of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payment on the number and value of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or other terms and conditions have been achieved or satisfied. The Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period, in accordance with Article X. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award not intended to qualify for the Performance-Based Exception.

9.4. Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be made in a single lump-sum within 2½ months following the close of the applicable Performance Period. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions imposed by the Committee, including, without limitation, pursuant to Section 19.8. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payment restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.8). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

9.5. Rights as a Stockholder. A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a stockholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

9.6. Termination of Employment or Service Due to Death, Disability, or Retirement. Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, in the event the employment or other service of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payment of the Performance Units, Performance Shares or Cash-Based Awards which is prorated based upon the portion of the Performance Period completed, as specified by the Committee in its discretion. Payment of earned Performance Units, Performance Shares or Cash-Based Awards shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

9.7. Termination of Employment or Service for Other Reasons. In the event that a Participant’s employment or service terminates under any circumstances other than those reasons set forth in Section 9.6, all Performance Units, Performance Shares and Cash-Based Awards shall be immediately and automatically forfeited by the Participant to the Company, except to the extent otherwise provided in the Participant’s Award Agreement or as determined by the Committee.

9.8. Nontransferability. Performance Units, Performance Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE X.

PERFORMANCE CRITERIA

10.1. General. Unless and until the Board proposes for stockholder vote and stockholders approve a change in the general performance criteria set forth in this Article X, the attainment of pre-established, objective performance goals based on which determine the grant, payment and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance criteria to be used for purposes of such Awards shall be selected by the Committee from among the following:

(a) Earnings per share;

(b) Net income (before or after taxes);

(c) Return measures (including, but not limited to, return on assets, equity, or sales);

(d) Cash flow return on investments which equals net cash flows divided by owners’ equity;

(e) Revenue growth;

(f) Market share; and

(g) Share price (including, but not limited to, growth measures, market capitalization, total stockholder return and return relative to market indices).

Performance goals of Awards may relate to the performance of the entire Company, a Subsidiary or Affiliate, any of their respective divisions, businesses, units or offices, an individual Participant or any combination of the foregoing. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals based on the above-listed performance criteria; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code. Notwithstanding any other provisions of the Plan to the contrary, payment of compensation in respect of any such Awards granted to a Covered Employee that are intended to qualify for the Performance-Based Exception, including, without limitation, the grant, vesting or payment of any Restricted Stock Award, Performance Shares, Performance Units or Cash-Based Awards, shall not be made until the Committee certifies in writing that the applicable performance goals and any other material terms of such Awards were in fact satisfied, except as otherwise provided under Sections 8.9 or 9.6 or Article XIV.

ARTICLE XI.

BENEFICIARY DESIGNATION

11.1. General. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any amount due such Participant under the Plan is to be paid, in case of his or her death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death may be exercised by, or paid as designated by the Participant by will or by the laws of descent and distribution.

ARTICLE XII.

OTHER STOCK-BASED AWARDS

12.1. General. The Committee is authorized, subject to limitations under applicable law, to grant the Participants, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, Shares awarded which are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Stock-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or a Subsidiary under, other compensation or incentive plans, programs or arrangements of the Company or any Subsidiary for eligible Participants, including without limitation the Management Share Purchase Program of the Senior Executive Annual Incentive Program, other or successor programs and executive contracts.

ARTICLE XIII.

NO IMPLIED RIGHTS OF EMPLOYEES AND CONSULTANTS

13.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate any Participant’s employment or other service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary or Affiliate. Nothing contained in the Plan, or in any Award Agreement or Award, shall confer upon any employee any right with respect to continuance of employment by the Company or a Subsidiary or Affiliate, nor interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of such employee at any time with or without assigning any reason therefor. Grants, vesting or payment of Awards shall not be considered as part of a Participant’s salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its Subsidiaries or Affiliates, or required by law or by contractual obligations of the Company or its Subsidiaries or Affiliates.

13.2. Participation. No Employee or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

13.3. Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not vested or exercisable at the time of grant shall only result from continued employment or other service with the Company or any Subsidiary or Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award.

ARTICLE XIV.

CHANGE OF CONTROL TRANSACTIONS

14.1. Treatment of Outstanding Awards. In the event of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) Immediately prior to the occurrence of such Change of Control, any and all Options and SARs which are outstanding shall immediately become fully exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the Award Agreement.

(b) Immediately prior to the occurrence of such Change of Control, any restrictions imposed by the Committee on Restricted Stock previously awarded to Participants shall be immediately canceled, the Period of Restriction applicable thereto shall immediately terminate, and any applicable performance goals shall be deemed achieved, notwithstanding anything to the contrary in the Plan or the Award Agreement.

(c) Immediately prior to the occurrence of such Change of Control, all Awards which are outstanding shall immediately become fully vested.

(d) The target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares or Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the effective date of the Change of Control. There shall be paid out to each Participant holding such an Award denominated in Shares, not later than five (5) days prior to the effective date of the Change of Control, a pro rata number of Shares (or the equivalent Fair Market Value thereof, as determined by the Committee, in cash) based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change of Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change of Control, with the pro-ration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change of Control, and based on an assumed achievement of all relevant targeted performance goals.

(e) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Option or Freestanding SAR or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Option or Freestanding SAR shall be adjusted by substituting for Shares subject to such Option or Freestanding SAR stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control, whether or not such stock or other securities are publicly traded, in which event the aggregate Option Price or grant price, as applicable, shall remain the same and the amount of shares or other securities subject to the Option or Freestanding SAR shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Participant if the Option or Freestanding SAR had been exercised in full (or with respect to a portion of such Award, as determined by the Committee, in its discretion) for Shares prior to such transaction or expiration date, and the Participant exchanged all of such Shares in the transaction.

(f) The Committee may, in its discretion, provide that an Award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a Change of Control, to the extent that such Award is or becomes fully exercisable on or before such Change of Control or is subject to any acceleration, adjustment, conversion or payment in accordance with the foregoing paragraphs of this Section 14.1.

14.2. No Implied Rights. No Participant shall have any right to prevent the consummation of any of the acts described in Section 14.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Article XIV need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the adjustments described in Section 14.1, in no event may any Option or SAR be exercised after ten (10) years from the date it was originally granted, and any changes to ISOs pursuant to this Article XIV shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

14.3. Certain Payments Relating to ISOs. If, as a result of a Change of Control, an ISO fails to qualify as an “incentive stock option,” within the meaning of Section 422 of the Code, either because of the failure of the Participant to meet the holding period requirements of Section 422(a)(1) of the Code (a “Disqualifying Disposition”) or the exercisability of such Option is accelerated pursuant to Section 14.1(a), or any similar provision of the applicable Award Agreement, in connection with such Change of Control and such acceleration causes the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which such Option, together with any other “incentive stock options,” as provided in Section 6.11(b), are exercisable for the first time by such Participant during the calendar year in which such accelerated exercisability occurs to exceed the limitations described in Section 6.11(b) (a “Disqualified Option”); or any other exercise, payment, acceleration, adjustment or conversion of an Option in connection with a Change of Control results in any additional taxes imposed on a Participant, then the Company may, in the discretion of the Committee or pursuant to an Award Agreement, make a cash payment to or on behalf of the Participant who holds any such Option equal to the amount that will, after taking into account all taxes imposed on the Disqualifying Disposition or other exercise, payment, acceleration, adjustment or conversion of the Option, as the case may be, and the receipt of such payment, leave such Participant in the same after-tax position the Participant would have been in had the Section 422(a)(1) of the Code holding period requirements been met at the time of the Disqualifying Disposition or had the Disqualified Option continued to qualify as an “incentive stock option,” within the meaning of Section 422 of the Code on the date of such exercise or otherwise equalize the Participant for any such taxes; provided, however, that the amount, timing and recipients of any such payment or payments shall be subject to such terms, conditions and limitations as the Committee shall, in its discretion, determine. Without limiting the generality of the proviso contained in the immediately preceding sentence, in determining the amount of any such payment or payments referred to therein, the Committee may adopt such methods and assumptions as it considers appropriate, and the Committee shall not be required to examine or take into account the individual tax liability of any Participant.

14.4. Termination, Amendment, and Modifications of Change of Control Provisions. Notwithstanding any other provision of the Plan (but subject to the limitations of Sections 3.7, 14.1(f) and 15.3) or any Award Agreement provision, the provisions of this Article XIV may not be terminated, amended, or modified on or after the date of a Change of Control to affect any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant; provided, however, the Board may terminate, amend, or modify this Article XIV at any time and from time to time prior to the date of a Change of Control.

ARTICLE XV.

AMENDMENT, MODIFICATION, AND TERMINATION

15.1. Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise; provided, however, unless otherwise required by law or specifically provided herein, no such amendment, alteration, suspension or Termination shall be made which would materially impair the previously accrued rights of any Participant who holds an Award theretofore granted without his or her written consent, or which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (a) any applicable requirements under the Code relating to ISOs or for exemption from Section 162(m) of the Code; (b) the then-applicable requirements of Rule 16b-3 promulgated under the Exchange Act, or any successor rule, as the same may be amended from time to time; or (c) any other applicable law, regulation or rule), would:

(a) except as is provided in Section 4.3, increase the maximum number of Shares which may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 4.2;

(b) except as is provided in Section 4.3, decrease the minimum Option Price or grant price requirements of Section 6.3 and 7.2, respectively, whether through amendment, cancellation, replacement or otherwise;

(c) change the class of persons eligible to receive Awards under the Plan; or

(d) extend the duration of the Plan or the periods during which Options or SARs may be exercised under Section 6.4 or 7.6, as applicable.

15.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

15.3. Awards Previously Granted. The Committee may amend the terms of any Award theretofore granted, including, without limitation, any Award Agreement, retroactively or prospectively, but no such amendment shall materially impair the previously accrued rights of any Participant without his or her written consent.

15.4. Compliance with Code Section 162(m). At all times when Section 162(m) of the Code is applicable, all Awards granted under the Plan shall comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Section 162(m) of the Code will not be required. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article XV, make any adjustments it deems appropriate to such Awards and/or the Plan.

ARTICLE XVI.

TAX WITHHOLDING

16.1. Tax Withholding. The Company and/or any Subsidiary or Affiliate shall have the power and the right to take whatever actions are necessary and proper to satisfy all obligations of Participants (including for purposes of this Article XVI, any other person entitled to exercise an Award pursuant to the Plan or an Award Agreement) for the payment of all Federal, state, local and foreign taxes in connection with any Awards (including, without limitation, actions pursuant to Sections 16.2 and 16.3). Each Participant shall (and in no event shall Shares be delivered to such Participant with respect to an Award until), no later than the date as of which the value of the Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee’s discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Shares or other property subject to such Award, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant.

16.2. Satisfaction of Withholding in Shares. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may in its discretion permit a Participant to elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, to (a) elect to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her

Award Agreement (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required Federal, state, local and foreign withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or foreign tax purposes, including, without limitation, payroll taxes, that are applicable to supplemental taxable income) and/or (b) tender to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, in full or partial satisfaction of such tax obligations, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3. Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

16.4. Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

ARTICLE XVII.

LIMITS OF LIABILITY; INDEMNIFICATION

17.1. Limits of Liability.

(a) Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b) None of the Company, any Subsidiary, any Affiliate, any member of the Committee or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c) Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

17.2. Indemnification. Each person who is or shall have been a member of the Committee or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE XVIII.

SUCCESSORS

18.1. General. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XIX.

MISCELLANEOUS

19.1. Gender and Number; Section References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise.

19.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3. Transfer, Leave of Absence. A transfer of an Employee from the Company to an Affiliate (or, for purposes of any ISO granted under the Plan, a Subsidiary), or vice versa, or from one Affiliate to another (or in the case of an ISO, from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a Termination of employment of the employee for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code). A change in status of a Participant from an Employee to a Consultant shall be considered a Termination of such Participant’s employment with the Company or an Affiliate for purposes of the Plan and such Participant’s Awards, except to the extent that the Committee, in its discretion, determines otherwise with respect to any Award that is not an ISO.

19.4. Exercise and Payment of Awards. No Award shall be issuable or exercisable except in whole Shares, and fractional Share interests shall be disregarded. Not less than one hundred (100) Shares may be purchased or issued at one time upon exercise of an Option or under any other Award, unless the number of Shares so purchased or issued is the total number of Shares then available under the Option or other Award. An Award shall be deemed exercised or claimed when the Secretary or other official of the Company designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price or other purchase price, if any, and compliance with Article XVI, in accordance with the Plan and such Participant’s Award Agreement.

19.5. Loans. The Company may, in the discretion of the Committee, extend one or more loans to Participants in connection with the exercise or receipt of an Award granted to any such Participant; provided, however, that the Company shall not extend loans to any Participant if prohibited by law or the rules of any stock exchange or quotation system on which the Company’s securities are listed. The terms and conditions of any such loan shall be established by the Committee.

19.6. No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

19.7. Section 16 of Exchange Act; Code Sections 162(m) and 409A. The Company’s intention is that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to awards granted to or held by an Insider, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and Sections 162(m) and 409A of the Code and, if any Plan provision is later found not to be in compliance with Rule 16b-3 under the Exchange act or Sections 162(m) and 409A of the Code, that provision shall be deemed modified as necessary to meet the requirements of such Rule 16b-3 and/or Sections 162(m) and 409A. Notwithstanding the foregoing, and subject to Article VIII, the Committee may grant or vest Restricted Stock in a manner that is not in compliance with Section 162(m) of the Code if the Committee determines that it would be in the best interests of the Company. Notwithstanding anything in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are Insiders without so restricting, limiting or conditioning the Plan with respect to other Participants.

19.8. Requirements of Law; Limitations on Awards.

(a) The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, no Award may be granted, exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

(d) Upon termination of any period of suspension under this Section 19.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e) The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f) An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

19.9. Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

19.10. Governing Law. To the extent not preempted by Federal law, the Plan and all Award Agreements and other agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable Federal law.

19.11. Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

19.12. Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including, without limitation, expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

FIRST ADVANTAGE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

To Be Held

Tuesday, September 13, 2005, 9:00 a.m.

at the

RENAISSANCE VINOY RESORT

501 FIFTH AVENUE NE

ST. PETERSBURG, FLORIDA 33701

First Advantage Corporation

One Progress Plaza

Suite 2400

St. Petersburg, Florida 33701                                                                                                                                           proxy

This proxy is solicited by the Board of Directors of First Advantage Corporation for use at the Annual Meeting on September 13, 2005.

The shares of First Advantage Class A or Class B common stock you hold of record as of August 9, 2005 will be voted as you specify on the reverse side.

By signing and dating this proxy, you revoke all prior proxies and appoint John Long and Julie Waters, and each of them, with full power of substitution, to vote your shares as directed on the matters shown on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1 through 4 and at the discretion of the proxy holders on other matters that may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 3 AND “FOR” PROPOSALS 1, 2 AND 4.

1.

To approve the amended and restated master transfer agreement, dated as of June 22, 2005, among The First American Corporation, First American Real Estate Information Services, Inc., First American Real Estate Solutions, LLC, FADV Holdings LLC and First Advantage Corporation and related agreements which First Advantage will enter into with The First American Corporation and/or its subsidiaries in connection with the closing of the transactions contemplated by the master transfer agreement, and the transactions contemplated by the master transfer agreement and related agreements, including the following:

•     the contribution by FADV Holdings LLC, a newly formed subsidiary of The First American Corporation, of the assets and companies comprising The First American Corporation’s credit information group, including its minority ownership interest in DealerTrack Holdings, Inc. to First Advantage or a wholly-owned subsidiary of First Advantage;

•     the issuance of 29,073,170 shares of our Class B common stock to FADV Holdings LLC in exchange for its contribution of the assets and companies comprising The First American Corporation’s credit information group, including its minority ownership interest in DealerTrack Holdings, Inc. to First Advantage or a wholly-owned subsidiary of First Advantage;

•     the payment in full of the principal amount of $20 million under the promissory note that we originally issued to The First American Corporation by the issuance of 975,610 shares of Class B common stock to FADV Holdings LLC;

•     the potential issuance of an additional number of our shares of Class B common stock to FADV Holdings LLC in the future if DealerTrack Holdings, Inc. consummates an initial public offering of its stock before the second anniversary of the closing and the value of our minority interest in DealerTrack exceeds $50 million;

•     an amended and restated services agreement between First Advantage and The First American Corporation; and

•     an outsourcing agreement between First Advantage and a subsidiary of The First American Corporation.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve the adoption of an amendment to the
First Advantage Corporation certificate of
incorporation to increase the number of authorized
shares of Class A common stock from 75,000,000
to 125,000,000 and to increase the number of
authorized shares of Class B common stock from
	25,000,000 to 75,000,000.				☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Election of Directors:
	01	Parker Kennedy	06	Donald Nickelson	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees
	02	John Long	07	Donald Robert
	03	J. David Chatham	08	Adelaide Sink
	04	Barry Connelly	09	David Walker
	05	Lawrence Lenihan, Jr.
	(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)				____________________________________
4.	To approve the adoption of an amendment to the
First Advantage Corporation 2003 Incentive
Compensation Plan to increase the number of shares
available for grant by 4,000,000 shares to a total of
7,000,000 shares as well as other amendments to
	the plan described in the proxy statement.				☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box    ☐    Indicate changes below:

Dated:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Partnerships and limited liability companies should sign in partnership or applicable entity name by an authorized person.